UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Hollywood Media Corp.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $.01 per share, of Hollywood Media Corp.

(2)	Aggregate number of securities to which transaction applies:

Not Applicable

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based on $45,400,000 total consideration proposed to be paid to Hollywood Media Corp. in the transaction.  The total consideration was based on Hollywood Media Corp. receiving the following consideration in the transaction (i) $20 million in cash, (ii) a five-year second lien secured promissory note in the initial principal amount of $8.5 million at an interest rate of 12% per annum (valued at $8.5 million for purposes of calculating the filing fee), (iii) a warrant to purchase 5% of the outstanding shares of common stock of Theatre Direct NY, Inc. as of the closing date on a fully diluted basis at an exercise price of $.01 per share (valued at $1 million for purposes of calculating the filing fee), (iv) earnout payments of up to $14 million, and (v) an estimated working capital adjustment of $1.9 million.  The filing fee was determined by multiplying 0.00007130 by the total consideration proposed to be paid to Hollywood Media Corp. in the transaction.

(4)	Proposed maximum aggregate value of transaction:

$45,400,000

(5)	Total fee paid:

$3,237.02

☒	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PROPOSED SALE OF THEATRE DIRECT NY, INC.,
A WHOLLY-OWNED SUBSIDIARY OF HOLLYWOOD MEDIA CORP.

Dear Fellow Shareholders:

You are cordially invited to attend a special meeting of shareholders of Hollywood Media Corp., a Florida corporation (“Hollywood Media” or the “Company”), to be held on Friday, December 10, 2010, at 10:00 a.m., local time, at Hollywood Media’s offices at 2255 Glades Road, Conference Room 123A, Boca Raton, Florida 33431. Conference Room 123A is on the first floor of the building.  The accompanying proxy statement, dated October 20, 2010, and proxy card for the special meeting of Hollywood Media’s shareholders to be held on Friday, December 10, 2010, are first being mailed to Hollywood Media’s shareholders on or about October 22, 2010.

On December 22, 2009, Hollywood Media entered into a stock purchase agreement with Key Brand Entertainment Inc., a Delaware corporation (“Key Brand”), pursuant to which Key Brand will purchase Hollywood Media’s Broadway Ticketing Division, through the purchase of all of the outstanding capital stock of Theatre Direct NY, Inc., a Delaware corporation and a wholly-owned subsidiary of Hollywood Media (“Theatre Direct”), from Hollywood Media (as amended, the “Stock Purchase Agreement”).

At the special meeting of shareholders, Hollywood Media will ask you to consider and vote upon a proposal to approve the sale of Theatre Direct as contemplated by the Stock Purchase Agreement.  In addition, if there are insufficient votes in favor of the proposal to approve the sale of Theatre Direct as contemplated by the Stock Purchase Agreement, Hollywood Media will ask you to consider and vote upon a proposal to adjourn or postpone the special meeting of shareholders to solicit additional proxies.  The sale of Theatre Direct as contemplated by the Stock Purchase Agreement is conditioned upon receiving approval from Hollywood Media’s shareholders, and such approval may be required under Florida law as the sale of Theatre Direct, which accounts for approximately 95% of Hollywood Media’s revenues, may constitute a sale of substantially all of the assets of Hollywood Media.

We encourage you to read the accompanying proxy statement in its entirety because it describes certain terms of the proposed sale of Theatre Direct, the consideration to be received by Hollywood Media and certain documents related to the proposed sale and related transactions and provides specific information about the special meeting.  You may also obtain more information about Hollywood Media from documents Hollywood Media has filed with the Securities and Exchange Commission, which are available without charge through the Securities and Exchange Commission’s website at http://www.sec.gov.

Your vote is very important.  Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card.  If your shares of Hollywood Media common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of Hollywood Media common stock using the instructions provided by your broker, bank or other nominee.

Hollywood Media’s board of directors appreciates your continuing support and urges you to support the sale of Theatre Direct pursuant to the Stock Purchase Agreement.

Sincerely,

Mitchell Rubenstein
Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Stock Purchase Agreement or the transactions contemplated thereby, passed upon the merits or fairness of the Stock Purchase Agreement or the transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

Hollywood Media Corp.
2255 Glades Road
Boca Raton, Florida 33431

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, DECEMBER 10, 2010

Dear Shareholder:

The special meeting of shareholders of Hollywood Media Corp. (“Hollywood Media”) will be held on Friday, December 10, 2010, at 10:00 a.m., local time, at Hollywood Media’s offices at 2255 Glades Road, Conference Room 123A, Boca Raton, Florida 33431, for the following purposes:

1.
To approve the sale of Hollywood Media’s Broadway Ticketing Division, through the sale of all of the outstanding capital stock of Theatre Direct NY, Inc. (“Theatre Direct”) by Hollywood Media to Key Brand Entertainment Inc. (“Key Brand”) as contemplated by the stock purchase agreement between Hollywood Media and Key Brand, dated as of December 22, 2009, as amended, attached as Annex A to the accompanying proxy statement (the “Stock Purchase Agreement”).  We refer to this proposal as the “Proposal to Sell Theatre Direct”; and

2.
To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Proposal to Sell Theatre Direct. We refer to this proposal as the “Proposal to Adjourn or Postpone the Special Meeting.”

Hollywood Media’s board of directors has fixed the close of business on October 19, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting.  On that date, there were 31,179,066 shares of Hollywood Media common stock issued and outstanding and entitled to vote.  The accompanying proxy statement, dated October 20, 2010, and proxy card for the special meeting of Hollywood Media’s shareholders to be held on December 10, 2010, are first being mailed to Hollywood Media’s shareholders on or about October 22, 2010.  The Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting are described in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

The approval of the Proposal to Sell Theatre Direct requires the affirmative vote of holders of at least a majority of Hollywood Media’s issued and outstanding shares of common stock that are entitled to vote at the special meeting.  The approval of the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, requires (i) if a quorum exists at the special meeting, that the number of shares voted in favor of the Proposal to Adjourn or Postpone the Special Meeting are greater than those voted against, or (ii) in the absence of a quorum at the special meeting, the affirmative vote of the holders of a majority of the shares of our common stock represented at the special meeting.

Your vote is important.  Please vote your shares whether or not you plan to attend the meeting.

Accompanying this notice of special meeting is a proxy card.  Whether or not you expect to attend the special meeting, please complete, sign, date and return the enclosed proxy card.  If you fail to return your proxy card and do not vote in person at the special meeting, it will have the same effect as a vote against the Proposal to Sell Theatre Direct, but will not affect the Proposal to Adjourn or Postpone the Special Meeting if a quorum is present at the special meeting.  If your shares of Hollywood Media common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of Hollywood Media common stock using the instructions provided by your broker, bank or other nominee.  If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy you previously submitted.  However, if you hold your shares of Hollywood Media common stock through a broker, bank or other nominee, you must provide a legal proxy issued from such broker, bank or nominee in order to vote your shares in person at the special meeting.  For specific instructions on voting your shares, please refer to the voting instructions on the proxy card, the “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING” section of the accompanying proxy statement beginning on page 18 and “THE SPECIAL MEETING” section of the accompanying proxy statement beginning on page 24.  Your shares will be voted at the special meeting in accordance with your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FRIDAY, DECEMBER 10, 2010.

The Securities and Exchange Commission’s proxy rules permit us to provide both paper copies and electronic versions of the proxy materials.  We are providing this notice to inform you of the Internet availability of the proxy materials related to our special meeting.  At your election, you may utilize the proxy statement and proxy that are enclosed herewith or visit the “Investor Relations” section of Hollywood Media’s corporate website at www.hollywoodmedia.com.

All shareholders are cordially invited to attend the special meeting.

By Order of the Board of Directors,
Laurie S. Silvers
President and Secretary
Boca Raton, FL
October 20, 2010

Hollywood Media’s Board of Directors has unanimously approved and adopted the Stock Purchase Agreement and unanimously recommends that Hollywood Media’s shareholders vote “FOR” approval of the Proposal to Sell Theatre Direct and “FOR” approval of the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Proposal to Sell Theatre Direct.

In considering the recommendation of Hollywood Media’s board of directors with respect to the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting, Hollywood Media’s shareholders should be aware that two of Hollywood Media’s six directors, Mitchell Rubenstein, the Chairman and Chief Executive Officer of Hollywood Media, and Laurie S. Silvers, the Vice-Chairman, President and Secretary of Hollywood Media, will directly benefit from the sale of Theatre Direct and therefore have interests in the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting that are different from, or in addition to, the interests of Hollywood Media’s shareholders generally.  See “SUMMARY TERM SHEET—Interests of Certain Persons in the Sale of Theatre Direct” beginning on page 9 of the accompanying proxy statement and “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Interests of Certain Persons in the Sale of Theatre Direct” beginning on page 63 of the accompanying proxy statement.

SUMMARY TERM SHEET	1
Parties to the Stock Purchase Agreement	1
The Stock Purchase Agreement and The Sale of Theatre Direct	2
Purchase Price	2
Purchase Price Adjustments	3
Promissory Note and Related Agreements	3
Warrant	4
Earnout	4
The Escrow Agreement and Deposit and Expense Reimbursement	5
Financing	5
Use of Proceeds from the Sale of Theatre Direct	6
When the Sale of Theatre Direct is Expected to be Completed	7
Reasons for the Sale of Theatre Direct	7
Interests of Certain Persons in the Sale of Theatre Direct	9
Opinion of Hollywood Media’s Financial Advisor	11
Recommendation of Our Board of Directors	11
Non-Competition Agreement	12
Governmental and Regulatory Approvals	12
Accounting Treatment	12
Material U.S. Federal Income Tax Consequences	12
Other Offers	13
Conditions to Closing	13
Indemnification	14
Termination of the Stock Purchase Agreement	14
Termination Fee	15
Effects on Hollywood Media if the Sale of Theatre Direct is Completed and Nature of Hollywood Media’s Business Following the Sale of Theatre Direct	15
Effects on Hollywood Media if the Sale of Theatre Direct is Not Completed	16

Risk Factors	16
Ancillary Agreements	16
Transaction Costs Associated with the Sale of Theatre Direct	17
The Special Meeting	17
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	18
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	22
THE SPECIAL MEETING	24
Time, Place and Purpose of the Special Meeting	24
Recommendation of Our Board of Directors	24
Record Date and Quorum	24
Vote Required for Approval	25
Shares Held in “Street Name” by a Broker, Bank or Other Nominee	25
Proxies and Revocation	26
Adjournments and Postponements	26
No Appraisal or Dissenters’ Rights	27
Solicitation of Proxies	27
Internet Availability of Proxy Materials	27
Questions and Additional Information	27
RISK FACTORS	28
PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT	35
Parties to the Stock Purchase Agreement	35
Background of the Sale of Theatre Direct	36
Background on the Amendments to Amended and Restated Employment Agreements of Mr. Rubenstein and Ms. Silvers	48
Past Contacts, Transactions or Negotiations	50
Reasons for the Sale of Theatre Direct	50
Opinion of Hollywood Media’s Financial Advisor	52

Governmental and Regulatory Approvals	60
When the Sale of Theatre Direct is Expected to be Completed	60
Effects on Hollywood Media if the Sale of Theatre Direct is Completed and Nature of Hollywood Media’s Business Following the Sale of Theatre Direct	61
Effects on Hollywood Media if the Sale of Theatre Direct is Not Completed	62
Use of Proceeds from the Sale of Theatre Direct	63
No Appraisal or Dissenters’ Rights	63
Interests of Certain Persons in the Sale of Theatre Direct	63
Transaction Costs Associated with the Sale of Theatre Direct	67
Terms of the Stock Purchase Agreement	68
The Sale of Theatre Direct	68
Purchase Price	68
The Escrow Agreement and Deposit and Expenses Reimbursement	74
Representations and Warranties	76
Covenants	78
Conditions to Closing	85
Closing Date	87
Survival and Indemnification	87
Termination	89
Miscellaneous	91
Ancillary Agreements	92
Hollywood Media Release	92
Transition Services Agreement	92
Non-Competition Agreements of Mr. Rubenstein and Ms. Silvers	93
Accounting Treatment	93
Material U.S. Federal Income Tax Consequences	93
PROPOSAL #2: PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING	100
Vote Required to Approve the Proposal to Adjourn or Postpone the Special Meeting	100

No Appraisal or Dissenters’ Rights	100
Recommendation of Our Board of Directors	100
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	101
SHAREHOLDERS’ PROPOSALS	103
DELIVERY OF MATERIALS	105
WHERE YOU CAN FIND MORE INFORMATION	105
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES	106
FINANCIAL STATEMENTS OF THEATRE DIRECT NY, INC. (OUR BROADWAY TICKETING DIVISION)	114
SELECTED FINANCIAL DATA OF HOLLYWOOD MEDIA CORP.	120

Annex A	Stock Purchase Agreement
Annex B	Terms of the Promissory Note
Annex C	Form of Warrant
Annex D	Escrow Agreement
Annex E	Opinion of Peter J. Solomon Company
Annex F	Audited Consolidated Financial Statements of Hollywood Media Corp. and Subsidiaries included in Hollywood Media Corp.’s Form 10−K for the period ended December 31, 2009
Annex G	Unaudited Condensed Consolidated Financial Statements of Hollywood Media Corp. and Subsidiaries included in Hollywood Media Corp.’s Form 10−Q for the period ended June 30, 2010
Annex H	Information About Key Brand Entertainment Inc.
Annex I	Key Brand Entertainment Inc.- Management Discussion and Analysis of Results of Operations and Financial Condition
Annex J	Pro Forma Condensed Consolidated Financial Statements of Key Brand Entertainment Inc.
Annex K	Selected Financial Data of Key Brand Entertainment Inc.
Annex L	Audited Consolidated Financial Statements of Key Brand Entertainment Inc. and Subsidiaries for the periods ended December 31, 2009 and December 31, 2008
Annex M	Unaudited Consolidated Financial Statements of Key Brand Entertainment Inc. and Subsidiaries for the six month period ended June 30, 2010

Hollywood Media Corp.
2255 Glades Road
Boca Raton, Florida 33431
(561) 322-3450
PROXY STATEMENT

The board of directors of Hollywood Media Corp., a Florida corporation (which we refer to as “Hollywood Media,” the “Company,” “we,” “our,” and “us”) is soliciting the enclosed proxy for use at the special meeting of Hollywood Media’s shareholders to be held on Friday, December 10, 2010, at 10:00 a.m., local time, at Hollywood Media’s offices at 2255 Glades Road, Conference Room 123A, Boca Raton, Florida 33431.  This proxy statement, dated October 20, 2010, and proxy card are first being mailed to Hollywood Media’s shareholders on or about October 22, 2010.

SUMMARY TERM SHEET

This summary term sheet, together with the question and answer section that follows, highlights selected information from the proxy statement about the sale of our Broadway Ticketing Division, through the sale of all of the outstanding capital stock of our wholly-owned subsidiary, Theatre Direct NY, Inc., a Delaware corporation (which we refer to as “Theatre Direct”).  This summary term sheet and the question and answer section may not contain all of the information that is important to you.  For a more complete description of the sale of Theatre Direct, you should carefully read this proxy statement and the Stock Purchase Agreement attached hereto as Annex A before you vote.  The location of the more detailed description of each item in this summary is provided in the parentheses listed below.  Also see “Where You Can Find More Information” on page 105.

Parties to the Stock Purchase Agreement (page 35)

Hollywood Media Corp.

Hollywood Media is a leading provider of online ticketing services, and is comprised of various businesses focusing primarily on online ticket sales, deriving revenue primarily from Broadway, Off-Broadway and London’s West End ticket sales to individuals and groups, as well as advertising and book development license fees and royalties.  Hollywood Media has three main divisions, which are the Broadway Ticketing Division (including Broadway.com, 1-800-BROADWAY, Theatre Direct and Theatre.com), the Ad Sales Division (including the U.K.-based CinemasOnline and our 26.2% equity interest in MovieTickets.com, Inc.), and the Intellectual Properties Division (consisting of our 51% interest in Tekno Books and a 50% interest in NetCo Partners).

Key Brand Entertainment Inc.

Key Brand Entertainment Inc., a Delaware corporation (which we refer to as, “Key Brand”), is a leading developer, producer, and distributor of live theatre in North America and is focused on building a platform dedicated to all types of theatrical business including stage show licensing, production, and acquisition.  Key Brand continues to build on its significant expertise and geographic reach to broaden its production platform while simultaneously presenting Broadway and the West End’s biggest hits to North America, Japan, the United Kingdom, as well as emerging theatre markets.

For information about Key Brand, please see the following annexes to this proxy statement:

•	Annex H – Information About Key Brand Entertainment Inc.

•	Annex I – Key Brand Entertainment Inc.- Management Discussion and Analysis of Results of Operations and Financial Condition

•	Annex J – Pro Forma Condensed Consolidated Financial Statements of Key Brand Entertainment Inc.

•	Annex K – Selected Financial Data of Key Brand Entertainment Inc.

•	Annex L – Audited Consolidated Financial Statements of Key Brand Entertainment Inc. and Subsidiaries for the periods ended December 31, 2009 and December 31, 2008

•	Annex M – Unaudited Consolidated Financial Statements of Key Brand Entertainment Inc. and Subsidiaries for the period ended June 30, 2010

All of the information regarding Key Brand contained in Annexes H, I, J, K, L, and M to this proxy statement (including Key Brand’s financial statements and other financial information) was provided to Hollywood Media by Key Brand pursuant to the Stock Purchase Agreement.  No information regarding Key Brand contained in Annexes H, I, J, K, L, and M to this proxy statement (including Key Brand’s financial statements or other financial information) shall be incorporated by reference into any registration statements filed by Hollywood Media under the Securities Act of 1933, as amended.

The Stock Purchase Agreement and The Sale of Theatre Direct (page 68 and Annex A)

Pursuant to the terms of the stock purchase agreement, dated as of December 22, 2009, as amended, between Hollywood Media and Key Brand (which we refer to as, the “Stock Purchase Agreement”), we have agreed to sell our Broadway Ticketing Division, through the sale of all of the outstanding capital stock of Theatre Direct to Key Brand (which we refer to as, “the sale of Theatre Direct”).

We have attached a copy of the Stock Purchase Agreement as Annex A to this proxy statement.  We encourage you to read carefully the Stock Purchase Agreement in its entirety because it is the legal document that governs the sale of Theatre Direct.

Purchase Price (page 68)

If the sale of Theatre Direct is completed pursuant to the Stock Purchase Agreement Hollywood Media will receive the following consideration:

•	$20 million in cash (subject to working capital adjustments described in the Stock Purchase Agreement) (see “SUMMARY TERM SHEET—Purchase Price Adjustment” beginning on page 3;

•	a five-year second lien secured promissory note issued by Key Brand in the initial principal amount of $8.5 million at an interest rate of 12% per annum;

•
a warrant to purchase 5% of the outstanding shares of common stock of Theatre Direct on a fully diluted basis as of the closing date of the sale of Theatre Direct at an exercise price of $.01 per share;

•
earnout payments of up to $14 million contingent upon Theatre Direct and its subsidiaries achieving certain revenue targets during the Earnout Period (as defined in “SUMMARY TERM SHEET—Earnout” beginning on page 4; and

•
up to a maximum amount of $1.6 million of liabilities with respect to any payment associated with change of control obligations under the employment agreements with certain employees of Theatre Direct will be or remain the liabilities of Theatre Direct from and after the closing date of the sale of Theatre Direct.

We estimate that the total amount of the consideration that Hollywood Media will receive if the sale of Theatre Direct pursuant to the Stock Purchase Agreement is completed will be approximately $45.1 million, ignoring the time value of money and assuming that (i) there is no working capital adjustment to the purchase price pursuant to the Stock Purchase Agreement (see “SUMMARY TERM SHEET—Purchase Price Adjustment beginning on page 3), (ii) the promissory note issued by Key Brand to Hollywood Media is valued at $8.5 million (which is the principal amount of the promissory note, ignoring any interest Hollywood Media may receive pursuant to the promissory note), (iii) the warrant issued by Theatre Direct to Hollywood Media is valued at $1 million (which is the minimum amount of the put or call option on the warrant (see “SUMMARY TERM SHEET—Warrant beginning on page 4)), (iv) the entire $14 million of the earnout is paid by Key Brand to Hollywood Media pursuant to the Stock Purchase Agreement, and (v) the $1.6 million of liabilities with respect to any payment associated with change of control obligations under the employment agreements with certain employees of Theatre Direct that will be or remain the liabilities of Theatre Direct from and after the closing date of the sale of Theatre Direct is included in the calculation of the consideration that Hollywood Media will receive.

Purchase Price Adjustments (page 69)

Prior to the closing of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, Hollywood Media will deliver to Key Brand its good faith estimate of Theatre Direct’s working capital as of the closing date determined in the manner described in the Stock Purchase Agreement.  The cash consideration of $20 million to be delivered by Key Brand to Hollywood Media at closing will be adjusted as follows:

•	if the working capital as reflected on this estimated statement exceeds $500,000, then the cash consideration of $20 million to be delivered at closing will be adjusted upward by such difference; and

•	if the working capital as reflected on this estimated statement is less than $500,000, then the cash consideration of $20 million will be adjusted downward by such difference.

After the closing date of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, Hollywood Media will deliver to Key Brand a closing statement setting forth Hollywood Media’s calculation of Theatre Direct’s working capital as of the closing date determined in the manner described in the Stock Purchase Agreement.  Subject to Key Brand’s right to challenge Hollywood Media’s calculation of Theatre Direct’s working capital:

•
if Theatre Direct’s working capital set forth on the closing statement is greater than the working capital set forth on the estimated statement described above, then Key Brand shall pay Hollywood Media the amount of the difference plus accrued interest at the prime rate on such difference; and

•
if Theatre Direct’s working capital set forth on the closing statement is less than the working capital set forth on the estimated statement described above, then Hollywood Media shall pay Key Brand the amount of the difference plus accrued interest at the prime rate on such difference.

Promissory Note and Related Agreements (page 69 and Annex B)

On the closing date of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, Key Brand will deliver to Hollywood Media a promissory note in the initial principal amount of $8.5 million (which we refer to as, the “Promissory Note”) with the following terms:

•	the Promissory Note will accrue interest at the rate of 12% per annum with interest payable quarterly in cash;

•	the Promissory Note will be payable in full on the fifth anniversary of the closing date of the transactions contemplated by the Stock Purchase Agreement;

•	the obligations of Key Brand under the Promissory Note will be secured on a second priority basis by:

•
a perfected pledge of the capital stock of Theatre Direct and each direct or indirect subsidiary of Theatre Direct (subject, in the case of any foreign direct subsidiary, to a pledge of 65% of the capital stock of such foreign subsidiary); and

•
a perfected security interest in substantially all tangible and intangible assets of Theatre Direct and each direct or indirect US domestic subsidiary of Theatre Direct (including equipment, investment property, intellectual property, other general intangibles, real property and proceeds of the foregoing);

•
the obligations under the Promissory Note and the security interest of Hollywood Media securing the obligations of Key Brand under the Promissory Note will be subordinated to senior indebtedness, including amounts outstanding under that certain Credit, Security, Pledge and Guaranty Agreement, dated as of January 23, 2008, by and among, inter alios, Key Brand, JPMorgan Chase Bank, N.A., Toronto Theater Ltd., and the guarantors and lenders named therein, as amended by Amendment No. 1 to Credit Agreement, dated as of August 22, 2008, and Amendment No. 2, dated as of December 23, 2009 (as may be amended or modified from time to time, the “Credit Agreement”), up to an aggregate amount of $15 million plus all interest accrued thereon from and after the closing of the transactions contemplated by the Stock Purchase Agreement;

•
upon any adverse change in state or federal ticketing regulations that takes effect within two years of the closing of the transactions contemplated by the Stock Purchase Agreement that restricts or limits the amount of services fees that may be charged on the resale of tickets, the principal amount of the Promissory Note will be reduced by the amount of any such reduction in value up to a maximum of $5 million, and such amount shall be added pro-rata to the remaining earnout amounts payable to Hollywood Media pursuant to the Stock Purchase Agreement (such amounts are referred to as, the “Note Adjustment Amounts”), provided that, there will be no reduction in the Promissory Note if the entire earnout has already been earned at the time of any such adverse change; and

•
the obligations of Key Brand under the Promissory Note will accelerate and become immediately due and payable upon any event of default under the Promissory Note or a “change of control” of Key Brand or Theatre Direct.

The debt facilities evidenced by the Promissory Note will also be documented pursuant to a loan agreement, security documents and other ancillary documents containing terms and conditions (including representations, warranties, affirmative covenants, negative covenants and events of default) which are substantially the same as those set forth for the Credit Agreement (with certain exceptions).  In addition, an intercreditor agreement will be executed between Hollywood Media, Key Brand, JPMorgan Chase Bank, N.A. and/or the lender of any other senior secured financing for the acquisition, which shall contain market standard provisions as between first lien and second lien facilities and any other conditions agreed to by Key Brand, such lenders, and Hollywood Media.

We have attached a copy of the terms of the Promissory Note as Annex B to this proxy statement.  We encourage you to read carefully the terms of the Promissory Note in its entirety.

Warrant (page 70 and Annex C)

On the closing date of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, Key Brand will deliver to Hollywood Media a warrant to purchase 5% of the outstanding shares of common stock of Theatre Direct as of the closing date on a fully diluted basis at an exercise price of $.01 per share (which we refer to as, the “Warrant”) with the following terms:

•	the Warrant may be exercised by Hollywood Media, in whole and not in part, upon the consummation or occurrence of certain transactions and events described in the Warrant;

•
at any time after the first (1st) anniversary of the issue date of the Warrant, Theatre Direct may elect to redeem the Warrant (or the shares of common stock of Theatre Direct issued upon exercise of the Warrant), in whole and not in part, by paying to Hollywood Media an amount equal to the greater of (x) the aggregate fair market value (as defined in “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Purchase Price—Warrant” beginning on page 70) of the shares of common stock of Theatre Direct issuable upon exercise of the Warrant and (y) $1 million; and

•
at any time after the seventh (7th) anniversary of the issue date of the Warrant, Hollywood Media may elect to put the Warrant, in whole and not in part, to Theatre Direct in exchange for a payment by Theatre Direct to Hollywood Media in an amount equal to the greater of (x) the aggregate fair market value (as defined in “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Purchase Price—Warrant” beginning on page 70) of the shares of common stock of Theatre Direct issuable upon exercise of the Warrant, and (y) $1 million.

We have attached a copy of the form of Warrant as Annex C to this proxy statement.  We encourage you to read carefully the form of Warrant in its entirety.

Earnout (page 72)

If Theatre Direct and its subsidiaries achieve revenues (as defined in “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Purchase Price—Earnout” beginning on page 72) greater than or equal to $125 million in any full fiscal year of Theatre Direct ending during the period from the closing date of the sale of Theatre Direct pursuant to the Stock Purchase Agreement until the end of the tenth full fiscal year of Theatre Direct which occurs after the closing date of the sale of Theatre Direct pursuant to the Stock Purchase Agreement (which we refer to as, the “Earnout Period”), then Key Brand will pay to Hollywood Media an amount equal to $7 million, plus the applicable portion of any of the Note Adjustment Amounts.

In addition, if Theatre Direct and its subsidiaries achieve revenues greater than or equal to $150 million during any full fiscal year of Theatre Direct ending during the Earnout Period, then Key Brand will pay to Hollywood Media an additional amount equal to $7 million, plus the applicable portion of any of the Note Adjustment Amounts in accordance with the Stock Purchase Agreement.

The Escrow Agreement and Deposit and Expense Reimbursement (page 74 and Annex D)

In connection with the Stock Purchase Agreement, on December 22, 2009, Hollywood Media, Key Brand and The Bank of New York Mellon (which we refer to as, the “Escrow Agent”), entered into an escrow agreement (the “Escrow Agreement”).

On December 22, 2009, pursuant to the Stock Purchase Agreement and the Escrow Agreement, Key Brand deposited $1.2 million with the Escrow Agent.  This amount (and any earnings thereon) will be credited toward the cash consideration contemplated by the Stock Purchase Agreement and paid to Hollywood Media at the closing of the sale of Theatre Direct.

If the Stock Purchase Agreement is validly terminated by Hollywood Media under certain conditions set forth in the Stock Purchase Agreement and/or the Escrow Agreement, Hollywood Media may be entitled to receive up to approximately $2.4 million, consisting of the $1.2 million deposit (including any earnings thereon) from the Escrow Agent, plus reimbursement for all of Hollywood Media’s costs and expenses incurred in connection with the transactions contemplated by the Stock Purchase Agreement not to exceed $1.2 million.

We have attached a copy of the Escrow Agreement as Annex D to this proxy statement.  We encourage you to read carefully the Escrow Agreement in its entirety.

Financing (page 83)

Key Brand informed Hollywood Media that Key Brand intends to pay the $20 million cash payment at the closing of the transactions contemplated by the Stock Purchase Agreement from its cash on hand, subject to obtaining the consent of the lenders under the Credit Agreement to use such cash to complete the transactions contemplated by the Stock Purchase Agreement.  Key Brand also informed Hollywood Media that Key Brand has reached an agreement with the lenders under the Credit Agreement regarding such lenders consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, that such lenders were preparing formal written documentation for such consent, and that Key Brand expects to obtain such formal written documentation for such consent promptly but in any case prior to the sale of Theatre Direct.

In addition to other closing conditions set forth in this proxy statement and the Stock Purchase Agreement, the obligations of Key Brand to complete the transactions contemplated by the Stock Purchase Agreement are subject to the satisfaction or waiver on or prior to the closing date of Key Brand receiving a written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement and Key Brand being entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration contemplated by the Stock Purchase Agreement (which we refer to as, the “Financing Condition”), although, Key Brand informed Hollywood Media that if the lenders under the Credit Agreement consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, then Key Brand will waive the closing condition of Key Brand being entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration contemplated by the Stock Purchase Agreement (see “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement–Conditions to Closing– Conditions to Key Brand’s Obligation” beginning on page 86 and “RISK FACTORS— Key Brand may not be able to obtain written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement.  In addition, Key Brand may not have sufficient cash on hand at closing or, if needed to complete the transaction, may not obtain sufficient financing to complete the transactions contemplated by the Stock Purchase Agreement” beginning on page 28).

According to the Notes to the Unaudited Consolidated Financial Statements of Key Brand Entertainment Inc. and Subsidiaries for the period ended June 30, 2010 (which are included in Annex M to this proxy statement), Key Brand believes that it is not in compliance with certain covenants in the Credit Agreement as of June 30, 2010.  Key Brand informed Hollywood Media that Key Brand has reached an agreement with the lenders under the Credit Agreement regarding a waiver of such non-compliance, that such lenders were preparing formal written documentation for such waiver, and that Key Brand expects to obtain such formal written documentation for such waiver promptly but in any case prior to the sale of Theatre Direct.

Neither JPMorgan Chase Bank, N.A. nor J.P. Morgan Securities Inc. is acting as an investment banker with respect to the sale of Theatre Direct pursuant to the Stock Purchase Agreement.  J.P. Morgan Securities, Inc. acted as the sole bookrunner and the sole lead arranger for Key Brand’s existing secured credit facility with JPMorgan Chase Bank, N.A.

Use of Proceeds from the Sale of Theatre Direct (page 63)

Net proceeds from the sale of Theatre Direct will be used in connection with our Ad Sales Division, Intellectual Properties Division, and other remaining businesses and interests.  In addition, following the sale of Theatre Direct pursuant to the Stock Purchase Agreement and subject to compliance with Florida law and federal laws and regulations, we expect to either:

•	pay a one-time special cash dividend to our shareholders of approximately $0.60 per share of Hollywood Media common stock, totaling approximately $18 million; or

•	engage in a self-tender offer to purchase shares of Hollywood Media common stock at a per-share price to be determined in the future, totaling approximately $18 million.

However, please note that:

•	we are not required to pay a one-time special cash dividend or engage in a self-tender offer;

•
our board of directors has made no final decision whether to pay a one-time special cash dividend or engage in a self-tender offer, and such decision will be based on what our board of directors determines is in our best interest and the best interest of our shareholders (subject to compliance with Florida law and federal laws and regulations);

•	if our board of directors determines to pay a one-time special cash dividend:

•
the actual amount of such one-time special cash dividend may be lower or higher than the amount described above depending on the amount of our liabilities following the sale of Theatre Direct and other factors;

•	the timing of the payment of a one-time special cash dividend may vary depending on a number of factors, including any contingent liabilities or other unforeseen matters;

•	prior to making such one-time special cash dividend, we will announce, at least ten days in advance, the record date for such distribution; and

•
only holders of Hollywood Media’s common stock on the record date for a one-time special cash dividend will be entitled to receive a one-time special cash dividend (please note that the record date for such one-time special cash dividend will be after the closing date of the sale of Theatre Direct and is different from the record date for determining which holders of Hollywood Media’s common stock are entitled to vote on the matters described in this proxy statement);

•	if our board of directors determines to engage in a self-tender offer:

•	the actual amount of such self-tender offer may be lower or higher than the amount described above depending on the amount of our liabilities following the sale of Theatre Direct and other factors;

•	the offer period for a self-tender offer may vary depending on a number of factors, including any contingent liabilities or other unforeseen matters; and

•	we will announce the offer period and the per-share purchase price on or prior to the commencement date of such self-tender offer.

In the event that we do not pay a one-time special cash dividend or engage in a self-tender offer, then we will hold the portion of the net proceeds from the sale of Theatre Direct that are not used in connection with our Ad Sales Division, Intellectual Properties Division and other remaining businesses and interests for future possible strategic opportunities, including possibly purchasing additional equity in MovieTickets.com, Inc. (in which we currently own a 26.2% equity interest).

When the Sale of Theatre Direct is Expected to be Completed (page 60)

We are asking our shareholders to approve the sale of Theatre Direct pursuant to the Stock Purchase Agreement at the special meeting.  We refer to this proposal as the “Proposal to Sell Theatre Direct.”

If the Proposal to Sell Theatre Direct is approved by our shareholders at the special meeting and Key Brand is able to obtain written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement (and Key Brand has sufficient cash on hand or is able to obtain financing consistent with the terms set forth in the Stock Purchase Agreement), we expect to complete the sale of Theatre Direct as soon as practicable after all of the other closing conditions in the Stock Purchase Agreement have been satisfied or waived.  We and Key Brand are working toward satisfying the conditions to closing and completing the sale of Theatre Direct as soon as reasonably practicable.  Subject to the foregoing, we currently anticipate that we will complete the sale of Theatre Direct in December 2010.  However, there can be no assurance that the sale of Theatre Direct will be completed at all or, if completed, when it will be completed.

Key Brand informed Hollywood Media that Key Brand intends to pay the $20 million cash payment at the closing of the transactions contemplated by the Stock Purchase Agreement from its cash on hand, subject to obtaining the consent of the lenders under the Credit Agreement to use such cash to complete the transactions contemplated by the Stock Purchase Agreement.  Key Brand also informed Hollywood Media that Key Brand has reached an agreement with the lenders under the Credit Agreement regarding such lenders consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, that such lenders were preparing formal written documentation for such consent, and that Key Brand expects to obtain such formal written documentation for such consent promptly but in any case prior to the sale of Theatre Direct.

According to the Notes to the Unaudited Consolidated Financial Statements of Key Brand Entertainment Inc. and Subsidiaries for the period ended June 30, 2010 (which are included in Annex M to this proxy statement), Key Brand believes that it is not in compliance with certain covenants in the Credit Agreement as of June 30, 2010.  Key Brand informed Hollywood Media that Key Brand has reached an agreement with the lenders under the Credit Agreement regarding a waiver of such non-compliance, that such lenders were preparing formal written documentation for such waiver, and that Key Brand expects to obtain such formal written documentation for such waiver promptly but in any case prior to the sale of Theatre Direct.

Subject to certain exceptions and conditions, the Stock Purchase Agreement may be terminated and the transactions contemplated by the Stock Purchase Agreement may be abandoned at any time prior to the closing date by either Hollywood Media or Key Brand if the closing of the Stock Purchase Agreement shall not have occurred by August 29, 2010 (which we refer to as, the “Termination Date”) (see “SUMMARY TERM SHEET— Termination of the Stock Purchase Agreement” beginning on page 14).  Hollywood Media may not terminate the Stock Purchase Agreement under this provision until the special meeting of shareholders to vote on the approval of the sale of Theatre Direct has occurred.  The Termination Date has not been extended beyond August 29, 2010, however as of the date this proxy statement is being mailed to shareholders, the Stock Purchase Agreement has not been terminated.

Reasons for the Sale of Theatre Direct (page 50)

Our board of directors considered all of the material factors relating to the Stock Purchase Agreement and the proposed sale of Theatre Direct (including without limitation the risks set forth in the “RISK FACTORS” section of this proxy statement beginning on page 28).  Our board of directors believed that many of these material factors supported its decision to approve the Stock Purchase Agreement and the transactions contemplated thereby, and to recommend that Hollywood Media’s shareholders vote to approve the sale of Theatre Direct as contemplated by the Stock Purchase Agreement, including:

•
the estimated consideration that would be paid to Hollywood Media in the proposed transaction in comparison to the risks associated with maintaining the operations of our Broadway Ticketing Division which include those risk factors discussed in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009, originally filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2010 and amended on April 30, 2010 .  Specifically, our board of directors believes that the sale of our Broadway Ticketing Division presents a better alternative than maintaining it due to, among other things, the risks relating to the fact that the Broadway Ticketing business is geographically-concentrated in New York City (which exposes the business to the risk of being shut down in the event of catastrophic events occurring in New York City), the increased competition in the market of online tickets sales, and the potential for union strikes at Broadway Theaters which could significantly disrupt the business;

•
the potential uses for the consideration that would be paid to Hollywood Media in the proposed transaction, including the ability to pay a one-time special dividend to our shareholders or engage in a self-tender offer to purchase shares of our common stock (although we are not required to pay a one-time special cash dividend or engage in a self-tender offer, see “SUMMARY TERM SHEET— Use of Proceeds from the Sale of Theatre Direct beginning on page 6);

•	the extensive sale process conducted by Hollywood Media and Hollywood Media’s financial advisor, Peter J. Solomon Company, with respect to the sale of Theatre Direct;

•	the price proposed by Key Brand represented the highest definitive offer that Hollywood Media received for the acquisition of Theatre Direct;

•
the economies of scale and synergies that Key Brand expects to benefit from following the acquisition of Theatre Direct allowed Key Brand to offer Hollywood Media consideration that was greater than the value that Hollywood Media’s board of directors expected to receive from continuing to own Theatre Direct;

•
the opinion of Peter J. Solomon Company that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth in such opinion, the aggregate consideration to be received by Hollywood Media for all of the outstanding shares of Theatre Direct common stock pursuant to the Stock Purchase Agreement was fair from a financial point of view to Hollywood Media;

•
that shareholders of Hollywood Media would continue to own stock in Hollywood Media and participate in future earnings and potential growth of Hollywood Media’s Ad Sales Division, Intellectual Properties Division and other remaining businesses, including Hollywood Media’s minority equity interest in MovieTickets.com, Inc., Hollywood Media’s right to earnout payments from the sale of its former subsidiary, Hollywood Media’s right to exercise or put the Warrant issued pursuant to the Stock Purchase Agreement, and Hollywood Media’s right to payments under the Promissory Note and the earnout in connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement; and

•	the terms of the Stock Purchase Agreement, including:

•
the $20 million in cash to be paid by Key Brand (subject to a working capital adjustment) and Hollywood Media being released from $1.6 million of liabilities associated with employment agreements with certain employees of Theatre Direct, which provides certainty in value;

•	our ability to terminate the Stock Purchase Agreement in order to accept a superior proposal, subject to paying a termination fee of $1.2 million;

•
the view of our board of directors, after consulting with the Company’s legal counsel and financial advisors, that the termination fee of $1.2 million to be paid by Hollywood Media if the Stock Purchase Agreement is terminated under certain circumstances was within the range reflected in similar transactions and not likely to prevent Hollywood Media from terminating the Stock Purchase Agreement or accepting superior offers to purchase Theatre Direct;

•	our ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding other unsolicited acquisition proposals; and

•	the ability of our board of directors, under certain circumstances, to change its recommendation that our shareholders vote in favor of the Proposal to Sell Theatre Direct.

Interests of Certain Persons in the Sale of Theatre Direct (page 63)

In considering the recommendation of our board of directors with respect to the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting, our shareholders should be aware that two of our six directors, Mitchell Rubenstein, our Chairman and Chief Executive Officer, and Laurie S. Silvers, our Vice-Chairman, President and Secretary, will directly benefit from the sale of Theatre Direct and therefore have interests in the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting that are different from, or in addition to, the interests of our shareholders generally.  In addition, two executives in our legal department and two executive officers of Theatre Direct, Matt Kupchin, the President of Theatre Direct, and Jerome Kane, the Vice-President of Theatre Direct, will directly benefit from the sale of Theatre Direct and therefore have interests in the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting that are different from, or in addition to, the interests of our shareholders generally.

Hollywood Media’s board of directors was aware of these interests and considered them in adopting and approving the Stock Purchase Agreement and the sale of Theatre Direct and recommending that the shareholders of Hollywood Media approve the sale of Theatre Direct pursuant to the Stock Purchase Agreement.  In addition, the independent members of Hollywood Media’s board of directors (meeting without the non-independent members of Hollywood Media’s board of directors) unanimously approved the Stock Purchase Agreement and the sale of Theatre Direct and recommended that the shareholders of Hollywood Media approve the sale of Theatre Direct pursuant to the Stock Purchase Agreement.

Accelerated Vesting of Restricted Shares of Hollywood Media Common Stock

Upon the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, all of the unvested restricted shares of Hollywood Media common stock granted to Mitchell Rubenstein, our Chairman and Chief Executive Officer, and Laurie S. Silvers, our Vice-Chairman, President and Secretary, pursuant to Hollywood Media’s 2004 Stock Incentive Plan will immediately vest and no longer be restricted shares.  As of October 19, 2010, Mr. Rubenstein held 145,833 unvested restricted shares of Hollywood Media common stock, having a value of approximately $175,000 based on the closing sales price of our common stock on such date (which was $1.20), and Ms. Silvers held 87,500 unvested restricted shares of Hollywood Media common stock, having a value of $105,000 based on the closing sales price of our common stock on such date (which was $1.20).

Amendments to Amended and Restated Employment Agreements of Mr. Rubenstein and Ms. Silvers

On December 23, 2009, (i) Hollywood Media and Mitchell Rubenstein, our Chairman and Chief Executive Officer, entered into an amendment to the amended and restated employment agreement of Mr. Rubenstein, and (ii) Hollywood Media and Laurie S. Silvers, our Vice-Chairman, President and Secretary, entered into an amendment to the amended and restated employment agreement of Ms. Silvers, providing as follows:

•
For a period of ninety days after the closing of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, the salaries under Mr. Rubenstein’s and Ms. Silvers’ employment agreements will continue in place on their current terms (rather than such salaries being paid at their current rates through December 31, 2010 per their current employment agreements).

•
After this ninety-day period, Mr. Rubenstein and Ms. Silvers will no longer receive fixed salaries from Hollywood Media (other than a nominal payment of $1 per year), and will each instead receive compensation for his or her services to Hollywood Media in amounts equal to five percent (5%) of the sum of (i) any distributions and other proceeds Hollywood Media receives after December 23, 2009 (the effective date of the amendments to the current employment agreements) in respect of its ownership interest in MovieTickets.com, Inc. and (ii) certain other amounts that may be received by Hollywood Media from MovieTickets.com, Inc. (collectively, the “5% Distribution”).  In 2008 and 2009, Hollywood Media received approximately $1.3 million and approximately $1.9 million, respectively, in respect of its ownership interest in MovieTickets.com, Inc.  Accordingly, Mr. Rubenstein and Ms. Silvers would each have received approximately $65,000 in 2008 and $95,000 in 2009 pursuant to the 5% Distribution.  Hollywood Media currently has no reason to believe that the amount it will receive in future years in respect of its ownership interest in MovieTickets.com, Inc. will be substantially different than the amount Hollywood Media received in 2009 in respect of its ownership interest in MovieTickets.com, Inc.  Pursuant to the 5% Distribution, upon a sale of Hollywood Media’s interest in MovieTickets.com, Inc., Mr. Rubenstein and Ms. Silvers would each receive 5% of the proceeds received by Hollywood Media in such sale.

•
Mr. Rubenstein and Ms. Silvers have voluntarily agreed to defer $812,501 and $332,189, respectively, in change of control payments that would otherwise be owed by Hollywood Media to them pursuant to each of their employment agreements upon the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement.

Accordingly, upon the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, Hollywood Media will pay $1.5 million in reduced change of control payments to Mr. Rubenstein and $1.5 million in reduced change of control payments to Ms. Silvers.

If Mr. Rubenstein and/or Ms. Silvers, as applicable, continue to be employed by Hollywood Media on the first anniversary of the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement (or if such employment is terminated on or before such date by Hollywood Media without “cause” or by Mr. Rubenstein and/or Ms. Silvers, as applicable, for “good reason”), then, regardless of whether Mr. Rubenstein or Ms. Silvers continues to provide services to Hollywood Media after the first anniversary of the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, one-half of the deferred change of control payments will be paid to Mr. Rubenstein and/or Ms. Silvers, as applicable, upon the receipt by Hollywood Media of payments on the Promissory Note, on a pro rata basis, and one-half of such payments will be paid to Mr. Rubenstein and/or Ms. Silvers, as applicable, upon the receipt by Hollywood Media of payments under the first $7 million tranche of the earnout pursuant to the Stock Purchase Agreement, on a pro rata basis, according to the following schedule:

•	Mr. Rubenstein will receive:

•
4.76% of all payments of principal and interest received by Hollywood Media on account of the Promissory Note (for a maximum amount of $407,201), with each such payment to be made to Mr. Rubenstein within five business days of the date Hollywood Media receives payments of principal and interest on account of the Promissory Note (provided that any such amounts that would be payable during the first year following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement will be set aside in a “rabbi trust”), and

•
5.79% of the first $7 million of earnout payments received by Hollywood Media pursuant to the Stock Purchase Agreement (for a maximum amount of $405,300), with each such payment to be made to Mr. Rubenstein within five business days of the date Hollywood Media receives the first $7 million of earnout payments pursuant to the Stock Purchase Agreement (provided that any such amounts that would be payable during the first year following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement will be set aside in a “rabbi trust”).

•	Ms. Silvers will receive:

•
1.94% of all payments of principal and interest received by Hollywood Media on account of the Promissory Note (for a maximum amount of $166,989), with each such payment to be made to Ms. Silvers within five business days of the date Hollywood Media receives payments of principal and interest on account of the Promissory Note (provided that any such amounts that would be payable during the first year following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement will be set aside in a “rabbi trust”), and

•
2.36% of the first $7 million of earnout payments received by Hollywood Media pursuant to the Stock Purchase Agreement (for a maximum amount of $165,200), with each such payment to be made to Ms. Silvers within five business days of the date Hollywood Media receives the first $7 million of earnout payments pursuant to the Stock Purchase Agreement (provided that any such amounts that would be payable during the first year following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement will be set aside in a “rabbi trust”).

The portion of any amount that is received by Hollywood Media in respect of the Promissory Note or the earnout pursuant to the Stock Purchase Agreement before the first anniversary of the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement that is payable to Mr. Rubenstein or Ms. Silvers shall be set aside in a “rabbi trust” until the first anniversary of the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, at which time such amount (plus an amount equal to the interest earned on obligations held by the rabbi trust in respect of such amount) shall be paid to Mr. Rubenstein or Ms. Silvers, as applicable.

Change of Control Payments to Other Executives of Hollywood Media

In connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement, Hollywood Media will pay an aggregate amount of approximately $400,000 in change of control payments to two executives in Hollywood Media’s legal department, each of whom will receive these payments in accordance with their retention agreements, with such amounts payable at the closing of sale of Theatre Direct pursuant to the Stock Purchase Agreement (provided that Hollywood Media may defer one-half of these payments by up to one year if it elects to require the continued employment of one or both of these executives during a transition period of up to one year).

Change of Control Payments to Certain Executives of Theatre Direct

In connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement, Theatre Direct is obligated to pay an aggregate amount of approximately $1.6 million in change of control payments to Matt Kupchin, the President of Theatre Direct, and Jerome Kane, the Vice-President of Theatre Direct.  Pursuant to the Stock Purchase Agreement, up to a maximum amount of $1.6 million of these change of control obligations will be or remain the liabilities of Theatre Direct from and after the closing of the sale of Theatre Direct and Hollywood Media will have no obligation with respect to such liabilities up to a maximum of $1.6 million.

Opinion of Hollywood Media’s Financial Advisor (page 52 and Annex E)

On December 18, 2009, Peter J. Solomon Company delivered its opinion to our board of directors to the effect that, as of such date, based upon, and subject to, the assumptions made, matters considered and limits of such review, in each case as set forth in its opinion, the aggregate consideration to be received by Hollywood Media in connection with the proposed sale of Theatre Direct to Key Brand pursuant to the Stock Purchase Agreement was fair from a financial point of view to Hollywood Media.

Peter J. Solomon Company’s opinion was delivered to our board of directors for its use and benefit in its evaluation of the sale of Theatre Direct to Key Brand, does not address the merits of the underlying decision by Hollywood Media to sell Theatre Direct and does not constitute a recommendation to any Hollywood Media shareholder as to how such shareholder should vote on the Proposal to Sell Theatre Direct.

The full text of the written opinion of Peter J. Solomon Company, dated as of December 18, 2009, which sets forth the assumptions made, matters considered and limits on the scope of the review undertaken in connection with the opinion is attached as Annex E to this proxy statement.  We encourage you to read carefully the written opinion of Peter J. Solomon Company in its entirety.

Recommendation of Our Board of Directors (page 24)

After careful consideration, our board of directors unanimously recommends that you vote:

•	“FOR” the Proposal to Sell Theatre Direct; and

•
“FOR” the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Proposal to Sell Theatre Direct.

In considering the recommendation of our board of directors with respect to the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting, our shareholders should be aware that two of our six directors, Mitchell Rubenstein, our Chairman and Chief Executive Officer, and Laurie S. Silvers, our Vice-Chairman, President and Secretary, will directly benefit from the sale of Theatre Direct and therefore have interests in the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting that are different from, or in addition to, the interests of our shareholders generally.  See “SUMMARY TERM SHEET—Interests of Certain Persons in the Sale of Theatre Direct” beginning on page 9 and “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Interests of Certain Persons in the Sale of Theatre Direct” beginning on page 63.

Non-Competition Agreement (page 81)

For a period of seven (7) years from and after the closing date, Hollywood Media has agreed, subject to certain exceptions, that it shall not, and shall cause its affiliates (as defined in the Stock Purchase Agreement) not to, directly or indirectly, own, manage, engage in, operate, control, work for or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in the sales of tickets to live musical, live theatrical or other live entertainment performances in the City of New York, New York or that otherwise competes with the business of Theatre Direct or its subsidiaries as such business exists as of the closing date (which we refer to as, a “Restricted Business”).

Governmental and Regulatory Approvals (page 60)

We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to complete the sale of Theatre Direct, other than the filing of this proxy statement with the SEC.

If any additional approvals or filings are required, we will use our commercially reasonable efforts to obtain those approvals and make any required filings before completing the transactions contemplated by the Stock Purchase Agreement.

Accounting Treatment (page 93)

As a result of the sale of Theatre Direct, we will remove the Theatre Direct assets and liabilities from our consolidated balance sheet and record a gain on the sale of Theatre Direct equal to the difference between the book value of our ownership interest in Theatre Direct and the fair value of the  purchase price received.

Material U.S. Federal Income Tax Consequences (page 93)

Material U.S. Federal Tax Consequences to Hollywood Media of the sale of Theatre Direct

The sale of Theatre Direct will be a taxable transaction for us.  We will realize gain with respect to our Theatre Direct stock equal to the difference between the proceeds received by us on such sale and our tax basis in the stock sold.  Upon the request of Key Brand, we are required to make a joint election with Key Brand under Internal Revenue Code Section 338(h)(10) to treat the transaction as a sale of assets rather than as a sale of stock.  It is anticipated that we will have sufficient losses (including net operating loss carryovers) to offset the gain expected to be realized from the transaction (other than the Alternative Minimum Tax of 2% on the gain).

Material U.S. Federal Income Tax Consequences of a Cash Dividend

We presently intend to report (and the remainder of this discussion assumes that we will report) any special cash dividend as a taxable dividend to the extent of our current or accumulated earnings and profits.  Any amount in excess of accumulated and current earnings and profits will be treated as a non-taxable return of capital to the extent of the shareholder’s adjusted tax basis in the shareholder’s common stock and, thereafter, as capital gain.  If a Section 338 (h)(10) election is ultimately made, however, we may consider whether the transaction should more properly be reported as a "partial liquidation."  The tax rate applicable to a particular holder will depend on the identity of the holder and, in some cases, the holding period of their stock.  Additionally, a portion of the special cash dividend may constitute an “extraordinary dividend” to certain holders of Hollywood Media common stock, which may result in different income tax consequences.

Material U.S. Federal Income Tax Consequences of a Tender Offer for Shares of Hollywood Media Common Stock

Any sale of shares of common stock pursuant to a self-tender offer by Hollywood Media will be a taxable transaction for U.S. federal income tax purposes.  In general, if you sell all of your shares pursuant to the tender offer, then you will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and your adjusted tax basis in the shares sold pursuant to the tender offer. If the shares exchanged constitute capital assets in your hands, then such gain or loss will generally be capital gain or loss. However, shareholders who sell less than all of their respective shares in the tender offer, or who are treated as owning shares of another shareholder, may be treated as having received a dividend, taxable at ordinary income rates, to the extent of our earnings and profits (unless the transaction is considered a “partial liquidation”).

Other Offers (page 81)

The Stock Purchase Agreement provides that, from the date of the Stock Purchase Agreement until the earlier of the closing date of the transactions contemplated by the Stock Purchase Agreement (which we refer to as, the “closing date”) or the termination of the Stock Purchase Agreement by mutual agreement of the parties, Hollywood Media and Theatre Direct may not, subject to certain exceptions, engage or participate in any discussions or negotiations regarding an acquisition proposal (as defined in “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Covenants—Restrictions on Solicitation of Other Offers” beginning on page 81) by a party other than Key Brand.

If, however, Hollywood Media or Theatre Direct receives an unsolicited acquisition proposal from a party other than Key Brand prior to Hollywood Media’s shareholders approving  the sale of Theatre Direct, Hollywood Media may participate in discussions or negotiations and/or furnish information to such third party (subject to certain conditions set forth in the Stock Purchase Agreement), provided that the board of directors of Hollywood Media determines in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal is, or could reasonably be expected to result in or lead to, a superior proposal and that such action is advisable in order for the board of directors of Hollywood Media to comply with its fiduciary duties under applicable law.

Conditions to Closing (page 85)

The consummation of the transactions contemplated by the Stock Purchase Agreement are subject to, among other things, the satisfaction or waiver of the following conditions on or prior to the closing date:

•	the approval of the shareholders of Hollywood Media;

•	the absence of legal restraints from a governmental authority;

•
each party’s respective representations and warranties in the Stock Purchase Agreement being true and correct as of the closing date to the standards described in the Stock Purchase Agreement (subject to certain exceptions); and

•	each party’s performance in all material respects of its obligations required to be performed under the Stock Purchase Agreement on or prior to the closing date.

In addition, the obligations of Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement are also subject to, among other things, the satisfaction or waiver of the following conditions on or prior to the closing date:

•
Key Brand receiving a written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement and Key Brand being entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration contemplated by the Stock Purchase Agreement, although, Key Brand informed Hollywood Media that if the lenders under the Credit Agreement consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, then Key Brand will waive the closing condition of Key Brand being entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration contemplated by the Stock Purchase Agreement; and

•
the absence of a Material Adverse Effect (as defined in “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Representations and Warranties—Definition of Knowledge and Material Adverse Effect” beginning on page 76) on Theatre Direct and its subsidiaries as of the closing date.

Indemnification (page 87)

The Stock Purchase Agreement provides that Hollywood Media and Key Brand will indemnify each other for damages resulting from breaches of representations and warranties, covenants, and for broker commissions incurred in connection with the sale of Theatre Direct.

In the event that Hollywood Media is required to indemnify Key Brand for breaches of representations and warranties, (other than those with respect to organization and good standing, authorization, capitalization, title to stock, absence of convertible securities, absence of liens, and taxes or an Intentional Breach (as defined in “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Survival and Indemnification—Survival” beginning on page 87)), Hollywood Media’s liability to Key Brand will be limited to $4 million prior to the first anniversary of the closing date and after the first anniversary of the closing date but prior to the second anniversary of the closing date to an amount equal to (A) $2 million minus (B) the aggregate amount of any indemnifiable losses that were claimed during the first year after the closing date and were recovered or are still pending.

If Hollywood Media breaches certain representations and warranties with respect to its organization and good standing, authorization, capitalization, title to stock, absence of convertible securities, absence of liens, and taxes or commits an Intentional Breach, then Hollywood Media’s liability will be limited to the cash proceeds Hollywood Media receives in the sale of Theatre Direct (and certain offset rights under the Stock Purchase Agreement).  In addition, Hollywood Media is required to indemnify Key Brand for certain pre-closing tax liabilities, if any.

Termination of the Stock Purchase Agreement (page 89)

The Stock Purchase Agreement may be terminated and the transactions contemplated by the Stock Purchase Agreement may be abandoned at any time prior to the closing date:

•	by mutual written consent of Hollywood Media and Key Brand;

•	by either Hollywood Media or Key Brand if:

•
subject to certain exceptions and conditions set forth in the Stock Purchase Agreement, the closing of the Stock Purchase Agreement shall not have occurred by August 29, 2010 (which we refer to as, the “Termination Date”) (Hollywood Media may not terminate the Stock Purchase Agreement under this provision until the special meeting of shareholders to vote on the approval of the sale of Theatre Direct has occurred.  The Termination Date has not been extended beyond August 29, 2010, however as of the date this proxy statement is being mailed to shareholders, the Stock Purchase Agreement has not been terminated.);

•
there is in effect a final nonappealable order of a governmental entity restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Stock Purchase Agreement (with certain exceptions set forth in the Stock Purchase Agreement); or

•	the shareholders of Hollywood Media do not approve the sale of Theatre Direct by the requisite vote at the special meeting of shareholders or at any adjournment or postponement thereof;

•	by Hollywood Media if:

•
it concurrently enters into a definitive acquisition agreement providing for a superior proposal (as defined in “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Covenants—Restrictions on Solicitation of Other Offers” beginning on page 81) (provided that Hollywood Media satisfied the conditions set forth in the Stock Purchase Agreement, including paying Key Brand a termination fee of $1.2 million);

•
Key Brand materially breaches or fails to perform any of its representations, warranties, covenants or agreements in the Stock Purchase Agreement (subject to certain conditions set forth in the Stock Purchase Agreement); or

•
certain conditions relating to Key Brand receiving a written consent from the requisite lenders under the Credit Agreement and Key Brand being entitled to borrow up to $15 million under the Credit Agreement are not satisfied (subject to certain conditions set forth in the Stock Purchase Agreement);

•	by Key Brand if:

•
the board of directors of Hollywood Media withdraws or modifies its recommendation that the Hollywood Media shareholders approve the sale of Theatre Direct as contemplated by the Stock Purchase Agreement or the board of directors of Hollywood Media publicly approves, endorses, or recommends to the shareholders of Hollywood Media any other acquisition proposal (as defined in “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Covenants—Restrictions on Solicitation of Other Offers” beginning on page 81);

•
Hollywood Media materially breaches or fails to perform any of its representations, warranties, covenants or agreements in the Stock Purchase Agreement (subject to certain conditions set forth in the Stock Purchase Agreement); or

•	a Material Adverse Effect occurs which cannot be cured by Hollywood Media by August 29, 2010 (with certain exceptions set forth in the Stock Purchase Agreement).

Termination Fee (page 91)

If the Stock Purchase Agreement is terminated under certain circumstances described in this proxy statement and set forth in the Stock Purchase Agreement (including Hollywood Media entering into an acquisition agreement for a superior proposal), Hollywood Media may be required to pay Key Brand a termination fee of $1.2 million.  Except in certain circumstances, Hollywood Media will not be required to pay Key Brand a termination fee if the Stock Purchase Agreement is terminated because the Proposal to Sell Theatre Direct is not approved by Hollywood Media’s shareholders.

Effects on Hollywood Media if the Sale of Theatre Direct is Completed and Nature of Hollywood Media’s Business Following the Sale of Theatre Direct (page 61)

If the Proposal to Sell Theatre Direct is approved by our shareholders and the sale of Theatre Direct is completed, we will no longer conduct our Broadway Ticketing Business which currently constitutes approximately 95% of our total revenues.  Instead, we will focus on our remaining businesses and interests, which are:

•	our Ad Sales Division;

•	our Intellectual Properties Division;

•	our 26.2% equity interest in MovieTickets.com, Inc.;

•	an earnout from the sale of the Hollywood.com business;

•	the right to exercise or put the Warrant issued pursuant to the Stock Purchase Agreement; and

•	the right to receive payments under the Promissory Note and earnout in connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement.

The assets of Hollywood Media that are currently used in connection with these businesses and interests will not be transferred to Key Brand as part of the sale of Theatre Direct.

Our reporting obligations as a U.S. public company will not be affected as a result of completing the sale of Theatre Direct.  However, following the sale of Theatre Direct our business will be smaller, and therefore we may fail to satisfy the continued listing standards of The NASDAQ Global Market.  In the event that we are unable to satisfy the continued listing standards of The NASDAQ Global Market, our common stock may be delisted from that market.  In order to continue to be listed on the NASDAQ Global Market, we must meet the bid price and total shareholders requirements as set forth in NASDAQ Listing Rule 5450(a) and at least one of the three standards in NASDAQ Listing Rule 5450(b).  Pursuant to NASDAQ Listing Rule 5450(a), the bid price of our common stock cannot fall below $1.00 per share for 30 consecutive business days and we must have at least 400 total shareholders (including both holders of beneficial interest and holders of record).  We believe that if we continue to qualify for listing on the NASDAQ Global Market, we will satisfy the Equity Standard under NASDAQ Listing Rule 5450(b), which requires:

•	stockholders’ equity of at least $10 million;

•
at least 750,000 publicly held shares (total shares outstanding, less any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding of the company);

•	market value of publicly held shares of at least $5 million; and

•	at least two registered and active market makers.

Based on the Pro Forma Condensed Consolidated Financial Statements of Hollywood Media Corp. and Subsidiaries beginning on page 106, following the sale of Theatre Direct we will continue to qualify for listing on the NASDAQ Global Market under the Equity Standard set forth above assuming (i) the bid price of our common stock does not fall below $1.00 per share for 30 consecutive business days, (ii) we continue to have at least 400 total shareholders (including both holders of beneficial interest and holders of record), (iii) we continue to have at least 750,000 publicly held shares with a market value of at least $5 million, and (iv) we continue to have at least two registered and active market makers.

If we are delisted from The NASDAQ Global Market, we may apply to transfer our common stock listing to The NASDAQ Capital Market or the American Stock Exchange, however our application may not be granted if we do not satisfy the applicable listing requirements for those markets.  If our common stock were to be delisted from The NASDAQ Global Market and we could not satisfy the listing standards of The NASDAQ Capital Market or the American Stock Exchange, trading of our common stock most likely would be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board.  See “RISK FACTORS—Because our business will be smaller following the sale of Theatre Direct, there is a possibility that our common stock may be delisted from The NASDAQ Global Market if we fail to satisfy the continued listing standards of that market” beginning on page 32.

The transactions contemplated by the Stock Purchase Agreement and the potential self-tender offer (see “SUMMARY TERM SHEET— Use of Proceeds from the Sale of Theatre Direct” beginning on page 6) are not a first step in a going private transaction under Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended.

Effects on Hollywood Media if the Sale of Theatre Direct is Not Completed (page 62)

If the Proposal to Sell Theatre Direct is not approved by our shareholders or the other closing conditions set forth in the Stock Purchase Agreement are not satisfied or waived, including if Key Brand does not obtain written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement or Key Brand does not have sufficient cash on hand or, if needed to complete the transaction, Key Brand does not obtain financing consistent with the terms of the Stock Purchase Agreement, and therefore the Sale of Theatre Direct is not completed, we will continue to conduct our Broadway Ticketing Business, and we may consider and evaluate other strategic opportunities.  In such a circumstance, there can be no assurances that our continued operation of our Broadway Ticketing Business or any alternative strategic opportunities will result in the same or greater value to our shareholders as the Proposal to Sell Theatre Direct.

Risk Factors (page 28)

In evaluating the Proposal to Sell Theatre Direct, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “RISK FACTORS” beginning on page 28 of this proxy statement.

Ancillary Agreements (page 92)

In connection with the transactions contemplated by the Stock Purchase Agreement:

•	Hollywood Media will execute a release in favor of Theatre Direct;

•	Key Brand and Hollywood Media will enter into a transition services agreement providing for the provision of certain services by Hollywood Media to Theatre Direct;

•
Hollywood Media, Key Brand and The Bank of New York Mellon entered into the Escrow Agreement (see “SUMMARY TERM SHEET—The Escrow Agreement and Deposit and Expense Reimbursement beginning on page 5); and

•
Mitchell Rubenstein, the Chairman and Chief Executive Officer of Hollywood Media, and Laurie S. Silvers, the Vice-Chairman, President and Secretary of Hollywood Media, will each execute non-competition agreements with Key Brand.

Transaction Costs Associated with the Sale of Theatre Direct (page 67)

In connection with the transactions contemplated by the Stock Purchase Agreement, Hollywood Media expects to incur approximately:

•
an aggregate amount of $4.14 million in total change of control payments to Mitchell Rubenstein, the Chairman and Chief Executive Officer of Hollywood Media, and Laurie S. Silvers, the Vice-Chairman, President and Secretary of Hollywood Media, an aggregate amount of $3.0 million of which will be paid upon the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement and approximately $1.14 million of which will be paid (if Mr. Rubenstein and Ms. Silvers continue to be employed by Hollywood Media on the first anniversary following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement (or if such employment is terminated on or before such date by Hollywood Media without “cause” or by Mr. Rubenstein or Ms. Silvers for “good reason”)) pursuant to the employment agreements of Mr. Rubenstein and Ms. Silvers as Hollywood Media receives payments under the Promissory Note and the earnout pursuant to the Stock Purchase Agreement (provided that any such amounts that would be payable during the first year following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement will be set aside in a “rabbi trust”) (see “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Interests of Certain Persons in the Sale of Theatre Direct—Amendments to Amended and Restated Employment Agreements of Mr. Rubenstein and Ms. Silvers” beginning on page 64);

•
an aggregate amount of $400,000 in change of control payments to two executives in Hollywood Media’s legal department, each of whom will receive these payments in accordance with their retention agreements, with such amounts payable at closing (provided that Hollywood Media may defer one-half of these payments by up to one year if it elects to require the continued employment of one or both of these executives during a transition period of up to one year);

•
$350,000 in fees, plus additional out−of−pocket expenses, to Peter J. Solomon Company for providing financial advisory services and the fairness opinion to Hollywood Media’s board of directors in connection with evaluating and approving the Stock Purchase Agreement and the transactions contemplated thereby;

•
$1.2 million in legal fees, plus additional out−of−pocket expenses, in connection with preparing and negotiating the Stock Purchase Agreement and the related documents and preparing and filing this proxy statement relating to the transactions contemplated by the Stock Purchase Agreement; and

•
$15,000 in fees ($7,500 of which has been paid as an initial retainer), plus additional out−of−pocket expenses, to a proxy solicitation firm, Innisfree M&A Incorporated, to assist in the distribution and solicitation of proxies for the special meeting.

The Special Meeting (page 18 and page 24)

See “Questions and Answers about the  Special Meeting” beginning on page 18 and “The Special Meeting” beginning on page 24.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the special meeting.  These questions and answers may not address all questions that may be important to you as a shareholder of Hollywood Media.  Please also refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Why am I receiving this proxy statement?

You are receiving this proxy statement and proxy card because you owned shares of our common stock as of the record date of October 19, 2010.  This proxy statement and proxy card relate to our special meeting (and any adjournment or postponement thereof) and describe the matters on which we would like you, as a shareholder, to vote.

We believe that we are required to obtain the approval of our shareholders in connection with the sale of Theatre Direct and are therefore holding a special meeting of our shareholders in order to obtain such approval.  This proxy statement summarizes certain information you need to know to vote at the special meeting.  All shareholders are cordially invited to attend the special meeting in person.  However, you do not need to attend the special meeting to vote your shares.  Instead, you may simply complete, sign, date and return the enclosed proxy card.

When and where will the special meeting be held?

The special meeting will be held at our offices, located at 2255 Glades Road, Conference Room 123A, Boca Raton, Florida 33431, on Friday, December 10, 2010, at 10:00 a.m., local time.

What will I be asked to vote upon at the special meeting?

At the special meeting, you will be asked to vote upon the following:

•	to approve the Proposal to Sell Theatre Direct; and

•
to approve the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Proposal to Sell Theatre Direct.

What is the Proposal to Sell Theatre Direct?

The Proposal to Sell Theatre Direct is a proposal to sell our Broadway Ticketing Division, through the sale of all of the outstanding capital stock of Theatre Direct, our wholly-owned subsidiary, pursuant to the Stock Purchase Agreement, dated as of December 22, 2009, as amended, between Hollywood Media and Key Brand.

What will happen if the Proposal to Sell Theatre Direct is approved by our shareholders?

Under the terms of the Stock Purchase Agreement, if the sale of Theatre Direct is approved by Hollywood Media’s shareholders and the other closing conditions under the Stock Purchase Agreement have been satisfied or waived, we will sell all of the outstanding capital stock of Theatre Direct to Key Brand.

What is the Proposal to Adjourn or Postpone the Special Meeting?

The Proposal to Adjourn or Postpone the Special Meeting is a proposal to permit us to adjourn or postpone the special meeting for the purpose of soliciting additional proxies in the event that, at the special meeting, the affirmative vote in favor of the Proposal to Sell Theatre Direct is less than a majority of the issued and outstanding shares of Hollywood Media common stock entitled to vote at the special meeting.

What will happen if the Proposal to Adjourn or Postpone the Special Meeting is approved by our shareholders?

If there are insufficient votes at the time of the special meeting to approve the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting is approved at the special meeting, we will be able to adjourn or postpone the special meeting for the purpose of soliciting additional proxies to approve the Proposal to Sell Theatre Direct.  If you have previously submitted a proxy on the proposals discussed in this proxy statement and wish to revoke it upon adjournment or postponement of the special meeting, you may do so.

Am I entitled to appraisal or dissenters’ rights in connection with the Proposal to Sell Theatre Direct or the Proposal to Adjourn or Postpone the Special Meeting?

No appraisal or dissenters’ rights are available to our shareholders under the Florida Business Corporation Act or our articles of incorporation or bylaws in connection with the types of actions contemplated under the Proposal to Sell Theatre Direct or the Proposal to Adjourn or Postpone the Special Meeting.

Who can vote at the special meeting of shareholders of Hollywood Media? What constitutes a quorum?

Only holders of record of shares of our common stock at the close of business on October 19, 2010, which we refer to as the “record date,” are entitled to notice of and to vote at the special meeting.  On the record date, 31,179,066 shares of our common stock were issued and outstanding and held by approximately 134 holders of record.  Holders of record of shares of our common stock on the record date are entitled to one vote per share at the special meeting on (i) the Proposal to Sell Theatre Direct and (ii) the Proposal to Adjourn or Postpone the Special Meeting.

A quorum is necessary to hold a valid special meeting.  A quorum will be present at the special meeting if the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote on the record date are present, either in person or by proxy.  Shares of common stock represented at the special meeting but not voted, including shares of common stock for which we have received proxies indicating that the submitting shareholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

What vote is required to approve each of the proposals?

The approval of the Proposal to Sell Theatre Direct requires the affirmative vote of holders of at least a majority of Hollywood Media’s issued and outstanding shares of common stock that are entitled to vote at the special meeting.  If you abstain from voting, either in person or by proxy, or do not instruct your broker or other nominee how to vote your shares, it will effectively count as a vote “AGAINST” the approval of the Proposal to Sell Theatre Direct.

The approval of the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, requires (i) if a quorum exists at the special meeting, that the number of shares voted in favor of the Proposal to Adjourn or Postpone the Special Meeting are greater than those voted against, or (ii) in the absence of a quorum at the special meeting, the affirmative vote of the holders of a majority of the shares of our common stock represented at the special meeting.  If you abstain from voting, either in person or by proxy, or do not instruct your broker or other nominee how to vote your shares, it will not affect the Proposal to Adjourn or Postpone the Special Meeting if a quorum is present.  If a quorum is not present, then abstaining or failing to instruct your broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Proposal to Adjourn or Postpone the Special Meeting.

As of the record date, the directors and executive officers of Hollywood Media beneficially owned approximately 16.38% of the Hollywood Media issued and outstanding common stock on that date.  None of Hollywood Media’s directors or executive officers have entered into agreements relating to how such directors and executive officers will vote shares of Hollywood Media’s common stock owned by such persons with respect to the Proposal to Sell Theatre Direct or the Proposal to Adjourn or Postpone the Special Meeting.

How do I vote or change my vote?

You may vote by proxy or in person at the special meeting.

Voting in Person—If you hold shares in your name as a shareholder of record and plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting or you may give us a signed proxy card before voting is closed.  If you would like to vote in person, please bring proof of identification with you to the special meeting.  Even if you plan to attend the special meeting, we strongly encourage you to submit a proxy for your shares in advance as described below, so your vote will be counted if you later decide not to attend.  If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote at the special meeting. To do this, you should contact your broker, bank or nominee.

Voting by Proxy—If you hold shares in your name as a shareholder of record, then you received this proxy statement and a proxy card from us.  You may submit a proxy for your shares by mail without attending the special meeting by completing, signing, dating and returning the proxy card in the postage-paid envelope provided.  If you hold shares in “street name” through a broker, bank or other nominee, then you received this proxy statement from the broker, bank or nominee, along with the broker, bank or nominee’s voting instructions.  You should instruct your broker, bank or other nominee on how to vote your shares of common stock using the voting instructions provided.  All shares represented by properly executed proxies received in time for the special meeting will be voted in the manner specified by the shareholders giving those proxies.  Properly executed proxies that do not contain specific voting instructions will be voted “FOR” the Proposal to Sell Theatre Direct, and “FOR” the Proposal to Adjourn or Postpone the Special Meeting.

Revocation of Proxy—Submitting a proxy on the enclosed form does not preclude a shareholder from voting in person at the special meeting.  If you hold your shares in your name as shareholder of record, you may revoke a proxy at any time before it is voted by filing with our Corporate Secretary a duly executed revocation of proxy, by submitting a duly executed proxy with a later date or by attending the special meeting and voting in person.  A shareholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy.  Attendance at the special meeting without voting will not by itself revoke a proxy.  If your shares are held in street name through a broker, bank or other nominee, you must contact your broker, bank or nominee to revoke your proxy.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares of Hollywood Media common stock are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of shares of Hollywood Media common stock held in your “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the special meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the special meeting, unless you request a proxy from your broker, bank or other nominee.  Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners.  However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Proposal to Sell Theatre Direct and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not votes those shares.  This is referred to as a “broker non-vote.”  Broker non-votes will be considered as “present” for purposes of determining a quorum, but are not considered as voting power present with respect to the proposals.  Broker non-votes will have the effect of a vote “AGAINST” the Proposal to Sell Theatre Direct.  If a quorum is present, then broker non-votes will have no effect on the Proposal to Adjourn or Postpone the Special Meeting.  If a quorum is not present, then broker non-votes will have the same effect as a vote “AGAINST” the Proposal to Adjourn or Postpone the Special Meeting.

Your broker, bank or other nominee will send you information to instruct such broker, bank or other nominee on how to vote on your behalf.  If you do not receive a voting instruction card from your broker, bank or other nominee, please contact your broker, bank or other nominee promptly to get the voting instruction card.  Your vote is important to the success of the proposals.  Hollywood Media encourages all of its shareholders whose shares are held in street name to provide their brokers, banks and other nominees with instructions on how to vote.

How are proxies solicited and what is the cost of soliciting proxies?

This proxy solicitation is being made and paid for by Hollywood Media on behalf of its board of directors.  Hollywood Media will bear the costs of printing, filing and mailing this proxy statement.  Hollywood Media will also bear the costs of holding the special meeting and the cost of soliciting proxies.  Our directors, officers and employees may solicit proxies by mail, email, telephone, facsimile or other means of communication.  These directors, officers and employees will not be paid additional remuneration for their efforts, but may be reimbursed for out-of-pocket expenses incurred in connection therewith.  We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of common stock of Hollywood Media that the brokers and fiduciaries hold of record.  Upon request, we will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses.  In addition, Hollywood Media has engaged a proxy solicitation firm, Innisfree M&A Incorporated, to assist in the distribution and solicitation of proxies for the special meeting for an estimated cost of $15,000 ($7,500 of which has been paid as an initial retainer), plus additional out-of-pocket expenses.  The extent to which these proxy soliciting services will be necessary depends entirely upon how promptly proxies are received.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you may receive more than one proxy card.  Please complete, sign, date, and return all of the proxy cards you receive regarding the special meeting to ensure that all of your shares are voted.

How are proxies counted?

For the Proposal to Sell Theatre Direct, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  Both abstentions and broker non-votes have the same effect as a vote cast “AGAINST” the Proposal to Sell Theatre Direct.

For the Proposal to Adjourn or Postpone the Special Meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If a quorum is present, neither abstentions nor broker non-votes will have an effect on this proposal.  If a quorum is not present, then an abstention or a broker non-vote will have the same effect as a vote “AGAINST” this proposal.

If you sign and return your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the Proposal to Sell Theatre Direct and “FOR” the Proposal to Adjourn or Postpone the Special Meeting.

Can I vote via the Internet or by telephone?

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone.  A large number of banks and brokerage firms offer Internet and telephone voting.  If your bank or brokerage firm does not offer Internet or telephone voting information, please vote your shares pursuant to the specific voting instructions provided by your bank or brokerage firm.

Who can help answer my other questions?

If you have more questions about the Proposal to Sell Theatre Direct or the Proposal to Adjourn or Postpone the Special Meeting, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you should contact our Investor Relations Department in writing at Hollywood Media Corp., at 2255 Glades Road, Suite 221-A, Boca Raton, Florida 33431, Attention: Investor Relations, or call our Investor Relations Department at (561) 322-3450.

              CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Those statements in this proxy statement that are not historical facts (such as those related to the closing of the transactions contemplated by the Stock Purchase Agreement, our intended operations after the closing, and our use of proceeds from the sale of Theatre Direct) are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”  These forward-looking statements which may be identified by their use of words, such as “plan,” “may,” “believe,” “expect,” “intend,” “could,” “would,” “should” and other words and terms of similar meaning, in connection with any discussion of our prospects, financial statements, business, dividends, self-tender offers, financial condition, revenues, results of operations or liquidity, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things:

•	changes in global or domestic economic conditions;

•	the ability of Hollywood Media and Theatre Direct to compete with other online ticketing services and other competitors;

•	the unpredictability of future revenues, expenses and cash flows of Hollywood Media and Theatre Direct;

•	the unpredictability of the stock price of Hollywood Media;

•	the timing and amount of any special cash dividend or self-tender offer;

•	the ability of Hollywood Media and Theatre Direct to protect their intellectual property;

•	the enactment of ticketing regulations limiting the price at which tickets may be re-sold or otherwise adversely affecting the business of Theatre Direct or Hollywood Media;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Stock Purchase Agreement;

•
the inability to complete the transactions contemplated by the Stock Purchase Agreement due to the failure to satisfy the conditions to the completion of the transactions contemplated by the Stock Purchase Agreement, including Key Brand not obtaining written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement or Key Brand not having sufficient cash on hand at closing or, if needed to complete the transaction, Key Brand not obtaining financing consistent with the terms of the Stock Purchase Agreement;

•	the failure of the transactions contemplated by the Stock Purchase Agreement to close for any other reason;

•	the ability of Hollywood Media, Theatre Direct and/or Key Brand to meet expectations regarding the timing for completion of the transactions contemplated by the Stock Purchase Agreement;

•	the retention of certain key employees at Hollywood Media and Theatre Direct as a result of the transactions contemplated by the Stock Purchase Agreement;

•	business uncertainty and contractual restrictions during the pendency of the transactions contemplated by the Stock Purchase Agreement;

•	the possibility of not receiving payments pursuant to the Promissory Note and the potential earnout under the Stock Purchase Agreement;

•	the timing and amount of the payments received by Hollywood Media pursuant to the Promissory Note and the potential earnout under the Stock Purchase Agreement;

•	the ability of Hollywood Media to exercise or put the Warrant;

•
the possibility of our common stock being delisted from The NASDAQ Global Market and not qualifying for trading on another exchange or market (such as The NASDAQ Capital Market, the American Stock Exchange or the over-the-counter market);

•
the possible effect of the announcement of the Stock Purchase Agreement and the transactions contemplated thereby on our customer and supplier relationships, operating results, and business generally; and

•	the outcome of any legal proceedings that may be instituted against Hollywood Media and others related to the Stock Purchase Agreement or the transactions contemplated thereby or as a result thereof.

In addition, we are subject to risks and uncertainties and other factors detailed in the section entitled “RISK FACTORS” beginning on page 28 of this proxy statement and in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009, originally filed with the SEC on March 19, 2010 and amended on April 30, 2010, and our most recent Quarterly Report on Form 10-Q, as amended, for the period ended June 30, 2010, originally filed with the SEC on August 16, 2010 and amended on August 26, 2010, which should be read in conjunction with this proxy statement.  See “Where You Can Find More Information” beginning on page 105.  Many of the factors that will impact the completion of the proposed transactions are beyond our ability to control or predict.  In light of the significant uncertainties inherent in the forward-looking statements contained in this proxy statement, readers should not place undue reliance on forward-looking statements.  We cannot guarantee any future results, levels of activity, performance, or achievements.  The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made in this proxy statement remain accurate as of any future date.  Moreover, we assume no obligation to update forward-looking statements, except as may be required by law.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held at our offices, located at 2255 Glades Road, Conference Room 123A, Boca Raton, Florida 33431, on Friday, December 10, 2010, at 10:00 a.m., local time, or at any postponement or adjournment thereof.

The purpose of the special meeting is for our shareholders to consider and vote upon (i) the Proposal to Sell Theatre Direct and (ii) the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Proposal to Sell Theatre Direct.

The approval of the Proposal to Sell Theatre Direct requires the affirmative vote of holders of at least a majority of Hollywood Media’s issued and outstanding shares of common stock that are entitled to vote at the special meeting.  The approval of the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, requires (i) if a quorum exists at the special meeting, that the number of shares voted in favor of the Proposal to Adjourn or Postpone the Special Meeting are greater than those voted against, or (ii) in the absence of a quorum at the special meeting, the affirmative vote of the holders of a majority of the shares of our common stock represented at the special meeting.

Recommendation of Our Board of Directors

Hollywood Media’s board of directors, after careful consideration and following the receipt of a fairness opinion from Hollywood Media’s financial advisor, Peter J. Solomon Company, and the separate unanimous approval by the independent members of Hollywood Media’s board of directors (i.e., non-employee directors) meeting without the non-independent members of Hollywood Media’s board of directors, has unanimously approved the Stock Purchase Agreement and determined that the sale of Theatre Direct pursuant to the Stock Purchase Agreement is advisable, fair to and in the best interests of Hollywood Media and its shareholders.

Hollywood Media’s board of directors unanimously recommends that Hollywood Media’s shareholders vote “FOR” approval of the Proposal to Sell Theatre Direct and “FOR” approval of the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Proposal to Sell Theatre Direct.  For a discussion of the material factors considered by our board of directors in reaching its conclusions, see “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Reasons for the Sale of Theatre Direct” beginning on page 50.

In considering the recommendation of our board of directors with respect to the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting, our shareholders should be aware that two of our six directors, Mitchell Rubenstein, our Chairman and Chief Executive Officer, and Laurie S. Silvers, our Vice-Chairman, President and Secretary, will directly benefit from the sale of Theatre Direct and therefore have interests in the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting that are different from, or in addition to, the interests of our shareholders generally.  See “SUMMARY TERM SHEET—Interests of Certain Persons in the Sale of Theatre Direct” beginning on page 9 and “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Interests of Certain Persons in the Sale of Theatre Direct” beginning on page 63.

Record Date and Quorum

We have fixed the close of business on October 19, 2010 as the record date for the special meeting, and only holders of record of our common stock on the record date are entitled to vote at the special meeting.  On the record date, 31,179,066 shares of our common stock were issued and outstanding and held by approximately 134 holders of record.  Holders of record of shares of our common stock on the record date are entitled to one vote per share at the special meeting on (i) the Proposal to Sell Theatre Direct and (ii) the Proposal to Adjourn or Postpone the Special Meeting.

A quorum is necessary to hold a valid special meeting.  A quorum will be present at the special meeting if the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote on the record date are present, either in person or by proxy.  Shares of common stock represented at the special meeting but not voted, including shares of common stock for which we have received proxies indicating that the submitting shareholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Vote Required for Approval

The approval of the Proposal to Sell Theatre Direct requires the affirmative vote of holders of at least a majority of Hollywood Media’s issued and outstanding shares of common stock that are entitled to vote at the special meeting.  If you abstain from voting, either in person or by proxy, or do not instruct your broker or other nominee how to vote your shares, it will effectively count as a vote “AGAINST” the approval of the Proposal to Sell Theatre Direct.

The approval of the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, requires (i) if a quorum exists at the special meeting, that the number of shares voted in favor of the Proposal to Adjourn or Postpone the Special Meeting are greater than those voted against, or (ii) in the absence of a quorum at the special meeting, the affirmative vote of the holders of a majority of the shares of our common stock represented at the special meeting.  If you abstain from voting, either in person or by proxy, or do not instruct your broker or other nominee how to vote your shares, it will not affect the Proposal to Adjourn or Postpone the Special Meeting if a quorum is present.  If a quorum is not present, then abstaining or failing to instruct your broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Proposal to Adjourn or Postpone the Special Meeting.

As of the record date, the directors and executive officers of Hollywood Media beneficially owned approximately 16.38% of the Hollywood Media issued and outstanding common stock on that date.  None of Hollywood Media’s directors or executive officers have entered into agreements relating to how such directors and executive officers will vote shares of Hollywood Media’s common stock owned by such persons with respect to the Proposal to Sell Theatre Direct or the Proposal to Adjourn or Postpone the Special Meeting.

Shares Held in “Street Name” by a Broker, Bank or Other Nominee

If your shares of Hollywood Media common stock are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of shares of Hollywood Media common stock held in your “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the special meeting.  However, since you are not the shareholder of record, you may not vote these shares in person at the special meeting, unless you request a proxy from your broker, bank or other nominee.  Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners.  However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Proposal to Sell Theatre Direct and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not votes those shares.  This is referred to as a “broker non-vote.”  Broker non-votes will be considered as “present” for purposes of determining a quorum, but are not considered as voting power present with respect to the proposals.  Broker non-votes will have the effect of a vote “AGAINST” the Proposal to Sell Theatre Direct.  If a quorum is present, then broker non-votes will have no effect on the Proposal to Adjourn or Postpone the Special Meeting.  If a quorum is not present, then broker non-votes will have the same effect as a vote “AGAINST” the Proposal to Adjourn or Postpone the Special Meeting.

Your broker, bank or other nominee will send you information to instruct such broker, bank or other nominee on how to vote on your behalf.  If you do not receive a voting instruction card from your broker, bank or other nominee, please contact your broker, bank or other nominee promptly to get the voting instruction card.  Your vote is important to the success of the proposals.  Hollywood Media encourages all of its shareholders whose shares are held in street name to provide their brokers, banks and other nominees with instructions on how to vote.

Proxies and Revocation

If you hold shares in your name as a shareholder of record and plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting or you may give us a signed proxy card before voting is closed.  If you would like to vote in person, please bring proof of identification with you to the special meeting.  Even if you plan to attend the special meeting, we strongly encourage you to submit a proxy for your shares in advance, as described below, so your vote will be counted if you later decide not to attend.  If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the special meeting.  To do this, you should contact your broker, bank or other nominee.

If you hold shares in your name as a shareholder of record, then you received this proxy statement and a proxy card from us.  You may submit a proxy for your shares by mail without attending the special meeting by completing, signing, dating and returning the proxy card in the postage-paid envelope provided.  If you hold shares in “street name” through a broker, bank or other nominee, then you received this proxy statement from your broker, bank or other nominee, along with the broker’s, bank’s or other nominee’s voting instructions.  You should instruct your broker, bank or other nominee on how to vote your shares of common stock using the voting instructions provided.

If you submit a proxy, your shares will be voted at the special meeting as you indicate on your proxy card.  If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the Proposal to Sell Theatre Direct, and “FOR” the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Proposal to Sell Theatre Direct.

Submitting a proxy on the enclosed form does not preclude a shareholder from voting in person at the special meeting.  If you hold your shares in your name as shareholder of record, you may revoke a proxy at any time before it is voted by filing with our Corporate Secretary a duly executed revocation of proxy, by submitting a duly executed proxy with a later date or by appearing at the special meeting and voting in person.  A shareholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy.  Attendance at the special meeting without voting will not by itself revoke a proxy.  If your shares are held in street name through a broker, bank or other nominee, you must contact your broker, bank or nominee to revoke your proxy.

Adjournments and Postponements

If there are insufficient votes at the time of the special meeting to approve the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting is approved at the special meeting, we will be able to adjourn or postpone the special meeting for the purpose of soliciting additional proxies to approve the Proposal to Sell Theatre Direct.  If the special meeting is adjourned or postponed to another time or place, and if an announcement of the adjourned or postponed time or place is made at the special meeting, Hollywood Media does not need to give notice of the adjourned or postponed meeting unless the board of directors, after adjournment or postponement, fixes a new record date for the adjourned or postponed meeting.  Approval of the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies to approve the Proposal to Sell Theatre Direct requires, (i) if a quorum exists at the special meeting, that the number of shares voted in favor of the Proposal to Adjourn or Postpone the Special Meeting are greater than those voted against, or (ii) in the absence of a quorum at the special meeting, the affirmative vote of the holders of a majority of the shares of our common stock represented at the special meeting.  Any signed proxies received by us in which no voting instructions are provided on this matter will be voted “FOR” the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Proposal to Sell Theatre Direct.  Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to our shareholders under the Florida Business Corporation Act or our articles of incorporation or bylaws in connection with the types of actions contemplated under the Proposal to Sell Theatre Direct or the Proposal to Adjourn or Postpone the Special Meeting.

Solicitation of Proxies

This proxy solicitation is being made and paid for by Hollywood Media on behalf of its board of directors.  Hollywood Media will bear the costs of printing, filing and mailing this proxy statement.  Hollywood Media will also bear the costs of holding the special meeting and the cost of soliciting proxies.  Our directors, officers and employees may solicit proxies by mail, email, telephone, facsimile or other means of communication.  These directors, officers and employees will not be paid additional remuneration for their efforts, but may be reimbursed for out-of-pocket expenses incurred in connection therewith.  We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of common stock of Hollywood Media that the brokers and fiduciaries hold of record.  Upon request, we will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses.  In addition, Hollywood Media has engaged a proxy solicitation firm, Innisfree M&A Incorporated, to assist in the distribution and solicitation of proxies for the special meeting for an estimated cost of $15,000 ($7,500 of which has been paid as an initial retainer), plus additional out−of−pocket expenses.  The extent to which these proxy soliciting services will be necessary depends entirely upon how promptly proxies are received.

Internet Availability of Proxy Materials

These proxy solicitation materials were first mailed on or about October 22, 2010 to all shareholders entitled to vote at the Hollywood Media special meeting.  The SEC’s proxy rules permit us to provide both paper copies and electronic versions of the proxy materials.  We are providing this notice to inform you of the Internet availability of the proxy materials related to our special meeting.  At your election, you may utilize the proxy statement and proxy that were mailed to you or visit the “Investor Relations” section of Hollywood Media’s corporate website at www.hollywoodmedia.com.

Questions and Additional Information

If you have more questions about the sale of Theatre Direct, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you should contact our Investor Relations Department in writing at Hollywood Media Corp., 2255 Glades Road, Suite 221-A, Boca Raton, Florida 33431, Attention: Investor Relations, or call our Investor Relations Department at (561) 322-3450.

RISK FACTORS

In addition to the other information contained in this proxy statement, you should carefully consider the following risk factors relating to the sale of our Broadway Ticketing Business through the sale of all of the outstanding capital stock of our wholly-owned subsidiary, Theatre Direct, before you decide whether to vote for the proposals.  You should also consider the other information in the proxy statement and our other reports on file with the SEC.  See “Where You Can Find More Information” beginning on page 105.

Key Brand may not be able to obtain written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement.  In addition, Key Brand may not have sufficient cash on hand at closing or, if needed to complete the transaction, may not obtain sufficient financing to complete the transactions contemplated by the Stock Purchase Agreement.

In addition to other closing conditions set forth in the Stock Purchase Agreement, the obligations of Key Brand to complete the transactions contemplated by the Stock Purchase Agreement are subject to the satisfaction or waiver on or prior to the closing date of Key Brand receiving a written consent from the requisite lenders under that certain Credit, Security, Pledge and Guaranty Agreement, dated as of January 23, 2008, by and among, inter alios, Key Brand, JPMorgan Chase Bank, N.A., Toronto Theater Ltd., and the guarantors and lenders named therein, as amended by Amendment No. 1 to Credit Agreement, dated as of August 22, 2008, and Amendment No. 2, dated as of December 23, 2009 (as may be amended or modified from time to time, the “Credit Agreement”), for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement and Key Brand being entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration contemplated by the Stock Purchase Agreement (which we refer to as, the “Financing Condition”) (see “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement–Conditions to Closing– Conditions to Key Brand’s Obligation” beginning on page 86).

On June 2, 2010, Key Brand provided Hollywood Media with notice that J.P. Morgan Securities Inc. had notified Key Brand that Key Brand will not be entitled to borrow funds under the Credit Agreement to make the cash payment at closing contemplated by the Stock Purchase Agreement.  According to Key Brand’s notice, such notification does not mean that J.P. Morgan Securities, Inc. is not consenting to the transactions contemplated by the Stock Purchase Agreement and J.P. Morgan Securities Inc. will review the terms of any alternative financing obtained by Key Brand when and if such terms are finalized.

On September 1, 2010, Key Brand informed Hollywood Media that Key Brand had sufficient cash on hand to complete the transactions contemplated by the Stock Purchase Agreement and that Key Brand intends to pay the $20 million cash payment at the closing of the transactions contemplated by the Stock Purchase Agreement from its cash on hand, subject to obtaining the consent of the lenders under the Credit Agreement to use such cash to complete the transactions contemplated by the Stock Purchase Agreement.  On September 21, 2010, Key Brand informed Hollywood Media that the lenders under the Credit Agreement would consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement provided that the documentation and structuring of the Promissory Note, the use of such cash, and the related agreements are acceptable to such lenders and that such lenders were preparing formal written documentation for such consent.  In addition, Key Brand informed Hollywood Media that if the lenders under the Credit Agreement consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, then Key Brand will waive the closing condition of Key Brand being entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration contemplated by the Stock Purchase Agreement.  On October 15, 2010, Key Brand informed Hollywood Media that Key Brand has reached an agreement with the lenders under the Credit Agreement regarding such lenders consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, that such lenders were preparing formal written documentation for such consent, and that Key Brand expects to obtain such formal written documentation for such consent promptly but in any case prior to the sale of Theatre Direct; however, there can be no assurances that such formal written documentation for such consent will be obtained.

In addition, according to the Notes to the Unaudited Consolidated Financial Statements of Key Brand Entertainment Inc. and Subsidiaries for the period ended June 30, 2010 (which are included in Annex M to this proxy statement), Key Brand believes that it is not in compliance with certain covenants in the Credit Agreement as of June 30, 2010.  Key Brand informed Hollywood Media that Key Brand has reached an agreement with the lenders under the Credit Agreement regarding a waiver of such non-compliance, that such lenders were preparing formal written documentation for such waiver, and that Key Brand expects to obtain such formal written documentation for such waiver promptly but in any case prior to the sale of Theatre Direct; however, there can be no assurances that such formal written documentation for such waiver will be obtained.

Key Brand’s financial condition, including Key Brand’s and/or its subsidiaries’ failure to satisfy the covenants and restrictions in the Credit Agreement (or any other applicable financing agreements) or the amounts owed under the Credit Agreement (or any other applicable financing agreements) becoming immediately due and payable, could adversely affect, among other things, (i) Key Brand’s ability to obtain the written consent of the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement, (ii) the amount of cash that Key Brand has on hand at closing, or (iii) Key Brand’s ability to obtain financing consistent with the terms of the Stock Purchase Agreement (if necessary to complete the transaction).  As a result, even if our shareholders approve the sale of Theatre Direct, we cannot assure you that the sale of Theatre Direct will be completed.

The amount of cash we receive pursuant to the Stock Purchase Agreement will vary, depending on the result of certain working capital adjustments, so that we may (i) receive less than $20 million in cash at the closing of the sale of Theatre Direct or (ii) not retain all of the cash paid to us at the closing of the sale of Theatre Direct.

Pursuant to the terms of the Stock Purchase Agreement, the cash consideration of $20 million may be increased or decreased through a working capital adjustment.  See “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement– Purchase Price – Purchase Price Adjustment” beginning on page 69.  While Hollywood Media does not currently expect that any material reduction in the cash consideration will be required as a result of these adjustments, there can be no assurance that Hollywood Media will (i) receive $20 million in cash consideration at the closing of the sale of Theatre Direct or (ii) not have to return a portion of the cash consideration to Key Brand as a result of these adjustments.

We may not receive the payments due under the Promissory Note issued by Key Brand to Hollywood Media in connection with the sale of Theatre Direct.

The obligations under the Promissory Note issued by Key Brand to Hollywood Media in connection with the Stock Purchase Agreement will be subordinated to up to $15 million in the aggregate of senior indebtedness (plus all interest accrued thereon from and after the closing date) and will be secured on a second priority basis by (i) a perfected pledge of the capital stock of Theatre Direct and each direct or indirect subsidiary of Theatre Direct (subject, in the case of any foreign direct subsidiary, to a pledge of 65% of the capital stock of such foreign subsidiary), and (ii) a perfected security interest in substantially all tangible and intangible assets of Theatre Direct and each direct or indirect US domestic subsidiary of Theatre Direct (including equipment, investment property, intellectual property, other general intangibles, real property and proceeds of the foregoing).

There can be no assurance that Hollywood Media will receive all of the principal and interest payments due under the Promissory Note.  See “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement – Purchase Price – Promissory Note and Related Agreements” beginning on page 69.  The financial condition and performance of Key Brand and/or its subsidiaries and the ability of Key Brand and/or its subsidiaries to satisfy the covenants and obligations in the Credit Agreement (or any other applicable financing agreements) could adversely affect Key Brand’s ability to satisfy its obligations under the Promissory Note issued by Key Brand to Hollywood Media in connection with the Stock Purchase Agreement.

Payments that we receive under the Promissory Note issued by Key Brand to Hollywood Media in connection with the sale of Theatre Direct  may be reduced if certain adverse ticketing regulations are enacted.

From time to time, state and federal governments consider enacting restrictions or limitations on the amount of service fees that may be charged on the resale of tickets for events.  For example, before 2007, the State of New York capped the amount of the service fees that could be charged on the resale of tickets at 20% to 45% of the face value of the ticket, depending on the size of the venue.  In 2007, the State of New York repealed the cap on service fees for the resale of tickets.  The State of New York is currently conducting a study on the secondary ticket market and may consider enacting regulations on the resale of tickets.  At this time it is unclear what, if any, future ticketing regulations may be enacted by states or the federal government.

Pursuant to the terms of the Promissory Note issued by Key Brand to Hollywood Media in connection with the Stock Purchase Agreement, upon any adverse change in state or federal ticketing regulations that takes effect within two years of the closing of the transactions contemplated by the Stock Purchase Agreement that restricts or limits the amount of service fees that may be charged on the resale of tickets, the principal amount of the Promissory Note will be reduced by the amount of any such reduction in value up to a maximum of $5 million, and such amount shall be added pro-rata to the remaining earnout amounts payable to Hollywood Media pursuant to the Stock Purchase Agreement, provided that, there will be no reduction in the Promissory Note if the entire earnout has already been earned at the time of any such adverse change.  See “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement – Purchase Price – Promissory Note and Related Agreements” beginning on page 69.

We will not receive the earnout payments if Theatre Direct and its subsidiaries do not attain certain revenue performance levels.

Pursuant to the terms of the Stock Purchase Agreement, we are entitled to earnout payments of up to $14 million (subject to an increase as further described in this proxy statement), if Theatre Direct and its subsidiaries attain certain revenue performance levels during the period from the closing date until the end of the tenth full fiscal year of Theatre Direct which occurs after the closing date.  If Theatre Direct and its subsidiaries do not attain such revenue performance levels during this period, we will not receive the earnout payments.  There can be no assurance that Theatre Direct and its subsidiaries will attain the revenue performance levels required to trigger the earnout payments or that Hollywood Media will receive any of the earnout payments under the Stock Purchase Agreement.  See “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement – Purchase Price – Earnout” beginning on page 72.

Key Brand’s financial performance and condition will impact Key Brand’s ability to satisfy its obligations under the Promissory Note, pay the earnout pursuant to the Stock Purchase Agreement, and satisfy its other obligations under the Stock Purchase Agreement.

Key Brand’s financial performance and condition, including Key Brand’s and/or its subsidiaries’ ability to satisfy the covenants and obligations in the Credit Agreement (or any other applicable financing agreements) or the amounts owed under the Credit Agreement (or any other applicable financing agreements) will impact Key Brand’s ability to (i) satisfy its obligations under the Promissory Note issued by Key Brand to Hollywood Media in connection with the Stock Purchase Agreement, (ii) pay the earnout pursuant to the Stock Purchase Agreement, and (iii) satisfy its other obligations under the Stock Purchase Agreement.  There can be no assurances that Key Brand will satisfy any or all of these obligations.

The failure to complete the sale of Theatre Direct may result in a decrease in the market value of our common stock and limit our ability to grow and implement our business strategies..

The sale of Theatre Direct is subject to a number of contingencies, including approval by our shareholders, Key Brand obtaining written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement, Key Brand obtaining financing in accordance with the Stock Purchase Agreement (although Key Brand has informed Hollywood Media that if the lenders under the Credit Agreement consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, then Key Brand will waive the closing condition of Key Brand being entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration contemplated by the Stock Purchase Agreement), and other closing conditions set forth in the Stock Purchase Agreement.  We cannot predict whether we will succeed in obtaining the approval of our shareholders, whether Key Brand will obtain written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement, whether Key Brand will have sufficient cash on hand at closing or, if needed to complete the transaction, whether Key Brand will obtain sufficient financing to complete the transactions contemplated by the Stock Purchase Agreement, or whether the other conditions to closing the sale of Theatre Direct pursuant to the Stock Purchase Agreement will be satisfied.  As a result, we cannot assure you that the sale of Theatre Direct will be completed.  In the event that the sale of Theatre Direct is not completed, this may have a material adverse effect on our business prospects, operating results and financial condition and the market value of our common stock may decline.

If the sale of Theatre Direct pursuant to the Stock Purchase Agreement is not completed, there may not be any other offers from potential acquirors.

If the sale of Theatre Direct pursuant to the Stock Purchase Agreement is not completed, we may seek another purchaser for Theatre Direct.  Although we had discussions with various parties concerning such a purchase prior to entering into the Stock Purchase Agreement, none of these parties may now have an interest in purchasing Theatre Direct or be willing to offer a reasonable purchase price for Theatre Direct.

The Stock Purchase Agreement may expose us to contingent liabilities.

Under the Stock Purchase Agreement, we have agreed to indemnify Key Brand for a breach or violation of any representation, warranty or covenant made by us in the Stock Purchase Agreement, for certain broker commissions due in connection with the sale of Theatre Direct, and for certain tax matters, subject to certain limitations.  Significant indemnification claims by Key Brand could have a material adverse effect on our financial condition.  See “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement – Survival and Indemnification – Indemnification” beginning on page 87.

We will be unable to compete with Theatre Direct for 7 years from the date of closing.

We have agreed that Hollywood Media will not, and will cause its affiliates (as defined in the Stock Purchase Agreement) not to, directly or indirectly, own, manage, engage in, operate, control, work for or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in the sales of tickets to live musical, live theatrical or other live entertainment performances in the City of New York, New York or that otherwise competes with the business of Theatre Direct and its subsidiaries as it exists as of the closing date, subject to certain exceptions, including that there are no restrictions on the sale of advertisements (including online advertising).  See “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Covenants—Non-Competition Agreements” beginning on page 81.  Accordingly, subject to these exceptions, the non-competition agreement will restrict our ability to engage in any business which competes with Theatre Direct for 7 years from the date of closing.

Although our Board of Directors may, subject to compliance with the terms of the Stock Purchase Agreement, terminate the Stock Purchase Agreement in order to accept an unsolicited superior proposal, the requirement that Hollywood Media pay a termination fee in order to accept such a proposal may discourage the making of any such proposal.

Our board of directors may, subject to compliance with the terms of the Stock Purchase Agreement, including the payment to Key Brand of a termination fee equal to $1.2 million, terminate the Stock Purchase Agreement in order to accept an unsolicited superior proposal.  The requirement that Hollywood Media pay Key Brand such a termination fee in order to accept an unsolicited superior proposal may operate to discourage third-parties from making any such proposal.

Because Theatre Direct represented approximately 95% of our total revenues last year, our business following the sale of Theatre Direct will be substantially different.

Theatre Direct represented approximately 95% of our total revenues in 2007 through 2009.  Following the sale of Theatre Direct, we will retain the following businesses and interests: (i) our Ad Sales Division (including the U.K.-based CinemasOnline), (ii) our Intellectual Properties Division (consisting of our 51% interest in Tekno Books and a 50% interest in NetCo Partners), (iii) our 26.2% equity interest in MovieTickets.com, Inc., (iv) an earnout from the sale of the Hollywood.com business, (v) the right to exercise or put the warrant issued by Theatre Direct pursuant to the Stock Purchase Agreement, and (vi) the right to receive payments under the promissory note and the earnout in connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement.

Our results of operation and financial condition may be materially adversely effected if (i) we fail to effectively reduce our overhead costs to reflect the reduced scale of our operations, (ii) our ability to receive the earnout payments from the sale of the Hollywood.com business is inhibited in any way, (iii) our ability to receive the dividends and distributions from MovieTickets.com, Inc. is inhibited in any way, (iv) our ability to receive the payments under the Promissory Note and the earnout in connection with the sale of Theatre Direct is inhibited in any way, (v) our ability to exercise or put the Warrant issued pursuant to the Stock Purchase Agreement is inhibited in any way, or (vi) our Ad Sales Division and/or our Intellectual Properties Division were to operate at a loss.

For as long as we remain a public company, we will continue to incur the expenses of complying with public company reporting requirements.

Our reporting obligations as a U.S. public company will not be affected as a result of completing the sale of Theatre Direct.  For as long as we remain a public company, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, which includes the filing with the SEC of periodic reports, proxy statements and other documents relating to our business, financial conditions and other matters, even though compliance with such reporting requirements is economically burdensome.

Following the sale of Theatre Direct, Hollywood Media may be deemed an Investment Company and subjected to related restrictions under the Investment Company Act of 1940.

The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities.  The Investment Company Act may, however, also be deemed to be applicable to a company that does not intend to be characterized as an investment company but that, nevertheless, engages in activities that may be deemed to be within the definitional scope of certain provisions of the Investment Company Act.  Hollywood Media believes that its anticipated principal activities following the sale of Theatre Direct, which include operating the Ad Sales Division and the Intellectual Properties Division, will not subject Hollywood Media to regulation under the Investment Company Act.  Nevertheless, there can be no assurance that Hollywood Media will not be deemed to be an investment company.  If Hollywood Media is deemed to be an investment company, Hollywood Media may become subject to certain restrictions relating to Hollywood Media’s activities, including restrictions on the nature of its investments and the issuance of securities.  In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain reporting, record keeping, voting, proxy, disclosure and other rules and regulations.  In the event of the characterization of Hollywood Media as an investment company, the inability of Hollywood Media to satisfy such regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on Hollywood Media.

Because our business will be smaller following the sale of Theatre Direct, there is a possibility that our common stock may be delisted from The NASDAQ Global Market if we fail to satisfy the continued listing standards of that market.

Even though we currently satisfy the continued listing standards for The NASDAQ Global Market, following the sale of Theatre Direct our business will be smaller, and therefore we may fail to satisfy the continued listing standards of The NASDAQ Global Market.  In the event that we are unable to satisfy the continued listing standards of The NASDAQ Global Market, our common stock may be delisted from that market.  In order to continue to be listed on the NASDAQ Global Market, we must meet the bid price and total shareholders requirements as set forth in NASDAQ Listing Rule 5450(a) and at least one of the three standards in NASDAQ Listing Rule 5450(b).  Pursuant to NASDAQ Listing Rule 5450(a), the bid price of our common stock cannot fall below $1.00 per share for 30 consecutive business days and we must have at least 400 total shareholders (including both holders of beneficial interest and holders of record).  We believe that if we continue to qualify for listing on the NASDAQ Global Market, we will satisfy the Equity Standard under NASDAQ Listing Rule 5450(b), which requires:

•	stockholders’ equity of at least $10 million;

•
at least 750,000 publicly held shares (total shares outstanding, less any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding of the company);

•	market value of publicly held shares of at least $5 million; and

•	at least two registered and active market makers.

Based on the Pro Forma Condensed Consolidated Financial Statements of Hollywood Media Corp. and Subsidiaries beginning on page 106, following the sale of Theatre Direct we will continue to qualify for listing on the NASDAQ Global Market under the Equity Standard set forth above assuming (i) the bid price of our common stock does not fall below $1.00 per share for 30 consecutive business days, (ii) we continue to have at least 400 total shareholders (including both holders of beneficial interest and holders of record), (iii) we continue to have at least 750,000 publicly held shares with a market value of at least $5 million, and (iv) we continue to have at least two registered and active market makers.

If we are delisted from The NASDAQ Global Market, we may apply to transfer our common stock listing to The NASDAQ Capital Market.  However, our application may not be granted if we do not satisfy the applicable listing requirements for The NASDAQ Capital Market at the time of the application.  Even if we successfully transfer our common stock listing to The NASDAQ Capital Market, but are unable to satisfy the minimum bid price requirement of $1.00 per share or any of the other continued listing standards of The NASDAQ Capital Market, our common stock could be delisted from The NASDAQ Capital Market.  If our common stock were delisted from The NASDAQ Stock Market, we may apply to transfer our common stock listing to the American Stock Exchange.  However, our application may not be granted if we do not satisfy the applicable listing requirements for the American Stock Exchange at the time of the application.  If our common stock were to be delisted from The NASDAQ Global Market and we could not satisfy the listing standards of The NASDAQ Capital Market or the American Stock Exchange, trading of our common stock most likely would be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board.  Such trading could reduce the market liquidity of our common stock.  As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, our common stock.

If our common stock is delisted from The NASDAQ Global Market and we could not satisfy the listing standards of The NASDAQ Capital Market or the American Stock Exchange and the trading price remains below $5.00 per share, trading in our common stock might also become subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trade involving a stock defined as a “penny stock” (generally, any equity security not listed on a national securities exchange or quoted on The NASDAQ Stock Market that has a market price of less than $5.00 per share, subject to certain exceptions).  Many brokerage firms are reluctant to recommend low-priced stocks to their clients. Moreover, various regulations and policies restrict the ability of shareholders to borrow against or “margin” low-priced stocks, and declines in the stock price below certain levels may trigger unexpected margin calls.  Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current price of the common stock can result in an individual shareholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher.  This factor may also limit the willingness of institutions to purchase our common stock.  Finally, the additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in our common stock, which could severely limit the market liquidity of the stock and the ability of investors to trade our common stock.

Increasing the profitability of Hollywood Media is dependent in part on our ability to reduce corporate overhead costs.

Upon consummation of the sale of Theatre Direct, we will concentrate on deploying our resources to maximize our profitability through further reducing corporate overhead costs.  Because our business will be smaller following the sale of Theatre Direct, we believe that there will be many ways in which corporate overhead costs can be significantly reduced.  However, if we are not successful in fully implementing such cost reductions, our ability to increase the profitability of Hollywood Media may be impaired.

Hollywood Media is not required to pay a one-time special cash dividend or engage in a self-tender offer.  If Hollywood Media elects to pay a one-time special cash dividend or engage in a self-tender offer, the amount and timing of such one-time special cash dividend or self-tender offer may vary depending on a number of factors.

In the event Hollywood Media receives shareholder approval of and consummates the sale of Theatre Direct pursuant to the Stock Purchase Agreement, and subject to compliance with Florida law and federal laws and regulations, Hollywood Media expects to either (i) pay a one-time special cash dividend to its shareholders of approximately $0.60 per share of Hollywood Media common stock, totaling approximately $18 million, or (ii) engage in a self-tender offer to purchase shares of Hollywood Media common stock at a per-share price to be determined in the future, totaling approximately $18 million.  However, (i) Hollywood Media is not required to pay a one-time special cash dividend or engage in a self-tender offer, (ii) Hollywood Media’s board of directors has made no final decision whether to pay a one-time special cash dividend or engage in a self-tender offer, and such decision will be based on what Hollywood Media’s board of directors determines is in Hollywood Media’s best interest and the best interest of Hollywood Media’s shareholders (subject to compliance with Florida law and federal laws and regulations), (iii) the actual amount of a one-time special cash dividend or self-tender offer may be lower or higher than this amount depending on the amount of Hollywood Media’s liabilities following the sale of Theatre Direct and other factors and (iv) the timing of the payment of a one-time special cash dividend or offer period for a self-tender offer may vary depending on a number of factors, including any contingent liabilities or other unforeseen matters.  If Hollywood Media elects to pay a one-time special cash dividend, prior to making such one-time special cash dividend, Hollywood Media will announce, at least ten days in advance, the record date for such distribution.  Only holders of Hollywood Media’s common stock on the record date for a one-time special cash dividend will be entitled to receive a one-time special cash dividend.  Please note that if Hollywood Media elects to pay a one-time special cash dividend, the record date for such one-time special cash dividend will be after the closing date of the sale of Theatre Direct and is different from the record date for determining which holders of Hollywood Media’s common stock are entitled to vote on the matters described in this proxy statement.  If Hollywood Media elects to engage in a self-tender offer, Hollywood Media will announce the offer period and the per-share purchase price on or prior to the commencement date of such self-tender offer.  You should not otherwise anticipate receiving regular dividends with respect to shares of Hollywood Media common stock that you own.  Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT

This section of the proxy statement describes certain aspects of the proposed sale of Theatre Direct to Key Brand, including the material terms of the Stock Purchase Agreement.  Please note that the summary below and elsewhere in this proxy statement regarding the proposed sale of Theatre Direct and the Stock Purchase Agreement may not contain all of the information that is important to you.  The summary below and elsewhere in this proxy statement of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Stock Purchase Agreement, a copy of which is attached to this proxy statement as Annex A.  We encourage you to read the Stock Purchase Agreement carefully in its entirety for a more complete understanding of the sale of Theatre Direct, the terms of the Stock Purchase Agreement, and other information that may be important to you.

Parties to the Stock Purchase Agreement

Hollywood Media Corp.

Hollywood Media is a leading provider of online ticketing services, and is comprised of various businesses focusing primarily on online ticket sales, deriving revenue primarily from Broadway, Off-Broadway and London’s West End ticket sales to individuals and groups, as well as advertising and book development license fees and royalties.  Hollywood Media has three main divisions, which are the Broadway Ticketing Division, the Ad Sales Division, and the Intellectual Properties Division.  In addition, Hollywood Media is entitled to earnout payments from the sale of the Hollywood.com business.

Our Broadway Ticketing Division is comprised of Broadway.com, 1-800-BROADWAY, Theatre Direct International and Theatre.com.  Broadway tickets are sold online through our Broadway.com website and by telephone through our 1-800-BROADWAY number.  Broadway Ticketing is a live theater ticketing seller that provides groups and individuals with access to theater tickets and knowledgeable service, covering shows on Broadway, Off-Broadway and, through a partnership arrangement between Theatre.com and a London-based ticket agency, in London’s West End theatre district.  Broadway.com features include shows’ opening night video and photo coverage, show reviews, celebrity interviews and theater columns, as well as show information pages, including casting, synopses and venue information.

Our Ad Sales Division includes CinemasOnline (which is comprised of the U.K. based CinemasOnline Limited, UK Theatres Online Limited, WWW.CO.UK Limited and Spring Leisure Limited) and holds Hollywood Media’s investment in MovieTickets.com, Inc.  CinemasOnline maintains websites for cinemas and theaters in the U.K. in exchange for the right to sell advertising on such websites.  CinemasOnline also provides other marketing services, including advertising sales on plasma TV screens placed in various venues throughout the U.K. and Ireland, such as cinemas, hotels and car dealerships.  MovieTickets.com, Inc. is one of the two leading destinations for the purchase of movie tickets through the Internet.  MovieTickets.com, Inc. is an online ticketing service owned by a joint venture formed by Hollywood Media and several major movie exhibitor chains.  Hollywood Media currently owns 26.2% of the equity of MovieTickets.com, Inc.

Our Intellectual Properties Division includes a book development and book licensing business owned and operated by our 51% owned subsidiary, Tekno Books, which develops and executes book projects, frequently with best-selling authors.  Tekno Books has worked with over 60 New York Times best-selling authors, including Isaac Asimov, Tom Clancy, Tony Hillerman, John Jakes, Jonathan Kellerman, Dean Koontz, Robert Ludlum, Nora Roberts and Scott Turow.  Hollywood Media is also a 50% partner in NetCo Partners, a partnership that owns NetForce.  Hollywood Media also owns directly additional intellectual property created for it by various best-selling authors such as Mickey Spillane, Anne McCaffrey, and others.

Our principal executive offices are located at 2255 Glades Road, Boca Raton, Florida 33431, and the telephone number at our principal executive offices is (561) 322-3450.

Key Brand Entertainment Inc.

For information about Key Brand, please see the following annexes to this proxy statement:

•	Annex H – Information About Key Brand Entertainment Inc.

•	Annex I – Key Brand Entertainment Inc.- Management Discussion and Analysis of Results of Operations and Financial Condition

•	Annex J – Pro Forma Condensed Consolidated Financial Statements of Key Brand Entertainment Inc.

•	Annex K – Selected Financial Data of Key Brand Entertainment Inc.

•	Annex L – Audited Consolidated Financial Statements of Key Brand Entertainment Inc. and Subsidiaries for the periods ended December 31, 2009 and December 31, 2008

•	Annex M – Unaudited Consolidated Financial Statements of Key Brand Entertainment Inc. and Subsidiaries for the period ended June 30, 2010

All of the information regarding Key Brand contained in Annexes H, I, J, K, L, and M to this proxy statement (including Key Brand’s financial statements and other financial information) was provided to Hollywood Media by Key Brand pursuant to the Stock Purchase Agreement.  No information regarding Key Brand contained in Annexes H, I, J, K, L, and M to this proxy statement (including Key Brand’s financial statements or other financial information) shall be incorporated by reference into any registration statements filed by Hollywood Media under the Securities Act of 1933, as amended.

Background of the Sale of Theatre Direct

From time to time, our board of directors has evaluated various strategic alternatives available to Hollywood Media.

In June 2008, an employee of Key Brand, Rebecca Dunkle (who was a former employee of Theatre Direct), contacted Matt Kupchin, the President of Theatre Direct, to see if Theatre Direct had an interest in discussing potential ways to work together with Key Brand.  Following this initial contact, the management of Key Brand and the management of Theatre Direct (led by Mr. Kupchin) had a series of meetings that focused on the possibility of (i) Theatre Direct handling ticketing for Key Brand theaters and Key Brand’s Broadway Across America business, and (ii) Theatre Direct working with one of Key Brand’s partners to market Broadway tickets to the Japanese market.  None of these meetings led to any agreement or partnership between Key Brand and Theatre Direct.

In December 2008, Key Brand’s Chief Financial Officer, Liam Lynch, asked Mr. Kupchin if Hollywood Media would have an interest in exploring a sale of the Theatre Direct business to Key Brand.  Mr. Kupchin informed Mitchell Rubenstein, the Chairman and Chief Executive Officer of Hollywood Media, about Key Brand’s inquiry.  Mr. Rubenstein then informed Hollywood Media’s board of directors about Key Brand’s inquiry.  After discussing the matter, Hollywood Media’s board of directors determined that it made sense to pursue discussions with Key Brand and determine the terms upon which Key Brand would be willing to purchase Theatre Direct, especially given the poor state of the economy at the time and in particular the impact of the Lehman Brothers bankruptcy and the disruption of the financial markets which were affecting tourism into New York City where the business of Theatre Direct is centered.  Following these discussions, Hollywood Media’s board of directors authorized Hollywood Media’s management to pursue discussions with Key Brand regarding a possible sale of Theatre Direct, as well as contact other prospective buyers regarding a possible sale of Theatre Direct.

Mr. Rubenstein met with Key Brand in December 2008 as a follow up to the initial inquiry Key Brand made to Mr. Kupchin.  Mr. Rubenstein had previous unrelated dealings with the Chairman of the Board of Key Brand, Thomas B. McGrath, when he was an executive at Viacom, which helped facilitate these discussions.  Also, beginning in December 2008, Hollywood Media’s management (led by Mr. Rubenstein) contacted eight other prospective buyers regarding a potential sale of Theatre Direct, including two private equity firms and six strategic parties.  From this group, three parties submitted indications of interest, one of which was Key Brand, who initially offered total consideration of approximately $45 million, consisting of $20 million in cash, $10 million in the form of a five-year promissory note issued by Key Brand to Hollywood Media with an interest rate of 8.5% per annum, and $15 million in the form of an earnout, one-half of which would be based on Theatre Direct achieving certain EBITDA targets at the end of the second full fiscal year following the closing and the other half of which would be based on Theatre Direct achieving certain EBITDA targets at the end of the third full fiscal year following the closing.  One of the other two parties offered approximately $23 million in cash, and the other party (who we refer to as “Party A”) offered total consideration of approximately $40 million, consisting of $15 million in cash, $10 million in the form of a five-year seller promissory note with a cash coupon of LIBOR plus 5% per annum (which Party A would covenant to replace with third party debt when commercially reasonable on terms no less favorable than the seller promissory note), and $15 million in the form of an earnout based on Theatre Direct achieving certain gross profit targets in 2009 and 2010.

On March 5, 2009, our board of directors convened a meeting at which our board of directors discussed the indications of interest for Theatre Direct that had been received.  After full discussion, our board of directors determined that the indication of interest from Key Brand was superior to the other indications of interest received because, among other reasons:

•	Key Brand’s indication of interest contained more favorable overall terms, including the amount and form of consideration;

•	Key Brand was a better strategic fit for Theatre Direct because of Key Brand’s existing Broadway Across America theatre business and Key Brand’s Japanese ticketing shareholder;

•	Hollywood Media was more likely to receive the earnout portion of the consideration under Key Brand’s indication of interest because of Key Brand’s strategic fit with Theatre Direct; and

•	Key Brand’s indication of interest contained fewer conditions to closing and therefore made it more likely that the proposed transaction would be completed.

Nevertheless, our board of directors determined to continue discussions with Key Brand and Party A.  In the same meeting, our board of directors constituted a special committee of directors, consisting of Mitchell Rubenstein, Robert E. McAllan and Spencer Waxman, to assist Hollywood Media’s management in negotiations with prospective buyers regarding a potential sale of Theatre Direct.  The special committee did not have the authority to approve any transaction involving Hollywood Media or Theatre Direct.  Our board of directors also empowered Mr. Rubenstein to continue discussions with Key Brand and Party A and to negotiate an engagement letter with Peter J. Solomon Company to provide certain financial advisory services to Hollywood Media, including soliciting interest from other potential buyers with respect to a sale of Theatre Direct and issuing an opinion regarding the fairness of the consideration received by Hollywood Media in the event of a proposed sale of Theatre Direct.

On March 17, 2009, the special committee of our board of directors convened a meeting at which they determined that Hollywood Media would circulate a form purchase agreement to Party A and to Key Brand and would give each party a deadline to submit their comments to such purchase agreement.

On March 18, 2009, Key Brand revised its proposal to purchase Theatre Direct for total consideration of approximately $45 million, consisting of $25 million in cash (rather than $20 million in cash), $10 million in the form of a five-year promissory note issued by Key Brand to Hollywood Media with an interest rate of 8.5% per annum for the first three years and 10% per annum thereafter, and $10 million in the form of an earnout (rather than $15 million in the form of an earnout) based on Theatre Direct achieving certain EBITDA targets in 2011.

On March 23, 2009, Party A submitted a revised proposal to Hollywood Media to purchase Theatre Direct for total consideration of between approximately $40 and $45 million, consisting of $22 million in cash, $5 million in the form of a five-year seller promissory note with a cash coupon of LIBOR plus 5% per annum (which Party A would covenant to replace with third party debt when commercially reasonable on terms no less favorable than the seller promissory note), and either $15 million in the form of an earnout (based on Theatre Direct achieving certain gross profit targets in 2009 and 2010) or a 10% equity interest in the buying entity.

On March 24, 2009, Peter J. Solomon Company and Hollywood Media entered into an engagement letter whereby Peter J. Solomon Company agreed to provide certain financial advisory services to Hollywood Media, including soliciting interest from potential buyers with respect to a merger or other business combination transaction involving Theatre Direct and issuing an opinion regarding the fairness of the consideration to be received by Hollywood Media in a sale of Theatre Direct.  In exchange for such services, Hollywood Media agreed to pay Peter J. Solomon Company retainer fees of $5,000 per month and a fee of $250,000 (less the amount of all monthly retainer fees paid by Hollywood Media to Peter J. Solomon Company).  Hollywood Media also agreed to reimburse Peter J. Solomon Company for its reasonable and documented out-of-pocket expenses incurred in connection with the provision of services to Hollywood Media.  Further, in the event Hollywood Media consummated a transaction with any party other than Key Brand and Party A and five other prospective buyers contacted initially by Hollywood Media, then Hollywood Media agreed to pay Peter J. Solomon Company a transaction fee equal to 2% of the aggregate consideration paid or payable to Hollywood Media in connection with such transaction (less the amount of all monthly retainer fees and any portion of the $250,000 fee paid by Hollywood Media to Peter J. Solomon Company).  In addition, Hollywood Media agreed to indemnify Peter J. Solomon Company and its affiliates, counsel and other professional advisors (and their respective directors, officers, controlling persons, agents, and employees) against certain liabilities and expenses related to or arising out of Peter J. Solomon Company’s engagement.

At various times between March 2009 and November 2009 (other than from May 22, 2009 to July 6, 2009 and from July 16, 2009 to July 30, 2009, during which periods Hollywood Media agreed to exclusively negotiate with Key Brand), Peter J. Solomon Company contacted 18 additional private equity firms and five additional strategic parties regarding a potential sale of Theatre Direct.  Of the 23 potential buyers contacted by Peter J. Solomon Company, eight parties signed non-disclosure agreements and received financial information on Theatre Direct, three parties were granted access to a data room containing additional information about Theatre Direct, and two parties, Party C and Party D, received presentations from Hollywood Media’s management.  Party C submitted a written indication of interest to purchase Theatre Direct for approximately $30 million, consisting of $24 million in cash and a $6 million promissory note issued by Party C to Hollywood Media.  Party D submitted a verbal indication of interest to purchase Theatre Direct without specific financial terms.  After consulting with Peter J. Solomon Company, our board of directors determined that the proposal from Key Brand to purchase Theatre Direct was superior to the proposal from Party C and was superior to the interest expressed by Party D.

On April 3, 2009, the special committee of our board of directors convened a meeting at which they discussed the various proposals and indications of interest regarding Theatre Direct that Hollywood Media had received.  The special committee of our board of directors decided to continue negotiations with both Key Brand and Party A.

In April 2009, representatives of Hollywood Media and representatives of Key Brand had further discussions regarding the earnout.  Based on projections prepared by Hollywood Media’s management, representatives of Hollywood Media proposed that the earnout be payable in two tranches, with the first $5 million tranche payable if Theatre Direct and its subsidiaries achieve revenues greater than or equal to $125 million in any full fiscal year following the closing, and the second $5 million tranche payable if Theatre Direct and its subsidiaries achieve revenues equal to or greater than $150 million during any full fiscal year following the closing.

On April 18, 2009, Key Brand modified its proposal to purchase Theatre Direct to total consideration of approximately $44 million, consisting of $24 million in cash (subject to a working capital adjustment), $10 million in the form of a five-year subordinated promissory note issued by Key Brand to Hollywood Media with an interest rate of 8.5% per annum for the first three years and 10% per annum thereafter, and $10 million in the form of an earnout with two $5 million tranches based on Theatre Direct and its subsidiaries achieving certain revenue targets (with the first $5 million tranche payable if Theatre Direct and its subsidiaries achieve revenues greater than or equal to $125 million in any full fiscal year during the seven-year period commencing on January 1 of the first full calendar year following the closing, and the second $5 million tranche payable if Theatre Direct and its subsidiaries achieve revenues equal to or greater than $150 million during any full fiscal year ending during the seven-year period commencing on January 1 of the first full calendar year following the closing).

On April 28, 2009, the special committee of our board of directors convened a meeting at which they discussed the latest proposals received from Key Brand and Party A to purchase Theatre Direct and continued to discuss the strategic review process for the sale of Theatre Direct.  Representatives from Peter J. Solomon Company (i) updated members of the special committee of our board of directors on responses Peter J. Solomon Company was receiving from prospective strategic and financial buyers for Theatre Direct, (ii) noted that, as of the date of the special committee meeting, Peter J. Solomon Company had contacted eight mid-market financial sponsors regarding a potential sale of Theatre Direct, of which one requested a presentation from Hollywood Media’s management and three entered into non-disclosure agreements, and (iii) expressed their opinion that the financial sponsors that Peter J. Solomon Company had spoken to probably would not pay the multiples of EBITDA that Key Brand and Party A would pay as strategic buyers.  Mr. Rubenstein also updated the special committee on the status of discussions with other prospective buyers that had been contacted by Hollywood Media’s management, and noted that the proposals from Key Brand and Party A were superior to any other indications of interest that Hollywood Media had received.  The special committee of our board of directors further discussed the diligence inquiries that were being made by Key Brand and Party A and the strategy on how to handle such inquiries.  The special committee of our board of directors authorized Mr. Rubenstein to (i) continue negotiations with Key Brand and Party A, (ii) clarify what additional diligence materials Key Brand and Party A would like to review, (iii) ask Key Brand for proof of financing, and (iv) discuss the possibility of entering into exclusive negotiations with one of the parties.

In May 2009, Mr. Rubenstein contacted a representative of JPMorgan Chase Bank, N.A., Key Brand’s lead lender, and discussed Key Brand’s ability to finance the proposed sale of Theatre Direct.  JPMorgan Chase Bank, N.A. expressed to Mr. Rubenstein its support for Key Brand’s proposal to acquire Theatre Direct.

In May 2009, Hollywood Media’s management requested that Party A improve its proposal to purchase Theatre Direct.  Party A declined to do so and withdrew from the process.

On May 21, 2009, the independent members of our board of directors convened a meeting (without the non-independent members of our board of directors) to discuss, among other things, (i) an update of the proposed sale of Theatre Direct to Key Brand, including an overview of the purchase price, which would consist of $24 million in cash paid at closing (subject to a working capital adjustment), a five-year $10 million subordinated promissory note issued by Key Brand to Hollywood Media with an interest rate of 8.5% per annum for the first three years and 10% per annum thereafter, and a $10 million earnout with two $5 million tranches based on Theatre Direct and its subsidiaries achieving certain revenue targets, (ii) the status of potential ticketing regulation, and (iii) a review of Hollywood Media’s business following a sale of Theatre Direct.

On May 22, 2009, Hollywood Media and Key Brand executed a non-binding term sheet providing for the sale of Theatre Direct for approximately $44 million, consisting of $24 million in cash (subject to a working capital adjustment), $10 million in the form of a five-year subordinated promissory note issued by Key Brand to Hollywood Media with an interest rate of 8.5% per annum for the first three years and 10% per annum thereafter, and up to $10 million in the form of an earnout with two $5 million tranches based on Theatre Direct and its subsidiaries achieving certain revenue targets (with the first $5 million tranche payable if Theatre Direct and its subsidiaries achieve revenues greater than or equal to $125 million in any full fiscal year during the seven-year period commencing on January 1 of the first full calendar year following the closing, and the second $5 million tranche payable if Theatre Direct and its subsidiaries achieve revenues equal to or greater than $150 million during any full fiscal year ending during the seven-year period commencing on January 1 of the first full calendar year following the closing).  In addition, Key Brand agreed to deposit $1.2 million with an escrow agent upon executing the stock purchase agreement (with such amount being credited against the cash purchase price and paid to Hollywood Media at closing).  Pursuant to the term sheet, Hollywood Media agreed to negotiate exclusively with Key Brand regarding a potential sale of Theatre Direct until July 6, 2009, provided that at any time on or after June 5, 2009, Hollywood Media could terminate the exclusivity period if Key Brand had not submitted a full markup of the stock purchase agreement to Hollywood Media.

On June 5, 2009, our board of directors met to discuss the sale of Theatre Direct and the strategic review process for Theatre Direct.  Our board of directors also discussed the status of potential ticketing regulations in the State of New York concerning a cap on the amount of service fees that may be charged for the resale of tickets for events in New York.  Our board of directors noted that the New York State Legislature passed a bill on June 1, 2009 that would extend the current suspension of New York’s ticketing restrictions and thus allow the continued sale of tickets for events at any price.  Our board of directors also (i) discussed the terms of the proposed sale of Theatre Direct to Key Brand as set forth in the May 22, 2009 term sheet and the process conducted by our board of directors in connection with the proposed sale of Theatre Direct, (ii) reviewed a sales analysis for Theatre Direct, which included (1) the terms of the transaction, (2) the cash closing proceeds expected to be received from the sale of Theatre Direct, (3) the projected amount of the dividend to be paid to shareholders, (4) the projected cash flow after the sale of Theatre Direct, and (5) the estimated closing costs for the sale of Theatre Direct, and (iii) discussed Hollywood Media’s 2010 budget assuming a sale of Theatre Direct does not occur.

On July 7, 2009, Key Brand notified Mr. Rubenstein that Key Brand was lowering its proposal for Theatre Direct pursuant to the following terms, which Mr. Rubenstein immediately relayed to our full board of directors:

•	Key Brand would pay to Hollywood Media $15.2 million cash (subject to a working capital adjustment);

•
Key Brand would issue to Hollywood Media a subordinated promissory note in the initial principal amount of $6.5 million (the term and interest rate for the subordinated promissory note were not specified); and

•
Hollywood Media would receive an earnout from Key Brand of up to $10 million, with two $5 million tranches based on Theatre Direct and its subsidiaries achieving certain revenue targets (the benchmarks and the time period for the earnout were not specified).

On July 13, 2009, the special committee of our board of directors convened a meeting at which Mr. Rubenstein updated the special committee regarding the revised proposal from Key Brand and the negotiations with Key Brand.  Mr. Rubenstein indicated to the special committee of our board of directors his view that Key Brand’s revised proposal did not fairly value Theatre Direct and that he would not recommend that our board of directors accept such proposal.  The special committee of our board of directors considered Key Brand’s revised proposal inadequate.

On July 16, 2009, Mr. Rubenstein and Ms. Silvers, on behalf of Hollywood Media, met with representatives of Key Brand to discuss Key Brand’s lower revised proposal and to advise Key Brand that it was unacceptable to Hollywood Media.  Among other things, representatives of Key Brand and Mr. Rubenstein and Ms. Silvers discussed (i) adding an EBITDA component to the first tranche of the earnout (in addition to the revenue targets that had previously been discussed) in order to increase the likelihood that Hollywood Media would receive the first tranche of the earnout, and (ii) adding a warrant issued by Theatre Direct to Hollywood Media at the closing of the sale of Theatre Direct that would allow Hollywood Media to purchase outstanding shares of common stock of Theatre Direct.  Based on projections prepared by Hollywood Media’s management, representatives of Key Brand and Mr. Rubenstein and Ms. Silvers discussed that the first tranche of the earnout should be paid to Hollywood Media if (i) Theatre Direct and its subsidiaries achieve revenues greater than or equal to $125 million in any full fiscal year during the seven-year period commencing on January 1 of the first full calendar year following the closing (as had previously been agreed), or (ii) Theatre Direct and its subsidiaries achieve EBITDA greater than or equal to $14 million in the aggregate during the period from the closing date until the end of the fiscal year in which the third anniversary of the closing date occurs.  In addition, representatives of Key Brand and Mr. Rubenstein and Ms. Silvers discussed that (i) the warrant issued by Theatre Direct to Hollywood Media should allow Hollywood Media to purchase 10% of the outstanding shares of common stock of Theatre Direct as of the closing date on a fully diluted basis at an exercise price of $.01 per share, (ii) Theatre Direct should have the option to redeem the warrant from Hollywood Media at any time after the first anniversary of the issue date of the warrant for an amount equal to the greater of (x) 10% of the market value of the shares of common stock of Theatre Direct issuable upon exercise of the warrant and (y) $2 million, and (iii) Hollywood Media should have the option to put the warrant to Theatre Direct upon a change of control of Theatre Direct for 10% of the market value of the shares of common stock of Theatre Direct issuable upon exercise of the warrant or at any time after the seventh anniversary of the issue date of the warrant for an amount equal to the greater of (x) 10% of the fair market value of Theatre Direct and (y) $2 million).

After extensive discussions and negotiations between representatives of Key Brand and Mr. Rubenstein and Ms. Silvers during this meeting, Key Brand and Hollywood Media executed a revised non-binding term sheet (which was subject to approval by our board of directors) pursuant to which (i) Hollywood Media agreed to negotiate exclusively with Key Brand regarding a potential sale of Theatre Direct until July 30, 2009 and (ii) Key Brand increase its revised proposal to purchase Theatre Direct as follows:

•
Key Brand would pay to Hollywood Media $20 million cash (subject to a working capital adjustment) and Key Brand would assume $1.6 million of liabilities associated with employment agreements with certain employees of Theatre Direct (which essentially is a cash equivalent for Hollywood Media);

•	Key Brand would issue to Hollywood Media a 7 year subordinated promissory note in the initial principal amount of $5 million at an interest rate of 15% per annum;

•
Hollywood Media would receive an earnout from Key Brand of up to $15 million, with two $7.5 million tranches based on Theatre Direct and its subsidiaries achieving certain revenue and EBITDA targets (with the first $7.5 million tranche payable if Theatre Direct and its subsidiaries achieve revenues greater than or equal to $125 million in any full fiscal year during the seven-year period commencing on January 1 of the first full calendar year following the closing or if Theatre Direct and its subsidiaries achieve EBITDA greater than or equal to $14 million in the aggregate during the period from the closing date until the end of the fiscal year in which the third anniversary of the closing date occurs, and the second $7.5 million tranche payable if Theatre Direct and its subsidiaries achieve revenues equal to or greater than $150 million during any full fiscal year ending during the seven-year period commencing on January 1 of the first full calendar year following the closing); and

•
Theatre Direct would issue Hollywood Media a warrant to purchase 10% of the outstanding shares of common stock of Theatre Direct as of the closing date on a fully diluted basis at an exercise price of $.01 per share (with (i) Theatre Direct having the option to redeem the warrant from Hollywood Media at any time after the first anniversary of the issue date of the warrant for an amount equal to the greater of (x) 10% of the market value of the shares of common stock of Theatre Direct issuable upon exercise of the warrant and (y) $2 million, and (ii) Hollywood Media having the option to put the warrant to Theatre Direct upon a change of control of Theatre Direct for 10% of the market value of the shares of common stock of Theatre Direct issuable upon exercise of the warrant or at any time after the seventh anniversary of the issue date of the warrant for an amount equal to the greater of (x) 10% of the fair market value of Theatre Direct and (y) $2 million).

On July 21, 2009, our board of directors convened a meeting to discuss the advantages and disadvantages of the most recent proposal received from Key Brand.  Our board of directors noted the following differences between Key Brand’s most recent proposal and Key Brand’s proposal in the May 22, 2009 non-binding term sheet and the revised proposal received from Key Brand on July 7, 2009:

Consideration (in millions)	May 22, 2009 Term Sheet	July 16, 2009 Proposal	Variance
Closing Cash	$24.0	$20.0	$(4.0)
Key Brand’s assumption of $1.6 million of liabilities associated with employment agreements with certain employees of Theatre Direct (which essentially is a cash equivalent for Hollywood Media)	$0.0	$1.6	$1.6
Promissory Note (1)	$10.0	$5.0	$(5.0)
Earnout (2)	$10.0	$15.0	$5.0
Warrant (3)	$0.0	$4.0	$4.0
Total	$44.0	$45.6	$1.6

Consideration (in millions)	July 7, 2009 Proposal	July 16, 2009 Proposal	Variance
Closing Cash	$15.2	$20.0	$4.8
Key Brand’s assumption of $1.6 million of liabilities associated with employment agreements with certain employees of Theatre Direct (which essentially is a cash equivalent for Hollywood Media)	$0.0	$1.6	$1.6
Warrant (3)	$0.0	$4.0	$4.0
Promissory Note (4)	$6.5	$5.0	$(1.5)
Earnout (5)	$10.0	$15.0	$5.0
Total	$31.7	$45.6	$13.9

(1)
The term of the subordinated promissory note issued by Key Brand to Hollywood Media was increased by 2 years (from 5 years to 7 years) and the interest rate on the subordinated promissory note had been increased to 15% per annum (from 8.5% per annum for the first three years and 10% per annum thereafter).

(2)
In addition to the revenue targets that were included in the May 22, 2009 non-binding term sheet, the July 16, 2009 proposal provided that the first tranche of the earnout would also be paid if Theatre Direct and its subsidiaries achieve EBITDA greater than or equal to $14 million in the aggregate during the period from the closing date until the end of the fiscal year in which the third anniversary of the closing date occurs.

(3)
Theatre Direct would issue Hollywood Media a warrant to purchase 10% of the outstanding shares of common stock of Theatre Direct as of the closing date on a fully diluted basis at an exercise price of $.01 per share (whereas the May 22, 2009 non-binding term sheet and the July 7, 2009 proposal had no warrant).  The $4.0 million nominal value of the warrant is based on 10% of the sum of the $20.0 million cash payment, the $5 million promissory note and the $15 million earnout in Key Brand’s proposal.

(4)	The July 7, 2009 proposal did not specify the term or the interest rate on the promissory note to be issued by Key Brand to Hollywood Media.

(5)	The July 7, 2009 proposal did not specify the benchmarks or time period for the earnout.

During the July 21, 2009 board meeting, our board of directors decided to counter Key Brand’s July 16, 2009 proposal with the following:

•
increasing the principal amount of the subordinated promissory note Key Brand would issue Hollywood Media by $2.5 million (from $5 million to $7.5 million) and decreasing the interest rate on the subordinated promissory note by 5% per annum in the first two years of the term of the subordinated promissory note (from 15% per annum to 10% per annum) while maintaining the interest rate on the subordinated promissory note at 15% per annum for the remaining term of the subordinated promissory note;

•	decreasing the amount of the potential earnout Hollywood Media would receive from Key Brand by $2.5 million (from $15 million to $12.5 million); and

•	shifting a portion of the principal amount of the subordinated promissory note to the amount of the potential earnout if adverse ticketing regulations are enacted.

Following the meeting of our board of directors on July 21, 2009, Mr. Rubenstein presented this counter-proposal to Key Brand.  Key Brand’s initial response to the counter-proposal was to accept the increase of $2.5 million in the principal amount of the subordinated promissory note issued by Key Brand to Hollywood Media (from $5 million to $7.5 million) with the interest rate on the subordinated promissory note being changed to 12% per annum for the entire term of the subordinated promissory note (rather than 10% per annum for the first two years of the subordinated promissory note and 15% thereafter), the warrant issued by Theatre Direct to Hollywood Media being changed to purchase 3.4% of the outstanding shares of common stock of Theatre Direct (from 10% of the outstanding shares of common stock of Theatre Direct) and the put and call option floors on the warrant being reduced to $750,000 (from $2 million).

After further discussion between representatives of Key Brand and Mr. Rubenstein and Ms. Silvers on behalf of Hollywood Media, Key Brand further improved its proposal for Theatre Direct as follows:

•
Key Brand would pay Hollywood Media $20 million cash (subject to a working capital adjustment) and up to a maximum amount of $1.6 million of liabilities with respect to any payment associated with change of control obligations under the employment agreements with certain employees of Theatre Direct would be or remain the liabilities of Theatre Direct from and after the closing date of the sale of Theatre Direct and Hollywood Media would have no obligation with respect to such liabilities up to a maximum of $1.6 million (which essentially is a cash equivalent for Hollywood Media);

•
Key Brand would issue Hollywood Media a five-year subordinated promissory note in the initial principal amount of $7.5 million at an interest rate of 12% per annum, with the subordinated promissory note accelerating upon a change of control of Key Brand or Theatre Direct;

•
Hollywood Media would receive an earnout from Key Brand of up to $15 million, with two $7.5 million tranches based on Theatre Direct and its subsidiaries achieving certain revenue and EBITDA targets (with the first $7.5 million tranche payable if Theatre Direct and its subsidiaries achieve revenues greater than or equal to $125 million in any full fiscal year during the seven-year period commencing on January 1 of the first full calendar year following the closing or if Theatre Direct and its subsidiaries achieve EBITDA greater than or equal to $14 million in the aggregate during the period from the closing date until the end of the fiscal year in which the third anniversary of the closing date occurs, and the second $7.5 million tranche payable if Theatre Direct and its subsidiaries achieve revenues equal to or greater than $150 million during any full fiscal year ending during the seven-year period commencing on January 1 of the first full calendar year following the closing); and

•
Theatre Direct would issue Hollywood Media a warrant to purchase 5% of the outstanding shares of common stock of Theatre Direct as of the closing date on a fully diluted basis at an exercise price of $.01 per share (with (i) Theatre Direct having the option to redeem the warrant from Hollywood Media at any time after the first anniversary of the issue date of the warrant for an amount equal to the greater of (x) 5% of the market value of the shares of common stock of Theatre Direct issuable upon exercise of the warrant and (y) $1 million, and (ii) Hollywood Media having the option to put the warrant to Theatre Direct upon a change of control of Key Brand or at any time after the seventh anniversary of the issue date of the warrant for an amount equal to the greater of (x) 5% of the market value of the shares of common stock of Theatre Direct issuable upon exercise of the warrant and (y) $1 million).

On July 28, 2009, our board of directors convened a meeting to discuss the most recent proposal received from Key Brand.  Mr. Rubenstein presented the terms of Key Brand’s latest proposal to our board of directors and our directors discussed the overall value of the proposal, including factoring in a discount rate to account for the present value of the future projected stream of payments under the promissory note and the earnout.  Mr. Rubenstein noted that, in comparison to Key Brand’s proposal in the original non-binding term sheet dated May 22, 2009:

•
the cash portion of the proposal had been decreased by $2.4 million (from $24 million in cash to $20 million in cash plus the release of Hollywood Media from $1.6 million of liabilities associated with employment agreements with certain employees of Theatre Direct (the original non-binding term sheet had no release from these liabilities));

•
the principal amount of the subordinated promissory note issued by Key Brand to Hollywood Media had been reduced by $2.5 million (from $10 million to $7.5 million) and the interest rate on the subordinated promissory note had been increased to 12% per annum (from 8.5% per annum for the first three years and 10% per annum thereafter);

•	the amount of the potential earnout Hollywood Media would receive from Key Brand had been increased by $5 million (from $10 million to $15 million); and

•	the warrant to purchase 5% of the outstanding shares of common stock of Theatre Direct as of the closing date on a fully diluted basis at an exercise price of $.01 per share had been added.

Our board of directors also discussed the thresholds for attaining both tranches of the earnout, the upside of the warrant to purchase shares of common stock of Theatre Direct in the event the business of Theatre Direct performs well, and the $1.2 million break-up fee, which our board of directors considered would likely not be a significant obstacle to a third party making a superior topping offer.  Our board of directors further discussed strategic alternatives in the event that the sale of Theatre Direct to Key Brand did not occur and the financial condition of Theatre Direct.

Commencing in August 2009, members of our board of directors, management and our legal counsel, and principals of Key Brand and its legal counsel extensively negotiated the Stock Purchase Agreement and the ancillary documents related to the Stock Purchase Agreement and exchanged multiple drafts of such documents.  Also during this time, Mr. Rubenstein and Ms. Silvers, on behalf of Hollywood Media, had additional meetings (both in person and telephonically) with a representative of Key Brand to discuss the status of the sale of Theatre Direct to Key Brand.  Mr. Rubenstein and Ms. Silvers proposed that either Hollywood Media would need to consent to any subsequent sale by Key Brand of the Broadway Ticketing Business in order to protect Hollywood Media’s interest in the subordinated promissory note, the warrant and the earnout pursuant to the proposed stock purchase agreement, or, the subordinated promissory note issued by Key Brand to Hollywood Media in connection with the purchase of Theatre Direct would accelerate and 50% of each tranche of the earnout to be paid by Key Brand to Hollywood Media would accelerate.

On September 11, 2009, our board of directors convened a meeting at which it discussed the status of the potential sale of Theatre Direct to Key Brand.  Mr. Rubenstein informed our board of directors that there were a number of items remaining open and updated our board of directors on the latest discussions that had taken place between Key Brand and Mr. Rubenstein and Ms. Silvers on behalf of Hollywood Media.

In October 2009, after extensive negotiations, Hollywood Media and Key Brand resolved substantially all of the issues regarding the sale of Theatre Direct to Key Brand, other than issues relating to the earnout.  Hollywood Media and Key Brand had extensive negotiations regarding the determination of expenses in calculating the EBITDA benchmark of the earnout.  Hollywood Media also proposed that the calculation of revenue for purposes of the earnout take into account and adjust to remove any adverse effect from any fundamental change in Theatre Direct.  Additionally, Hollywood Media initially proposed approval of any buyer of Key Brand while the earnout remained unpaid.  Key Brand rejected this position because it would essentially require the full payment of the earnout in the event of a sale of Key Brand.  Hollywood Media then requested a 50% acceleration of both tranches of the earnout in the event of a sale of Key Brand.

On October 21, 2009, our board of directors convened a meeting to further discuss the potential sale of Theatre Direct to Key Brand.  Mr. Rubenstein summarized for our board of directors the recent negotiations with Key Brand and noted that the parties had resolved substantially all issues relating to the sale of Theatre Direct to Key Brand, other than issues which principally related to the earnout and protecting Hollywood Media from Theatre Direct not achieving the revenue benchmarks under the earnout in the event of a significant change in Theatre Direct’s business following the closing of the sale of Theatre Direct to Key Brand.  After a discussion, our board of directors determined to (i) continue to propose that all expenses associated with handling Key Brand’s business should be excluded when calculating the EBITDA benchmark of the earnout and that the revenue benchmarks of the earnout should adjust equitably to take into account any fundamental change in Theatre Direct, and (ii) propose that either 50% of the earnout would accelerate in the event of a sale of Key Brand or $2.5 million of the amount of the earnout would be shifted to the principal amount of the subordinated promissory note in lieu of any such earnout acceleration.

On October 22, 2009, Mr. Rubenstein conveyed Hollywood Media’s position regarding the earnout to Key Brand, and after a discussion, Key Brand countered to Hollywood Media that Key Brand would (i) accept moving $1 million from the earnout to the subordinated promissory note (in response to Hollywood Media’s proposal that $2.5 million be moved from the earnout to the promissory note), thereby increasing the principal amount of the promissory note by $1 million (from $7.5 million to $8.5 million) and decreasing the amount of the potential earnout by $1 million (from $15 million to $14 million), (ii) not give Hollywood Media credit for the $1.2 million certificate of deposit (“CD”) which collateralizes the letter of credit that secures the bonds that secure Theatre Direct’s ticketing purchases, and (iii) agree to the other earnout protection language that Hollywood Media requested in order to protect Hollywood Media in the event of a significant change in Theatre Direct’s business.

On October 26, 2009, our board of directors convened a meeting to continue the discussion of the potential sale of Theatre Direct to Key Brand.  Mr. Rubenstein noted that Hollywood Media proposed that either 50% of the earnout would accelerate in the event of a sale of Key Brand or $2.5 million of the amount of the earnout would be shifted to the principal amount of the subordinated promissory note in lieu of any such earnout acceleration.  Mr. Rubenstein reported that Key Brand’s counter-proposal was to shift $1 million of the consideration to the principal amount of the promissory note from the potential earnout (thereby increasing the principal amount of the promissory note to $8.5 million and decreasing the amount of the potential earnout to $14 million).  Mr. Rubenstein then summarized the current proposal as it stood from Key Brand for Theatre Direct as follows:

•
Key Brand would pay Hollywood Media $20 million cash (subject to a working capital adjustment) and up to a maximum amount of $1.6 million of liabilities with respect to any payment associated with change of control obligations under the employment agreements with certain employees of Theatre Direct would be or remain the liabilities of Theatre Direct from and after the closing date of the sale of Theatre Direct and Hollywood Media would have no obligation with respect to such liabilities up to a maximum of $1.6 million (which essentially is a cash equivalent for Hollywood Media);

•
Key Brand would issue Hollywood Media a five-year subordinated promissory note in the initial principal amount of $8.5 million at an interest rate of 12% per annum, with the subordinated promissory note accelerating upon a change of control of Key Brand or Theatre Direct;

•
Hollywood Media would receive an earnout from Key Brand of up to $14 million, with two $7 million tranches based on Theatre Direct and its subsidiaries achieving certain revenue and EBITDA targets (with the first $7 million tranche payable if Theatre Direct and its subsidiaries achieve revenues greater than or equal to $125 million in any full fiscal year during the seven-year period commencing on January 1 of the first full calendar year following the closing or if Theatre Direct and its subsidiaries achieve EBITDA greater than or equal to $14 million in the aggregate during the period from the closing date until the end of the fiscal year in which the third anniversary of the closing date occurs, and the second $7 million tranche payable if Theatre Direct and its subsidiaries achieve revenues equal to or greater than $150 million during any full fiscal year ending during the seven-year period commencing on January 1 of the first full calendar year following the closing);

•
Theatre Direct would issue Hollywood Media a warrant to purchase 5% of the outstanding shares of common stock of Theatre Direct as of the closing date on a fully diluted basis at an exercise price of $.01 per share (with (i) Theatre Direct having the option to redeem the warrant from Hollywood Media at any time after the first anniversary of the issue date of the warrant for an amount equal to the greater of (x) 5% of the appraised value of the shares of common stock of Theatre Direct issuable upon exercise of the warrant and (y) $1 million, and (ii) Hollywood Media having the option to put the warrant to Theatre Direct upon a change of control of Key Brand or at any time after the seventh anniversary of the issue date of the warrant for an amount equal to the greater of (x) 5% of the appraised value of the shares of common stock of Theatre Direct issuable upon exercise of the warrant and (y) $1 million); and

•	Key Brand would not pay Hollywood Media for the Hollywood Media CD that secures the bonds that secure Theatre Direct’s ticketing purchases.

Following a discussion, our board of directors approved and authorized Mr. Rubenstein to accept Key Brand’s proposals that $1 million of the earnout be moved to the subordinated promissory note (so that the principal amount of the subordinated promissory note would be changed to $8.5 million and the amount of the earnout would be changed to $14 million) and that the earnout would not accelerate in the event of a change of control of Key Brand or Theatre Direct, provided that Key Brand paid Hollywood Media $1.2 million in cash at closing for the CD that secures the bonds that secure Theatre Direct’s ticketing purchases.

Subsequently, Mr. Rubenstein, in consultation with our board of directors, had additional negotiations with Key Brand, which resulted in Hollywood Media and Key Brand (i) removing the EBITDA benchmark for the earnout in exchange for extending from seven years to ten years the revenue benchmarks of the earnout in order to increase the likelihood of receiving the full earnout amount, such that the first $7 million tranche of the earnout would be payable if Theatre Direct and its subsidiaries achieve revenues greater than or equal to $125 million in any full fiscal year during the ten-year period commencing on January 1 of the first full calendar year following the closing and the second $7 million tranche of the earnout would be payable if Theatre Direct and its subsidiaries achieve revenues equal to or greater than $150 million during any full fiscal year ending during the ten-year period commencing on January 1 of the first full calendar year following the closing and (ii) including the amount of the $1.2 million CD that secures the bonds that secure Theatre Direct’s ticketing purchases in the calculation of Theatre Direct’s working capital for purposes of calculating the working capital adjustment under the proposed stock purchase agreement in order that Hollywood Media receive credit for such CD.

On December 18, 2009, our board of directors met to consider the proposed sale of Theatre Direct to Key Brand and the terms of the Stock Purchase Agreement for the sale of Theatre Direct.  Also, during this meeting, Peter J. Solomon Company stated its oral opinion, later confirmed in writing, regarding the fairness, from a financial point of view to Hollywood Media, of the consideration proposed to be received by Hollywood Media in the transaction, and discussed the analysis performed by Peter J. Solomon Company to arrive at its opinion.  During the course of Peter J. Solomon Company's presentation and rendering of its opinion, representatives of Peter J. Solomon Company responded to questions from members of Hollywood Media’s board of directors.  The questions and responses were not independently material in nature as they served to confirm or clarify the analyses performed by Peter J. Solomon Company and the opinion rendered by Peter J. Solomon Company, as described in more detail under "Opinion of Hollywood Media's Financial Advisor" beginning on page 52.  Our board of directors discussed the fairness opinion of Peter J. Solomon Company and noted that although such fairness opinion was based on a pre-tax valuation, the amount of Hollywood Media’s net operating loss carryovers should offset any federal income taxes in connection with the sale of Theatre Direct other than the Alternative Minimum Tax of 2% on the gain.  Our board of directors also noted that the fairness opinion of Peter J. Solomon Company was only one of the factors that was being considered in deciding whether to approve the sale of Theatre Direct.  Our board of directors noted that (i) despite Peter J. Solomon Company’s incentive to find an alternative buyer for Theatre Direct (in order to receive an additional 2% transaction fee), Peter J. Solomon Company was unable to locate a buyer who was willing to offer more than Key Brand for Theatre Direct, and (ii) of all of the potential buyers contacted by Hollywood Media and Peter J. Solomon Company, the proposal from Key Brand was the best proposal that Hollywood Media had received for the sale of Theatre Direct.

Our board of directors also noted the following points regarding the sale of Theatre Direct pursuant to the Stock Purchase Agreement:

•
the protections that were built into the Stock Purchase Agreement to help ensure that Hollywood Media receives the earnout, including the restrictions on Key Brand competing with Theatre Direct during the earnout period;

•	that Key Brand would deposit $1.2 million of the purchase price with the Escrow Agent upon the Stock Purchase Agreement being signed;

•	that Hollywood Media could receive up to $2.4 million if Key Brand failed to close the sale of Theatre Direct;

•
that the termination fee of $1.2 million that Hollywood Media would pay to Key Brand if the Stock Purchase Agreement was terminated under certain circumstances would not prevent other potential buyers from making topping offers;

•	the limitations and caps on Key Brand’s right to seek indemnification from Hollywood Media;

•
that the Promissory Note to be issued by Key Brand to Hollywood Media would accelerate upon a change of control of Key Brand or Theatre Direct and the interest rate under the Promissory Note had been increased to 12% per annum (from 8.5% per annum as originally offered by Key Brand);

•	that the earnout period under the Stock Purchase Agreement was extended to ten years, which increased the likelihood that Hollywood Media would receive the entire $14 million of the potential earnout;

•	that the $500,000 working capital target under the Stock Purchase Agreement was reasonable;

•
the value of the Warrant to be issued by Theatre Direct to Hollywood Media pursuant to the Stock Purchase Agreement was worth at least $1 million (due to the put/call floors Hollywood Media negotiated); and

•
that up to a maximum amount of $1.6 million of liabilities with respect to any payment associated with change of control obligations under the employment agreements with certain employees of Theatre Direct would be or remain the liabilities of Theatre Direct from and after the closing date of the sale of Theatre Direct and Hollywood Media would have no obligation with respect to such liabilities up to a maximum of $1.6 million (which essentially is a cash equivalent for Hollywood Media).

After careful evaluation of the potential benefits, negative factors and other material considerations relating to the sale of Theatre Direct and the Stock Purchase Agreement, and following the receipt of the fairness opinion from Hollywood Media’s financial advisor, Peter J. Solomon Company, and the separate unanimous approval by the independent members of our board of directors (meeting without the non-independent members of our board of directors), our board of directors unanimously approved the Stock Purchase Agreement and determined that the sale of Theatre Direct pursuant to the Stock Purchase Agreement is advisable, fair to and in the best interests of Hollywood Media and our shareholders.

In considering the recommendation of our board of directors with respect to the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting, our shareholders should be aware that two of our six directors, Mitchell Rubenstein, our Chairman and Chief Executive Officer, and Laurie S. Silvers, our Vice-Chairman, President and Secretary, will directly benefit from the sale of Theatre Direct and therefore have interests in the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting that are different from, or in addition to, the interests of our shareholders generally.  See “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Interests of Certain Persons in the Sale of Theatre Direct” beginning on page 63.

On December 21, 2009 our board of directors met to discuss, among other things, the timing of the execution of the Stock Purchase Agreement, the filing of the Form 8-K in connection with the execution of the Stock Purchase Agreement, and Hollywood Media issuing a press release to announce the transactions contemplated by the Stock Purchase Agreement.

Following finalization of the Stock Purchase Agreement and the related documents, Hollywood Media and Key Brand executed the Stock Purchase Agreement on December 22, 2009.

On January 13, 2010, Key Brand and Hollywood Media executed Amendment No. 1 to the Stock Purchase Agreement in order to extend the deadline for filing the preliminary draft of this proxy statement with the SEC.  On January 21, 2010, Key Brand and Hollywood Media executed Amendment No. 2 to the Stock Purchase Agreement in order to further extend the deadline for filing the preliminary draft of this proxy statement with the SEC.

On March 4, 2010, Key Brand approached Hollywood Media regarding proposed changes to the cash consideration and the Promissory Note to accommodate a potential additional secured financing by Key Brand for the transactions contemplated by the Stock Purchase Agreement.  Such proposed changes would have involved a modest increase in the cash consideration to be received by Hollywood Media on the closing date and a modest decrease to the amount of consideration represented by the Promissory Note, which would in turn have been unsecured.  The proposed lenders to such additional secured financing elected not to proceed with such transaction so the parties ended their discussions regarding any such proposed changes.

On April 9, 2010, Key Brand and Hollywood Media executed Amendment No. 3 to the Stock Purchase Agreement in order to extend the “Termination Date” in Section 4.2(a) of the Stock Purchase Agreement from June 22, 2010 to July 30, 2010.

On June 2, 2010, Key Brand delivered written notice to Hollywood Media extending the “Termination Date” in Section 4.2(a) of the Stock Purchase Agreement from July 30, 2010 until August 29, 2010, due to the SEC reviewing, and providing written comments to, this proxy statement.  The notice from Key Brand also stated that J.P. Morgan Securities Inc. had notified Key Brand that Key Brand will not be entitled to borrow funds under the Credit Agreement to make the cash payment at closing contemplated by the Stock Purchase Agreement.  According to Key Brand’s notice, such notification did not mean J.P. Morgan Securities Inc. is not consenting to the transactions contemplated by the Stock Purchase Agreement and J.P. Morgan Securities Inc. will review the terms of any alternative financing when and if such terms are finalized.

In June 2010, Key Brand approached Hollywood Media regarding a proposed restructuring of the transactions contemplated by the Stock Purchase Agreement to accommodate a potential additional secured financing for the transactions contemplated by the Stock Purchase Agreement.  In addition, on July 23, 2010, Key Brand delivered to Hollywood Media a binding commitment from THL Credit Advisers, LLC for a senior secured loan in the amount of $15 million intended by Key Brand to be made to complete the transactions contemplated by the Stock Purchase Agreement.  However, the terms and conditions of such proposed senior secured loan were different than the terms and conditions of the senior secured financing contemplated by the Stock Purchase Agreement and were not acceptable to Hollywood Media because, among other things, the terms and conditions of such proposed senior secured loan had a substantially higher interest rate than that of the indebtedness under the Credit Agreement and provided that the promissory note issued in connection with the transactions contemplated by the Stock Purchase Agreement would be issued by Theatre Direct (as opposed to Key Brand).  Key Brand notified Hollywood Media that Key Brand disagreed with Hollywood Media’s determination that the terms and conditions of such senior secured loan were different than the terms and conditions of the senior secured financing contemplated by the Stock Purchase Agreement.  The THL commitment expired on August 31, 2010.

On September 1, 2010, Key Brand informed Hollywood Media that Key Brand had sufficient cash on hand to complete the transactions contemplated by the Stock Purchase Agreement and that Key Brand intends to pay the $20 million cash payment at the closing of the transactions contemplated by the Stock Purchase Agreement from its cash on hand, subject to obtaining the consent of the lenders under the Credit Agreement to use such cash to complete the transactions contemplated by the Stock Purchase Agreement.  On September 21, 2010, Key Brand informed Hollywood Media that the lenders under the Credit Agreement would consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement provided that the documentation and structuring of the Promissory Note, the use of such cash, and the related agreements are acceptable to such lenders and that such lenders were preparing formal written documentation for such consent.  In addition, Key Brand informed Hollywood Media that if the lenders under the Credit Agreement consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, then Key Brand will waive the closing condition of Key Brand being entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration contemplated by the Stock Purchase Agreement.

On October 15, 2010, Key Brand informed Hollywood Media that Key Brand has reached an agreement with the lenders under the Credit Agreement regarding such lenders consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, that such lenders were preparing formal written documentation for such consent, and that Key Brand expects to obtain such formal written documentation for such consent promptly but in any case prior to the sale of Theatre Direct.  In addition, Key Brand informed Hollywood Media that Key Brand has reached an agreement with the lenders under the Credit Agreement regarding a waiver of Key Brand’s non-compliance with certain covenants in the Credit Agreement, that such lenders were preparing formal written documentation for such waiver, and that Key Brand expects to obtain such formal written documentation for such waiver promptly but in any case prior to the sale of Theatre Direct.

Background on the Amendments to Amended and Restated Employment Agreements of Mr. Rubenstein and Ms. Silvers

In December 2008, in connection with Hollywood Media considering a sale of Theatre Direct, several independent members of Hollywood Media’s board of directors asked Mr. Rubenstein, Hollywood Media’s Chairman and Chief Executive Officer, and Ms. Silvers, Hollywood Media’s Vice-Chairman, President and Secretary, to consider a voluntary restructuring of their employment agreements in order to defer part of the change of control payments that would be due to each them upon a sale of Theatre Direct.

In addition, the independent members of Hollywood Media’s board of directors and the compensation committee of Hollywood Media’s board of directors also discussed potentially restructuring the compensation of Mr. Rubenstein and Ms. Silvers to be effective after a sale of Theatre Direct to reflect the reduced size of Hollywood Media’s business following a sale of Theatre Direct while at the same time (i) retaining the services of Mr. Rubenstein and Ms. Silvers, each of whom the independent members of Hollywood Media’s board of directors felt were key to Hollywood Media’s future success, and (ii) providing an ongoing incentive to Mr. Rubenstein and Ms. Silvers that aligns their interests with the shareholders of Hollywood Media.

Thereafter, the compensation committee of Hollywood Media’s board of directors (working closely with the independent members of Hollywood Media’s board of directors) negotiated amendments to the employment agreements of Mr. Rubenstein and Ms. Silvers.  After ongoing negotiations, the independent members of Hollywood Media’s board of directors (meeting without the non-independent members of Hollywood Media’s board of directors) unanimously recommended to the compensation committee of our board of directors to approve restructuring the employment agreements of Mr. Rubenstein and Ms. Silvers on the following terms:

•
for a period of ninety days after the closing of the sale of Theatre Direct, the salaries under Mr. Rubenstein’s and Ms. Silvers’ employment agreements would continue in place on their current terms (rather than such salaries being paid at their current rates through December 31, 2010 per their current employment agreements);

•
after this ninety-day period, the salaries of Mr. Rubenstein and Ms. Silvers would each be reduced to $1 per year and they would receive a total of 10% (5% each) of all distributions received by Hollywood Media on account of its minority ownership interest in MovieTickets.com, Inc. in exchange for Mr. Rubenstein and Ms. Silvers continuing to manage Hollywood Media and Hollywood Media’s interest in MovieTickets.com, Inc.; and

•
the amount of the payments due upon a sale of Theatre Direct (which would constitute a “change of control” under each of their employment agreements) would be reduced from approximately $4.14 million in the aggregate to $3 million in the aggregate with the balance of approximately $1.14 million being deferred and paid as follows: (i) 50% of the balance paid on a pro rata basis as Hollywood Media receives payments on account of the promissory note that is part of the consideration in the proposed sale of Theatre Direct; and (ii) 50% of the balance paid on a pro rata basis as Hollywood Media receives payments on account of the first tranche of the earnout that is part of the consideration in the proposed sale of Theatre Direct.

On December 18, 2009, the compensation committee of our board of directors met to discuss the recommendations from the independent members of our board of directors regarding restructuring the employment agreements of Mr. Rubenstein and Ms. Silvers as described in the paragraph above.  In order to help ensure that Mr. Rubenstein and Ms. Silvers continued to provide services to Hollywood Media following the closing of the sale of Theatre Direct, the compensation committee of our board of directors discussed adding a requirement that the change of control payments that Mr. Rubenstein and Ms. Silvers were deferring would only be paid if Mr. Rubenstein and Ms. Silvers continue to be employed by Hollywood Media on the first anniversary following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement (or if such employment is terminated on or before such date by Hollywood Media without “cause” or by Mr. Rubenstein or Ms. Silvers for “good reason”).  After ongoing negotiations, the compensation committee of our board of directors unanimously approved restructuring the employment agreements of Mr. Rubenstein and Ms. Silvers on the following terms:

•
for a period of ninety days after the closing of the sale of Theatre Direct, the salaries under Mr. Rubenstein’s and Ms. Silvers’ employment agreements would continue in place on their current terms (rather than such salaries being paid at their current rates through December 31, 2010 per their current employment agreements);

•
after this ninety-day period, the salaries of Mr. Rubenstein and Ms. Silvers would each be reduced to $1 per year and they would receive a total of 10% (5% each) of all distributions received by Hollywood Media on account of its minority ownership interest in MovieTickets.com, Inc. in exchange for Mr. Rubenstein and Ms. Silvers continuing to manage Hollywood Media and Hollywood Media’s interest in MovieTickets.com, Inc.; and

•
the amount of the payments due upon a sale of Theatre Direct (which would constitute a “change of control” under each of their employment agreements) would be reduced from approximately $4.14 million in the aggregate to $3 million in the aggregate with the balance of approximately $1.14 million being deferred and paid if Mr. Rubenstein and Ms. Silvers continue to be employed by Hollywood Media on the first anniversary following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement (or if such employment is terminated on or before such date by Hollywood Media without “cause” or by Mr. Rubenstein or Ms. Silvers for “good reason”) as follows: (i) 50% of the balance paid on a pro rata basis as Hollywood Media receives payments on account of the promissory note that is part of the consideration in the proposed sale of Theatre Direct; and (ii) 50% of the balance paid on a pro rata basis as Hollywood Media receives payments on account of the first tranche of the earnout that is part of the consideration in the proposed sale of Theatre Direct.

On December 23, 2009, Hollywood Media entered into (i) an Amendment to Amended and Restated Employment Agreement with Mitchell Rubenstein and (ii) an Amendment to Amended and Restated Employment Agreement with Laurie S. Silvers.  See “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Interests of Certain Persons in the Sale of Theatre Direct—Amendments to Amended and Restated Employment Agreements of Mr. Rubenstein and Ms. Silvers” beginning on page 64.

In addition, for no additional consideration, in connection with the closing of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, Mr. Rubenstein and Ms. Silvers have each agreed, as a condition required by Key Brand, to enter into non-competition agreements with Key Brand.  See “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement – Ancillary Agreements – Non-Competition Agreements of Mr. Rubenstein and Ms. Silvers” beginning on page 93.

Past Contacts, Transactions or Negotiations

Other than as described in the “Background of the Sale of Theatre Direct,” we and Key Brand have not had prior contacts, transactions, or negotiations.

Reasons for the Sale of Theatre Direct

In reaching its decision to approve the Stock Purchase Agreement and the transactions contemplated thereby, and to recommend that Hollywood Media’s shareholders vote to approve the sale of Theatre Direct as contemplated by the Stock Purchase Agreement, our board of directors consulted with management and financial and legal advisors.  Our board of directors considered all of the material factors relating to the Stock Purchase Agreement and the proposed sale of Theatre Direct, many of which our board of directors believed supported its decision, including:

•
the estimated consideration that would be paid to Hollywood Media in the proposed transaction in comparison to the risks associated with maintaining the operations of our Broadway Ticketing Division which include those risk factors discussed in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009, originally filed with the SEC on March 19, 2010 and amended April 30, 2010.  Specifically, our board of directors believes that the sale of our Broadway Ticketing Division presents a better alternative than maintaining it due to, among other things, the risks relating to the fact that the Broadway Ticketing business is geographically-concentrated in New York City (which exposes the business to the risk of being shut down in the event of catastrophic events occurring in New York City), the increased competition in the market of online tickets sales, and the potential for union strikes at Broadway Theaters which could significantly disrupt the business;

•
the potential uses for the consideration that would be paid to Hollywood Media in the proposed transaction, including the ability to pay a one-time special dividend to our shareholders or engage in a self-tender offer to purchase shares of our common stock (although we are not required to pay a one-time special cash dividend or engage in a self-tender offer, see “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Use of Proceeds from the Sale of Theatre Direct beginning on page 63);

•
the extensive sale process conducted by Hollywood Media and Peter J. Solomon Company with respect to the sale of Theatre Direct, which involved discussions with multiple parties to determine their potential interest in purchasing Theatre Direct and which did not lead to any proposals more favorable to Hollywood Media and its shareholders than the proposal by Key Brand;

•	the price proposed by Key Brand represented the highest definitive offer that Hollywood Media received for the acquisition of Theatre Direct;

•
the economies of scale and synergies that Key Brand expects to benefit from following the acquisition of Theatre Direct allowed Key Brand to offer Hollywood Media consideration that was greater than the value that Hollywood Media’s board of directors expected to receive from continuing to own Theatre Direct;

•
the opinion of Peter J. Solomon Company that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth in such opinion, the aggregate consideration to be received by Hollywood Media for all of the outstanding shares of Theatre Direct common stock pursuant to the Stock Purchase Agreement was fair from a financial point of view to Hollywood Media;

•
shareholders of Hollywood Media would continue to own stock in Hollywood Media and participate in future earnings and potential growth of Hollywood Media’s Ad Sales Division, Intellectual Properties Division and other remaining businesses, including Hollywood Media’s minority equity interest in MovieTickets.com, Inc., Hollywood Media’s right to earnout payments from the sale of its former subsidiary, Hollywood Media’s right to exercise or put the Warrant issued pursuant to the Stock Purchase Agreement, and Hollywood Media’s right to payments under the Promissory Note and the earnout in connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement; and

•	the terms of the Stock Purchase Agreement, including:

•
the $20 million in cash to be paid by Key Brand (subject to a working capital adjustment) and Hollywood Media being released from $1.6 million of liabilities associated with employment agreements with certain employees of Theatre Direct, which provides certainty in value;

•	our ability to terminate the Stock Purchase Agreement in order to accept a superior proposal, subject to paying a termination fee of $1.2 million;

•
the view of our board of directors, after consulting with the Company’s legal counsel and financial advisors, that the termination fee of $1.2 million to be paid by Hollywood Media if the Stock Purchase Agreement is terminated under certain circumstances was within the range reflected in similar transactions and not likely to prevent Hollywood Media from terminating the Stock Purchase Agreement or accepting superior offers to purchase Theatre Direct;

•	our ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding other unsolicited acquisition proposals; and

•	the ability of our board of directors, under certain circumstances, to change its recommendation that our shareholders vote in favor of the Proposal to Sell Theatre Direct.

Our board of directors also considered and balanced against the potential benefits of the proposed sale of Theatre Direct a number of potentially adverse and other factors concerning the proposed sale of Theatre Direct, including the following:

•
the risk that not all of the conditions to the parties’ obligations to complete the proposed sale of Theatre Direct will be satisfied or waived in a timely manner or at all, and, as a result, it is possible that the proposed sale of Theatre Direct may not be completed even if approved by our shareholders;

•	the requirement that we pay Key Brand a termination fee of $1.2 million if the Stock Purchase Agreement is terminated under certain circumstances;

•
the restrictions on the conduct of our business prior to the completion of the sale of Theatre Direct, requiring us to conduct the Theatre Direct business only in the ordinary course, subject to specific limitations and exceptions, which may delay or prevent us from undertaking business opportunities that may arise pending the completion of the sale of Theatre Direct;

•
the risk of disruption to Hollywood Media’s Ad Sales Division, Intellectual Properties Division, and our other businesses and interests as a result of the proposed sale of Theatre Direct and market reaction to the proposed sale of Theatre Direct;

•	the risk that we may not receive the payments due under the Promissory Note issued by Key Brand to Hollywood Media in connection with the sale of Theatre Direct;

•
the risk that the payments we receive under the Promissory Note issued by Key Brand to Hollywood Media in connection with the sale of Theatre Direct may be reduced if certain adverse ticketing regulations are enacted;

•	the risk that we will not receive the earnout payments if Theatre Direct and its subsidiaries do not attain certain revenue performance levels; and

•	the other risks set forth in the “RISK FACTORS” section of this proxy statement beginning on page 28.

After taking into account all of the material factors relating to the Stock Purchase Agreement and the proposed sale of Theatre Direct, including those factors set forth above, our board of directors agreed that the benefits of the Stock Purchase Agreement and the proposed sale of Theatre Direct outweigh the risks and that the Stock Purchase Agreement and the proposed sale of Theatre Direct are advisable, fair to and in the best interests of Hollywood Media and its shareholders.  Our board of directors did not assign relative weights to the material factors it considered.  In addition, our board of directors did not reach any specific conclusion on each of the material factor considered, but conducted an overall analysis of all of the material factors.  Individual members of our board of directors may have given different weights to different factors.

In considering the recommendation of our board of directors with respect to the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting, our shareholders should be aware that two of our six directors, Mitchell Rubenstein, our Chairman and Chief Executive Officer, and Laurie S. Silvers, our Vice-Chairman, President and Secretary, will directly benefit from the sale of Theatre Direct and therefore have interests in the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting  that are different from, or in addition to, the interests of our shareholders generally.  See “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Interests of Certain Persons in the Sale of Theatre Direct” beginning on page 63.

Opinion of Hollywood Media’s Financial Advisor

Pursuant to an engagement letter dated March 24, 2009 between Peter J. Solomon Company and Hollywood Media, Hollywood Media engaged Peter J. Solomon Company to act as its financial and strategic advisor with respect to a possible transaction or series or combination of transactions regarding Hollywood Media’s Broadway Ticketing Division and, if requested by Hollywood Media, to render an opinion as to the fairness, from a financial point of view, to Hollywood Media, of the aggregate consideration to be received by Hollywood Media pursuant to any such transaction.  Hollywood Media retained Peter J. Solomon Company based upon Peter J. Solomon Company’s experience and expertise.  Peter J. Solomon Company, as part of its investment banking business, is continually engaged in the valuation of businesses and securities in connection with business combinations and acquisitions and for other purposes.

At the December 18, 2009 meeting of Hollywood Media’s board of directors, Peter J. Solomon Company rendered its oral opinion to Hollywood Media’s board of directors, which opinion was subsequently confirmed by delivery of a written opinion, to the effect that, as of December 18, 2009 and based upon and subject to various assumptions made, matters considered and limitations set forth in such opinion, the aggregate consideration proposed to be received by Hollywood Media in connection with the proposed sale of Theatre Direct to Key Brand pursuant to the transactions contemplated by the Stock Purchase Agreement was fair, from a financial point of view, to Hollywood Media.

In reaching the conclusions presented in its opinion, Peter J. Solomon Company did not receive any instructions from Hollywood Media in terms of what conclusions it should reach, and Hollywood Media did not impose any limitation on Peter J. Solomon Company on the scope of its investigation in preparation of its opinion.

The full text of Peter J. Solomon Company’s opinion, dated December 18, 2009, which sets forth assumptions made, procedures followed, matters considered, limitations on and scope of the review undertaken by Peter J. Solomon Company in rendering Peter J. Solomon Company’s opinion, is attached to this proxy statement as Annex E.  Peter J. Solomon Company’s opinion was directed only to the fairness, from a financial point of view, as of December 18, 2009, to Hollywood Media, of the aggregate consideration proposed to be received by Hollywood Media in connection with the proposed sale of Theatre Direct to Key Brand pursuant to the Stock Purchase Agreement, was provided to Hollywood Media’s board of directors in connection with its evaluation of the sale of Theatre Direct to Key Brand pursuant to the Stock Purchase Agreement, did not address any other aspect of such transaction and did not, and does not, constitute a recommendation to any shareholder of Hollywood Media as to how such shareholder or any other person should vote or act on any matter relating to such sale.  The summary of Peter J. Solomon Company’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion, which is incorporated herein by reference.  The shareholders of Hollywood Media common stock are encouraged to read Peter J. Solomon Company’s opinion carefully and in its entirety.  Peter J. Solomon Company consented to the use of its opinion in this proxy statement.

In connection with Peter J. Solomon Company’s opinion, Peter J. Solomon Company:

•	reviewed certain publicly available financial statements and/or other information of Hollywood Media, Theatre Direct and Key Brand;

•
reviewed certain internal financial statements and other financial and operating data concerning Hollywood Media, Theatre Direct and Key Brand prepared by the management of Hollywood Media, Theatre Direct and Key Brand, respectively;

•	reviewed certain financial projections for Theatre Direct and Key Brand prepared by the management of Theatre Direct and Key Brand, respectively;

•
discussed the past and current operations, financial condition and prospects of Hollywood Media, Theatre Direct and Key Brand with management of Hollywood Media, Theatre Direct and Key Brand, respectively;

•	compared the financial performance and condition of Theatre Direct with that of certain other comparable publicly traded companies;

•
reviewed publicly available information regarding the financial terms of certain transactions Peter J. Solomon Company considered comparable, in whole or in part, to the sale of Theatre Direct pursuant to the Stock Purchase Agreement;

•	participated in certain discussions among representatives of each of Hollywood Media, Theatre Direct and Key Brand;

•	reviewed the Stock Purchase Agreement, substantially in the form of the draft dated December 12, 2009;

•
reviewed the terms of the Promissory Note, the form of the Warrant, the form of selling stockholder release to be delivered by Hollywood Media to Key Brand pursuant to the Stock Purchase Agreement, the form of transition services agreement to be entered into by Hollywood Media and Theatre Direct pursuant to the Stock Purchase Agreement, and the form of non-competition agreements to be entered into by Key Brand and each of Mitchell Rubenstein, Hollywood Media’s Chairman and Chief Executive Officer, and Laurie S. Silvers, Hollywood Media’s Vice-Chairman, President and Secretary, pursuant to the Stock Purchase Agreement, each substantially in the form of the drafts dated December 12, 2009 (the “Ancillary Agreements”), and certain related documents; and

•	performed such other analyses as it deemed appropriate.

Peter J. Solomon Company assumed and relied upon the accuracy and completeness of the information reviewed by Peter J. Solomon Company for the purposes of this opinion and Peter J. Solomon Company did not assume any responsibility for independent verification of such information and relied on such information being complete and correct.  With respect to the financial projections of Theatre Direct and Key Brand, Peter J. Solomon Company assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Theatre Direct and Key Brand, respectively.  Peter J. Solomon Company did not conduct a physical inspection of the facilities or property of Theatre Direct, Hollywood Media or Key Brand.  Peter J. Solomon Company did not assume any responsibility for any independent valuation or appraisal of the assets or liabilities of Theatre Direct, Hollywood Media or Key Brand, nor was Peter J. Solomon Company furnished with any such valuation or appraisal.  Peter J. Solomon Company did not make any independent valuation or appraisal of Hollywood Media, and Peter J. Solomon Company does not express any opinion as to the consideration proposed to be received by Hollywood Media pursuant to the Stock Purchase Agreement relative to the price of Hollywood Media’s common stock.  Furthermore, Peter J. Solomon Company did not consider any tax, accounting or legal effects of the sale of Theatre Direct pursuant to the Stock Purchase Agreement or the transaction structure on any person or entity.

Peter J. Solomon Company assumed that the final form of the Stock Purchase Agreement and each Ancillary Agreement would be substantially the same as the last draft of each document reviewed by Peter J. Solomon Company.  Peter J. Solomon Company also assumed that the Transaction would be consummated in accordance with the terms of the Stock Purchase Agreement and the Ancillary Agreements, without waiver, modification or amendment of any material term, condition or agreement (including, without limitation, the consideration proposed to be received by Hollywood Media in connection with the Transaction), and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition would be imposed that would have a material adverse effect on Theatre Direct or Hollywood Media or the contemplated benefits of the Transaction.  Peter J. Solomon Company further assumed that all representations and warranties set forth in the Stock Purchase Agreement and Ancillary Agreements were and would be true and correct as of all the dates made or deemed made and that all parties to the Stock Purchase Agreement and Ancillary Agreements would comply with all covenants of such party thereunder.

Peter J. Solomon Company’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Peter J. Solomon Company as of, December 18, 2009.  Peter J. Solomon Company did not express any opinion as to what the value of common stock of Theatre Direct Stock would be at any future time, which may vary depending upon, among other things, market conditions, general economic conditions and other factors that generally influence the price of securities.  Peter J. Solomon Company did not express any opinion as to whether the Warrant issued by Theatre Direct to Hollywood Media pursuant to the Stock Purchase Agreement would be exercised, redeemed or put at any future time in accordance with the terms thereof or what the redemption or put price would be at any future time or what the value of the shares of Theatre Direct stock issuable upon exercise of the Warrant would be when (and if) issued.  Events occurring after December 18, 2009 may affect Peter J. Solomon Company’s opinion and the assumptions used in preparing such opinion, and Peter J. Solomon Company did not assume any obligation to update, revise or reaffirm its opinion.  However, since December 18, 2009, Hollywood Media is not aware of any material facts that are required to be disclosed under federal securities laws relating to changes in Hollywood Media’s operations or performance or the projections or assumptions upon which Peter J. Solomon Company based its opinion.  In addition, Hollywood Media does not currently anticipate that any material changes in Hollywood Media’s operations or performance or the projections or assumptions upon which Peter J. Solomon Company based its opinion will occur before the special meeting of Hollywood Media’s shareholders is held to approve the sale of Theatre Direct pursuant to the Stock Purchase Agreement.  Hollywood Media will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that change Hollywood Media’s operations or performance or the projections or assumptions upon which Peter J. Solomon Company based its opinion and will update such disclosure when and if required by the federal securities laws.  Peter J. Solomon Company’s opinion did not address the fairness of the terms of the Warrant issued by Theatre Direct to Hollywood Media pursuant to the Stock Purchase Agreement or the Promissory Note.  Peter J. Solomon Company did not express any opinion as to the likelihood that Theatre Direct would achieve any of the milestones upon which the earnouts contemplated by the Stock Purchase Agreement are conditioned nor did Peter J. Solomon Company conduct any analysis as to Key Brand’s ability to fulfill its future obligations to Hollywood Media, including the payment of the Warrant issued by Theatre Direct to Hollywood Media pursuant to the Stock Purchase Agreement and the Promissory Note.  Furthermore, Peter J. Solomon Company’s opinion did not address Hollywood Media’s underlying business decision to undertake the Transaction, and Peter J. Solomon Company’s opinion did not address the relative merits of the Transaction as compared to any alternative transactions that might be available to Hollywood Media.

Peter J. Solomon Company’s Financial Analyses

The following summarizes the material financial analyses performed by Peter J. Solomon Company and reviewed with Hollywood Media’s board of directors on December 18, 2009 in connection with the delivery of Peter J. Solomon Company’s opinion.  The order of the financial analyses does not represent relative importance or weight given to those analyses by Peter J. Solomon Company.  The financial analyses summarized below include information presented in tabular format.  In order to fully understand Peter J. Solomon Company’s financial analyses, the tables must be read together with the text of each summary.  The tables alone do not constitute a complete description of the financial analyses.  Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Peter J. Solomon Company’s financial analyses.

The principal components of the Theatre Direct financial projections, provided by Hollywood Media’s management and used by Peter J. Solomon Company for its financial analysis necessary to prepare its opinion, are set forth below:

Year Ended December 31, (dollars in millions)	2009P	2010P	2011P	2012P	2013P
Gross Sales (1)	98.9	105.2	111.2	116.1	121.3
Adjusted EBITDA (2)	6.2	7.6	8.6	9.2	9.8
Proforma Standalone EBITDA (3)	5.7	7.1	8.1	8.7	9.2
Capital Expenditures	1.2	1.2	1.2	1.2	1.2

(1) Revenue, as defined in the Stock Purchase Agreement, is not calculated differently than Gross Sales is calculated per the historical and projected financial statements provided to Peter J. Solomon Company from Hollywood Media’s management.

(2) Adjusted EBITDA is defined as operating income excluding, if applicable: (a) depreciation expense, (b) amortization and impairment of intangibles, and (c) onetime items.

(3) Proforma Standalone EBITDA is defined as operating income (i) excluding, if applicable: (a) depreciation expense, (b) amortization and impairment of intangibles, (c) onetime items and (ii) including estimates of additional standalone expenses that Theatre Direct will incur when it is no longer owned by Hollywood Media as per Hollywood Media’s management.

In preparing the above projections, Hollywood Media’s management made the following material assumptions for the period from 2009 to 2013:

•	consumer ticket sales growth of 9% in 2009 and leveling off to between 5% and 6% per year in 2010 through 2013;

•	groups ticket sales growth of 1% in 2009 and leveling off to between 3% and 5% per year in 2010 through 2013;

•	average ticket price and service fees as a percentage of ticket price remaining relatively flat; and

•	operating expenses decreasing 19% in 2009 and leveling off to between 1% and 3% growth in 2010 through 2013.

No assurances can be given that these assumptions will accurately reflect future conditions.  Although presented with numerical specificity, these projections reflect numerous assumptions and estimates as to future events made by Hollywood Media’s management that Hollywood Media’s management believed were reasonable at the time the projections were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of Hollywood Media’s management.  Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially greater or less than those reflected in the projections.  You should review our most recent SEC filings for a description of risk factors with respect to our business.  See "Where You Can Find More Information" beginning on page 105.

Analysis of Transaction Consideration

In preparing its opinion, Peter J. Solomon Company reviewed the consideration proposed to be received by Hollywood Media in connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement.  As set forth in the Stock Purchase Agreement and Ancillary Agreements, Hollywood Media would receive (i) an amount in cash equal to $20 million, subject to adjustments pursuant to the Stock Purchase Agreement, plus (ii) the Promissory Note, in the initial principal amount of $8.5 million, subject to downward adjustments (as to which adjustments Peter J. Solomon Company expressed no opinion), plus (iii) the Warrant to purchase shares representing 5% of outstanding shares of common stock of Theatre Direct as of the closing date on a fully diluted basis, plus (iv) earnout payment amounts, if any, representing up to $14 million in the aggregate, subject to upward adjustments (as to which adjustments Peter J. Solomon Company expressed no opinion) (the “Earnout Payments”), plus (v) the assumption by Key Brand of certain liabilities of Theatre Direct payable upon consummation of the sale of the Theatre Direct (clauses (i) through (v) in the aggregate, the “Aggregate Consideration”).  The terms and conditions of the sale of Theatre Direct are more fully set forth in the Stock Purchase Agreement and Ancillary Agreements.

Peter J. Solomon Company noted that at the closing of the sale of Theatre Direct pursuant to the Stock Purchase Agreement (i) Hollywood Media would receive $20 million in cash, (ii) Hollywood Media would be released from $1.6 million of liabilities associated with employment agreements with certain employees of Theatre Direct, and (iii) Hollywood Media would receive $1.9 million in cash as a working capital adjustment from Key Brand based on estimates provided by Hollywood Media’s management (collectively, the “Closing Consideration”).  Based on certain assumptions and valuations as described below, Peter J. Solomon Company further evaluated the present value of contingent or deferred payments, including interest earned on the Promissory Note, combined with the Closing Consideration, to determine a range for the total transaction consideration (“Total Consideration”).

		Present Value of Consideration
Consideration	Nominal Amount (in millions)	Low Estimate (in millions)	High Estimate (in millions)
Cash Consideration (paid by Key Brand to Hollywood Media at closing)	$20.0	$20.0	$20.0
Working Capital Adjustment	$1.9	$1.9	$1.9
Release at closing from liabilities associated with employment agreements with certain employees of Theatre Direct	$1.6	$1.6	$1.6
Promissory Note (issued by Key Brand to Hollywood Media at closing)	$13.6	$7.1	$8.7
Warrant (issued by Theatre Direct to Hollywood Media at closing)	$1.0 (minimum)	$0.4	$1.8
Earnout (paid by Key Brand to Hollywood Media pursuant to the Stock Purchase Agreement)	$14.0	$3.8	$7.3
Total Consideration	$52.1	$34.8	$41.2

In analyzing the terms of the Promissory Note, Peter J. Solomon Company analyzed Key Brand’s financial performance and current leverage ratios and reviewed current credit indices to determine an appropriate range of discount rates to calculate the present value of the principal and interest to be paid pursuant to the Promissory Note.  In preparing the low estimate of the present value of the Promissory Note, Peter J. Solomon Company (i) assumed the Promissory Note would be held until maturity (5 years) and (ii) applied an 18% discount rate.  In preparing the high estimate of the present value of the Promissory Note, Peter J. Solomon Company (i) assumed the Promissory Note would be held until maturity (5 years) and (ii) applied a 12% discount rate.

Peter J. Solomon Company used various discount rates and basic assumptions to derive a range of present values for the contingent or deferred components of Total Consideration, specifically the Promissory Note, including interest earned, the Warrant and the Earnout Payments.

(i)
Promissory Note and interest earned: Peter J. Solomon Company assumed the Promissory Note would be held until maturity, Hollywood Media would receive interest thereon at a rate of 12% per annum, paid quarterly in cash, and applied discount rates between 12%-18% to determine the present value thereof.  Discount rates of 12% to 18% were derived taking into consideration, among other things, the then current credit market indices yields.

(ii)
Warrant: Peter J. Solomon Company considered the present value of (i) the minimum value of the Warrant pursuant to its terms, assuming exercise of the put option by Hollywood Media on the seventh anniversary of the issue date and (ii) an assumed maximum value of the Warrant equal to 5% of a potential future implied enterprise value of Theatre Direct calculated based on projections of Pro Forma Standalone EBITDA and excess cash accumulation provided by the management of Hollywood Media.  In the case of each of (i) and (ii), Peter J. Solomon Company applied discount rates between 10% to 14% to calculate the range of present values of the Warrant.  The discount rates were derived taking into consideration, among other things, a weighted average cost of capital calculation. The potential future implied enterprise value used to determine the assumed maximum value of the Warrant was derived applying a range of multiples of 4.0x to 4.5x to the projected Pro Forma Standalone EBITDA of Theatre Direct provided to Peter J. Solomon Company by Hollywood Media’s management. Multiples were derived taking into consideration the selected publicly-traded companies described under “Analysis of Selected Publicly Traded Comparable Companies.”

(iii)
Earnout Payments:  In its analysis of the value of the Earnout Payments, Peter J. Solomon Company reviewed both historical and future revenue growth rates for Theatre Direct.  Future revenue growth rates were based on the revenue Theatre Direct is expected to receive during fiscal years 2009 through 2013 ("Projection Period") based on projections prepared by Hollywood Media management and furnished to, and used by, Peter J. Solomon Company for purposes of its analysis.  Theatre Direct revenue was projected to grow at an annual rate of 5.2% during the Projection Period.  To determine when the Earnout Payments could be received, Peter J. Solomon Company’s illustrative analysis considered that either (a) Theatre Direct's revenue would continue to grow at the annualized growth rate per the financial projections provided by Hollywood Media management and, as implied by such growth rate,  would achieve one Earnout Payment in year five and one Earnout Payment in year nine (high estimate of the present value of the Earnout Consideration) or (b) Theatre Direct revenue growth would slow and the Earnout Payments would be received in the final year of the Earnout Period (low estimate of the present value of the Earnout Consideration).  Peter J. Solomon Company applied discount rates between 10%-14% to the Earnout Payments based on the illustrative analysis whereby the Earnout Payment milestones were achieved in various years during the Earnout Period to determine a range of present values of the Earnout Payments.  The applied discount rates of 10% to 14% were derived taking into consideration, among other things, a weighted average cost of capital calculation.

Accordingly, Peter J. Solomon Company determined the present value of Total Consideration would be a minimum of the Closing Consideration ($23.5 million) and that the present value of Total Consideration could potentially reach up to $41.2 million depending on the amount of contingent or deferred consideration received, if any.  In analyzing the valuation ranges discussed herein, Peter J. Solomon Company considered each of these values.

Analysis of Selected Publicly Traded Comparable Companies

Peter J. Solomon Company performed a comparable public company analysis, which is intended to provide an implied value of Theatre Direct by comparing certain financial information of Theatre Direct with corresponding financial information of similar public companies.  Given the limited nature of Theatre Direct’s business operations, its limited market size and historical financial performance, Peter J. Solomon Company determined, based on its experience, there was one comparable company appropriate to be included in this comparison analysis, Ticketmaster Entertainment, Inc. .  Peter J. Solomon Company reviewed and compared selected financial data of Theatre Direct with similar publicly available information and estimates for Ticketmaster Entertainment, Inc.

For this analysis, Peter J. Solomon Company calculated and compared various financial multiples and ratios, including, among others enterprise value (which represents total equity value plus book values of total debt, preferred stock and minority interests less cash) as a multiple of earnings before interest, taxes, depreciation and amortization (EBITDA), for Ticketmaster Entertainment, Inc. for the last twelve months (LTM) based on the most recent publicly filed data, and for projected calendar year 2009 (FY 2009E).

For purposes of this analysis, Peter J. Solomon Company obtained the projected EBITDA estimates for the public comparable company by using the mean of Wall Street analysts’ estimates as reported by Thomson One Analytics on December 10, 2009 for the selected company.

Based on this data, as of December 18, 2009, Peter J. Solomon Company developed a summary valuation analysis based on the LTM and FY 2009E trading valuation multiples for the selected comparable company.  This analysis resulted in the following implied multiples and ratios:

Enterprise Value as a Ratio of:	Implied Trading Multiples
LTM EBITDA	4.1x
FY 2009E EBITDA	4.1x

Peter J. Solomon Company then calculated a range of implied enterprise values of Theatre Direct using the multiples from the selected company and applying them to the historical financial information of Theatre Direct and the financial projections provided to Peter J. Solomon Company by Hollywood Media’s management.  The range of implied enterprise values were based on Company LTM Pro Forma Stand Alone EBITDA as of October 31, 2009 and FY 2009E Proforma Standalone EBITDA.  Proforma Standalone EBITDA is defined as operating income (i) excluding, if applicable: (a) depreciation expense, (b) amortization and impairment of intangibles, (c) onetime items and (ii) including estimates of additional standalone expenses that Theatre Direct will incur when it is no longer owned by Hollywood Media as per Hollywood Media’s management.

Based on this analysis, Peter J. Solomon Company derived a reference range of implied enterprise values for Theatre Direct of $17.7 million to $23.3 million.  Peter J. Solomon Company noted that the present value of the Total Consideration to be received by Hollywood Media pursuant to the Stock Purchase Agreement ranges from a minimum of $23.5 million in Closing Consideration to $41.2 million comprised of the Closing Consideration plus potential additional value from the contingent or deferred components of the Total Consideration.

Analysis of Selected Precedent Transactions

To analyze the proposed consideration to be received pursuant to the Stock Purchase Agreement relative to the consideration received in selected other similar precedent transactions.  Peter J. Solomon Company determined, based on its experience, there was one precedent transaction appropriate to be included in this analysis, the proposed transaction between Live Nation Inc. and Ticketmaster Entertainment, Inc.

Peter J. Solomon Company calculated the multiple of LTM EBITDA paid in this comparable transaction, resulting in the following multiple:

Enterprise Value as a Ratio of:	Implied Multiple
LTM EBITDA	3.8x

Based on this analysis, Peter J. Solomon Company derived a reference range of implied enterprise values using Company LTM Proforma Standalone EBITDA and FY 2009E Proforma Standalone EBITDA of $16.4 million to $21.6 million.  Peter J. Solomon Company noted that the present value of the Total Consideration to be received by Hollywood Media pursuant to the Stock Purchase Agreement ranges from a minimum of $23.5 million in Closing Consideration to $41.2 million comprised of the Closing Consideration plus potential additional value from the contingent or deferred components of the Total Consideration.

Discounted Cash Flow Analysis

Peter J. Solomon Company performed a discounted cash flow analysis to calculate the theoretical enterprise value of Theatre Direct based on the value of the forecasted future free cash flows of Theatre Direct from March 31, 2010 through December 31, 2013, as provided and estimated by Hollywood Media management.  Based on the projections, Theatre Direct revenue was projected to grow at an annual rate of 5.2% during the Projection Period; adjusted EBITDA margins were projected to increase from 6.2% to 8.1%; and capital expenditures were expected to remain flat over the Projection Period.

In performing its discounted cash flow analysis, Peter J. Solomon Company considered various assumptions that it deemed appropriate based on a review with Hollywood Media’s and Theatre Direct’s management of Theatre Direct’s prospects and risks.  Peter J. Solomon Company believed it appropriate to utilize discount rates ranging from 10% to 14%, derived taking into consideration, among other things, a weighted average cost of capital calculation, and EBITDA terminal value multiples ranging from 4.0x to 4.5x, derived taking into consideration the selected publicly-traded companies described under “Analysis of Selected Publicly Traded Comparable Companies”

Based on this analysis, Peter J. Solomon Company derived a reference range of implied enterprise values of $34.7 million to $42.2 million.  Peter J. Solomon Company noted that the present value of the Total Consideration to be received by Hollywood Media pursuant to the Stock Purchase Agreement ranges from a minimum of $23.5 million in Closing Consideration to $41.2 million comprised of the Closing Consideration plus potential additional value from the contingent or deferred components of the Total Consideration.

Miscellaneous

In arriving at its opinion, Peter J. Solomon Company performed a variety of financial analyses, the material portions of which are summarized above.  The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to a partial analysis or summary description.  In arriving at its opinion, Peter J. Solomon Company did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to significance and relevance of each analysis and factor.  Accordingly, Peter J. Solomon Company believes that its analyses must be considered as a whole and that selecting portions of its analyses or of the summary set forth above, without considering all such analyses, could create an incomplete view of the process underlying Peter J. Solomon Company’s opinion.

In performing its analyses, Peter J. Solomon Company relied on numerous assumptions made by the management of Hollywood Media and made numerous judgments of its own with regard to current and future industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Hollywood Media and Theatre Direct.  Actual values will depend upon several factors, including changes in interest rates, dividend rates, market conditions, general economic conditions, Theatre Direct’s ability to meet its contingent payment targets and other factors.  The analyses performed by Peter J. Solomon Company are not necessarily indicative of actual values or future results.  Such analyses were prepared solely as a part of Peter J. Solomon Company’s analysis of the fairness, from a financial point of view, to Hollywood Media of the consideration proposed to be received by Hollywood Media in connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement, and were provided to Hollywood Media’s board of directors solely in connection with the delivery of Peter J. Solomon Company’s opinion.  The analyses do not purport to be appraisals or necessarily reflect the values at which businesses or securities might actually be sold, which may be higher or lower than the consideration proposed to be received by Hollywood Media in connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement, and which are inherently subject to uncertainty.

With regard to the comparable public company analysis and the precedent transactions analysis summarized above, Peter J. Solomon Company selected such public company on the basis of various factors for reference purposes only; however, no public company or transaction utilized as a comparison is identical to Theatre Direct or the sale of Theatre Direct pursuant to the Stock Purchase Agreement.  Accordingly, an analysis of the foregoing was not mathematical; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the acquisition or public trading values of the selected companies and transactions to which Theatre Direct and the sale of Theatre Direct pursuant to the Stock Purchase Agreement were being compared.  The consideration proposed to be received by Hollywood Media in connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement was determined through negotiations between Hollywood Media and Key Brand, and was approved by Hollywood Media’s board of directors.  Peter J. Solomon Company did not recommend any specific consideration to Hollywood Media’s board of directors or that any given consideration constituted the only appropriate consideration for the sale of Theatre Direct.  In addition, as described elsewhere in this proxy statement, Peter J. Solomon Company’s opinion was one of many factors taken into consideration by Hollywood Media’s board of directors in evaluating the sale of Theatre Direct.  Consequently, the Peter J. Solomon Company analyses described above should not be viewed as determinative of the opinion of Hollywood Media’s board of directors with respect to the sale of Theatre Direct.

The financial advisory services Peter J. Solomon Company provided to Hollywood Media in connection with the sale of Theatre Direct were not limited to the delivery of its opinion.  Peter J. Solomon Company acted as financial and strategic advisor to Hollywood Media in connection with the sale of Theatre Direct and received a fee of $250,000 for its services payable upon delivery of its opinion.  No fees payable to Peter J. Solomon Company are contingent on the successful completion of the sale of Theatre Direct pursuant to the Stock Purchase Agreement.  In addition, Hollywood Media also agreed to reimburse Peter J. Solomon Company for its out-of-pocket expenses, including fees and disbursements of its counsel, incurred in connection with its engagement and to indemnify Peter J. Solomon Company and certain related persons against liabilities and expenses, including liabilities under the federal securities laws, relating to or arising out of its engagement.  In performing its work as financial advisor to Hollywood Media, Peter J. Solomon Company solicited interest from other parties with respect to a merger or other business combination transaction involving Theatre Direct.  In February 2010, Hollywood Media separately engaged Peter J. Solomon Company to provide Hollywood Media with general financial advisory services following the sale of Theatre Direct.  Except in its role as financial advisor to Hollywood Media in connection with the sale of Theatre Direct and its role as financial advisor to Hollywood Media following the sale of Theatre Direct, during the past two years, Peter J. Solomon Company has not provided financial advisory services to Hollywood Media, Theatre Direct, Key Brand or any of their affiliates.

Governmental and Regulatory Approvals

We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to complete the sale of Theatre Direct, other than the filing of this proxy statement with the SEC.  If any additional approvals or filings are required, we will use our commercially reasonable efforts to obtain those approvals and make any required filings before completing the transactions contemplated by the Stock Purchase Agreement.

When the Sale of Theatre Direct is Expected to be Completed

If the Proposal to Sell Theatre Direct is approved by our shareholders at the special meeting and Key Brand is able to obtain written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement (and Key Brand has sufficient cash on hand or is able to obtain financing consistent with the terms set forth in the Stock Purchase Agreement), we expect to complete the sale of Theatre Direct as soon as practicable after all of the other closing conditions in the Stock Purchase Agreement have been satisfied or waived.  We and Key Brand are working toward satisfying the conditions to closing and completing the sale of Theatre Direct as soon as reasonably practicable.  Subject to the foregoing, we currently anticipate that we will complete the sale of Theatre Direct in December 2010.  However, there can be no assurance that the sale of Theatre Direct will be completed at all or, if completed, when it will be completed.

Key Brand informed Hollywood Media that Key Brand intends to pay the $20 million cash payment at the closing of the transactions contemplated by the Stock Purchase Agreement from its cash on hand, subject to obtaining the consent of the lenders under the Credit Agreement to use such cash to complete the transactions contemplated by the Stock Purchase Agreement.  Key Brand also informed Hollywood Media that Key Brand has reached an agreement with the lenders under the Credit Agreement regarding such lenders consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, that such lenders were preparing formal written documentation for such consent, and that Key Brand expects to obtain such formal written documentation for such consent promptly but in any case prior to the sale of Theatre Direct.

According to the Notes to the Unaudited Consolidated Financial Statements of Key Brand Entertainment Inc. and Subsidiaries for the period ended June 30, 2010 (which are included in Annex M to this proxy statement), Key Brand believes that it is not in compliance with certain covenants in the Credit Agreement as of June 30, 2010.  Key Brand informed Hollywood Media that Key Brand has reached an agreement with the lenders under the Credit Agreement regarding a waiver of such non-compliance, that such lenders were preparing formal written documentation for such waiver, and that Key Brand expects to obtain such formal written documentation for such waiver promptly but in any case prior to the sale of Theatre Direct.

Subject to certain exceptions and conditions, the Stock Purchase Agreement may be terminated and the transactions contemplated by the Stock Purchase Agreement may be abandoned at any time prior to the closing date by either Hollywood Media or Key Brand if the closing of the Stock Purchase Agreement shall not have occurred by August 29, 2010 (which we refer to as, the “Termination Date”) (see “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Termination—Termination Rights” beginning on page 89).  Hollywood Media may not terminate the Stock Purchase Agreement under this provision until the special meeting of shareholders to vote on the approval of the sale of Theatre Direct has occurred.  The Termination Date has not been extended beyond August 29, 2010, however as of the date this proxy statement is being mailed to shareholders, the Stock Purchase Agreement has not been terminated.

Effects on Hollywood Media if the Sale of Theatre Direct is Completed and Nature of Hollywood Media’s Business Following the Sale of Theatre Direct

If the Proposal to Sell Theatre Direct is approved by our shareholders and the sale of Theatre Direct is completed, we will no longer conduct our Broadway Ticketing Business.  Instead, we will focus on our remaining businesses and interests, which are: (i) our Ad Sales Division, (ii) our Intellectual Properties Division, (iii) our 26.2% equity interest in MovieTickets.com, Inc., (iv) an earnout from the sale of the Hollywood.com business, (v) the right to exercise or put the Warrant issued pursuant to the Stock Purchase Agreement, and (vi) the right to receive payments under the Promissory Note and earnout in connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement.  The assets of Hollywood Media that are currently used in connection with these businesses and interests will not be transferred to Key Brand as part of the sale of Theatre Direct.

Following the closing of the sale of Theatre Direct to Key Brand, we expect (i) our Ad Sales Division to continue to operate out of our headquarters in Boca Raton, Florida and our offices in England and (ii) our Intellectual Properties Division to continue to operate out of our offices in Green Bay, Wisconsin.

Our reporting obligations as a U.S. public company will not be affected as a result of completing the sale of Theatre Direct.  However, following the sale of Theatre Direct our business will be smaller, and therefore we may fail to satisfy the continued listing standards of The NASDAQ Global Market.  In the event that we are unable to satisfy the continued listing standards of The NASDAQ Global Market, our common stock may be delisted from that market.  In order to continue to be listed on the NASDAQ Global Market, we must meet the bid price and total shareholders requirements as set forth in NASDAQ Listing Rule 5450(a) and at least one of the three standards in NASDAQ Listing Rule 5450(b).  Pursuant to NASDAQ Listing Rule 5450(a), the bid price of our common stock cannot fall below $1.00 per share for 30 consecutive business days and we must have at least 400 total shareholders (including both holders of beneficial interest and holders of record).  We believe that if we continue to qualify for listing on the NASDAQ Global Market, we will satisfy the Equity Standard under NASDAQ Listing Rule 5450(b), which requires:

•	stockholders’ equity of at least $10 million;

•
at least 750,000 publicly held shares (total shares outstanding, less any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding of the company);

•	market value of publicly held shares of at least $5 million; and

•	at least two registered and active market makers.

Based on the Pro Forma Condensed Consolidated Financial Statements of Hollywood Media Corp. and Subsidiaries beginning on page 106, following the sale of Theatre Direct we will continue to qualify for listing on the NASDAQ Global Market under the Equity Standard set forth above assuming (i) the bid price of our common stock does not fall below $1.00 per share for 30 consecutive business days, (ii) we continue to have at least 400 total shareholders (including both holders of beneficial interest and holders of record), (iii) we continue to have at least 750,000 publicly held shares with a market value of at least $5 million, and (iv) we continue to have at least two registered and active market makers.

If we are delisted from The NASDAQ Global Market, we may apply to transfer our common stock listing to The NASDAQ Capital Market or the American Stock Exchange, however our application may not be granted if we do not satisfy the applicable listing requirements for those markets.  If our common stock were to be delisted from The NASDAQ Global Market and we could not satisfy the listing standards of The NASDAQ Capital Market or the American Stock Exchange, trading of our common stock most likely would be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board.  See “RISK FACTORS—Because our business will be smaller following the sale of Theatre Direct, there is a possibility that our common stock may be delisted from The NASDAQ Global Market if we fail to satisfy the continued listing standards of that market” beginning on page 32.

We also intend to continue to evaluate and potentially explore other available strategic options.  We will continue to work to maximize shareholder interests with a goal of returning value to our shareholders.  The sale of Theatre Direct will not alter the rights, privileges or nature of the issued and outstanding shares of our common stock.  A shareholder who owns shares of our common stock immediately prior to the closing of the sale of Theatre Direct will continue to hold the same number of shares immediately following the closing. Our reporting obligations as a U.S. public company will not be affected as a result of completing the sale of Theatre Direct.

The transactions contemplated by the Stock Purchase Agreement and the potential self-tender offer (see“PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT— Use of Proceeds from the Sale of Theatre Direct” beginning on page 63) are not a first step in a going private transaction under Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended.

Effects on Hollywood Media if the Sale of Theatre Direct is Not Completed

If the Proposal to Sell Theatre Direct is not approved by our shareholders or the other closing conditions set forth in the Stock Purchase Agreement are not satisfied or waived, including if Key Brand does not obtain written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement or if Key Brand does not have sufficient cash on hand or, if needed to complete the transaction, Key Brand does not obtain financing consistent with the terms of the Stock Purchase Agreement, and therefore the sale of Theatre Direct is not completed, we will continue to conduct our Broadway Ticketing Business, and we may consider and evaluate other strategic opportunities.  In such a circumstance, there can be no assurances that our continued operation of our Broadway Ticketing Business or any alternative strategic opportunities will result in the same or greater value to our shareholders as the Proposal to Sell Theatre Direct.  If the sale of Theatre Direct does not occur, we may not make a special cash dividend to our shareholders or engage in a self-tender offer to purchase shares of Hollywood Media’s common stock.

If the Stock Purchase Agreement is terminated under certain circumstances described in this proxy statement and set forth in the Stock Purchase Agreement (including Hollywood Media entering into an acquisition agreement for a superior proposal), Hollywood Media may be required to pay Key Brand a termination fee of $1.2 million.  Except in certain circumstances, Hollywood Media will not be required to pay Key Brand a termination fee if the Stock Purchase Agreement is terminated because the Proposal to Sell Theatre Direct is not approved by Hollywood Media’s shareholders.

If the Stock Purchase Agreement is validly terminated by Hollywood Media under certain conditions set forth in the Stock Purchase Agreement and the Escrow Agreement, Hollywood Media may be entitled to receive up to approximately $2.4 million, consisting of the $1.2 million deposit (including any earnings thereon) from the Escrow Agent, plus reimbursement for all of Hollywood Media’s costs and expenses incurred in connection with the transactions contemplated by the Stock Purchase Agreement not to exceed $1.2 million.

Use of Proceeds from the Sale of Theatre Direct

Net proceeds from the sale of Theatre Direct will be used in connection with our Ad Sales Division, Intellectual Properties Division, and other remaining businesses and interests.  In addition, following the sale of Theatre Direct pursuant to the Stock Purchase Agreement and subject to compliance with Florida law and federal laws and regulations, Hollywood Media expects to either (i) pay a one-time special cash dividend to its shareholders of approximately $0.60 per share of Hollywood Media common stock, totaling approximately $18 million, or (ii) engage in a self-tender offer to purchase shares of Hollywood Media common stock at a per-share price to be determined in the future, totaling approximately $18 million.  However, (i) Hollywood Media is not required to pay a one-time special cash dividend or engage in a self-tender offer, (ii) Hollywood Media’s board of directors has made no final decision whether to pay a one-time special cash dividend or engage in a self-tender offer, and such decision will be based on what Hollywood Media’s board of directors determines is in Hollywood Media’s best interest and the best interest of Hollywood Media’s shareholders (subject to compliance with Florida law and federal laws and regulations), (iii) the actual amount of a one-time special cash dividend or self-tender offer may be lower or higher than this amount depending on the amount of Hollywood Media’s liabilities following the sale of Theatre Direct and other factors and (iv) the timing of the payment of a one-time special cash dividend or offer period for a self-tender offer may vary depending on a number of factors, including any contingent liabilities or other unforeseen matters.  If Hollywood Media elects to pay a one-time special cash dividend, prior to making such one-time special cash dividend, Hollywood Media will announce, at least ten days in advance, the record date for such distribution.  Only holders of Hollywood Media’s common stock on the record date for a one-time special cash dividend will be entitled to receive a one-time special cash dividend.  Please note that if Hollywood Media elects to pay a one-time special cash dividend, the record date for such one-time special cash dividend will be after the closing date of the sale of Theatre Direct and is different from the record date for determining which holders of Hollywood Media’s common stock are entitled to vote on the matters described in this proxy statement.  If Hollywood Media elects to engage in a self-tender offer, Hollywood Media will announce the offer period and the per-share purchase price on or prior to the commencement date of such self-tender offer.  In the event that we do not pay a one-time special cash dividend or engage in a self-tender offer, then we will hold the portion of the net proceeds from the sale of Theatre Direct that are not used in connection with our Ad Sales Division, Intellectual Properties Division and other remaining businesses and interests for future possible strategic opportunities, including possibly purchasing additional equity in MovieTickets.com, Inc. (in which we currently own a 26.2% equity interest).

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to our shareholders under the Florida Business Corporation Act or our articles of incorporation or bylaws in connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement.

Interests of Certain Persons in the Sale of Theatre Direct

In considering the recommendation of our board of directors with respect to the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting, our shareholders should be aware that two of our six directors, Mitchell Rubenstein, our Chairman and Chief Executive Officer, and Laurie S. Silvers, our Vice-Chairman, President and Secretary, will directly benefit from the sale of Theatre Direct and therefore have interests in the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting that are different from, or in addition to, the interests of our shareholders generally.  In addition, two executives in our legal department and two executive officers of Theatre Direct, Matt Kupchin, the President of Theatre Direct, and Jerome Kane, the Vice-President of Theatre Direct, will directly benefit from the sale of Theatre Direct and therefore have interests in the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting that are different from, or in addition to, the interests of our shareholders generally.  As described below, such interests include the accelerated vesting of certain restricted shares of Hollywood Media’s common stock held by Mr. Rubenstein and Ms. Silvers and change of control payments to Mr. Rubenstein, Ms. Silvers, Mr. Kupchin, Mr. Kane and two executives in our legal department.

Hollywood Media’s board of directors was aware of these interests and considered them in adopting and approving the Stock Purchase Agreement and the sale of Theatre Direct and recommending that the shareholders of Hollywood Media approve the sale of Theatre Direct pursuant to the Stock Purchase Agreement.  In addition, the independent members of Hollywood Media’s board of directors (meeting without the non-independent members of Hollywood Media’s board of directors) unanimously approved the Stock Purchase Agreement and the sale of Theatre Direct and recommended that the shareholders of Hollywood Media approve the sale of Theatre Direct pursuant to the Stock Purchase Agreement.

Accelerated Vesting of Restricted Shares of Hollywood Media Common Stock

Upon the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, all of the unvested restricted shares of Hollywood Media common stock granted to Mitchell Rubenstein, our Chairman and Chief Executive Officer, and Laurie S. Silvers, our Vice-Chairman, President and Secretary, pursuant to Hollywood Media’s 2004 Stock Incentive Plan will immediately vest and no longer be restricted shares.  As of October 19, 2010, Mr. Rubenstein held 145,833 unvested restricted shares of Hollywood Media common stock, having a value of approximately $175,000 based on the closing sales price of our common stock on such date (which was $1.20), and Ms. Silvers held 87,500 unvested restricted shares of Hollywood Media common stock, having a value of $105,000 based on the closing sales price of our common stock on such date (which was $1.20).

Amendments to Amended and Restated Employment Agreements of Mr. Rubenstein and Ms. Silvers

On December 23, 2009, (i) Hollywood Media and Mitchell Rubenstein, our Chairman and Chief Executive Officer, entered into an amendment to the amended and restated employment agreement of Mr. Rubenstein (the “Rubenstein Amendment”), and (ii) Hollywood Media and Laurie S. Silvers, our Vice-Chairman, President and Secretary, entered into an amendment to the amended and restated employment agreement of Ms. Silvers (the “Silvers Amendment,” and together with the Rubenstein Amendment, the “Amendments”).  The Amendments amend the respective amended and restated employment agreements, dated as of December 22, 2008, between Hollywood Media and each of Mr. Rubenstein and Ms. Silvers (the “Previous Agreements,” as amended by the Amendments, the “Amended Agreements”).  The following summarizes certain material provisions of the Amended Agreements.  This summary does not purport to be complete, and the rights and obligations of the parties are governed by the express terms of the Amended Agreements and not by this summary or any other information contained in this proxy statement.  The summary below and elsewhere in this proxy statement regarding the Amended Agreements is subject to, and qualified in its entirety by, reference to the full text of the Rubenstein Amendment and the Silvers Amendment, each of which were respectively filed as Exhibits 10.1 and 10.2 to the Current Report on Form 8-K filed by Hollywood Media with the SEC on December 29, 2009.

Pursuant to the Amendments, the executives shall continue to be employed by Hollywood Media for the same salary and benefits as set forth in the Previous Agreements for a period of 90 days following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement.  After such 90-day period, the executives shall be employed by Hollywood Media until such employment is terminated by either Hollywood Media or the executives (such period, the “Extension Term”).

During the Extension Term, Mr. Rubenstein and Ms. Silvers will no longer receive fixed salaries from Hollywood Media (other than a nominal payment of $1 per year), and will each instead receive compensation for his or her services to Hollywood Media in amounts equal to five percent (5%) of the sum of (i) any distributions and other proceeds Hollywood Media receives after December 23, 2009 (the effective date of the amendments to the current employment agreements) in respect of its ownership interest in MovieTickets.com, Inc. and (ii) certain other amounts that may be received by Hollywood Media from MovieTickets.com, Inc. (collectively, the “5% Distribution”).  In 2008 and 2009, Hollywood Media received approximately $1.3 million and approximately $1.9 million, respectively, in respect of its ownership interest in MovieTickets.com, Inc.  Accordingly, Mr. Rubenstein and Ms. Silvers would each have received approximately $65,000 in 2008 and $95,000 in 2009 pursuant to the 5% Distribution.  Hollywood Media currently has no reason to believe that the amount it will receive in future years in respect of its ownership interest in MovieTickets.com, Inc. will be substantially different than the amount Hollywood Media received in 2009 in respect of its ownership interest in MovieTickets.com, Inc.  Pursuant to the 5% Distribution, upon a sale of Hollywood Media’s interest in MovieTickets.com, Inc., Mr. Rubenstein and Ms. Silvers would each receive 5% of the proceeds received by Hollywood Media in such sale.

In the event that during the Extension Term Hollywood Media enters into any additional businesses other than its existing businesses, then Hollywood Media will consider in good faith increasing each of the executive’s compensation during the Extension Term to reflect the additional service to be provided by the executive to Hollywood Media in connection with such additional businesses.

A consummation of the sale of Theatre Direct will constitute a “change of control” under the Amended Agreements (and would have constituted a “change of control” under the Previous Agreements).  Mr. Rubenstein and Ms. Silvers have agreed pursuant to the Amended Agreements that if the sale of Theatre Direct is consummated pursuant to the Stock Purchase Agreement, then $812,501 of the amount Mr. Rubenstein was entitled to receive and $332,189 of the amount Ms. Silvers was entitled to receive upon a change of control under the Previous Agreements will be deferred and paid in accordance with the Amended Agreements.  As a result, Mr. Rubenstein and Ms. Silvers will each receive a reduced change of control payment equal to $1.5 million upon the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement.

If Mr. Rubenstein and/or Ms. Silvers, as applicable, continue to be employed by Hollywood Media on the first anniversary of the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement (or if such employment is terminated on or before such date by Hollywood Media without “cause” or by Mr. Rubenstein and/or Ms. Silvers, as applicable, for “good reason”), then, regardless of whether Mr. Rubenstein or Ms. Silvers continues to provide services to Hollywood Media after the first anniversary of the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, one-half of the deferred change of control payments will be paid to Mr. Rubenstein and/or Ms. Silvers, as applicable, upon the receipt by Hollywood Media of payments on the Promissory Note, on a pro rata basis, and one-half of such payments will be paid to Mr. Rubenstein and/or Ms. Silvers, as applicable, upon the receipt by Hollywood Media of payments under the first $7 million tranche of the earnout pursuant to the Stock Purchase Agreement, on a pro rata basis, according to the following schedule:

•	Mr. Rubenstein will receive:

•
4.76% of all payments of principal and interest received by Hollywood Media on account of the Promissory Note (for a maximum amount of $407,201), with each such payment to be made to Mr. Rubenstein within five business days of the date Hollywood Media receives payments of principal and interest on account of the Promissory Note (provided that any such amounts that would be payable during the first year following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement will be set aside in a “rabbi trust”), and

•
5.79% of the first $7 million of earnout payments received by Hollywood Media pursuant to the Stock Purchase Agreement (for a maximum amount of $405,300), with each such payment to be made to Mr. Rubenstein within five business days of the date Hollywood Media receives the first $7 million of earnout payments pursuant to the Stock Purchase Agreement (provided that any such amounts that would be payable during the first year following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement will be set aside in a “rabbi trust”).

•	Ms. Silvers will receive:

•
1.94% of all payments of principal and interest received by Hollywood Media on account of the Promissory Note (for a maximum amount of $166,989), with each such payment to be made to Ms. Silvers within five business days of the date Hollywood Media receives payments of principal and interest on account of the Promissory Note (provided that any such amounts that would be payable during the first year following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement will be set aside in a “rabbi trust”), and

•
2.36% of the first $7 million of earnout payments received by Hollywood Media pursuant to the Stock Purchase Agreement (for a maximum amount of $165,200), with each such payment to be made to Ms. Silvers within five business days of the date Hollywood Media receives the first $7 million of earnout payments pursuant to the Stock Purchase Agreement (provided that any such amounts that would be payable during the first year following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement will be set aside in a “rabbi trust”).

The portion of any amount that is received by Hollywood Media in respect of the Promissory Note or the earnout pursuant to the Stock Purchase Agreement before the first anniversary of the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement that is payable to Mr. Rubenstein or Ms. Silvers shall be set aside in a “rabbi trust” until the first anniversary of the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, at which time such amount (plus an amount equal to the interest earned on obligations held by the rabbi trust in respect of such amount) shall be paid to Mr. Rubenstein or Ms. Silvers, as applicable.

If Hollywood Media does not pay any amount of the deferred change of control payments that becomes due to Mr. Rubenstein and/or Ms. Silvers, as applicable, pursuant to the schedule set forth above by the latest date on which such amount is permitted to be paid to such executive, then Mr. Rubenstein and/or Ms. Silvers, as applicable, shall provide written notice to Hollywood Media of such failure to pay, and if such payment is not made by the 30th day following the date that such written notice is provided to Hollywood Media, then the obligations of Hollywood Media to pay such executive the amount of the deferred change of control payments according to the schedule set forth above shall accelerate and become immediately due and payable in full as if Hollywood Media had received total principal payments of $8,500,000 on account of the Promissory Note and the first $7,000,000 of earnout payments pursuant to the Stock Purchase Agreement.

If Hollywood Media surrenders or otherwise transfers or modifies the Promissory Note or the earnout to be received by Hollywood Media pursuant to the Stock Purchase Agreement for any modified obligation or any other consideration, the payments from Hollywood Media to Mr. Rubenstein and Ms. Silvers for the deferred change of control payments shall be made with respect to such modified obligation or the fair market value of such other consideration.

If, during the Extension Term, the employment of either Mr. Rubenstein or Ms. Silvers is terminated by Hollywood Media other than for “cause”, death, or disability, then such executive will receive the amount payable to such executive following a “change of control” in a lump sum payment within five (5) business days after such termination of employment (to the extent not previously paid), without regard to whether all of the payments on account of the Promissory Note and the earnout under the Stock Purchase Agreement have been received by Hollywood Media.  Additionally, if the employment of either executive is terminated (i) by reason of the death of the executive, (ii) by Hollywood Media during the Extension Term for any reason other than for “cause,” or (iii) by the executive for “good reason,” the right of such executive to payments of the 5% Distribution will fully vest and the 5% Distribution will continue to be paid to the executive and the executive’s heirs.

If Hollywood Media fails to pay any amount that becomes due to either executive under the Amended Agreements by the latest date on which such amount is permitted under the Amended Agreements to be paid, interest will be charged with respect to the past due amount at the rate of 1.5% per month, compounded monthly, from the latest date on which such amount was permitted under the Amended Agreements to be paid, and such interest shall be paid by Hollywood Media to such executive at or before the time that the amount past due is paid.

Except for certain limited exceptions, the Amendments shall be of no force or effect, and the Previous Agreements will continue in place and remain in full force and effect (in which case, the full change of control obligations under the Previous Agreements will remain in place, as described in the following paragraph), in the event that (i) the sale of Theatre Direct is not consummated pursuant to the terms and conditions of the Stock Purchase Agreement within 12 months after the date of the Amendments, (ii) the Stock Purchase Agreement is terminated at any time for any reason before the consummation of the sale of Theatre Direct, (iii) the employment of the executive is terminated by Hollywood Media other than for “cause,” or by the executive for “good reason,” before the consummation of the sale of Theatre Direct and before the Stock Purchase Agreement has been terminated, or (iv) at the election of the executive, if any amendment is made to the Stock Purchase Agreement affecting the purchase price or other principal terms of the sale of Theatre Direct.

If the sale of Theatre Direct is consummated pursuant to the Stock Purchase Agreement after the termination of the executive’s employment by Hollywood Media without “cause” or by the executive for “good reason,” then the executive will be entitled to receive the entire amount payable to the executive pursuant to the Previous Agreements following a “change of control,” which is $2,312,501 under Mr. Rubenstein’s Previous Agreement and $1,832,189 under Ms. Silvers’ Previous Agreement.  If Hollywood Media’s Broadway Ticketing Division is sold or transferred, (i) to Key Brand (or its affiliates) under terms different in any material respect from those set forth in the Stock Purchase Agreement, or (ii) to a different purchaser in a transaction similar to the transaction described in the Stock Purchase Agreement, the executives will receive the entire amount of the “change of control” payments pursuant to the Previous Agreements.

Except as otherwise specifically set forth in the Amendments, all provisions of the Previous Agreements that are not amended by the Amendments remain in full force and effect.

Change of Control Payments to Other Executives of Hollywood Media

In connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement, Hollywood Media will pay an aggregate amount of approximately $400,000 in change of control payments to two executives in Hollywood Media’s legal department, each of whom will receive these payments in accordance with their retention agreements, with such amounts payable at the closing of sale of Theatre Direct pursuant to the Stock Purchase Agreement (provided that Hollywood Media may defer one-half of these payments by up to one year if it elects to require the continued employment of one or both of these executives during a transition period of up to one year).

Change of Control Payments to Certain Executives of Theatre Direct

In connection with the sale of Theatre Direct pursuant to the Stock Purchase Agreement, Theatre Direct is obligated to pay an aggregate amount of approximately $1.6 million in change of control payments to Matt Kupchin, the President of Theatre Direct, and Jerome Kane, the Vice-President of Theatre Direct.  Pursuant to the Stock Purchase Agreement, up to a maximum amount of $1.6 million of these change of control obligations will be or remain the liabilities of Theatre Direct from and after the closing of the sale of Theatre Direct and Hollywood Media will have no obligation with respect to such liabilities up to a maximum of $1.6 million.

Transaction Costs Associated with the Sale of Theatre Direct

In connection with the transactions contemplated by the Stock Purchase Agreement, Hollywood Media expects to incur approximately:

•
an aggregate amount of $4.14 million in total change of control payments to Mitchell Rubenstein, the Chairman and Chief Executive Officer of Hollywood Media, and Laurie S. Silvers, the Vice-Chairman, President and Secretary of Hollywood Media, an aggregate amount of $3.0 million of which will be paid upon the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement and approximately $1.14 million of which will be paid (if Mr. Rubenstein and Ms. Silvers continue to be employed by Hollywood Media on the first anniversary following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement (or if such employment is terminated on or before such date by Hollywood Media without “cause” or by Mr. Rubenstein or Ms. Silvers for “good reason”)) pursuant to the Amended Agreements as Hollywood Media receives payments under the Promissory Note and the earnout pursuant to the Stock Purchase Agreement (provided that any such amounts that would be payable during the first year following the consummation of the sale of Theatre Direct pursuant to the Stock Purchase Agreement will be set aside in a “rabbi trust”) (see “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Interests of Certain Persons in the Sale of Theatre Direct—Amendments to Amended and Restated Employment Agreements of Mr. Rubenstein and Ms. Silvers” beginning on page 64);

•
an aggregate amount of $400,000 in change of control payments to two executives in Hollywood Media’s legal department, each of whom will receive these payments in accordance with their retention agreements, with such amounts payable at closing (provided that Hollywood Media may defer one-half of these payments by up to one year if it elects to require the continued employment of one or both of these executives during a transition period of up to one year);

•
$350,000 in fees, plus additional out−of−pocket expenses, to Peter J. Solomon Company for providing financial advisory services and the fairness opinion to Hollywood Media’s board of directors in connection with evaluating and approving the Stock Purchase Agreement and the transactions contemplated thereby;

•
$1.2 million in legal fees, plus additional out−of−pocket expenses, in connection with preparing and negotiating the Stock Purchase Agreement and the related documents and preparing and filing this proxy statement relating to the transactions contemplated by the Stock Purchase Agreement; and

•
$15,000 in fees ($7,500 of which has been paid as an initial retainer), plus additional out−of−pocket expenses, to a proxy solicitation firm, Innisfree M&A Incorporated, to assist in the distribution and solicitation of proxies for the special meeting.

The fees for the fairness opinion, the legal fees and the fees for the solicitation of proxies will be paid regardless of whether the transactions contemplated by the Stock Purchase Agreement are consummated.  At this time, Hollywood Media cannot provide an estimate of the other amounts or range of amounts expected to be incurred in connection with the transactions contemplated by the Stock Purchase Agreement.

Terms of the Stock Purchase Agreement

The following summarizes certain material provisions of the Stock Purchase Agreement.  This summary does not purport to be complete, and the rights and obligations of the parties are governed by the express terms of the Stock Purchase Agreement and not by this summary or any other information contained in this proxy statement.  The summary of the Stock Purchase Agreement below and elsewhere in this proxy statement is subject to, and qualified in its entirety by, reference to the full text of the Stock Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate herein by reference.

The Stock Purchase Agreement is described in, and included as an annex to, this proxy statement only to provide you with information regarding its terms and conditions and not to provide any factual information regarding Hollywood Media, Theatre Direct, Key Brand or their respective businesses.  The representations and warranties in the Stock Purchase Agreement and the description of them in this proxy statement (i) may not describe the actual state of affairs as of the date they were made or at any other time and (ii) should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and documents Hollywood Media publicly files with the SEC.  Hollywood Media will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that contradict the representations and warranties contained in the Stock Purchase Agreement and will update such disclosure when and if required by the federal securities laws.  Additional information about Hollywood Media may be found elsewhere in this proxy statement and Hollywood Media’s other public files, which are available without charge through the SEC’s website at http://www.sec.gov.

The Sale of Theatre Direct

Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, the sale contemplated by the Stock Purchase Agreement will consist of Hollywood Media selling its Broadway Ticketing Division, through the sale of all of the outstanding capital stock of Hollywood Media’s wholly-owned subsidiary, Theatre Direct, to Key Brand.

Hollywood Media or Key Brand may terminate the Stock Purchase Agreement prior to the consummation of the sale in certain specified circumstances, whether before or after the approval of the sale of Theatre Direct by Hollywood Media’s shareholders.  Additional details on termination of the Stock Purchase Agreement are described below in the section labeled “Termination” beginning on page 89.

Purchase Price

If the sale of Theatre Direct is completed pursuant to the Stock Purchase Agreement Hollywood Media will receive the following consideration:

•
$20 million in cash (subject to working capital adjustments described in the Stock Purchase Agreement) (see “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Purchase Price—Purchase Price Adjustment” beginning on page 69);

•	a five-year second lien secured Promissory Note issued by Key Brand in the initial principal amount of $8.5 million at an interest rate of 12% per annum;

•
a Warrant to purchase 5% of the outstanding shares of common stock of Theatre Direct on a fully diluted basis as of the closing date of the sale of Theatre Direct at an exercise price of $.01 per share;

•	earnout payments of up to $14 million contingent upon Theatre Direct and its subsidiaries achieving certain revenue targets during the Earnout Period; and

•
up to a maximum amount of $1.6 million of liabilities with respect to any payment associated with change of control obligations under the employment agreements with certain employees of Theatre Direct will be or remain the liabilities of Theatre Direct from and after the closing date of the sale of Theatre Direct.

We estimate that the total amount of the consideration that Hollywood Media will receive if the sale of Theatre Direct pursuant to the Stock Purchase Agreement is completed will be approximately $45.1 million, ignoring the time value of money and assuming that (i) there is no working capital adjustment to the purchase price pursuant to the Stock Purchase Agreement (see “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Purchase Price—Purchase Price Adjustment” beginning on page 69), (ii) the Promissory Note issued by Key Brand to Hollywood Media is valued at $8.5 million (which is the principal amount of the Promissory Note, ignoring any interest Hollywood Media may receive pursuant to the Promissory Note), (iii) the Warrant issued by Theatre Direct to Hollywood Media is valued at $1 million (which is the minimum amount of the put or call option on the Warrant (see “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Purchase Price—Warrant” beginning on page 70)), (iv) the entire $14 million of the earnout is paid by Key Brand to Hollywood Media pursuant to the Stock Purchase Agreement, and (v) the $1.6 million of liabilities with respect to any payment associated with change of control obligations under the employment agreements with certain employees of Theatre Direct that will be or remain the liabilities of Theatre Direct from and after the closing date of the sale of Theatre Direct is included in the calculation of the consideration that Hollywood Media will receive.

Purchase Price Adjustment

Prior to the closing of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, Hollywood Media will deliver to Key Brand its good faith estimate of Theatre Direct’s working capital as of the closing date determined in the manner described in the Stock Purchase Agreement.  If the working capital as reflected on this estimated statement exceeds $500,000, then the cash consideration of $20 million to be delivered at closing will be adjusted upward by such difference.  If the working capital as reflected on this estimated statement is less than $500,000, then the cash consideration of $20 million will be adjusted downward by such difference.

After the closing date of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, Hollywood Media will deliver to Key Brand a closing statement setting forth Hollywood Media’s calculation of Theatre Direct’s working capital as of the closing date determined in the manner described in the Stock Purchase Agreement.  Key Brand has the right to challenge Hollywood Media’s determination of Theatre Direct’s working capital and any disputes between Key Brand and Hollywood Media as to Theatre Direct’s working capital that cannot be settled by the parties within 15 days will be settled by an independent accounting firm.  If Theatre Direct’s working capital set forth on the closing statement is greater than the working capital set forth on the estimated statement described above, then Key Brand shall pay Hollywood Media the amount of the difference plus accrued interest at the prime rate on such difference.  If Theatre Direct’s working capital set forth on the closing statement is less than the working capital set forth on the estimated statement described above, then Hollywood Media shall pay Key Brand the amount of the difference plus accrued interest at the prime rate on such difference.

Promissory Note and Related Agreements

On the closing date of the sale of Theatre Direct pursuant to the Stock Purchase Agreement, Key Brand will deliver to Hollywood Media the Promissory Note in the initial principal amount of $8.5 million.  The Promissory Note will (i) accrue interest at the rate of 12% per annum with interest payable quarterly in cash, and (ii) be payable in full on the fifth anniversary of the closing date of the transactions contemplated by the Stock Purchase Agreement.

The obligations under the Promissory Note will be secured on a second priority basis by (i) a perfected pledge of the capital stock of Theatre Direct and each direct or indirect subsidiary of Theatre Direct (subject, in the case of any foreign direct subsidiary, to a pledge of 65% of the capital stock of such foreign subsidiary), and (ii) a perfected security interest in substantially all tangible and intangible assets of Theatre Direct and each direct or indirect US domestic subsidiary of Theatre Direct (including equipment, investment property, intellectual property, other general intangibles, real property and proceeds of the foregoing).  The obligations under the Promissory Note and the security interest of Hollywood Media securing the obligations of Key Brand under the Promissory Note will be subordinated to senior indebtedness, including amounts outstanding under the Credit Agreement, up to an aggregate amount of $15 million plus all interest accrued thereon from and after the closing of the transactions contemplated by the Stock Purchase Agreement.

Upon any adverse change in state or federal ticketing regulations that takes effect within two years of the closing of the transactions contemplated by the Stock Purchase Agreement that restricts or limits the amount of services fees that may be charged on the resale of tickets, the principal amount of the Promissory Note will be reduced by the amount of any such reduction in value up to a maximum of $5 million, and such amount shall be added pro-rata to the remaining earnout amounts payable to Hollywood Media pursuant to the Purchase Agreement (such amounts are referred to as, the “Note Adjustment Amounts”), provided that, there will be no reduction in the Promissory Note if the entire earnout has already been earned at the time of any such adverse change.  The obligations of Key Brand under the Promissory Note will accelerate and become immediately due and payable upon any event of default under the Promissory Note or a “change of control” of Key Brand or Theatre Direct.

The debt facilities evidenced by the Promissory Note will also be documented pursuant to a loan agreement, security documents and other ancillary documents containing terms and conditions (including representations, warranties, affirmative covenants, negative covenants and events of default) which are substantially the same as those set forth for the Credit Agreement (with certain exceptions).  In addition, an intercreditor agreement will be executed between Hollywood Media, Key Brand, JPMorgan Chase Bank, N.A. and/or the lender of any other senior secured financing for the acquisition, which shall contain market standard provisions as between first lien and second lien facilities and any other conditions agreed to by Key Brand, such lenders, and Hollywood Media.

The foregoing summary of certain material provisions of the Promissory Note and the debt facilities evidenced by the Promissory Note does not purport to be complete, and the rights and obligations of the parties are governed by the express terms of the Promissory Note, the loan agreement, the security documents, the intercreditor agreement and the other ancillary documents, and not by this summary or any other information contained in this proxy statement.  The summary of the Promissory Note and the debt facilities evidenced by the Promissory Note set forth above and elsewhere in this proxy statement is subject to, and qualified in its entirety by, reference to (i) the full text of the Stock Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate herein by reference and (ii) the full text of the terms of the Promissory Note, a copy of which is attached to this proxy statement as Annex B and which we incorporate herein by reference.

Warrant

On the closing date, Key Brand will deliver to Hollywood Media the Warrant to purchase 5% of the outstanding shares of common stock of Theatre Direct as of the closing date on a fully diluted basis at an exercise price of $.01 per share.  At any time after the first (1st) anniversary of the issue date of the Warrant, Theatre Direct may elect to redeem the Warrant (or the shares of common stock of Theatre Direct issued upon exercise of the Warrant), in whole and not in part, by paying to Hollywood Media an amount in cash equal to the greater of (x) the aggregate fair market value (as defined below) of the shares of common stock of Theatre Direct issuable upon exercise of the Warrant and (y) $1 million.  At any time after the seventh (7th) anniversary of the issue date of the Warrant, Hollywood Media may elect to put the Warrant, in whole and not in part, to Theatre Direct in exchange for a cash payment by Theatre Direct to Hollywood Media equal to the greater of (x) the aggregate fair market value of the shares of common stock of Theatre Direct issuable upon exercise of the Warrant, and (y) $1 million.

The Warrant may be exercised by Hollywood Media, in whole and not in part, upon the consummation or occurrence of (A) any direct or indirect, whether occurring in any transaction or a series of related transactions, (i) sale, lease, license, exchange or other disposition of all or substantially all of the assets of Theatre Direct and its subsidiaries taken as a whole (including securities of Theatre Direct’s directly or indirectly owned subsidiaries), (ii) merger, consolidation, share purchase, share exchange, business combination or recapitalization, tender or exchange offer or other similar transaction involving Theatre Direct or any of its subsidiaries (other than solely among or between Theatre Direct and any of its subsidiaries), in which Theatre Direct is not the continuing or surviving entity, in which the stockholders of Theatre Direct immediately prior to such transaction or transactions do not hold at least 50% of the voting power of the continuing or surviving entity immediately after such transaction or transactions, or pursuant to which the common stock of Theatre Direct and/or securities of Theatre Direct that are convertible into or exercisable for the common stock of Theatre Direct would be converted to cash, securities or other property, (B) any public offering of the common stock of Theatre Direct or any other equity securities of Theatre Direct or any of its successors, (C) any transaction or series of related transactions, whether or not Theatre Direct is a party thereto, in which, after giving effect to such transaction or transactions, the outstanding common stock of Theatre Direct and/or securities of Theatre Direct that are convertible into or exercisable for the common stock of Theatre Direct (on an as-converted or as-exercised basis) then representing in excess of fifty percent (50%) of the voting power or economic rights of Theatre Direct are owned directly by any person or group of persons, other than Key Brand and/or its affiliates, including any wholly-owned subsidiary of Key Brand, or (D) any liquidation, dissolution or winding up of Theatre Direct.

The exercise price and the number of shares of common stock of Theatre Direct issuable upon exercise of the Warrant will be adjusted upon the occurrence of certain events, including stock splits, subdivisions, reclassifications or combinations, and certain issuances of Theatre Direct securities.

If Theatre Direct shall (i) declare and pay a dividend or make a distribution on its common stock in shares of its common stock, (ii) subdivide or reclassify the outstanding shares of its common stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its common stock into a smaller number of shares, the number of shares of common stock of Theatre Direct issuable upon exercise of the Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that Hollywood Media after such date shall be entitled to purchase the number of shares of common stock of Theatre Direct which Hollywood Media would have owned or been entitled to receive in respect of the shares of common stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.  In such event, the exercise price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of shares of common stock of Theatre Direct issuable upon the exercise of the Warrant before such adjustment and (2) the exercise price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of shares of common stock of Theatre Direct issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

If Theatre Direct shall issue any of its common stock or any security of Theatre Direct that is convertible into, exercisable or exchangeable for, or options, warrants or other rights to acquire, directly or indirectly, common stock of Theatre Direct (other than in certain specified transactions) without consideration or at a consideration per share of common stock of Theatre Direct (or having a conversion or exercise price per share of common stock of Theatre Direct) that is less than the current fair market value of the common stock of Theatre Direct, in such event:(i) the number of shares of common stock of Theatre Direct issuable upon the exercise of the Warrant immediately prior to such issuance (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of common stock of Theatre Direct outstanding on such date and (y) the number of additional shares of common stock of Theatre Direct issued (or into which any security of Theatre Direct that is convertible into, exercisable or exchangeable for, or options, warrants or other rights to acquire, directly or indirectly, common stock of Theatre Direct may be exercised or converted) and (B) the denominator of which shall be the sum of (x) the number of shares of common stock of Theatre Direct outstanding on such date and (y) the number of shares of common stock of Theatre Direct which the aggregate consideration receivable by Theatre Direct for the total number of shares of common stock so issued (or into which any security of Theatre Direct that is convertible into, exercisable or exchangeable for, or options, warrants or other rights to acquire, directly or indirectly, common stock of Theatre Direct may be exercised or converted) would purchase at the fair market value on the date of such issuance; and (ii) the exercise price payable upon exercise of the Warrant shall be adjusted by multiplying such exercise price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the number of shares of common stock of Theatre Direct issuable upon exercise of the Warrant prior to such date and the denominator of which shall be the number of shares of common stock of Theatre Direct issuable upon exercise of the Warrant immediately after the adjustment described in clause (i) of this sentence.

For purposes of the Warrant, “fair market value” means fair market value as mutually agreed by Theatre Direct and Hollywood Media; provided, however, that if Theatre Direct and Hollywood Media are unable to reach such agreement within a fifteen business day period after one party delivers written notice to the other party that the notifying party desires to determine the fair market value of the shares of common stock of Theatre Direct issuable upon exercise of the Warrant, they shall promptly thereafter submit the matter to a mutually agreeable (acting reasonably and in good faith) nationally recognized appraisal firm with experience in such matters for a binding determination.  Upon selection of the appraiser, Theatre Direct and Hollywood Media shall submit to the appraiser each of their proposed determinations of fair market value and agree to execute a reasonable engagement letter with the appraiser in connection therewith.  Theatre Direct and Hollywood Media shall cooperate with the appraiser and promptly provide all documents and information requested by the appraiser.  The appraiser’s determination of fair market value shall not be less than Theatre Direct’s submitted determination of fair market value or more than Hollywood Media’s submitted determination of fair market value.  The appraiser shall deliver to Theatre Direct and Hollywood Media, as promptly as practicable (but in any case no later than 30 days from the date of engagement of the appraiser), a report setting forth its calculation of fair market value, including the basis and explanation therefor.  Such report shall be final and binding upon Theatre Direct and Hollywood Media, shall be deemed a final arbitration award that is binding on Theatre Direct and Hollywood Media, and neither Theatre Direct nor Hollywood Media shall seek further recourse to courts or other tribunals, other than to enforce such report.  Judgment may be entered to enforce such report in any court of competent jurisdiction.  The appraiser will determine the allocation of the cost of its review and report based on the inverse of the percentage its determination (before such allocation) bears to the total amount of the differential between the fair market values as originally submitted by Theatre Direct and Hollywood Media to the Appraiser (for example, should the differential in the fair market values submitted by the parties amount to $1,000 and the Appraiser awards $600 more than Theatre Direct’s original determination of fair market value, then 60% of the costs of its review would be borne by Theatre Direct and 40% of the costs would be borne by Hollywood Media).  The fair market value determined under the Warrant shall be the fair market value for a redemption provided that notice of such redemption is given within 60 days after such determination is made.  In the event that, between the date the Warrant is issued and the date of any determination of the fair market value under the Warrant (whether by mutual agreement of by the Appraiser), Theatre Direct shall make any payment, dividend or distribution in the form of indebtedness, assets, cash, rights or other property (with certain exceptions set forth in the Warrant) on or with respect to any equity securities (or securities exercisable for or convertible into any equity securities) of Theatre Direct owned of record or beneficially by (i) Key Brand, (ii) any of its direct or indirect stockholders, (iii) any person of which Key Brand and/or any stockholder of Key Brand owns or is the beneficiary of, directly or indirectly through one or more intermediaries, 50% or more of the economic interests, income, profits, distributions or other similar rights or payments, whether through ownership of equity interests, by contract or otherwise or (iv) any person which owes to Key Brand and/or any stockholder of Key Brand, directly or indirectly through one or more intermediaries, indebtedness in an amount (including any interest, premium or other payments) that represents more than 50% of the total enterprise value of such person, the fair market value of the Warrant shall include or take into account the value of any and all such payments, dividends and distributions.

The foregoing summary of certain material provisions of the Warrant does not purport to be complete, and the rights and obligations of the parties are governed by the express terms of the Warrant and not by this summary or any other information contained in this proxy statement.  The summary of the Warrant set forth above and elsewhere in this proxy statement is subject to, and qualified in its entirety by, reference to (i) the full text of the Stock Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate herein by reference and (ii) the full text of the form of Warrant, a copy of which is attached to this proxy statement as Annex C and which we incorporate herein by reference.

Earnout

Following the end of each full fiscal year of Theatre Direct during the period from the closing date of the sale of Theatre Direct pursuant to the Stock Purchase Agreement until the end of the tenth full fiscal year of Theatre Direct which occurs after the closing date of the sale of Theatre Direct pursuant to the Stock Purchase Agreement (which we refer to as, the “Earnout Period”), Key Brand will prepare and deliver, or cause to be prepared and delivered, to Hollywood Media financial statements of Theatre Direct and its subsidiaries for the applicable fiscal year, along with a statement setting forth Key Brand’s calculation of revenues (as defined below).  Additionally, as soon as reasonably practicable after the end of each fiscal quarter during the Earnout Period, Key Brand shall prepare and deliver, or cause to be prepared and delivered, to Hollywood Media unaudited quarterly financial statements of Theatre Direct and its subsidiaries.  Hollywood Media has the right to challenge Key Brand’s calculations set forth on such earnout statements and any disputes between Key Brand and Hollywood Media as to Key Brand’s calculations set forth on such earnout statements that cannot be settled by the parties within 15 days will be settled by an independent accounting firm.

If Theatre Direct and its subsidiaries achieve revenues greater than or equal to $125 million in any full fiscal year ending during the Earnout Period, then Key Brand will pay to Hollywood Media an amount equal to $7 million, plus the applicable portion of any reduction to the principal amount of the Promissory Note as a result of any adverse ticketing regulations.  In addition, if Theatre Direct and its subsidiaries achieve revenues greater than or equal to $150 million during any full fiscal year ending during the Earnout Period, then Key Brand will pay to Hollywood Media an additional amount equal to $7 million, plus the applicable portion of any reduction to the principal amount of the Promissory Note as a result of any adverse ticketing regulations in accordance with the Stock Purchase Agreement.

During the Earnout Period, neither Key Brand or any of its affiliates (or any acquirer of Key Brand) shall (i) liquidate, dissolve or wind up Theatre Direct and its subsidiaries, (ii) compete with Theatre Direct and its subsidiaries with respect to the sale of tickets to live musical, live theatrical or live entertainment performances in New York City, New York or divert any business or opportunities away from Theatre Direct and its subsidiaries with respect to the sale of tickets to live musical, live theatrical or live entertainment performances in New York City, New York (except as contemplated in the definition of “Revenues” set forth in the Stock Purchase Agreement), or (iii) take any other actions, not in the ordinary course of business, with the actual knowledge and intent that such actions are for the primary purpose of avoiding or delaying payment of an earnout amount.

In addition, during the Earnout Period, Theatre Direct and its subsidiaries shall not enter into any transaction, agreement or arrangements under which Theatre Direct and its subsidiaries engage or otherwise use a third party to conduct more than an incidental portion of the sale of tickets business conducted by Theatre Direct and its subsidiaries prior to that time in exchange for a royalty, charge, fee or any other payment, which royalty, charge, fee or other payment is less than the price which would be paid to Theatre Direct and its subsidiaries if Theatre Direct and its subsidiaries sold the tickets in question, in lieu of Theatre Direct and its subsidiaries conducting such sale of tickets business itself.

If Key Brand or any of its affiliates sell, transfer or dispose (through merger, consolidation, reorganization, sale of assets, sale of stock or otherwise) of Theatre Direct or its subsidiaries or any material part of Theatre Direct or its subsidiaries’ businesses or assets, such successor, assignee, purchaser or other acquiror of Theatre Direct or its subsidiaries shall assume the applicable obligations of Key Brand under the Stock Purchase Agreement relating to the earnout; provided that no such sale, transfer or disposal shall relieve Key Brand of its obligations under the Stock Purchase Agreement unless agreed to in writing by Hollywood Media.

For purposes of the Stock Purchase Agreement, “revenues” means, for any full fiscal year of Theatre Direct during the Earnout Period, the aggregate gross revenues of Theatre Direct and its subsidiaries and their respective businesses for such full fiscal year of Theatre Direct during the Earnout Period, determined in accordance with United States generally accepted accounting principles as in effect (i) with respect to financial information prepared on or after the closing date, as of December 22, 2009, and (ii) with respect to historical financial information prepared prior to the closing date, as in effect as such applicable time, consistently applied using the accounting principles, policies, procedures, practices, applications and methodologies used in preparing the unaudited consolidated balance sheet of Theatre Direct and its subsidiaries at December 31, 2008 and 2007 and September 30, 2009 and the related unaudited consolidated statement of income of Theatre Direct and its subsidiaries for the years and nine month period then ended that were included as a schedule to the Stock Purchase Agreement; provided, however, that, (i) with respect to any tickets sold above face value, revenues shall be based on the gross ticket price plus all service fees charged in connection with such sale (and shall in no event be less than the total amounts paid by any customer) and (ii) with respect to any tickets sold at a discount to face value, revenues shall be based on the actual ticket sales price plus all service fees charged in connection with such sale.  Revenues shall expressly include (i) any and all revenues from transactions between Theatre Direct and its subsidiaries, on the one hand, and Key Brand or any of its affiliates (other than Theatre Direct and its subsidiaries), on the other hand, (ii) any and all additional revenues of Key Brand and its affiliates (other than Theatre Direct and its subsidiaries) from the resale of tickets acquired from or through Theatre Direct and its subsidiaries, (iii) any and all revenues derived or generated from all primary and secondary ticketing sales, including those sold (a) from the license or use of, or by otherwise transacting or operating under, through or with, the domain names www.Broadway.com, www.Theater.com or www.Theatre.com or any similar or derivative internet domain names, or any other internet domain names owned by Theatre Direct and its subsidiaries as of the closing date, (b) over the phone via 1-800-Broadway, or (c) by, through or under any related trade or business names or intellectual property (as defined in the Stock Purchase Agreement) of Theatre Direct and its subsidiaries, (iv) any and all revenues derived or generated from any social networking website and/or mobile platform established, owned or operated by Theatre Direct and its subsidiaries, Key Brand and/or any of its affiliates as described in that certain Theater Community Segment Draft of Business Plan, dated July 10, 2009 which was previously provided to Key Brand, or any similar website, (v) any and all revenues associated with the sale by Key Brand or any of its affiliates (including Theatre Direct and its subsidiaries) of tickets to live musical, live theatrical or other live entertainment performances in New York City, New York, (vi) group ticket sales through Theatre Direct or ShowTix to venues that they service as of the closing date and any other venues that they service thereafter other than the group ticket sales for shows (A) presented by Broadway Across America, Key Brand or any of its affiliates outside of New York City, New York or (B) at venues located outside of New York City, New York which are owned by Key Brand or any of its affiliates, (vii) any and all sales derived from sponsorships and/or sales of advertisements to shows and/or theaters, to the extent not otherwise included in revenues and (viii) the aggregate amount of any business interruption insurance proceeds received by or on behalf of Theatre Direct and its subsidiaries in respect of any business interruption(s) net of all costs of obtaining and maintaining such insurance policies.  Unless included above, revenues shall exclude any and all revenues derived or generated from any business contributed to, or processed through, Theatre Direct and its subsidiaries after the closing date by Key Brand or any of its affiliates, including revenues derived from ticket sales for performances presented outside of New York City, New York by Broadway Across America, Key Brand or any affiliate of Key Brand.

The Escrow Agreement and Deposit and Expenses Reimbursement

In connection with the Stock Purchase Agreement, on December 22, 2009, Hollywood Media, Key Brand and the Escrow Agent entered into the Escrow Agreement.  On December 22, 2009, pursuant to the Stock Purchase Agreement and the Escrow Agreement, Key Brand deposited $1.2 million with the Escrow Agent.  This amount (and any earnings thereon) will be credited toward the cash consideration contemplated by the Stock Purchase Agreement and paid to Hollywood Media at the closing of the sale of Theatre Direct.

Hollywood Media will be entitled to receive the $1.2 million deposit (including any earnings thereon) from the Escrow Agent if the Stock Purchase Agreement is validly terminated:

•
after the Termination Date (as defined in “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Termination—Termination Rights” beginning on page 89) and at the time of such termination (i) Key Brand has not received a written consent from the requisite lenders under the debt facilities provided to Key Brand pursuant to the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement and Key Brand is not entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration pursuant to the Stock Purchase Agreement, and (ii) there has not been any breach by Key Brand of its obligations under the Stock Purchase Agreement relating to using its commercially reasonable efforts to satisfy conditions pursuant to the Credit Agreement which is capable of being cured and which has not been cured; or

•
when all of the conditions to closing (including the approval by the shareholders of the Proposal to Sell Theatre Direct), other than the condition relating to Key Brand receiving a written consent from the requisite lenders under the Credit Agreement and Key Brand being entitled to borrow up to $15 million under the Credit Agreement to pay the cash consideration contemplated by the Stock Purchase Agreement, have been satisfied or waived or are capable of being satisfied at closing, and the condition relating to Key Brand receiving a written consent from the requisite lenders under the Credit Agreement and Key Brand being entitled to borrow up to $15 million under the Credit Agreement to pay the cash consideration contemplated by the Stock Purchase Agreement is not satisfied within thirty (30) days thereafter, and at the time of such termination, there has not been any breach by Key Brand of its obligations under the Stock Purchase Agreement relating to using its commercially reasonable efforts to satisfy conditions pursuant to the Credit Agreement which is capable of being cured and which has not been cured.

Hollywood Media will be entitled to receive up to approximately $2.4 million, consisting of the $1.2 million deposit (including any earnings thereon) from the Escrow Agent, plus reimbursement for all of Hollywood Media’s costs and expenses incurred in connection with the transactions contemplated by the Stock Purchase Agreement not to exceed $1.2 million, if the Stock Purchase Agreement is validly terminated by Hollywood Media due to a material breach of the Stock Purchase Agreement by Key Brand (and Key Brand has received a written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement and Key Brand is entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration pursuant to the Stock Purchase Agreement).

Notwithstanding the foregoing, if Hollywood Media validly terminates the Stock Purchase Agreement and is entitled to receive the $1.2 million deposit (including any earnings thereon) from the Escrow Agent and, if applicable, reimbursement for all of Hollywood Media’s costs and expenses not to exceed $1.2 million pursuant to the Stock Purchase Agreement, and if, at the time of such termination, a Material Adverse Effect (as defined in “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement—Representations and Warranties—Definition of Knowledge and Material Adverse Effect” beginning on page 76) exists which would permit Key Brand to validly terminate the Stock Purchase Agreement if such Material Adverse Effect could not be cured by the Termination Date and which has not been cured by the time of such termination, then the $1.2 million deposit (including any earnings thereon) shall be returned to Key Brand (and not paid to Hollywood Media) and Hollywood Media shall not be entitled to reimbursement of any of Hollywood Media’s costs and expenses incurred in connection with the transactions contemplated by the Stock Purchase Agreement.

If Key Brand does not receive a written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement or Key Brand is not entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration pursuant to the Stock Purchase Agreement because Hollywood Media fails to execute any document or agreement required by any lender under the Credit Agreement, other than any document or agreement that modifies or is inconsistent with any Material Note Term (as defined in the Stock Purchase Agreement) in a manner adverse to Hollywood Media (except such document or agreement may restrict Hollywood Media’s remedies or actions upon the occurrence of any of the events of default or change in control included as a Material Note Term), then the $1.2 million deposit (including any earnings thereon) shall be returned by the Escrow Agent to Key Brand.  For the avoidance of doubt, if any restriction on Hollywood Media’s remedies or actions upon the occurrence of any of the events of default or change in control included as a Material Note Term is not satisfactory to Hollywood Media and Hollywood Media does not execute the agreement or document containing such restriction and the closing of the transactions contemplated by the Stock Purchase Agreement does not occur, then the $1.2 million deposit (including any earnings thereon) shall be returned by the Escrow Agent to Key Brand.

Hollywood Media’s right to receive the $1.2 million deposit (including any earnings thereon) from the Escrow Agent (as described above) and reimbursement for all of Hollywood Media’s costs and expenses incurred in connection with the transactions contemplated by the Stock Purchase Agreement not to exceed an additional $1.2 million as described above is Hollywood Media’s exclusive remedy against Key Brand for a termination of the Stock Purchase Agreement.

If the Stock Purchase Agreement is validly terminated for any other reason, the Escrow Agreement and the Stock Purchase Agreement provide for the return of the $1.2 million deposit (including any earnings thereon) to Key Brand.

The foregoing summary of certain material provisions of the Escrow Agreement and the transactions contemplated thereby does not purport to be complete, and the rights and obligations of the parties are governed by the express terms of the Escrow Agreement and the Stock Purchase Agreement and not by this summary or any other information contained in this proxy statement.  The summary of the Escrow Agreement set forth above and elsewhere in this proxy statement is subject to, and qualified in its entirety by, reference to (i) the full text of the Stock Purchase Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate herein by reference and (ii) the full text of the Escrow Agreement, a copy of which is attached to this proxy statement as Annex D and which we incorporate herein by reference.

Representations and Warranties

The Stock Purchase Agreement contains representations and warranties made by Hollywood Media to Key Brand and representations and warranties made by Key Brand to Hollywood Media as of specific dates.  The assertions embodied in those representations and warranties were made solely for the benefit of the other parties to the Stock Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Stock Purchase Agreement and information contained in confidential disclosure schedules exchanged by the parties in connection with negotiating the terms of the Stock Purchase Agreement.  Certain representations and warranties made in the Stock Purchase Agreement as of a specified date also may be subject to contractual standards of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  In addition, information concerning the subject matter of the representations and warranties contained in the Stock Purchase Agreement may have changed since the date of the Stock Purchase Agreement.  Accordingly, the Stock Purchase Agreement is described in, and included as an annex to, this proxy statement only to provide you with information regarding its terms and conditions and not to provide any factual information regarding Hollywood Media, Theatre Direct, Key Brand or their respective businesses.  The representations and warranties in the Stock Purchase Agreement and the description of them in this proxy statement (i) may not describe the actual state of affairs as of the date they were made or at any other time and (ii) should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and documents Hollywood Media publicly files with the SEC.  Hollywood Media will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that contradict the representations and warranties contained in the Stock Purchase Agreement and will update such disclosure when and if required by the federal securities laws.  Additional information about Hollywood Media may be found elsewhere in this proxy statement and Hollywood Media’s other public files, which are available without charge through the SEC’s website at http://www.sec.gov.

Definition of Knowledge and Material Adverse Effect

Hollywood Media makes various representations and warranties to Key Brand in the Stock Purchase Agreement that are qualified, in many cases, by “materiality,” “Knowledge,” or “Material Adverse Effect” standards.

As used in the Stock Purchase Agreement, “Knowledge” means the actual knowledge of certain individuals identified on a schedule to the Stock Purchase Agreement.

As used in the Stock Purchase Agreement, “Material Adverse Effect” means a material adverse effect on (i) the business, results of operations or financial condition of Theatre Direct and its subsidiaries (taken as a whole) or (ii) the ability of Hollywood Media to consummate the transactions contemplated by the Stock Purchase Agreement, in each case, other than an effect resulting from or related to an Excluded Matter.  “Excluded Matter” means any one or more of the following: (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which Theatre Direct and its subsidiaries operate; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions, whether arising before, on or after the date hereof; (iv) the effect of any action by or omission of Key Brand or its affiliates with respect to the transactions contemplated by the Stock Purchase Agreement or with respect to Theatre Direct and its subsidiaries; (v) the effect of any changes in applicable laws or in generally accepted accounting principles or any other applicable accounting standards, or changes in general legal, regulatory or political conditions; (vi) the failure by Theatre Direct, its subsidiaries or Hollywood Media to meet internal projections or forecasts (including any projections or forecasts provided to Key Brand or its affiliates), analyst expectations or publicly announced earnings or revenue projections, or decreases in Hollywood Media’s stock price (including as a result of failure to meet such projections, forecasts or analyst expectations); (vii) any action taken by Hollywood Media, Theatre Direct or its subsidiaries as contemplated or permitted by the Stock Purchase Agreement or with Key Brand’s consent; and (viii) any effect pertaining to the negotiation, execution, announcement, pendency or performance of the Stock Purchase Agreement or the consummation of the transaction contemplated by the Stock Purchase Agreement), including (1) the impact thereof on relationships, contractual or otherwise, with customers, suppliers, theaters, distributors or partners, (2) any resulting shortfalls or declines in revenue, margins or profitability, (3) the failure to obtain the consent of a counterparty under any contract listed in a disclosure schedule in connection with the Stock Purchase Agreement and (4) any claim or litigation arising from allegations of breach of fiduciary duty with respect to Hollywood Media, Theatre Direct or its subsidiaries relating to the Stock Purchase Agreement or the transactions contemplated thereby, or disclosure violations in securities filings made in connection with such transactions.

Our Representations and Warranties

Hollywood Media’s representations and warranties in the Stock Purchase Agreement relate to, among other things:

•	organization, valid existence, good standing, qualification and authorization to conduct the business of Hollywood Media and Theatre Direct;

•	availability of the organizational documents of Theatre Direct and its subsidiaries;

•	our corporate power and authority to execute and deliver the Stock Purchase Agreement;

•
absence of violations of, defaults under or conflicts with the organizational documents of Hollywood Media, Theatre Direct or Theatre Direct’s subsidiaries, certain contracts or permits of Hollywood Media, Theatre Direct or Theatre Direct’s subsidiaries, any order of a governmental body, or applicable law as a result of consummating the transactions contemplated by the Stock Purchase Agreement;

•
consents and approvals of governmental entities on the part of Hollywood Media, Theatre Direct or Theatre Direct’s subsidiaries that are required in connection with the execution and delivery of the Stock Purchase Agreement;

•
capitalization of Theatre Direct and its subsidiaries, the ownership of the stock of Theatre Direct and the stock of Theatre Direct’s subsidiaries, the absence of securities convertible into shares of Theatre Direct or convertible into shares of Theatre Direct’s subsidiaries, and the absence of liens on the assets of Theatre Direct and on the shares of common stock of Theatre Direct;

•	Theatre Direct’s financial statements and absence of undisclosed liabilities of Theatre Direct or its subsidiaries;

•	absence of certain changes since September 30, 2009;

•	tax matters in respect of Theatre Direct and its subsidiaries;

•	real and personal property owned or leased by Theatre Direct and its subsidiaries;

•	intellectual property owned by Theatre Direct and its subsidiaries;

•	material contracts related to the business of Theatre Direct and its subsidiaries;

•	labor and employment matters in respect of Theatre Direct and its subsidiaries;

•	litigation or legal proceedings in respect of Theatre Direct and its subsidiaries;

•	compliance with laws and issuance of permits to Theatre Direct and its subsidiaries;

•	environmental matters in respect of Theatre Direct and its subsidiaries;

•	brokers or other advisors;

•	insurance matters in respect of Theatre Direct and its subsidiaries;

•	bank accounts of Theatre Direct and its subsidiaries; and

•	net operating losses (for tax purposes) of Theatre Direct.

Key Brand’s Representations and Warranties

Key Brand’s representations and warranties in the Stock Purchase Agreement relate to, among other things:

•	its organization, valid existence, good standing and qualification to conduct business;

•	its corporate power and authority and due authorization to enter into the Stock Purchase Agreement and to consummate the transactions contemplated by the Stock Purchase Agreement;

•
absence of violations of, defaults under or conflicts with its organizational documents, certain contracts or permits of Key Brand, any order of a governmental entity, or applicable law as a result of consummating the transactions contemplated by the Stock Purchase Agreement;

•	consents and approvals of governmental entities required in connection with the execution and delivery of the Stock Purchase Agreement;

•	litigation or legal proceedings seeking to prohibit or restrain the transactions contemplated by the Stock Purchase Agreement;

•	investment intention of Key Brand;

•	brokers or other advisors;

•	financial capability to fund the transactions contemplated by the Stock Purchase Agreement;
•	that Key Brand has not disclosed the existence, or terms and conditions of, the transactions contemplated by the Stock Purchase Agreement to third parties; and

•	that Hollywood Media is not making any representations or warranties beyond those expressly given by Hollywood Media pursuant to the Stock Purchase Agreement.

Covenants

Conduct of Business Pending the Sale of Theatre Direct

Hollywood Media has agreed that, subject to certain exceptions, prior to the closing of the transactions contemplated by the Stock Purchase Agreement, it will cause Theatre Direct and its subsidiaries to use commercially reasonable efforts to (i) conduct the respective businesses of Theatre Direct and its subsidiaries in the ordinary course of business or otherwise in a manner permissible under the Stock Purchase Agreement, and (ii) preserve the business operations, organization and goodwill of Theatre Direct and its subsidiaries, and their relationships with customers and suppliers of Theatre Direct and its subsidiaries.

Additionally, Hollywood Media has agreed that, subject to certain exceptions, prior to the closing of the transactions contemplated by the Stock Purchase Agreement, it will not permit Theatre Direct or any of its subsidiaries to, among other things:

•
declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of Theatre Direct (other than cash dividends or other distributions paid to Hollywood Media consistent with past practice) or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, Theatre Direct or its subsidiaries;

•
transfer, issue, sell or dispose of any shares of capital stock or other securities of Theatre Direct or its subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of Theatre Direct or its subsidiaries;

•	effect any recapitalization, reclassification or like change in the capitalization of Theatre Direct or its subsidiaries;

•	amend the certificate of incorporation or by-laws or comparable organizational documents of Theatre Direct or its subsidiaries;

•	hire employees whose annual compensation equals or exceeds $100,000 per year, except for any hiring to replace the loss or departure of any existing employees if made on substantially similar terms;

•	enter into any employee retention bonus plan which could have payments due after the closing date;

•
enter into any agreement with employees, or agree to make any payment to employees, which would be triggered by the consummation of the transactions contemplated by the Stock Purchase Agreement and would be payable after the closing date;

•
other than as required by law, a contract listed on a specific disclosure schedule to the Stock Purchase Agreement or the terms of any benefit plan sponsored by Hollywood Media, Theatre Direct or its subsidiaries (A) increase the annual level of compensation payable or to become payable by Theatre Direct or its subsidiaries to any of their respective directors or employees by more than $5,000 per year, (B) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any director or executive officer of Theatre Direct or its subsidiaries which is payable after the closing, (C) except as required by any existing benefit plan sponsored by Theatre Direct or its subsidiaries, and other than any incentive or bonus compensation paid prior to the closing, increase the coverage or benefits available under any benefit plan sponsored by Theatre Direct or its subsidiaries which would apply after the closing and which would increase the overall costs of such benefit plan or create any bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, pension, retirement or other employee benefit plan or arrangement, or (D) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or materially amend any such agreement) to which Theatre Direct or its subsidiaries is a party or involving a director or executive officer of any of Theatre Direct or its subsidiaries;

•	subject to any lien, any of the properties or assets (whether tangible or intangible) of Theatre Direct or its subsidiaries, except for certain permitted exceptions;

•
acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the properties or assets of Theatre Direct or its subsidiaries (except acquisitions or dispositions of properties or assets which are not material to Theatre Direct or its subsidiaries, (A) pursuant to an existing contract for fair consideration or (B) in the ordinary course of business or (C) for the purpose of disposing of obsolete or worthless assets); provided that this restriction does not prohibit intercompany transfers of cash among Theatre Direct, its subsidiaries, Hollywood Media and its subsidiaries in the ordinary course of business consistent with past practice;

•
other than in the ordinary course of business, cancel or compromise any material debt or claim or waive or release any material right of Theatre Direct or its subsidiaries (the foregoing does not prohibit intercompany transfers of cash among Theatre Direct, its subsidiaries, Hollywood Media and its subsidiaries in the ordinary course of business consistent with past practice, or the settlement of any intercompany accounts or debt prior to closing);

•
within 75 days after the date of the Stock Purchase Agreement enter into any commitment for capital expenditures of Theatre Direct and its subsidiaries in excess of $50,000 for all commitments in the aggregate or after 75 days after the date of the Stock Purchase Agreement enter into any commitment for capital expenditures of Theatre Direct or its subsidiaries in excess of $100,000 for all commitments in the aggregate (including commitments entered into prior to such 75th day); provided, however, that Theatre Direct and its subsidiaries may enter into any commitment for capital expenditures without the consent of Key Brand (i) in order to make emergency repairs, or (ii) to replace equipment and assets in the ordinary course of business;

•	enter into, modify or terminate any labor or collective bargaining agreement of Theatre Direct or its subsidiaries;

•
permit Theatre Direct or its subsidiaries to enter into or agree to enter into any merger or consolidation with any person or to adopt or agree to adopt a plan of complete or partial liquidation, dissolution, restructuring or other material reorganization of Theatre Direct or its subsidiaries;

•
make or rescind any election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit controversy relating to taxes, or except as required by applicable law or GAAP, make any material change to any of its methods of accounting or methods of reporting income or deductions for tax or accounting practice or policy from those employed in the preparation of its most recent tax return;

•
except for the replacement or substitution of existing insurance policies with similar or comparable policies, permit any insurance policy naming Theatre Direct or its subsidiaries as a beneficiary or a loss payable payee to be cancelled or terminated or, except as required by any existing benefit plan sponsored by Theatre Direct or its subsidiaries, create an employee insurance benefit plan or arrangement;

•
within 75 days after the date of the Stock Purchase Agreement enter into any contract relating to Theatre Direct or its subsidiaries’ purchase, lease or maintenance of equipment, vehicles, inventory, materials, supplies, machinery, equipment, parts or any other property or services which involves expenditures of more than $50,000 annually, except for expenditures made (i) in order to make emergency repairs, or (ii) to replace equipment and assets in the ordinary course of business;

•
after 75 days after the date of the Stock Purchase Agreement enter into any contract relating to Theatre Direct or its subsidiaries’ purchase, lease or maintenance of equipment, vehicles, inventory, materials, supplies, machinery, equipment, parts or any other property or services which involves expenditures of more than $100,000 annually except for expenditures made (i) in order to make emergency repairs, or (ii) to replace equipment and assets in the ordinary course of business;

•
other than in the ordinary course of business, (A) enter into any contract that if existing on the date of the Stock Purchase Agreement would be a “material contract” under the terms of the Stock Purchase Agreement (other than contracts described in certain sections of the Stock Purchase Agreement), (B) terminate, amend, supplement or modify in any respect any material contract, (C) waive, release, cancel, allow to lapse, convey, encumber or otherwise transfer any rights or claims under any material contract, or (D) change incentive policies or payments under any material contract existing on the date of the Stock Purchase Agreement or entered into after the date of the Stock Purchase Agreement;

•
incur any indebtedness for borrowed money, enter into any guarantees of indebtedness of other persons (other than Theatre Direct or its subsidiaries) or make any loans, advances or capital contributions to, or investments in, any other person;

•	enter into any contract that obligates Theatre Direct or its subsidiaries not to compete with any business;

•	enter into any contract that is a joint venture or partnership contract or a limited liability company operating agreement; or

•	agree to take any of the foregoing actions.

Reasonable Best Efforts

Hollywood Media and Key Brand agreed to use their reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Stock Purchase Agreement, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any governmental agency or third party necessary, proper or advisable to consummate the transactions contemplated by the Stock Purchase Agreement, provided, however that Key Brand shall have no obligation to cause the intercreditor agreement to contain any specific terms.

Hollywood Media Guarantees

Key Brand has agreed to use its commercially reasonable efforts to cause Key Brand or one or more of its affiliates to be substituted in all respects for Hollywood Media, effective as of the closing, in respect of all obligations of Hollywood Media under certain scheduled guarantees, bonds, sureties, letters of credit, and escrow deposits made by Hollywood Media and its affiliates for the benefit of Theatre Direct and its subsidiaries.  If Key Brand is unable to effect such a substitution with respect to any of the scheduled agreements after using its commercially reasonable efforts to do so, Key Brand has agreed to indemnify Hollywood Media and its affiliates from and against any and all losses resulting from or arising out of or relating to such agreements.

Shareholders’ Meeting

Hollywood Media has agreed to call, convene and hold a shareholders’ meeting as promptly as reasonably practicable following the date upon which the proxy statement is cleared by the SEC for purposes of considering and voting upon the sale of 100% of the issued and outstanding capital stock of Theatre Direct.  Additionally, Hollywood Media has agreed to use its commercially reasonable efforts to solicit the shareholders’ approval for the sale of Theatre Direct.  However, Hollywood Media is not obligated to call the shareholders’ meeting or solicit shareholders’ approval if the board of directors of Hollywood Media has withdrawn or modified its recommendation of the transactions contemplated by the Stock Purchase Agreement, or has publicly approved or recommended an acquisition proposal.

Non-Competition Agreements

For a period of seven (7) years from and after the closing date, Hollywood Media has agreed that it shall not, and shall cause its affiliates (as defined in the Stock Purchase Agreement) not to, directly or indirectly, own, manage, engage in, operate, control, work for or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in a Restricted Business; provided, however, that these restrictions (A) do not restrict (i) the sale of advertisements, including online advertising, or (ii) the acquisition by Hollywood Media, directly or indirectly, of less than 5% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business, (B) cease upon any event of default under the Promissory Note, or the loan agreement, security documents and other ancillary documents issued in connection with second lien facility contemplated by the Stock Purchase Agreement, whereby Theatre Direct and its subsidiaries or any of their assets are controlled by, foreclosed upon or otherwise returned to Hollywood Media, and (C) do not restrict the acquisition of Hollywood Media by any person which prior to such transaction was already engaged in the Restricted Business.

Restrictions on Solicitation of Other Offers

Hollywood Media and Theatre Direct have agreed that, from the date of the Stock Purchase Agreement until the earlier of the closing date or the termination of the Stock Purchase Agreement by mutual agreement of Key Brand and Hollywood Media, subject to the exceptions described below, they will not authorize or knowingly permit any of their respective officers, directors, controlled affiliates, or employees, or any of their respective investment bankers, attorneys, or other advisors or representatives to:

•	solicit, initiate, or take an action intended (or which may reasonably be expected) to induce the making, submission or announcement of any acquisition proposal;

•
engage or participate in any discussions or negotiations with any person (other than any officer, director, controlled affiliate or employee of Key Brand or any of its affiliates or any investment banker, attorney or other advisor or representative of Key Brand or any of its affiliates) regarding, or furnish to any person any information with respect to, or take any other action intended (or which may reasonably be expected) to induce any inquiries or the making of, any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal; or

•	enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any acquisition proposal.

If prior to receipt of the shareholders’ approval of the sale of Theatre Direct, the board of directors of Hollywood Media receives an unsolicited acquisition proposal, the board of directors may engage or participate in discussions or negotiations with and/or furnish information to the party making such acquisition proposal if:

•
Hollywood Media’s board of directors determines in good faith, (i) after consultation with its financial advisors, that the offer constitutes or could reasonably be expected to result in or lead to a superior proposal (as defined below) and (ii) after consultation with its outside legal counsel, that such action is advisable in order for the board of directors of Hollywood Media to comply with its fiduciary obligations to the shareholders of Hollywood Media under applicable law;

•
concurrently with furnishing any such information to, or entering into discussions or negotiations with, such party, Hollywood Media gives Key Brand written notice of the identity of such person or group and of Hollywood Media’s intention to furnish information to, or enter into discussions or negotiations with, such party;

•	Hollywood Media enters into a confidentiality agreement with such person on the terms provided in the Stock Purchase Agreement; and

•	prior to or contemporaneously with furnishing any such information to such party, Hollywood Media furnishes such non-public information to Key Brand.

The board of directors of Hollywood Media may not (i) withdraw or modify, in a manner adverse to Key Brand, its recommendation that the shareholders vote in favor of the sale of Theatre Direct, (ii) publicly approve, endorse or recommend to the shareholders of Hollywood Media an acquisition proposal, or (iii) authorize Hollywood Media or any of its subsidiaries to enter into any merger, acquisition or similar agreement with respect to any acquisition proposal.  Notwithstanding the foregoing restrictions (but subject to Key Brand’s right to terminate the Stock Purchase Agreement), prior to the receipt of shareholders’ approval of the sale of Theatre Direct, the board of directors of Hollywood Media may make an adverse recommendation change if the board of directors determines for any reason that such action is advisable in order for the board of directors to comply with its fiduciary duties under applicable law.  Hollywood Media may then enter into an acquisition agreement with respect to a superior proposal if (i) Hollywood Media concurrently terminates the Stock Purchase Agreement, (ii) Hollywood Media pays to Key Brand a termination fee of $1.2 million, (iii) the board of directors of Hollywood Media has determined that such acquisition agreement is a superior proposal, (iv) prior to entering into such acquisition agreement, Hollywood Media gives Key Brand at least three business days prior written notice of its intent to terminate the Stock Purchase Agreement, which notice shall include copies of the documents relating to such superior proposal, and (v) during the three business day period following the date on which such notice is given to Key Brand, (A) Hollywood Media gives Key Brand the opportunity to meet with Hollywood Media to suggest such modifications to the transactions contemplated by the Stock Purchase Agreement that Key Brand may deem advisable, and (B) after taking such proposed modifications into account the board of directors of Hollywood Media determines that such acquisition agreement continues to be a superior proposal.

An “acquisition proposal” is defined in the Stock Purchase Agreement as any inquiry, proposal or offer from any person or group of persons (other than Key Brand and its affiliates) to acquire, directly or indirectly (whether by way of merger, consolidation, share exchange, business combination, recapitalization, tender or exchange offer, asset sale, lease or otherwise), for consideration consisting of cash and/or securities:

•
the assets of Hollywood Media and its subsidiaries (including securities of subsidiaries, but excluding sales of assets in the ordinary course of business) constituting all or substantially all of Hollywood Media’s consolidated assets;

•
50% or more of the outstanding voting securities of Hollywood Media (including any merger, tender offer, exchange offer, consolidation, business combination, arrangement or similar transaction involving Hollywood Media pursuant to which the shareholders of Hollywood Media immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction);

•	acquisition of assets of Theatre Direct or its subsidiaries (including securities of subsidiaries, but excluding sales of inventory or obsolete assets in the ordinary course of business); or

•	acquisition of any of the equity securities of Theatre Direct, in each case, other than the transactions contemplated by the Stock Purchase Agreement.

A “superior proposal” is defined in the Stock Purchase Agreement as any bona fide, unsolicited written acquisition proposal to acquire (i) at least 75% of the outstanding common stock of Hollywood Media or all or substantially all of the assets of Hollywood Media and its subsidiaries on a consolidated basis or (ii) all of the equity securities of Theatre Direct or all or substantially all of the assets of Theatre Direct and its subsidiaries, in either case, other than the transactions contemplated by the Stock Purchase Agreement:

•
with respect to which the board of directors of Hollywood Media shall have in good faith determined (taking into account the advice of Hollywood Media’s financial advisors) that the acquiring party is capable of consummating such proposed acquisition proposal on the terms proposed;

•
the board of directors of Hollywood Media shall have in good faith determined (taking into account the advice of Hollywood Media’s financial advisors) that the proposed acquisition proposal, taking into account all the terms and conditions of such acquisition proposal including the reasonably expected time for the consummation of such acquisition proposal, is more favorable to the shareholders of Hollywood Media, from a financial point of view, than the transactions contemplated by the Stock Purchase Agreement (taking into account any proposed modifications by Key Brand in response thereto); and

•
the board of directors of Hollywood Media shall have in good faith determined (taking into account the advice of Key Brand’s outside legal counsel) that accepting such acquisition proposal is advisable under applicable law for the discharge of its fiduciary duties.

Financing

Key Brand informed Hollywood Media that Key Brand intends to pay the $20 million cash payment at the closing of the transactions contemplated by the Stock Purchase Agreement from its cash on hand, subject to obtaining the consent of the lenders under the Credit Agreement to use such cash to complete the transactions contemplated by the Stock Purchase Agreement.  Key Brand also informed Hollywood Media that Key Brand has reached an agreement with the lenders under the Credit Agreement regarding such lenders consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, that such lenders were preparing formal written documentation for such consent, and that Key Brand expects to obtain such formal written documentation for such consent promptly but in any case prior to the sale of Theatre Direct.

In addition to other closing conditions set forth in this proxy statement and the Stock Purchase Agreement, the obligations of Key Brand to complete the transactions contemplated by the Stock Purchase Agreement are subject to the satisfaction or waiver on or prior to the closing date of Key Brand receiving a written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement and Key Brand being entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration contemplated by the Stock Purchase Agreement (which we refer to as, the “Financing Condition”), although, Key Brand informed Hollywood Media that if the lenders under the Credit Agreement consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, then Key Brand will waive the closing condition of Key Brand being entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration contemplated by the Stock Purchase Agreement (see “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement–Conditions to Closing– Conditions to Key Brand’s Obligation” beginning on page 86 and “RISK FACTORS— Key Brand may not be able to obtain written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement.  In addition, Key Brand may not have sufficient cash on hand at closing or, if needed to complete the transaction, may not obtain sufficient financing to complete the transactions contemplated by the Stock Purchase Agreement” beginning on page 28).

According to the Notes to the Unaudited Consolidated Financial Statements of Key Brand Entertainment Inc. and Subsidiaries for the period ended June 30, 2010 (which are included in Annex M to this proxy statement), Key Brand believes that it is not in compliance with certain covenants in the Credit Agreement as of June 30, 2010.  Key Brand informed Hollywood Media that Key Brand has reached an agreement with the lenders under the Credit Agreement regarding a waiver of such non-compliance, that such lenders were preparing formal written documentation for such waiver, and that Key Brand expects to obtain such formal written documentation for such waiver promptly but in any case prior to the sale of Theatre Direct.

Neither JPMorgan Chase Bank, N.A. nor J.P. Morgan Securities Inc. is acting as an investment banker with respect to the sale of Theatre Direct pursuant to the Stock Purchase Agreement.  J.P. Morgan Securities, Inc. acted as the sole bookrunner and the sole lead arranger for Key Brand’s existing secured credit facility with JPMorgan Chase Bank, N.A.

Key Brand has agreed to use its commercially reasonable efforts to satisfy, as promptly as practicable (and in any event prior to the Termination Date), all conditions and obtain all consents necessary as set forth in or required under the Credit Agreement for a borrowing thereunder to make the cash payment at closing contemplated by the Stock Purchase Agreement and to deliver the Promissory Note and the Warrant at closing, and to consummate the transactions contemplated by the Stock Purchase Agreement, in each case which are within the control of Key Brand or any of its wholly-owned subsidiaries (including those party to the Credit Agreement).  For the avoidance of doubt, (i) any conditions relating to the results of operations or EBITDA (as defined in the Credit Agreement) of Key Brand or any of its affiliates (including those party to the Credit Agreement), or value of collateral or assets or no change in management (if not a result of any termination of employment without cause by Key Brand or any of its affiliates), and (ii) any actions taken against Key Brand or any of its affiliates by a third party which restricts the ability of Key Brand to borrow under the Credit Agreement shall not be deemed to be within the control of Key Brand or any of its affiliates.  In addition, Key Brand shall not amend or alter, or agree to amend or alter, the Credit Agreement in any manner or borrow funds under the Credit Agreement with the actual knowledge and intent at the time of such amendment, alteration or agreement or such borrowing that such amendment, alteration or agreement or such borrowing would prevent a borrowing under the Credit Agreement to make the payment at closing contemplated by the Stock Purchase Agreement or not allow Key Brand to deliver the Promissory Note and the Warrant at closing, and to consummate the transactions contemplated by the Stock Purchase Agreement.  Further, if available, Key Brand shall draw funds under the Credit Agreement necessary to make the cash payment at closing contemplated by the Stock Purchase Agreement.

Key Brand has agreed to notify Hollywood Media promptly, and in any event within two business days, if at any time prior to the closing date (i) the Credit Agreement shall expire or be terminated for any reason, or (ii) J.P. Morgan Securities Inc. or any party to or lender under the Credit Agreement notifies Key Brand that Key Brand will not be entitled to borrow funds under the Credit Agreement to make the cash payment at closing contemplated by the Stock Purchase Agreement or will not be entitled to deliver the Promissory Note and the Warrant at closing, or to consummate the transactions contemplated by the Stock Purchase Agreement.  As described above, Key Brand informed Hollywood Media that Key Brand intends to pay the $20 million cash payment at the closing of the transactions contemplated by the Stock Purchase Agreement from its cash on hand, subject to obtaining the consent of the lenders under the Credit Agreement to use such cash to complete the transactions contemplated by the Stock Purchase Agreement.  Key Brand also informed Hollywood Media that Key Brand has reached an agreement with the lenders under the Credit Agreement regarding such lenders consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, that such lenders were preparing formal written documentation for such consent, and that Key Brand expects to obtain such formal written documentation for such consent promptly but in any case prior to the sale of Theatre Direct.

Hollywood Media may be entitled to receive the $1.2 million deposit (including any earnings thereon) from the Escrow Agent if the Stock Purchase Agreement is validly terminated by Hollywood Media under certain conditions (including conditions involving (i) Key Brand’s inability to receive written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement or (ii) Key Brand not being entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration contemplated by the Stock Purchase Agreement).  See “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Terms of the Stock Purchase Agreement— The Escrow Agreement and Deposit and Expenses Reimbursement” beginning on page 74.

Employee Benefits

Key Brand has agreed:

•
to recognize the service of each employee of Theatre Direct and its subsidiaries as service with Key Brand under any employee benefit plans covering or otherwise benefiting such employee after the closing for purposes of eligibility and vesting but not benefit accrual;

•
to waive, or cause its insurance carriers to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to employees of Theatre Direct and its subsidiaries under any welfare benefit plan that is made available to such employees after the closing;

•
to permit each employee of Theatre Direct and its subsidiaries who participated in a 401(k) plan sponsored by Hollywood Media to elect to make direct rollovers of their account balances into a 401(k) plan maintained by Key Brand or its affiliates as of closing;

•	to assume certain flexible spending accounts for medical care reimbursements and dependent care reimbursements maintained by Hollywood Media for employees of Theatre Direct and its subsidiaries;

•
to be responsible for, and indemnify and hold Hollywood Media and its affiliates harmless from and against, all liabilities under the WARN Act arising due to a termination of employees of Theatre Direct and its subsidiaries after the closing; provided, however, that at the closing Hollywood Media shall provide Key Brand with a list of employees of Theatre Direct and its subsidiaries who have experienced an “employment loss” within 90 days prior to the Closing Date; and

•
that the liabilities with respect to any payments associated with a change of control under the employment agreements with certain employees of Theatre Direct, up to a maximum amount of $1.6 million in the aggregate, shall be or remain the liabilities of Theatre Direct from and after the closing date and Hollywood Media shall have no obligation with respect to such liabilities up to a maximum of $1.6 million.

Other Covenants

The Stock Purchase Agreement contains certain other covenants, including covenants relating to, among other things:

•	Key Brand’s access to the properties, business, operations, books and records of Theatre Direct and its subsidiaries between the date of the Stock Purchase Agreement and the closing;

•	Key Brand’s contact of customers and suppliers of Hollywood Media, Theatre Direct or their subsidiaries between the date of the Stock Purchase Agreement and the closing;

•	the filing of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to such proxy statement;

•	coordination of press releases and other public announcements relating to the transactions contemplated by the Stock Purchase Agreement;

•	obtaining certain consents and approvals to consummate the transactions contemplated by the Stock Purchase Agreement;

•
preservation of records and access to such records after the closing in connection with any insurance claims, legal proceedings, tax audits, or governmental investigations of Hollywood Media or Key Brand or any of their affiliates; and

•	use of the “Hollywood Media Corp.” name and use of other trademarks and trade names by Hollywood Media following the closing.

Conditions to Closing

Mutual Closing Conditions

The obligations of the parties to consummate the transactions contemplated by the Stock Purchase Agreement are subject to the satisfaction or waiver of the following closing conditions on or prior to the closing date:

•	the approval of the shareholders of Hollywood Media for the sale of Theatre Direct; and

•
no law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any court or governmental authority enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by the Stock Purchase Agreement or making the consummation of such transactions illegal.

Conditions to Hollywood Media’s Obligation

The obligations of Hollywood Media to complete the transactions contemplated by the Stock Purchase Agreement are further subject to the satisfaction or waiver of each of the following conditions on or prior to the closing date:

•
the representations and warranties of Key Brand set forth in the Stock Purchase Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the closing date as though made on the closing date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), and Hollywood Media shall have received a certificate signed by an authorized officer of Key Brand, dated the closing date, to the foregoing effect;

•
Key Brand shall have performed and complied in all material respects with all obligations and agreements required by the Stock Purchase Agreement to be performed or complied with by Key Brand on or prior to the closing date, and Hollywood Media shall have received a certificate signed by an authorized officer of Key Brand, dated the closing date, to the foregoing effect;

•	at the closing, all documents required to be executed and delivered by Key Brand (or Theatre Direct) pursuant to the Stock Purchase Agreement have been delivered to Hollywood Media; and

•
at the closing, (i) Key Brand has delivered to Hollywood Media a copy of the written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement, and (ii) J.P. Morgan Securities Inc. and any other lenders under the Credit Agreement have delivered to Hollywood Media any and all documents and agreements required to be delivered by J.P. Morgan Securities Inc. or such other lenders pursuant to the Stock Purchase Agreement in form and substance reasonably acceptable to Hollywood Media.

Conditions to Key Brand’s Obligation

The obligations of Key Brand to complete the transactions contemplated by the Stock Purchase Agreement are further subject to the satisfaction or waiver of each of the following conditions on or prior to the closing date:

•
the representations and warranties of Hollywood Media set forth in the Stock Purchase Agreement shall be true and correct as of the closing, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date); provided, however, for purposes of the condition set forth in this provision any materiality or Material Adverse Effect qualifications in such representations and warranties shall be disregarded, and in the event of a breach of a representation or warranty (after taking into effect disregarding materiality or Material Adverse Effect qualifications), the condition set forth in this provision shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together have had or are reasonably expect to have a Material Adverse Effect, and Key Brand shall have received a certificate signed by an authorized officer of Hollywood Media, dated the closing date, to the foregoing effect;

•
Hollywood Media shall have performed and complied in all material respects with all obligations and agreements required by the Stock Purchase Agreement to be performed or complied with by it on or prior to the closing date, and Key Brand shall have received a certificate signed by an authorized officer of Hollywood Media, dated the closing date, to the foregoing effect;

•
no Material Adverse Effect shall have occurred; provided, however, that for the purpose of this provision, a large-scale terrorism event in New York City, New York that (i) results or that could reasonably be expected to result in a long term and adverse impact on the business of Theatre Direct and its subsidiaries or (ii) which causes the lenders under the Credit Agreement to suspend loans to businesses in New York City, New York for a period of thirty (30) consecutive days or more shall not be deemed to be an Excluded Matter (as defined above in the definition of “Material Adverse Effect”);

•
Key Brand receiving a written consent from the requisite lenders under the Credit Agreement for Key Brand to consummate the transactions contemplated by the Stock Purchase Agreement and Key Brand being entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration contemplated by the Stock Purchase Agreement, although, Key Brand informed Hollywood Media that if the lenders under the Credit Agreement consent to Key Brand using its cash on hand to complete the transactions contemplated by the Stock Purchase Agreement, then Key Brand will waive the closing condition of Key Brand being entitled to borrow up to $15 million under the Credit Agreement towards the payment of the cash consideration contemplated by the Stock Purchase Agreement; and

•
at the closing, all documents required to be executed and delivered by Hollywood Media (or other persons) pursuant to the Stock Purchase Agreement, and certificates representing the shares of common stock of Theatre Direct, have been delivered to Key Brand.

Closing Date

The closing of the transactions contemplated by the Stock Purchase Agreement is to be held at 10:00 a.m. (New York City time) not more than three business days after each of the conditions to closing described above have been satisfied or waived by the party entitled to the benefit thereof or at such other time as the parties may mutually agree.  The closing will be held at the New York offices of Weil, Gotshal & Manges LLP, counsel to Hollywood Media.

Survival and Indemnification

Survival

All of the representations and warranties of Hollywood Media will survive until twenty four (24) months after the closing of the transactions contemplated by the Stock Purchase Agreement, except that Hollywood Media’s representations and warranties relating to organization and good standing, authorization, capitalization, title to stock, absence of convertible securities, absence of liens, and taxes, which will survive until the applicable statute of limitations for such claims has expired.  In addition, claims for indemnification related to a breach of a representation and warranty that is a reasonably foreseeable consequence of an act undertaken (or failure to disclose an exception to a representation and warranty) by Hollywood Media with the actual knowledge and intent that the taking of such act (or failure to make such disclosure) would lead to or cause such breach (“Intentional Breach”) shall survive until the applicable statute of limitations for such claims has expired.

All of the representations and warranties of Key Brand will survive until twenty four (24) months after the closing of the transactions contemplated by the Stock Purchase Agreement, except for Key Brand’s representations and warranties relating to organization, good standing, and authorization, which will survive until the applicable statute of limitations for such claims has expired.

Indemnification

From and after the closing date of the transactions contemplated by the Stock Purchase Agreement, Hollywood Media has agreed to indemnify and hold harmless Key Brand and its officers, directors, employees, agents, successors and assigns (collectively, the “Key Brand Indemnitees”) from and against all damages resulting from or incurred by the Key Brand Indemnitees by reason of:

•	any breach of any representation or warranty made by Hollywood Media contained in the Stock Purchase Agreement or any document delivered in connection therewith;

•
any breach of or failure to perform, carry out, satisfy or discharge any covenant or agreement of Hollywood Media contained in the Stock Purchase Agreement or any document delivered in connection therewith; and

•
any fees, commissions, or like payments by any person having acted or claiming to have acted, directly or indirectly, as a broker for Hollywood Media, Theatre Direct, or its subsidiaries in connection with the transactions contemplated by the Stock Purchase Agreement.

Similarly, from and after the closing date, Key Brand has agreed to indemnify and hold harmless Hollywood Media and its officers, directors, employees, agents, successors and assigns (collectively, the “Hollywood Media Indemnitees”) from and against all damages resulting from or incurred by the Hollywood Media Indemnitees by reason of:

•	any breach of any representation or warranty made by Key Brand contained in the Stock Purchase Agreement or any document delivered in connection therewith;

•
any breach of or failure to perform, carry out, satisfy or discharge any covenant or agreement of Key Brand contained in the Stock Purchase Agreement or any document delivered in connection therewith; and

•
any fees, commissions, or like payments by any person having acted or claiming to have acted, directly or indirectly, as a broker for Key Brand in connection with the transactions contemplated by the Stock Purchase Agreement.

Indemnification Limitations

The parties have agreed that the maximum aggregate amount of indemnifiable losses that may be recovered from Hollywood Media for breaches of representations and warranties (other than those with respect to organization and good standing, authorization, capitalization, title to stock, absence of convertible securities, absence of liens, and taxes or an Intentional Breach) prior to the first anniversary of the closing date is an amount equal to $4 million.  The parties have further agreed that the maximum aggregate amount of indemnifiable losses that may be recovered from Hollywood Media by the Key Brand Indemnitees for breaches of such representations and warranties (other than those with respect to organization and good standing, authorization, capitalization, title to stock, absence of convertible securities, absence of liens, and taxes or an Intentional Breach) after the first anniversary of the closing date but prior to the second anniversary of the closing date is an amount equal to (A) $2 million minus (B) the aggregate amount of any indemnifiable losses that were claimed during the first year after closing date and were recovered or are still pending (which shall be zero if such calculation results in a negative number), provided, however, that if any pending claims from the first year after the closing date are resolved in favor of Hollywood Media prior to the second anniversary of the closing date, then the amount(s) of such claims resolved in favor of Hollywood Media shall no longer be included in this provision, and provided, further, that even if the Key Brand Indemnitees may not be able to recover losses under this provision due to a pending claim, the Key Brand Indemnitees may continue to make claims for losses for any breach by Hollywood Media of any representation or warranty contained in the Stock Purchase Agreement after the first anniversary of the closing date but prior to the second anniversary of the closing date until the Key Brand Indemnitees have recovered $2 million of indemnifiable losses from Hollywood Media for any breach by Hollywood Media of any representation or warranty contained in the Stock Purchase Agreement (other than those with respect to organization and good standing, authorization, capitalization, title to stock, absence of convertible securities, absence of liens, and taxes or an Intentional Breach).

In addition to certain offset rights under the Stock Purchase Agreement (which offset rights are triggered in the event that Key Brand has obtained the written consent of Hollywood Media or a final and nonappealable order of a court of competent jurisdiction that Hollywood Media owes the Key Brand Indemnitees for any indemnifiable losses pursuant to the Stock Purchase Agreement), the parties have agreed that the maximum aggregate amount of indemnifiable losses that are recoverable from Hollywood Media by the Key Brand Indemnitees for breaches of the representations and warranties of Hollywood Media with respect to organization and good standing, authorization, capitalization, title to stock, absence of convertible securities, absence of liens, and taxes or an Intentional Breach, is an amount equal to the sum of all cash amounts actually received by Hollywood Media pursuant to the Stock Purchase Agreement, the Promissory Note, or the Warrant.

Hollywood Media will not be liable to any of the Key Brand Indemnitees for any claim for indemnification based on breaches of the representations and warranties of Hollywood Media (other than for breaches of  representations and warranties of Hollywood Media with respect to organization and good standing, authorization, capitalization, title to stock, absence of convertible securities, absence of liens and taxes or Intentional Breaches) unless and until the aggregate amount of all indemnifiable losses that may be recovered from Hollywood Media equals or exceeds $500,000, and thereafter the applicable party shall be liable for all losses including losses up to and including the initial $500,000 of losses.

No losses shall be asserted by either party with respect to any matter which is covered by insurance proceeds to the extent of such insurance proceeds.  In determining the amount of losses, all tax benefits resulting from such losses shall be excluded.  For purposes of determining the failure of any of the representations or warranties contained in the Stock Purchase Agreement to be true and correct, and calculating losses thereunder, any materiality or Material Adverse Effect qualifications in such representations and warranties will be disregarded.

Tax Indemnification

Hollywood Media has agreed to indemnify and hold harmless the Key Brand Indemnitees from any damages resulting from any taxes:

•
imposed on or payable by Theatre Direct or any of its subsidiaries by reason of Theatre Direct or any of its subsidiaries being included in any consolidated, affiliated, combined, unitary or similar group at any time on or before the closing date;

•	imposed on or payable by Theatre Direct or any of its subsidiaries with respect to any tax period that ends on or before the closing date or includes the closing date;

•	imposed as a result of or attributable to any Section 338(h)(10) election; or

•	attributable to any breach of the tax representations made in the Stock Purchase Agreement.

Termination

Termination Rights

The Stock Purchase Agreement may be terminated and the transactions contemplated by the Stock Purchase Agreement may be abandoned at any time prior to the closing date:

(i)           by mutual written consent of Hollywood Media and Key Brand;

(ii)           by either Hollywood Media or Key Brand if:

(a)           the closing of the Stock Purchase Agreement shall not have occurred by August 29, 2010 (which we refer to as, the “Termination Date”), provided that the terminating party is not in breach in any material respect of any of its obligations under the Stock Purchase Agreement and provided that Hollywood Media may not terminate the Stock Purchase Agreement pursuant to this provision until the special meeting of shareholders to vote on the approval of the sale of Theatre Direct has occurred, and provided further that if (1) a Material Adverse Effect has occurred related to a large-scale terrorism event in New York City, New York which causes the lenders under the Credit Agreement to suspend loans to businesses in New York City, New York (such event shall not be an Excluded Matter for purposes of this section), and (2) such suspension of loans has been ongoing for less than thirty (30) consecutive days and is continuing as of the Termination Date, then the Termination Date shall be automatically extended through the earlier of (x) thirty (30) days from the date that such suspension for loans first occurred or (y) the third (3rd) business day after such suspension of loans is lifted or removed (the Termination Date has not been extended beyond August 29, 2010, however as of the date this proxy statement is being mailed to shareholders, the Stock Purchase Agreement has not been terminated);

(b)           if there is in effect a final nonappealable order of a governmental entity restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Stock Purchase Agreement, provided that the right to terminate the Stock Purchase Agreement under this provision is not available to a party if such order was primarily due to the failure of such party to perform any of its obligations under the Stock Purchase Agreement; or

(c)           the shareholders of Hollywood Media do not approve the sale of Theatre Direct by the requisite vote at the special meeting of shareholders or at any adjournment or postponement thereof;

(iii)           by Hollywood Media if:

(a)           it concurrently enters into a definitive acquisition agreement providing for a superior proposal, provided that (1) Hollywood Media pays a termination fee of $1.2 million to Key Brand, (2) the board of directors of Hollywood Media determines that such acquisition agreement represents a superior proposal, (3) Hollywood Media sends to Key Brand a written notice of its intent to terminate, along with copies of the documents relating to the superior proposal, at least three business days prior to terminating the Stock Purchase Agreement, (4) during such three business day period, (A) Hollywood Media gives Key Brand the opportunity to meet with Hollywood Media to suggest modifications to the sale of Theatre Direct as contemplated by the Stock Purchase Agreement that Key Brand may deem advisable, and (B) after taking such proposed modifications into account Hollywood Media’s board of directors determines that such acquisition agreement continues to be a superior proposal;

(b)           Key Brand materially breaches or fails to perform any of its representations, warranties, covenants or agreements in the Stock Purchase Agreement, and such breach (1) would give rise to a failure of Hollywood Media’s closing conditions relating to the accuracy or performance of Key Brand’s representations or covenants and agreements, and (2) cannot be cured by Key Brand by the Termination Date; or

(c)           all of the conditions to closing (including the approval by Hollywood Media’s shareholders of the Proposal to Sell Theatre Direct), other than the condition relating to Key Brand receiving a written consent from the requisite lenders under the Credit Agreement and Key Brand being entitled to borrow up to $15 million under the Credit Agreement to pay the cash consideration contemplated by the Stock Purchase Agreement, have been satisfied or waived or are capable of being satisfied at closing, and the condition relating to Key Brand receiving a written consent from the requisite lenders under the Credit Agreement and Key Brand being entitled to borrow up to $15 million under the Credit Agreement to pay the cash consideration contemplated by the Stock Purchase Agreement is not satisfied within thirty (30) days thereafter (the “Termination Waiting Period”), provided, however, that if (1) a Material Adverse Effect has occurred related to a large-scale terrorism event in New York City, New York which causes the lenders under the Credit Agreement to suspend loans to businesses in New York City, New York (for purposes of this provision such event shall not be an Excluded Matter), and (2) such suspension of loans has been ongoing for less than thirty (30) consecutive days and is continuing as of the end of the Termination Waiting Period, then the Termination Waiting Period shall be automatically extended through the earlier of (x) thirty (30) days from the date that such suspension for loans first occurred or (y) the third (3rd) business day after such suspension of loans is lifted or removed.

(iv)           by Key Brand if:

(a)           the board of directors of Hollywood Media withdraws or modifies its recommendation that the Hollywood Media shareholders approve the sale of Theatre Direct as contemplated by the Stock Purchase Agreement or the board of directors of Hollywood Media publicly approves, endorses, or recommends to the shareholders of Hollywood Media any other acquisition proposal;

(b)           Hollywood Media materially breaches or fails to perform any of its representations, warranties, covenants or agreements in the Stock Purchase Agreement, and such breach (1) would give rise to a failure of Key Brand’s closing conditions relating to the accuracy or performance of Hollywood Media’s representations or covenants, and (2) cannot be cured by the Termination Date; or

(c)           a Material Adverse Effect occurs which cannot be cured by Hollywood Media by the Termination Date; provided, however, that for purposes of this provision, a large-scale terrorism event in New York City, New York that (1) results or that could reasonably be expected to result in a long term and adverse impact on the business of the Theatre Direct and its subsidiaries or (2) which causes the lenders under the Credit Agreement to suspend loans to businesses in New York City, New York for a period of at least thirty (30) consecutive days shall not be deemed to be an Excluded Matter.

Termination Fees

Hollywood Media must pay Key Brand a termination fee of $1.2 million in the event that:

(i)           (A) an acquisition proposal is made to Hollywood Media or any person publicly announces an intention (whether or not conditional or withdrawn) to make an acquisition proposal, in each case after the date of the Stock Purchase Agreement and prior to any termination of the Stock Purchase Agreement, and thereafter, (B) the Stock Purchase Agreement is terminated by Hollywood Media or Key Brand because the closing has not occurred before the Termination Date or because the shareholders of Hollywood Media have not approved the sale of Theatre Direct, and (C) within fifteen (15) months of the date the Stock Purchase Agreement is terminated, Hollywood Media consummates a transaction contemplated by any inquiry, proposal or offer from any person or group of persons (other than Key Brand and its affiliates) to acquire, directly or indirectly (whether by way of merger, consolidation, share exchange, business combination, recapitalization, tender or exchange offer, asset sale, lease or otherwise), for consideration consisting of cash and/or securities (1) the assets of Hollywood Media and its subsidiaries (including securities of subsidiaries, but excluding sales of assets in the ordinary course of business) constituting all or substantially all of Hollywood Media’s consolidated assets, (2) 50% or more of the outstanding voting securities of Hollywood Media (including any merger, tender offer, exchange offer, consolidation, business combination, arrangement or similar transaction involving Hollywood Media pursuant to which the shareholders of Hollywood Media immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction), (3) acquisition of assets of Theatre Direct and its subsidiaries (including securities of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 50% or more of Theatre Direct and its subsidiaries’ consolidated assets, as applicable, or to which 50% or more of Theatre Direct and its subsidiaries’ revenues or earnings, as applicable, on a consolidated basis are attributable, or (4) acquisition of 50% or more of the equity securities of Theatre Direct;

(ii)           the Stock Purchase Agreement is terminated by Key Brand because the board of directors of Hollywood Media has withdrawn or modified its recommendation that the Hollywood Media shareholders approve the sale of Theatre Direct as contemplated by the Stock Purchase Agreement or the board of directors of Hollywood Media has publicly approved, endorsed, or recommended to the shareholders of Hollywood Media any other acquisition proposal; or

(iii)           the Stock Purchase Agreement is terminated by Hollywood Media because it has concurrently entered into a definitive acquisition agreement with respect to a superior proposal.

Key Brand’s right to receive a termination fee in the circumstances provided in the Stock Purchase Agreement is the exclusive remedy available to Key Brand for any failure of the transactions contemplated by the Stock Purchase Agreement to be consummated in those circumstances, and Hollywood Media shall have no further liability with respect to the Stock Purchase Agreement or the transactions contemplated thereby, except liability for an act undertaken (or failure to take an act) by Hollywood Media with the actual knowledge and intent that the taking of such act (or failure to take such act) would directly cause a breach of the Stock Purchase Agreement.

Miscellaneous

Section 338(h)(10) Election

Upon the request of Key Brand, Hollywood Media has agreed to join with Key Brand in making an election under Section 338(h)(10) of the Internal Revenue Code and any corresponding or similar elections under state, local or foreign tax law with respect to Theatre Direct and its subsidiaries.  Except as specifically provided in the Stock Purchase Agreement, Key Brand has agreed to be responsible for preparing and filing all documents and forms required to effectuate such election.

Expenses

Except as specifically set forth in the Stock Purchase Agreement and discussed above, Hollywood Media and Key Brand will bear their own respective expenses incurred in connection with the Stock Purchase Agreement.

Amendments

The Stock Purchase Agreement may be modified or amended only by written instrument signed by the party against whom enforcement is sought, except that following receipt of approval of the Stock Purchase Agreement by Hollywood Media’s shareholders, no such amendment that requires shareholder approval under the Florida Business Corporation Act may be made by Hollywood Media without first obtaining such shareholder approval.

Attorneys’ Fees

In the event that any suit or action is instituted prior to the closing date in connection with any termination of the Stock Purchase Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to the Stock Purchase Agreement, including, such reasonable fees and expenses of attorneys and accountants, which shall include all fees, costs and expenses of appeals.

Governing Law

The Stock Purchase Agreement is governed by and construed in accordance with the laws of the State of New York, except for certain matters required to be determined with respect to Hollywood Media by the Florida Business Corporation Act.

Ancillary Agreements

Hollywood Media Release

The following summarizes certain material provisions of the release to be delivered by Hollywood Media to Key Brand in connection with the closing of the transactions contemplated by the Stock Purchase Agreement.  This summary does not purport to be complete, and the rights and obligations of the parties are governed by the express terms of the release and not by this summary or any other information contained in this proxy statement.

On the closing date, Hollywood Media will deliver a release to Key Brand that provides that Hollywood Media releases and discharges Theatre Direct and its predecessors and present and former subsidiaries and each of their respective present and past employees, officers, directors, partners and managers and Key Brand, solely in its capacity as a stockholder of Theatre Direct after the closing of the transactions contemplated by the Stock Purchase Agreement (collectively, the “Released Parties”), from any and all claims, losses, or obligations which Hollywood Media as of the date of the release has or prior to the date of the release ever had against Theatre Direct and its past and present subsidiaries; provided, however, that the release does not include any and all matters based on, arising out or in connection with any of the Released Parties’ obligations under the Stock Purchase Agreement or any other agreement, document, instrument or certificate contemplated by the Stock Purchase Agreement or entered into, executed or delivered in connection with the Stock Purchase Agreement (including the Promissory Note, the Warrant, and the earnout under the Stock Purchase Agreement).

Transition Services Agreement

The following summarizes certain material provisions of the transitions services agreement to be entered into by Hollywood Media and Theatre Direct in connection with the closing of the transactions contemplated by the Stock Purchase Agreement.  This summary does not purport to be complete, and the rights and obligations of the parties are governed by the express terms of the transitions services agreement and not by this summary or any other information contained in this proxy statement.

On the closing date, Hollywood Media and Theatre Direct will enter into a transition services agreement pursuant to which Hollywood Media will provide, or cause to be provided, certain transition services to Theatre Direct, including services related to technology (including network connectivity, email, and phone services) and human resources (including payroll and benefits services).  Hollywood Media will begin providing the services on the closing date and will continue providing the services until the time specified for each service in the transitions services agreement (for some services up to six months after the closing date).  As consideration for the performance of the services under the transition services agreement, Theatre Direct will pay Hollywood Media (i) the hourly rate for each employee of Hollywood Media providing services multiplied by the number of hours of services provided, (ii) for each third-party contract of Hollywood Media that is necessary to provide the services, the portion of the fees payable by Hollywood Media with respect to such contract that are allocated to the services; (iii) any other reasonable charges and out-of-pocket costs and expenses incurred by Hollywood Media as a result of providing the services.

Non-Competition Agreements of Mr. Rubenstein and Ms. Silvers

The following summarizes certain material provisions of the non-competition agreements to be entered into by Key Brand and each of Mitchell Rubenstein, our Chairman and Chief Executive Officer, and Laurie S. Silvers, our Vice-Chairman, President and Secretary, in connection with the closing of transactions contemplated by the Stock Purchase Agreement.  This summary does not purport to be complete, and the rights and obligations of the parties are governed by the express terms of the non-competition agreements and not by this summary or any other information contained in this proxy statement.

On the closing date, Mitchell Rubenstein, our Chairman and Chief Executive Officer, and Laurie S. Silvers, our Vice-Chairman, President and Secretary, will each enter into non-competition agreements with Key Brand pursuant to which Mr. Rubenstein and Ms. Silvers will agree for no additional consideration, for a period of three (3) years from and after the closing date, that they will not own, manage, engage in, operate, control, work for or participate in the ownership, management, operation or control of, any business engaged in the sales of tickets to live musical or live theatrical performances in the City of New York, New York; provided, however, that these restrictions shall (A) not restrict (i) the sale of advertisements, including online advertising, (ii) the acquisition or the ownership by Mr. Rubenstein or Ms. Silvers of less than 5% of the outstanding capital stock of any publicly traded company engaged in the sales of tickets to live musical or live theatrical performances in the City of New York, New York, (iii) the acquisition of any assets or business owned by Mr. Rubenstein or Ms. Silvers (which asset or business is not engaged in the sales of tickets to live musical or live theatrical performances in the City of New York, New York) by any person which prior to such transaction was already engaged in the sales of tickets to live musical or live theatrical performances in the City of New York, New York (and subsequent ownership of such assets or business by such person) and there shall be no prohibition on Mr. Rubenstein or Ms. Silvers working for such person in connection with the business that was sold, or (iv) any form or type of participation in non-profit organizations, and (B) cease upon any event of default by Key Brand under the Promissory Note, the loan agreement, the security agreement, or the intercreditor agreement issued in connection with the Stock Purchase Agreement, whereby Theatre Direct and its subsidiaries or any of their assets are controlled by, foreclosed upon or otherwise returned to Hollywood Media.

Accounting Treatment

As a result of the sale of Theatre Direct, we will remove the Theatre Direct assets and liabilities from our consolidated balance sheet and record a gain on the sale of Theatre Direct equal to the difference between the book value of our ownership interest in Theatre Direct and the fair value of the purchase price received.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of the anticipated material federal income tax consequences of the sale of Theatre Direct, a potential special cash dividend to holders of Hollywood Media common stock, and a potential self-tender offer for the purchase of Hollywood Media common stock.  This discussion is a summary for general information only and applies solely to holders of Hollywood Media common stock and to us.  This discussion is not intended to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof and all of which may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those described below.  This summary does not address all aspects of U.S. federal income taxes and does not deal with other federal taxes, including, but not limited to, estate and gift taxes, or with foreign, state, local, or other tax considerations that may be relevant to holders of Hollywood Media common stock in light of their particular circumstances.  In addition, it does not address U.S. federal income tax consequences applicable to persons or entities that are subject to special treatment under the U.S. federal income tax laws (including U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, dealers in securities or currencies, financial institutions, tax-exempt entities, persons who hold common stock as part of a risk reduction or integrated investment transaction, or investors in pass-through entities).  Furthermore, this summary deals only with holders of shares of Hollywood Media common stock that hold such shares as capital assets.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Hollywood Media common stock that is, for U.S. federal income tax purposes, an individual citizen or resident of the U.S., a U.S. corporation, a trust if the trust (i) is subject to the primary supervision of a U.S. court and one or more U.S. persons are able to control all substantial decisions of the trust or (ii) has elected to be treated as a U.S. person, or an estate the income of which is subject to U.S. federal income tax regardless of its source.  A “non-U.S. Holder” is any holder of Hollywood Media common stock other than a U.S. Holder.

Circular 230 Disclosure

Treasury Regulations (Circular 230) require that certain types of written communication include a disclaimer.  Accordingly, this discussion (1) is not intended or written to be used, and cannot be used by any taxpayer (including any holder of Hollywood Media common stock), for the purpose of avoiding penalties that may be imposed on the taxpayer and (2) was written to support the promotion or marketing of the transactions addressed by this discussion.  The taxpayer (including any holder of Hollywood Media common stock) should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Material U.S. Federal Tax Consequences to Hollywood Media of the sale of Theatre Direct

The sale of Theatre Direct will be a taxable transaction for us in the U.S.  We will realize gain with respect to our Theatre Direct stock equal to the difference between the proceeds received by us on such sale and our tax basis in the stock sold.  For purposes of calculating the amount of our tax gain, the proceeds received by us will include the cash received and the fair market value of any other consideration we receive for our Theatre Direct stock.  It is our present intent to elect that our income from the sale not be taken into account under the installment method.  It is anticipated that we will have sufficient losses (including net operating loss carryovers) to offset the gain expected to be realized from the sale of Theatre Direct for federal income tax purposes.  However, only 90% of our alternative minimum taxable income can be offset with net operating loss carryovers, with the effect that we may, in effect, be subject to an Alternative Minimum Tax equal to 2% on our gain.

Upon the request of Key Brand, we are required to make a joint election with Key Brand under Code Section 338(h)(10).  If this election is made, we will be deemed to have sold each asset of Theatre Direct (rather than stock of Theatre Direct) to Key Brand for that asset’s allocable share of the purchase price, grossed up for any liabilities of Theatre Direct.  Our gain or loss will be determined based upon the amount of the purchase price allocated to each asset and Theatre Direct’s adjusted tax basis for each asset.  It is anticipated that we will have sufficient losses (including net operating loss carryovers) to offset the gain expected to be realized from the deemed asset sale of Theatre Direct for federal income tax purposes.  However, only 90% of our alternative minimum taxable income can be offset with net operating loss carryovers, with the effect that we may, in effect, be subject to an Alternative Minimum Tax equal to 2% of our gain.

Material U.S. Federal Income Tax Consequences to Hollywood Media and to Holders of Hollywood Media Common Stock of a Cash Dividend

The following is a discussion of material U.S. federal income tax consequences to us and to holders of Hollywood Media common stock in connection with the potential special cash dividend to our shareholders of the available proceeds from the sale of Theatre Direct.

U.S. federal income tax treatment of the special cash dividend.  We presently intend to report any special cash dividend as a taxable dividend to the extent of our current or accumulated earnings and profits (computed using U.S. federal income tax principles), with any amount in excess of such current or accumulated earnings and profits treated as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in their Hollywood Media common stock and, thereafter, as capital gain.  Because our current earnings and profits must take into account the results of operations for the entire year in which the special cash dividend is made, we will not be able to determine the portion of the special cash dividend that will be treated as a dividend until after the close of the taxable year in which the special cash dividend is made.  If the portion of a U.S. Holder’s special cash dividend that is treated as a dividend equals or exceeds 10% of the U.S. Holder’s tax basis in the U.S. Holder’s shares of Hollywood Media common stock, the dividend may be treated as an “extraordinary dividend.”  See below for a description of the U.S. federal income tax consequences of receiving an extraordinary dividend.

Although we presently intend to report (and, except as expressly stated to the contrary below, the remainder of this discussion assumes that we will report) any special cash dividend in the manner described in the preceding paragraph, it is arguable that the special cash dividend made out of the proceeds of the sale of Theatre Direct could also properly be viewed as a distribution in partial liquidation of Hollywood Media governed by Code Section 302(b)(4), at least if a joint election with Key Brand under Code Section 338(h)(10) is made.  This view of the transaction would have no effect on shareholders of Hollywood Media who are corporations (or on corporations who hold stock in Hollywood Media through one or more partnerships, estates, or trusts), except as expressly stated below with respect to extraordinary dividends.  However, in the case of a noncorporate shareholder of Hollywood Media, this view would cause the transaction to be treated as a distribution in full payment in exchange for a portion of the shareholder’s stock.  The amount of capital gain recognized by the shareholder on such exchange would depend on a number of factors, including the shareholder’s basis in the stock, and could be greater or less than the amount of dividend income and capital gain that would be reportable by the shareholder if the transaction were not treated as a partial liquidation.

The Internal Revenue Service has issued a Revenue Ruling that takes the position that the distribution of the proceeds of the sale of the stock of a subsidiary in connection with which a Section 338(h)(10) election is not made cannot qualify as a partial liquidation.  Although, as stated above, we do not presently intend to report the transaction as a partial liquidation, we may reconsider that determination if a Section 338(h)(10) election is ultimately made.

U.S. federal income tax consequences to U.S. Holders.  Current U.S. federal income tax law applies long-term capital gains tax rates (currently a maximum 15% rate) to the dividend income of an individual U.S. Holder with respect to dividends paid by a domestic corporation if certain minimum holding period requirements are met.  Dividends paid to a U.S. Holder that is a corporation will generally be eligible for the dividends received deduction.  As noted above, the portion of the special cash dividend received by a U.S. Holder that exceeds the holder’s share of our earnings and profits and also exceeds the holder’s tax basis in the holder’s shares of Hollywood Media common stock will be treated as received pursuant to a taxable sale or exchange of the holder’s shares of Hollywood Media common stock and the holder will recognize gain in an amount equal to such excess.  Any gain will be capital gain and will be long-term capital gain if the U.S. Holder held its shares of Hollywood Media common stock for more than one year.

Tax treatment of extraordinary dividends.  As noted above, the portion of the special cash dividend that is a dividend for U.S. federal income tax purposes may be treated as an extraordinary dividend if it equals or exceeds 10% of the holder’s basis in the stock.  If a dividend received by an individual U.S. Holder is subject to U.S. federal income tax at the capital gains rates noted above, and the dividend is an extraordinary dividend with respect to that holder, the holder will be required to treat any loss on a sale of its shares of Hollywood Media common stock as long-term capital loss to the extent of the extraordinary dividend.  With regard to corporate holders claiming a dividends-received deduction, the dividend may be an extraordinary dividend if the corporate holder has not held its shares of our common stock for more than 2 years prior to the “dividend announcement date” as determined by the tax law.  (If the special cash distribution is considered to have been made in partial liquidation of Hollywood Media, the dividend may be an extraordinary dividend even if the corporate shareholder has held the stock for more than 2 years.)  For this purpose, the “dividend announcement date” is the date on which we declare, announce, or agree to the amount or payment of such dividend, whichever is the earliest.  If the dividend is treated as an extraordinary dividend for a U.S. Holder that is a corporation, the corporate holder will be required to reduce its tax basis, and may be required to recognize current gain in respect of the shares of Hollywood Media common stock that entitled the holder to the dividend.  U.S. Holders should consult their own tax advisors regarding the application of the extraordinary dividend rules.

U.S. federal income tax consequences to non-U.S. Holders.  Dividends paid to a non-U.S. Holder of Hollywood Media common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.  However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the U.S. are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied.  Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a U.S. person as defined under the Code, unless an applicable income tax treaty provides otherwise.  Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder of Hollywood Media common stock who wishes to claim the benefit of an applicable treaty rate for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if the holder’s shares of Hollywood Media common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations.  Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals.

As noted above, for non-U.S. Holders, the portion of the special cash dividend received by a non-U.S. Holder that exceeds the holder’s share of our earnings and profits and also exceeds the holder’s tax basis in their shares of Hollywood Media common stock will be treated as received pursuant to a taxable sale or exchange of their shares of Hollywood Media common stock, and the holder will recognize gain in an amount equal to such excess.  Any gain realized on such a disposition of Hollywood Media common stock generally will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with a trade or business of the non-U.S. Holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes and the non-U.S. Holder owns (or has owned) more than 5% of the outstanding shares of our stock.

An individual non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. Holder were a U.S. person as defined under the Code.  If a non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a U.S. person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.  An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S.

Material U.S. Federal Income Tax Consequences of a Tender Offer for Shares of Hollywood Media Common Stock

The following discussion is a summary of material U.S. federal income tax consequences applicable to a U.S. Holder that sells Hollywood Media common stock pursuant to our possible self-tender offer to purchase shares of common stock.  This discussion does not purport to be a complete analysis of all the potential U.S. federal income tax effects of a tender offer and does not address all of the tax consequences that may be relevant to a particular U.S. Holder of our common stock in light of such holder’s individual circumstances.

A sale of common stock for cash pursuant to a tender offer will be a taxable transaction to a U.S. Holder for U.S. federal income tax purposes.  In general, a U.S. Holder that participates in such a tender offer by exchanging shares for cash will be treated, depending on such U.S. Holder’s particular circumstances, as recognizing gain or loss from the disposition of the shares or as receiving a dividend distribution from us.

Sale or Exchange Treatment.  A U.S. Holder’s exchange of shares of Hollywood Media common stock for cash pursuant to a tender offer will generally be treated as a sale or exchange of the shares for federal income tax purposes pursuant to Section 302 of the Code if the sale meets one of the following tests:

•	results in a “complete termination” of the holder’s stock interest in Hollywood Media under Section 302(b)(3) of the Code;

•	is a “substantially disproportionate” redemption with respect to the holder under Section 302(b)(2) of the Code; or

•	is “not essentially equivalent to a dividend” with respect to the holder under Section 302(b)(1) of the Code.

In determining whether any of these three tests have been met, a U.S. Holder must take into account not only the shares that the holder actually owns, but also the shares constructively owned within the meaning of Section 318 of the Code (as modified by Section 302(c) of the Code).  Under the constructive ownership rules of Section 318 of the Code, a holder will generally be considered to own those shares owned, directly or indirectly, by certain members of the holder’s family and certain entities (such as corporations, partnerships, trusts and estates) in which the holder has an equity interest, as well as shares the holder has an option to purchase.  Due to the factual nature of these tests, holders should consult their own tax advisors to determine whether the purchase of their shares in our contemplated tender offer qualifies for sale or exchange treatment in their particular circumstances.  The likelihood that the sale by any particular shareholder will meet one or more of the foregoing tests will depend, in part, on the number of other shareholders selling shares pursuant to a tender offer.

A distribution to a U.S. Holder will result in a “complete termination” of the holder’s equity interest in Hollywood Media if either (1) all of the shares actually and constructively owned by the holder are sold pursuant to a tender offer; or (2) all of the shares actually owned by the holder are sold pursuant to the tender offer and the U.S. Holder is eligible to waive, and effectively waives, the attribution of shares constructively owned by the U.S. Holder in accordance with the procedures described in Section 302(c)(2) of the Code.

Satisfaction of the “substantially disproportionate” test above is dependent upon compliance with the objective tests set forth in Section 302(b)(2) of the Code.  A distribution to a holder will be “substantially disproportionate” if the percentage of the outstanding shares of Hollywood Media common stock actually and constructively owned by the holder immediately following the exchange of shares pursuant to the tender offer is less than 80% of the percentage of the outstanding shares of Hollywood Media common stock actually and constructively owned by the holder immediately before the exchange (treating as outstanding all shares purchased in the tender offer from the particular holder and all other holders).

A distribution to a holder meets the “not essentially equivalent to a dividend” test above if it results in a “meaningful reduction” in the holder’s stock interest in Hollywood Media.  Whether a holder meets this test depends on the holder’s particular facts and circumstances.  The IRS has indicated that even a small reduction in the percentage interest of a holder whose relative stock interest in a publicly held corporation is minimal and who exercises no control over corporate affairs should constitute a “meaningful reduction.”  A U.S. Holder’s exchange of shares of Hollywood Media common stock for cash pursuant to a tender offer will also be treated as a sale or exchange of the shares for federal income tax purposes if the transaction is treated as a “partial liquidation,” as described above.

If the receipt of cash by a U.S. Holder in exchange for shares pursuant to a tender offer is treated as a sale or exchange of such shares for U.S. federal income tax purposes, the U.S. Holder will recognize capital gain or loss equal to the difference between (1) the amount of cash received by the U.S. Holder for such shares and (2) the U.S. Holder’s “adjusted tax basis” for such shares at the time of the sale.  Generally, a U.S. Holder’s adjusted tax basis for the shares will be equal to the cost of the shares to the U.S. Holder.  This gain or loss will be characterized as long-term capital gain or loss if the U.S. Holder’s holding period for the shares that were sold exceeds one year as of the date Hollywood Media purchases the shares pursuant to a tender offer.  In the case of a U.S. Holder that is an individual, trust, or estate, the maximum stated rate of U.S. federal income tax applicable to net long-term capital gain on shares held for more than one year is generally 15%.  A U.S. Holder’s ability to deduct capital losses may be limited.  A U.S. Holder must calculate gain or loss separately for each block of shares (generally, shares that the holder acquired at the same cost in a single transaction) Hollywood Media purchases from the U.S. Holder pursuant to a tender offer.

Dividend Treatment.  If a U.S. Holder’s receipt of cash attributable to an exchange of shares of common stock for cash pursuant to the tender offer does not meet at least one of the tests of Section 302 of the Code described above, then the full amount of cash received by the U.S. Holder with respect to Hollywood Media’s purchase of shares under a tender offer will be treated as a distribution to the U.S. Holder with respect to such shares and will be treated as ordinary dividend income to the U.S. Holder to the extent of Hollywood Media’s current or accumulated earnings and profits as determined under U.S. federal income tax principles.  Provided that a non-corporate U.S. Holder has held the Hollywood Media stock for a period greater than 60 days during the 121-day period beginning 60 days before the date of the tender offer and ending 60 days after the date of the tender offer, and the tender offer is completed before December 31, 2010 (unless legislation is enacted to extend the “qualified dividend” tax rate), such holder generally will be subject to U.S. federal income tax at a maximum stated rate of 15% on the amount treated as ordinary dividend income (0% if the U.S. Holder is in the 10% or 15% tax bracket).  To the extent that the amount of the distribution exceeds Hollywood Media’s current and accumulated earnings and profits, the excess first will be treated as a return of capital that will reduce the U.S. Holder’s adjusted tax basis in all of such holder’s shares.  Any amount of the distribution remaining after the U.S. Holder’s adjusted tax basis has been reduced to zero will be taxable to the U.S. Holder as capital gain.  Any such gain will be long-term capital gain if the U.S. Holder has held the shares for more than one year as of the date of the tender offer.  Net long-term capital gains recognized by a non-corporate U.S. Holder are generally subject to tax at reduced rates.

Reporting by Hollywood Media

Variations in the level to which offerees participate in a tender offer may affect whether the purchase of shares in the tender offer will be treated as a sale, rather than a dividend, for U.S. federal income tax purposes pursuant to the rules described above.  Hollywood Media cannot predict whether or to the extent to which a possible tender offer will be subscribed and therefore, no assurance can be given to any particular U.S. Holder that such holder’s participation in the tender offer will be treated as a sale rather than a dividend.  U.S. Holders should consult their own tax advisors regarding the application of the rules described above in light of their particular circumstances.

Information reporting and backup withholding.  Information reporting to the U.S. Internal Revenue Service generally will be required with respect to a payment of cash to U.S. Holders, other than corporations and other exempt recipients.  A 28% “backup” withholding tax may apply to those payments if such a holder fails to provide a taxpayer identification number to the paying agent and to certify that no loss of exemption from backup withholding has occurred.  Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to avoid the application of such information reporting requirements and backup withholding.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the holder’s U.S. federal income tax liability, if any, provided the required information is furnished to the U.S. Internal Revenue Service.

THE TAX DISCUSSION IN THIS PROXY STATEMENT (“TAX DISCUSSION”) IS GENERAL IN NATURE AND IS NOT A TAX OPINION OR TAX ADVICE. THE TAX DISCUSSION WAS WRITTEN EXCLUSIVELY TO SUPPORT THE PROPOSED TRANSACTIONS DESCRIBED HEREIN.  SPECIFIC TAX CONSEQUENCES MAY VARY WIDELY DEPENDING ON A PARTICULAR INVESTOR’S INDIVIDUAL CIRCUMSTANCES.  THE TAX DISCUSSION MAY NOT BE RELIED UPON FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE ASSERTED BY THE INTERNAL REVENUE SERVICE AGAINST A SHAREHOLDER.  EVERY SHAREHOLDER IS URGED TO CONSULT, AND MUST DEPEND UPON, ITS OWN TAX ADVISER CONCERNING THE TAX CONSEQUENCES OF THE TRANSACTION CONTEMPLATED HEREIN IN CONNECTION WITH SUCH PERSON’S OWN TAX SITUATION AND POTENTIAL AND PROPOSED CHANGES IN APPLICABLE LAW, INCLUDING THE APPLICATION OF STATE AND LOCAL, FOREIGN, AND OTHER TAX CONSIDERATIONS.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLLYWOOD MEDIA’S SHAREHOLDERS VOTE “FOR” PROPOSAL #1, THE PROPOSAL TO SELL THEATRE DIRECT.

In considering the recommendation of our board of directors with respect to the Proposal to Sell Theatre Direct, our shareholders should be aware that two of our six directors, Mitchell Rubenstein, our Chairman and Chief Executive Officer, and Laurie S. Silvers, our Vice-Chairman, President and Secretary, will directly benefit from the sale of Theatre Direct and therefore have interests in the Proposal to Sell Theatre Direct that are different from, or in addition to, the interests of our shareholders generally.  See “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Interests of Certain Persons in the Sale of Theatre Direct” beginning on page 63.

PROPOSAL #2: PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING

The Proposal to Adjourn or Postpone the Special Meeting would permit us to adjourn or postpone the special meeting for the purpose of soliciting additional proxies in the event that, at the special meeting, the affirmative vote in favor of the Proposal to Sell Theatre Direct is less than a majority of the outstanding shares of Hollywood Media common stock entitled to vote at the special meeting.  If the Proposal to Adjourn or Postpone the Special Meeting is approved and the Proposal to Sell Theatre Direct is not approved at the special meeting, we will be able to adjourn or postpone the special meeting for the purpose of soliciting additional proxies to approve the Proposal to Sell Theatre Direct.  If you have previously submitted a proxy on the proposals discussed in this proxy statement and wish to revoke it upon adjournment or postponement of the special meeting, you may do so.

Vote Required to Approve the Proposal to Adjourn or Postpone the Special Meeting

The approval of the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, requires (i) if a quorum exists at the special meeting, that the number of shares voted in favor of the Proposal to Adjourn or Postpone the Special Meeting are greater than those voted against, or (ii) in the absence of a quorum at the special meeting, the affirmative vote of the holders of a majority of the shares of our common stock represented at the special meeting.  If you abstain from voting, either in person or by proxy, or do not instruct your broker or other nominee how to vote your shares, it will not affect the Proposal to Adjourn or Postpone the Special Meeting if a quorum is present.  If a quorum is not present, then abstaining or failing to instruct your broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Proposal to Adjourn or Postpone the Special Meeting.

As of the record date, the directors and executive officers of Hollywood Media beneficially owned approximately 16.38% of the Hollywood Media issued and outstanding common stock on that date.  None of Hollywood Media’s directors or executive officers have entered into agreements relating to how such directors and executive officers will vote shares of Hollywood Media’s common stock owned by such persons with respect to the Proposal to Sell Theatre Direct or the Proposal to Adjourn or Postpone the Special Meeting.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to our shareholders under the Florida Business Corporation Act or our articles of incorporation or bylaws in connection with the types of actions contemplated under the Proposal to Adjourn or Postpone the Special Meeting.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLLYWOOD MEDIA’S SHAREHOLDERS VOTE “FOR” PROPOSAL #2, THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL #1, THE PROPOSAL TO SELL THEATRE DIRECT.

In considering the recommendation of our board of directors with respect to the Proposal to Adjourn or Postpone the Special Meeting, our shareholders should be aware that two of our six directors, Mitchell Rubenstein, our Chairman and Chief Executive Officer, and Laurie S. Silvers, our Vice-Chairman, President and Secretary, will directly benefit from the sale of Theatre Direct and therefore have interests in the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting that are different from, or in addition to, the interests of our shareholders generally.  See “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Interests of Certain Persons in the Sale of Theatre Direct” beginning on page 63.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the common stock of Hollywood Media as of October 19, 2010 (or other date as indicated in the footnotes below) by:

•	each person or group known by Hollywood Media to beneficially own more than 5% of the outstanding shares of common stock of Hollywood Media;

•	each director and director nominee of Hollywood Media;

•	each executive officer of Hollywood Media; and

•	all of the current directors and executive officers of Hollywood Media as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class(2)
Baker Street Capital L.P.	5,196,676(3)	16.67%
Intana Management, LLC	3,055,379(4)	9.80%
Morgan Stanley	2,649,011(5)	8.49%
CCM Master Qualified Fund, Ltd.	2,632,034(6)	8.44%
Mitchell Rubenstein and Laurie S. Silvers	1,816,330(7)	5.82%
Potomac Capital Management LLC	1,756,553(8)	5.61%
Dimensional Fund Advisors, LP	1,578,227(9)	5.06%
Stephen Gans	3,150,753(10)	10.11%
Harry T. Hoffman	83,254(11)	*
Scott Gomez	54,986(12)	*
Robert D. Epstein	16,000(13)	*
All directors, director nominees and executive officers of Hollywood Media as a group (6 persons)	5,121,323(14)	16.38%

*           Less than 1%

(1)	Except as otherwise noted in the footnotes below, the address of each beneficial owner is in care of Hollywood Media Corp., 2255 Glades Road, Boca Raton, Florida 33431.

(2)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person’s or group’s ownership is deemed to include any shares of common stock that such person has the right to acquire within 60 days.  For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days are deemed to be outstanding, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  This table has been prepared based on 31,179,066 shares of Hollywood Media common stock outstanding as of October 19, 2010.

(3)
Based on a Schedule 13D filed with the SEC on September 30, 2010, Baker Street Capital L.P., Baker Street Capital Management, LLC and Vadim Perelman beneficially own such shares. The reported business address for these holders is 12026 Wilshire Blvd., Unit 502, Los Angeles, California 90025.

(4)
Based on a Schedule 13G/A filed with the SEC on February 16, 2010, Intana Management, LLC and Intana Capital Master Fund, Ltd. beneficially own such shares.  The reported business address for these holders is 505 Park Avenue, 3rd Floor, New York, New York 10022.

(5)
Based on a Schedule 13G/A filed with the SEC on February 12, 2010, Morgan Stanley and Morgan Stanley Capital Services Inc. beneficially own such shares. The reported business address for these holders is 1585 Broadway, New York, NY 10036.

(6)
Based on a Schedule 13G/A filed with the SEC on February 17, 2010, CCM Master Qualified Fund, Ltd., Coghill Capital Management, L.L.C. and Clint D. Coghill have shared voting and shared dispositive power with respect to such shares. The reported business address for these holders is One North Wacker Drive, Suite 4350, Chicago, IL 60606.

(7)
Represents 1,122,790 outstanding shares of common stock which are owned by Mitchell Rubenstein individually (including 13,560 shares held for his account in Hollywood Media’s 401(k) plan) and 693,540 outstanding shares of common stock which are owned individually by Laurie S. Silvers, his wife (including 13,540 shares held for her account in Hollywood Media’s 401(k) plan).

(8)
Based on a Schedule 13G filed with the SEC on August 29, 2008, Potomac Capital Management LLC, Potomac Capital Management Inc. and Paul J. Solit beneficially own such shares, which include an aggregate of 150,000 shares issuable pursuant to exercisable warrants. The reported business address for these holders is 825 Third Avenue, 33rd Floor, New York, New York 10022.

(9)
Based on a Schedule 13G/A filed with the SEC on February 8, 2010, Dimensional Fund Advisors, LP beneficially owns such shares.  The reported business address for this holder is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(10)
Based on a Form 4 filed with the SEC on May 27, 2010, Mr. Gans beneficially owns such shares.  The reported business address for this holder is 1680 Michigan Avenue, Suite 1001, Miami Beach, Florida 33139.

(11)	Represents 13,000 outstanding shares of common stock, and 70,254 shares of common stock issuable pursuant to exercisable options, beneficially owned by Mr. Hoffman.

(12)
Represents 44,986 outstanding shares of common stock (including 4,986 shares held for Mr. Gomez’s account in Hollywood Media’s 401(k) plan), and 10,000 shares of common stock issuable pursuant to exercisable options, beneficially owned by Mr. Gomez.

(13)	Represents 1,000 outstanding shares of common stock, and 15,000 shares of common stock issuable pursuant to exercisable options, beneficially owned by Mr. Epstein.

(14)	Represents an aggregate of 5,026,069 outstanding shares of common stock and 95,254 shares of common stock issuable pursuant to exercisable options.

SHAREHOLDERS’ PROPOSALS

Shareholder Proposals for Inclusion in the 2010 Annual Meeting of Shareholders under SEC Rule 14a-8

Any shareholder proposal sought to be included in Hollywood Media’s proxy materials for the 2010 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be in writing and have been received by Hollywood Media no later than July 21, 2010, provided, however, that if the 2010 Annual Meeting is called for a date that is not within thirty days before or after December 21, 2010, then notice by the shareholder in order to be timely must be received a “reasonable time” before Hollywood Media begins to print and send its proxy materials for the 2010 Annual Meeting. Such proposals must be received at Hollywood Media’s principal executive offices at the following address: Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431, Attention: Secretary.  Such proposals must also comply with the rules of the SEC relating to Rule 14a-8 shareholder proposals and may be omitted if not in compliance with applicable requirements.

Other Shareholder Proposals for Presentation at the 2010 Annual Meeting of Shareholders

Under applicable requirements, including Hollywood Media’s Bylaws, any shareholder proposal that is not intended for inclusion in Hollywood Media’s proxy materials (i.e., a shareholder proposal submitted outside the processes of Rule 14a-8), and all director nominations by shareholders, for Hollywood Media’s 2010 Annual Meeting of Shareholders must have been received by Hollywood Media no later than August 23, 2010 and no earlier than July 24, 2010, provided, however, that if the 2010 Annual Meeting is called for a date that is not within thirty days before or after December 21, 2010, then notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2010 Annual Meeting is mailed or publicly announced by Hollywood Media, whichever first occurs. Such shareholder proposals and director nominations must be written and delivered to or mailed and received at Hollywood Media’s principal executive offices at the following address: Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431, Attention: Secretary. The written notice must also contain specified information and conform to certain requirements as set forth in Hollywood Media’s Bylaws referenced below. If the chairman of the 2010 Annual Meeting determines that a shareholder proposal or director nomination was not made in accordance with applicable requirements including Hollywood Media’s Bylaws, then such proposal or nomination will not be presented for a vote of shareholders at the 2010 Annual Meeting.

Advance Notice Requirements for Proposals and Director Nominations by Shareholders

Hollywood Media’s Bylaws and SEC rules contain certain requirements for shareholders to provide advance written notice of proposals of business or director nominations by Hollywood Media’s shareholders. Certain material features of these requirements are summarized below, however, the statements below concerning the terms and provisions of these notice requirements are summaries only and do not purport to be complete.  The descriptions of such Bylaw requirements below are qualified in their entirety by reference to the full text of Hollywood Media’s Bylaws which are filed as an exhibit to Hollywood Media’s Form 8-K report filed with the SEC on September 5, 2006.

Notice of Shareholder Business At Annual Meeting.  Hollywood Media’s Bylaws provide that business to be transacted at an annual meeting of shareholders may not be proposed by a shareholder unless the shareholder complies with the required notice procedures described below.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of Hollywood Media.  To be timely, a shareholder’s notice must be delivered to Hollywood Media not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made by Hollywood Media, whichever first occurs.  To be in proper written form, a shareholder’s notice must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of Hollywood Media which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) a representation by the notifying shareholder that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) any other information relating to such shareholder and/or proposed business that would be required to be disclosed in a proxy statement (or other filings required to be made) in connection with solicitations of proxies for approval of such a proposal pursuant to Section 14 of the Exchange Act and the rules thereunder (this clause (vi) applies whether or not a proxy statement is filed).

Shareholder Nomination of Directors.  Hollywood Media’s Bylaws provide that a shareholder may not nominate a candidate for election to Hollywood Media’s board of directors at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, unless the shareholder complies with the required notice procedures described below.  In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of Hollywood Media.  To be timely, a shareholder’s notice must be delivered to Hollywood Media: (i) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made by Hollywood Media, whichever first occurs); and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made by Hollywood Media, whichever first occurs.  To be in proper written form, a shareholder’s notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of Hollywood Media which are owned beneficially or of record by the person, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules thereunder; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of Hollywood Media which are owned beneficially or of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) in connection with the nomination(s) or pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation by the notifying shareholder to Hollywood Media that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (E) any other information relating to such shareholder and/or such nominee(s) that would be required to be disclosed in a proxy statement (or other filings required to be made) in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules thereunder (this clause (E) applies whether or not a proxy statement is filed).  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

DELIVERY OF MATERIALS

As permitted by the Exchange Act and the rules thereunder, only one copy of this proxy statement is being delivered to shareholders of Hollywood Media residing at the same address, unless such shareholders have notified Hollywood Media of their desire to receive multiple copies of Hollywood Media’s proxy statements.

Hollywood Media will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed.  Requests for additional copies should be directed in writing to our Investor Relations Department at Hollywood Media Corp., 2255 Glades Road, Suite 221-A, Boca Raton, Florida 33431, Attention: Investor Relations, or by telephone to our Investor Relations Department at (561) 322-3450.  Shareholders wishing to receive separate copies of Hollywood Media’s proxy statements in the future, and shareholders sharing an address that wish to receive a single copy of Hollywood Media’s proxy statements if they are receiving multiple copies of Hollywood Media’s proxy statements, should also direct requests as indicated in the preceding sentence.

IN ORDER FOR YOU TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL MEETING, HOLLYWOOD MEDIA SHOULD RECEIVE YOUR REQUEST NO LATER THAN DECEMBER 3, 2010.

WHERE YOU CAN FIND MORE INFORMATION

Hollywood Media files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC.  You may read and copy these reports, statements or other information filed by Hollywood Media at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1−800−SEC−0330 for further information on the public reference room.  The SEC filings of Hollywood Media are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.  The reports and other information that we file with the SEC are also available in the “Investor Relations” section of Hollywood Media Corp.’s corporate website at www.hollywoodmedia.com.

For printed copies of any of our reports, including this proxy statement, our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009, originally filed with the SEC on March 19, 2010 and amended on April 30, 2010, or our most recent Quarterly Report on Form 10-Q, as amended, for the period ended June 30, 2010, originally filed with the SEC on August 16, 2010 and amended on August 26, 2010, please contact our Investor Relations Department in writing at Hollywood Media Corp., 2255 Glades Road, Suite 221-A, Boca Raton, Florida 33431, Attention: Investor Relations, or call our Investor Relations Department at (561) 322-3450.

You should rely only on the information contained in this proxy statement and the other reports we file with the SEC.  We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.  This proxy statement is dated October 20, 2010.  You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to shareholders shall not create an implication to the contrary.

PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS OF HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES

The following unaudited pro forma condensed consolidated financial statements give effect to our sale of our Broadway Ticketing Division, through the sale of all of the outstanding shares of capital stock of Theatre Direct.  The statements are derived from, and should be read in conjunction with, our historical financial statements and notes thereto, as presented in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2009, originally filed with the SEC on March 19, 2010 and amended on April 30, 2010 (which financials are available in Annex F of this proxy statement), and our Quarterly Report on Form 10-Q, as amended, for the period ended June 30, 2010, originally filed with the SEC on August 16, 2010 and amended on August 26, 2010 (which financials are available in Annex G to this proxy statement).

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 assumes the sale of Theatre Direct occurred on June 30, 2010.  The unaudited pro forma condensed consolidated statements of operations for the years end December 31, 2009, 2008 and 2007 and the six months ended June 30, 2010 and 2009 give effect to the sale of Theatre Direct as if it had occurred as of the beginning of those periods.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is based upon estimates by Hollywood Media’s management, which are based upon available information and certain assumptions that Hollywood Media’s management believes are reasonable.  The unaudited pro forma condensed consolidated financial information is not intended to be indicative of actual results of operations or financial position that would have been achieved had the transaction been consummated as of the beginning of each period indicated above, nor does it purport to indicate results which may be attained in the future.  Actual amounts could differ materially from these estimates.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances.  The unaudited pro forma condensed consolidated financial statements of Hollywood Media and subsidiaries should be read in conjunction with the notes thereto.

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2010
(Unaudited)

	Historical	Sale of		Pro Forma
	Hollywood Media Corp.(5)	Broadway Ticketing		Hollywood Media Corp.

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,801,204	$20,733,370	(1),(2)	$27,534,574
Receivables, net	1,043,272	(428,280	) (2)	614,992
Inventories held for sale, net	6,275,993	(6,275,993	) (2)	-
Deferred ticket costs	8,906,280	(8,906,280	) (2)	-
Prepaid expenses	2,642,107	(1,469,018	) (2),(4)	1,173,089
Other receivables	1,099,180	(765,135	) (2)	334,045
Other current assets	25,943	(25,943	) (2)	-
Related party receivable	206,379	-		206,379
Restricted cash	1,221,000	(1,221,000	) (2)	-
Total current assets	28,221,358	1,641,721		29,863,079

PROPERTY AND EQUIPMENT, net	3,893,013	(3,351,730	) (2)	541,283
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	750,430	-		750,430
INTANGIBLE ASSETS, net	265,104	(195,862	) (2)	69,242
GOODWILL	20,230,119	(5,634,336	) (2)	14,595,783
OTHER ASSETS	21,082	-		21,082
TOTAL ASSETS	$53,381,106	$(7,540,207)		$45,840,899

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,048,781	$(367,297	) (2)	$681,484
Accrued expenses and other	2,910,799	2,815,396	(2),(3)	5,726,195
Deferred revenue	11,661,726	(10,607,075	) (2)	1,054,651
Gift certificate liability	3,601,090	(3,601,090	) (2)	-
Customer deposits	460,682	(460,682	) (2)	-
Current portion of capital lease obligations	75,564	(4,175	) (2)	71,389
Current portion of notes payable	15,285	-		15,285
Total current liabilities	19,773,927	(12,224,923)		7,549,004

DEFERRED REVENUE	247,252	-		247,252
CAPITAL LEASE OBLIGATIONS, less current portion	37,440	-		37,440
OTHER DEFERRED LIABILITY	995,932	(860,643	) (2)	135,289
NOTES PAYABLE, less current portion	-	-		-
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	-	-		-
Common stock, $.01 par value, 100,000,000 shares authorized; 31,179,066 and 31,037,656 shares issued and outstanding at June , 2010 and December 31, 2009, respectively	311,791	-		311,791
Additional paid-in capital	309,722,146	-		309,722,146
Accumulated deficit	(277,695,246)	5,545,359	(4),(9)	(272,149,887)
Total Hollywood Media Corp shareholders' equity	32,338,691	5,545,359		37,884,050
Non-controlling interest	(12,136)	-		(12,136)
	32,326,555	5,545,359		37,871,914
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$53,381,106	$(7,540,207)		$45,840,899

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the six months ended June 30, 2010
(Unaudited)

	Historical	Sale of	Pro Forma
	Hollywood Media Corp.(7)	Broadway Ticketing (8)	Hollywood Media Corp.

NET REVENUES
Ticketing	$54,908,530	$(54,908,530)	$-
Other	2,007,701	-	2,007,701
	56,916,231	(54,908,530)	2,007,701

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	45,318,633	(45,318,633)	-
Editorial, production, development and technology	1,329,794	-	1,329,794
Selling, general and administrative	5,401,426	(3,297,002)	2,104,424
Payroll and benefits	5,512,342	(3,201,637)	2,310,705
Depreciation and amortization	757,284	(449,499)	307,785

Total operating costs and expenses	58,319,479	(52,266,771)	6,052,708

Loss from operations	(1,403,248)	(2,641,759)	(4,045,007)

EQUITY IN EARNINGS OF UNCONSOLIDATED INVESTEES	548,868	-	548,868

OTHER INCOME
Interest, net	11,704	(300)	11,404
Other, net	123,134	1,300	124,434

Loss from continuing operations	(719,542)	(2,640,759)	(3,360,301)

Income from discontinued operations	325,444	-	325,444

Net loss	(394,098)	(2,640,759)	(3,034,857)

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	14,700	-	14,700

Net loss attributable to Hollywood Media Corp	$(379,398)	$(2,640,759)	$(3,020,157)

Basic and diluted loss per common share
Continuing operations	$(0.02)		$(0.11)
Discontinued operations	0.01		0.01
Total basic and diluted net loss per share	$(0.01)		$(0.10)

Weighted average common and common equivalent shares outstanding - basic	30,907,452		30,907,452

Weighted average common and common equivalent shares outstanding - diluted	30,907,452		30,907,452

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the six months ended June 30, 2009
(Unaudited)

	Historical	Sale of	Pro Forma
	Hollywood Media Corp.(7)	Broadway Ticketing (8)	Hollywood Media Corp.

NET REVENUES
Ticketing	$49,381,447	$(49,381,447)	$-
Other	2,184,705	-	2,184,705
	51,566,152	(49,381,447)	2,184,705

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	41,152,654	(41,152,654)	-
Editorial, production, development and technology	1,236,913	-	1,236,913
Selling, general and administrative	5,117,994	(2,848,459)	2,269,535
Payroll and benefits	5,038,874	(2,795,127)	2,243,747
Depreciation and amortization	794,968	(414,194)	380,774

Total operating costs and expenses	53,341,403	(47,210,434)	6,130,969

Loss from operations	(1,775,251)	(2,171,013)	(3,946,264)

EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES
Equity in earnings of unconsolidated investees	1,912,833	-	1,912,833
Impairment loss	(5,000,000)	-	(5,000,000)
Total equity in earnings (losses) of unconsolidated investees	(3,087,167)	-	(3,087,167)

OTHER INCOME
Interest, net	15,122	(7,393)	7,729
Other, net	(40,214)	46,473	6,259

Loss from continuing operations	(4,887,510)	(2,131,933)	(7,019,443)

Income from discontinued operations	-	-	-

Net loss	(4,887,510)	(2,131,933)	(7,019,443)

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	941	-	941

Net loss attributable to Hollywood Media Corp	$(4,886,569)	$(2,131,933)	$(7,018,502)

Basic and diluted loss per common share
Continuing operations	$(0.16)		$(0.23)
Discontinued operations	-		-
Total basic and diluted net loss per share	$(0.16)		$(0.23)

Weighted average common and common equivalent shares outstanding - basic and diluted	30,528,692		30,528,692

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended December 31, 2009
(Unaudited)

	Historical	Sale of	Pro Forma
	Hollywood Media Corp.(6)	Broadway Ticketing (8)	Hollywood Media Corp.

NET REVENUES
Ticketing	$98,860,362	$(98,860,362)	$-
Other	4,518,548	-	4,518,548
	103,378,910	(98,860,362)	4,518,548

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	81,014,536	(81,014,536)	-
Editorial, production, development and technology	2,569,354	-	2,569,354
Selling, general and administrative	10,827,719	(6,487,658)	4,340,061
Payroll and benefits	10,574,375	(5,701,977)	4,872,398
Depreciation and amortization	1,590,598	(846,603)	743,995

Total operating costs and expenses	106,576,582	(94,050,774)	12,525,808

Loss from operations	(3,197,672)	(4,809,588)	(8,007,260)

EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES
Equity in earnings of unconsolidated investees	2,006,498	-	2,006,498
Impairment loss	(5,000,000)	-	(5,000,000)

Total equity in losses of unconsolidated investees	(2,993,502)	-	(2,993,502)

OTHER INCOME (EXPENSE)
Interest, net	28,922	(12,761)	16,161
Other, net	(75,146)	123,205	48,059

Loss from continuing operations	(6,237,398)	(4,699,144)	(10,936,542)

Income from discontinued operations	614,572	-	614,572

Net loss	(5,622,826)	(4,699,144)	(10,321,970)

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	2,409	-	2,409

Net loss attributable to Hollywood Media Corp	$(5,620,417)	$(4,699,144)	$(10,319,561)

Basic and diluted income (loss) per common share
Continuing operations	$(0.20)		$(0.36)
Discontinued operations	0.02		0.02
Total basic and diluted net loss per share	$(0.18)		$(0.34)

Weighted average common and common equivalent shares outstanding - basic and diluted	30,584,902		30,584,902

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year ended December 31, 2008
(Unaudited)

	Historical	Sale of	Pro Forma
	Hollywood Media Corp.(6)	Broadway Ticketing (8)	Hollywood Media Corp.

NET REVENUES
Ticketing	$110,918,969	$(110,918,969)	$-
Other	6,138,962	-	6,138,962
	117,057,931	(110,918,969)	6,138,962

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	92,882,066	(92,882,066)	-
Editorial, production, development and technology	3,323,546	-	3,323,546
Selling, general and administrative	13,932,852	(7,996,054)	5,936,798
Payroll and benefits	13,284,857	(6,631,118)	6,653,739
Impairment Loss	3,524,697	-	3,524,697
Depreciation and amortization	2,224,831	(876,049)	1,348,782

Total operating costs and expenses	129,172,849	(108,385,287)	20,787,562

Loss from operations	(12,114,918)	(2,533,682)	(14,648,600)

EQUITY IN EARNINGS OF UNCONSOLIDATED INVESTEES	1,160,623	-	1,160,623

OTHER INCOME (EXPENSE)
Interest, net	425,251	(65,451)	359,800
Other, net	44,958	(1,260)	43,698

Loss from continuing operations	(10,484,086)	(2,600,393)	(13,084,479)

Loss on sale of discontinued operations, net of income taxes	(4,655,122)	-	(4,655,122)
Loss from discontinued operations	(1,635,750)	-	(1,635,750)

Loss from discontinued operations	(6,290,872)	-	(6,290,872)

Net loss	(16,774,958)	(2,600,393)	(19,375,351)

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(81,365)	-	(81,365)

Net loss attributable to Hollywood Media Corp	$(16,856,323)	$(2,600,393)	$(19,456,716)

Basic and diluted loss per common share
Continuing operations	$(0.33)		$(0.41)
Discontinued operations	(0.20)		(0.20)
Total basic and diluted net loss per share	$(0.53)		$(0.61)

Weighted average common and common equivalent shares outstanding - basic and diluted	31,793,853		31,793,853

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year ended December 31, 2007
(Unaudited)

	Historical	Sale of	Pro Forma
	Hollywood Media Corp.(6)	Broadway Ticketing (8)	Hollywood Media Corp.

NET REVENUES
Ticketing	$111,792,068	$(111,792,068)	$-
Other	6,369,156	-	6,369,156
	118,161,224	(111,792,068)	6,369,156

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	94,017,924	(94,017,924)	-
Editorial, production, development and technology	3,590,192	-	3,590,192
Selling, general and administrative	14,269,974	(8,063,461)	6,206,513
Payroll and benefits	13,368,817	(6,707,021)	6,661,796
Depreciation and amortization	1,378,492	(351,310)	1,027,182

Total operating costs and expenses	126,625,399	(109,139,716)	17,485,683

Loss from operations	(8,464,175)	(2,652,352)	(11,116,527)

EQUITY IN EARNINGS OF UNCONSOLIDATED INVESTEES	4,747	-	4,747

OTHER INCOME (EXPENSE)
Interest, net	199,437	(74,468)	124,969
Other, net	(50,935)	35,559	(15,376)

Loss from continuing operations	(8,310,926)	(2,691,261)	(11,002,187)

Gain on sale of discontinued operations, net of income taxes	10,254,287	-	10,254,287
Loss from discontinued operations	(211,993)	-	(211,993)

Income from discontinued operations	10,042,294	-	10,042,294

Net income (loss)	1,731,368	(2,691,261)	(959,893)

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	3,241	-	3,241

Net income (loss) attributable to Hollywood Media Corp	$1,734,609	$(2,691,261)	$(956,652)

Basic and diluted income (loss) per common share
Continuing operations	$(0.25)		$(0.33)
Discontinued operations	0.30		0.30
Total basic and diluted net gain (loss) per share	$0.05		$(0.03)

Weighted average common and common equivalent shares outstanding - basic and diluted	33,303,886		33,303,886

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
Notes to the Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

(1)	To record the cash proceeds of $20,000,000.

(2)	Represents adjustments to eliminate assets and liabilities of the Broadway Ticketing businesses.

(3)	The amount includes an accrual for estimated transaction expenses, costs and fees associated with the sale of $4,437,531.

(4)	To record the gain on sale of the stock of the Broadway Ticketing business. The note receivable, earnout receivable and put/call option were recorded at fair value.

The reconciliation of net gain is as follows:
Proceeds received	$20,000,000
Working capital	3,079,301
Net assets sold	(11,896,411)
Prepaid transaction costs	(1,200,000)
Accrued transaction expense	(4,437,531)

Net gain	$5,545,359

(5)	Represents the Condensed Consolidated Balance Sheet included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2010.

(6)	Represents the Condensed Consolidated Statements of Operations included in the Company's Annual Report on Form 10-K for the years ended December 31, 2009, 2008 and 2007, as applicable.

(7)	Represents the Condensed Consolidated Statements of Operations included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2010 and 2009, as applicable.

(8)
Represents adjustments to eliminate the results of operations of the Broadway Ticketing business that the Company believes are directly attributable to the sale and are factually supportable and will not continue after sale.

(9)	The note receivable, earnout receivable and put/call option have been valued at fair value and fully reserved for in the proforma financial statements.
The fair value is offset with a full reserve due to Key Brand's Entertainment current non-compliance with their senior lending facility.

FINANCIAL STATEMENTS OF THEATRE DIRECT NY, INC.
(OUR BROADWAY TICKETING DIVISION)

The following sets forth the unaudited condensed consolidated balance sheet as of June 30, 2010 and the unaudited condensed consolidated statement of operations and the unaudited condensed consolidated statement of cash flows for the six months ended June 30, 2010 and 2009 and the twelve months ended December 31, 2009, 2008 and 2007 for Theatre Direct (which is our Broadway Ticketing Division).  The statements are derived from, and should be read in conjunction with, our Consolidated Hollywood Media Corp. historical financial statements and notes thereto, as presented in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2009, originally filed with the SEC on March 19, 2010 and amended on April 30, 2010 (which financials are available in Annex F of this proxy statement), and our Quarterly Report on Form 10-Q, as amended, for the period ended June 30, 2010, originally filed with the SEC on August 16, 2010 and amended on August 26, 2010 (which financials are available in Annex G to this proxy statement).

BROADWAY TICKETING
CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2010
(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,345,931
Receivables, net	428,280
Inventories held for sale, net	6,275,993
Deferred ticket costs	8,906,280
Prepaid expenses	269,018
Other receivables	765,135
Other current assets	25,943
Restricted cash	1,221,000
Total current assets	20,237,580

PROPERTY AND EQUIPMENT, net	3,351,730
INTANGIBLE ASSETS, net	195,862
GOODWILL	5,634,336
TOTAL ASSETS	$29,419,508

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$367,297
Accrued expenses and other	1,622,135
Deferred revenue	10,607,075
Gift certificate liability	3,601,090
Customer deposits	460,682
Current portion of capital lease obligations	4,175
Total current liabilities	16,662,454

OTHER DEFERRED LIABILITY	860,643

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Additional paid-in capital	17,516,796
Prior year retained earnings	(8,261,144)
Current period income	2,640,759
Total shareholder's equity	11,896,411
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$29,419,508

BROADWAY TICKETING
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,
	2010	2009
NET REVENUES
Ticketing	$54,908,530	$49,381,447

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	45,318,633	41,152,654
Selling, general and administrative	3,297,002	2,848,459
Payroll and benefits	3,201,637	2,795,127
Depreciation and amortization	449,499	414,194

Total operating costs and expenses	52,266,771	47,210,434

Income from operations	2,641,759	2,171,013

OTHER INCOME (EXPENSE)
Interest, net	300	7,393
Other, net	(1,300)	(46,473)

Net income	$2,640,759	$2,131,933

BROADWAY TICKETING
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Year Ended December 31,
	2009	2008	2007
NET REVENUES
Ticketing	$98,860,362	$110,918,969	$111,792,068

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	81,014,536	92,882,066	94,017,924
Selling, general and administrative	6,487,658	7,996,054	8,063,461
Payroll and benefits	5,701,977	6,631,118	6,707,021
Depreciation and amortization	846,603	876,049	351,310

Total operating costs and expenses	94,050,774	108,385,287	109,139,716

Income from operations	4,809,588	2,533,682	2,652,352

OTHER INCOME (EXPENSE)
Interest, net	12,761	65,451	74,468
Other, net	(123,205)	1,260	(35,559)

Net income	$4,699,144	$2,600,393	$2,691,261

BROADWAY TICKETING
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Six months ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,640,759	$2,131,933
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	449,499	414,194
401 (k) stock match	51,112	50,676
Provision for bad debts	-	(34,735)
Impairment on inventories held for sale	150,000	-

Changes in assets and liabilities
Receivables	(135,102)	(146,033)
Inventories held for sale	(2,690,302)	(1,364,654)
Deferred ticket costs	2,078,880	3,702,806
Prepaid expenses	(180,430)	25,533
Other receivables	15,269	205,794
Other current assets	410,732	79,462
Other assets	-	38,579
Restricted cash	-	(1,221,000)
Inter-company	(378,656)	(1,519,375)
Accounts payable	(197,787)	89
Accrued expenses and other	(180,258)	(431,894)
Deferred revenue	(2,228,467)	(3,852,617)
Gift certificate liability	(193,809)	(430,163)
Customer deposits	(487,591)	(216,037)
Other deferred liability	(8,652)	(110)

Net cash used in operating activities	(884,803)	(2,567,552)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(152,946)	(932,085)
Acquistion of businesses, net of cash acquired	647	-
Loss on disposition of assets	-	(23,946)

Net cash used in investing activities	(152,299)	(956,031)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments under capital lease obligations	(16,553)	(35,978)

Net cash used in financing activities	(16,553)	(35,978)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,053,655)	(3,559,561)

CASH AND CASH EQUIVALENTS, beginning of period	3,399,586	7,281,693

CASH AND CASH EQUIVALENTS, end of period	$2,345,931	$3,722,132

SUPPLEMENTAL SCHEDULE OF CASH RELATED ACTIVITIES:
Interest paid	$1,182	$4,716
Income taxes paid	$1,336	$-

BROADWAY TICKETING
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year ended December 31,
	2009	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,699,144	$2,600,393	$2,691,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	846,603	876,049	351,310
401 (k) stock match	80,597	90,124	86,238
Provision for bad debts	(43,008)	(102,707)	17,407
Loss on retirement of property	159,788	17,502	-

Changes in assets and liabilities
Receivables	319,890	118,593	(227,865)
Inventories held for sale	756,150	(541,263)	(576,451)
Deferred ticket costs	1,100,077	4,396,623	(1,208,536)
Prepaid expenses	52,065	164,289	(142,964)
Other receivables	107,099	2,374,474	(1,376,580)
Other current assets	(336,730)	529,353	(433,329)
Other assets	41,979	9,734	51,017
Restricted cash	(1,221,000)	-	-
Inter-company	(8,803,086)	(1,026,791)	3,665,245
Accounts payable	(263,046)	(1,071,143)	1,248,852
Accrued expenses and other	301,099	(420,606)	(1,058,907)
Deferred revenue	(1,020,567)	(5,115,365)	1,438,175
Gift certificate liability	360,540	633,059	(480,942)
Customer deposits	116,435	(1,096,518)	152,643
Other deferred liability	3,264	254,792	608,207

Net cash provided by (used in) operating activities	(2,742,707)	2,690,592	4,804,781

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,088,501)	(791,356)	(2,725,762)
Acquisition of business, net of cash acquired	-	(43,313)	(2,690,659)
Acquisition of intangible asset	-	(17,000)	(59,470)
Loss on disposition of assets	-	-	(3,987)
Proceeds from property and equipment sales	-	-	13,368

Net cash used in investing activities	(1,088,501)	(851,669)	(5,466,510)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments under capital lease obligations	(50,899)	(73,094)	(41,189)

Net cash used in financing activities	(50,899)	(73,094)	(41,189)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,882,107)	1,765,829	(702,918)

CASH AND CASH EQUIVALENTS, beginning of period	7,281,693	5,515,864	6,218,782

CASH AND CASH EQUIVALENTS, end of period	$3,399,586	$7,281,693	$5,515,864

SUPPLEMENTAL SCHEDULE OF CASH RELATED ACTIVITIES:
Interest paid	$7,042	$21,341	$29,586
Income taxes paid	$1,929	$-	$-

SELECTED FINANCIAL DATA OF HOLLYWOOD MEDIA CORP.

The selected financial data in the table below summarizes certain of our selected financial data for the five years ended December 31, 2009.

The summary historical financial data is only a summary, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and results of Operations,” the consolidated financial statements and the related notes contained in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2009, originally filed with the SEC on March 19, 2010 and amended on April 30, 2010 (which financials are available in Annex F of this proxy statement).
	YEARS ENDED DECEMBER 31,
	2009	2008		2007	2006	2005
STATEMENT OF OPERATIONS DATA:

Net revenues
Ticketing	$98,860,362		$110,918,969	$111,792,068	$98,661,705	$79,189,987
Other	4,518,548		6,138,962	6,369,156	5,862,715	2,025,776
Total net revenues	103,378,910		117,057,931	118,161,224	104,524,420	81,215,763

Operating Costs and Expenses
Cost of revenues - ticketing	81,014,536		92,882,066	94,017,924	82,496,590	68,179,732
Editorial, production, development and technology	2,569,354		3,323,546	3,590,192	3,165,383	1,022,850
Selling, general and administrative	10,827,719		13,932,852	14,269,974	13,354,795	9,472,084
Payroll & benefits	10,574,375		13,284,857	13,368,817	12,100,816	11,425,999
Impairment loss	-		3,524,697	-	-	-
Depreciation and amortization	1,590,598		2,224,831	1,378,492	1,293,797	891,540
Total operating costs and expenses	106,576,582		129,172,849	126,625,399	112,411,381	90,992,205

Loss from operations	(3,197,672)		(12,114,918)	(8,464,175)	(7,886,961)	(9,776,442)

EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES

Equity in earnings of unconsolidated investees	2,006,498		1,160,623	4,747	12,227	533,228
Impairment loss	(5,000,000)		-	-	-	-
Total equity in earnings (losses) of unconsolidated investees	(2,993,502)		1,160,623	4,747	12,227	533,228
OTHER INCOME (EXPENSE)
Interest, net	28,922		425,251	199,437	(1,787,735)	(542,935)
Change in derivative liability	-		-	-	640,536	87,037
Other, net	(75,146)		44,958	(50,935)	9,430	40,803

Loss from continuing operations	(6,237,398)		(10,484,086)	(8,310,926)	(9,012,503)	(9,658,309)

Gain (loss) on sale of discontinued operations, net of income taxes	614,572		(4,655,122)	10,254,287	16,328,241	-
Income (loss) from discontinued operations	-		(1,635,750)	(211,993)	2,201,865	913,234

Income (loss) from discontinued operations	614,572		(6,290,872)	10,042,294	18,530,106	913,234

Net income (loss)	(5,622,826)		(16,774,958)	1,731,368	9,517,603	(8,745,075)

NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	2,409		(81,365)	3,241	4,910	(168,107)

Net income (loss) attributable to Hollywood Media Corp.	$(5,620,417)	$	(16,856,323)	$1,734,609	$9,522,513	$(8,913,182)

Basic and diluted income (loss) per common share
Continuing operations	$(0.20)		$(0.33)	$(0.25)	$(0.28)	$(0.31)
Discontinued operations	0.02		(0.20)	0.30	0.57	0.03
Total basic and diluted net income (loss) per share	$(0.18)		$(0.53)	$0.05	$0.29	$(0.28)

Weighted average common and common equivalent shares outstanding – basic and diluted	30,584,902		31,793,853	33,303,886	32,761,848	31,470,307

	AS OF DECEMBER 31,
	2009	2008	2007	2006	2005
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents	$11,764,810	$12,685,946	$26,758,550	$27,448,649	$6,926,313
Working capital (deficit)	8,774,819	8,876,128	20,128,557	16,380,362	(3,396,040)
Total assets	57,606,179	66,938,861	93,978,836	100,009,604	83,302,950
Capital lease obligations, including current portion	198,891	407,480	397,780	77,588	106,993
Convertible debentures - net	-	-	-	-	940,927
Senior Unsecured Notes	-	-	-	6,375,399	5,402,255
Total shareholders’ equity	$32,490,409	$37,758,880	$55,567,474	$55,761,457	$42,487,230

The selected financial data in the table below summarizes certain of our selected financial data for the six months ended June 30, 2010 and 2009.

The summary historical financial data is only a summary, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the condensed consolidated financial statements and the related notes contained in our Quarterly Report on Form 10-Q, as amended, for the period ended June 30, 2010, originally filed with the SEC on August 16, 2010 and amended on August 26, 2010 (which financials are available in Annex G to this proxy statement).

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(unaudited)

	SIX MONTHS ENDED JUNE 30,
	2010	2009
STATEMENT OF OPERATIONS DATA:
NET REVENUES
Ticketing	$54,908,530	$49,381,447
Other	2,007,701	2,184,705
	56,916,231	51,566,152

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	45,318,633	41,152,654
Editorial, production, development and technology	1,329,794	1,236,913
Selling, general and administrative	5,401,426	5,117,994
Payroll and benefits	5,512,342	5,038,874
Depreciation and amortization	757,284	794,968

Total operating costs and expenses	58,319,479	53,341,403

Loss from operations	(1,403,248)	(1,775,251)

EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES
Equity in earnings (losses) of unconsolidated investees	548,868	1,912,833
Impairment loss	-	(5,000,000)
Total equity in earnings (losses) of unconsolidated investees	548,868	(3,087,167)

OTHER INCOME (EXPENSE)
Interest, net	11,704	15,122
Other, net	123,134	(40,214)

Loss from continuing operations	(719,542)	(4,887,510)

Income from discontinued operations	325,444	-

Net loss	(394,098)	(4,887,510)

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	14,700	941

Net loss attributable to Hollywood Media Corp	$(379,398)	$(4,886,569)

Basic and diluted income (loss) per common share
Continuing operations	$(0.02)	$(0.16)
Discontinued operations	0.01	-
Total basic and diluted net loss per share	$(0.01)	$(0.16)

Weighted average common and common equivalent shares outstanding - basic and diluted	30,907,452	30,528,692

	SIX MONTHS ENDED JUNE 30,
	2010	2009
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents	$6,801,204	$8,394,861
Working capital	8,447,431	8,839,236
Total assets	53,381,106	54,170,460
Capital lease obligations, including current portion	113,004	274,511
Total shareholders' equity	$32,326,555	$33,048,696

All shareholders are urged to complete, sign and return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Mitchell Rubenstein
Chairman of the Board and Chief Executive Officer

Boca Raton, FL
October 20, 2010

Annex A
STOCK PURCHASE AGREEMENT

BY AND BETWEEN

HOLLYWOOD MEDIA CORP.

AND

KEY BRAND ENTERTAINMENT INC.

Dated as of December 22, 2009

ARTICLE I	DEFINITIONS	1

1.1	Certain Definitions	1

1.2	Terms Defined Elsewhere in this Agreement	7

1.3	Other Definitional and Interpretive Matters	9

ARTICLE II	SALE AND PURCHASE OF SHARES	11

2.1	Sale and Purchase of Shares	11

ARTICLE III	PURCHASE PRICE	11

3.1	Purchase Price	11

3.2	Deposit Amount; Payment of Purchase Price	11

3.3	Purchase Price Adjustment	12

3.4	Delivery of Shares	14

3.5	Other Closing Deliveries by the Selling Stockholder	14

3.6	Closing Deliveries by Purchaser	14

3.7	Earnout	15

ARTICLE IV	CLOSING AND TERMINATION	18

4.1	Closing Date	18

4.2	Termination of Agreement	18

4.3	Procedure Upon Termination	20

4.4	Effect of Termination	20

4.5	Termination Fee	22

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER	23

5.1	Organization and Good Standing	23

5.2	Authorization of Agreement	24

5.3	Conflicts; Consents of Third Parties	24

5.4	Capitalization	25

5.5	Ownership of Assets and Shares and Transfer of Shares	25

5.6	Subsidiary	25

5.7	Financial Statements	26

5.8	No Undisclosed Liabilities	26

5.9	Absence of Certain Changes or Events	27

5.10	Taxes	27

5.11	Real Property	28

5.12	Tangible Personal Property	28

5.13	Intellectual Property	28

5.14	Material Contracts	29

5.15	Employee Benefits Plans	31

5.16	Labor	32

5.17	Litigation	32

5.18	Compliance with Laws; Permits	32

5.19	Environmental Matters	33

5.20	Financial Advisors	33

5.21	Insurance	34

5.22	Bank Accounts	34

5.23	Net Operating Losses	34

5.24	No Other Representations or Warranties; Schedules	34

ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF PURCHASER	34

6.1	Organization and Good Standing	34

6.2	Authorization of Agreement	35

6.3	Conflicts; Consents of Third Parties	35

6.4	Litigation	35

6.5	Investment Intention	35

6.6	Financial Advisors	36

6.7	Financial Capability	36

6.8	No Discussions	36

6.9	No Other Representations by Selling Stockholder	36

ARTICLE VII	COVENANTS	37

7.1	Access to Information	37

7.2	Preparation of the Proxy Statement; Shareholders Meeting	38

7.3	Conduct of the Business Pending the Closing	38

7.4	Non-Solicitation	42

7.5	Reasonable Best Efforts	45

7.6	Selling Stockholder Guarantees	45

7.7	Public Announcements	46

7.8	Consents	46

7.9	Non-Competition Agreements	46

7.10	Further Assurances	47

7.11	Preservation of Records	47

7.12	Use of Name	48

7.13	Employment and Employee Benefits.	48

7.14	Financing	49

7.15	Customer Lists and Data Base	50

ARTICLE VIII		50

8.1	Conditions Precedent to Each Party’s Obligation to Effect the Transactions	50

8.2	Conditions Precedent to Obligations of Purchaser	50

8.3	Conditions Precedent to Obligations of the Selling Stockholder	51

ARTICLE IX	TERMINATION OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; SECTION 338(H)(10) ELECTION	52

9.1	Termination of Representations and Warranties	52

9.2	Indemnification by the Selling Stockholder	53

9.3	Indemnification by Purchaser	53

9.4	Procedures	54

9.5	Limits on Indemnification	55

9.6	Section 338(h)(10) Election	57

9.7	Tax Indemnification	58

ARTICLE X	MISCELLANEOUS	58

10.1	Payment of Sales, Use or Similar Taxes	58

10.2	Expenses	58

10.3	Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial	58

10.4	Entire Agreement; Amendments and Waivers	59

10.5	Governing Law	59

10.6	Notices	60

10.7	Severability	61

10.8	Binding Effect; Assignment	61

10.9	Non-Recourse	61

10.10	Counterparts	61

10.11	Specific Enforcement	61

10.12	Attorneys' Fees	62

Exhibits

Exhibit A:	Terms of Note
Exhibit B:	Form of Warrant
Exhibit C:	Form of Selling Stockholder Release
Exhibit D	Form of Transition Services Agreement
Exhibit E:	Form of Non-Competition Agreement

Schedules

Schedule 1.1(a)	Closing Working Capital Sample Calculations
Schedule 1.1(b)	Knowledge of the Purchaser
Schedule 1.1(c)	Knowledge of the Selling Stockholder
Schedule 5.3(a)	Selling Stockholder’s Conflicts
Schedule 5.3(b)	Selling Stockholder’s Consents
Schedule 5.4(b)	Capitalization
Schedule 5.5(b)	Options/Warrants
Schedule 5.5(c)	Sufficiency of Assets
Schedule 5.6(a)	Subsidiary
Schedule 5.6(b)	Ownership of Subsidiary’ Shares
Schedule 5.7(a)	Financial Statements
Schedule 5.7(b)	GAAP Matters
Schedule 5.8	Undisclosed Liabilities
Schedule 5.10	Taxes
Schedule 5.11	Real Property Leases
Schedule 5.12	Personal Property Leases
Schedule 5.13(a)	Intellectual Property
Schedule 5.13(b)	Intellectual Property Licensing
Schedule 5.13(c)	Intellectual Property Infringement
Schedule 5.14(a)	Material Contracts
Schedule 5.14(b)	Material Contract Defaults
Schedule 5.15(a)	Employee Benefit Plans
Schedule 5.16(a)	Labor and Collective Bargaining Agreements
Schedule 5.16(b)	Labor
Schedule 5.16(c)	List of Employees
Schedule 5.17	Litigation
Schedule 5.18(a)	Violation of Laws
Schedule 5.19	Environmental Matters
Schedule 5.20	Financial Advisors
Schedule 5.21	Insurance Policies

v

Schedule 5.22	Bank Accounts
Schedule 5.23	Net Operating Losses
Schedule 6.3(a)	Purchaser’s Conflicts
Schedule 6.3(b)	Purchaser’s Consents
Schedule 6.6	Financial Advisors
Schedule 7.3(a)(iii)	Transactions with Third Party
Schedule 7.3(b)	Conduct of the Business
Schedule 7.6	Assurance Agreements
Schedule 7.9	Purchaser Competition Covenant
Schedule 7.12	Purchased Marks

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “ Agreement ”), dated as of December 22, 2009, is by and between Key Brand Entertainment Inc. a Delaware corporation (“ Purchaser ”), and Hollywood Media Corp., a Florida corporation (the “ Selling Stockholder ”).

WITNESSETH:

WHEREAS, the Selling Stockholder owns an aggregate of 100 shares of common stock, $0.01 par value per share, of Theatre Direct NY, Inc., a Delaware corporation (“ Theatre Direct ”), which constitutes all of the issued and outstanding shares of capital stock of Theatre Direct (collectively, the “ Shares ”);

WHEREAS, the Selling Stockholder desires to sell to Purchaser, and Purchaser desires to purchase from the Selling Stockholder, the Shares for the purchase price and upon the terms and conditions hereinafter set forth; and

WHEREAS, certain terms used in this Agreement are defined in Section 1.1 .

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1            Certain Definitions .

(a)           For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1 :

“ Accounting Principles ” means GAAP consistently applied using the accounting principles, policies, procedures, practices, applications and methodologies used in preparing the Financial Statements.

“ Affiliate ” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Dancap Private Equity Inc., Lawson Ticket, Inc. and Tokyo Broadcasting System, Inc. shall not be deemed Affiliates of Purchaser, and the entity set forth on Schedule 7.9 , shall not be deemed an Affiliate of the Selling Stockholder or the Companies.

“ Business Day ” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“ Closing Working Capital ” means the consolidated combined net current assets of the Companies (including all cash and cash equivalents, restricted cash and collateral for bonds), reduced by the consolidated combined current liabilities of the Companies (including any gift cards and gift certificates issued and not redeemed, but excluding any Indebtedness), in each case as of the close of business on the day immediately preceding the Closing Date determined in accordance with the Accounting Principles and disregarding any intercompany balances between the Companies, consistent with the sample calculations set forth on Schedule 1.1(a) .

“ Code ” means the Internal Revenue Code of 1986, as amended.

“ Common Stock ” means the common stock, par value $0.01, of Selling Stockholder.

“ Companies ” means Theatre Direct and its Subsidiaries.

“ Confidentiality Agreement ” means the confidentiality agreement between Purchaser and Theatre Direct, dated June 27, 2008.

“ Contract ” means any written contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease or license.

“ Earnout Amount ” means the Level 1 Earnout Amount plus the Level 2 Earnout Amount.

“ Earnout Period ” means the period from the Closing Date until the end of the tenth full fiscal year of Theatre Direct which occurs after the Closing Date; provided; however, that if the fiscal year of Theatre Direct is changed to any year other than a calendar year after the Closing Date, then the Earnout Period shall be automatically extended to ensure that the Earnout Period includes at least ten full (i.e. 12 month) fiscal years after the Closing Date.

“ Earnout Year ” means any and each full fiscal year of Theatre Direct during the Earnout Period.

“ Environmental Law ” means any applicable Law currently in effect relating to the protection of the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq. ), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq. ), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq. ), the Clean Water Act (33 U.S.C. § 1251 et seq. ), the Clean Air Act (42 U.S.C. § 7401 et seq. ) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq. ), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq. ), as each has been amended, and the regulations promulgated pursuant thereto.

2

“ Escrow Agent ” shall mean The Bank of New York Mellon.

“ Escrow Agreement ” means an escrow agreement among Escrow Agent, Purchaser and Selling Stockholder dated as of the date hereof.

“ GAAP ” means United States generally accepted accounting principles as in effect (i) with respect to financial information prepared on or after the Closing Date, as of the date of this Agreement, and (ii) with respect to historical financial information prepared prior to the Closing Date, as in effect as such applicable time.

“ Governmental Body ” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“ Hazardous Material ” means any substance, material or waste which is regulated by any Governmental Body including petroleum and its by-products, asbestos, and any material or substance which is defined as a “hazardous waste,” “hazardous substance,” “hazardous material,” “restricted hazardous waste,” “industrial waste,” “solid waste,” “contaminant,” “pollutant,” “toxic waste” or “toxic substance” under any provision of Environmental Law.

“ Indebtedness ” of any Person means, without duplication, (i) the principal of, and accreted value and accrued and unpaid interest in respect of, (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities); (iii) all obligations under capital leases (determined in accordance with GAAP); (iv) all obligations of the type referred to in clauses (i) through (iii) of any Persons the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise; and (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“ Intellectual Property ” means all of the following: (i) patents and applications therefor (along with all patents issuing thereon), including continuations, divisionals, continuations-in-part, reissues, reexaminations and extensions thereof  (ii) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names and trademark rights in internet domain names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (collectively, “ Marks ”), (iii) copyrights and registrations and applications therefor, copyrightable works of authorship and mask work rights, (iv) internet domain names and (v) all trade secrets, inventions, formulae, data, improvements, know-how, confidential information, material computer software (including any source code and object code) documentation, engineering and technical drawings, processes, methodologies, and all other proprietary technology utilized in the businesses of the Companies, and all common law rights relating to the foregoing, excluding in this clause (v) any rights in respect of any of the foregoing that comprise or are protected by patents.

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“ IRS ” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.

“ Knowledge of the Purchaser ” means the actual knowledge of those Persons identified on Schedule 1.1(b) .

“ Knowledge of the Selling Stockholder ” means the actual knowledge of those Persons identified on Schedule 1.1(c) .

“ Law ” means any federal, state, local or foreign law, statute, code, ordinance, rule or regulation.

“ Legal Proceeding ” means any judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Body.

“ Level 1 Earnout Amount ” means $7,000,000 plus the Level 1 Regulatory Earnout Amount, if any.

“ Level 1 Regulatory Earnout Amount ” means the applicable portion of any reduction to the principal amount of the Note (in accordance with the terms of the Note) as a result of any Adverse Ticketing Regulations (as defined in Exhibit A ).

“ Level 2 Earnout Amount ” means $7,000,000 plus the Level 2 Regulatory Earnout Amount, if any.

“ Level 2 Regulatory Earnout Amount ” means the applicable portion of any reduction to the principal amount of the Note (in accordance with the terms of the Note) as a result of any Adverse Ticketing Regulations (as defined in Exhibit A ).

“ Lien ” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

4

“ Material Adverse Effect ” means a material adverse effect on (i) the business, results of operations or financial condition of the Companies (taken as a whole) or (ii) the ability of the Selling Stockholder to consummate the Transactions, in each case, other than an effect resulting from or related to an Excluded Matter.  “ Excluded Matter ” means any one or more of the following: (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which the Companies operate; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions, whether arising before, on or after the date hereof; (iv) the effect of any action by or omission of Purchaser or its Affiliates with respect to the Transactions or with respect to the Companies (including any breach of this Agreement or the Confidentiality Agreement by Purchaser or its Affiliates); (v) the effect of any changes in applicable Laws or in generally accepted accounting principles or any other applicable accounting standards, or changes in general legal, regulatory or political conditions; (vi) the failure by any of the Companies or the Selling Stockholder to meet internal projections or forecasts (including any projections or forecasts provided to the Purchaser or its Affiliates), analyst expectations or publicly announced earnings or revenue projections, or decreases in Selling Stockholder’s stock price (including as a result of failure to meet such projections, forecasts or analyst expectations); (vii) any action taken by the Selling Stockholder or any of the Companies as contemplated or permitted by this Agreement or with Purchaser’s consent; and (viii) any effect pertaining to the negotiation, execution, announcement, pendency or performance of this Agreement or the consummation of the Transactions, including (1) the impact thereof on relationships, contractual or otherwise, with customers, suppliers, theaters, distributors or partners, (2) any resulting shortfalls or declines in revenue, margins or profitability, (3) the failure to obtain the consent of a counterparty under any Contract listed in Schedule 5.3(a) in connection with the Transactions and (4) any claim or litigation arising from allegations of breach of fiduciary duty with respect to the Selling Stockholder or any of the Companies relating to this Agreement or the Transactions, or disclosure violations in securities filings made in connection with the Transactions.

“ Order ” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“ Ordinary Course of Business ” means the ordinary and usual course of normal day-to-day operations of the Companies.

“ Permits ” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

“ Permitted Exceptions ” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance provided or made available to Purchaser; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (iii) mechanics’, landlords’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the Ordinary Course of Business; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body; (v) title of a lessor under a capital or operating lease; and (vi) such other imperfections in title, charges, easements, restrictions and encumbrances which do not interfere with the operation of the Companies.

5

“ Person ” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“ Revenues ” means, for any Earnout Year, the aggregate gross revenues of the Companies and their respective businesses for such Earnout Year determined in accordance with the Accounting Principles; provided, however, that, (i) with respect to any tickets sold above face value, revenues shall be based on the gross ticket price plus all service fees charged in connection with such sale (and shall in no event be less than the total amounts paid by any customer) and (ii) with respect to any tickets sold at a discount to face value, revenues shall be based on the actual ticket sales price plus all service fees charged in connection with such sale. Revenues shall expressly include (i) any and all revenues from transactions between the Companies, on the one hand, and the Purchaser or any of its Affiliates (other than the Companies), on the other hand, (ii) any and all additional revenues of Purchaser and its Affiliates (other than the Companies) from the resale of tickets acquired from or through the Companies, (iii)  any and all revenues derived or generated from all primary and secondary ticketing sales, including those sold (a) from the license or use of, or by otherwise transacting or operating under, through or with, the domain names www.Broadway.com , www.Theater.com or www.Theatre.com or any similar or derivative internet domain names, or any other internet domain names owned by the Companies as of the Closing Date, (b) over the phone via 1-800-Broadway, or (c) by, through or under any related trade or business names or Intellectual Property of the Companies, (iv) any and all revenues derived or generated from any social networking website and/or mobile platform established, owned or operated by the Companies, Purchaser and/or any of its Affiliates as described in that certain Theater Community Segment Draft of Business Plan, dated July 10, 2009 which was previously provided to the Purchaser, or any similar website, (v) any and all revenues associated with the sale by Purchaser or any of its Affiliates (including the Companies) of tickets to live musical, live theatrical or other live entertainment performances in New York City, New York, (vi) group ticket sales through Theatre Direct or ShowTix to venues that they service as of the Closing Date and any other venues that they service thereafter other than the group ticket sales for shows (A) presented by Broadway Across America, Purchaser or any of its Affiliates outside of New York City, New York or (B) at venues located outside of New York City, New York which are owned by Purchaser or any of its Affiliates, (vii) any and all sales derived from sponsorships and/or sales of advertisements to shows and/or theaters, to the extent not otherwise included in Revenues and (viii) the aggregate amount of any business interruption insurance proceeds received by or on behalf of the Companies in respect of any business interruption(s) net of all costs of obtaining and maintaining such insurance policies.  Unless included above, revenues shall exclude any and all revenues derived or generated from any business contributed to, or processed through, the Companies after the Closing Date by the Purchaser or any of its Affiliates, including revenues derived from ticket sales for performances presented outside of New York City, New York by Broadway Across America, Purchaser or any Affiliate of Purchaser.

6

“ Subsidiary ” means any Person of which a majority of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by Theatre Direct.

“ Tax” or “ Taxes ” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and other Tax Authority charges of any kind whatsoever, and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i).

“ Taxing Authority ” means the IRS and any other Governmental Body responsible for the administration of any Tax.

“ Tax Return ” means any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Selling Stockholder, the Companies, or any of their Affiliates.

“ Working Capital Target ” means $500,000.

1.2            Terms Defined Elsewhere in this Agreement .  For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section

Acquisition Agreement	7.4(b)
Acquisition Proposal	7.4(d)
Adverse Recommendation Change	7.4(b)
Agreement	Preamble
Allocation Statement	9.6(d)
Assurance Agreements	7.6
Balance Sheets	5.7(a)
Balance Sheet Date	5.7(a)
Balance Sheet Liabilities	5.8
Board of Directors	7.2(b)
Board Recommendation	7.2(b)
Cash Consideration	3.1
Closing	4.1
Closing Cash Consideration	3.3(a)
Closing Date	4.1
Closing Statement	3.3(b)
Closing Working Capital	3.3(b)

7

Term	Section

Company Benefit Plan	5.15(a)
Company Employee	7.13(a)
Company Pension Plan	5.15(b)
Company Shareholder Approval	5.2
Deposit Account	3.2(a)
Deposit Amount	3.2(a)
Earnout Payment Amount	3.7(c)
Environmental Permits	5.19(a)
ERISA	5.15(a)
Estimated Losses	9.5(f)
Estimated Working Capital	3.3(a)
Excluded Matter	1.1 (in definition of Material Adverse Effect)
Final Working Capital	3.3(e)
Financial Statements	5.7(a)
Financing	6.7
Fundamental Representations	9.1
Indemnified Party	9.4(a)
Indemnifying Party	9.4(a)
Independent Accountant	3.3(c)
Intentional Breach	9.1
JPM	6.7
JPM Consent	8.2(d)
JPM Letter	6.7
Losses	9.2
Marks	1.1 (in Intellectual Property definition)
Material Contracts	5.14(a)
Material Note Term	4.4(d)
Multiemployer Plan	5.15(f)
Note	3.1
Notice of Disagreement	3.3(b)
Offerees	7.13(a)
Personal Property Leases	5.12
Proxy Statement	7.2(a)
Purchased Marks	7.12
Purchase Price	3.1
Purchaser	Preamble
Purchaser 401(k) Plan	7.13(c)
Purchaser Documents	6.2
Purchaser Indemnified Parties	9.2
Purchaser’s 125 Plan	7.13(d)
Real Property Lease	5.11
Real Property Leases	5.11
Reimbursement Accounts	7.13(d)
Representatives	7.4(a)

8

Term	Section

Restraints	8.1(b)
Restricted Business	7.9(a)
Retained Marks	7.12
Section 338(h)(10) Election	9.6(a)
SEC	7.2(a)
Securities Act	6.5
Seller Benefit Plan	5.15(a)
Seller Indemnified Parties	9.3
Selling Stockholder	Preamble
Selling Stockholder Documents	5.2
Selling Stockholder’s 125 Plan	7.13(d)
Shares	Recitals
Shareholders Meeting	7.2(b)
Superior Proposal	7.4(d)
Termination Date	4.2(a)
Termination Fee	4.5
Termination Waiting Period	4.2(h)
Theatre Direct	Recitals
Theatre Direct Common Stock	5.4(a)
Third Party Claim	9.4(a)
Transactions	2.1
Warrant	3.1
WARN Act	5.16(d)

1.3            Other Definitional and Interpretive Matters .

(a)           Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time Period .  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Dollars .  Any reference in this Agreement to “$” shall mean U.S. dollars.

9

Exhibits/Schedules .  The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any matter or item disclosed on one Schedule shall be deemed to have been disclosed on each other Schedule with respect to other representations and warranties relating to such matter or item to the extent, based on the substance of the disclosure on its face, its relevance to such other Schedule is reasonably apparent.  Disclosure of any item on any Schedule shall not constitute an admission that such item or matter is material or would have a Material Adverse Effect.  No disclosure on a Schedule relating to a possible breach or violation of any Contract, Law or Order shall be construed as an admission that a breach or violation exists or has actually occurred.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. The Selling Stockholder may, at its option, include in the Schedules items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement.

Gender and Number .  Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings .  The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.  All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

Herein .  The words such as “ herein ,” “ hereinafter ,” “ hereof ,” and “ hereunder ” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Including .  The word “ including ” or any variation thereof means (unless the context of its usage otherwise requires) “ including, without limitation ” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

Reflected On or Set Forth In .  An item arising with respect to a specific representation or warranty shall be deemed to be “ reflected on ” or “ set forth in ” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (a) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation, (b) such item is otherwise specifically set forth on the balance sheet or financial statements or (c) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto.

(b)           The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

10

ARTICLE II

SALE AND PURCHASE OF SHARES

2.1            Sale and Purchase of Shares .  Upon the terms and subject to the conditions contained herein, on the Closing Date, the Selling Stockholder agrees to sell to Purchaser, and Purchaser agrees to purchase from the Selling Stockholder, the Shares (together with all other transactions contemplated by this Agreement, the “ Transactions ”).

ARTICLE III

PURCHASE PRICE

3.1            Purchase Price .  The aggregate consideration for the Shares shall be (i) an amount in cash equal to $20,000,000 (the “ Cash Consideration ”), subject to adjustments pursuant to Section 3.3 , plus (ii) a second lien secured promissory note, in the initial principal amount of $8,500,000 issued by the Purchaser to the Selling Stockholder with the terms set forth on Exhibit A (the “ Note ”), plus (iii) a Warrant, in substantially the form attached as Exhibit B (the “ Warrant ”), plus (iv) the payments, if any, under Section 3.7 , minus (v) the aggregate amount of all Indebtedness of the Companies immediately prior to Closing (other than any such Indebtedness that is intercompany Indebtedness owed by any of the Companies to each other) that is not being retired concurrently with the Closing (clauses (i) through (v), in the aggregate shall be referred to herein as, the “ Purchase Price ”).

3.2            Deposit Amount; Payment of Purchase Price .  The Purchase Price shall be paid as follows:

(a)           On the date hereof Purchaser shall deliver to the Escrow Agent the sum of $1,200,000 (the “ Deposit Amount ”) by wire transfer of immediately available funds into an account designated by the Escrow Agent prior to the date hereof (the “ Deposit Account ”) to be held in accordance with the Escrow Agreement. The Escrow Agent shall retain the Deposit Amount (and all earnings thereon) in the Deposit Account until the earlier of (i) the Closing or (ii) the release thereof in accordance with Section 4.4(d) and the Escrow Agreement. No other funds shall be deposited into the Deposit Account other than earnings on the Deposit Amount.

(b)           On the Closing Date, Purchaser shall pay to the Selling Stockholder an amount equal to the Closing Cash Consideration minus the Deposit Amount (and any earnings thereon) by wire transfer of immediately available funds into an account designated by the Selling Stockholder prior to the Closing and the Escrow Agent shall deliver the Deposit Amount and any earnings thereon to the Selling Stockholder in accordance with the Escrow Agreement.

(c)           On the Closing Date, Purchaser shall deliver to Selling Stockholder the Note, in form and substance reasonably acceptable to Purchaser and Selling Stockholder, duly executed by Purchaser.

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(d)           On the Closing Date, Purchaser shall deliver to Selling Stockholder the Warrant, duly executed by Theatre Direct.

3.3            Cash Consideration Adjustment .

(a)           At least three (3) Business Days prior to the Closing Date, the Selling Stockholder shall deliver to Purchaser in writing its good faith estimate of Closing Working Capital, which shall be derived from the applicable amounts contained in the most recent completed financial statements for the calendar month ending prior to the Closing Date (the “ Estimated Working Capital ”).  If the Estimated Working Capital exceeds the Working Capital Target, then the amount of the Cash Consideration to be paid by Purchaser to the Selling Stockholder at Closing (the “ Closing Cash Consideration ”) shall equal the Cash Consideration plus the amount of such excess, or if the Working Capital Target exceeds the Estimated Working Capital then the Closing Cash Consideration shall equal the Cash Consideration minus the amount of such excess.  If the Estimated Working Capital equals the Working Capital Target, then there shall be no adjustment to the Cash Consideration under this Section 3.3(a) .

(b)           As promptly as practicable, but no later than ninety (90) days after the Closing Date, the Selling Stockholder shall cause to be prepared and delivered to Purchaser a closing statement (the “ Closing Statement ”) setting forth the Selling Stockholder’s calculation of Closing Working Capital. If Purchaser disagrees with the Selling Stockholder’s calculation of Closing Working Capital set forth in the Closing Statement, Purchaser may, within 30 days after delivery of the Closing Statement, deliver a notice to the Selling Stockholder stating that Purchaser disagrees with such calculation and specifying in reasonable detail those items or amounts as to which Purchaser disagrees and the basis therefor (the “ Notice of Disagreement ”) and reasonable documentation and evidence of such basis.  Purchaser shall be deemed to have agreed with all other items and amounts contained in the Closing Statement and the calculation of Closing Working Capital set forth therein.

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(c)           If a Notice of Disagreement shall be duly delivered pursuant to Section 3.3(b) , the Selling Stockholder and Purchaser shall, during the fifteen (15) days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Working Capital.  If during such period, the Selling Stockholder and Purchaser are unable to reach such agreement, they shall promptly thereafter submit the unresolved issues to Grant Thornton LLP or such other independent accounting firm they mutually agree to select, as the case may be, the “ Independent Accountant ”) for a binding determination.  Each of Purchaser and the Selling Stockholder agree that it shall not engage, or agree to engage the Independent Accountant to perform any services other than as the Independent Accountant pursuant hereto until the Closing Statement and Final Working Capital have been finally determined pursuant to this Section 3.3 .  Each party agrees to execute, if requested by the Independent Accountant, a reasonable engagement letter.  Purchaser and the Selling Stockholder shall cooperate with the Independent Accountant and promptly provide all documents and information requested by the Independent Accountant.  In making its determination, the Independent Accountant shall consider only those items or amounts set forth in the Notice of Disagreement (and not resolved by the parties) and matters affected thereby, and its determination of the Closing Working Capital shall not be less than the Closing Working Capital set forth in the Notice of Disagreement or more than the Closing Working Capital set forth in the Closing Statement.  The Independent Accountant shall deliver to the Selling Stockholder and Purchaser, as promptly as practicable (but in any case no later than thirty (30) days from the date of engagement of the Independent Accountant), a report setting forth its calculation of Closing Working Capital, including the basis for and explanation of any difference from the Closing Statement and the Notice of Disagreement.  Such report shall be final and binding upon the Selling Stockholder and Purchaser, shall be deemed a final arbitration award that is binding on Purchaser and the Selling Stockholder, and neither Purchaser nor the Selling Stockholder shall seek further recourse to courts or other tribunals, other than to enforce such report.  Judgment may be entered to enforce such report in any court of competent jurisdiction.  The Independent Accountant will determine the allocation of the cost of its review and report based on the inverse of the percentage its determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Independent Accountant.  For example, should the items in dispute total in amount to $1,000 and the Independent Accountant awards $600 in favor of the Selling Stockholder’s position, 60% of the costs of its review would be borne by Purchaser and 40% of the costs would be borne by the Selling Stockholder.

(d)           The Selling Stockholder, Purchaser and the Companies shall, and shall cause their respective representatives to, cooperate and assist in the preparation of the Closing Statement and the calculation of Closing Working Capital and in the conduct of the review referred to in this Section 3.3 , including the making available to the extent necessary of books, records, work papers and personnel.

(e)           If the Final Working Capital exceeds the Estimated Working Capital, the Purchaser shall pay to the Selling Stockholder the amount of such excess as an adjustment to the Cash Consideration, in the manner and with interest as provided in Section 3.3(f) .  If the Estimated Working Capital exceeds the Final Working Capital, the Selling Stockholder shall pay to the Purchaser the amount of such excess as an adjustment to the Cash Consideration, in the manner and with interest as provided in Section 3.3(f) .  “ Final Working Capital ” means Closing Working Capital (i) as shown in the Closing Statement delivered pursuant to Section 3.3(a) if no Notice of Disagreement is duly delivered pursuant to Section 3.3(b) ; or (ii) if a Notice of Disagreement is delivered, (A) as completely agreed to by the Selling Stockholder and Purchaser pursuant to Section 3.3(c) or (B) in the absence of such complete agreement, as shown in the Independent Accountant’s calculation delivered pursuant to Section 3.3(c) together with any disputes resolved by the parties prior to submission to the Independent Accountant.

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(f)           Any payment pursuant to Section 3.3(e) shall be made at a mutually convenient time and place within five (5) Business Days after Final Working Capital has been determined by wire transfer by Purchaser or the Selling Stockholder, as the case may be, of immediately available funds to the account of such other party as may be designated in writing by such other party.  The amount of any payment to be made pursuant to this Section 3.3 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest published from time to time by The Wall Street Journal, Eastern Edition, as the “prime rate” during the period from the Closing Date to the date of payment calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

3.4            Delivery of Shares .  At the Closing, the Selling Stockholder shall transfer or cause to be transferred to Purchaser, against payment of the Purchase Price therefor as provided in Section 3.2 , good and valid title to the Shares, free and clear of any Liens (other than transfer restrictions on subsequent transfers that may apply under applicable law or organizational documents) by causing to be delivered to Purchaser one or more stock certificates representing the Shares, duly endorsed in blank or accompanied by a stock transfer powers.
3.5            Other Closing Deliveries by the Selling Stockholder .  At the Closing, the Selling Stockholder shall deliver or cause to be delivered to Purchaser:

(a)           a certificate of a duly authorized officer of the Selling Stockholder certifying as to the matters set forth in Section 8.2(a) and (b) ;

(b)           all other books and records relating solely to the Companies, including minute books, stock books, ledgers and registers, corporate seals, if any, and tax records, if not already located on the premises of the Companies;

(c)           all documents required by the lenders under the Credit Agreement to be executed by the Selling Stockholder in connection with the Transactions, in each case consistent with the terms set forth in Exhibit A and in form and substance reasonably acceptable to Selling Stockholder;

(d)           signed resignations of all directors of the Companies, effective immediately as of the Closing;

(e)            an executed release in substantially the form attached hereto as Exhibit C ;

(f)            an executed Transition Services Agreement in substantially the form attached hereto as Exhibit D ;

(g)           the list of employees pursuant to Section 7.13(f) ; and

(h)           Non-Competition Agreements executed and delivered by each of Mitchell Rubenstein and Laurie S. Silvers in substantially the form attached hereto as Exhibit E .

3.6            Closing Deliveries by Purchaser .  At the Closing, Purchaser shall deliver to the Selling Stockholder:

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(a)           the Closing Cash Consideration in the manner set forth in Section 3.2(b) ;

(b)           the Note, and all other documents required by the lenders under the Credit Agreement to be executed by Purchaser and/or Theatre Direct in connection with the Transactions and as set forth under Exhibit A , in each case consistent with the terms set forth in Exhibit A and in form and substance reasonably acceptable to Purchaser and Selling Stockholder, duly executed by Purchaser and/or Theatre Direct;

(c)           the Warrant duly executed by Theatre Direct;

(d)           a certificate of a duly authorized officer of the Purchaser certifying as to the matters set forth in Section 8.3(a) and (b) ; and

(e)           an executed Transition Services Agreement in substantially the form attached hereto as Exhibit D .

3.7            Earnout .

(a)            Determination of Net Revenue .  Following each Earnout Year, as promptly as practicable, but no later than five (5) Business Days after the earlier to occur of (A) the completion of the annual audit of Purchaser and its subsidiaries for the applicable Earnout Year and (B) ninety (90) days after the end of such Earnout Year, Purchaser shall prepare and deliver, or cause to be prepared and delivered, to the Selling Stockholder, a copy of the financial statements of the Companies on a consolidated basis (derived from the audited financial statements of Purchaser prepared by a nationally recognized accounting firm, or if such audited financial statements have not been completed, the unaudited financial statement of the Purchaser and its subsidiaries) for the applicable Earnout Year (the “ Post-Closing Financial Statements ”) along with a statement setting forth Purchaser’s calculation of Revenues (the “ Earnout Statement ”), along with reasonable supporting or underlying documentation used in the preparation of such statements.  Additionally, as soon as reasonably practicable, but in no event later than sixty (60) days after the end of each fiscal quarter during the Earnout Years, the Purchaser shall prepare and deliver, or cause to be prepared and delivered, to the Selling Stockholder, unaudited quarterly financial statements of the Companies (such statements to be in a form reasonably detailed in order for the Selling Stockholder to review and analyze the financial data related to the calculation of Revenues).  Purchaser shall deliver and furnish the Selling Stockholder any other supporting or underlying documentation pertinent to the Post-Closing Financial Statements and the Earnout Statement as may be reasonably requested by the Selling Stockholder.  With respect to Revenues, the Post-Closing Financial Statements and Earnout Statement shall be prepared in accordance with the Accounting Principles and this Agreement.

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(b)            Dispute Procedures .  If Selling Stockholder disagrees with the Purchaser’s calculation of Revenues as set forth on an Earnout Statement, Selling Stockholder may, within 30 days after delivery of the Earnout Statement, deliver a notice to the Purchaser stating that Selling Stockholder disagrees with such calculation and specifying in reasonable detail those items or amounts as to which Selling Stockholder disagrees and the basis therefor (the “ Earnout Notice of Disagreement ”) and reasonable documentation and evidence of such basis.  Selling Stockholder shall be deemed to have agreed with all other items and amounts contained in the Earnout Statement. If an Earnout Notice of Disagreement shall be duly delivered pursuant to this Section 3.7(b) , the Selling Stockholder and Purchaser shall, during the fifteen (15) days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the Earnout Amount.  If during such period, the Selling Stockholder and Purchaser are unable to reach such agreement, they shall promptly thereafter submit the unresolved issues to the Independent Accountant for a binding determination.  Each of Purchaser and the Selling Stockholder agree that it shall not engage, or agree to engage the Independent Accountant to perform any services other than as the Independent Accountant pursuant hereto until the Earnout Statement has been finally determined pursuant to this Section 3.7 .  Each party agrees to execute, if requested by the Independent Accountant, a reasonable engagement letter.  Purchaser and the Selling Stockholder shall cooperate with the Independent Accountant and promptly provide all documents and information requested by the Independent Accountant.  In making its determination, the Independent Accountant shall consider only those items or amounts set forth in the Earnout Notice of Disagreement (and not resolved by the parties) and matters affected thereby, and its determination of the Revenues shall not be less than the Revenues set forth in the Earnout Statement or more than the Revenues set forth in the Earnout Notice of Disagreement.  The Independent Accountant shall deliver to the Selling Stockholder and Purchaser, as promptly as practicable (but in any case no later than thirty (30) days from the date of engagement of the Independent Accountant), a report setting forth its calculation of the Earnout Amount, including the basis for and explanation of any difference from the Earnout Statement and/or the Earnout Notice of Disagreement.  Such report shall be final and binding upon the Selling Stockholder and Purchaser, shall be deemed a final arbitration award that is binding on Purchaser and the Selling Stockholder, and neither Purchaser nor the Selling Stockholder shall seek further recourse to courts or other tribunals, other than to enforce such report.  Judgment may be entered to enforce such report in any court of competent jurisdiction.  The Independent Accountant will determine the allocation of the cost of its review and report based on the inverse of the percentage its determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Independent Accountant.  For example, should the items in dispute total in amount to $1,000 and the Independent Accountant awards $600 in favor of the Selling Stockholder’s position, 60% of the costs of its review would be borne by Purchaser and 40% of the costs would be borne by the Selling Stockholder.

(c)            Earn-out Payments .  If the Companies achieve Revenues greater than or equal to $125,000,000 in any Earnout Year, then Purchaser shall pay to the Selling Stockholder an amount equal to the Level 1 Earnout Amount.  In addition, if the Companies achieve Revenues greater than or equal to $150,000,000 during any Earnout Year (including any Earnout Year where the Level 1 Earnout Amount may be earned), then Purchaser shall pay to the Selling Stockholder an additional amount equal to the Level 2 Earnout Amount.  Each payment amount referenced in this Section 3.7 shall be referred to herein as a “ Earnout Payment Amount ” and collectively the “ Earnout Payment Amounts ”.  Any Earnout Payment Amounts shall be made within five (5) Business Days after the final determination of Revenues for the applicable Earnout Year(s) and shall be made in cash by wire transfer by Purchaser of immediately available funds to an account designated by the Selling Stockholder.

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(d)            Post-Closing Covenants .  During the Earnout Period, neither Purchaser or any of its Affiliates shall (i) liquidate, dissolve or wind up the Companies, (ii) compete with the Companies with respect to the sale of tickets to live musical, live theatrical or live entertainment performances in New York City, New York or divert any business or opportunities away from the Companies with respect to the sale of tickets to live musical, live theatrical or live entertainment performances in New York City, New York (except as contemplated in the definition of Revenues), or (iii)  take any other actions, not in the Ordinary Course of Business, with the actual knowledge and intent that such actions are for the primary purpose of reducing or deferring any Revenues in order to avoid or delay payment of an Earnout Amount.  In addition, during the Earnout Period, the Companies shall not enter into any transaction, agreement or arrangements under which the Companies engage or otherwise use a third party to conduct more than an incidental portion of the sale of tickets business conducted by the Companies prior to that time in exchange for a royalty, charge, fee or any other payment, which royalty, charge, fee or other payment is less than the price which would be paid to the Companies if the Companies sold the tickets in question, in lieu of the Companies conducting such sale of tickets business itself.

(e)            Access .  For purposes of complying with the terms set forth in Sections 3.7 , Purchaser shall cooperate with and make available to the Selling Stockholder and the Independent Accountant and their respective representatives all information, records, data and working papers as may be reasonably required in connection with the preparation and analysis of the Post-Closing Financial Statements and the Earnout Statement, as the case may be, and the resolution of any disputes thereunder.

(f)            Sale, Transfer or Assignment .  If Purchaser or any of its Affiliates sell, transfer or dispose (through merger, consolidation, reorganization, sale of assets, sale of stock or otherwise) of the Companies or any material part of the Companies' businesses or assets, the calculation of Revenues shall continue to apply as to the Companies (or the successor in a merger, consolidation, reorganization or purchaser in a sale of a material part of the Companies' business or assets) and Purchaser shall require such successor, assignee, purchaser or other acquiror of the Companies or such business or assets to assume the applicable obligations of the Purchaser under this Section 3.7 and the payment of the remaining Earnout Amount, if any, in accordance with its payment terms, as a condition precedent to any such transaction; provided that no such sale, transfer or disposal shall relieve Purchaser of its obligations under this Agreement unless agreed to in writing by the Selling Stockholder.

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ARTICLE IV

CLOSING AND TERMINATION

4.1         Closing Date .  The closing of the sale and purchase of the Shares provided for in Section 2.1 (the “ Closing ”) shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York, 10153 (or at such other place as the parties may designate in writing) at 10:00 a.m. (New York City time) on a date to be specified by the parties (the “ Closing Date ”), which date shall be no later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article VIII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by the parties hereto.

4.2         Termination of Agreement .  This Agreement may be terminated prior to the Closing as follows:

(a)        at the election of the Selling Stockholder or Purchaser on or after June 22, 2010, (the “ Termination Date ”), if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in breach in any material respect of any of its obligations hereunder and provided , further , however, that Selling Stockholder may not terminate this Agreement pursuant to this Section 4.2(a) until the Shareholders Meeting has occurred, provided , further , however, that either party may extend the Termination Date by an additional 30-day period if the SEC reviews and provides written comments to the Proxy Statement and provided , further , that if (i) a Material Adverse Effect has occurred related to a large-scale terrorism event in New York City, New York which causes the lenders under the Credit Agreement to suspend loans to businesses in New York City, New York (for purposes of this Section 4.2(a) , such event shall not be an Excluded Matter), and (ii) such suspension of loans has been ongoing for less than thirty (30) consecutive days and is continuing as of the Termination Date, then the Termination Date shall be automatically extended through the earlier of (x) thirty (30) days from the date that such suspension for loans first occurred or (y) the third (3rd) Business Day after such suspension of loans is lifted or removed;

(b)        by mutual written consent of the Selling Stockholder and Purchaser;

(c)        by the Selling Stockholder or Purchaser if the Company Shareholder Approval shall not have been obtained at the Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

(d)        by Purchaser, if (i) the Selling Stockholder shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.2(a) or (b) and (B) cannot be cured by the Selling Stockholder by the Termination Date; or (ii) if an Adverse Recommendation Change shall have occurred;

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(e)        by the Selling Stockholder, if Purchaser shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.3(a) or (b) and (ii) cannot be cured by Purchaser by the Termination Date; provided, however, that a termination pursuant to this Section 4.2(e) does not constitute an Adverse Recommendation Change;

(f)         by the Selling Stockholder or Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Transactions; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence); provided , however , that the right to terminate this Agreement under this Section 4.2(f) shall not be available to a party if such Order was primarily due to the failure of such party to perform any of its obligations under this Agreement;

(g)        by the Selling Stockholder, if concurrently it enters into a definitive Acquisition Agreement providing for a Superior Proposal, but only so long as: (i) the Selling Stockholder pays or causes to be paid to Purchaser the Termination Fee in accordance with Section 4.5 simultaneously with such termination, (ii) the Board of Directors has determined that such Acquisition Agreement is a Superior Proposal, (iii) the Selling Stockholder shall have given the Purchaser at least three Business Days prior written notice of its intent to terminate this Agreement pursuant to this Section 4.2(g) , which notice shall be accompanied by a correct and complete copy of such Superior Proposal and all documents related thereto and (iv) during the three Business Day period following the date on which such notice is given to Purchaser, (A) the Selling Stockholder shall give Purchaser the opportunity to meet with the Selling Stockholder to suggest such modifications to the Transactions that Purchaser may deem advisable, and (B) after taking such proposed modifications into account the Board of Directors has determined that such Acquisition Agreement continues to be a Superior Proposal;

(h)        by the Selling Stockholder, if all of the conditions to Closing set forth in Sections 8.1 , 8.2 and 8.3 , other than the condition set forth in Section 8.2(d) , have been satisfied or waived or are capable of being satisfied at Closing, and the condition set forth in Section 8.2(d) is not satisfied within thirty (30) days thereafter (the “ Termination Waiting Period ”); provided , however , that if (i) a Material Adverse Effect has occurred related to a large-scale terrorism event in New York City, New York which causes the lenders under the Credit Agreement to suspend loans to businesses in New York City, New York (for purposes of this Section 4.2(h) , such event shall not be an Excluded Matter), and (ii) such suspension of loans has been ongoing for less than thirty (30) consecutive days and is continuing as of the end of the Termination Waiting Period, then the Termination Waiting Period shall be automatically extended through the earlier of (x) thirty (30) days from the date that such suspension for loans first occurred or (y) the third (3rd) Business Day after such suspension of loans is lifted or removed; or

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(i)         by Purchaser if a Material Adverse Effect occurs which cannot be cured by Selling Stockholder by the Termination Date; provided, however, that for the purpose of this Section 4.2(i), a large-scale terrorism event in New York City, New York that (A) results or that could reasonably be expected to result in a long term and adverse impact on the business of the Companies or (B) which causes the lenders under the Credit Agreement to suspend loans to businesses in New York City, New York for a period of at least thirty (30) consecutive days shall not be deemed to be an Excluded Matter.

4.3         Procedure Upon Termination .  In the event of termination and abandonment by Purchaser or the Selling Stockholder, or both, pursuant to Section 4.2 , written notice thereof shall forthwith be given to the other party or parties, specifying the basis for such termination, and this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by Purchaser or the Selling Stockholder.

4.4         Effect of Termination .

(a)           In the event that this Agreement is validly terminated in accordance with Sections 4.2 and 4.3 , then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Purchaser, the Companies or the Selling Stockholder, except as provided in Section 4.5 ; provided , however , that no such termination shall relieve Selling Stockholder from liability for a reasonably foreseeable consequence of an act undertaken (or failure to take an act) by the Selling Stockholder with the actual knowledge and intent that the taking of such act (or failure to take such act) would cause a breach of this Agreement and, provided , further , that this Section 4.4 and Section 4.5 and the obligations of the parties set forth in Article X shall survive any such termination and shall be enforceable hereunder.

(b)           Notwithstanding any provision to the contrary in the Confidentiality Agreement, during the period from the date hereof through the earlier of (i) the Closing and (ii) the date that is one (1) year following the termination of this Agreement pursuant to Section 4.2 , Purchaser shall not directly or indirectly, through any Affiliate, officer, director, agent or otherwise, solicit the employment of any employee of the Selling Stockholder or any of its Affiliates, including the Companies, who is a management or key employee of the Selling Stockholder or any of its Affiliates as of the date hereof or at any time during such period.  Furthermore, if this Agreement is validly terminated pursuant to Section 4.2 , Purchaser shall not oppose or seek to prevent or frustrate any transaction or agreement that the Selling Stockholder or any of its Affiliates, including the Companies, may propose or enter into relating to the sale of all or any portion of the Companies or the assets of either to any third party.

(c)           The Confidentiality Agreement shall survive any termination of this Agreement in accordance with its terms and nothing in this Section 4.4 shall relieve Theatre Direct or Purchaser of their obligations under the Confidentiality Agreement.

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(d)           In the event that this Agreement is validly terminated in accordance with Sections 4.2 and 4.3 , the Deposit Amount and earnings thereon, shall be returned to the Purchaser; provided, however, that (i) if such termination was made pursuant to Section 4.2(a) and at the time of such termination (A) the condition set forth in Section 8.2(d) is not satisfied, and (B) there has not been any breach by Purchaser of Section 7.14(a) which is capable of being cured and which has not been cured, then the Selling Stockholder shall be entitled to receive the Deposit Amount, including any earnings thereon, from the Escrow Agent; (ii) if such termination was made pursuant to Section 4.2(h) and at the time of such termination there has not been any breach by Purchaser of Section 7.14(a) which is capable of being cured and which has not been cured, then the Selling Stockholder shall be entitled to receive the Deposit Amount, including any earnings thereon, from the Escrow Agent; or (iii) if such termination was made pursuant to Section 4.2(e) and at the time of such termination the condition set forth in Section 8.2(d) is capable of being satisfied, then the Selling Stockholder shall be entitled to receive the Deposit Amount, including any earnings thereon, from the Escrow Agent, plus reimbursement of all of Selling Stockholder’s costs and expenses incurred in connection with the Transactions (whether incurred before or after the signing of this Agreement) not to exceed $1,200,000; provided further, however, (x) if Selling Stockholder terminates this Agreement under Section 4.2(a) , Section 4.2(h) or Section 4.2(e) and under the foregoing clauses (i), (ii) or (iii), as applicable, and the Selling Stockholder would be entitled to receive the Deposit Amount, including any earnings thereon, from the Escrow Agent, and, in the case of a termination under clause (iii), would also be entitled to receive reimbursement of all of Selling Stockholder’s costs and expenses incurred in connection with the Transactions (whether incurred before or after the signing of this Agreement) not to exceed $1,200,000 and (y) if, at the time of such termination, a Material Adverse Effect described in Section 4.2(i) exists which would permit Purchaser to terminate this Agreement if such Material Adverse Effect could not be cured by the Termination Date and which has not been cured by the time of such termination, then the Deposit Amount and earnings thereon, shall be returned to the Purchaser (and not paid to Selling Stockholder) and, in the case of a termination under clause (iii), Selling Stockholder shall not be entitled to reimbursement of any of Selling Stockholder’s costs and expenses incurred in connection with the Transactions (whether incurred before or after the signing of this Agreement).  For the avoidance of doubt, it is hereby acknowledged and agreed that the total amount of the expense reimbursement and the Deposit Amount that the Selling Stockholder shall be entitled to receive pursuant to clause (iii) above, shall not exceed $2,400,000 in the aggregate. The Selling Stockholder’s right to receive the foregoing amounts in the circumstances provided above shall be the exclusive remedy available to the Selling Stockholder against the Purchaser for a termination of this Agreement and upon payment in full of such amounts the Purchaser shall have no further liability for a termination of this Agreement.  Notwithstanding anything to the contrary contained in this subsection, if the condition set forth in Section 8.2(d) is not satisfied because Selling Stockholder fails to execute any document or agreement required by any lender under the Credit Agreement, other than any document or agreement that modifies or is inconsistent with any Material Note Term in a manner adverse to the Selling Stockholder (except such document or agreement may restrict Selling Stockholder's remedies or actions upon the occurrence of any of the events of default or change in control included as a Material Note Term), then the Deposit Amount and any earnings thereon shall be returned by the Escrow Agent to Purchaser.  For the avoidance of doubt, if any restriction on Selling Stockholder's remedies or actions upon the occurrence of any of the events of default or change in control included as a Material Note Term is not satisfactory to Selling Stockholder and Selling Stockholder does not execute the agreement or document containing such restriction and the Closing does not occur, then the Deposit Amount and any earnings thereon shall be returned by the Escrow Agent to Purchaser.  “ Material Note Term ” shall mean (1) any of the terms of the Second Lien Facilities (as defined in Exhibit A ) described under the following headings in Exhibit A : “Principal Amount”, “Adverse Ticketing Regulations”, “Interest Rate”, “Ranking”, and “Security”, (2) the ability of Selling Stockholder to assign or transfer participations in the Note in accordance with the terms described under the heading “Assignments and Participations” in Exhibit A , (3) the events of default and change in control provisions described under the heading “Mandatory Prepayment” in Exhibit A or (4) Purchaser being entitled to make mandatory payments of principal or interest on the Note, including at the maturity date described under the heading “Maturity” in Exhibit A, (other than upon an acceleration due to an event of default) when there is no event of default under the Credit Agreement.  For the avoidance of doubt, the provisions of the Intercreditor Agreement set forth in Exhibit A (other than Purchaser being entitled to make mandatory payments of principal or interest on the Note (other than upon an acceleration due to an event of default) when there is no event of default under the Credit Agreement) shall not be a Material Note Term; provided, however, nothing contained in this Agreement shall require Selling Stockholder to complete the Closing if the Intercreditor Agreement does not contain the terms set forth in Exhibit A   or otherwise is not in a form reasonably satisfactory to Selling Stockholder.

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4.5         Termination Fee .

(a)           In the event that:

(i)           (A) an Acquisition Proposal shall have been made to the Selling Stockholder or any Person shall have publicly announced an intention (whether or not conditional or withdrawn) to make an Acquisition Proposal, in each case after the date hereof and prior to any termination of this Agreement, and thereafter, (B) this Agreement is terminated by the Selling Stockholder or Purchaser pursuant to Sections 4.2(a) or 4.2(c) , and (C) the Selling Stockholder consummates a transaction contemplated by any Acquisition Proposal (for purposes of this clause 4.5(a)(i), clauses (C) and (D) of the definition of Acquisition Proposal are revised to read in their entirety as follows: (C) acquisition of assets of any of the Companies (including securities of subsidiaries, but excluding sales of assets in the Ordinary Course of Business) equal to 50% or more of the Companies’ consolidated assets, as applicable, or to which 50% or more of the Companies’ revenues or earnings, as applicable, on a consolidated basis are attributable or (D) acquisition of 50% or more of the equity securities of Theatre Direct) within fifteen (15) months of the date this Agreement is terminated; or

(ii)           this Agreement is terminated by Purchaser pursuant to Section 4.2(d)(ii) ; or

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(iii)           this Agreement is terminated by the Selling Stockholder pursuant to Section 4.2(g) ,

then in any such event under clause (i), (ii) or (iii) of this Section 4.5(a) , the Selling Stockholder shall pay to Purchaser a termination fee of $1,200,000 in cash (the “ Termination Fee ”).  In no event shall the Selling Stockholder be required to pay more than one Termination Fee. Purchaser’s acceptance of the Termination Fee shall constitute conclusive evidence that this Agreement has been validly terminated. Purchaser’s right to receive a Termination Fee in the circumstances provided in this Agreement is the exclusive remedy available to Purchaser for any failure of the Transactions to be consummated in those circumstances, and the Selling Stockholder shall have no further liability with respect to this Agreement or the Transactions, except liability for an act undertaken (or failure to take an act) by the Selling Stockholder with the actual knowledge and intent that the taking of such act (or failure to take such act) would directly cause a breach of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER

The Selling Stockholder hereby represents and warrants to Purchaser that:

5.1         Organization and Good Standing .  Each of Theatre Direct and the Selling Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.  Each of Theatre Direct and the Selling Stockholder is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect.  Selling Stockholder has made available to Purchaser true and correct copies of the articles or certificate of incorporation and bylaws for the Companies as in effect on the date hereof.

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5.2         Authorization of Agreement .  The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote (whether present or not) at the Shareholders Meeting or any adjournment or postponement thereof in favor of the adoption of the Transactions (the “ Company Shareholder Approval" ) is the only vote or approval of the holders of any class or series of capital stock of the Selling Stockholder which is necessary to adopt this Agreement and approve the Transactions.  The Selling Stockholder has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Selling Stockholder in connection with the consummation of the Transactions (together with this Agreement, the “ Selling Stockholder Documents ”), and, subject to obtaining the Company Shareholder Approval, to consummate the Transactions.  Except for the Company Shareholder Approval, the execution and delivery of this Agreement and each of the Selling Stockholder Documents and the consummation of the Transactions have been duly authorized by all required corporate action on the part of such Selling Stockholder.  Without limiting the generality of the prior sentence, the Board of Directors of the Selling Stockholder has, at a meeting duly called and held on or prior to the date hereof, (i) adopted and approved this Agreement, (ii) resolved to make the Board Recommendation, and (iii) directed that this Agreement be submitted to the Selling Stockholder’s shareholders for approval.  This Agreement has been, and each of the Selling Stockholder Documents will be at or prior to the Closing, duly and validly executed and delivered by the Selling Stockholder, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Selling Stockholder Document, when so executed and delivered will constitute, the legal, valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3         Conflicts; Consents of Third Parties .

(a)           Except as set forth on Schedule 5.3(a) , none of the execution and delivery by the Selling Stockholder of this Agreement or the Selling Stockholder Documents, the consummation of the Transactions, or compliance by the Selling Stockholder with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of the Companies or of the Selling Stockholder; (ii) any Contract, or Permit to which the Companies or the Selling Stockholder is a party or by which any of the properties or assets of the Companies or of the Selling Stockholder are bound; (iii) any Order of any Governmental Body applicable to either the Companies or the Selling Stockholder or by which any of the properties or assets of either the Companies or the Selling Stockholder are bound; or (iv) any applicable Law, other than, in the case of clauses (ii), (iii) and (iv), such conflicts, violations, defaults, terminations or cancellations, that would not reasonably be expected to have a Material Adverse Effect.

(b)           Except as set forth on Schedule 5.3(b) , and except for the Company Shareholder Approval no material consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Body is required on the part of the Companies or the Selling Stockholder in connection with the execution and delivery of this Agreement or the Selling Stockholder Documents or with the compliance by the Selling Stockholder with any of the provisions hereof or thereof, or the consummation of the Transactions.

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5.4         Capitalization .

(a)           The authorized capital stock of Theatre Direct consists of 3,000 shares of common stock, $0.01 par value per share (“ Theatre Direct Common Stock ”).  As of the date hereof, there are 100 shares of Theatre Direct Common Stock issued and outstanding, all of which are held of record by the Selling Stockholder, and no shares of Theatre Direct Common Stock are held by Theatre Direct as treasury stock.  All of the issued and outstanding shares of Theatre Direct Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

(b)           Except as set forth on Schedule 5.4(b) , there is no existing option, warrant, call, right, or Contract of any character to which Theatre Direct is a party requiring, and there are no securities of Theatre Direct outstanding which upon conversion or exchange would require, the issuance of any shares of capital stock of Theatre Direct or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock of Theatre Direct.  Theatre Direct is not party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of Theatre Direct Common Stock.

5.5         Ownership of Assets and Shares and Transfer of Shares .

(a)           The Selling Stockholder is the record and beneficial owner of the Shares, free and clear of any and all Liens and the Selling Stockholder has the corporate power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to Purchaser good and valid title to such Shares, free and clear of any and all Liens.

(b)           Except as set forth on Schedule 5.5(b) and except for this Agreement, there is no existing option, warrant, call, right, or Contract of any character to which the Selling Stockholder is a party requiring the Selling Stockholder to transfer or sell any Shares to any Person, and the Selling Stockholder is not the record or beneficial owner of any other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase Shares.

(c)           None of the assets of the Companies are subject to any Lien except for Permitted Exceptions.  Except as set forth on Schedule 5.5(c) or services to be provided under the Transition Services Agreement, the Companies own, lease or license all property necessary to carry on their business as now being conducted and none of the assets used in the business of the Companies are owned by Selling Stockholder or any Affiliate of the Company (other than the Companies).

5.6         Subsidiary .

(a)            Schedule 5.6(a) sets forth the name of the Subsidiary and the jurisdiction in which it is incorporated or organized, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner.  Other than as set forth on Schedule 5.6(a) , Theatre Direct does not own, directly or indirectly, any Subsidiary.  The Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified or authorized to do business as a foreign corporation or entity and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to have a Material Adverse Effect.  The Subsidiary has all requisite corporate or entity power and authority to own, lease and operate its properties and carry on its business as now conducted.

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(b)           The outstanding shares of capital stock of the Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented are owned by the holder identified in Schedule 5.6(a) free and clear of any and all Liens except as set forth on Schedule 5.6(b) .  No shares of capital stock are held by the Subsidiary as treasury stock.  There is no existing option, warrant, call, right or Contract to which the Subsidiary is a party requiring, and there are no convertible securities of the Subsidiary outstanding which upon conversion would require, the issuance of any shares of capital stock or other equity interests of the Subsidiary or other securities convertible into shares of capital stock or other equity interests of the Subsidiary.

5.7         Financial Statements .

(a)            Schedule 5.7(a) sets forth the unaudited consolidated balance sheet of the Companies at December 31, 2008 and 2007 and September 30, 2009 and the related unaudited consolidated statement of income of the Companies for the years and nine month period then ended (such unaudited statements including any related notes and schedules thereto, are referred to herein as the “ Financial Statements ”).  For the purposes hereof, the unaudited balance sheets of the Companies as of September 30, 2009 are referred to as the “ Balance Sheets ” and September 30, 2009 is referred to as the “ Balance Sheet Date ”.

(b)           Except as set forth in the notes thereto and as disclosed in Schedule 5.7(b) , the Financial Statements have been prepared in accordance with GAAP consistently applied in accordance with past practice and present fairly in all material respects the respective financial position and results of operations of the Companies as of the dates and for the periods indicated therein (except to the extent that they have incomplete notes or do not contain footnotes and other presentation items that may be required by GAAP).

5.8         No Undisclosed Liabilities .  Except as disclosed on Schedule 5.8 , the Companies do not have any Liabilities as of the date of this Agreement of the type required to be reflected on a balance sheet prepared in accordance with GAAP consistently applied in accordance with past practice (“ Balance Sheet Liabilities ”), other than (i) Liabilities reflected in the Financial Statements (including notes and supplemental materials thereto) or the Schedules to this Agreement, (ii) Liabilities incurred after the Balance Sheet Date in the Ordinary Course of Business or as permitted or contemplated under this Agreement, (iii) Liabilities incurred in connection with the Transactions and (iv) Liabilities that would not reasonably be expected to be material to the Companies.

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5.9         Absence of Certain Changes or Events .  Since the Balance Sheet Date:

(a)           there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect; and

(b)           the Companies have not sold or otherwise disposed of any material properties or assets, except for dispositions in the Ordinary Course of Business.

5.10       Taxes .  Except as set forth on Schedule 5.10 , each of the Companies has timely filed all Federal, state and foreign Tax Returns and reports required to be filed by it, and all Taxes required to be paid by it have either been timely paid or are not yet due, and all such returns and reports are correct and complete in all respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, and the Financial Statements of the Companies reflect an adequate reserve for all Taxes payable by the Companies for all taxable periods and portions thereof through the respective dates of such financial statements.  All Taxes required to be withheld by the Companies have been withheld and have been (or will be) duly and timely paid to the proper Taxing Authority.  No deficiencies for any Taxes have been proposed, asserted or assessed against the Companies that are still pending.  None of the Tax Returns of a Company filed on or after January 1, 2002 have been examined by any Taxing Authority and no audit, action, proceeding or assessment is pending or threatened by any Taxing Authority against any Company.  No written claim has been made since January 1, 2002 by any Taxing Authority in any jurisdiction (other than jurisdictions where a Company files Tax Returns) that a Company is or may be subject to taxation by that jurisdiction.  No requests for waivers of the time to assess any such Taxes have been made that are still pending.  None of the Companies is liable for the Taxes of any other person as a result of any Law or indemnification provision or other contractual obligation, except for Taxes of the affiliated group the common parent of which is the Selling Stockholder pursuant to applicable Law.  No Company has been a member of an “affiliated group” (as defined in Section 1504(a) of the Code) (other than a group the common parent of which is the Selling Stockholder).  Each Company will not be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.  Each Company has not distributed stock of another entity, or had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.  Each Company has not engaged in any transaction that could give rise to (x) a disclosure obligation with respect to any Person under Section 6111 of the Code or the regulations promulgated thereunder, (y) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations promulgated thereunder, or (z) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the promulgated regulations thereunder. Each Company is not required to make any payments in connection with transactions or events contemplated by this Agreement or is a party to an agreement that would require it to make any payments that would not be fully deductible by reason of Section 162(m) of the Code.  This Section 5.10 represents the sole and exclusive representation and warranty of the Selling Stockholder regarding tax matters of the Companies.

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5.11       Real Property .  The Companies do not own any real property in fee.   Schedule 5.11 sets forth a complete list of all leases of real property by the Companies (individually, a “ Real Property Lease ” and collectively, the “ Real Property Leases ”) as lessee or lessor.  None of the Companies has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a material default by the Companies under any of the Real Property Leases.

5.12       Tangible Personal Property .   Schedule 5.12 sets forth all leases of personal property by the Companies (“ Personal Property Leases ”) involving annual payments in excess of $75,000.  None of the Companies has received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a material default by the Companies under any of the Personal Property Leases.

5.13       Intellectual Property .

(a)            Schedule 5.13(a) sets forth (i) a list of all registered Intellectual Property owned by the Companies or the subject of an application for registration including, but not limited to, internet domain names owned by or registered in the name of the Companies and (ii) certain other specified internet domain names identified by agreement of the parties which internet domain names the parties agree shall be assigned and transferred to the Subsidiary at or before Closing as specified in Schedule 5.13(a) , it being understood that such internet domain names listed under this clause (ii) consist of certain internet domain names which are currently owned by or registered in the name of the Selling Stockholder or one of its subsidiaries other than Theatre Direct and the Subsidiary as indicated in Schedule 5.13(a) ; it being further understood that the nature of the ownership or registration of the internet domain names is as described in Schedule 5.13(a) .  The Companies own all right, title and interest in and to all Intellectual Property required to be set forth on Schedule 5.13(a) .

(b)           Except as set forth on Schedule 5.13(b) , to the Knowledge of the Selling Stockholder, the Companies own or have valid licenses to use all material Intellectual Property used by them in the Ordinary Course of Business.

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(c)           To the Knowledge of the Selling Stockholder, all of the material Intellectual Property owned by the Companies is valid and enforceable. Except as set forth on Schedule 5.13(c) : (i) to the Knowledge of the Selling Stockholder, no Person is infringing upon or misappropriating any material Intellectual Property owned by the Companies, (ii) there are no pending, or to the Knowledge of the Selling Stockholder, threatened, Legal Proceedings with respect to any such infringement or misappropriation or which challenges the validity or use of the Intellectual Property used by any of the  Companies or the ownership of Intellectual Property by any of the Companies, and (iii) none of the Companies has received written notice that it is infringing, misappropriating or violating any intellectual property right or other proprietary right of another Person, and to the Knowledge of Selling Stockholder, no such infringement, misappropriation or violation has occurred.

(d)           To the Knowledge of the Selling Stockholder, no trade secrets owned by the Companies has been authorized to be disclosed or has been actually disclosed by any of the Companies to any third Person other than pursuant to a written non-disclosure agreement including restrictions on the disclosure and use of the trade secret consistent with best practices in the industry in which the Companies operate.

5.14       Material Contracts .

(a)            Schedule 5.14(a) sets forth all of the following Contracts to which any of the Companies is a party or by which it is bound (collectively, the “ Material Contracts ”):

(i)            Contracts with the Selling Stockholder or any current officer or director of the Companies;

(ii)           Contracts for the sale of any of the assets of the Companies other than in the Ordinary Course of Business;

(iii)          Contracts relating to any acquisition to be made by the Companies of any operating business or the capital stock of any other Person;

(iv)          Contracts relating to the incurrence of Indebtedness of the Companies;

(v)           Contracts relating to the lending of money by the Companies (but excluding trade accounts receivable);

(vi)          Contracts relating to the Companies’ granting to any Person a Lien on any of the assets of the Companies, in whole or in part (other than Permitted Exceptions);

(vii)         Contracts relating to the Companies’ capital expenditures, capitalized lease obligations, or its acquisition or construction of fixed assets for or in respect of any real property, involving payments in excess of $100,000 individually or $500,000 in the aggregate;

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(viii)        Contracts relating to the Companies’ purchase, lease or maintenance of equipment, vehicles, inventory, materials, supplies, machinery, equipment, parts or any other property or services (excluding any such Contract (i) made in the Ordinary Course of Business, or (ii) which involves expenditures of less than $25,000, or less than $100,000 annually, or that is terminable by the Companies without penalty on notice of thirty (30) days or less);

(ix)           Contracts under which the Companies has granted or received a material license or sublicense (other than generally available off-the-shelf software licenses) under which the Companies is obligated to pay or has the right to receive a royalty or license fee in excess of $25,000 per annum (excluding any such Contract that is terminable by the Companies without penalty on notice of thirty (30) days or less);

(x)            Contracts relating to (i) the Companies’ obligation for employment, compensation for employment or severance of employment, or consulting services with the Companies’ officers or directors, or (ii) any other employee or consultant of the Companies who is entitled to base compensation thereunder in excess of $100,000 per annum;

(xi)          any Contract that obligates the Companies not to compete with any business;

(xii)         any Contract or commitment that requires any of the Companies to provide advertising privileges or exposure to any third party sponsor that involves the payment of cash, services or other consideration by such third party sponsor; and;

(xiii)        any Contract that is a joint venture or partnership contract or a limited liability company operating agreement; and

(xiv)        any Contract which requires the expenditure by the Companies of more than $75,000 in the aggregate after the date of this Agreement (excluding any such Contract that is terminable by the Companies without penalty on notice of thirty (30) days or less).

(b)           Except as set forth on Schedule 5.14(b) , none of the Companies has received any written notice of any material default, or event that with notice or lapse of time, or both, would constitute a material default, by the Companies under any Material Contract. To the Knowledge of the Selling Stockholder, no other party to a Material Contract is in default of its obligations thereunder and no event that with notice or lapse of time, or both, has occurred which would constitute a default by such other party.  Selling Stockholder has provided or made available to Purchaser true and correct copies of all Material Contracts, including all amendments thereto.

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5.15       Employee Benefits Plans .

(a)            Schedule 5.15(a) lists each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ ERISA ”)), and each bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, health, life insurance and educational assistance plan, policies, agreements or arrangements (i) sponsored by any of the Companies (each, a “ Company Benefit Plan ”) or (ii) sponsored by the Selling Stockholder for the benefit of any employee of any of the Companies (each, a “ Seller Benefit Plan ”).  The Companies have made available to Purchaser correct and complete copies of (i) each Company Benefit Plan and Seller Benefit Plan, (ii) the most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan and Seller Benefit Plan for which such summary plan description is required and (iv) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan.  Each Company Benefit Plan is in material compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable Laws.

(b)           To the Knowledge of the Selling Stockholder, (i) all Company Benefit Plans that are “employee pension plans” (as defined in Section 3(3) of ERISA) that are intended to be tax qualified under Section 401(a) of the Code (each, a “ Company Pension Plan ”) are so qualified and (ii) no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that would adversely affect the qualification of such Company Pension Plan.  The Companies have made available to Purchaser a correct and complete copy of the most recent determination letter received with respect to each Company Pension Plan or a correct and complete copy of each pending application for a determination letter, if such determination letter is still pending.

(c)           This Section 5.15 represents the sole and exclusive representation and warranty of the Selling Stockholder with respect to the Companies’ employee benefit matters.

(d)           The Company has not incurred any liability under Title IV of ERISA since the effective date of ERISA that has not been satisfied in full (including Sections 4063, 4064 and 4069 of ERISA) and to the Knowledge of the Selling Stockholder, no reasonable basis for any such liability exists.

(e)           None of the Company Benefit Plans provide for postretirement welfare benefits (other than those required to be provided under Section 4980B of the Code) to be provided to any Company Employee now or in the future, and no Company has any obligation to make payment to or with respect to any former employee pursuant to any previous retiree medical benefit.

(f)           The Companies do not maintain, administer, contribute to or is required to contribute to any “multiemployer plan” as defined in sections 4001(a)(3) and 3(37) of ERISA that covers one or more employees of the Company (a “ Multiemployer Plan ”). Neither Company did, at any time, withdraw from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability of any of the Companies.

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5.16       Labor .

(a)           Except as set forth on Schedule 5.16(a) , none of the Companies is a party to any labor or collective bargaining agreement.

(b)           Except as set forth on Schedule 5.16(b) , there are no (i) strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of the Selling Stockholder, threatened against or involving the Companies, or (ii) unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Selling Stockholder, threatened by or on behalf of any employee or group of employees of the Companies.

(c)            Schedule 5.16(c) contains true and correct list, on a nameless basis, of (i) the titles or positions of all full time employees of the Companies as of the date hereof, (ii) the current base compensation for each such employee, and (iii) the amount of the bonus paid to date for each such employee with respect to calendar year 2009.

(d)           Neither of the Companies is required to provide any notice to employees under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109, or any similar laws (altogether, the “ WARN Act ”) in connection with the Transactions.

5.17       Litigation .  Except as set forth on Schedule 5.17 , there are no Legal Proceedings pending against or by either of the Companies before any Governmental Body.  Except as set forth on Schedule 5.17 , to the Knowledge of the Selling Stockholder, there are no Legal Proceedings threatened against the Companies before any Governmental Body, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.  The Companies are not subject to any Order of any Governmental Body that would materially and adversely affect their assets or operations.  As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of the Selling Stockholder, threatened that are reasonably likely to prohibit or restrain the ability of the Selling Stockholder to enter into this Agreement or consummate the Transactions.

5.18       Compliance with Laws; Permits .

(a)           The Companies are in compliance with all Laws of any Governmental Body applicable to their respective businesses or operations, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 5.18(a) , none of the Companies has received any written notice of or been charged with the violation of any Laws, except where such violation would not reasonably be expected to have a Material Adverse Effect.

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(b)           The Companies currently have all Permits which are required for the operation of their respective businesses as presently conducted, other than those the failure of which to possess would not reasonably be expected to have a Material Adverse Effect.  None of the Companies is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party, except where such default or violation would not reasonably be expected to have a Material Adverse Effect.

5.19       Environmental Matters .  The representations and warranties contained in this Section 5.19 are the sole and exclusive representations and warranties of the Selling Stockholder pertaining or relating to any environmental, health or safety matters, including any arising under any Environmental Laws.  Except as set forth on Schedule 5.19 :

(a)           the operations of the Companies are in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with any Permits required under all applicable Environmental Laws necessary to operate its business (“ Environmental Permits ”);

(b)           none of the Companies is subject to any pending, or to the Knowledge of the Selling Stockholder, threatened claim alleging that the Companies may be in violation of any Environmental Law or any Environmental Permit or may have any liability under any Environmental Law;

(c)           there are no pending or, to the Knowledge of the Selling Stockholder, threatened investigations of the businesses of the Companies, or any currently or previously owned or leased property of the Companies under Environmental Laws, which would reasonably be expected to result in the Companies incurring any material liability pursuant to any Environmental Law;

(d)           none of the Companies is a party to any Order or settlement which relates to compliance with any Environmental Law or to responsibility for investigation or cleanup of any Hazardous Materials at any location, and, to the Knowledge of the Selling Stockholder, no such Order is threatened; and

(e)           to the Knowledge of the Selling Stockholder, there are no Hazardous Materials at, or emanating or disposed from, any of the premises at which any of the Companies conducts business, which Hazardous Materials are in contravention of any applicable Environmental Law.

5.20       Financial Advisors .  Except as set forth on Schedule 5.20 , no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Selling Stockholder or any of the Companies in connection with the Transactions, and no such Person listed on Schedule 5.20 is entitled to any fee or commission or like payment from Purchaser or the Companies in respect thereof.

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5.21       Insurance .  The insurance policies maintained with respect to the Companies and their respective businesses, assets and properties (the “ Insurance Policies ”) are listed on Schedule 5.21 .

5.22       Bank Accounts .   Schedule 5.22 sets forth a true, correct and complete list of all bank accounts or similar financial depositary accounts maintained by, or in the name of, any of the Companies.

5.23       Net Operating Losses .  To the Knowledge of the Selling Stockholder, Schedule 5.23 sets forth the net operating loss of Theatre Direct as of December 31, 2008 (broken down by federal, Florida, New York State and New York City) and a schedule of the expiration date for each portion of such net operating loss.  Since the Selling Stockholder acquired Theatre Direct on or about September 11, 2000, the Selling Stockholder has owned 100% of the capital stock of Theatre Direct.

5.24       No Other Representations or Warranties; Schedules .  Except for the representations and warranties contained in this Article V (as modified by the Schedules hereto) or other Selling Stockholder Document, none of the Selling Stockholder, Theatre Direct nor any other Person makes any other express or implied representation or warranty with respect to any of the Companies, the Selling Stockholder or the Transactions.  Except for the representations and warranties contained in this Article V  (as modified by the Schedules hereto) or other Selling Stockholder Document, the Selling Stockholder hereby disclaims all liability and responsibility for any representation, warranty, statement, information, projection or forecast made, communicated, or furnished (orally or in writing) to Purchaser or its Affiliates or representatives in connection with the sale of the Companies and the Transactions (including any information, projection or forecast that may have been or may be provided to Purchaser by any director, officer, employee, agent, consultant, or representative of the Companies or the Selling Stockholder or any of their respective Affiliates in connection with the sale of the Companies and the Transactions).  The Selling Stockholder makes no representations or warranties to Purchaser regarding the probable success or profitability of the Companies.  The disclosure of any matter or item in any Schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Selling Stockholder that:

6.1         Organization and Good Standing .  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate properties and carry on its business.

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6.2         Authorization of Agreement .  Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the Transactions (the “ Purchaser Documents ”), and to consummate the Transactions.  The execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of Purchaser.  This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.3         Conflicts; Consents of Third Parties .

(a)           Except as set forth on Schedule 6.3(a) , none of the execution and delivery by Purchaser of this Agreement or the Purchaser Documents, the consummation of the Transactions, or the compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws of Purchaser; (ii) any Contract or Permit to which Purchaser is a party or by which Purchaser or its properties or assets are bound; (iii) any Order of any Governmental Body applicable to Purchaser or by which any of the properties or assets of Purchaser are bound; or (iv) any applicable Law other than a violation or breach which would not have an adverse effect on Purchaser’s ability to consummate the Transactions.

(b)           Except as set forth on Schedule 6.3(b) , no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, the compliance by Purchaser with any of the provisions hereof or thereof, the consummation of the Transactions or the taking by Purchaser of any other action contemplated hereby.

6.4         Litigation .  There are no Legal Proceedings pending or, to the Knowledge of Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of Purchaser to enter into this Agreement or consummate the Transactions.

6.5         Investment Intention .  Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the “ Securities Act ”) thereof.  Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

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6.6         Financial Advisors .  Except as set forth on Schedule 6.6 , no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the Transactions, and no Person listed on Schedule 6.6 is entitled to any fee or commission or like payment from Selling Stockholder or any of its Affiliates in respect thereof.

6.7         Financial Capability .  Purchaser has delivered to the Selling Stockholder a true, correct and complete copy of (i) an executed letter (the “ JPM Letter ”) from J.P. Morgan Securities Inc. (“ JPM ”) to Purchaser, dated September 24, 2009, pursuant to which JPM stated, based on information it had received, that it was generally supportive of the Transactions and (ii) Purchaser’s existing Senior Secured Credit Agreement, dated as of January 23, 2008 with JPMorgan Chase Bank, N.A. and other lenders, as amended by Amendment No. 1 to Credit Agreement, dated as of August 22, 2008 (the “ Credit Agreement ”).  The Credit Agreement is in full force and effect as to Purchaser and its subsidiaries, as applicable, and to the Knowledge of Purchaser, each of the other parties thereto.  The Credit Agreement is a legal, valid and binding obligation of Purchaser and its subsidiaries, as applicable, and to the Knowledge of Purchaser, each of the other parties thereto.  To the Knowledge of the Purchaser, as of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Purchaser or any of its subsidiaries, as applicable, under the Credit Agreement.

6.8         No Discussions .  Since the date of the Confidentiality Agreement, the Purchaser has not discussed the existence, or terms and conditions of, any of the Transactions with third parties or disclosed to third parties the existence, or terms and conditions of, any of the Transactions, other than any discussions with, or disclosures to, any of Purchaser's officers, directors, controlled affiliates or employees or any of their respective investment bankers, attorneys or other advisors or representatives or JPM.  Since the date of the Confidentiality Agreement, to the Knowledge of the Purchaser, none of Purchaser's Affiliates has discussed the existence, or terms and conditions of, any of the Transactions with third parties or disclosed to third parties the existence, or terms and conditions of, any of the Transactions, other than any discussions with, or disclosures to, any of such Affiliate's officers, directors, controlled affiliates or employees or any of their respective investment bankers, attorneys or other advisors or representatives or JPM.

6.9         No Other Representations by Selling Stockholder .  Notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledges and agrees that the Selling Stockholder is not making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Selling Stockholder in Article V (as modified by the Schedules hereto) or any other Selling Stockholder Document.  Purchaser acknowledges and agrees that, except for the representations and warranties contained in this Article V (as modified by the Schedules hereto) or other Selling Stockholder Document, the Selling Stockholder hereby disclaims all liability and responsibility for any representation, warranty, statement, documents, information, projection or forecast made, communicated, or furnished (orally or in writing) to Purchaser or its Affiliates or representatives in connection with the sale of the Companies and the Transactions (including any documents, information, projection or forecast that may have been or may be provided or made available to Purchaser by any director, officer, employee, agent, consultant, or representative of the Companies or the Selling Stockholder or any of their respective Affiliates in connection with the sale of the Companies and the Transactions).

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ARTICLE VII

COVENANTS

7.1         Access to Information .  Prior to the Closing, Purchaser shall be entitled, through its officers, employees and representatives (including its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Companies and such examination of the books and records of the Companies as it reasonably requests and to make extracts and copies of such books and records.  Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances and shall be subject to restrictions under applicable Law.  The Selling Stockholder shall cause its respective officers, employees, consultants, agents, accountants, attorneys and other representatives and the Companies to cooperate with Purchaser and Purchaser’s representatives in connection with such investigation and examination, and Purchaser and its representatives shall cooperate with the Selling Stockholder, the Companies and their representatives and shall use their reasonable efforts to minimize any disruption to the business of the Companies in connection with such investigation and examination.  Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that Selling Stockholder or the Companies determines, in its reasonable judgment, that doing so would violate applicable Law or a Contract or obligation of confidentiality owing to a third-party, jeopardize the protection of an attorney-client privilege, or expose the Companies to risk of liability for disclosure of sensitive or personal information.  Notwithstanding anything to the contrary contained herein, prior to the Closing, without the prior written consent of the Selling Stockholder, which may be withheld for any reason, (i) Purchaser shall not contact any suppliers to, or customers of, the Selling Stockholder or the Companies, and (ii) Purchaser shall have no right to perform invasive or subsurface investigations of the properties or facilities of the Companies.  All information provided to Purchaser and its Affiliates and Representatives pursuant to this Agreement (including pursuant to Section 7.4 ) shall be considered confidential and be subject to the terms of the Confidentiality Agreement.

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7.2         Preparation of the Proxy Statement; Shareholders Meeting .

(a)           As soon as practicable following the date of this Agreement, (i) the Selling Stockholder shall prepare a proxy statement relating to the Shareholders Meeting (as amended or supplemented from time to time, the “ Proxy Statement ”), (ii) Purchaser shall promptly provide to the Selling Stockholder any information regarding Purchaser required for inclusion in the Proxy Statement and shall promptly provide such other information or assistance in the preparation thereof as may be reasonably requested by the Selling Stockholder and (iii) the Selling Stockholder shall file the Proxy Statement with the Securities and Exchange Commission (the “ SEC ”); provided , however , that such filing shall be made no later than January 15, 2010.  The Selling Stockholder shall thereafter use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the shareholders of the Selling Stockholder as promptly as practicable after the Proxy Statement is cleared by the SEC.  The Selling Stockholder shall promptly notify Purchaser upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Purchaser with copies of all correspondence between the Selling Stockholder and its representatives, on the one hand, and the SEC and its staff, on the other hand.  In the event that the Selling Stockholder receives any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement, Purchaser shall promptly provide to the Selling Stockholder, upon receipt of notice from the Selling Stockholder, any information regarding Purchaser required for inclusion in the response of the Selling Stockholder to such comments or such request and shall promptly provide such other information or assistance in the preparation thereof as may be reasonably requested by the Selling Stockholder.

(b)           Subject to the terms of Section 7.4(b) , the Selling Stockholder shall (x) as soon as practicable following the date on which the Proxy Statement is cleared by the SEC, establish a record date for and duly call a meeting of its shareholders to be held no earlier than April 22, 2010, or on any other date agreed to by the Selling Stockholder and Purchaser for the purpose of obtaining the Company Shareholder Approval (the “ Shareholders Meeting ”), (y) duly give notice of the Shareholders Meeting and convene and hold the Shareholders Meeting and (z) use commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of the Transactions.  The Selling Stockholder shall, through its board of directors (the “ Board of Directors ”), recommend to its shareholders that its shareholders vote in favor of and approve the Transactions at the Shareholders Meeting, and the Proxy Statement shall include a statement to the effect that the Board of Directors has recommended that its shareholders vote in favor of and approve the Transactions at the Shareholders Meeting (the “ Board Recommendation ”). Notwithstanding the foregoing, (i) the Selling Stockholder shall have no obligation to do any of the foregoing if there shall have been an Adverse Recommendation Change in compliance with Section 7.4(b) and (ii) the Selling Stockholder may adjourn or postpone the Shareholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the shareholders of the Selling Stockholder or, if as of the time for which the Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting.

7.3         Conduct of the Business Pending the Closing .

(a)           Prior to the Closing, except (I) as set forth on Schedule 7.3 , (II) as required by applicable Law, (III) as otherwise permitted or contemplated by this Agreement or (IV) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Selling Stockholder shall cause the Companies to use commercially reasonable efforts to:

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(i)           conduct the respective businesses of the Companies in the Ordinary Course of Business or otherwise in a manner permissible under this Agreement, including this Section 7.3 ; and

(ii)           preserve the business operations, organization and goodwill of the Companies, and their relationships with customers and suppliers of the Companies;

(iii)           it being agreed, however, that subject to Schedule 7.3(a)(iii) , any transaction consummated or proposed providing for a third party to acquire any assets or securities of the Selling Stockholder or any of its direct or indirect subsidiaries (other than the Companies) shall not constitute a breach or violation of this Agreement.

(b)           Prior to the Closing, except (I) as set forth on Schedule 7.3(b) , (II) as required by applicable Law, (III) as otherwise permitted or contemplated by this Agreement or (IV) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned and shall be deemed given if Purchaser does not respond to any written request of a Company or the Selling Stockholder within two (2) Business Days after delivery of such request to Purchaser in accordance with Section 10.6 ), the Selling Stockholder shall cause the Companies not to:

(i)           declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of Theatre Direct (other than cash dividends or other distributions paid to the Selling Stockholder consistent with past practice) or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Companies;

(ii)           transfer, issue, sell or dispose of any shares of capital stock or other securities of the Companies or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Companies;

(iii)          effect any recapitalization, reclassification or like change in the capitalization of the Companies;

(iv)          amend the certificate of incorporation or by-laws or comparable organizational documents of the Companies;

(v)           hire employees whose annual compensation equals or exceeds $100,000 per year, except for any hiring to replace the loss or departure of any existing employees if made on substantially similar terms;

(vi)          enter into any employee retention bonus plan which could have payments due after the Closing

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(vii)         enter into any agreement with employees, or agree to make any payment to employees, which would be triggered by the consummation of the Transactions and would be payable after the Closing;

(viii)        other than as required by Law, a Contract listed on Schedule 5.14 or the terms of any Seller Benefit Plan or Company Benefit Plan (A) increase the annual level of compensation payable or to become payable by the Companies to any of their respective directors or employees by more than $5,000 per year, (B) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any director or executive officer of the Companies which is payable after the Closing, (C) except as required by any existing Company Benefit Plan, and other than any incentive or bonus compensation paid prior to the Closing, increase the coverage or benefits available under any Company Benefit Plan which would apply after the Closing and which would increase the overall costs of such Company Benefit Plans or create any bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, pension, retirement or other employee benefit plan or arrangement or (D) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or materially amend any such agreement) to which any of the Companies is a party or involving a director or executive officer of any of the Companies;

(ix)           subject to any Lien, any of the properties or assets (whether tangible or intangible) of the Companies, except for Permitted Exceptions;

(x)           acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the properties or assets of the Companies (except acquisitions or dispositions of properties or assets which  are not material to the Companies, (A) pursuant to an existing Contract for fair consideration or (B) in the Ordinary Course of Business or (C) for the purpose of disposing of obsolete or worthless assets); it being agreed for purposes of clarity that this Section 7.3 does not prohibit intercompany transfers of cash among the Companies, the Selling Stockholder and its subsidiaries in the Ordinary Course of Business consistent with past practice;

(xi)           other than in the Ordinary Course of Business, cancel or compromise any material debt or claim or waive or release any material right of the Companies; it being agreed for purposes of clarity that this Section 7.3 does not prohibit intercompany transfers of cash among the Companies, the Selling Stockholder and its subsidiaries in the Ordinary Course of Business consistent with past practice, or the settlement of any intercompany accounts or debt prior to Closing;

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(xii)        within 75 days after the date hereof enter into any commitment for capital expenditures of the Companies in excess of $50,000 for all commitments in the aggregate or after 75 days after the date hereof enter into any commitment for capital expenditures of the Companies in excess of $100,000 for all commitments in the aggregate (including commitments entered into prior to such 75th day); provided , however , that the Companies may enter into any commitment for capital expenditures without the consent of the Purchaser (i) in order to make emergency repairs, or (ii) to replace equipment and assets in the Ordinary Course of Business;

(xiii)       enter into, modify or terminate any labor or collective bargaining agreement of the Companies;

(xiv)      permit the Companies to enter into or agree to enter into any merger or consolidation with any Person or to adopt or agree to adopt a plan of complete or partial liquidation, dissolution, restructuring or other material reorganization of any of the Companies;

(xv)       make or rescind any election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit controversy relating to Taxes, or except as required by applicable law or GAAP, make any material change to any of its methods of accounting or methods of reporting income or deductions for Tax or accounting practice or policy from those employed in the preparation of its most recent Tax Return;

(xvi)      except for the replacement or substitution of existing insurance policies with similar or comparable policies, permit any insurance policy naming any of the Companies as a beneficiary or a loss payable payee to be cancelled or terminated or, except as required by any existing Company Benefit Plan, create an employee insurance benefit plan or arrangement;

(xvii)     within 75 days after the date hereof enter into any Contract relating to the Companies’ purchase, lease or maintenance of equipment, vehicles, inventory, materials, supplies, machinery, equipment, parts or any other property or services which involves expenditures of more than $50,000 annually, except for expenditures made (i) in order to make emergency repairs, or (ii) to replace equipment and assets in the Ordinary Course of Business;

(xviii)    after 75 days after the date hereof enter into any Contract relating to the Companies’ purchase, lease or maintenance of equipment, vehicles, inventory, materials, supplies, machinery, equipment, parts or any other property or services which involves expenditures of more than $100,000 annually except for expenditures made (i) in order to make emergency repairs, or (ii) to replace equipment and assets in the Ordinary Course of Business;

(xix)       other than in the Ordinary Course of Business, (A) enter into any Contract that if existing on the date hereof would be a “Material Contract” (other than contracts described in Section 5.14(vii) or (viii) ), (B) terminate, amend, supplement or modify in any respect any Material Contract, (C) waive, release, cancel, allow to lapse, convey, encumber or otherwise transfer any rights or claims under any Material Contract, or (D) change incentive policies or payments under any Material Contract existing on the date hereof or entered into after the date hereof;

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(xx)        incur any Indebtedness for borrowed money, enter into any guarantees of Indebtedness of other Persons (other than one of the Companies) or make any loans, advances or capital contributions to, or investments in, any other Person;

(xxi)       enter into any Contract that obligates the Companies not to compete with any business;

(xxii)      enter into any Contract that is a joint venture or partnership contract or a limited liability company operating agreement; or

(xxiii)     agree to do anything prohibited by this Section 7.3 .

7.4       Non-Solicitation .

(a)         From and after the date of this Agreement until the earlier to occur of the consummation of the Transactions or the termination of this Agreement pursuant to Section 4.2(b) , and except as otherwise provided for in this Agreement, the Selling Stockholder and the Companies will not, nor will they authorize or knowingly permit any of their respective officers, directors, controlled affiliates or employees or any of their respective investment bankers, attorneys or other advisors or representatives (collectively, “ Representatives ”) to, (and the Selling Stockholder will direct the Representatives not to) directly or indirectly: (i) solicit, initiate, or take an action intended (or which may reasonably be expected) to induce the making, submission or announcement of any Acquisition Proposal; (ii) engage or participate in any discussions or negotiations with any Person (other than any officer, director, controlled affiliate or employee of Purchaser or any of its Affiliates or any investment banker, attorney or other advisor or representative of the Purchaser or any of its Affiliates) regarding, or furnish to any Person any information with respect to, or take any other action intended (or which may reasonably be expected) to induce any inquiries or the making of, any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; or (iii) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.  Notwithstanding the foregoing, prior to the approval of the Transactions by the shareholders of the Selling Stockholder at the Shareholders Meeting, nothing contained in this Agreement (including this Section 7.4 ) shall prohibit the Board of Directors, in response to an unsolicited Acquisition Proposal that is not withdrawn, from engaging or participating in discussions or negotiations with and/or furnishing information to the party making such Acquisition Proposal, provided   that the Selling Stockholder complies with its obligations under this subsection (a) and Section 7.4(c) , and that the Board of Directors: (A) in good faith, after consultation with the Selling Stockholder’s financial advisors, concludes that the offer constitutes or could reasonably be expected to result in or lead to a Superior Proposal (as defined below), and (B) determines in good faith, after consultation with its outside legal counsel, that such action is advisable in order for the Board of Directors to comply with its fiduciary obligations to the shareholders of the Selling Stockholder under applicable Law; and provided further that (x) concurrently with furnishing any such information to, or entering into discussions or negotiations with, such party, the Selling Stockholder gives Purchaser written notice of the identity of such Person or group and of the Selling Stockholder’s intention to furnish information to, or enter into discussions or negotiations with, such party and (y) the Selling Stockholder receives from such party an executed confidentiality agreement at least as restrictive as the Confidentiality Agreement, which agreement shall not in any event be required to contain a standstill agreement that would prohibit the actions contemplated by this Section; and (z) prior to or contemporaneously with furnishing any such information to such party, the Selling Stockholder furnishes such non-public information to the Purchaser (to the extent such information has not been previously furnished by the Selling Stockholder to the Purchaser).

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(b)         Except as expressly permitted by this Section 7.4(b) , the Board of Directors shall not (i)(A) withdraw or modify, in a manner adverse to Purchaser, the Board Recommendation or (B) publicly approve, endorse or recommend to the shareholders of the Selling Stockholder an Acquisition Proposal (any action described in this clause (i) being referred to as an “ Adverse Recommendation Change ”) or (ii) authorize the Selling Stockholder or any of its subsidiaries to enter into any merger, acquisition or similar agreement with respect to any Acquisition Proposal (other than a confidentiality agreement) (each, an “ Acquisition Agreement ”).  Notwithstanding anything in this Agreement to the contrary, but subject to Section 4.2(d)(ii) , (x) at any time the Board of Directors of the Selling Stockholder may withdraw or modify the Board Recommendation, and/or recommend an Acquisition Proposal, if the Board of Directors determines for any reason that such action is advisable in order for the Board of Directors to comply with its fiduciary duties under applicable Law and (y) if the Transactions have not yet been approved by the shareholders of the Selling Stockholder at the Shareholders Meeting and the condition in the foregoing clause (x) is satisfied, then Selling Stockholder or its subsidiaries may enter into an Acquisition Agreement with respect to a Superior Proposal if concurrently with entering into such Acquisition Agreement, the Selling Stockholder terminates this Agreement pursuant to Section 4.2(g) .

(c)         In addition to the obligations of the Selling Stockholder set forth in Section 7.4(a) , the Selling Stockholder as promptly as practicable, and in any event within 48 hours, shall notify Purchaser of: (i) any request for information in connection with, or which the Selling Stockholder reasonably concludes would lead to, any Acquisition Proposal; (ii) the receipt of any Acquisition Proposal, or any inquiry with respect to or which the Selling Stockholder reasonably concludes would lead to any Acquisition Proposal; (iii) the material terms and conditions of such request, Acquisition Proposal or inquiry; and (iv) the identity of the Person or group making any such request, Acquisition Proposal or inquiry. The Selling Stockholder shall keep Purchaser informed in all material respects of the status and details (including material amendments or proposed amendments) of any Acquisition Proposal.  All information provided by the Selling Stockholder to Purchaser and its representatives pursuant to this Section 7.4 shall be kept confidential and be subject to the terms and provisions of the Confidentiality Agreement.

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(d)         For purposes of this Agreement:

“ Acquisition Proposal ” means any inquiry, proposal or offer from any Person or group of Persons (other than Purchaser and its Affiliates) to acquire, directly or indirectly (whether by way of merger, consolidation, share exchange, business combination, recapitalization, tender or exchange offer, asset sale, lease or otherwise), for consideration consisting of cash and/or securities (A)  the assets of the Selling Stockholder and its subsidiaries (including securities of subsidiaries, but excluding sales of assets in the Ordinary Course of Business) constituting all or substantially all of the Selling Stockholder’s consolidated assets, (B) 50% or more of the outstanding voting securities of the Selling Stockholder (including any merger, tender offer, exchange offer, consolidation, business combination, arrangement or similar transaction involving the Selling Stockholder pursuant to which the shareholders of the Selling Stockholder immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction), (C) acquisition of assets of any of the Companies (including securities of subsidiaries, but excluding sales of inventory or obsolete assets in the Ordinary Course of Business) or (D) acquisition of any of the equity securities of Theatre Direct, in each case, other than the Transactions.

“ Superior Proposal ” means any bona fide, unsolicited written Acquisition Proposal to acquire (i) at least 75% of the outstanding Common Stock or all or substantially all of the assets of the Selling Stockholder and its subsidiaries on a consolidated basis or (ii) all   of the equity securities of Theatre Direct or all or substantially all of the assets of the Companies, in either case, other than the Transactions: (A) with respect to which the Board of Directors shall have in good faith determined (taking into account the advice of the Selling Stockholder’s financial advisors) that the acquiring party is capable of consummating such proposed Acquisition Proposal on the terms proposed; (B) the Board of Directors shall have in good faith determined (taking into account the advice of the Selling Stockholder’s financial advisors) that the proposed Acquisition Proposal, taking into account all the terms and conditions of such Acquisition Proposal including the reasonably expected time for the consummation of such Acquisition Proposal, is more favorable to the shareholders of the Selling Stockholder, from a financial point of view, than the Transactions (taking into account any proposed modifications by Purchaser in response thereto), and (C) the Board of Directors shall have in good faith determined (taking into account the advice of the Selling Stockholder’s outside legal counsel) that accepting such Acquisition Proposal is advisable under applicable law for the discharge of its fiduciary duties.

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(e)         Nothing in this Section 7.4 shall prohibit the Board of Directors from taking and disclosing to the Selling Stockholder’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or other applicable Law, provided , however , that, except as contemplated by Section 7.4(b) , the Board of Directors shall not withdraw or modify, in a manner adverse to Purchaser, the Board Recommendation or recommend an Acquisition Proposal.  In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Selling Stockholder that describes the Selling Stockholder’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, or any “stop, look and listen” communication by the Board of Directors pursuant to Rule 14d-9(f) of the Exchange Act or any other applicable law, or any similar communication to the shareholders of the Selling Stockholder, shall not constitute an Adverse Recommendation Change or a withdrawal or modification or supplement, or proposal by the Board of Directors to withdraw or modify, such Board’s recommendation of this Agreement or the Transactions, or an approval or recommendation with respect to any Acquisition Proposal.

7.5       Reasonable Best Efforts .  Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions; provided, however, Purchaser shall have no obligation to cause the Intercreditor Agreement (as defined in Exhibit A ) to contain any of the terms set forth in Exhibit A .

7.6       Selling Stockholder Guarantees .  Purchaser shall use its commercially reasonable efforts to cause Purchaser or one or more of Purchaser’s respective Affiliates to be substituted in all respects for the Selling Stockholder, effective as of the Closing, in respect of all obligations of the Selling Stockholder under each of the guarantees, bonds, sureties, letters of credit, escrow deposits listed on Schedule 7.6 (collectively, “ Assurance Agreements ”) made by the Selling Stockholder and its Affiliates for the benefit of the Companies.  If Purchaser is unable to effect such a substitution with respect to any Assurance Agreements after using its commercially reasonable efforts to do so, Purchaser shall indemnify and hold harmless the Selling Stockholder and its Affiliates from and against any and all losses resulting from or arising out of or relating to the Assurance Agreements.  As a result of the substitution contemplated by the first sentence of this Section 7.6 and/or the indemnity obligation contemplated by the second sentence of this Section 7.6 , the Selling Stockholder and its Affiliates shall, from and after the Closing, cease to have any obligations whatsoever arising from or in connection with the Assurance Agreements, except for obligations, if any, for which the Selling Stockholder or its Affiliates will be fully indemnified pursuant to the second sentence of this Section 7.6 .

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7.7       Public Announcements .  The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Purchaser and the Selling Stockholder.  Thereafter, neither the Selling Stockholder nor Purchaser shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law (including any disclosure and public filings required under rules and regulations of the SEC applicable to the Selling Stockholder), applicable fiduciary duties or by any applicable listing agreement with a national securities exchange or NASDAQ as determined in the good faith judgment of the party proposing to make such release (in which case the party intending to make such release or public announcement shall use its commercially reasonable efforts consistent with such applicable Law to consult with the other party with respect to the timing and content thereof).

7.8       Consents .  The Selling Stockholder and the Companies shall use commercially reasonable efforts, and the Purchaser shall cooperate with Selling Stockholder and the Companies, to obtain at the earliest practicable date all consents and approvals required for Selling Stockholder and the Companies to consummate the Transactions, including, without limitation, the consents and approvals referred to in Section 5.3(b) and the Schedules thereto, provided, however, that no party shall be obligated to pay any consideration to any third party from whom consent or approval is requested other than a payment required by the express terms of any agreement to which the Selling Stockholder or any of the Companies is a party.  The Purchaser shall use commercially reasonable efforts, and the Selling Stockholder and the Companies shall cooperate with the Purchaser, to obtain at the earliest practicable date all consents and approvals required for the Purchaser to consummate the Transactions, including, without limitation, the consents and approvals referred to in Section 6.3(b) and the Schedules thereto, provided, however, that Purchaser shall not be obligated to pay any consideration to any third party from whom consent or approval is requested other than a payment required by the express terms of any agreement to which the Purchaser is a party.

7.9       Non-Competition Agreements .

(a)         For a period of seven (7) years from and after the Closing Date,  the Selling Stockholder shall not, and shall cause its Affiliates  not to, directly or indirectly, own, manage, engage in, operate, control, work for or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in the sales of tickets to live musical, live theatrical or other live entertainment performances in the City of New York, New York or that otherwise competes with the Companies’ business as it exists as of the Closing Date (a “ Restricted Business ”); provided , however , that the restrictions contained in this Section 7.9(a) shall (A) not restrict (i) the sale of advertisements, including online advertising, or (ii) the acquisition by the Selling Stockholder, directly or indirectly, of less than 5% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business, (B) cease upon any event of default under the Note, or any other documents listed on Exhibit A , whereby the Companies or any of their assets are controlled by, foreclosed upon or otherwise returned to the Selling Stockholder and (C) not restrict the acquisition of the Selling Stockholder by any Person which prior to such transaction was already engaged in the Restricted Business.  It is hereby understood and agreed that for the purposes of this Section 7.9(a) , Mitchell Rubenstein and Laurie S. Silvers shall not be deemed Affiliates of the Selling Stockholder.

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(b)         The parties hereto agree that the scope, the duration and the area for which the restrictive covenants set forth in Section 7.9(a) are reasonable in view of the substantial consideration the Selling Stockholder is receiving and in view of the fact that these covenants are ancillary to acquisition of the Companies.  In the event that any court determines that the time period or the area, or both of them, are unreasonable, the parties hereto agree that the covenants shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.  The parties intend that this Agreement shall be deemed to be a series of separate covenants, one for each and every county or jurisdiction.

(c)         The effective time of the limitations imposed by Section 7.9(a) shall be extended for the period of time equal to any period of time during which the Selling Stockholder or its Affiliate acts in circumstances that a court of competent jurisdiction finally determines to have violated the terms of Section 7.9(a) .

(d)         Purchaser hereby agrees to comply with the covenants set forth in Schedule 7.9 .

7.10     Further Assurances .  Subject to, and not in limitation of, Section 7.8 , Purchaser shall use its, and the Selling Stockholder shall cause the Companies to use their, commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the Transactions and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the Transactions.

7.11     Preservation of Records .  The Selling Stockholder and Purchaser agree that each of them shall preserve and keep the records held by them or their Affiliates relating to the respective businesses of the Companies for a period of seven years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, Legal Proceedings or tax audits against or governmental investigations of the Selling Stockholder or Purchaser or any of their Affiliates or in order to enable the Selling Stockholder or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby.  In the event the Selling Stockholder or Purchaser wishes to destroy such records after that time, such party shall first give ninety (90) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within such 90-day period, to take possession of the records within one hundred eighty (180) days after the date of such notice.

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7.12     Use of Name .  Purchaser agrees that it shall have no right, title or interest in or to the name “Hollywood Media Corp.” or any other Marks of the Selling Stockholder or any of its Affiliates (other than the names of each of the Companies and the Marks listed on Schedule 7.12 (collectively, the “ Purchased Marks ”), after the Closing) or any other Marks containing or comprising the foregoing or confusingly similar thereto (all of the foregoing collectively, the “ Retained Marks ”).  Purchaser agrees that it will not, and will cause the Companies to not, at any time hold itself out as having any affiliation with the Selling Stockholder, or any of its Affiliates.  In furtherance thereof, as promptly as practicable but in no event later than one hundred and twenty (120) days following the Closing Date, Purchaser shall remove, strike over or otherwise obliterate all references to the Hollywood Media Corp. name and mark from all materials including, without limitation, any vehicles, business cards, schedules, stationery, packaging materials, displays, signs, promotional materials, manuals, forms, Web sites, computer software and other materials.  Purchaser agrees that use of the Retained Marks during the period authorized by this Section 7.12 shall be (i) only with respect to inventories of packaging, labels, sales literature and other hard copy materials existing as of the Closing Date, (ii) strictly the same as existed prior to the Closing Date, and (iii) at a level of quality equal to, or greater than, the quality of goods and services with respect to which the Retained Marks were used by the Selling Stockholder prior to the Closing Date.  Purchaser agrees (i) not to contest the ownership or validity of any rights of the Selling Stockholder or any of its Affiliates in or to the Retained Marks, (ii) that the Retained Marks are the sole property of the Selling Stockholder or its Affiliates and Purchaser will do nothing inconsistent with such ownership, and (iii) not to attack the Retained Marks in any way or use, register or seek to register any Trademark which is the same as, contains, or is confusingly similar to a Retained Mark.

7.13     Employment and Employee Benefits .

(a)         Purchaser and its Affiliates shall recognize the service of each employee of a Company as of the Closing Date (each a “ Company Employee ”)  with any Company (or any of its predecessors) and its Affiliates prior to the Closing Date as service with the Purchaser and its Affiliates under any employee benefit plans covering or otherwise benefiting such employee after the Closing for purposes of eligibility and vesting but not benefit accrual.

(b)        Purchaser and its Affiliates shall waive, or cause its insurance carriers to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to Company Employees under any welfare benefit plan (as defined in Section 3(1) of ERISA) that is made available to the Company Employees after the Closing.

(c)         Purchaser and its Affiliates shall permit each Company Employee who participated in a 401(k) plan sponsored by Selling Stockholder to elect to make direct rollovers of their account balances into a 401(k) plan maintained by the Purchaser or its Affiliates (“ Purchaser 401(k) Plan ”) as of Closing and the direct rollover of any outstanding loan balances under such plans such that the Company Employee will continue to make payments under the terms of such loans under the applicable Purchaser 401(k) Plan.

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(d)         Selling Stockholder maintains a plan qualified under Section 125 of the Code (“ Selling Stockholder’s 125 Plan ”) that includes flexible spending accounts for medical care reimbursements and dependent care reimbursements (“ Reimbursement Accounts ”).  As of the Closing Date, cash equal to the aggregate value of the Reimbursement Accounts of the Company Employees shall be transferred from Selling Stockholder to a plan established by Purchaser or its Affiliates intended to qualify under Section 125 of the Code (“ Purchaser’s 125 Plan ”).  Upon receipt of such amount, Purchaser (or its Affiliates) and Purchaser’s 125 Plan shall assume all liabilities with respect to the Reimbursement Accounts for the Company Employees.  Purchaser and its Affiliates shall recognize the elections of the Company Employees under Selling Stockholder’s 125 Plan for purposes of Purchaser’s 125 Plan for calendar year in which the Closing occurs.

(e)         Selling Stockholder and its Affiliates shall be responsible for providing the group health plan continuation coverage pursuant to Section 4980B of the Code and Sections 601-609 of ERISA for employees of the Companies and their eligible dependents who incurred a “qualifying event” within the meaning of Section 4980B(f)(3) of the Code at or prior to the Closing.  From and after the Closing, Purchaser and its Affiliates shall be responsible for providing the group health plan continuation coverage pursuant to Section 4980B of the Code or Sections 601-609 of ERISA for Company Employees and their eligible dependents who incur a “qualifying event” (within the meaning of Section 4980B(f)(3) of the Code) after the Closing.

(f)         Purchaser shall be responsible for, and shall indemnify and hold Selling Stockholder and its Affiliates harmless from and against, all liabilities under WARN Act arising due to a termination of Company Employees after the Closing, provided , however , that at the Closing Selling Stockholder shall provide Purchaser with a list of employees of the Companies who have experienced an “employment loss” (as defined in the WARN Act) within 90 days prior to the Closing Date.

(g)         The parties acknowledge and agree that the Liabilities with respect to any payment associated with a change of control under the employment agreements with Matt Kupchin and Jerome Kane, up to a maximum amount of $1,600,000 in the aggregate, shall be or remain the Liabilities of Theatre Direct from and after the Closing and the Selling Stockholder shall have no obligation with respect to such Liabilities up to a maximum of $1,600,000.

7.14     Financing .

(a)         Purchaser shall use commercially reasonable efforts to satisfy, as promptly as practicable (and in any event prior to the Termination Date), all conditions and obtain all consents necessary as set forth in or required under the Credit Agreement for a borrowing thereunder to make the payment at Closing under Section 3.2(b) and to deliver the Note and the Warrant at Closing under Section 3.2(c) and Section 3.2(d) , respectively, and to consummate the Transactions, in each case which are within the control of Purchaser or any of its wholly-owned subsidiaries (including those party to the Credit Agreement).  For the avoidance of doubt, (i) any conditions relating to the results of operations or EBITDA (as defined in the Credit Agreement) of Purchaser or any of its Affiliates (including those party to the Credit Agreement), or value of collateral or assets or no change in management (if not a result of any termination of employment without cause by Purchaser or any of its Affiliates) and (ii) any actions taken against Purchaser or any Affiliate by a third party which restricts the ability of Purchaser to borrow under the Credit Agreement shall not be deemed to be within the control of Purchaser or any of its Affiliates.  In addition, Purchaser shall not amend or alter, or agree to amend or alter, the Credit Agreement in any manner or borrow funds under the Credit Agreement with the actual knowledge and intent at the time of such amendment, alteration or agreement or such borrowing that such amendment, alteration or agreement or such borrowing would prevent a borrowing under the Credit Agreement to make the payment at Closing under Section 3.2(b) or not allow Purchaser to deliver the Note and the Warrant at Closing under Section 3.2(c) and Section 3.2(d) , respectively, and to consummate the Transactions.  Further, if available, the Purchaser shall draw funds under the Credit Agreement necessary to make the payment at Closing under Section 3.2(b) .

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(b)         Purchaser agrees to notify the Selling Stockholder promptly, and in any event within two (2) Business Days, if at any time prior to the Closing Date (i) the Credit Agreement shall expire or be terminated for any reason, or (ii) JPM or any party to or lender under the Credit Agreement notifies Purchaser that Purchaser will not be entitled to borrow funds under the Credit Agreement to make the payment at Closing under Section 3.2(b) or will not be entitled to deliver the Note and the Warrant at Closing under Section 3.2(c) and Section 3.2(d) , respectively, or to consummate the Transactions.

7.15     Customer Lists and Data Base .  Selling Stockholder agrees that any lists of customers of either of the Companies and any data base of customers of either of the Companies are the property of the Companies (and not the property of the Selling Stockholder) and the Selling Stockholder agrees that it shall not be entitled to use them from and after Closing for any purposes, including in connection with any sale of Selling Stockholder or any assets of Selling Stockholder.

ARTICLE VIII

CONDITIONS TO CLOSING

8.1       Conditions Precedent to Each Party’s Obligation to Effect the Transactions .  The respective obligations of each party hereto to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)         Company Shareholder Approval .  The Company Shareholder Approval shall have been obtained;

(b)          No Injunctions or Restraints .  No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any United States Governmental Authority (collectively, “ Restraints ”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Transactions or making the consummation of the Transactions illegal.

8.2       Conditions Precedent to Obligations of Purchaser .  The obligation of Purchaser to consummate the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

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(a)         The representations and warranties of the Selling Stockholder set forth in this Agreement shall be true and correct as of the Closing, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date); provided , however , for purposes of the condition set forth in this Section 8.2(a) (i) any materiality or Material Adverse Effect qualifications in such representations and warranties shall be disregarded, and (ii) in the event of a breach of a representation or warranty (after taking into effect disregarding materiality or Material Adverse Effect qualifications), the condition set forth in this Section 8.2(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together have had or are reasonably expect to have a Material Adverse Effect, and Purchaser shall have received a certificate signed by an authorized officer of the Selling Stockholder, dated the Closing Date, to the foregoing effect.

(b)         The Selling Stockholder shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Purchaser shall have received a certificate signed by an authorized officer of the Selling Stockholder, dated the Closing Date, to the foregoing effect.

(c)         No Material Adverse Effect shall have occurred; provided , however , that for the purpose of this Section 8.2(c) , a large-scale terrorism event in New York City, New York that (i) results or that could reasonably be expected to result in a long term and adverse impact on the business of the Companies or (ii) which causes the lenders under the Credit Agreement to suspend loans to businesses in New York City, New York for a period of thirty (30) consecutive days or more shall not be deemed to be an Excluded Matter.

(d)         Purchaser shall have received a written consent from the requisite lenders under the Credit Agreement for Purchaser to consummate the Transactions (the “ JPM Consent ”) and Purchaser shall be entitled to borrow up to $15 million under the Credit Agreement towards the payment pursuant to Section 3.2(b) .

(e)         At the Closing, all documents required to be executed and delivered by Selling Stockholder (or other Persons) under Section 3.5 , and certificates representing the Shares pursuant to Section 3.4 , have been delivered to Purchaser.

8.3       Conditions Precedent to Obligations of the Selling Stockholder .  The obligations of the Selling Stockholder to consummate the Closing are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Selling Stockholder in whole or in part to the extent permitted by applicable Law):

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(a)         The representations and warranties of Purchaser set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), and the Selling Stockholder shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect.

(b)        Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date, and the Selling Stockholder shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect.

(c)         At the Closing, all documents required to be executed and delivered by Purchaser (and Theatre Direct or other Persons) under Section 3.6 have been delivered to Selling Stockholder.

(d)         At the Closing, (i) the Purchaser has delivered to the Selling Stockholder a copy of the JPM Consent, and (ii) JPM and any other lenders under the Credit Agreement have delivered to the Selling Stockholder any and all documents and agreements required to be delivered by JPM or such other lenders pursuant to Exhibit A (including the Intercreditor Agreement (as defined in Exhibit A )) in form and substance reasonably acceptable to the Selling Stockholder.

ARTICLE IX

TERMINATION OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION; SECTION 338(H)(10) ELECTION

9.1       Termination of Representations and Warranties .  The representations and warranties of the parties contained in this Agreement shall survive the Closing and expire on the date that is twenty-four (24) months after the Closing Date, provided , however , that the representations and warranties contained in Section 5.1 , 5.2 , 5.4 , 5.5(a) , 5.5(b) , the first sentence of Section 5.5(c) , 5.10 and 6.1 and 6.2 (all of the foregoing representations being referred to herein as the “ Fundamental Representations ”), shall survive the Closing until the applicable statute of limitations for such claims has expired and provided , further , that claims for indemnification related to a breach of a representation and warranty that is a reasonably foreseeable consequence of an act undertaken (or failure to disclose an exception to a representation and warranty) by the Selling Stockholder with the actual knowledge and intent that the taking of such act (or failure to make such disclosure) would lead to or cause such breach (“ Intentional Breach ”) shall survive until the applicable statute of limitations for such claims has expired. All covenants and agreements of the parties shall survive and remain in effect in accordance with the terms of such covenant or agreement as set forth herein (the parties agree if there is no specified period for a covenant or agreement which applies after the Closing, then such covenant or agreement shall survive in perpetuity).

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9.2       Indemnification by the Selling Stockholder .  The Selling Stockholder shall save, defend, indemnify and hold harmless Purchaser and its officers, directors, employees, agents, successors and assigns (collectively, the “ Purchaser Indemnified Parties ”) from and against, and reimburse Purchaser Indemnified Parties for, any and all losses, damages, liabilities, deficiencies, claims, interest, awards, obligations, debts, fines, fees, judgments, penalties, costs and expenses (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (but excluding diminution of value, special, punitive, incidental and consequential damages or any damages based on a multiple of value) (hereinafter collectively, “ Losses ”) arising out of, in connection with or resulting from:

(a)         any breach of any representation or warranty made by the Selling Stockholder contained in this Agreement or any Selling Stockholder Document;

(b)         any breach of or failure to perform, carry out, satisfy or discharge any covenant or agreement of the Selling Stockholder contained in this Agreement or any Selling Stockholder Document; and

(c)         any fees, commissions, or like payments by any Person having acted or claiming to have acted, directly or indirectly, as a broker for the Selling Stockholder or the Companies in connection with the Transactions.

9.3       Indemnification by Purchaser .  Purchaser shall save, defend, indemnify and hold harmless each of the Selling Stockholder, the Companies and their Affiliates, and their respective officers, directors, employees, agents, successors and assigns (collectively, the “ Seller Indemnified Parties ”) from and against, and reimburse Seller Indemnified Parties for, any and all Losses arising out of, in connection with or resulting from:

(a)         any breach of any representation or warranty made by Purchaser contained in this Agreement or any Purchaser Document;

(b)         any breach of or failure to perform, carry out, satisfy or discharge any covenant or agreement of Purchaser contained in this Agreement or any Purchaser Document; and

(c)         any fees, commissions, or like payments by any Person having acted or claiming to have acted, directly or indirectly, as a broker for Purchaser in connection with the Transactions.

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9.4       Procedures .

(a)         In order for a Purchaser Indemnified Party or Seller Indemnified Party (the “ Indemnified Party ”) to be entitled to any indemnification provided for under this Agreement as a result of a Loss or a claim or demand made by any Person against the Indemnified Party (a “ Third Party Claim ”), such Indemnified Party shall deliver notice thereof to the party against whom indemnity is sought (the “ Indemnifying Party ”) promptly after receipt by such Indemnified Party of written notice of the Third Party Claim, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and copies of any relevant documentation evidencing such claim.  The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article IX except and solely to the extent that the Indemnifying Party is prejudiced by such failure.

(b)         The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within thirty (30) days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnified Party; provided , however , that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnifying Party a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable; and provided , further , that the Indemnifying Party shall not be required to pay for more than one such counsel for all Indemnified Parties in connection with any Third Party Claim.  Regardless of whether the Indemnifying Party assumes the defense of any Third Party Claim, each party shall cooperate with the other party in such defense and make available all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the other party.  The party controlling such defense shall keep the other party hereto advised of the status of such Third-Party Claim and the defense thereof and shall consider recommendations made by the other party hereto with respect thereto.  The Indemnifying Party shall not agree to any settlement of such Third-Party Claim that imposes any liability or obligation on the Indemnified Party or that does not include a full, complete and unconditional release of the Indemnified Party from all liability with respect thereto, in each case, without the prior written consent of the Indemnified Party. The Indemnified Party shall not agree to any settlement of such Third-Party Claim without the prior written consent of the Indemnifying Party.

(c)         In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim promptly to the Indemnifying Party, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and copies of any relevant documentation evidencing such claim.  The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent and solely that the Indemnifying Party is prejudiced by such failure.  The Indemnified Party shall reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters.  Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

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9.5       Limits on Indemnification .

(a)         No claim may be asserted against either party for breach of any representation, warranty or covenant contained herein, unless written notice of such claim is received by such party pursuant to the terms hereof on or prior to the date on which the representation, warranty or covenant on which such claim is based ceases to survive as set forth in Section 9.1 , in which case such representation, warranty or covenant shall survive as to such claim until such claim has been finally resolved.

(b)         Notwithstanding anything to the contrary contained in this Agreement:

(i)          the maximum aggregate amount of indemnifiable Losses that may be recovered from the Selling Stockholder by Purchaser Indemnified Parties pursuant to Section 9.2(a) (other than for breach of a Fundamental Representation or an Intentional Breach) for claims made prior to the first anniversary of the Closing Date shall be an amount equal to $4,000,000;

(ii)         the maximum aggregate amount of indemnifiable Losses that may be recovered from the Selling Stockholder by Purchaser Indemnified Parties pursuant to Section 9.2(a) (other than for breach of a Fundamental Representation or an Intentional Breach) for claims made after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date shall be an amount equal to (A) $2,000,000 minus (B) the aggregate amount of any indemnifiable Losses that were claimed during the first year after Closing Date and were recovered or are still pending (which shall be zero if such calculation results in a negative number); provided , however , that if any pending claims from the first year after the Closing Date are resolved in favor of the Selling Stockholder prior to the second anniversary of the Closing Date, then the amount(s) of such claims resolved in favor of the Selling Stockholder shall no longer be included in clause (B) above, and provided , further , that even if Purchaser Indemnified Parties may not be able to recover indemnifiable Losses under this clause (ii) due to a pending claim, Purchaser Indemnified Parties may continue to make claims for indemnifiable Losses pursuant to Section 9.2(a) after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date until Purchaser Indemnified Parties have recovered $2,000,000 of indemnifiable Losses from the Selling Stockholder pursuant to Section 9.2(a) (other than for breach of a Fundamental Representation or an Intentional Breach);

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(iii)        In addition to the offset rights under Section 9.5(f) , the maximum aggregate amount of indemnifiable Losses that are recoverable from Selling Stockholder by Purchaser Indemnified Parties pursuant to Section 9.2(a) for breaches of Fundamental Representations or an Intentional Breach shall be an amount equal to the sum of all cash amounts actually received by the Selling Stockholder pursuant to this Agreement, the Note or the Warrant, including the Level 1 Earnout Amount, if any, and the Level 2 Earnout Amount, if any.

(iv)        the Selling Stockholder shall not be liable to any Purchaser Indemnified Party for any claim for indemnification pursuant to Section 9.2(a) (other than for a breach of a Fundamental Representation or an Intentional Breach) unless and until the aggregate amount of all indemnifiable Losses that may be recovered from the Selling Stockholder equals or exceeds $500,000 (the “ Basket ”), and thereafter the applicable party shall be liable for all Losses including Losses up to and including the Basket;

(c)         No Losses shall be asserted by either party with respect to any matter which is covered by insurance proceeds to the extent of such insurance proceeds.

(d)         In determining the amount of any Losses for which any party seeks to be indemnified hereunder, any and all Tax benefits resulting from such Losses shall be excluded.

(e)         For purposes of determining the failure of any representations or warranties to be true and correct, and calculating Losses hereunder, any materiality or Material Adverse Effect qualifications in such representations and warranties shall be disregarded.

(f)          Subject to the maximum amounts of indemnifiable Losses set forth in Sections 9.5(b)(i) and 9.5(b)(ii) for claims subject to such maximum amounts, if Purchaser has obtained the written consent of the Selling Stockholder or a final and non-appealable order of a court of competent jurisdiction that the Selling Stockholder owes any Losses under Section 9.2 , then at the option of Purchaser (i) the principal amount owing under the Note may be reduced by any Losses owed to Purchaser hereunder and not paid by the Selling Stockholder, or (ii) any payments owed by Purchaser under Section 3.7 may be reduced by any Losses owed to Purchaser and not paid to the Selling Stockholder, or (iii) any payments owed by Theatre Direct under the Warrant may be reduced by any Losses owed to Purchaser and not paid to the Selling Stockholder or (iv) Purchaser may take any combination of the actions set forth in clauses (i), (ii) or (iii) of this subsection without duplication of payment. In addition, if there are any claims which have been consented to by the Selling Stockholder or for which Purchaser has obtained a final and non-appealable order of a court of competent jurisdiction that the Selling Stockholder owes Losses under Section 9.2 but the value or amount of the Losses have not been so consented to or finally determined and Selling Stockholder has not paid all of the Losses with respect to such claims at the time a payment is made to the Selling Stockholder under the Note, Section 3.7 or the Warrant, then (x) the Selling Stockholder agrees not to distribute or dividend any such payments received by it to its stockholders until Purchaser and Selling Stockholder determine in good faith the amount of the reasonably estimated Losses which Purchaser will incur under such claims (the “ Estimated Losses ”), and (y) upon such determination, Selling Stockholder shall not distribute or dividend to its stockholders the portion of such payments equal to the Estimated Losses not paid by Selling Stockholder until the value of all of the Losses with respect to such claims have been finally determined and paid by the Selling Stockholder.

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9.6       Section 338(h)(10) Election .

(a)         Upon the request of Purchaser, the Selling Stockholder shall, or shall cause its Affiliates to, join with Purchaser in making an election under Section 338(h)(10) of the Code and the Treasury Regulations and any corresponding or similar elections under state, local or foreign tax law (collectively, the “ Section 338(h)(10) Election ”) with respect to the Companies.  Any such request shall be made by Purchaser in writing within thirty (30) days after the Closing Date.  For the purpose of making the Section 338(h)(10) Election for federal income tax purposes, on or prior to the 60th day following the Closing Date, the Selling Stockholder shall deliver to Purchaser an executed original IRS Form 8023 (or successor form).  If no Section 338(h)(10) Election is to be made, the Form 8023 will be returned to the Selling Stockholder within one hundred twenty (120) days after the Closing Date.  If a Section 338(h)(10) Election is to be made, Purchaser will file the Form 8023 with the IRS at least thirty (30) days prior to the due date of such form, and Purchaser will provide the Selling Stockholder a copy of such filing. In the event Purchaser does not request that the Selling Stockholder join in making the Section 338(h)(10) Election, the remainder of the provisions of this Section 9.6 shall not apply.

(b)         Except as otherwise specifically provided above, Purchaser shall be responsible for the preparation and filing of all forms and documents required to effectuate the Section 338(h)(10) Election.  In addition to the Form 8023, the Selling Stockholder shall execute (or cause to be executed) and deliver to Purchaser such additional documents or forms as are reasonably requested to complete properly the Section 338(h)(10) Election at least thirty (30) days prior to the date such Section 338(h)(10) Election is required to be filed.

(c)         Purchaser and the Selling Stockholder shall file, and shall cause their Affiliates to file, all Tax Returns and statements, forms and schedules in connection therewith in a manner consistent with the Section 338(h)(10) Election and shall take no position contrary thereto unless required to do so by applicable Laws.

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(d)         Within (60) days after notifying the Selling Stockholder of its intent to make a Section 338(h)(10) Election, Purchaser shall provide to the Selling Stockholder a statement (the “ Allocation Statement ”) allocating the Purchase Price and any other items that are treated as additional Purchase Price for tax purposes among the Companies and among the different items of assets of the Companies, in a manner consistent with applicable Tax Laws.  Purchaser shall provide the Selling Stockholder a reasonable opportunity to review and comment on the Allocation Statement and cooperate in good faith with the Selling Stockholder to resolve any disagreement relating to the calculations or allocations set forth in the Allocation Statement.  In the event that Selling Stockholder disagrees within any item on such Allocation Statement, the Selling Stockholder and Purchaser shall engage the Independent Accountant to resolve such dispute in accordance with the procedures set forth in Section 3.3(c) , with the costs of such engagement to be divided equally between the Selling Stockholder and Purchaser.  The Independent Accountant shall make a determination as to which of the Selling Stockholder’s position and Purchaser’s position as to the allocation of Purchase Price on the Allocation Statement is more appropriate under applicable Tax Laws, within thirty (30) days after the Independent Accountant is engaged, and such determination shall be final and binding on the parties for all purposes of this Section 9.6 .  Purchaser and the Selling Stockholder shall allocate the Purchase Price in accordance with the Allocation Statement, and all Tax Returns and reports filed by Purchaser, the Selling Stockholder, and their respective Affiliates shall be prepared consistently with such allocation.

9.7       Tax Indemnification .  The Selling Stockholder shall save, defend, indemnify and hold harmless the Purchaser Indemnified Parties from and against any and all Losses arising out of, in connection with or resulting from any Taxes:

(a)         imposed on or payable by any of the Companies under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law) by reason of such Company being included in any consolidated, affiliated, combined, unitary or similar group at any time on or before the Closing Date;

(b)         imposed on or payable by any of the Companies with respect to any Tax period that ends on or before the Closing Date or includes the Closing Date;

(c)         imposed as a result of or attributable to any Section 338(h)(10) Election; or

(d)         attributable to any breach of a representation made in Section 5.10 .

ARTICLE X

MISCELLANEOUS

10.1     Payment of Sales, Use or Similar Taxes .  All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the Transactions shall be borne one-half by Purchaser and one-half by the Selling Stockholder.

10.2     Expenses .  Except as otherwise provided in this Agreement, each of the Selling Stockholder and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the Transactions.

10.3     Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

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(a)         The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the borough of Manhattan of the City, County and State of New York over any dispute arising out of or relating to this Agreement or any of the Transactions or any suit, action proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)         Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 10.6 .

(c)         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

10.4     Entire Agreement; Amendments and Waivers .  This Agreement (including the Schedules and Exhibits hereto) and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof.  This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought; provided , however , that following receipt of the Company Shareholder Approval, no such amendment, supplement or change that requires shareholder approval under the Florida Business Corporation Act shall be made by the Selling Stockholder without first obtaining such shareholder approval.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

10.5     Governing Law .  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction, except for matters that are required to be determined with respect to the Selling Stockholder by the Florida Business Corporation Act, which shall be governed by and construed in accordance with the laws of the State of Florida.

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10.6     Notices .  All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Selling Stockholder, to:

Hollywood Media Corp.
2255 Glades Road, Suite 221A
Boca Raton, Florida 33431
Facsimile: (561) 998-2974
Attention: Mitchell Rubenstein

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Facsimile: (212) 833-8007
Attention:  S. Scott Parel
Marita A. Makinen

If to Purchaser, to:

Key Brand Entertainment Inc.
1619 Broadway, 9th Floor
New York, NY  10019
Attention: John Gore and Liam Lynch
Facsimile: (971) 421-5430

And to:

Key Brand Entertainment Inc.
10880 Wilshire Boulevard, Suite 870
Los Angeles, CA  90024
Attention: David Bauer Stern, Esq. and Tom McGrath
Facsimile: (310) 446-4930

With a copy (which shall not constitute notice) to:
Jeffer, Mangels, Butler & Marmaro LLP
1900 Avenue of the Stars, 7th Floor
Los Angeles, CA  90067
Facsimile: (310) 203-0567
Attention: Frederick W. Gartside, Esq.

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10.7     Severability .  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

10.8     Binding Effect; Assignment .  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as expressly stated herein or as provided below.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Selling Stockholder or Purchaser, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided , however , that after Closing and subject to its compliance with Section 3.7(d) , the Purchaser may assign this Agreement to an acquiror or a successor of the Companies or in connection with a sale of all or substantially all of the assets of Purchaser without the consent of the Selling Stockholder. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations.  Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

10.9     Non-Recourse .  No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of the Selling Stockholder, the Companies or any of their respective Affiliates shall have any liability for any obligations or liabilities of the Selling Stockholder or the Companies under this Agreement of or for any claim based on, in respect of, or by reason of, the Transactions.

10.10   Counterparts .  This Agreement may be executed in multiple counterparts and by facsimile or other electronic means, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

10.11   Specific Enforcement .  The parties hereby agree that irreparable damage would occur in the event that any of the provisions of this Agreement required to be performed by such party were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which it is entitled at law or in equity.  Notwithstanding the foregoing, nothing in this Section 10.11 shall require the Purchaser to consummate the Transactions at the Closing Date and the Selling Stockholder’s remedies for any such failure shall be governed by Section 4.4(d) .

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10.12   Attorneys’ Fees .  In the event that any suit or action is instituted prior to Closing in connection with any termination of this Agreement pursuant to Article IV , the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, such reasonable fees and expenses of attorneys and accountants, which shall include all fees, costs and expenses of appeals.  Nothing contained in this subsection shall limit the rights of the parties under Article IX of this Agreement if the Closing occurs.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers, as of the date first written above.

HOLLYWOOD MEDIA CORP.

By:	/s/ Mitchell Rubenstein
Name: Mitchell Rubenstein
Title: Chairman and CEO

KEY BRAND ENTERTAINMENT INC.

By:	/s/ John Gore
Name: John Gore
Title: Chief Executive Officer

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AMENDMENT NO. 1 TO
STOCK PURCHASE AGREEMENT

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT, dated as of January 13, 2010 (this “ Amendment ”), is by and between Key Brand Entertainment Inc. a Delaware corporation (“ Purchaser ”), and Hollywood Media Corp., a Florida corporation (the “ Selling Stockholder ”).

WITNESSETH:

WHEREAS, Purchaser and Selling Stockholder are parties to that certain Stock Purchase Agreement, dated as of December 22, 2009 (the “ Purchase Agreement ”); and

WHEREAS, the parties desire to, subject to the terms and conditions contained herein, amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Purchase Agreement, the parties hereto agree as follows:

1.            Definitions .  Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.            Amendment to Purchase Agreement . The Purchase Agreement is hereby amended to replace the date “January 15, 2010” contained in Section 7.2(a)(iii) of the Purchase Agreement to “January 22, 2010”.

3.            No Further Amendments .  Except as amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

4.            Governing Law .  This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction, except for matters that are required to be determined with respect to the Selling Stockholder by the Florida Business Corporation Act, which shall be governed by and construed in accordance with the laws of the State of Florida.

5.            Counterparts .  This Amendment may be executed in multiple counterparts and by facsimile or other electronic means, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers, as of the date first written above.

HOLLYWOOD MEDIA CORP.

By:	/s/ Mitchell Rubenstein
	Name:	Mitchell Rubenstein
	Title:	Chairman and CEO

KEY BRAND ENTERTAINMENT INC.

By:	/s/ David B. Stern
	Name:	David B. Stern
	Title:	Secretary

Signature Page to Amendment No. 1 to Stock Purchase Agreement

AMENDMENT NO. 2 TO
STOCK PURCHASE AGREEMENT

AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT, dated as of January 21, 2010 (this “ Amendment ”), is by and between Key Brand Entertainment Inc. a Delaware corporation (“ Purchaser ”), and Hollywood Media Corp., a Florida corporation (the “ Selling Stockholder ”).

WITNESSETH:

WHEREAS, Purchaser and Selling Stockholder are parties to that certain Stock Purchase Agreement, dated as of December 22, 2009, as amended by that Amendment No. 1 to Stock Purchase Agreement, dated as of January 13, 2010 (the “ Purchase Agreement ”); and

WHEREAS, the parties desire to, subject to the terms and conditions contained herein, amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Purchase Agreement, the parties hereto agree as follows:

1.            Definitions .  Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.            Amendment to Purchase Agreement . The Purchase Agreement is hereby amended to replace the date “January 22, 2010” contained in Section 7.2(a)(iii) of the Purchase Agreement to “January 29, 2010”.

3.            No Further Amendments .  Except as amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

4.            Governing Law .  This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction, except for matters that are required to be determined with respect to the Selling Stockholder by the Florida Business Corporation Act, which shall be governed by and construed in accordance with the laws of the State of Florida.

5.            Counterparts .  This Amendment may be executed in multiple counterparts and by facsimile or other electronic means, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers, as of the date first written above.

HOLLYWOOD MEDIA CORP.

By:	/s/ Mitchell Rubenstein
	Name:	Mitchell Rubenstein
	Title:	Chairman and CEO

KEY BRAND ENTERTAINMENT INC.

By:	/s/ David B. Stern
	Name:	David B. Stern
	Title:	Secretary

Signature Page to Amendment No. 2 to Stock Purchase Agreement

EXECUTION COPY

AMENDMENT NO. 3 TO STOCK PURCHASE AGREEMENT

AMENDMENT NO. 3 TO STOCK PURCHASE AGREEMENT, dated as of April 9, 2010 (this “ Amendment ” ), is by and between Key Brand Entertainment Inc. a Delaware corporation (“ Purchaser ” ), and Hollywood Media Corp., a Florida corporation (the “ Selling Stockholder ” ).

WITNESSETH:
WHEREAS, Purchaser and Selling Stockholder are parties to that certain Stock Purchase Agreement, dated as of December 22, 2009, as amended by that Amendment No. 1 to Stock Purchase Agreement, dated as of January 13, 2010, and that Amendment No. 2 to the Stock Purchase Agreement, dated as of January 21, 2010 (the “ Purchase Agreement ” ); and

WHEREAS, the parties desire to, subject to the terms and conditions contained herein, amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Purchase Agreement, the parties hereto agree as follows:

1.          Definitions . Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.          Amendment to Purchase Agreement . The Purchase Agreement is hereby amended to replace the date “June 22,2010” contained in Section 4.2(a) of the Purchase Agreement with “July 30, 2010”.
3.          No Further Amendments . Except as amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

4.          Governing Law . This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction, except for matters that are required to be determined with respect to the Selling Stockholder by the Florida Business Corporation Act, which shall be governed by and construed in accordance with the laws of the State of Florida.

5.          Counterparts . This Amendment may be executed in multiple counterparts and by facsimile or other electronic means, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers, as of the date first written above.

HOLLYWOOD MEDIA CORP.

By:	/s/ Scott Gomez
Name: Scott Gomez
Title: CAO

KEY BRAND ENTERTAINMENT INC.

By:	/s/ Liam Lynch
Name: Liam Lynch
Title: Chief Financial Officer

Signature Page to Amendment No. 3 to Stock Purchase Agreement

Annex B

Terms of the Promissory Note

Borrower:	Key Brand Entertainment Inc. (the “ Borrower ”).

Lender:	Hollywood Media Corp. (the “ Lender ”).

Agent:	JPMorgan Chase Bank, N.A. (the “ Agent ”).

Credit Agreement:
That certain Credit, Security, Pledge and Guaranty Agreement, dated as of January 23, 2008, by and among, inter alios , the Borrower, Toronto Theater Ltd., the guarantors and lenders named therein, and the Agent, as amended by that Amendment No. 1 to Credit Agreement, dated as of August 22, 2008 (the “ Credit Agreement ”).

Second Lien Facilities:
A second lien facility to be entered into among the Borrower, Theatre Direct NY, Inc. (the “ Company ”), the Lender and the Agent in connection with the closing of the Transactions (the “ Second Lien Facilities ”).

Second Lien Note:	The promissory note to be delivered in connection with the closing of the Second Lien Facilities (the “ Note ”).

Principal Amount:	$8,500,000, subject to reduction as set forth in the following paragraph.

Adverse Ticketing Regulations:
The principal amount of the Second Lien Facilities and the Note shall be subject to reduction by up to $5,000,000 upon any adverse change in state or federal ticketing regulations that takes effect within two years of the Closing Date that restricts or limits the amount of services fees that may be charged on the resale of tickets (“ Adverse Ticketing Regulations ”), the actual amount of any such reduction to be determined by a valuation firm mutually acceptable to Lender and Borrower.

Any reduction of the principal amount of the Second Lien Facilities and the Note shall be added to the Earnout Amount as follows: (i) if no Earnout Amount has been earned, 50% of such reduction shall be added to the Level 1 Earnout Amount (as the Level 1 Regulatory Earnout Amount) and 50% of such reduction shall be added to the Level 2 Earnout Amount (as the Level 2 Regulatory Earnout Amount); and (ii) if the Level 1 Earnout Amount has been earned and the Level 2 Earnout Amount has not been earned, then 100% of such reduction shall be added to the Level 2 Earnout Amount (as the Level 2 Regulatory Earnout Amount); provided, however, if the entire Earnout Amount has been earned, there will be no such reduction in the Note for such Adverse Ticketing Regulation.

Interest Rate:	12% per annum, payable in quarterly in cash.

Maturity:	The Note will be payable in full upon on the fifth anniversary of the Closing Date.

Mandatory Prepayment:
The Second Lien Facilities and the Note will accelerate and become immediately due and payable upon any event of default (to be defined in a manner consistent with the definition of Events of Default in the Credit Agreement, but excluding as an Event of Default any Change in Management (as defined in the Credit Agreement)) or a change in control (to be defined in a manner consistent with the definition of Change in Control in the Credit Agreement and which shall also include any sale, transfer, disposition or change in control of the Company).

Voluntary Prepayment:
Subject to the terms of the Credit Agreement and the Intercreditor Agreement (as defined below), the obligations under the Second Lien Facility and the Note may be voluntarily prepaid in whole or in part in minimum amounts of no less than $25,000.

Ranking:
The obligations under the Second Lien Facilities and the Note will be subordinated to up to $15,000,000 in the aggregate of senior indebtedness (plus all interest accrued thereon from and after the Closing Date), including amounts outstanding under the Credit Agreement or any renewal or replacement thereof.

Security:
The obligations under the Second Lien Facilities and the Note will be secured on a second priority basis by (i) a perfected pledge of the capital stock of the Company and each direct or indirect subsidiary of the Company (subject, in the case of any foreign direct subsidiary, to a pledge of 65% of the capital stock of such foreign subsidiary) and (ii) perfected security interests in substantially all tangible and intangible assets of the Company and each direct or indirect US domestic subsidiary of the Company (including equipment, investment property, intellectual property, other general intangibles, real property and proceeds of the foregoing), which shall include a mortgage on any owned real estate but not leased real estate.

2

Facilities Documentation and Intercreditor Agreement:
The Second Lien Facilities shall be documented pursuant to a loan agreement, security documents and other ancillary documents containing terms and conditions (including representations, warranties, affirmative covenants, negative covenants and events of default) which are substantially the same as those set forth for the Credit Agreement except (i) as otherwise set forth herein, (ii) the Second Lien Facilities shall not contain any financial ratio covenants, (iii) for differences necessary or customary to reflect the relative ranking of the Credit Agreement and the Second Lien Facilities, (iv) that no representations and warranties shall be given covering any period prior to the Closing Date with respect to the Company or any of its subsidiaries and (v) events of default shall not include any Change in Management.

An intercreditor agreement (the “ Intercreditor Agreement ”) shall be executed between the Lender, the Borrower and the Agent, which shall contain market standard provisions as between first lien and second lien facilities and any other conditions required by Agent and agreed to by the Lender, including (i) permitted enforcement by the Lenders under the Second Lien Facility after a standstill period to be agreed in the event of non-payment of principal or interest, and a standstill period to be agreed in the case of a breach of any other provisions; (ii) a payment blockage period to be agreed, (iii) a provision which permits Lender to file Lender's claim in any bankruptcy of Borrower and vote Lender's claim, (iv) a provision which will require Agent not to disproportionately foreclose on the collateral for the Note as compared to the other assets which are collateral under Credit Agreement, and (v) a provision which permits Borrower to make mandatory payments of principal and interest on the Note (other than upon on acceleration due to an event of default) when there is no event of default under the Credit Agreement.

Refinancing or Replacement of the Credit Agreement:
The loans under the Credit Agreement may be refinanced or replaced by the Borrower so long as any intercreditor agreement to be agreed with the new senior lender does not contain provisions which are adverse to Lender (including with respect to ranking as set forth above) as compared to the provisions of the Intercreditor Agreement with Agent then in effect with respect to the Credit Agreement.

Assignments and Participations:
No assignments or transfers by the Borrower or the Company.  The Lender may assign or transfer participations in the Second Lien Facilities without restriction, except prior to any assignment or transfer of participations Borrower shall have the right to purchase the participations for a price equal to 102.5% of the amount offered for such participations by the proposed purchaser thereof.

Governing Law and Forum:	New York.

3

Annex C

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT

to purchase shares of

Common Stock

of

Theatre Direct NY, Inc.
a Delaware corporation

Issue Date:  [●], 20__

1.            Definitions .  As used herein the following capitalized terms shall have the meanings indicated below.

“ Affiliate ” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“ Board of Directors ” means the board of directors of the Corporation, including, if applicable, any duly authorized committee thereof.

“ Business Day ” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“ Change of Control ” means any transaction or series of related transactions, whether or not the Corporation is a party thereto, in which, after giving effect to such transaction or transactions, the outstanding Corporation Securities (on an as-converted or as-exercised basis) then representing in excess of fifty percent (50%) of the voting power or economic rights of the Corporation are owned directly by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of Persons, other than KBE and/or any of its Affiliates (including any wholly-owned subsidiary of KBE).

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“ Common Stock ” means the Corporation’s authorized shares of common stock, par value $0.01 per share, and any stock into which such common stock may hereafter be converted, changed or reclassified.

“ Common Stock Equivalents ” means, without duplication, any security of the Corporation that is convertible into, exercisable or exchangeable for, or options, warrants or other rights to acquire, directly or indirectly, Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“ Corporation ” means Theatre Direct NY, Inc., a Delaware corporation and any of its successors.

“ Corporation Securities ” means the Common Stock and/or Common Stock Equivalents, as applicable.

“ Conversion Event ” shall mean (A) any direct or indirect, whether occurring in any transaction or a series of related transactions, (i) sale, lease, license, exchange or other disposition of an or substantially all of the assets of the Corporation and its subsidiaries taken as a whole (including securities of the Corporation’s directly or indirectly owned subsidiaries), or (ii) merger, consolidation, share purchase, share exchange, business combination or recapitalization, tender or exchange offer or other similar transaction involving the Corporation or any of its subsidiaries (other than solely among or between the Corporation and any of its subsidiaries), in which the Corporation is not the continuing or surviving entity, in which the stockholders of the Corporation immediately prior to such transaction or transactions do not hold at least 50% of the voting power of the continuing or surviving entity immediately after such transaction or transactions, or pursuant to which Corporation Securities would be converted to cash, securities or other property, (B) any public offering of the Common Stock or any other equity securities of the Corporation or any of its successors, (C) any Change of Control or (D) any liquidation, dissolution or winding up of the Corporation.

“ Economic Affiliate ” means any Person of which KBE and/or any stockholder of KBE owns or is the beneficiary of, directly or indirectly through one or more intermediaries, 50% or more of the economic interests, income, profits, distributions or other similar rights or payments, whether through ownership of equity interests, by contract or otherwise.  "Economic Affiliate" also means any Person which owes to KBE and/or any stockholder of KBE, directly or indirectly through one or more intermediaries, indebtedness in an amount (including any interest, premium or other payments) that represents more than 50% of the total enterprise value of such Person.

“ Exchange Act ” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“ Exercise Price ” means $0.01 per share of Common Stock.

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“ Governmental Body ” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“ Issue Date ” means [●], 20__.

“ KBE” means Key Brand Entertainment, Inc.

“ KBE Group ” means KBE or any of its direct or indirect stockholders.

“ Person ” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“ Preferred Stock ” means any authorized class or series of capital stock of the Corporation which has any rights, privileges or preferences with respect to dividends or other distributions or upon liquidation or any deemed liquidation that are senior to the Common Stock.

“ Preferred Stock Investment Amount ” means the total cash consideration actually paid to the Corporation by any Person for the sale or issuance by the Corporation of any Preferred Stock to such Person.

“ Purchase Agreement ” means that certain Stock Purchase Agreement, dated as of December [ • ], 2009, as may be amended from time to time, between the Corporation and the Warrantholder, including all schedules and exhibits thereto.

“ Regulatory Approvals ” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for the Shares and to own such Shares without the Warrantholder being in violation of any applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, or notifications to any Governmental Body, including the expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“ SEC ” means the U.S. Securities and Exchange Commission.

“ Securities Act ” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“ Warrant ” means this Warrant as it may be amended, modified or replaced from time to time.

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2.            Number of Shares; Exercise Price .  This certifies that, for value received, HOLLYWOOD MEDIA CORP. (together with its successors and assigns, the “ Warrantholder ”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Corporation [_________] 1 shares of Common Stock (the “ Shares ”), at a purchase price per share equal to the Exercise Price.  The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.            Conversion Event; Exercise of Warrant .  This Warrant shall only be exercisable if a Conversion Event occurs and shall only be exercised in whole not in part. The Corporation shall notify the Warrantholder of any Conversion Event, as promptly as practicable and in any event at least ten (10) Business Days prior to the consummation of such Conversion Event, which notice shall contain the material terms and conditions of such Conversion Event and the confirmation of the Warrantholder’s rights under this Section 3.  The right to purchase the Shares represented by this Warrant shall be exercisable, in whole and not in part, by the Warrantholder in connection with and subject to the consummation or occurrence of any Conversion Event by (A) the surrender of this Warrant and delivery of the Notice of Exercise annexed hereto at the principal executive office of the Corporation located at 1619 Broadway, 9th Floor, New York, NY 10019 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder), and (B) payment of the Exercise Price for the Shares at the election of the Warrantholder by tendering in cash, by certified or cashier’s check payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation.

4.           Issuance of Shares; Authorization; Listing .  If this Warrant has been duly exercised in accordance with the terms of this Warrant, certificates for Shares issuable upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons no later than three (3) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant; provided, however, if the Shares are converted into cash, securities or other property pursuant to the Conversion Event resulting in the exercise hereof, then the Shares shall not be issued and this Warrant shall entitle the holder thereof to receive the cash, securities and/or other property payable for the Shares issuable upon exercise of this Warrant. The Corporation agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date.  The Corporation hereby represents and warrants that the Shares issuable upon the exercise of this Warrant in accordance with the provisions of Section 3 when issued will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of Shares issuable upon exercise of this Warrant.  The Corporation will use commercially reasonable efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.  The Corporation will reasonably cooperate to take such other actions as are necessary to obtain any Regulatory Approvals applicable to Warrantholder’s exercise of its rights hereunder, including with respect to the issuance of the Shares.

  1 Insert number equal to five percent (5%) of the fully-diluted Common Stock as of the Closing Date under the Purchase Agreement.

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5.            Fractional Shares .  Fractional Shares may be issued upon any exercise of this Warrant.

6.            No Rights as Stockholders; Transfer Books .  Except as set forth herein, this Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the date of exercise hereof.  The Corporation will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.            Charges, Taxes and Expenses .  Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.

8.            Transfer/Assignment .  Prior to delivery of a notice of redemption under Section 11 (A) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3.  All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Corporation.  For all purposes of this Warrant, if there is more than one Warrantholder at any time, all actions or approvals hereunder, including the exercise of the Warrant under Section 3 hereof or the election to put the Warrant under Section 11(B) hereof by Warrantholders, shall be made by a majority-in-interest of Warrantholders at such time (based on the number of Shares exercisable under all Warrants) and any such actions or approvals shall be binding on all Warrantholders.

9.            Loss, Theft, Destruction or Mutilation of Warrant .  Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an, indemnity or security reasonably satisfactory to the Corporation (but without requiring the posting of any bond or letter or credit), or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

10.          Saturdays, Sundays, Holidays, etc.   If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

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11.         Redemption and Put of Warrant .

(A)        At any time after the first (1st) anniversary of the Issue Date, the Corporation may elect to redeem this Warrant (or the Shares issued upon exercise of this Warrant), in whole and not in part, in exchange for an amount equal to the greater of (x) the aggregate Fair Market Value of the Shares on or about the date of notice of redemption and (y) $1,000,000 (the “ Redemption Price ”) by delivering to the Warrantholder a notice of redemption, which when delivered shall be irrevocable by the Corporation and binding on the Corporation and the Warrantholder, stating the Corporation’s intent to redeem this Warrant and the effective date for such redemption (which shall not be more than ten (10) Business Days from the date of such notice).

(B)         At any time after the seventh (7th) anniversary of the Issue Date, the Warrantholder may elect to put this Warrant, in whole and not in part, to the Corporation in exchange for an amount equal to the greater of (x) the aggregate Fair Market Value of the Shares, and (y) $1,000,000 (the “ Put Price ”) by delivering to the Corporation a put notice, which when delivered shall be irrevocable by the Warrantholder and binding on the Warrantholder and the Corporation, stating the Warrantholder’s intent to put this Warrant back to the Corporation and the effective date of such put (which shall not be less than twenty (20) Business Days from the date of such notice).  Notwithstanding the foregoing, if the Corporation has delivered notice of a Conversion Event and such Conversion Event is consummated within thirty (30) days thereof, the Warrantholder may not exercise the put under this Section 11(B) until after such thirty (30) day period; provided that such restriction shall apply to only one such notice.

(C)         The Redemption Price or the Put Price, as applicable, shall be payable by the Corporation on the effective redemption or put date, as set forth in notices delivered pursuant to clauses (A) or (B) of Section 11, as applicable, by wire transfer of immediately available funds into an account designated by the Warrantholder.

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(D)         For purposes of this Warrant, “ Fair Market Value ” means fair market value as mutually agreed by the Corporation and the Warrantholder; provided , however , that if such parties are unable to reach such agreement within a fifteen (15) Business Day period after one party delivers written notice to the other party that the notifying party desires to determine Fair Market Value for purposes of this Section 11, they shall promptly thereafter submit the matter to a mutually agreeable (acting reasonably and in good faith) nationally recognized appraisal firm with experience in such matters (the “ Appraiser ”) for a binding determination.  Upon selection of the Appraiser, the Corporation and the Warrantholder shall submit to the Appraiser each of their proposed determinations of fair market value and agree to execute a reasonable engagement letter with the Appraiser in connection therewith.  The Corporation and the Warrantholder shall cooperate with the Appraiser and promptly provide all documents and information requested by the Appraiser.  The Appraiser’s determination of fair market value shall not be less than the Corporation’s submitted determination of fair market value or more than the Warrantholder’s submitted determination of fair market value. The Appraiser shall deliver to the Corporation and the Warrantholder, as promptly as practicable (but in any case no later than thirty (30) days from the date of engagement of the Appraiser), a report setting forth its calculation of fair market value, including the basis and explanation therefor.  Such report shall be final and binding upon the Corporation and the Warrantholder, shall be deemed a final arbitration award that is binding on the Corporation and the Warrantholder, and neither the Corporation nor the Warrantholder shall seek further recourse to courts or other tribunals, other than to enforce such report.  Judgment may be entered to enforce such report in any court of competent jurisdiction.  The Appraiser will determine the allocation of the cost of its review and report based on the inverse of the percentage its determination (before such allocation) bears to the total amount of the differential between the fair market values as originally submitted by the Corporation and the Warrantholder to the Appraiser.  For example, should the differential in the fair market values submitted by the parties amount to $1,000 and the Appraiser awards $600 more than the Corporation’s original determination of fair market value, then 60% of the costs of its review would be borne by Corporation and 40% of the costs would be borne by the Warrantholder.  The Fair Market Value determined under this subsection shall be the Fair Market Value for a redemption provided that notice of such redemption is given within sixty (60)  days after such determination is made.  In case the Corporation shall make any payment, dividend or distribution (a “ Distribution ”) in the form of indebtedness, assets, cash, rights or other property (excluding (i) dividends pursuant to which subsection (A) of Section 12 as applicable and (ii) any Distribution with respect to any shares of Preferred Stock up to the Preferred Stock Investment Amount for such shares of Preferred Stock) on or with respect to any equity securities (or securities exercisable for or convertible into any equity securities) of the Corporation owned of record or beneficially by any member of the KBE Group or any Economic Affiliate between the Issue Date and the date of any determination of the Fair Market Value hereunder (whether by mutual agreement of by the Appraiser), Fair Market Value shall include or take into account the value of any and all such Distributions.

(E)         In the event of a redemption or put of this Warrant pursuant to this Section 11 (including payment in full of the Redemption Price or Put Price, as applicable), this Warrant shall automatically be cancelled and the Warrantholder shall have no further rights under this Warrant.

12.         Adjustments and Other Rights .  The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:

(A)         Stock Splits, Subdivisions, Reclassifications or Combinations .  If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of this Warrant determined pursuant to the immediately preceding sentence.

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(B)          Certain Issuances of Corporation Securities .  If the Corporation shall issue any Corporation Securities (other than in a transaction to which subsection (A) of this Section 12 is applicable) without consideration or at a consideration per share of Common Stock (or having a conversion or exercise price per share of Common Stock) that is less than the current Fair Market Value of the Common Stock, in such event:

(i) the number of Shares issuable upon the exercise of this Warrant immediately prior to such issuance (the “ Initial Number ”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Corporation outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which Common Stock Equivalents may be exercised or converted) and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which Common Stock Equivalents may be exercised or converted) would purchase at the Fair Market Value on the date of such issuance; and

(ii) the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (i) above.

For purposes of the foregoing, the aggregate consideration receivable by the Corporation in connection with the issuance of Corporation Securities shall be deemed to be equal to the sum of the offering price of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any Common Stock Equivalents.  If there is an adjustment to the Initial Number and the Exercise Price in connection with an issuance of a Common Stock Equivalent, then there shall be no further adjustment when Common Stock is issued under such Common Stock Equivalent, unless such Common Stock Equivalent by its terms provides, with the passage of time or otherwise, for any increase or decrease in the exercise or conversion price for or the number of shares of Common Stock issuable under such Common Stock Equivalent, in which case the Exercise Price or the Initial Number shall be recomputed to reflect any such increase or decrease as of the date of exercise or conversion.  Further, if there is no adjustment to the Exercise Price or the Initial Number required in connection with the issuance of a Common Stock Equivalent, then no adjustment to the Initial Number and the Exercise Price shall be required when Common Stock is issued under such Common Stock Equivalent, unless such Common Stock Equivalent by its terms provides, with the passage of time or otherwise, for any increase or decrease in the exercise or conversion price for or the number of shares of Common Stock issuable under such Common Stock Equivalent, in which case the Exercise Price or the Initial Number shall be recomputed to reflect any such increase or decrease as of the date of exercise or conversion.  Without the prior written consent of the Warrantholder, the Corporation agrees that it will not issue to any member of the KBE Group or any Economic Affiliate any equity securities (or securities exercisable for or convertible into any equity securities), including Preferred Stock, other than Corporation Securities and other than Preferred Stock with a liquidation preference equal to no more than the Preferred Stock Investment Amount for such Preferred Stock and which does not accrue or pay any dividends.

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(C)          Rounding of Calculations; Minimum Adjustments .  All calculations under this Section 12 shall be made to the nearest one-thousandth (1/1000th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.0001 or one-hundredth (1/100th) of a share of Common Stock.

(D)          Statement Regarding Adjustments .  Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 12, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent to the Warrantholder.

(E)          Proceedings Prior to Any Action Requiring Adjustment .  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Corporation shall take any action which may be necessary, including obtaining regulatory or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 12.

(F)          Adjustment Rules .  Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur.

13.         Governing Law .  This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

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14.         Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial .  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the borough of Manhattan of the City, County and State of New York over any dispute arising out of or relating to this Warrant or any suit, action proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto hereby consents to process being served by any party to this Warrant in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 16.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS WARRANT.

15.         Binding Effect .  This Warrant shall be binding upon any successors or assigns of the Corporation; provided that this Warrant may not be assigned, conveyed or otherwise transferred by the Corporation without the prior written consent of the Warrantholder.

16.         Notices .  All notices and other communications under this Warrant shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Corporation, to:

Theatre Direct NY, Inc.
1619 Broadway, 9th Floor
New York, NY  10019
Attention: John Gore
Facsimile: (971) 421-5430

With a copy (which shall not constitute notice) to:

Key Brand Entertainment Inc.
10880 Wilshire Boulevard, Suite 870
Los Angeles, CA  90024
Attention: David Bauer Stern, Esq. and Tom McGrath
Facsimile: (310) 446-4930

and

Jeffer, Mangels, Butler & Marmaro LLP
1900 Avenue of the Stars, 7th Floor
Los Angeles, CA  90067
Facsimile: (310) 203-0567
Attention: Frederick W. Gartside, Esq.

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If to the Warrantholder, to:

Hollywood Media Corp.
2255 Glades Road, Suite 221A
Boca Raton, Florida 33431
Facsimile: (561) 998-2974
Attention: Mitchell Rubenstein

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Facsimile: (212) 833-8007
Attention:  S. Scott Parel
Marita A. Makinen

17.         Entire Agreement; Amendments and Waivers .  This Warrant and the Purchase Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof.  This Warrant can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Warrant signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Warrant, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Warrant shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

18.         Counterparts .  This Warrant may be executed in multiple counterparts and by facsimile or other electronic means, each of which will be deemed to be an original copy of this Warrant and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by their respective authorized officers, as of the date first written above.

THEATRE DIRECT NY, INC.

By:
Name:
Title:

HOLLYWOOD MEDIA CORP.

By:
Name:
Title:
[SIGNATURE PAGE TO WARRANT]

[Form of Notice of Exercise]

Date: _________

To: ________________________

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby subscribes for and purchases the number of shares of the Common Stock covered by such Warrant, as set forth below.

[If payment is made by certified or cashier’s check].  The undersigned, in accordance with Section 3 of the Warrant, hereby includes a [certified] [cashier’s check] for the aggregate Exercise Price for such shares of Common Stock.

[If payment is made by wire transfer]  The undersigned, in accordance with Section 3 of the Warrant, hereby certifies that it has paid the aggregate Exercise Price for such shares of Common Stock by wire transfer of immediately available funds to an account designated by the Corporation.

Number of Shares of Common Stock: ____________________

Aggregate Exercise Price: _____________________________________]

Holder:

By:

Name:

Title:   ________

Annex D

ESCROW AGREEMENT

between

Hollywood Media Corp.,

Key Brand Entertainment Inc.
_____________________________

and

THE BANK OF NEW YORK MELLON

Dated as of December 22, 2009

ESCROW AGREEMENT made this 22nd day of December 2009 by and between THE BANK OF NEW YORK MELLON ("Escrow Agent"), HOLLYWOOD MEDIA CORP. (“HMC”) and KEY BRAND ENTERTAINMENT INC. (“KBE”, both collectively the "Depositors" and each individually the "Depositor").

Depositors and Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein, Escrow Agent shall hold in escrow and shall distribute Escrow Property (as defined herein) in accordance with and subject to the following Instructions and Terms and Conditions:

I. INSTRUCTIONS:

1.	Escrow Property
The property and/or funds deposited or to be deposited withEscrow Agent by Depositors shall be as follows:

US $1,200,000.00

The foregoing property and/or funds, plus all interest, dividends and other distributions and payments thereon (collectively the "Distributions") received by Escrow Agent, less any property and/or funds distributed or paid in accordance with this Escrow Agreement, are collectively referred to herein as "Escrow Property."

2.	Investment of Escrow Property Depositors are to select one of the following options:

____	(a)	Escrow Agent shall have no obligation to pay interest on or to invest or reinvest any Escrow Property deposited or received hereunder.

X__	(b)	Upon written directions from the Depositors, the Escrow Agent shall invest or reinvest Escrow Property without distinction between principal and income, in the following:

Interest bearing bank deposits or marketable obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or money market funds subject to the requirements of the Investment Company Act of 1940, as amended, invested in any one or more of the aforementioned types of instruments.

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Escrow Agent shall have no liability for any loss arising from or related to any such investment other than in accordance with paragraph 4 of the Terms and Conditions.

3.	Distribution of Escrow Property

Notwithstanding anything to the contrary herein (other than Section II.22), Escrow Agent shall only release the Escrow Property as directed by a written notice signed by both Depositors or a final, non-appealable order of a court of competent jurisdiction directing the release or delivery of the Escrow Property.  The Depositors hereby agree to execute and deliver joint written instructions for the release of the Escrow Property for any payment of the Escrow Property required by that certain Stock Purchase Agreement, dated as of the date hereof, by and between HMC and KBE.

4.	Addresses

Notices, instructions and other communications shall be sent to Escrow Agent, Corporate Trust Administration, 101 Barclay Street-Floor 8W, New York, New York 10286, Attn.: Insurance Trust and Escrow Group or Odell.Romeo@BNYMellon.com and to Depositors as follows:

If to Hollywood Media Corp., to:

Hollywood Media Corp.
2255 Glades Road, Suite 221A
Boca Raton, Florida 33431
Facsimile: (561) 998-2974
Attention: Mitchell Rubenstein

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Facsimile: (212) 833-8007
Attention: S. Scott Parel
 Marita A. Makinen

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If to Key Brand Entertainment Inc., to:

Key Brand Entertainment Inc.
1619 Broadway, 9th Floor
New York, NY  10019
Attention: John Gore
Facsimile: (971) 421-5430

With a copy (which shall not constitute notice) to:

David Bauer Stern, Esq.
General Counsel
10880 Wilshire Boulevard, Suite 870
Los Angeles, CA  90024
Facsimile: (310) 446-4930

and
Jeffer, Mangels, Butler & Marmaro LLP
 1900 Avenue of the Stars, 7th Floor
Los Angeles, CA  90067
Facsimile: (310) 203-0567

Attention: Frederick W. Gartside, Esq.

5.	Compensation

(a)
Depositors shall pay Escrow Agent an annual fee of $6,000, payable upon execution of this Agreement and thereafter on each anniversary date of this Agreement. The annual fee shall not be pro-rated for any portion of a year.

(b)	Depositors shall pay all activity charges as per Escrow Agent’s fee schedule attached hereto as Exhibit A.

(c)	Depositors shall be responsible for and shall reimburse Escrow Agent upon demand for all expenses, disbursements and advances incurred or made by Escrow Agent in connection with this Agreement.

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II. TERMS AND CONDITIONS:

1.
The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied.  Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Depositors or to which any Depositor is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from any Depositor or any entity acting on its behalf.  Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

2.
This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

3.
If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

4.
(a) Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of fraud, gross negligence or willful misconduct on its part.  In the absence of fraud, gross negligence and willful misconduct on its part, the Escrow Agent shall not be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from any Depositor or any entity acting on behalf of any Depositor, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Property, valued as of the date of deposit.

5

(b) If any fees, expenses or costs incurred by, or any obligations owed to, Escrow Agent hereunder are not promptly paid when due, Escrow Agent may reimburse itself therefor from the Escrow Property.  As security for the due and punctual performance of any and all of Depositors' obligations to Escrow Agent hereunder, now or hereafter arising, Depositors, individually and collectively, hereby pledge, assign and grant to Escrow Agent a continuing security interest in, and a lien on, the Escrow Property and all Distributions thereon or additions thereto (whether such additions are the result of deposits by Depositors or the investment of Escrow Property).  The security interest of Escrow Agent shall at all times be valid, perfected and enforceable by Escrow Agent against Depositors and all third parties in accordance with the terms of this Escrow Agreement.

(c) Escrow Agent may consult with legal counsel at the expense of the Depositors as to any matter relating to this Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(d) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5.
Unless otherwise specifically set forth herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder.  All such collections shall be subject to Escrow Agent's usual collection practices or terms regarding items received by Escrow Agent for deposit or collection.  Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

6.
Escrow Agent shall provide to Depositors monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Depositors unless Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.

6

7.
Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

8.
Notices, instructions or other communications shall be in writing and shall be given to the address set forth in the "Addresses" provision herein (or to such other address as may be substituted therefor by written notification to Escrow Agent or Depositors).  Notices to Escrow Agent shall be deemed to be given when actually received by Escrow Agent's Insurance Trust and Escrow Unit of the Corporate Trust Division.  Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by Depositors or by a person or persons authorized by Depositors.  Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

9.
Depositors, jointly and severally, shall be liable for and shall reimburse and indemnify Escrow Agent and hold Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising from or in connection with or related to this Escrow Agreement or being Escrow Agent hereunder, including, but not limited to, (i)Losses incurred by Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part or (ii) Losses incurred or sustained by the Escrow Agent as a result of or in connection with the Escrow Agent’s reliance upon and compliance with instructions or directions given by facsimile or electronic transmission; provided, however, that nothing contained herein shall require Escrow Agent to be indemnified for Losses caused by its fraud, gross negligence or willful misconduct, it being understood that the failure of the Escrow Agent to verify or confirm that the person giving the instructions or directions, is, in fact, an authorized person does not constitute gross negligence or willful misconduct.

10.
(a) Depositors may remove Escrow Agent at any time by giving to Escrow Agent thirty (30) calendar days' prior notice in writing signed by all Depositors.  Escrow Agent may resign at any time by giving thirty (30)calendar days' prior written notice thereof.

7

(b) Within ten (10) calendar days after giving the foregoing notice of removal to Escrow Agent or receiving the foregoing notice of resignation from Escrow Agent, all Depositors shall jointly agree on and appoint a successor Escrow Agent.  If a successor Escrow Agent has not accepted such appointment by the end of such 10-day period, Escrow Agent may, in its sole discretion, apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief.  The costs and expenses (including reasonable attorneys' fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by, and be deemed a joint and several obligation of, the Depositors.

(c) Upon receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less Escrow Agent's fees, costs and expenses or other obligations owed to Escrow Agent, or hold such Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

(d) Upon delivery of the Escrow Property to successor Escrow Agent, Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

11.
(a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Property, unless Escrow Agent receives written instructions, signed by all Depositors, which eliminates such ambiguity or uncertainty.

(b) In the event of any dispute between or conflicting claims by or among the Depositors and/or any other person or entity with respect to any Escrow Property, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to the Depositors for failure or refusal to comply with such conflicting claims, demands or instructions.  Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting.  Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary.  The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Depositors.

8

12.
This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York.  Each of the Depositors hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York or elsewhere as Escrow Agent may select.  Each of the Depositors hereby waives the right to trial by jury and to assert counterclaims in any such proceedings.  To the extent that in any jurisdiction any Depositor may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity.  Each Depositor waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

13.
Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

14.
The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies.  The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

15.
Each Depositor hereby represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by Depositor do not and will not violate any applicable law or regulation.

9

16.
The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

17.	This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

18.
This Agreement shall terminate upon the distribution of all Escrow Property from the Account.  The provisions of these Terms and Conditions shall survive termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

19.
No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "The Bank of New York Mellon" by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of Escrow Agent.

20.	The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

21.
This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

22.
The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. If Closing does not occur prior to December 31, 2009, KBE shall be deemed the owner of the Escrow Property for tax purposes, and KBE will be required to report its earnings as reported by the Escrow Agent. The Escrow Agent shall release an amount equal to _40% of the earnings within thirty (30) days of the end of each calendar year to KBE in order to pay taxes on such earnings.  KBE shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes; provided, however, that if the Escrow Property is disbursed to a Depositor, then the earnings included in such disbursement shall be allocated to such Depositor for tax purposes and such Depositor shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes.  Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes.  The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications.  It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrowed Property and is not responsible for any other reporting.  This paragraph and paragraph (9) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

10

23.
Notwithstanding anything to the contrary contained herein, in all circumstances under which Depositors are jointly or jointly and severally obligated to make payments to Escrow Agent, which includes all compensation under Section I.5 above, as between the Depositors, such payments shall be borne fifty percent (50%) by each Depositor and to the extent Depositor fails to make such payment any right it has to receive distributions of the Escrow Property hereunder shall be reduced accordingly.

[Signature page to follow]

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IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

Hollywood Media Corp.		Key Brand Entertainment Inc.

By:	/s/ Mitchell Rubenstein	By:	/s/ John Gore
Name:	Mitchell Rubenstein	Name:	John Gore
Title:	Chairman and CEO	Title:	John Gore

THE BANK OF NEW YORK MELLON, as Escrow Agent

By:	/s/ Odell Romeo
Name:	Odell Romeo
Title:	Vice President

12

Annex E

                                      December 18, 2009

Board of Directors
Hollywood Media Corp.
2255 Glades Road
Boca Raton, Florida 33431

Ladies and Gentlemen:

You have asked us to advise you with respect to the fairness to Hollywood Media Corp., a Florida corporation (“Hollywood”), from a financial point of view of the consideration proposed to be received by Hollywood pursuant to the terms of the Stock Purchase Agreement, substantially in the form of the draft dated December 12, 2009 (the “Agreement”), by and between Key Brand Entertainment Inc., a Delaware corporation (“KBE”), and Hollywood.  Capitalized terms used herein but not otherwise defined herein shall have the definitions given to them in the Agreement.

We understand that the Agreement provides for the sale of all of the issued and outstanding shares of common stock, par value $0.01 per share (collectively, the “Theater Direct Stock”) of Theatre Direct NY, Inc., a Delaware corporation and wholly-owned subsidiary of Hollywood (“Theater Direct”) to KBE (the “Transaction”), and that, as consideration for the Theater Direct Stock to be sold by Hollywood in the Transaction, Hollywood will receive (i) an amount in cash equal to $20,000,000, subject to adjustments pursuant to the Agreement, plus (ii) a secured promissory note issued by KBE to Hollywood, in the initial principal amount of $8,500,000, subject to downward adjustments (as to which adjustments we express no opinion) (the “Note”), plus (iii) a warrant to purchase shares representing 5% of the fully-diluted Theater Direct Stock as of the Closing Date (the “Warrant”), plus (iv) Earnout Payment Amounts, if any, representing up to $14,000,000 in the aggregate, subject to upward adjustments (as to which adjustments we express no opinion) (the “Earnouts”), plus (v) the assumption by KBE of certain liabilities of Theatre Direct payable upon consummation of the Transaction (clauses (i) through (v) in the aggregate, the “Aggregate Consideration”).  The terms and conditions of the Transaction are more fully set forth in the Agreement.

For purposes of the opinion set forth herein, we have:

(i)             reviewed certain publicly available financial statements and/or other information of Hollywood, Theater Direct and KBE;

(ii)            reviewed certain internal financial statements and other financial and operating data concerning Hollywood, Theater Direct and KBE prepared by the management of Hollywood, Theater Direct and KBE, respectively;

(iii)           reviewed certain financial projections for Theater Direct and KBE prepared by the management of Theater Direct and KBE, respectively;

(iv)          discussed the past and current operations, financial condition and prospects of Hollywood, Theater Direct and KBE with management of Hollywood, Theater Direct and KBE, respectively;

(v)           compared the financial performance and condition of Theater Direct with that of certain other comparable publicly traded companies;

(vi)           reviewed publicly available information regarding the financial terms of certain transactions we consider comparable, in whole or in part, to the Transaction;

(vii)          participated in certain discussions among representatives of each of Hollywood, Theater Direct and KBE;

(viii)         reviewed the Agreement, substantially in the form of the draft dated December 12, 2009;

(ix)           reviewed the Terms of Note, Form of Warrant, Form of Selling Stockholder Release, Form of Transition Services Agreement, and Form of Non-Competition Agreement, each substantially in the form of the drafts dated December 12, 2009 (the “Ancillary Agreements”), and certain related documents; and

(x)            performed such other analyses as we have deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion and we have not assumed any responsibility for independent verification of such information and have relied on such information being complete and correct.  With respect to the financial projections of Theater Direct and KBE, we have assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Theater Direct and KBE, respectively.  We have not conducted a physical inspection of the facilities or property of Theater Direct, Hollywood or KBE.  We have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities of Theater Direct, Hollywood or KBE, nor have we been furnished with any such valuation or appraisal.  We have not made any independent valuation or appraisal of Hollywood, and we do not express any opinion as to the Aggregate Consideration proposed to be received in the Transaction relative to the price of Hollywood Common Stock. Furthermore, we have not considered any tax, accounting or legal effects of the Transaction or the transaction structure on any person or entity.

We have assumed that the final form of the Agreement and each Ancillary Agreement will be substantially the same as the last draft of each document reviewed by us.  We have also assumed that the Transaction will be consummated in accordance with the terms of the Agreement and the Ancillary Agreements, without waiver, modification or amendment of any material term, condition or agreement (including, without limitation, the Aggregate Consideration proposed to be received by Hollywood in connection with the Transaction), and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on Theater Direct or Hollywood or the contemplated benefits of the Transaction.  We have further assumed that all representations and warranties set forth in the Agreement and Ancillary Agreements are and will be true and correct as of all the dates made or deemed made and that all parties to the Agreement and Ancillary Agreements will comply with all covenants of such party thereunder.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, December 18, 2009.  In particular, we do not express any opinion as to what the value of Theater Direct Stock will be at any future time, which may vary depending upon, among other things, market conditions, general economic conditions and other factors that generally influence the price of securities.  We do not express any opinion as to whether the Warrants will be exercised, redeemed or put at any future time in accordance with the terms thereof or what the redemption or put price would be at any future time or what the value of the shares of Theater Direct Stock issuable upon exercise of the Warrants will be when (and if) issued as contemplated by the Form of Warrant.  Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.  This opinion does not address the fairness of the terms of the Warrants or the Note.  We do not express any opinion as to the likelihood that Theater Direct will achieve any of the milestones upon which the Earnouts are conditioned nor have we conducted any analysis as to KBE’s ability to fulfill its future obligations to Hollywood, including the payment of the Warrants and the Note.  Furthermore, our opinion does not address Hollywood’s underlying business decision to undertake the Transaction, and our opinion does not address the relative merits of the Transaction as compared to any alternative transactions that might be available to Hollywood.

We have acted as financial advisor to Hollywood in connection with the Transaction and will receive a fee for our services, payable upon the delivery of this opinion.  We may receive additional consideration for our services upon the closing of the Transaction.  In performing our work as financial advisor to Hollywood, we solicited interest from other parties with respect to a merger or other business combination transaction involving Theater Direct.  Except in our role as financial advisor to Hollywood in connection with the Transaction, during the past two years, we have not provided financial advisory services to Hollywood, Theater Direct or KBE or any of their affiliates,  The issuance of this opinion has been authorized by our fairness opinion committee.

This letter is for the information of the board of directors of Hollywood in connection with its consideration of the Transaction, and may not be reproduced, summarized, described, referred to or used for any other purpose without our prior written consent, except as part of a proxy statement relating to the vote of the holders of Hollywood common stock in connection with the Transaction.  We express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the consideration to be received by Hollywood pursuant to the Agreement.  This letter does not constitute a recommendation to any holder of Hollywood Common Stock as to how any such holder should vote or act on any matter relating to the Transaction.

Based on, and subject to, the foregoing, we are of the opinion that on the date hereof, the Aggregate Consideration proposed to be received by Hollywood in connection with the Transaction is fair from a financial point of view to Hollywood.

Very truly yours,

PETER J. SOLOMON COMPANY L.P.

Annex F
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Hollywood Media Corp.

Boca Raton, Florida

We have audited the accompanying consolidated balance sheets of Hollywood Media Corp. and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hollywood Media Corp. and Subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

KAUFMAN, ROSSIN & CO., P.A.

Miami, Florida

March 18, 2010

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$11,764,810	$12,685,946
Receivables, net	897,503	1,433,797
Inventories held for sale	3,735,691	4,491,841
Deferred ticket costs	10,985,160	12,085,237
Prepaid expenses	1,896,237	1,418,563
Other receivables	1,125,263	1,287,752
Other current assets	436,675	99,945
Related party receivable	335,245	143,464
Restricted cash	1,221,000	2,600,000
Total current assets	32,397,584	36,246,545

PROPERTY AND EQUIPMENT, net	4,369,085	4,649,202
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	230,097	132,800
INTANGIBLE ASSETS, net	390,818	682,896
GOODWILL	20,197,513	25,154,292
OTHER ASSETS	21,082	73,126
TOTAL ASSETS	$57,606,179	$66,938,861

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,632,351	$1,329,949
Accrued expenses and other	3,074,549	3,708,652
Deferred revenue	14,012,178	15,196,455
Gift certificate liability	3,794,899	3,434,359
Customer deposits	948,273	831,838
Current portion of capital lease obligations	123,061	203,579
Current portion of notes payable	37,454	43,147
Related party payable	-	2,622,438
Total current liabilities	23,622,765	27,370,417

DEFERRED REVENUE	309,190	401,309
CAPITAL LEASE OBLIGATIONS, less current portion	75,830	203,901
OTHER DEFERRED LIABILITY	1,105,553	1,168,096
NOTES PAYABLE, less current portion	2,432	36,258

COMMITMENTS AND CONTINGENCES

SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; 31,037,656 and
30,883,913 shares issued and outstanding at December 31, 2009 and
December 31, 2008, respectively	310,377	308,839
Additional paid-in capital	309,480,331	309,100,760
Accumulated deficit	(277,315,848)	(271,695,431)
Total Hollywood Media Corp. shareholders’ equity	32,474,860	37,714,168
Non-controlling interest	15,549	44,712
Total shareholders’ equity	32,490,409	37,758,880
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$57,606,179	$66,938,861

The accompanying notes to consolidated financial statements
are an integral part of these consolidated balance sheets.

1

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	YEAR ENDED DECEMBER 31,

	2009	2008	2007
NET REVENUES
Ticketing	$98,860,362	$110,918,969	$111,792,068
Other	4,518,548	6,138,962	6,369,156

	103,378,910	117,057,931	118,161,224

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	81,014,536	92,882,066	94,017,924
Editorial, production, development and technology	2,569,354	3,323,546	3,590,192
Selling, general and administrative	10,827,719	13,932,852	14,269,974
Payroll and benefits	10,574,375	13,284,857	13,368,817
Impairment loss	-	3,524,697	-
Depreciation and amortization	1,590,598	2,224,831	1,378,492

Total operating costs and expenses	106,576,582	129,172,849	126,625,399

Loss from operations	(3,197,672)	(12,114,918)	(8,464,175)

EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES

Equity in earnings of unconsolidated investees	2,006,498	1,160,623	4,747
Impairment loss	(5,000,000)	-	-

Total equity in earnings (losses) of unconsolidated investees	(2,993,502)	1,160,623	4,747

OTHER INCOME (EXPENSE):
Interest, net	28,922	425,251	199,437
Other, net	(75,146)	44,958	(50,935)

Loss from continuing operations	(6,237,398)	(10,484,086)	(8,310,926)

Gain (loss) on sale of discontinued operations, net of income taxes	614,572	(4,655,122)	10,254,287
Loss from discontinued operations	-	(1,635,750)	(211,993)

Income (loss) from discontinued operations	614,572	(6,290,872)	10,042,294

Net income (loss)	(5,622,826)	(16,774,958)	1,731,368

NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING	2,409	(81,365)	3,241
INTEREST

Net income (loss) attributable to Hollywood Media Corp.	$(5,620,417)	$(16,856,323)	$1,734,609

Basic and diluted income (loss) per common share
Continuing operations	$(0.20)	$(0.33)	$(0.25)
Discontinued operations	0.02	(0.20)	0.30
Total basic and diluted net income (loss) per share	$(0.18)	$(0.53)	$0.05

Weighted average common and common equivalent shares
outstanding – basic and diluted	30,584,902	31,793,853	33,303,886

The accompanying notes to consolidated financial statements
are an integral part of these consolidated statements of operations.

2

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-in Capital	Deficit	Total

Balance – December 31, 2006	33,476,530	$334,765	$311,210,796	$(255,846,144)	$55,699,417

Effect of adoption of FSP EITF 00-19-2	-	-	2,151,037	(727,573)	1,423,464
Repurchase of company stock	(2,003,660)	(20,037)	(5,084,167)	-	(5,104,204)
Issuance of stock – stock option exercises	69,375	694	203,130	-	203,824
Issuance of stock to employees	145,308	1,453	570,806	-	572,259
Issuance of stock – warrant exercise	149,181	1,492	(1,492)	-	-
Issuance of stock – 401(k) employer match	59,257	593	248,283	-	248,876
Amortization of deferred compensation	-	-	650,000	-	650,000
Issuance of stock for acquisitions of intangible
assets	1,992	20	7,980	-	8,000
Compensation expense on employee stock options	-	-	164,158	-	164,158
Net income	-	-	-	1,734,609	1,734,609

Balance – December 31, 2007	31,897,983	318,980	310,120,531	(254,839,108)	55,600,403

Repurchase of company stock	(1,711,639)	(17,117)	(2,107,882)	-	(2,124,999)
Issuance of stock – stock option exercises	101,000	1,010	121,890	-	122,900
Issuance of stock to officers	100,000	1,000	101,000	-	102,000
Issuance of warrants for services rendered	-	-	4,429	-	4,429
Issuance of stock – 401(k) employer match	96,569	966	279,084	-	280,050
Amortization of deferred compensation	-	-	487,500	-	487,500
Issuance of restricted stock - officers	400,000	4,000	(3,069)	-	931
Compensation expense on employee stock options	-	-	97,277	-	97,277
Net loss	-	-	-	(16,856,323)	(16,856,323)

Balance – December 31, 2008	30,883,913	308,839	309,100,760	(271,695,431)	37,714,168

Repurchase of company stock	(71,600)	(716)	(72,238)	-	(72,954)
Issuance of stock – 401(k) employer match	225,343	2,254	223,089	-	225,343
Stock compensation expense - officers	-	-	204,885	-	204,885
Stock compensation expense - employees	-	-	23,835	-	23,835
Net loss	-	-	-	(5,620,417)	(5,620,417)

Balance – December 31, 2009	31,037,656	$310,377	$309,480,331	$(277,315,848)	$32,474,860
The accompanying notes to consolidated financial statements are an integral part of these consolidated statements of shareholders’ equity.
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HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEAR ENDED DECEMBER 31,
	2009	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(5,622,826)	$(16,774,958)	$1,731,368
Adjustments to reconcile net income (loss) to net cash provided by (used in)
operating activities:
(Income) loss from discontinued operations	(614,572)	6,290,872	(10,042,294)
Depreciation and amortization	1,590,598	2,224,831	1,378,492
Amortization of discount on senior unsecured notes	-	-	624,601
401(k) stock match	141,664	165,819	198,753
Warrants issued for consulting services	-	4,429	-
Equity in earnings of unconsolidated investees, net of return of invested capital	(97,297)	154,185	(4,271)
Stock compensation expense	23,835	97,277	164,158
Loss (gain) on retirement of property	160,608	(21,340)	-
Stock compensation expense - officers	204,885	102,931	-
Amortization of deferred compensation costs	-	487,500	650,000
Provision for bad debts	387,362	319,273	627,197
Distributions to minority owners	(26,754)	(3,724)	(91,728)
Impairment loss	5,000,000	3,524,697	-
Changes in assets and liabilities:
Receivables	148,932	280,632	(378,620)
Inventories held for sale	756,150	(541,263)	(576,451)
Deferred ticket costs	1,100,077	4,396,624	(1,208,537)
Prepaid expenses	(477,674)	778,953	(111,753)
Other receivables	162,489	2,559,682	(933,160)
Related party receivable	12,640	(88,992)	5,193
Other current assets	(336,730)	529,353	(543,764)
Other assets	52,044	(18,133)	55,685
Accounts payable	239,633	(2,053,364)	697,626
Accrued expenses and other	(644,141)	(303,440)	(2,655,186)
Deferred revenue	(915,856)	(5,747,493)	489,412
Customer deposits	116,435	(1,096,519)	152,644
Other deferred liability	(62,543)	272,014	613,118
Restricted cash	(1,221,000)	-	-
Net cash provided by (used in) operating activities – continuing operations	77,959	(4,460,154)	(9,157,517)
Net cash provided by (used in) operating activities - discontinued operations	-	(2,717,075)	1,510,881
Net cash provided by (used in) operating activities	77,959	(7,177,229)	(7,646,636)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,190,141)	(1,290,439)	(3,393,426)
Acquisition of businesses, net of cash acquired	-	(43,313)	(2,690,659)
Proceeds (expenditures) from sale of assets	472,920	(42,320)	25,418,361
Acquisition of intangible assets	-	(17,000)	(59,470)
Proceeds from property and equipment sales	-	-	29,432
Loss on disposition of assets	-	-	(1,722)
Restricted cash	-	-	90,000
Net cash (used in) provided by investing activities – continuing operations	(717,221)	(1,393,072)	19,392,516
Net cash used in investing activities – discontinued operations	-	(3,274,868)	(582,048)
Net cash (used in) provided by investing activities	(717,221)	(4,667,940)	18,810,468

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds received from exercise of stock options	-	122,900	203,824
Payments under capital lease obligations	(169,401)	(157,030)	(93,290)
(Repayment of) proceeds from notes payable	(39,519)	(68,306)	147,711
Extinguishment of unsecured notes	-	-	(7,000,000)
Stock repurchase program	(72,954)	(2,124,999)	(5,104,204)
Net cash used in financing activities – continuing operations	(281,874)	(2,227,435)	(11,845,959)
Net cash used in financing activities – discontinued operations	-	-	(7,972)
Net cash used in financing activities	(281,874)	(2,227,435)	(11,853,931)

Net decrease in cash and cash equivalents	(921,136)	(14,072,604)	(690,099)

CASH AND CASH EQUIVALENTS, beginning of period	12,685,946	26,758,550	27,448,649

CASH AND CASH EQUIVALENTS, end of period	$11,764,810	$12,685,946	$26,758,550

SUPPLEMENTAL SCHEDULE OF CASH RELATED ACTIVITIES:
Interest paid	$41,607	$64,674	$268,628
Taxes paid	$19,345	$462,837	$787,086

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements of cash flows.

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HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009, 2008 AND 2007

(1)            BACKGROUND:

Hollywood Media Corp. (“Hollywood Media” or “the Company”) was incorporated in the State of Florida on January 22, 1993.   Hollywood Media is comprised of various businesses focusing primarily on online ticket sales, deriving revenue primarily from Broadway, Off-Broadway and London’s West End ticket sales to individuals and groups, as well as advertising and book development license fees and royalties.

Hollywood Media’s main Internet website is Broadway.com.  Hollywood Media launched the Broadway.com website on May 1, 2000. Broadway.com features the ability to purchase Broadway, off-Broadway and London theater tickets online; theater news; interviews with stage actors and playwrights; opening-night coverage; theater reviews and video excerpts from selected shows.  Hollywood Media generates revenues through the sale of live theater tickets, hotel and restaurant packages online, gift certificates and sponsorships on Broadway.com.

Theatre Direct NY, Inc. (“TDI”), a wholly-owned subsidiary of Hollywood Media, is a ticketing wholesaler to groups and individuals with access to theater tickets and knowledgeable service covering shows on Broadway, off-Broadway and in London’s West End. In addition, TDI is a live theater marketing and sales agency representing Broadway shows to businesses and groups including domestic and international travel professionals and traveling consumers. Hollywood Media also sells Broadway tickets through 1-800-BROADWAY, and on Broadway.com.

Hollywood Media owns the U.K. based companies CinemasOnline Limited, UK Theatres Online Limited, WWW.CO.UK Limited and Spring Leisure Limited (collectively known as “CinemasOnline”), which were acquired in November 2005.  CinemasOnline, included as part of Hollywood Media’s Ad Sales Segment, maintains plasma television screens in hotels, car dealerships, cinemas and live theaters in the U.K. and Ireland in exchange for the right to sell advertising displayed on such plasma screens. CinemasOnline also provides other marketing services, including advertising sales on lobby display posters, movie brochure booklets and ticket wallets distributed in cinemas, live theater and other entertainment venues in the U.K. and developing and maintaining websites for cinemas and live theater venues in the U.K. and Ireland in exchange for the right to sell advertising on such websites.

The intellectual properties segment owns or controls the exclusive rights to certain original characters and concepts created by best-selling authors and media celebrities, which it licenses across all media, including books, films and television, multimedia software, and other products. Hollywood Media acquires the rights to its intellectual properties pursuant to agreements that grant it exclusive rights in the intellectual property itself as well as the right to use the creator’s name in the title of the intellectual property. The intellectual properties division also includes a 51%-owned book development and licensing operation named Tekno Books which focuses on developing and executing book projects, typically with best-selling authors, which books are then licensed for publication to book publishers. Tekno Books generates revenues from new book projects in the form of non-refundable advances paid by publishers and royalties from its library of book titles.

Hollywood Media is a 50% partner in NetCo Partners. NetCo Partners was formed in June 1995 as a joint venture between Hollywood Media and C.P. Group, Inc.  NetCo Partners is engaged in the development and licensing of NetForce.  NetCo Partners is not consolidated in these financial statements, and Hollywood Media records 50% of the earnings in NetCo Partners as “equity in earnings of unconsolidated investees” in the accompanying consolidated financial statements.

Hollywood Media owns 26.2% of the equity of MovieTickets.com Inc. (“MovieTickets.com”), a joint venture, primarily with AMC Entertainment Inc., National Amusements, Inc., Viacom Inc. and America Online,

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Inc.  The MovieTickets.com joint venture is not consolidated in the accompanying consolidated financial statements. The MovieTickets.com website allows users to purchase movie tickets online and retrieve them at “will call” windows or kiosks at the theaters.  MovieTickets.com generates revenue from the sale of advertising and from service fees charged to users for the purchase of tickets and from the sale of research data, which revenues are not included in Hollywood Media’s revenues.  Hollywood Media records its share of the earnings or loss in MovieTickets.com as “Equity in Earnings of Unconsolidated Investees” in the accompanying consolidated financial statements. Hollywood Media did not record income from its investment in MovieTickets.com for 2008 because accumulated losses from 2006 and prior years exceeded MovieTickets.com’s accumulated net income in 2008 and 2007.  During 2009, Hollywood Media recorded $0.1 million in income from its investment in MovieTickets.com representing the excess of income over accumulated losses.  As of December 31, 2009, there were no suspended losses remaining.

The Company had an accumulated deficit totaling $277.3 million and $271.7 million at December 31, 2009 and 2008, respectively. The success of Hollywood Media’s operations in future years is dependent on its ability to generate adequate revenues and cash flows to offset operating expenses. Hollywood Media expects to incur additional losses while it continues to grow its businesses. There can be no assurances that Hollywood Media will be able to generate sufficient revenues from these activities to cover its costs and therefore, Hollywood Media may continue to incur losses and negative cash flows from operations. To the extent that Hollywood Media does not generate sufficient revenues to offset expenses Hollywood Media may require further financing beyond cash on hand to fund ongoing operations.  Hollywood Media estimates, based on operating plans and assumptions, that existing cash and cash equivalents and anticipated cash flows will be sufficient to meet working capital requirements for the year 2010.

In August 2008, Hollywood Media entered into a purchase agreement with R&S Investments, LLC (“Purchaser”) for the sale of Hollywood Media’s subsidiaries Hollywood.com, Inc. and Totally Hollywood TV, LLC (collectively, the “Hollywood.com Business”).  The Purchaser is owned by Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer and Chairperson of the Board, and Laurie S. Silvers, Hollywood Media’s President and Vice-Chairperson of the Board.  Pursuant to the purchase agreement, Hollywood Media sold the Hollywood.com Business to Purchaser for a potential purchase price of $10.0 million, which includes $1.0 million in cash which was paid to Hollywood Media at closing and potential earn-out payments totaling $9.0 million.  During 2009, Hollywood Media recorded $0.7 million in income under this arrangement.  The Hollywood.com Business includes the Hollywood.com website and related URLs and celebrity fan websites and Hollywood.com Television, a free video on demand service distributed pursuant to annual affiliation agreements with certain cable operators (see Notes 4 and 20).

In August 2007, Hollywood Media and its wholly-owned subsidiary Showtimes.com, Inc. (“Showtimes”) entered into and simultaneously closed on a definitive asset purchase agreement with Brett West and West World Media, LLC (“West World Media”), pursuant to which Hollywood Media sold substantially all of the assets of the Showtimes business to West World Media for a cash purchase price of $23.0 million paid to Hollywood Media on the closing date.  The Showtimes business included the CinemaSource, EventSource and ExhibitorAds operations and constituted the remainder of Hollywood Media’s Data Business Segment, which previously included the Baseline/StudioSystems business unit until it was sold to The New York Times Company (“The New York Times”) in August 2006.  West World Media is controlled by Brett West, who founded the Showtimes business in 1995 and sold the business to Hollywood Media in 1999. Mr. West served as president of Hollywood Media’s Showtimes business.

In February 2007, TDI entered into and simultaneously closed on a definitive asset purchase agreement with Showtix LLC (“Showtix”) and each of its members pursuant to which TDI purchased substantially all of the assets of Showtix related to its group ticketing sales business. The aggregate purchase price paid by TDI for the assets of Showtix was $2.7 million in cash. In addition, Showtix was also entitled to receive up to $0.4 million in cash earn-outs based on the gross profits earned by TDI’s group ticketing business for the 2007 through 2011 fiscal years.  See Note 5 for additional discussion of this transaction.

In August 2006, Hollywood Media, entered into and simultaneously closed on a definitive stock purchase agreement with The New York Times, pursuant to which The New York Times purchased all of the

6

outstanding capital stock of Hollywood Media’s wholly-owned subsidiary, Baseline Acquisitions Corp. (“BAC”), for a cash purchase price of $35.0 million. BAC was a subsidiary of Hollywood Media which constituted a portion of Hollywood Media’s Data Business Segment.  $3.5 million of the purchase price was held in escrow for twelve months following the closing to cover potential indemnification claims, if any, made by The New York Times.  During 2007, Hollywood Media received $2.8 million, representing the full amount of the escrow net of costs of $0.7 million for certain contractual bonuses due to the former division heads of BAC.  See Note 4 for additional discussion of this transaction.

(2)            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES :

Principles of Consolidation

Hollywood Media’s consolidated financial statements include the accounts of Hollywood Media, its wholly owned subsidiaries, and its 51% owned subsidiary, Tekno Books which is a partnership. All significant intercompany balances and transactions have been eliminated in consolidation and a non-controlling interest has been established to reflect the outside ownership of Tekno Books. Hollywood Media’s 50% and 26.2% ownership interests in NetCo Partners and MovieTickets.com, respectively, are accounted for under the equity method of accounting.

Accounting Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires that the Company make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.  These estimates are based on the information that is currently available and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could vary from those estimates under different assumptions or conditions. Significant estimates and assumptions embodied in the accompanying consolidated financial statements, which are evaluated on an ongoing basis, include the deferred tax asset valuation allowance, the adequacy of reserves for accounts receivables and inventory, accruals for compensation, contingencies and litigation, as well as Hollywood Media’s ability to realize the carrying value of goodwill, intangible assets, investments in less than 50% owned companies and other long-lived assets.

Cash and Cash Equivalents

Hollywood Media considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. Interest bearing amounts included in cash and cash equivalents were $14,008,426 and $13,759,707 at December 31, 2009 and 2008, respectively.  The Company maintains cash balances with financial institutions in excess of federally insured limits.

Receivables

Receivables consist of amounts due from customers who have advertised on plasma TV displays, posters, brochures and websites in our UK business, purchased live theater tickets, amounts due from box offices for commission on live theater tickets sold to groups and refunds for performances that did not occur and amounts due from publishers relating to signed contracts, to the extent that the earnings process is complete and amounts are realizable.

Allowance for Doubtful Accounts

Hollywood Media maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  The Company’s accounting for doubtful accounts contains uncertainty because management must use judgment to estimate the collectibility of these accounts. When preparing these estimates, management considers a number of factors, including the age of a customer’s account, past transactions with customers, creditworthiness of specific customers, historical trends and other information. The allowance for doubtful accounts was $473,686 and $645,177 at December 31, 2009 and 2008,

7

respectively.  The allowance is primarily attributable to receivables due from customers of CinemasOnline.  Although the Company believes its allowance is sufficient, if the financial condition of the Company’s customers were to unexpectedly deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required that could materially impact the Company’s consolidated financial statements. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company’s customer base and their dispersion across many different geographical regions.  Changes in the allowance for doubtful accounts consisted of:

	Additions (Deductions)

	Balance at	Charges to	Charged				Balance at
	Beginning	costs and	to other				end of
	of period	expenses	accounts		Write-offs		period

Allowance for doubtful accounts:

2009	$645,177	$141,310	-		$(312,801)	(B)	$473,686

2008	$1,146,536	$319,273	$5,000	(A)	$(825,632)	(B)	$645,177

2007	$1,144,700	$627,197	$48,360	(A)	$(673,721)	(B)	$1,146,536

Notes:	(A) Collections on accounts previously written off and acquisitions of subsidiaries.
(B) Uncollectible accounts written off.

Inventories Held for Sale and Deferred Ticket Costs

Inventories held for sale consist of Broadway tickets or other live theater tickets available for sale.  Deferred ticket costs consist of tickets sold (subject to the performance occurring) to groups, individuals, and travel agencies for future performances which have been delivered to the customer or held by the Company as “will call.”  Both are carried at cost using the specific identification method.  Ticket inventory does not include movie tickets.

The portion of receivable and inventory balances that relate to the sales of tickets to groups, individuals and travel agencies for Broadway and other live theatre shows are, with isolated exceptions, for shows or performances that take place at venues in New York, New York, a major metropolitan area reported as subject to the threat of terrorist acts from time to time by relevant United States Government agencies.  Hollywood Media recognizes that the occurrence of such a terrorist act, a labor strike or dispute, or any other significant civil disturbance in New York City could lead to closures of available performance venues for which Hollywood Media may not receive reimbursement of ticket costs and/or payment on outstanding receivables, and could adversely impact the normal conduct of its operations within New York City for an indefinite period of time.

Property and Equipment

Property and equipment are carried at cost and are classified in six categories. The categories and estimated service lives are as follows:

Furniture and fixtures	5 years
Equipment and software	3 to 5 years
Website development	Up to 3 years
Equipment under capital leases	Shorter of term of lease or 3 to 5 years
Leasehold improvements	Term of lease
Internally developed software	3 years upon implementation

Depreciation is provided in amounts sufficient to allocate the cost of depreciable assets to operations over their estimated service lives, which range from three to five years, on a straight-line basis. Leasehold

8

improvements are amortized over the terms of the respective leases.   Maintenance and repairs are charged to expense when incurred.

Website Development Costs and Internally Developed Software

FASB Accounting Standards Codification (“ASC”) Topic No. 350, “Intangibles-Goodwill and Other” Subtopic No. 50 “ Website Development Costs” (ASC 350-50) is the authoritative guidance for accounting for website costs.  Under ASC 350-50 all costs relating to software used to operate a website should be accounted for under ASC 350-40, “Internal Use Software” unless a plan exists or is being developed to market the software externally.  Website development costs capitalized, net of transfers in and out, during the years ended December 31, 2009, 2008 and 2007 were $493,493, $28,624 and $0, respectively.  Website development costs are amortized using the straight-line method over the lesser of three years or the estimated useful life of the related software.

Certain software development costs for internally developed software have been capitalized in accordance with the provisions of ASC 350-40.  These capitalized costs include purchased software for internal use, consulting services and costs for personnel associated with programming, coding and testing such software during the application development stage and are included in “Property and Equipment” in the accompanying consolidated balance sheets.  Amortization of capitalized software costs begins when the software is placed into service and is included in “depreciation and amortization expense” in the accompanying consolidated statements of operations.  Software development costs are being amortized using the straight-line method over three years.  Internally developed software costs capitalized, net of transfers in and out, during the years ended December 31, 2009, 2008 and 2007 were $163,931, $100,562 and $26,274, respectively.

Goodwill and Intangible Assets

Under ASC Topic No. 350, “Intangibles – Goodwill and Other” (ASC 350), goodwill and certain intangibles are no longer amortized; however, they are subject to evaluation for impairment  annually, or more frequently if indicators arise,  using a fair value based test. The fair value based test is a two-step test. The first step involves comparing the fair value of each of our reporting units to the carrying value of those reporting units. If the carrying value of a reporting unit exceeds the fair value of the reporting unit, we are required to proceed to the second step. In the second step, the fair value of the reporting unit would be allocated to the assets (including unrecognized intangibles) and liabilities of the reporting unit, with any residual representing the implied fair value of goodwill. An impairment loss would be recognized if and to the extent that the carrying value of goodwill exceeds the implied value.
Hollywood Media established October 1, as its annual impairment test date and conducted required testing on that date during fiscal 2009, 2008 and 2007.    Although the Company’s annual impairment analyses in 2009 and 2007 did not result in any impairment charges, during the second quarter of 2009 the Company determined the $5.0 million of the goodwill associated with its MovieTickets.com business should be written down based on the discounted cash flow not exceeding carrying value and accordingly recorded an impairment loss of $5.0 million.  For additional information see Note 15 – “Investments in and Advances to Equity Method Unconsolidated Investees” in these Notes to the Consolidated Financial Statements.  As part of our fiscal 2008 annual impairment evaluation, the Company determined that the goodwill associated with its CinemasOnline business should be written off, and, accordingly, the Company recorded an impairment loss of $2.8 million.  In addition, the Company recorded $0.7 million in additional impairment to goodwill recorded after our 2001 acquisition of Always Independent Entertainment Corp. and our Intellectual Properties segment in 2008.

  As of December 31, 2009, we are not aware of any items or events that would cause us to adjust the recorded value of Hollywood Media’s goodwill for impairment further.  Future changes in estimates used to conduct the impairment review, including revenue projections or market values could cause the analysis to indicate that Hollywood Media’s goodwill is impaired in subsequent periods and result in a write-off of a portion or all of the goodwill. In order to evaluate the sensitivity of the fair value calculations of our reporting units on the impairment calculation, we applied a hypothetical decrease to the fair values of each reporting unit.

9

During the period from November 21, 2008 to May 21, 2009, the Company’s market capitalization periodically fell below the book value of its equity. The Company believes that the disparity between the book value of its assets as compared to the market capitalization of its business was in large part a consequence of market conditions, including perceived risks in the debt markets, the Company’s industry and the broader economy. While the Company believes that some of these risks are unique to specific companies, some represent global industry risks. The Company believes that there is no fundamental change in our underlying business model or prospects for our Company.   We considered the periodic decline in our market capitalization to be temporary and based on general economic conditions and a decline in general investor confidence throughout the market and not based on any events or conditions specific to us.  The Company has evaluated the impairment of its goodwill, giving consideration to these risks, and their impact upon the respective reporting units’ fair values, and has reported impairments where it deems appropriate. The Company believes that the fair value of its remaining reporting units that contain goodwill at December 31, 2009 and 2008 exceeded the book value of those units.

Impairment of Long-Lived Assets

ASC Topic No. 360-10 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.  If an indicator of impairment is present, Hollywood Media evaluates the recoverability of long-lived assets not held for sale by comparing the carrying amount of the assets to the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying values of such assets, the assets are adjusted to their fair values if such fair values are lower than their carrying value. Hollywood Media determines fair value as the net present value of future cash flows. There were no adjustments to the carrying value of long-lived assets for any of the years ended December 31, 2009, 2008, and 2007.

Revenue Recognition

Revenue recognition policies for ticketing, shipping and handling, advertising and book packaging and licensing, are set forth below.

Ticketing .  Ticket revenue is derived from the sale of live theater tickets for Broadway, off-Broadway and London shows to individuals, groups, travel agencies, tour groups and educational organizations.  Proceeds from these sales received in advance of the corresponding performance activity are included in “Deferred Revenue” in our accompanying consolidated balance sheets, at the time of receipt.  The Company is the primary obligor and recognizes revenue on a gross basis in the period the performance of the show occurs.

Gift certificate revenue is derived from the sale of gift certificates, for Broadway, off-Broadway, London shows and dinner and show sales to individuals, groups, travel agencies, tour groups and corporate programs.  Proceeds from these sales are included in “Gift Certificate Liability” in our accompanying consolidated balance sheets, at the time of receipt, and if redeemed, are recognized on a gross basis as ticketing revenue in the period the performance of the show occurs.  Gift certificates do not expire.

Hotel package revenue is derived from the sale of exclusive allocation rooms provided by New York City hotels to individuals and groups.  Proceeds from these sales are included in “Customer Deposits” in our accompanying consolidated balance sheets, at the time of receipt, and are recognized as revenue on a net basis on the day of departure from the hotel.

Dinner voucher revenue is derived from the sale of dinner vouchers for meals at upscale restaurants in New York City to individuals and groups.  Proceeds from these sales are included in “Customer Deposits” in our accompanying consolidated balance sheets, at the time of receipt, and are recognized as revenue on a net basis on the date the voucher is presented, or upon expiration of the voucher.

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ASC Topic No. 605, “Revenue Recognition” Subtopic No. 45 , “Principal Agent Considerations” (ASC 605-45) provides guidance concerning under what circumstances a company should report revenue based on (a) the gross amount billed to a customer because it has earned revenue from the sale of goods or services or (b) the net amount retained (that is, the amount billed to the customer less the amount paid to a supplier) because it has earned a commission or fee. Hollywood Media’s existing accounting policies conform to ASC 605-45.   Ticket revenue and cost of revenue-ticketing are recorded on a gross basis in our accompanying consolidated statements of operations.  Revenues on hotel packages and dinner vouchers sold for New York restaurants are reported on a net basis in our accompanying consolidated statements of operations.

Shipping and Handling.   The Company includes shipping and handling revenues and costs in ticketing revenues and cost of revenues-ticketing, respectively. Shipping and handling revenues amounted to $261,077, $267,883 and $341,769 for the years ended December 31, 2009, 2008 and 2007, respectively. Shipping and handling costs amounted to $194,020, $270,011 and $294,147 for the years ended December 31, 2009, 2008 and 2007, respectively.

Advertising .  Advertising revenue is derived from the sale, by CinemasOnline, of advertising on plasma TV displays throughout the U.K. and Ireland, on lobby display posters, movie brochure booklets and ticket wallets distributed in cinemas, live theater and other entertainment venues in the U.K. and on cinema and theater websites in the U.K. and Ireland.  Advertising revenue is recognized over the period that the advertisement is displayed, provided that no significant obligations of Hollywood Media remain and collection is reasonably assured. Hollywood Media’s obligations typically are based on maintaining plasma TV displays, posters, brochures and websites where the advertisements are displayed.

Book Packaging and Licenses .  Licensing revenues in the form of non-refundable advances and other guaranteed royalty payments are recognized when the earnings process has been completed, which is generally upon the delivery of a completed manuscript and acceptance by the publisher. Non-guaranteed royalties based on sales of licensed products and on sales of books published directly by Hollywood Media are recognized as revenues when earned based on royalty statements or other notification of such amounts from the publishers.

Revenue relating to Hollywood Media’s book licensing business is recognized when the earnings process is complete, typically when a publisher accepts a book for publishing. Advances received from publishers are recorded as “Deferred Revenue” in the accompanying consolidated balance sheets until the book is accepted by the publisher.  In the book licensing division, expenditures for co-editors and permission payments are also deferred and recorded as “Prepaid expenses” in the accompanying consolidated balance sheet until the book is accepted by the publisher, at which time such costs are expensed.

Segment Information

ASC Topic No. 280, “Segment Reporting ” establishes standards for reporting of selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers (see Note 18).

Earnings Per Common Share

FASB Accounting Standard Codification No. 260, “Earnings per Share ” requires companies to present basic and diluted earnings per share.  Earnings per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period presented.

Common shares issuable upon conversion of convertible securities and upon exercise of outstanding options and warrants of 1,328,443, 2,581,928 and 2,736,428 were excluded from the calculation of diluted earnings per share for the years ended December 31, 2009, 2008 and 2007, respectively, because their impact was anti-dilutive to the loss from continuing operations.  Non-vested shares are not included in the basic calculation until vesting occurs. There were 233,334, 400,000 and 150,000 unvested shares as of December 31, 2009, 2008, and 2007, respectively.

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Advertising Costs

Hollywood Media expenses the cost of advertising as incurred.  Advertising costs for the years ended December 31, 2009, 2008 and 2007 were $3,874,479, $4,066,839 and $4,703,407, respectively, and are included in “Selling, general and administrative” expenses in the accompanying consolidated statements of operations.

401(k) Plan

Hollywood Media maintains a 401(k) Plan (“the Plan”) covering all employees who meet certain eligibility requirements. The Plan provides that each participant may contribute up to 15% of his or her pre-tax gross compensation (not to exceed a statutorily prescribed annual limit). All amounts contributed by employee participants in conformity with Plan requirements and earnings on such contributions are fully vested at all times. With respect to the year ended December 31, 2009, Hollywood Media accrued $141,664, or a match of 50% of the first 8% of the employees’ compensation contributions, for those participants employed in excess of 1,000 hours during the year and employed on the last day of the year.  The matches paid for the years ended December 31, 2008 and 2007 were 165,819 and 80,547 shares of Hollywood Media common stock, valued at $165,819 and $233,586, respectively, at a share price of $1.00 and $2.90, respectively.  The Plan had investments in Company stock of 439,874 shares valued at a share price of $1.40 or $615,824 and 227,520 shares valued at a share price of $1.00 or $227,520, as of December 31, 2009 and 2008, respectively.

Income Taxes

Income taxes are accounted for under the liability method pursuant to FASB Accounting Standards Codification No. 740, “ Income Taxes ” (ASC 740). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded to reduce deferred income tax assets to an amount that is more likely than not to be realized.  Pursuant to the provisions of ASC 740 uncertain tax positions must meet a “more-likely-than-not” recognition threshold .

Variable Interest Entities

ASC Topic No. 810, “ Consolidation ” Subtopic No. 10-25 “Recognition” (ASC 810-10-25), requires a variable interest entity (“VIE”) to be consolidated by its primary beneficiary.   Hollywood Media determined that Hollywood.com, LLC met the definition of a VIE based on one of the criteria described in ASC 810-10-25, which states the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by any parties, including equity holders.  The initial investment provided by R&S Investments of $1.0 million is not sufficient to fund the ongoing losses without additional subordinated financial support.  The Company has made the determination that it is not the primary beneficiary of Hollywood.com, LLC, as it is not expected to absorb a majority of the loss.  Accordingly, Hollywood.com LLC is not consolidated into the Company’s consolidated financial statements.

 (3)            STOCK OPTION PLANS; WARRANTS; AND EMPLOYEE STOCK BASED COMPENSATION:

Shareholder-Approved Plans

Hollywood Media has four shareholder-approved equity compensation plans: the 2004 Stock Incentive Plan, the 2000 Stock Incentive Plan, the 1993 Stock Option Plan, and the Directors Stock Option Plan (the “Plans”).  In addition to stock options, the 2004 and 2000 Plans permit the granting of stock awards and other forms of equity compensation for key personnel and non-employee directors.  There were an aggregate of 524,313, 512,370, and 951,370 shares remaining available for issuance under Hollywood Media’s equity compensation plans at December 31, 2009, 2008 and 2007, respectively.  The options may be either qualified

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incentive stock options or nonqualified stock options.  Stock options granted to date generally have had an exercise price per share equal to the market value per share of the common stock on the date prior to grant and generally expire five years or ten years from the date of grant.  Options awarded to Hollywood Media’s employees generally become exercisable in annual increments over a four-year period beginning one year from the grant date, although some are immediately exercisable and some vest based on other terms as specified in the option grants.  Options awarded to directors become exercisable six months after date of grant.  The Plans are registered with the SEC on Form S-8.  Shares issued under the Plans are issued from the Company’s unissued shares authorized under its articles of incorporation.

Warrants

Equity compensation not approved by shareholders consists primarily of warrants or other equity purchase rights granted to non-employees of Hollywood Media in exchange for services.  Additional information about such equity compensation is included in the paragraphs and tables below.

1993 Stock Option Plan

Under Hollywood Media’s shareholder-approved 1993 Stock Option Plan, as amended (the “1993 Plan”), 3,000,000 shares of Hollywood Media’s common stock were reserved for issuance upon exercise of options.  The 1993 Plan is designed to serve as an incentive for retaining qualified and competent consultants and employees.  The Stock Option Committee of Hollywood Media’s Board of Directors (the “Stock Option Committee”) administers and interprets the 1993 Plan and, prior to July 1, 2003, was authorized to grant options thereunder to all eligible consultants, employees and officers of Hollywood Media.

The 1993 Plan provided for the granting of both “incentive stock options” (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and nonqualified stock options.  Options were granted under the 1993 Plan on such terms and at such prices as determined by the Stock Option Committee.  Each option is exercisable after the period or periods specified in the option agreement, but no option can be exercised until six months after the date of grant, or after the expiration of 10 years from the date of grant.  Options granted under the 1993 Plan are not transferable other than by will or by the laws of descent and distribution.  The 1993 Plan also authorizes Hollywood Media to make loans to employees to enable them to exercise their options.  Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less that the rate of interest payable by Hollywood Media to its principal lender at the time the loan is made, and (iii) be secured by the shares of common stock purchased.  No such loans were made during the years ended December 31, 2009, 2008 or 2007.

As of December 31, 2009, options to purchase 36,000 shares of common stock were outstanding under the 1993 Plan and no options granted under the 1993 Plan were exercised in 2009.  The ability to grant more options under the 1993 Plan expired on July 1, 2003.  As such, no further grants are permitted under the 1993 Plan.

2000 Stock Incentive Plan

In December 2000, the Board of Directors and Hollywood Media’s shareholders approved Hollywood Media’s 2000 Stock Incentive Plan (the “2000 Plan”), and the 2000 Plan was amended during the year ended December 31, 2003.  The purpose of the 2000 Plan is to advance the interests of Hollywood Media by providing an additional incentive to attract, retain and motivate highly competent persons as officers and key employees of, and consultants to, Hollywood Media and its subsidiaries  and affiliates and to encourage stock ownership in Hollywood Media by such persons by providing them opportunities to acquire shares of Hollywood Media’s common stock, or to receive monetary payments based on the value of such shares pursuant to the benefits described therein.  Additionally, the 2000 Plan is intended to assist in further aligning the interests of Hollywood Media’s officers, key employees and consultants to those of its other stockholders.

Under the 2000 Plan, as amended, 2,765,287 shares of common stock are reserved for issuance upon

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exercise of benefits granted under the 2000 Plan.  The maximum number of shares of Common Stock with respect to which benefits may be granted or measured to any individual participant under the 2000 Plan during the term of the 2000 Plan shall not exceed 1,000,000 subject to certain potential adjustments as provided in the plan.  If any benefit granted pursuant to the 2000 Plan terminates, expires or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the 2000 Plan.  The shares acquired upon exercise of benefits granted under the 2000 Plan will be authorized and issued shares of common stock.  Hollywood Media’s shareholders do not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the 2000 Plan.

The 2000 Plan is administered by the Stock Option Committee or the Compensation Committee of the Board of Directors for grants to executive officers, which has the right to determine, among other things, the persons to whom options, restricted stock, or other benefits are granted, the number of shares of common stock subject to options and other benefits, the exercise price of options and the other terms and conditions thereof.  The 2000 Plan provides for the issuance of Incentive Stock Options and Nonqualified Stock Options.  In addition, the Benefits under the 2000 Plan may be granted in any one or a combination of Options, Stock Appreciation Rights, Stock Awards, Performance Awards and Stock Units.  Upon receiving grants of benefits, each holder of benefits must enter into a benefit agreement with Hollywood Media that contains the appropriate terms and conditions as determined by the Stock Option Committee.

As of December 31, 2009, there were no options outstanding to purchase shares of common stock under the 2000 Plan.  During the year ended December 31, 2009, no options were granted, exercised, cancelled or expired under the 2000 Plan.

2004 Stock Incentive Plan

During the year ended December 31, 2004, Hollywood Media’s Board of Directors and shareholders approved Hollywood Media’s 2004 Stock Incentive Plan (the “2004 Plan”).  The purpose of the 2004 Plan is to advance the interests of Hollywood Media by providing an additional incentive to attract, retain and motivate highly competent persons as officers and key employees of, and consultants to, Hollywood Media and its subsidiaries and affiliates and to encourage stock ownership in Hollywood Media by such persons by providing them opportunities to acquire shares of Hollywood Media’s common stock, or to receive monetary payments based on the value of such shares pursuant to the benefits described therein.  Additionally, the 2004 Plan is intended to assist in further aligning the interest of Hollywood Media’s officers, key employees and consultants to those of its other stockholders.

Under the 2004 Plan, 1,500,000 shares of common stock are reserved for issuance upon exercise of benefits granted under the 2004 Plan.  The maximum number of shares of Common stock with respect to which benefits may be granted or measured to any individual participant under the 2004 Plan during the term of the 2004 Plan shall not exceed 500,000 subject to certain potential adjustments as provided in the plan.  If any benefit granted pursuant to the 2004 Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the 2004 Plan.  The shares acquired upon exercise of benefits granted under the 2004 Plan will be authorized and issued shares of common stock.  Hollywood Media’s shareholders do not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the 2004 Plan.

The 2004 Plan is administered by the Stock Option Committee or the Compensation Committee of the Board of Directors for grants to executive officers, which has the right to determine, among other things, the persons to whom options, restricted stock, or other benefits are granted, the number of shares of common stock subject to options and other benefits, the exercise price of options and the other terms and conditions thereof.  The 2004 Plan provides for the issuance of Incentive Stock Options and Nonqualified Stock Options.  An Incentive Stock Option is an option to purchase common stock that meets the definition of “incentive stock option” set forth in Section 422 of the Internal Revenue Code of 1986.  A Nonqualified Stock Option is an option to purchase common stock that meets certain requirements in the 2004 Plan but does not meet the definition of an “incentive stock option” set forth in Section 422 of the Code.  In addition, the benefits under the 2004 Plan may be granted in any one or a combination of options, stock appreciation rights, stock awards,

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performance awards and stock units.  Upon receiving Grants of benefits, each holder of benefits must enter into a benefit agreement with Hollywood Media that contains the appropriate terms and conditions as determined by the Stock Option Committee.

As of December 31, 2009, options to purchase 204,000 shares of common stock were outstanding under the 2004 Plan.  During the year ended December 31, 2009, no options were granted or exercised, and 1,000 and 15,000 shares were cancelled and expired, respectively, under the 2004 Plan.

Directors Stock Option Plan

Hollywood Media has established the shareholder-approved Directors Stock Option Plan for non-employee directors, which provides for grants to each non-employee director of options to purchase 15,000 shares of Hollywood Media’s common stock upon election or re-election.  In December 2007, the Board of Directors of Hollywood Media elected to temporarily suspend such annual option issuances until such time that the Board determines to reserve additional shares of common stock for issuance upon exercise of options granted under the Directors Stock Option Plan.  The ability to grant more options under the Directors Stock Option Plan expired on July 1, 2008.  As such, no further grants are permitted under the Directors Stock Option Plan.  A total of 300,000 shares of common stock have been reserved for issuance upon exercise of options granted under the Directors Stock Option Plan.

As of December 31, 2009, options to purchase 280,943 shares of common stock were outstanding under Directors Stock Option Plan.  During the year ended December 31, 2009, no options were granted, exercised, cancelled or expired under the Directors Stock Option Plan.

Shares Available for Future Grant under Stock Plans

At December 31, 2009, options to purchase 4,057 shares were available for future grant under the Directors Stock Option Plan.  At December 31, 2009 there were 226,052 shares available for future grant under the 2000 Plan for options, stock and other awards, and 298,261 shares available for future grant under the 2004 Plan for options, stock and other awards.  No options were available for future grant under the 1993 Plan.

Accounting for Share-Based Compensation

Pursuant to ASC Topic No. 718, “Compensation-Stock Compensation” (ASC 718) the Company uses the modified prospective transition method and recognizes compensation cost for (i) share-based awards granted prior to but not yet vested as of January 1, 2006, based on the fair value calculated on the grant date, and (ii) share-based awards granted subsequent to January 1, 2006, also based on the fair value calculated on the grant date.

During the year ended December 31, 2009, Hollywood Media recorded $228,720 of stock-based compensation expense which caused the loss from continuing operations to increase by $228,720 and basic and diluted loss per share from continuing operations to increase by $0.01 per share.

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Table of Stock Option and Warrant Activity

A summary of all stock option and warrant activities for the year ended December 31, 2009:

	Stock Options		Warrants

		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

Outstanding at December 31, 2008	591,943	$5.24	1,989,985	$4.35

Granted	-	-	-	-
Exercised	-	-	-	-
Cancelled	(1,000)	4.28	-	-
Expired	(70,000)	11.73	(1,182,485)	4.41

Outstanding at December 31, 2009	520,943	$4.37	807,500	$4.27

Stock Options

The following table summarizes the activity with respect to the stock options of Hollywood Media for the year ended December 31, 2009.

	Number of	Exercise Price
	Shares	Per Share

Outstanding at December 31, 2008	591,943	$ 2.03 - $16.50

Granted	-	-
Exercised	-	-
Cancelled	(1,000)	$ 4.28
Expired	(70,000)	$ 2.55 - $16.50

Outstanding at December 31, 2009	520,943	$ 2.03 - $9.75

Data on Outstanding Options at December 31, 2009 :

			Weighted
			Average
	Number of	Weighted	Remaining
	Options	Average Exercise	Contractual	Aggregate
	Outstanding	Price Per Share	Term (years)	Intrinsic Value (1)

Vested Options	517,193	$4.37	3.04	$-

Non-vested Options	3,750	$4.19	1.77	-

Total Outstanding Stock Options	520,943			$-

(1)	The aggregate intrinsic value is computed based on the closing price of Hollywood Media’s stock on December 31, 2009, which is a price per share of $1.40.

As of December 31, 2009, there was $21,676 of unrecognized compensation cost related to non-vested stock option awards.  The cost is expected to be recognized over a weighted-average period of 0.33 years.

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Stock options exercises during the years ended December 31, 2008 and 2007 resulted in the receipt of cash proceeds of $122,900 and $203,824, respectively.  There were no stock option exercises during 2009.  The intrinsic values of the stock options exercised during the years ended 2008 and 2007 were $115,020 and $74,673, respectively.  There were no tax benefits realized from stock option exercises during the years ended December 31, 2008 and 2007, as a result of available net operating losses and the related valuation allowance.

The following table summarizes the activity with respect to the non-vested stock options of Hollywood Media for the year ended December 31, 2009.

		Weighted -
		Average Grant
	Number of	Date Fair Value
	Shares	Per Share

Non-vested at December 31, 2008	7,500	$2.42
Granted	-	-
Vested	(3,750)	$2.32
Forfeited	-	-
Non-vested at December 31, 2009	3,750	$2.39

The fair value of each option award is estimated as of the date of grant using the Black-Scholes option valuation model, which uses various assumptions in the calculation of the fair value.  There were no options granted during the years ended December 31, 2009 and 2008.

The fair value of each option grant is estimated on the date of the grant using an option pricing model with the following weighted average assumptions used for grants during the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007

Average risk free interest rate	-	-	4.14%
Expected lives of options (years):
Two year options	-	-	-
Three year options	-	-	-
Five and Ten year options	-	-	10
Expected volatility	-	-	72.1%

The following table summarizes weighted average exercise prices and fair value of options and warrants granted whose exercise price equals, exceeds or is less than the market price of the stock on the grant date.

	2009	2008	2007

Exercise Price Equals Market Price
Weighted average exercise price	$-	$2.34	$2.50
Weighted average fair value	$-	$0.59	$1.99

Exercise Price Exceeds Market Price
Weighted average exercise price	$-	$-	$-
Weighted average fair value	$-	$-	$-

Exercise Price is Less Than Market Price
Weighted average exercise price	$-	$-	$-
Weighted average fair value	$-	$-	$-

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The following is a summary of stock options and warrants outstanding and exercisable as of December 31, 2009:

	Options and Warrants Outstanding			Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
		Remaining	Exercise		Exercise
Range of	Number of	Contractual	Price	Number of	Price
Exercise Prices	Shares	Life	Per Share	Shares	Per Share

$ 2.03 - $ 2.50	97,500	4.31	$2.13	97,500	$2.13
$ 4.06 - $ 5.19	1,194,943	1.56	$4.32	1,191,193	$4.32
$9.75	36,000	.41	$9.75	36,000	$9.75
	1,328,443	1.73	$4.31	1,324,693	$4.31

Non-vested Stock Awards

On December 22, 2008, Hollywood Media issued 250,000 and 150,000 restricted shares to the Chairman of the Board and President, respectively, in accordance with and pursuant to Hollywood Media’s 2004 Stock Incentive Plan with an aggregate value of $408,000, the fair market value on the date of issuance.

The restricted shares will vest as follows, provided that the respective executive remains employed by Hollywood Media on such vesting dates:

(a)
One-third of the issued shares vest at the rate of 25% per year on each of the first through fourth anniversaries of the date of grant, such that these shares will be fully vested on the fourth anniversary of the date of grant, assuming continued employment of the executives by Hollywood Media.

(b)
One-third of the issued shares will vest if, at any time prior to the fourth anniversary of the date of grant, Hollywood Media achieves EBITDA greater than zero for either (A) each of two consecutive fiscal quarters or (B) any three quarters in any 15-month period, in each case beginning with the fourth fiscal quarter of 2008.

(c)
One-third of the issued shares will vest if, at any time prior to the fourth anniversary of the date of grant, the closing price of Hollywood Media’s Common Stock exceeds $2.00 per share for at least 10 consecutive trading days after the date of grant.

Hollywood Media recorded $204,885 as compensation expense for the year ended December 31, 2009 relating to this issuance.  At December 31, 2009 unrecognized potential compensation expense for the non-vested shares amounted to $202,184.  As of December 31, 2009 there were 233,334 shares of non-vested common stock.

During the year ended December 31, 2004, Hollywood Media issued 400,000 shares to each of the President and the Chairman of the Board pursuant to employment agreements with an aggregate value of $2,600,000, the fair market value on the date of issuance, which vest at a rate of 6.25% per quarter beginning on October 1, 2004.  Hollywood Media recorded $487,500, and $650,000 as compensation expense for the years ended December 31, 2008 and 2007, respectively, under these non-vested stock awards.   There was no compensation expense recorded during 2009 under these stock awards.  At December 31, 2007, unrecognized compensation expense for the non-vested shares amounted to $487,500.  As of December 31, 2009 and 2008, there were no unvested shares or unrecognized compensation expense remaining under this issuance.  As of December 31, 2007, there were 150,000 shares of non-vested common stock.  During the years ended December 31, 2008 and 2007, 150,000 and 200,000 shares of common stock vested, respectively.

In accordance with ASC Topic No. 718, Compensation – Stock Compensation, unearned deferred

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compensation amounts of $1,787,500 previously classified as a contra-equity were eliminated against additional paid-in capital, commencing January 1, 2006, as the stock is not deemed to be issued until vesting requirements are satisfied.

(4)           DISCONTINUED OPERATIONS

  Hollywood.com Business

On August 21, 2008, Hollywood Media entered into a purchase agreement with the Purchaser for the sale of the Hollywood.com Business.  The Purchaser is owned by Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer and Chairperson of the Board, and Laurie S. Silvers, Hollywood Media’s President and Vice-Chairperson of the Board.  Pursuant to the purchase agreement, Hollywood Media sold the Hollywood.com Business to Purchaser for a potential purchase price of $10,000,000, which includes $1,000,000, which was paid to Hollywood Media at closing, and potential earn-out payments totaling $9,000,000. Hollywood Media does not have a significant continuing involvement in the Hollywood.com Business operations.

The earn-out payments will equal the greater of 10 percent of gross revenue and 90 percent of EBITDA (as defined in the purchase agreement) for the Hollywood.com Business until the earn-out is fully paid.   The Company considers the $9,000,000 in potential earn-out payments to be contingent consideration and non-recourse.  Thus, the Company will not record a receivable and any corresponding gain until the contingencies have been met.    During 2009, Hollywood Media recorded $677,342 in income under this arrangement.  In addition, $61,543 of indemnification expenses related to claims by former employees relating to the period of their employment with Hollywood Media and a $1,227 tax expense offset the overall gain on sale of discontinued operations recorded in the accompanying consolidated statement of operations for the year ended December 31, 2009.  As of the filing of this Form 10-K, the Company has collected the entire amount recorded in income in accordance with the payment terms.  As of December 31, 2009, there remains $8,322,658 in potential earn-out payments.    The Company will estimate an appropriate reserve for at-risk amounts, if necessary, at the time that any accounts receivable are recorded.   If a subsequent change of control of the Hollywood.com Business, or a portion thereof, occurs before the earn-out is fully paid, the remaining portion of the earn-out would be paid to the Company immediately upon such an event, up to the amount of the consideration received less related expenses. If the aggregate proceeds received by the Company in such a change of control are less than the remaining balance of the earn-out, then the surviving entity which owns the Hollywood.com Business will be obligated to pay the difference in accordance with the same earn-out terms. If the Hollywood.com Business, or a portion thereof, is resold prior to August 21, 2011, Hollywood Media established an escrow account to fund negative EBITDA of the sold business as necessary, up to a total of $2,600,000, the maximum amount of negative EBITDA required to be funded per the purchase agreement.  During 2009, Hollywood Media distributed the full balance of the escrow to fund operating losses.  In addition, Hollywood Media paid $400,000 to the Purchaser for working capital adjustments at closing.  The $2,600,000 and the $400,000 were included in “Gain (loss) on sale of discontinued operations” in 2008 in our accompanying consolidated statements of operations.  Pursuant to Staff Accounting Bulletin (“SAB”) Topic 5-E, the Company must consider if it has transferred risks of ownership, which the Company has considered and concluded that the risks of ownership have been transferred.

The Hollywood.com Business included:

(i)           Hollywood Media’s Hollywood.com, Inc. subsidiary, which owned the Hollywood.com website and related URLs and celebrity fan websites.  Hollywood.com features in-depth movie information including movie showtimes listings, celebrity biographical data, and celebrity photos primarily obtained by Hollywood.com through licenses with third party licensors which are made available on the Hollywood.com website and mobile platform.  Hollywood.com also has celebrity fan sites and a library of feature stories and interviews which incorporate photos and multimedia videos taken at entertainment events including movie premiers and award shows; and

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(ii)           Hollywood Media’s Totally Hollywood TV, LLC subsidiary, which owned Hollywood.com Television, a free video on demand service distributed pursuant to annual affiliation agreements with certain cable operators for the distribution of movie trailers to subscribers of those cable systems.

Showtimes.com, Inc.

                 On August 24, 2007, Hollywood Media Corp. entered into and simultaneously closed on a definitive asset purchase agreement with West World Media and its principal, a former employee, pursuant to which Hollywood Media sold to West World Media substantially all of the assets of its Showtimes business, for a cash purchase price of $23,000,000, subject to a working capital post-closing adjustment.  The working capital post-closing adjustment was a price reduction of $114,454, which was paid by Hollywood Media to West World Media in January 2008.

The Showtimes business included the CinemaSource, EventSource and ExhibitorAds operations and constituted the remainder of Hollywood Media’s Data Business Division, which previously included the Baseline/StudioSystems business unit until it was sold to The New York Times in August 2006.  West World Media is controlled by Brett West, who founded the Showtimes business in 1995 and sold the business to Hollywood Media in 1999. Mr. West served as president of Hollywood Media’s Showtimes business.

Results from Discontinued Operations

The net income (loss) from discontinued operations has been classified in the accompanying consolidated statement of operations as “Income (loss) from discontinued operations” and  include the gain from the sale of Showtimes.com and the loss on sale of the Hollywood.com Business.  Summarized results of discontinued operations include the operating income from Showtimes.com and the operating loss from the Hollywood.com Business through their respective dates of disposition, for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007

Operating revenue	$-	$3,948,495	$4,322,810
Gain (loss) on sale of discontinued operations net of
income taxes of $569,298 for 2007	614,572	(4,655,122)	10,254,287
Loss from discontinued operations	-	(1,635,750)	(211,993)
Income (loss) from discontinued operations	$614,572	$(6,290,872)	$10,042,294
(5)	ACQUISITIONS AND OTHER CAPITAL TRANSACTIONS:

Showtix Acquisition

On February 1, 2007, Hollywood Media through its wholly-owned subsidiary TDI entered into a definitive asset purchase agreement with Showtix and each of its members for the acquisition by TDI of substantially all of the assets of Showtix.  Showtix was a full service, licensed group ticketing sales agency that sells tickets for Broadway and Off-Broadway theatrical performances.  The acquisition was completed and closed on February 1, 2007.  The acquisition allowed TDI to increase its presence in the Broadway ticketing industry.  The aggregate purchase consideration was $2,839,194, including $2,600,000 in cash and $138,796 of acquisition costs.  In addition, Showtix is also entitled to receive up to $370,000 in potential periodic cash earn-outs as defined in the agreement.  During the first quarter of 2008, Hollywood Media paid Showtix $43,313 pursuant to the first annual earn-out then due, and $57,177 was paid in fiscal year 2009 pursuant to the second annual earn-out due.  In fiscal 2009, $43,321 was accrued pursuant to the third annual earn-out due in 2010.  During the first quarter of 2008, Hollywood Media completed its evaluation of the acquired assets.  The fair market value of these intangible assets on the date of acquisition was $470,760 and the reconciliation of the purchase price has been adjusted to reflect this value.  A reconciliation of the purchase price is provided below:

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Purchase consideration (including contingent consideration recorded through December 31, 2009)	$2,839,194

Cash acquired	4,824
Accounts receivable	368,319
Prepaid	11,584
Intangibles	470,760

Total assets	$855,487

Current liabilities	$(94,167)

Total liabilities	$(94,167)

Net assets	$761,320

Excess of the purchase consideration over fair value of net assets acquired (included in Broadway Ticketing segment)	$2,077,874

The excess of the purchase consideration over the fair value of net assets has been classified as  “Goodwill” in the accompanying consolidated balance sheets.

The results of operations of the Showtix business have been included in Hollywood Media’s results of operations since the date of acquisition (February 1, 2007).  The following are Hollywood Media’s pro forma results for the year ended December 31, 2007, to show results of operations if the Showtix business had been acquired on January 1, 2007:

December 31, 2007
(unaudited)

Proforma net revenues	$118,897,529

Proforma loss from continuing operations	$(8,482,476)

Proforma net income	$1,716,308

Proforma loss per share from continuing operations	$(0.25)

Proforma net income per share	$0.05

Proforma weighted average common and common equivalent shares	33,303,886

(6)           FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK:

The carrying amounts of cash and cash equivalents, receivables and accounts payable, approximate fair value due to the short maturity of the instruments.  The carrying value of notes payable approximates fair value because the interest rates approximate the market rate.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.  The Company’s cash management and investment policies restrict investments to low risk, highly-liquid securities, and the Company performs periodic evaluations of the credit standing of the financial institutions with which it deals.  The Company generally does not require collateral when granting credit.  The Company performs ongoing credit evaluations and maintains an allowance for doubtful accounts for accounts which management believes may have become impaired and, to date, losses have not been significant.  See Note 2 for a further discussion on allowance for doubtful accounts.

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The Company has three primary suppliers of tickets for the Broadway Ticketing division. Purchases from these three suppliers comprised approximately 88%, 84% and 86% of all purchases made during each of the years ended December 31, 2009, 2008, and 2007, respectively.  Loss of one or more of these suppliers could have a significant adverse effect on the operations of the Company.

(7)           RECENTLY ISSUED ACCOUNTING STANDARDS:

In January 2010, the FASB issued Accounting Standards Update 2010-06, “Improving Disclosures about Fair Value Measurements,” (ASU 2010-06) which amends ASC 820, “Fair Value Measurements and Disclosures.”  This amendment requires new disclosures, including the reasons for and amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and separate presentation of purchases, sales, issuances and settlements in the reconciliation of activity for Level 3 fair value measurements.  It also clarified guidance related to determining the appropriate classes of assets and liabilities and the information to be provided for valuation techniques used to measure fair value.  This guidance will be effective for us in our interim and annual reporting periods beginning after December 15, 2010.  We are evaluating the adoption of this guidance, but we do not expect that it will have a significant impact on our consolidated financial position or results of operations.

(8)           PROPERTY AND EQUIPMENT, NET:

Property and equipment, net consists of:

	December 31,
	2009	2008

Equipment and software	$4,691,921	$4,328,556
Leasehold improvements	2,878,332	2,869,874
Equipment under capital leases	1,059,560	1,200,737
Furniture and fixtures	850,704	860,132
Website development	781,717	288,224
Internally developed software project
In progress	591,329	427,398
	10,853,563	9,974,921
Less: Accumulated depreciation and
amortization	(6,484,478)	(5,325,719)
	$4,369,085	$4,649,202

Depreciation and amortization expense of property and equipment was $1,590,598, $1,353,497 and $977,598 for the years ended December 31, 2009, 2008 and 2007, respectively. Included in these amounts is depreciation and amortization expense for equipment under capital leases of $153,386, $164,986 and $108,048 for the years ended December 31, 2009, 2008 and 2007, respectively.

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(9)	GOODWILL AND INTANGIBLE ASSETS:

The following table reflects the changes in the net carrying amount of goodwill relating to continuing operations by operating segment (see Note 18) for the years ended December 31, 2009 and 2008:

	Balance at			Balance at			Balance at
	December 31,	Acquisition		December 31,	Acquisition		December 31,
	2009	and Other	Impairment	2008	and Other	Impairment	2007

Broadway Ticketing	$5,601,730	$43,221	$-	$5,558,509	$(370,270)	$-	$5,928,779
Ad Sales and Other	14,595,783	-	(5,000,000)	19,595,783	-	(3,276,640)	22,872,423
Intellectual Properties	-	-	-	-	-	(248,057)	248,057

Total	$20,197,513	$43,221	$(5,000,000)	$25,154,292	$(370,270)	$(3,524,697)	$29,049,259

The intangible assets of continuing operations, other than goodwill, consist of the following at December 31, 2009 and 2008:

	Balance at December 31,
	2009			2008
	Gross			Gross
	Carrying	Accumulated		Carrying	Accumulated
	Amount	Amortization	Net	Amount	Amortization	Net

Patents and trademarks	$203,368	$(183,831)	$19,537	$203,368	$(171,843)	$31,525
Web addresses	2,061,089	(2,044,128)	16,961	2,061,089	(1,999,604)	61,485
Other	2,112,852	(1,758,532)	354,320	2,112,852	(1,522,966)	589,886

Total	$4,377,309	$(3,986,491)	$390,818	$4,377,309	$(3,694,413)	$682,896

Amortization expense was $292,078, $871,334 and $400,893 for the years ended December 31, 2009, 2008 and 2007, respectively.  Future amortization expense of the net carrying amount of intangible assets is as follows:

Year	Amount

2010	$232,404
2011	90,505
2012	62,820
2013	5,089
2014	-

Total	$390,818

Patents and trademarks are being amortized on a straight-line basis over 3 to 17 years. Web addresses and Other are amortized over 3 to 5 years.

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(10)         CAPITAL LEASE OBLIGATIONS:

Future minimum lease payments under capital leases, which contain bargain purchase options, together with the present value of the net minimum lease payments as of December 31, 2009 are as follows:

Year	Amount

2010	$135,715
2011	68,458
2012	11,135
2013	355
2014	-

Minimum lease payments	215,663
Less: amount representing imputed interest	(16,772)

Present value of net minimum lease payments	198,891
Less: current portion	(123,061)
$75,830

(11)          DEBT:

Senior Unsecured Notes

On November 23, 2005, Hollywood Media issued and sold $7,000,000 aggregate principal amount of its Senior Unsecured Notes (the “Senior Notes”) for aggregate gross cash proceeds of $7,000,000. The notes carried an 8% interest rate and an initial 12 month term, on which interest was payable in quarterly installments commencing December 31, 2005. The principal was payable in cash or, at Hollywood Media’s option, in shares of Hollywood Media’s common stock valued on a per share basis at a 5% discount from the 20-day volume-weighted average market price per share of the common stock as of the payment date, subject to certain conditions to such option including but not limited to the requirement that the shares be registered for resale. Hollywood Media’s proceeds related to the issuance, net of issuance costs, were $6,595,690. The holders of the Senior Notes also received warrants (the “Warrants”) to purchase 700,000 shares of Hollywood Media’s common stock at an exercise price of $4.29 per share. In March 2006, Hollywood Media exercised its option under the terms of the Senior Notes to extend the maturity date of the Senior Notes to May 23, 2007 in exchange for the delivery of additional five-year Warrants to purchase an aggregate of 100,000 shares of Hollywood Media’s common stock with an exercise price per share at $4.29.  The Senior Notes were not convertible at the option of the holders.

On May 18, 2007, the $7,000,000 principal amount of the Senior Notes, together with all accrued and unpaid interest thereon, was paid in full in accordance with the provisions of the Senior Notes.

Upon issuance, Hollywood Media recognized the value attributable to the 700,000 issued Warrants in the amount of $1,865,037 as a discount against the Senior Notes.  The Company valued the Warrants using the Black-Scholes pricing model assuming a risk-free rate of 4.45%, an expected volatility of 69.4% and a five year life; the fair value of the Warrants was determined to be $2.66 per share.  Additional discount of $286,000 was recorded in conjunction with the 100,000 extension Warrants issued in March of 2006.  The Company valued the additional Warrants using the Black-Scholes pricing model assuming a risk-free rate of 4.73%, an expected volatility of 64.2% and an approximate five year life; the fair value of the Warrants was determined to be $2.86 per share.    The debt discount attributed to the value of the Warrants issued was amortized over the life of the Senior Notes as interest expense using the effective yield method.  The Company amortized the Senior Notes debt discount attributed to the value of the Warrants of $624,601 for the year ended December 31, 2007.

During the year ended December 31, 2007, $220,889 in interest expense was recorded for stated interest on the Company’s consolidated statement of operations in connection with the Senior Unsecured Notes.

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Registration Payment Arrangement

In connection with Hollywood Media’s issuance in November 2005 of $7.0 million aggregate principal amount of senior unsecured notes (the “Senior Notes”), the holders of the Senior Notes also received warrants to purchase an aggregate of 800,000 shares of Hollywood Media’s common stock at an exercise price of $4.29 per share (the “Warrants”).  In May 2007, the full principal amount of the Senior Notes, together with all accrued and unpaid interest thereon, was paid in full in accordance with the provisions of the Senior Notes.  As required by the registration rights agreement entered into in connection with the Warrants, Hollywood Media filed a registration statement for the resale of the shares of common stock issuable upon the exercise of the Warrants that was declared effective by the SEC on March 3, 2006, and must maintain the effectiveness of such registration statement through the earlier of (a) the fifth anniversary of the effective date or (b) the date on which the holders of Warrant shares are able to resell such Warrant shares under Rule 144(k) of the Securities Act.  If the registration statement ceases to be effective for any reason for more than 30 trading days during any 12-month period (the “Grace Period”) in violation of the agreement, and if there are no applicable defenses or limitations under the agreement or at law or otherwise, Hollywood Media would be required to pay to the holders of Warrant shares, in addition to any other rights such holders may have, an aggregate cash amount equal to $25,000 for each of the first three 30-day periods following the date that the Grace Period is exceeded, increasing to $70,000 for each succeeding 30-day period.  As of December 31, 2009, none of the Warrants have been exercised, no Warrant shares have been issued, and the registration statement continues to be effective.

In accordance with FASB Accounting Standard Codification Topic No. 815, “Derivatives and Hedging”, Subtopic No, 40, “Contracts in Entity’s Own Equity” (ASC 815-40), Hollywood Media is required to calculate the maximum potential amount of consideration payable pursuant to registration payment arrangements, even if the likelihood of payments under such arrangements is remote.  ASC 815-40 is applicable to financial statements issued for fiscal years beginning after December 15, 2006 and any interim periods therein.  Assuming for purposes of this calculation that (i) all of the Warrants were exercised on December 31, 2009, (ii) the Warrant shares issued upon such exercise are available for resale under Rule 144(k) on June 30, 2010, (iii) the registration statement ceased to be effective in violation of the agreement on December 31, 2009 and does not become effective again before June 30, 2010, the remainder of the required registration period, and (iv) that there are no applicable defenses or limitations under the agreement or at law or otherwise, the maximum potential amount of consideration payable by Hollywood Media to the holders of Warrant shares would be $215,000.  Management does not believe that any significant material payments are likely under this registration payment arrangement.

 (12)        OFFERINGS OF SECURITIES:

On January 4, 2007, Hollywood Media issued 20,101 shares of common stock valued at $4.20 per share, which was the closing price of Hollywood Media common stock on the trading date prior to the January 1, 2007 date of grant, in payment of $84,422 of additional compensation to a non-executive employee pursuant to an employment agreement.

On January 22, 2007, Hollywood Media issued 1,000 shares of common stock valued at $1,490 pursuant to the exercise of an employee stock option with an exercise price of $1.49 per share.

On January 29, 2007, Hollywood Media issued 500 shares of common stock valued at $750 pursuant to the exercise of an employee stock option with an exercise price of $1.50 per share.

On January 30, 2007, Hollywood Media issued 8,300 shares of common stock valued at $4.13 per share, which was the average of the closing price of Hollywood Media common stock on the five consecutive business days ending on and including the third business day immediately preceding the January 10, 2007 date of grant, in payment of $34,275 of additional compensation to a non-executive employee pursuant to an employment agreement.

On February 9, 2007, Hollywood Media issued 31,250 shares of common stock valued at $108,125 pursuant to the exercise of an employee stock option with an exercise price of $3.46 per share.

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On February 9, 2007, Hollywood Media issued 59,257 shares of common stock valued as of the December 29, 2006 closing share price of $4.20, or $248,876, for payment of Hollywood Media’s 401(k) employer match for the calendar year 2006.

On February 21, 2007, Hollywood Media issued 1,992 shares of common stock valued as of the average of the ten days closing prices prior to the issuance date, or $4.02 per share, in payment of the $8,000 purchase price for the acquisition of intangible assets.

On March 19, 2007, Hollywood Media issued 15,625 shares of common stock valued at $63,438 pursuant to the exercise of an employee stock option with an exercise price of $4.06 per share.

On April 25, 2007, Hollywood Media issued 8,174 shares of common stock pursuant to cashless net exercises of warrants with an exercise price of $2.84 per share. The warrant was issued in connection with a private placement completed in 2004.

On May 2, 2007, Hollywood Media issued 5,937 shares of common stock valued at $4.33 per share, which was the average of the closing price of Hollywood Media common stock on the five consecutive business days ending on and including the third business day immediately preceding the April 10, 2007 date of grant, in payment of $25,706 of additional compensation to a non-executive employee pursuant to an employment agreement.

On May 14, 2007, Hollywood Media issued 22,766 shares of common stock pursuant to the cashless net exercise of a warrant with an exercise price of $3.34 per share. The warrant was issued in connection with a debt offering completed in 2002.

On May 16, 2007, Hollywood Media issued 67,202 shares of common stock pursuant to the cashless net exercise of a warrant with an exercise price of $3.34 per share. The warrant was issued in connection with a debt offering completed in 2002.

On May 17, 2007, Hollywood Media issued 4,698 shares of common stock pursuant to the cashless net exercise of a warrant with an exercise price of $3.34 per share. The warrant was issued in connection with a debt offering completed in 2002.

On May 17, 2007, Hollywood Media issued 12,014 shares of common stock pursuant to the cashless net exercise of a warrant with an exercise price of $4.00 per share. The warrant was issued in connection with a debt offering completed in 2001.

On May 18, 2007, Hollywood Media issued 11,743 shares of common stock pursuant to the cashless net exercise of a warrant with an exercise price of $3.34 per share. The warrant was issued in connection with a debt offering completed in 2002.

On May 21, 2007, Hollywood Media issued 22,584 shares of common stock pursuant to the cashless net exercise of a warrant with an exercise price of $3.34 per share. The warrant was issued in connection with a debt offering completed in 2002.

On July 16, 2007, Hollywood Media issued 1,000 shares of common stock valued at $1,021 pursuant to the exercise of an employee stock option with an exercise price of $1.02 per share.

On July 19, 2007, Hollywood Media issued 5,970 shares of common stock valued at $4.31 per share, which was the average of the closing price of Hollywood Media common stock on the five consecutive business days ending on and including the third business day immediately preceding the July 10, 2007 date of grant, in payment of $25,707 of additional compensation to a non-executive employee pursuant to an employment agreement.

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On August 13, 2007, Hollywood Media issued 20,000 shares of common stock valued at $29,000 pursuant to the exercise of an employee stock option with an exercise price of $1.45 per share.

On September 7, 2007, Hollywood Media issued 105,000 shares of the common stock valued at $3.83 per share, which was the closing share price of Hollywood Media common stock on the August 30, 2007 date of grant, in payment of $402,150 in compensatory bonuses to certain officers of Hollywood Media associated with the August 24, 2007 sale of the Showtimes business.

On February 8, 2008, Hollywood Media issued 96,569 shares of common stock valued at the December 31, 2007 closing share price of $2.90, or $280,050, for payment of Hollywood Media’s 401(k) employer match for the calendar year 2007.

On April 28, 2008, Hollywood Media issued 20,000 shares of common stock valued at $17,600 pursuant to the exercise by the Chief Accounting Officer of Hollywood Media of an employee stock option with an exercise price of $0.88 per share.

On June 24, 2008, Hollywood Media issued 81,000 shares of common stock valued at $105,300, pursuant to the exercise by the Chief Executive Officer of Hollywood Media of an employee stock option with an exercise price of $1.30 per share.

On December 22, 2008, Hollywood Media issued 50,000 shares of unrestricted common stock to each of the Chief Executive Officer and President of Hollywood Media, valued at $102,000 in the aggregate based on the $1.02 closing share price as of the date of grant.  Such 100,000 shares were issued as payment of annual stock bonuses granted by the Compensation Committee of the Board of Directors.  See Note 3 – “Accounting for Share-Based Compensation” for additional information.

On December 22, 2008, Hollywood Media issued 250,000 shares and 150,000 shares, respectively, of restricted common stock to the Chief Executive Officer and President of Hollywood Media, valued at $408,000 in the aggregate based on the $1.02 closing share price as of the date of grant.  Such 400,000 shares were issued as payment of restricted stock bonuses granted by the Compensation Committee of the Board of Directors.  See Note 3 – “Accounting for Share-Based Compensation” for additional information.

On March 30, 2009, Hollywood Media issued 225,343 shares of common stock valued at the December 31, 2008 closing share price of $1.00 or $225,363, for payment of Hollywood Media’s 401(k) employer match for the calendar year 2008.

(13)          STOCK REPURCHASE PROGRAM :

Hollywood Media reported in its Form 8-K report filed on October 4, 2007, that its Board of Directors authorized a stock repurchase program under which Hollywood Media may use up to $10 million of its cash and cash equivalents to repurchase shares of its outstanding common stock.  Pursuant to the repurchase program, Hollywood Media purchased an aggregate of 71,600, 1,711,639 and 2,003,660 shares of its common stock during the years ended December 31, 2009, 2008 and 2007, respectively.  The shares were purchased for $72,954, $2,124,999 and $5,104,204 for the years ended December 31, 2009, 2008 and 2007, respectively, reflecting an approximate average price per share of $1.02, $1.24 and $2.55 for the years ended December 31, 2009, 2008 and 2007, respectively.

(14)          INCOME TAXES:

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes on January 1, 2007, which was later codified under FASB Accounting Standards Codification No. 740, “ Income Taxes. ”  The adoption had no impact on the Company’s consolidated financial statements as of that date.  There are no unrecognized tax benefits in the consolidated financial statements as of December 31, 2009 and December 31, 2008.

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Hollywood Media is in a cumulative net loss position for both financial and tax reporting purposes.  The primary item giving rise to the Company’s net deferred tax asset is a net operating loss carryforward of $225,847,306 as a result of losses incurred during the period from inception (January 22, 1993) to December 31, 2009. However, due to the uncertainty of Hollywood Media’s ability to generate taxable income in the future, and, to the extent taxable income is generated in the future, the uncertainty as to Hollywood Media’s ability to utilize its loss carryforwards subject to the “ownership change” provisions of Section 382 of the U.S. Internal Revenue Code, Hollywood Media has established a valuation allowance for the full amount of the deferred tax asset.

The net operating loss carryforwards expire as follows:

Year	Amount

2018	$5,804,864
2019	18,526,989
2020	43,159,623
2021	37,552,359
2022	76,867,212
2023	9,728,058
2024	8,719,119
2025	9,543,785
2028	10,876,436
2029	5,068,861

$225,847,306

The components of Hollywood Media’s deferred tax assets and liabilities consist of the following at December 31:

	2009	2008

Net difference in tax basis and book basis for certain
assets and liabilities	$324,483	$1,997,251
Net operating loss and tax credit carryforwards	86,144,320	84,102,705
	86,468,803	86,099,956
Valuation allowance	(86,468,803)	(86,099,956)
Net deferred tax asset	$-	$-

The provision for income taxes from continuing operations is different from that which would be obtained by applying the statutory Federal income tax rate of 35% as a result of the following:

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	For the Year Ended December 31,
	2009	2008	2007

Income tax benefit at Federal statutory tax rate	$(1,967,989)	$(3,697,908)	$(2,907,690)
State income tax benefit (net of federal benefit)	(163,062)	(306,398)	(240,923)
Change in valuation allowance	694,919	4,938,841	(1,170,750)
Change in valuation allowance resulting from change in
cumulative temporary differences	(326,072)	-	1,943,628
Impairment of goodwill	1,895,000	1,182,315	-
Dividends received deduction	(580,386)	(397,526)	-
Change in cumulative temporary differences	-	-	(1,943,628)
Sale of subsidiaries – basis difference	326,072	450,206	-
Non deductible expenses	-	-	-
Loss of foreign subsidiaries	-	271,973	418,802
Tax effect of income (loss) from discontinued operations	152,351	(2,384,240)	3,900,561
Other	(30,833)	(57,263)	-
	$-	$-	$-

During 2009 and 2007, the Company reassessed the amounts of certain prior year deferred tax assets and the corresponding effect of the valuation thereon.  As a result of this reassessment, deferred tax assets and the related valuation allowance were decreased in 2009 in the amount of $326,072 and increased in 2007 in the amount of $1,943,628, resulting in zero net change to net deferred tax assets.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service and certain state income taxing authorities for all years due to the net operating loss carryovers from those years.

(15)          INVESTMENTS IN AND ADVANCES TO EQUITY METHOD UNCONSOLIDATED INVESTEES:

 Investments in and advances to equity method unconsolidated investees consist of the following:

	December 31,
	2009	2008

NetCo Partners (a)	$139,789	$137,775
MovieTickets.com (b)	90,308	(4,975)
	$230,097	$132,800

(a)      Netco Partners:

In June 1995, Hollywood Media and C.P. Group, Inc. (“C.P. Group”), entered into an agreement to form NetCo Partners (the “Netco Joint Venture Agreement”). NetCo Partners is engaged in the development and licensing of NetForce .

Hollywood Media and C.P. Group are each 50% partners in NetCo Partners. C.P. Group contributed to NetCo Partners all rights to NetForce , and Hollywood Media contributed to NetCo Partners all rights to Tad Williams’ MirrorWorld , Arthur C. Clarke’s Worlds of Alexander , Neil Gaiman’s Lifers , and Anne McCaffrey’s Saraband .

Pursuant to the terms of the NetCo Partners Joint Venture Agreement, Hollywood Media is responsible for developing, producing, manufacturing, advertising, promoting, marketing and distributing NetCo Partners’ illustrated novels and related products and for advancing all costs incurred in connection therewith. All amounts advanced by Hollywood Media to fund NetCo Partners’ operations are treated as capital contributions from Hollywood Media and Hollywood Media is entitled to a return of such capital contributions before distributions of profits are split equally between Hollywood Media and C.P. Group.

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Hollywood Media accounts for its investment in NetCo Partners under the equity method of accounting, recognizing 50% of NetCo Partners’ income or loss as Equity in Earnings of Unconsolidated Investees. Since NetCo Partners is a partnership, any income tax payable is passed through to the partners.  The revenues, gross profit and net income of NetCo Partners for the years ended December 31, 2009, 2008 and 2007 are presented below:

	Year Ended December 31,
	2009	2008	2007
	(unaudited)	(unaudited)	(unaudited)

Revenues	$-	$9,508	$1,138
Gross profit	-	7,416	887
Net income (loss)	(5,973)	(300,954)	9,494

Company’s share
of net income (loss)	$(2,987)	$(150,477)	$4,747

The current assets and current liabilities of NetCo Partners of December 31, 2009 and 2008, which are not included in Hollywood Media’s consolidated balance sheets, are presented below:

	As of December 31,
	2009	2008
	(unaudited)	(unaudited)

Current assets	$1,546	$771
Current liabilities	$49,025	$48,700

(b)      MovieTickets.com.

Hollywood Media entered into a joint venture agreement on February 29, 2000 with the movie theater chains AMC Entertainment Inc. and National Amusements, Inc. to form MovieTickets.com.  In August 2000, the joint venture entered into an agreement with Viacom Inc. to acquire a five percent interest in the joint venture for $25 million of advertising over 5 years. In addition to the Viacom advertising and promotion, MovieTickets.com is promoted through on-screen advertising on most participating exhibitors’ movie screens. In March 2001, America Online Inc. (“AOL”) purchased a non-interest bearing convertible preferred voting equity interest in MovieTickets.com for $8.5 million in cash, convertible into approximately 3% of the common stock of MovieTickets.com.  AOL converted its preferred shares into common stock during the year ended December 31, 2005.  Those shares are now held by Time Warner Inc.

Hollywood Media owns 26.2% of the equity in MovieTickets.com, Inc. at December 31, 2009 and shares in 26.2% of the income or losses generated by the joint venture.  This investment is recorded under the equity method of accounting, recognizing 26.2% of ownership of MovieTickets.com income or loss as “Equity in Earnings of Unconsolidated Investees” in the accompanying consolidated balance sheets.  Under applicable accounting principles, Hollywood Media had not recorded income from MovieTickets.com operating results for 2008 and 2007 because accumulated losses from 2006 and prior years exceeded MovieTickets.com’s accumulated net income in 2008 and 2007.  Dividends of $1,914,202 and $1,311,100 are included in “Equity in Earnings of Unconsolidated Investees” in our accompanying consolidated statement of operations for the years ended December 31, 2009 and 2008, respectively.  Receivables from MovieTickets.com of $112,789 and $143,464 were recorded as “Related Party Receivables” as of December 31, 2009 and 2008, respectively.  During 2009, Hollywood Media recorded $95,283 of income because accumulated income surpassed accumulated losses.

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The revenues, cost and expenses, depreciation and amortization and net income of MovieTickets.com for the years ended December 31, 2009, 2008 and 2007, which are not included in Hollywood Media’s consolidated statements of operations, are presented below:

	Year Ended December 31,
	2009	2008	2007
	(unaudited)	(unaudited)	(unaudited)

Revenues	$18,643,342	$18,062,438	$13,130,977
Cost and expenses	$13,471,941	$12,345,771	$10,045,326
Depreciation and amortization	$594,120	$502,950	$532,495
Net income	$4,842,476	$5,764,290	$3,318,818

The cash, accounts receivable and accrued expenses and other liabilities balances of MovieTickets.com as of December 31, 2009 and 2008, which are not included in Hollywood Media’s consolidated balance sheets, are presented below:

	As of December 31,
	2009	2008
	(unaudited)	(unaudited)

Cash	$5,128,137	$3,183,806
Accounts receivable, net	$5,822,591	$5,651,847
Accrued expenses and current liabilities	$2,090,816	$3,451,147

(16)         COMMITMENTS AND CONTINGENCIES:

Operating Leases

Hollywood Media conducts its operations in various leased facilities, under leases that are classified as operating leases for financial statement purposes. Certain leases provide for payment of real estate taxes, common area maintenance, insurance, and certain other expenses. Lease terms may include escalating rent provisions and rent holidays which are expensed on a straight-line basis over the term of the lease, and expire at various dates through the year 2017. Also, certain equipment used in Hollywood Media’s operations is leased under operating leases. Operating lease commitments at December 31, 2009 are as follows:

Year	Amount

2010	$1,081,613
2011	1,087,238
2012	1,141,414
2013	865,664
2014	886,083
Thereafter	1,994,967

Total	$7,056,979

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The fixed operating lease commitments detailed above assume that Hollywood Media continues the leases through their initial lease terms. Rent expense, including equipment rentals, was $943,376, $1,419,410 and $1,638,350 during the years ended December 31, 2009, 2008 and 2007, respectively, and is included in “Selling, general and administrative” expense in the accompanying consolidated statements of operations.

Litigation

Hollywood Media is from time to time party to various legal proceedings, including matters arising in the ordinary course of business.

(17)	SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

##########

(1)  On March 30, 2009, Hollywood Media issued 225,343 shares of common stock valued at the December 31, 2008 closing share price of $1.00 or $225,363 for payment of Hollywood Media’s 401(k) employer match for 2008.

(2)  On December 22, 2008, Hollywood Media issued 250,000 shares and 150,000 shares, respectively, of restricted common stock to the Chief Executive Officer and President of Hollywood Media, valued at $408,000 in the aggregate based on the $1.02 closing share price as of the date of grant.  Such 400,000 shares were issued as payment of restricted stock bonuses granted by the Compensation Committee of the Board of Directors.  Compensation expense is recognized quarterly on one-third of the shares, or $136,000, over a 4-year period beginning on the date of grant. The shares are based on a service condition, of which Hollywood Media recorded compensation expense of $33,977 and $931 in the consolidated statement of operations for the twelve months ended December 31, 2009 and 2008, respectively.   One-third of the shares, or $136,000 of value was recorded as compensation expense in fiscal 2009 since Hollywood Media achieved three quarters of positive EBITDA in a 15-month period.  The remaining one-third of shares, or $136,000 of value, is recorded to compensation expense pro-rata over a 4-year period beginning on the date of grant.  However, the vesting of the shares does not occur until Hollywood Media’s share price exceeds $2.00 for ten consecutive trading days.  Hollywood Media recorded compensation expense of $34,908 and $0 for the twelve months ended December 31, 2009 and 2008, respectively.  See Note 3 – “Accounting for Share-Based Compensation” for additional information.

(3)  On December 22, 2008, Hollywood Media issued 50,000 shares of unrestricted common stock to each of the Chief Executive Officer and President of Hollywood Media, valued at $102,000 in the aggregate based on the $1.02 closing share price as of the date of grant.  Such 100,000 shares were issued as payment of annual stock bonuses granted by the Compensation Committee of the Board of Directors.  See Note 3 – “Accounting for Share-Based Compensation” for additional information.

32

(4)  On February 8, 2008, Hollywood Media issued 96,569 shares of common stock valued at the December 31, 2007 closing share price of $2.90, or $280,050, for payment of Hollywood Media’s 401(k) employer match for the calendar year 2007 (see Note 2).

(5)  On February 9, 2007, Hollywood Media issued 59,257 shares of common stock valued at $248,876, based on the December 29, 2006 closing share price of $4.20, for payment of Hollywood Media’s 401(k) employer match for calendar year 2006 (see Note 2).

(6)  On September 7, 2007, Hollywood Media issued 105,000 shares of common stock valued at $3.83 per share, which was the closing share price, on the August 30, 2007 date of grant, in payment of $402,150 in compensatory bonuses to certain officers of Hollywood Media associated with the August 24, 2007 sale of the Showtimes business.
 (18)          SEGMENT REPORTING:

Hollywood Media’s reportable segments are Broadway Ticketing, Ad Sales, Intellectual Properties, and Other. The Broadway Ticketing segment sells tickets and related hotel and restaurant packages for live theater events on Broadway, Off-Broadway and London’s West End, both online and offline, to individual consumers, groups and domestic and international travel professionals, including travel agencies, tour operators and educational institutions.  This segment also generates revenue from the sale of sponsorships and advertisements on Broadway.com.  The Ad Sales segment sells advertising on plasma TV displays throughout the U.K. and Ireland, on lobby display posters, movie brochure booklets and ticket wallets distributed in cinemas, live theater and other entertainment venues in the U.K. and on cinema and theater websites in the U.K. and Ireland.  This segment also includes Hollywood Media’s investment in MovieTickets.com.  The Intellectual Properties segment owns or controls the exclusive rights to certain intellectual properties created by best-selling authors and media celebrities, which it licenses across all media. This segment also includes a 51% interest in Tekno Books, a book development business.  The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as legal fees, audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media to make an assessment of and report on internal control over financial reporting.

There are no intersegment sales or transfers.

The following table illustrates the financial information regarding Hollywood Media’s reportable segments.  Discontinued operations (see Note 4) were previously included in the Data Business and Ad Sales segments and have been removed from the table below, to illustrate financial information from continuing operations.

33

	Year Ended December 31,
	2009	2008	2007
Net Revenues:
Broadway Ticketing	$98,860,362	$110,918,969	$111,792,068
Ad Sales	3,391,714	4,830,760	5,308,038
Intellectual Properties	1,126,834	1,308,202	1,061,118
Other	-	-	-
	$103,378,910	$117,057,931	$118,161,224
Operating Income (Loss):
Broadway Ticketing	$4,809,588	$2,533,682	$2,652,352
Ad Sales	(355,892)	(3,977,171)	(571,818)
Intellectual Properties	(4,816)	(71,372)	(8,918)
Other	(7,646,552)	(10,600,057)	(10,535,791)
	$(3,197,672)	$(12,114,918)	$(8,464,175)
Capital Expenditures (a)
Broadway Ticketing	$1,088,501	$791,356	$2,725,762
Ad Sales	31,694	208,577	438,572
Intellectual Properties	-	897	-
Other	69,946	289,609	229,092
	$1,190,141	$1,290,439	$3,393,426
Depreciation and
Amortization Expense:
Broadway Ticketing	$846,603	$876,049	$351,310
Ad Sales	354,932	901,351	553,237
Intellectual Properties	299	150	-
Other	388,764	447,281	473,945
	$1,590,598	$2,224,831	$1,378,492

	December 31,
	2009	2008

Segment Assets:
Broadway Ticketing	$30,386,157	$34,958,642
Ad Sales	16,376,839	21,989,086
Intellectual Properties	475,140	543,989
Other	10,368,043	9,447,144
	$57,606,179	$66,938,861

(a)	Capital expenditures do not include property and equipment acquired under capital lease obligations or through acquisitions.

(19)           UNAUDITED QUARTERLY FINANCIAL INFORMATION:

For the quarter ended March 31, 2009

Reported

Net revenues	$21,313,897
Loss from continuing operations	$(95,020)
Loss from discontinued operations	$-
Net loss attributable to Hollywood Media Corp.	$(91,853)
Weighted average shares	30,418,516
Loss per share - continuing operations	$-
Loss per share - discontinued operations	$-
Net loss per share (1)	$-

34

For the quarter ended June 30, 2009

Reported

Net revenues	$30,252,255
Loss from continuing operations	$(4,792,490)
Loss from discontinued operations	$-
Net loss attributable to Hollywood Media Corp.	$(4,794,716)
Weighted average shares	30,637,658
Loss per share - continuing operations	$(0.16)
Income per share - discontinued operations	$-
Net loss per share (1)	$(0.16)

For the quarter ended September 30, 2009

Reported

Net revenues	$21,854,666
Loss from continuing operations	$(787,718)
Gain from discontinued operations	$472,487
Net loss attributable to Hollywood Media Corp.	$(348,993)
Weighted average shares	30,637,658
Loss per share - continuing operations	$(0.03)
Income per share - discontinued operations	$0.02
Net loss per share (1)	$(0.01)

For the quarter ended December 31, 2009

Reported

Net revenues	$29,958,092
Loss from continuing operations	$(562,170)
Gain from discontinued operations	$142,085
Net loss attributable to Hollywood Media Corp.	$(384,855)
Weighted average shares	30,642,730
Loss per share - continuing operations	$(0.02)
Income per share - discontinued operations	$-
Net loss per share (1)	$(0.02)

For the quarter ended March 31, 2008

Reported

Net revenues	$26,973,670
Loss from continuing operations	$(2,279,303)
Loss from discontinued operations	$(845,973)
Net loss attributable to Hollywood Media Corp.	$(3,149,038)
Weighted average shares	31,854,228
Loss per share – continuing operations	$(0.07)
Loss per share – discontinued operations	$(0.03)
Net loss per share (1)	$(0.10)

For the quarter ended June 30, 2008

Reported

Net revenues	$35,543,314
Loss from continuing operations	$(17,500)
Loss from discontinued operations	$(674,802)
Net loss attributable to Hollywood Media Corp.	$(734,362)
Weighted average shares	31,964,851
Loss per share - continuing operations	$-
Loss per share - discontinued operations	$(0.02)
Net loss per share (1)	$(0.02)

35

For the quarter ended September 30, 2008

Reported

Net revenues	$25,522,782
Loss from continuing operations	$(1,899,156)
Loss from discontinued operations	$(4,418,692)
Net loss attributable to Hollywood Media Corp.	$(6,349,599)
Weighted average shares	32,095,554
Loss per share - continuing operations	$(0.06)
Loss per share - discontinued operations	$(0.14)
Net loss per share (1)	$(0.20)

For the quarter ended December 31, 2008

Reported

Net revenues	$29,018,165
Loss from continuing operations	$(6,288,127)
Loss from discontinued operations	$(351,405)
Net loss attributable to Hollywood Media Corp.	$(6,623,324)
Weighted average shares	31,263,293
Loss per share - continuing operations	$(0.20)
Loss per share - discontinued operations	$(0.01)
Net loss per share (1)	$(0.21)

(1)           Quarterly earnings per share are calculated on an individual basis and, because of roundings and changes in the weighted average shares outstanding during the year, the summation of each quarter may not equal the amount calculated for the year as a whole.

(20)          RELATED PARTY TRANSACTIONS:

Hollywood Media entered into a purchase agreement with R&S Investments, LLC, an entity owned by Hollywood Media’s Chief Executive Officer and President for the sale of the Hollywood.com Business, effective August 21, 2008.  For additional information about this transaction, see Note 3 “Discontinued Operations” in these Notes to the Consolidated Financial Statements.  In connection with this sale, Hollywood Media and the Hollywood.com Business entered into a Transition Services Agreement (“TSA”) to provide certain temporary administrative services, which Hollywood Media did solely to provide for an efficient and orderly transition. Hollywood Media was reimbursed by the Hollywood.com Business for out of pocket costs and incremental expenses incurred in providing services under the TSA, including, but not limited to, payments of any pro rata portions of any applicable employee salaries and benefits.  The term of the TSA was through November 21, 2009, but Hollywood Media substantially completed the transfer of all functions covered by such agreement by December 31, 2008.

The related party payable at December 31, 2008 was the balance for estimated losses to be funded by Hollywood Media pursuant to the purchase agreement.  The funding of losses pursuant to the purchase agreement is capped at $2,600,000, which was placed in an escrow account by Hollywood Media at closing and is included in “Restricted cash” in our accompanying condensed consolidated balance sheet at December 31, 2008.  The related party payable was zero at December 31, 2009 and $2,622,438 at December 31, 2008.  As of December 31, 2009, the escrow amounts were fully distributed and $204,422 of the earn-out gain was recorded in “Related Party Receivable” in our accompanying consolidated balance sheets.  During 2009, Hollywood Media overall recorded $677,342 in earn-out gain.  In addition, $61,543 of indemnification expenses related to claims by former employees relating to the period of their employment with Hollywood Media and a $1,227 tax expense offset the overall gain on sale of discontinued operations recorded in the accompanying consolidated statement of operations for the year ended December 31, 2009.  As of December 31, 2009, the Company has $335,245 included in “Related party receivables” in our accompanying condensed consolidated balance sheet which consisted of the $204,422 earn-out receivable mentioned above and $18,034 of monies owed for reimbursement, as well as a $112,789 receivable from MovieTickets.com.  As of the filing of this Form 10-K, all earn-out and receivable amounts included in “Related Party Receivable” were collected.

36

(21)          PROPOSED SALE OF THE BROADWAY TICKETING DIVISION

On December 22, 2009, Hollywood Media entered into a stock purchase agreement (the “Purchase Agreement”) with Key Brand Entertainment Inc., a Delaware corporation (“Key Brand”), pursuant to which Key Brand will purchase Hollywood Media’s Broadway Ticketing Division (the “Broadway Sale”) through the purchase of all of the outstanding capital stock of Theatre Direct NY, Inc., a Delaware corporation and a wholly-owned subsidiary of Hollywood Media, from Hollywood Media.  The closing of the Broadway Sale is subject to certain customary closing conditions specified in the Purchase Agreement, including but not limited to the approval of Hollywood Media’s shareholders.
37

Annex G

PART I – FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,801,204	$11,764,810
Receivables, net	1,043,272	897,503
Inventories held for sale, net	6,275,993	3,735,691
Deferred ticket costs	8,906,280	10,985,160
Prepaid expenses	2,642,107	1,896,237
Other receivables	1,099,180	1,125,263
Other current assets	25,943	436,675
Related party receivable	206,379	335,245
Restricted cash	1,221,000	1,221,000
Total current assets	28,221,358	32,397,584

PROPERTY AND EQUIPMENT, net	3,893,013	4,369,085
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	750,430	230,097
INTANGIBLE ASSETS, net	265,104	390,818
GOODWILL	20,230,119	20,197,513
OTHER ASSETS	21,082	21,082
TOTAL ASSETS	$53,381,106	$57,606,179

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,048,781	$1,632,351
Accrued expenses and other	2,910,799	3,074,549
Deferred revenue	11,661,726	14,012,178
Gift certificate liability	3,601,090	3,794,899
Customer deposits	460,682	948,273
Current portion of capital lease obligations	75,564	123,061
Current portion of notes payable	15,285	37,454
Total current liabilities	19,773,927	23,622,765

DEFERRED REVENUE	247,252	309,190
CAPITAL LEASE OBLIGATIONS, less current portion	37,440	75,830
OTHER DEFERRED LIABILITY	995,932	1,105,553
NOTES PAYABLE, less current portion	-	2,432

COMMITMENTS AND CONTINGENCES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; 31,179,066 and 31,037,656 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	311,791	310,377
Additional paid-in capital	309,722,146	309,480,331
Accumulated deficit	(277,695,246)	(277,315,848)
Total Hollywood Media Corp. shareholders’ equity	32,338,691	32,474,860
Non-controlling interest	(12,136)	15,549
Total shareholders’ equity	32,326,555	32,490,409
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$53,381,106	$57,606,179

The accompanying notes to condensed consolidated financial statements are an integral part of these condensed consolidated balance sheets.

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009

NET REVENUES
Ticketing	$54,908,530	$49,381,447	$32,681,447	$29,138,882
Other	2,007,701	2,184,705	938 ,435	1,113,373
	56,916,231	51,566,152	33,619,882	30,252,255

OPERATING COSTS AND EXPENSES
Cost of revenues – ticketing	45,318,633	41,152,654	27,121,997	24,118,554
Editorial, production, development and technology	1,329,794	1,236,913	640,628	594,923
Selling, general and administrative	5,401,426	5,117,994	2,884,474	2,437,983
Payroll and benefits	5,512,342	5,038,874	2,787,764	2,452,198
Depreciation and amortization	757,284	794,968	373,245	387,894

Total operating costs and expenses	58,319,479	53,341,403	33,808,108	29,991,552

Income (loss) from operations	(1,403,248)	(1,775,251)	(188,226)	260,703

EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES
Equity in earnings (losses) of unconsolidated investees	548,868	1,912,833	168,921	(810)
Impairment loss	-	(5,000,000)	-	(5,000,000)
Total equity in earnings (losses) of unconsolidated investees	548,868	(3,087,167)	168,921	(5,000,810)

OTHER INCOME (EXPENSE)
Interest, net	11,704	15,122	466	3,670
Other, net	123,134	(40,214)	63,807	(56,053)

Income (loss) from continuing operations	(719,542)	(4,887,510)	44,968	(4,792,490)

Income from discontinued operations	325,444	-	144,974	-

Net income (loss)	(394,098)	(4,887,510)	189,942	(4,792,490)

NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	14,700	941	16,489	(2,226)

Net income (loss) attributable to Hollywood Media Corp.	$(379,398)	$(4,886,569)	$206,431	$(4,794,716)

Basic and diluted income (loss) per common share
Continuing operations	$(0.02)	$(0.16)	$0.01	$(0.16)
Discontinued operations	0.01	-	-	-
Total basic and diluted net income (loss) per share	$(0.01)	$(0.16)	0.01	$(0.16)

Weighted average common and common equivalent shares outstanding – basic	30,907,452	30,528,692	30,945,735	30,637,658

Weighted average common and common equivalent shares outstanding – diluted	30,907,452	30,528,692	31,179,068	30,637,658

The accompanying notes to condensed consolidated financial statements are an integral part of these condensed consolidated statements of operations.

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(394,098)	$(4,887,510)
Adjustments to reconcile net loss to net cash used in operating activities:
Income from discontinued operations	(325,444)	-
Depreciation and amortization	757,284	794,968
401(k) stock match	75,567	85,364
Equity in earnings of unconsolidated investees, net of distributions	(520,333)	1,369
Stock compensation expense - employees	11,557	11,917
Stock compensation expense - officers	33,698	34,629
Provision for bad debts	135,956	141,182
Distributions to minority owners	(12,985)	(21,609)
Impairment on inventories held for sale	150,000	-
Impairment loss	-	5,000,000

Changes in assets and liabilities:
Receivables	(281,725)	(279,286)
Inventories held for sale	(2,690,302)	(1,364,654)
Deferred ticket costs	2,078,880	3,702,806
Prepaid expenses	(745,870)	(164,949)
Other receivables	26,083	223,024
Related party receivable	69,418	24,369
Other current assets	410,732	79,462
Other assets	-	38,578
Accounts payable	(616,823)	188,087
Accrued expenses and other	27,652	(940,151)
Deferred revenue	(2,606,199)	(4,287,642)
Customer deposits	(487,591)	(216,037)
Other deferred liability	(109,621)	(32,631)
Restricted cash	-	(1,221,000)
Net cash used in operating activities	(5,014,164)	(3,089,714)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(161,724)	(997,267)
Loss on disposition of assets	-	(23,946)
Proceeds from sale of assets	322,123	-
Acquisition of businesses, net of cash acquired	647	-
Net cash provided by (used in) investing activities	161,046	(1,021,213)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments under capital lease obligations	(85,887)	(93,781)
Repayments of notes payable	(24,601)	(13,423)
Stock repurchase program	-	(72,954)
Net cash used in financing activities	(110,488)	(180,158)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,963,606)	(4,291,085)

CASH AND CASH EQUIVALENTS, beginning of period	11,764,810	12,685,946

CASH AND CASH EQUIVALENTS, end of period	$6,801,204	$8,394,861

SUPPLEMENTAL SCHEDULE OF CASH RELATED ACTIVITIES:
Interest paid	$19,800	$23,292
Income taxes paid	$1,336	$1,500

The accompanying notes to condensed consolidated financial statements are an integral part of these condensed consolidated statements of cash flows.

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(1)          BASIS OF PRESENTATION AND CONSOLIDATION:

In the opinion of management, the accompanying unaudited condensed consolidated financial statements have been prepared by Hollywood Media Corp. (“Hollywood Media” or “Company”) in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted pursuant to applicable rules and regulations.  However, management believes that the disclosures contained herein are adequate to make the information presented not misleading.  The accompanying financial statements reflect, in the opinion of management, all material adjustments (which include only normal recurring adjustments) necessary to present fairly Hollywood Media’s condensed consolidated financial position, results of operations and cash flows.  The results of operations for the six and three months ended June 30, 2010 and the cash flows for the six months ended June 30, 2010 are not necessarily indicative of the results of operations or cash flows for the remainder of 2010.  The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission.

(2)          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

Hollywood Media’s condensed consolidated financial statements include the accounts of Hollywood Media, its wholly owned subsidiaries, and its 51% owned subsidiary Tekno Books, which is a partnership. All significant intercompany balances and transactions have been eliminated in consolidation and a non-controlling interest has been established to reflect the outside ownership of Tekno Books. Hollywood Media’s 50% and 26.2% ownership interests in NetCo Partners and MovieTickets.com, respectively, are accounted for under the equity method of accounting.

Earnings (Loss) per Share

Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic No. 260, “ Earnings Per Share” (ASC 260), requires companies to present basic and diluted earnings per share (“EPS”).  Basic earnings per share is computed by dividing income (loss) attributable to Hollywood Media Corp. (the numerator) by the weighted average number of common shares outstanding (the denominator) for the period. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued.

The following is a reconciliation of the shares used in the computation of basic and diluted net income (loss) per share:

	For the Six Months		For the Three Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Basic weighted average shares outstanding	30,907,452	30,528,692	30,945,735	30,637,658
Effect of dilutive unvested restricted stock	-	-	233,333	-
Effect of options and other equity instruments	-	-	-	-
Dilutive weighted average shares outstanding	30,907,452	30,528,692	31,179,068	30,637,658

Unvested restricted stock which are not included in the calculation of diluted income (loss) per share because their impact is anti-dilutive	233,333	400,000	-	400,000

Options to purchase shares of Common Stock and other stock-based awards outstanding which are not included in the calculation of diluted income (loss) per share because their impact is anti-dilutive	1,104,689	1,423,443	1,104,689	1,423,443

Inventories Held for Sale and Deferred Ticket Costs

Inventories held for sale consist primarily of Broadway tickets or other live theater tickets available for sale.  Deferred ticket costs consist of tickets sold (subject to the performance occurring) to groups, individuals, and travel agencies for future performances which have been delivered to the customer or held by the Company as “will call.”  Both are carried at cost using the specific identification method.  Ticket inventory does not include movie tickets.

The portion of receivables, deferred ticket costs and inventory balances that relate to the sales of tickets to groups, individuals and travel agencies for Broadway and other live theater shows are, with isolated exceptions, for shows or performances that take place at venues in New York, New York, a major metropolitan area reported as subject to the threat of terrorist acts from time to time by relevant United States Government agencies.  Hollywood Media recognizes that the occurrence of such a terrorist act, a labor strike or dispute, or any other significant civil disturbance occurring in New York City could lead to closures of available performance venues for which Hollywood Media may not receive reimbursement of ticket costs and/or payment on outstanding receivables, and could adversely impact the normal conduct of its operations within New York City for an indefinite period of time.

Receivables

Receivables primarily consist of amounts due from customers who have advertised on plasma TV displays, posters, brochures and websites in our UK business, purchased live theater tickets, and amounts due from box offices for commission on live theater tickets sold to groups and refunds for performances that did not occur and amounts due from publishers relating to signed contracts, to the extent that the earnings process is complete and amounts are realizable.

Allowance for Doubtful Accounts

Hollywood Media maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company’s accounting for doubtful accounts contains uncertainty because management must use judgment to assess the estimated collectability of these accounts. When preparing these estimates, management considers a number of factors, including the aging of a customer’s account, past transactions with customers, creditworthiness of specific customers, historical trends and other information. The allowance for doubtful accounts was   $0.3 million and $0.5 million at June 30, 2010 and December 31, 2009, respectively.  The allowance is primarily attributable to receivables due from customers of the United Kingdom based companies CinemasOnline Limited, UK Theatres Online Limited, WWW.CO.UK Limited and Spring Leisure Limited (collectively known as “CinemasOnline”).  Although the Company believes its allowance is sufficient, if the financial condition of the Company’s customers were to unexpectedly deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required that could materially impact the Company’s condensed consolidated financial statements. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company’s customer base and their dispersion across many different geographical regions.

Ticketing Revenue Recognition

Ticket revenue is derived from the sale of live theater tickets for Broadway, off-Broadway and London shows to individuals, groups, travel agencies, tour groups and educational organizations.  Proceeds from these sales received in advance of the corresponding performance activities are included in “Deferred Revenue” in our accompanying condensed consolidated balance sheets, at the time of receipt.  The Company is the primary obligor and recognizes revenue on a gross basis during the periods the performances of the shows occur.

Gift certificate liability is derived from the sale of gift certificates for Broadway, off-Broadway, London shows and dinner and show sales to individuals, groups, travel agencies, tour groups and corporate programs.  Proceeds from these sales are included in “Gift certificate liability” in our accompanying condensed consolidated balance sheets at the time of receipt and, if redeemed, are recognized as revenue in the period the performance of the show occurs.  Gift certificates issued do not expire.

Hotel package revenue is derived from the sale of exclusive allocation rooms provided by New York City hotels to individuals and groups.  Proceeds from these sales are included in “Customer deposits” in our accompanying condensed consolidated balance sheets, at the time of receipt, and are recognized as revenue on a net basis on the dates of departure from the hotel.

Dinner voucher revenue is derived from the sale of dinner vouchers for meals at restaurants in New York City to individuals and groups.  Proceeds from these sales are included in “Customer deposits” in our accompanying condensed consolidated balance sheets, at the time of receipt, and are recognized as revenue on a net basis on the dates the vouchers are presented, or upon expiration of the voucher.

ASC Topic No. 605, “ Revenue Recognition” ) , subtopic 605-45 “ Principle Agent Considerations,”   provides guidance concerning under what circumstances a company should report revenue based on (a) the gross amount billed to a customer because it has earned revenue (as a principal) from the sale of goods or services or (b) the net amount retained (that is, the amount billed to the customer less the amount paid to a supplier) because it has earned a commission or fee as an agent. Hollywood Media’s existing accounting policies conform to the ASC 605-45. Ticket revenue and cost of revenue-ticketing are recorded on a gross basis in our accompanying condensed consolidated statements of operations.  Revenues on hotel packages and dinner vouchers sold for New York restaurants are reported on a net basis in our accompanying condensed consolidated statements of operations.

Segment Information

ASC Topic No. 280, “ Segment Reporting” , establishes standards for reporting of selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers.

Recen t Accounting Pronouncements

 In January 2010, the FASB issued Accounting Standards Update 2010-06, “Improving Disclosures about Fair Value Measurements,” (ASU 2010-06) which amends ASC 820, “Fair Value Measurements and Disclosures.”  This amendment requires new disclosures, including the reasons for and amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and separate presentation of purchases, sales, issuances and settlements in the reconciliation of activity for Level 3 fair value measurements.  It also clarified guidance related to determining the appropriate classes of assets and liabilities and the information to be provided for valuation techniques used to measure fair value.  This guidance will be effective for us in our interim and annual reporting periods beginning after December 15, 2010.  We are evaluating the adoption of this guidance, but we do not expect that it will have a significant impact on our consolidated financial position or results of operations.

(3)          DISCONTINUED OPERATIONS:

Hollywood.com Business

On August 21, 2008, Hollywood Media entered into a purchase agreement with R&S Investments, LLC (“R&S Investments”) for the sale of Hollywood Media’s subsidiaries Hollywood.com, Inc. and Totally Hollywood TV, LLC (collectively, the “Hollywood.com Business”).  R&S Investments is owned by Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer and Chairperson of the Board, and Laurie S. Silvers, Hollywood Media’s President and Vice-Chairperson of the Board.  Pursuant to the purchase agreement, Hollywood Media sold the Hollywood.com Business to R&S Investments for a potential purchase price of $10,000,000 cash, which includes $1,000,000 that was paid to Hollywood Media at closing and potential earn-out payments totaling $9,000,000.  Hollywood Media recognized $326,103 and $144,974 in earn-out gain during the six and three months ended June 30, 2010, respectively, which is included in “Income from discontinued operations” in our condensed consolidated statements of operations.  For additional information see Note 12 “Subsequent Events.” Hollywood Media does not have a significant continuing involvement in the Hollywood.com Business operations.

The earn-out payments equal the greater of 10 percent of gross collected revenue and 90 percent of EBITDA (as defined in the purchase agreement) for the Hollywood.com Business until the earn-out is fully paid.  The Company considers the remaining potential earn-out payments to be contingent consideration and non-recourse.  Thus, the Company will not record a receivable and any corresponding gain until the contingencies have been met.  The Company will estimate an appropriate reserve for at-risk amounts, if necessary, at the time that any accounts receivable are recorded.  As of June 30, 2010, there remains $7,996,555 in potential earn-out payments.     Hollywood Media recorded $326,103 in income under this earn-out arrangement for the six months ended June 30, 2010 offset by $659 of expenses and $144,974 for the three months ended June 30, 2010, which was recorded in income from discontinued operations in the accompanying condensed consolidated statement of operations.  Hollywood Media has received the earn-out monies in accordance with the payment terms.  There was no earn-out gain recorded for the six and three months ended June 30, 2009.  If a subsequent change of control of the Hollywood.com Business, or a portion thereof, occurs before the earn-out is fully paid, the remaining portion of the earn-out would be paid to the Company immediately upon such an event, up to the amount of the consideration received less related expenses. If the aggregate proceeds received by the Company in such a change of control are less than the remaining balance of the earn-out, then the surviving entity which owns the Hollywood.com Business will be obligated to pay the difference in accordance with the same earn-out terms. If the Hollywood.com Business, or a portion thereof, is resold prior to August 21, 2011, Hollywood Media will also receive 5 percent of any proceeds above $10,000,000.  Hollywood Media established an escrow account to fund negative EBITDA of the sold business as necessary, up to a total of $2,600,000, the maximum amount of negative EBITDA required to be funded per the purchase agreement.  During 2009, Hollywood Media distributed the full balance of the escrow to fund operating losses.  In addition, Hollywood Media paid $400,000 to the Purchaser for working capital adjustments at closing.  Pursuant to Staff Accounting Bulletin (“SAB”) Topic 5-E, the Company must consider if it has transferred risks of ownership, which the Company has considered and concluded that the risks of ownership have been transferred.

The Hollywood.com Business included:

(i)           Hollywood Media’s Hollywood.com, Inc. subsidiary, which owned the Hollywood.com website and related URLs and celebrity fan websites.  Hollywood.com features in-depth movie information including movie showtimes listings, celebrity biographical data, and celebrity photos primarily obtained by Hollywood.com through licenses with third party licensors which are made available on the Hollywood.com website and mobile platform.  Hollywood.com also has celebrity fan sites and a library of feature stories and interviews which incorporate photos and multimedia videos taken at entertainment events including movie premiers and award shows; and

(ii)           Hollywood Media’s Totally Hollywood TV, LLC subsidiary, which owned Hollywood.com Television, a free video on demand service distributed pursuant to annual affiliation agreements with certain cable operators for the distribution of movie trailers to subscribers of those cable systems.

Pursuant to ASC Topic No. 205-20, “ Discontinued Operations,”   the Company’s condensed consolidated financial statements for the six and three months ended June 30, 2010 reflect the Hollywood.com Business as discontinued operations.  There were no discontinued operations during the six and three months ended June 30, 2009.

(4)          DEBT:

Registration Payment Arrangement

In connection with Hollywood Media’s issuance in November 2005 of $7,000,000 aggregate principal amount of senior unsecured notes (the “Senior Notes”), the holders of the Senior Notes also received warrants to purchase an aggregate of 800,000 shares of Hollywood Media’s common stock at an exercise price of $4.29 per share (the “Warrants”).  In May 2007, the full principal amount of the Senior Notes, together with all accrued and unpaid interest thereon, was paid in full in accordance with the provisions of the Senior Notes.  As required by the registration rights agreement entered into in connection with the Warrants, Hollywood Media filed a registration statement for the resale of the shares of common stock issuable upon the exercise of the Warrants that was declared effective by the SEC on March 3, 2006, and must maintain the effectiveness of such registration statement through the earlier of (a) the fifth anniversary of the effective date or (b) the date on which the holders of Warrant shares are able to resell such Warrant shares under Rule 144(k) of the Securities Act.  If the registration statement ceases to be effective for any reason for more than 30 trading days during any 12-month period (the “Grace Period”) in violation of the agreement, and if there are no applicable defenses or limitations under the agreement or at law or otherwise, Hollywood Media would be required to pay to the holders of Warrant shares, in addition to any other rights such holders may have, an aggregate cash amount equal to $25,000 for each of the first three 30-day periods following the date that the Grace Period is exceeded, increasing to $70,000 for each succeeding 30-day period.  As of June 30, 2010, none of the Warrants have been exercised, no Warrant shares have been issued, and the registration statement continues to be effective.

In accordance with ASC Topic No. 815, “ Derivatives and Hedging” , Subtopic No, 40, “ Contracts in Entity ’ s Own Equity” (ASC 815-40), Hollywood Media is required to calculate the maximum potential amount of consideration payable pursuant to registration payment arrangements, even if the likelihood of payments under such arrangements is remote.  ASC 815-40 is applicable to financial statements issued for fiscal years beginning after December 15, 2006 and any interim periods therein.  Assuming for purposes of this calculation that (i) all of the Warrants were exercised on June 30, 2010, (ii) the Warrant shares issued upon such exercise are available for resale under Rule 144(k) on September 30, 2010, (iii) the registration statement ceased to be effective in violation of the agreement on June 30, 2010 and does not become effective again before December 31, 2010, the remainder of the required registration period, and (iv) that there are no applicable defenses or limitations under the agreement or at law or otherwise, the maximum potential amount of consideration payable by Hollywood Media to the holders of Warrant shares would be $215,000.  Management does not believe that any significant material payments are likely under this registration payment arrangement.

(5)          COMMON STOCK:

During the six months ended June 30, 2010:

•
On February 19, 2010, Hollywood Media issued 141,410 shares of common stock valued at the December 31, 2009 closing share price of $1.40, or $197,974, for payment of Hollywood Media’s 401(k) employer match for the calendar year 2009.

During the six months ended June 30, 2009:

•
On March 30, 2009, Hollywood Media issued 225,343 shares of common stock valued at the December 31, 2008 closing share price of $1.00, or $225,343, for payment of Hollywood Media’s 401(k) employer match for the calendar year 2008.

 (6)           STOCK REPURCHASE PROGRAM:

Hollywood Media reported in its Form 8-K report filed on October 4, 2007, that its Board of Directors authorized a stock repurchase program under which Hollywood Media may use up to $10 million of its cash and cash equivalents to repurchase shares of its outstanding common stock.  Hollywood Media did not purchase any shares of its common stock during the six months ended June 30, 2010.  Pursuant to the repurchase program, Hollywood Media purchased an aggregate of 71,600 shares of its common stock during the six months ended June 30, 2009, which shares were purchased for $72,954, reflecting an approximate average price per share of $1.02.  There were no shares purchased under this program during the three months ended June 30, 2009.

(7)         SEGMENT REPORTING:

Hollywood Media’s reportable segments are Broadway Ticketing, Ad Sales, Intellectual Properties, and Other. The Broadway Ticketing segment sells tickets and related hotel and restaurant packages for live theater events on Broadway, Off-Broadway and London’s West End, both online and offline, to individual consumers, groups and domestic and international travel professionals, including travel agencies, tour operators and educational institutions.  This segment also generates revenue from the sale of sponsorships and advertisements on Broadway.com.  The Ad Sales segment sells advertising on plasma TV displays throughout the U.K. and Ireland, on lobby display posters, movie brochure booklets and ticket wallets distributed in cinemas, live theater and other entertainment venues in the U.K. and on cinema and theater websites in the U.K. and Ireland.  This segment also includes Hollywood Media’s investment in MovieTickets.com. The Intellectual Properties segment owns or controls the exclusive rights to certain intellectual properties created by best-selling authors and media celebrities, which it seeks to license across all media. This segment also includes a 51% interest in Tekno Books, a book development business.  The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as legal fees, audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002.

Management evaluates performance based on a comparison of actual profit or loss from operations before income taxes, depreciation, amortization, interest and nonrecurring gains and losses to budgeted amounts.  There are no intersegment sales or transfers.

The following table provides summary financial information, for continuing operations only, regarding Hollywood Media’s reportable segments:

	Six months ended June 30,		Three months ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unau dited)
Net Revenues:
Broadway Ticketing	$54,908,530	$49,381,447	$32,681,447	$29,138,882
Ad Sales	1,513,117	1,664,619	731,554	849,261
Intellectual Properties	494,584	520,086	206,881	264,112
Other	-	-	-	-
	$56,916,231	$51,566,152	$33,619,882	$30,252,255

Operating Income (Loss):
Broadway Ticketing	$2,641,759	$2,171,013	$1,891,924	$2,053,088
Ad Sales	(290,298)	(158,650)	(156,411)	(45,215)
Intellectual Properties	(34,898)	(1,958)	(38,714)	4,597
Other	(3,719,811)	(3,785,656)	(1,885,025)	(1,751,767)
	$(1,403,248)	$(1,775,251)	$(188,226)	$260,703

Capital Expenditures:
Broadway Ticketing	$152,946	$932,085	$66,862	$374,545
Ad Sales	-	15,035	-	13,821
Intellectual Properties	-	-	-	-
Other	8,778	50,147	4,447	50,147
	$161,724	$997,267	$71,309	$438,513

Depreciation and
Amortization Expense:
Broadway Ticketing	$449,499	$414,194	$224,634	$198,934
Ad Sales	142,512	182,146	66,804	91,164
Intellectual Properties	149	150	74	75
Other	165,124	198,478	81,733	97,721
	$757,284	$794,968	$373,245	$387,894

	June 30,	December 31,
	2010	2009
	(unaudited)
Segment Assets:
Broadway Ticketing	$29,419,507	$30,386,157
Ad Sales	16,218,478	16,376,839
Intellectual Properties	379,903	475,140
Other	7,363,218	10,368,043
	$53,381,106	$57,606,179

(8)         CERTAIN COMMITMENTS AND CONTINGENCIES:

Litigation

Hollywood Media is from time to time party to various legal proceedings, including matters arising in the ordinary course of business.  The Company believes, based on our review with legal counsel, any loss which may result from such legal proceedings are not expected to have a material adverse impact on the condensed consolidated financial statements of the Company.

Restricted Cash

During the first quarter of 2009, Hollywood Media transferred $1,221,000 to a certificate of deposit to secure bonds for Broadway ticketing purchases, which funds are included in “Restricted cash” on our accompanying condensed consolidated balance sheet at June 30, 2010 and December 31, 2009.

(9)         MOVIETICKETS.COM:

Hollywood Media owns 26.2% of the total equity in the MovieTickets.com, Inc. joint venture.  Hollywood Media records its investment in MovieTickets.com under the equity method of accounting, recognizing its percentage interest in MovieTickets.com’s income or loss as equity in earnings of unconsolidated investees.  Under applicable accounting principles, Hollywood Media has not recorded income or loss from its investment in MovieTickets.com prior to the fourth quarter of 2009 because the accumulated net loss from prior years exceeded MovieTickets.com’s accumulated net income during such years.   The accumulated net income exceeds the accumulated losses, as a result, Hollywood Media recorded its 26.2% or $520,748 and $140,714 under “Equity in earnings of unconsolidated investees” in the accompanying condensed consolidated statement of operations for the six and three months ended June 30, 2010, respectively.  The MovieTickets.com web site generates revenues primarily from service fees charged to users for the purchase of movie tickets online and the sale of advertising.  There were no dividends declared or received during the six and three months ended June 30, 2010 as compared to $1,914,202 declared and received during the six months ended June 30, 2009.  There were no dividends declared during the three months ended June 30, 2009.

(10)       RELATED PARTY TRANSACTIONS:

Hollywood Media entered into a purchase agreement with R&S Investments, LLC, an entity owned by Hollywood Media’s Chief Executive Officer and President for the sale of the Hollywood.com Business, effective August 21, 2008.  For additional information about this transaction, see Note 3 “Discontinued Operations” in these Notes to the Condensed Consolidated Financial Statements.

As of June 30, 2010, the Company has $206,379 included in “Related party receivables” in our accompanying condensed consolidated balance sheet which consisted of $144,974 in earn-out receivable, $16,357 in expense reimbursements from R&S Investments and $45,048 for an expense reimbursement receivable from MovieTickets.com.  Subsequent to June 30, 2010, Hollywood Media received the earn-out amounts in accordance with the payment terms.

As of December 31, 2009, the Company has $335,245 included in “Related party receivables” in our accompanying condensed consolidated balance sheet which consisted of $204,422 in earn-out receivable, $18,034 in expense reimbursements from Hollywood.com, LLC and $112,789 for an expense reimbursement receivable from MovieTickets.com.  The earn-out and reimbursements were earned amounts, and were paid to the Company during the three months ended March 31, 2010 in accordance with the payment terms.

For the six months and three months ended June 30, 2010, Hollywood Media Corp recorded $326,103 and $144,974, respectively, in earn-out gain, which was offset by a de minimus reimbursement expense, which is included in our accompanying condensed consolidated statement of operations.  There was no earn-out gain earned during the six months or three months ended June 30, 2009.

(11)       PROPOSED SALE OF THE BROADWAY TICKETING DIVISION:

On December 22, 2009, Hollywood Media entered into a stock purchase agreement (the “Purchase Agreement”) with Key Brand Entertainment Inc., a Delaware corporation (“Key Brand”), pursuant to which Key Brand agreed to purchase Hollywood Media’s Broadway Ticketing Division (the “Broadway Sale”) through the purchase of all of the outstanding capital stock of Theatre Direct NY, Inc., a Delaware corporation and a wholly-owned subsidiary of Hollywood Media, from Hollywood Media.  The closing of the Broadway Sale is subject to certain customary closing conditions specified in the Purchase Agreement, including but not limited to the approval of Hollywood Media’s shareholders.  Included in “Prepaid expenses” on the Company’s accompanying June 30, 2010 condensed consolidated balance sheet are approximately $1,200,000 of deferred disposal costs related to the Broadway Sale.  In addition, there were $212,147 in costs related to the contemplated transaction which have been included in “Selling, general and administrative” expenses in the Company’s condensed consolidated statements of operations for the six and three months ended June 30, 2010.   In conjunction with the Purchase Agreement, Key Brands has funded $1,200,000 into an escrow account which will reimburse the Company for our disposal costs if Key Brands defaults on certain conditions specified in the Purchase Agreement.

(12)       SUBSEQUENT EVENTS:

As of the filing of this Form 10-Q, $121,240 was collected of the $161,331 included in “Related party receivable” from R&S Investments in our accompanying condensed consolidated balance sheets.  In addition, $22,301 was collected of the $45,048 included in “Related party receivable” from MovieTickets.com in our accompanying condensed consolidated balance sheets.  The remaining amounts represent either earn-out receivables earned or amounts owed, but not yet due.  For additional information on the sale of the Hollywood.com Business, see Note 3 “Discontinued Operations” and Note 10 “Related Party Transactions.”

Annex H
Information About Key Brand Entertainment Inc.

History

Key Brand is a privately held company which was incorporated in Delaware in 2004.  Key Brand did not conduct any material business until it acquired various direct and indirect subsidiaries of Live Nation, Inc. in January 2008 which conducted a live theatrical presenting business in North America.  Since the acquisition, Key Brand sold two theaters in Toronto which were part of the acquisition.

The principal executive offices of Key Brand are located at 1619 Broadway, 9th Floor New York, NY 10019, and the telephone number at its principal executive offices is (917) 421-5400.

Business

Key Brand is a leading developer, producer, and distributor of live theatre in North America and is focused on building a platform dedicated to all types of theatrical business including stage show licensing, production, and acquisition.  Key Brand continues to build on its significant expertise and geographic reach to broaden its production platform while simultaneously presenting Broadway and the West End’s biggest hits to North America, Japan, the United Kingdom, as well as emerging theatre markets.

The primary business of Key Brand is "Broadway Across America" and “Broadway Across Canada" which are the trade names used to describe the business of presenting Broadway musical tours in a number of  cities across the United States and Canada.  Key Brand enters into contracts with venues (either exclusive or occasional) to provide Broadway entertainment for these venues and then in turn negotiates with producers of Broadway musicals to present touring productions of such musicals in the contracted venues.  Key Brand then markets these presentations to the local audience  both by selling  a “Series” consisting of two or more shows under the Broadway Across America and other local-named brands, and by sales of individual tickets to consumers. Key Brand operates six first class theaters in Baltimore, Boston, and Minneapolis (one of which is owned)  and controls all bookings in these theaters..

For the majority of shows, Key Brand  guarantees a certain minimum payment to the tour producer against a percentage of the profits from a given engagement. As presenter, Key Brand retains all ticket revenue to cover the cost of the minimum payment, local costs such as advertising and venue rent, as well as any profit shares (known as “overages”) paid to the producer or venue depending on contract terms.

A minority of shows are presented on a “four wall” arrangement wherein Key Brand takes no risk as presenter and all expenses are borne by the producer/tour operator.  Key Brand receives commission revenue and service fees from the sales of tickets but does not participate in the profits of a given engagement. The tour producer receives all ticket revenues and is responsible for the cost of local production and advertising.

Key Brand, through Broadway Across America, sells subscriptions for tickets in most of its presenting markets and also makes group sales.  The stability of Key Brand’s business  is supported  by its subscriber base many of whom renew their subscriptions annually. Subscriptions offer premium seating for an advance purchase of the season (typically 5 to 8  shows).  Subscription revenues are typically received before the season begins and are taken into earnings as the shows are performed.

Key Brand also offers a Patron Club program as well as several other value-added services for its subscribers and patrons.  Among other benefits, theses programs offer access for VIP subscribers who pay an annual fee for premium seats, green room access, VIP parking and other amenities.  Key Brand has an in-house dedicated staff to conduct its subscription and group sales activity as well as manage these other value-added programs.

Key Brand actively pursues the sale of national and local sponsorships from entities interested in communicating with its audience who tend to be high income members of the “baby boomer” generation. Sponsorship sales  include various naming opportunities, interactive promotional programs, event advertising and other brand and product association rights.  Key Brand has a dedicated staff for the sale of sponsorships.

Key Brand receives box office fees and service charge rebate income from Ticketmaster for the sale of individual tickets  at certain shows presented by Key Brand.  In addition, Key Brand sells some of its tickets directly to the public via its subscription phone centers, group sales force and e-Club/database marketing program to garner commission income and service charges directly from the ticket buyer.

Key Brand also invests in and/or produces theatrical musicals, including the current Broadway productions of “Hair”, “West Side Story”, “Million Dollar Quartet”, “La Cage Au Folles” and  “Promises, Promises”, as well as family oriented live entertainment in a partnership with Nickelodeon.  Nickelodeon presentations include “Dora the Explorer” and the current tour of “Storytime Live.”

Geographic Areas

In 2008 and 2009, respectively, the gross revenues for Broadway Across America were $170,412,215 and $ 194,216,133, and the gross revenues for Broadway Across Canada were $26,596,912 and $14,000,861.

Competition

In the markets in which Key Brand presents theatrical performances, it competes with other presenters to obtain presentation arrangements with venues and performing arts organizations, including markets with more than one venue suitable for presenting a touring or other theatrical show.  It also competes with other New York- and London-based production companies for the rights to produce particular shows.  As a producer of Broadway shows, it competes with producers of other theatrical performances for box office sales, talent and theater space.  As the producer of a touring show, Key Brand competes with producers of other touring or other theatrical performances to book the production in desirable presentation markets. The theater industry generally competes with all other forms of entertainment and leisure for the audience including such activities as live sports, concerts, movie theaters and dining out.

Key Brand's main competitors in the global theatrical industry include Nederlander Producing Company of America, Mirvish Productions, The Shubert Organization,  Jam Theatrical and Jujamcyn Theaters in North America.  Some of Key Brand's competitors in the theatrical industry have significant ownership of Broadway theaters and/or more Broadway show interests than Key Brand does in New York City, from which most North American theatrical touring productions originate. In addition, these competitors may have significantly greater brand recognition and greater financial and other resources, which could enable them to strengthen their competitive positions against Key Brand.

Government Regulations

Key Brand is subject to federal, state and local laws both domestically and internationally governing matters such as construction, renovation and operation of the theatres it owns, as well as:

•	licensing and permitting;

•	human health, safety and sanitation requirements;

•	the service of food and alcoholic beverages;

•	working conditions, labor, minimum wage and hour, citizenship and employment laws;

•	compliance with The Americans with Disabilities Act of 1990;

•	sales and other taxes and withholding of taxes;

•	historic landmark rules; and

•	environmental protection.

Key Brand also is required to comply with The Americans with Disabilities Act of 1990, or the ADA, and certain state statutes and local ordinances that, among other things, require that places of public accommodation, including both existing and newly constructed venues, be accessible to customers with disabilities. The ADA requires that venues be constructed to permit persons with disabilities full use of a live entertainment venue. The ADA may also require that certain modifications be made to existing venues in order to make them accessible to patrons and employees who are disabled. In order to comply with the ADA and other similar ordinances, Key Brand may face substantial capital expenditures in the future.

Key Brand's venues are subject to extensive environmental laws and regulations relating to the use, storage, disposal, emission and release of hazardous and non-hazardous substances, as well as zoning and noise level restrictions which may affect, among other things, the hours of operations of these venues.

Intellectual Property

Key Brand's trademarks include "Broadway Across America".  Key Brand believes that its trademarks and other proprietary rights have significant value and are important to its brand-building efforts and the marketing of its business. Key Brand cannot predict, however, whether steps taken by it to protect its proprietary rights will be adequate to prevent misappropriation of these rights.

Employees

As of June 30, 2010, Key Brand had approximately 237 full-time employees.

Key Brand's staffing needs vary throughout the year. Therefore, Key Brand also, from time to time, employs part-time and/or seasonal employees.

The stagehands at some of Key Brand's venues, some box office personnel at Key Brand's venues and the actors, musicians and others involved in some of theatrical productions are subject to collective bargaining agreements.  These union agreements have fixed terms and thus regularly require negotiation in the ordinary course of business.

Key Brand believes that it enjoys good relations with its employees and other unionized labor involved in its productions, and there have been no significant work stoppages in the past two years. Upon the expiration of any of Key Brand's collective bargaining agreements, Key Brand may be unable to renegotiate that collective bargaining agreement on terms favorable to Key Brand.  In addition, Key Brand's business operations at the facilities (or a production) covered by an expired collective bargaining agreement may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating the collective bargaining agreement. A work stoppage at one or more of Key Brand's owned venues or at Key Brand's produced and/or presented events could have a material adverse effect on Key Brand's business, results of operations and financial condition. Key Brand cannot predict the effect that new collective bargaining agreements will have on its expenses.

Available Information

Key Brand does not file any reports with the Securities and Exchange Commission.

Properties

As of June 30, 2010, Key Brand owned, operated, leased or managed, as indicated below, the following six first class theaters:

•	Charles Playhouse (Boston)- own;

•	Colonial Theatre (Boston)- lease;

•	State Theatre (Minneapolis)- manage;

•	Orpheum Theatre (Minneapolis)- manage;

•	Pantages Theatre (Minneapolis)- manage; and

•	France-Merrick Performing Arts Center (a/k/a Hippodrome Theatre) (Baltimore)-operator

In addition, Key Brand has leases for 15 office facilities in the United States and Canada.

Key Brand has a lease ending on December 31, 2012 for its corporate headquarters in New York City.

Key Brand believes its venues and facilities are generally well-maintained and in good operating condition and have adequate capacity to meet its current business needs.

The properties owned by Key Brand are subject to a lien in favor of Key Brand's senior secured lender.

No Public Market for Key Brand Common Stock

There is no established public trading market for Key Brand's common stock.

Acquisition of Theatre Direct will not have an effect on Common Stock held by officers, directors and 5% stockholders

The acquisition of Theatre Direct will have no effect on the amount and percentage of present holdings of Key Brand's common stock owned beneficially by any of the following persons or on Key Brand's present commitments to any of the following persons with respect to the issuance of common stock: (i) any person known to Key Brand to be the beneficial owner of more than five percent of the outstanding common stock of Key Brand, (ii) each director of Key Brand, and (iii) all directors and officers of Key Brand as a group.

No Dividends

Key Brand has not declared any dividends on the common stock in 2008, 2009 or the first quarter of 2010.

Stock Option Plan

The following chart indicates certain information as of December 31, 2009, with respect to Key Brand's stock option plan, which was approved by the requisite percentage of holders of common stock of Key Brand, :

	Number of shares of common stock to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares of common stock remaining for future issuance under plan
2009 Stock Incentive Plan	10,000	$46.66	90,000
See "Stock-Based Compensation" under Note 6 of the audited Consolidated Financial Statements of Key Brand and Subsidiaries for the period ended December 31, 2009 (which financials are available in Annex I to this proxy statement) for a description of a potential stock option grant under the 2009 Stock Incentive Plan pursuant to an employment agreement with an employee of Key Brand.

Legal Proceedings

Key Brand is a party to the following action:

Key Brand Entertainment Inc. v. Dancap Productions Inc. and Dancap Private Equity Inc., JAMS Arbitration in Santa Monica CA, Ref. No. 1220038984 (Hon. Gary Taylor, Retired): In this action, Key Brand sought, among other things, a determination that it did not breach its agreements with the defendants by selling two theatres located in Toronto. Defendants asserted counterclaims for damages and other relief with respect to such sale.  On April 11, 2008, Key Brand instituted this action by filing a petition to compel arbitration with the US District Court for the Central District of California. The District Court issued an order compelling arbitration of the dispute pursuant to an arbitration clause in the parties’ agreement; this order was affirmed on appeal by the Ninth Circuit Court of Appeals.  The parties agreed to bifurcate issues of liability and damages/remedies. Following a trial on the issue of liability, the arbitrator issued a Revised Interim Ruling finding that Key Brand had not violated any of its agreements with defendants and dismissed the defendants’ counterclaims. The arbitrator is currently considering the parties’ requests for appropriate remedies and attorneys fees.

Following the filing of Key Brand’s petition to compel arbitration, Dancap filed an action on May 5, 2008, in the Ontario Superior Court of Justice, file number 08-CL-7514, seeking an injunction to restrain the sale of the theatres. This motion was denied and the Ontario, Canada action was stayed in favor of the prior pending Los Angeles action.

Annex I

Key Brand Entertainment Inc.
Management Discussion and Analysis of Results of Operations and Financial Condition

“Key Brand” (which may be referred to as the “Company,” “we,” “us” or “our”) means Key Brand Entertainment Inc. and its subsidiaries.  You should read the following discussion of our results of operations and financial condition together with the unaudited consolidated financial statements for the period ended June 30, 2010 and the audited consolidated financial statements dated December 31, 2009 included elsewhere in this report.

Certain statements contained in this report that are not statements of historical fact constitute “forward-looking statements” within the meaning of Section 27A of the securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, notwithstanding that such statements are not specifically identified.  Forward-looking statements include, but are not limited to, statements about our financial position, business strategy, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition, the effects of future regulation and plans and objectives of our management for future operations.  We have based our forward-looking statements on our beliefs and assumptions based on information available to us at the time the statements are made.  Use of the words “may,” “should,” “plan,” “potential,” “anticipate,” “believe,” “estimate,” “intend,” “could,” or variations of such words or similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those in such statements. All forward-looking statements are expressly qualified in their entirety by the applicable cautionary statements.

Key Brand was formed on June 10, 2004 as a Delaware corporation.  The Company lacked substantial operations until January 23, 2008 when it acquired 100% of the common stock of certain North America theatrical assets from Live Nation Worldwide, Inc. (the “Live Nation Theatrical Business”). The results of operations for the acquired business have been included in our consolidated statements of operations for the period since its acquisition.

The net assets of the Live Nation Theatrical Business include "Broadway Across America," a theatrical presentation business that operates in a number of markets across North America.  During the six month period ended June 30, 2010, approximately 95% of revenues were derived from the United States market while 5% of revenues were derived from Canada.

The number of presented weeks that we operate and attendance at those events greatly impact our reported revenue. The Company’s theatrical presenting engagements adhere to the standard Broadway performance week reflecting eight separate performances of a show running from Tuesday to Sunday.  Partial week engagements occur infrequently and are pro-rated to a full week basis based on the actual number of performances in relation to the eight week convention.  The number of presented weeks includes events occurring within venues that are owned and/or operated by Key Brand and venues that are leased from third parties under various rental arrangements.

The number of weeks presented varies from year to year based on several factors including the number and size of new markets entered, the number and size of markets exited, the supply of high quality Broadway shows on tour and variances in the timing of Broadway touring schedules across calendar years.  The Broadway touring season generally runs from September to June, thereby straddling two calendar years.

Attendance represents the number of people attending an event, both paid and unpaid. Attendance may change as a result of numerous factors including the popularity of the theatrical content being offered, changes in the local economic climate, relative appeal of alternative forms of entertainment, changes in ticket prices and acute factors such as the quality of the marketing campaign and reviews from local theatre critics.

The Company accounts for two types of presentation engagements based on the legal form of the contract in effect.   Events presented under “guarantee arrangements” require that Key Brand make a minimum payment to the show’s producer and thereby bear the primary risk of profit and loss from the show. Key Brand recognizes the value of gross ticket sales as revenue under guarantee arrangements.  Guarantee contracts also require that Key Brand bear the expense of operating and advertising the show, thereby increasing variable costs.

Alternatively, events presented under “four wall” or similar arrangements require that Key Brand act in the role of a sales and marketing service provider.  In this case, the show’s producer retains the primary risk of profit and loss from the show.  Under four wall contracts, Key Brand recognizes only commission and service fee revenue rather than gross ticket sales.  Because Key Brand does not bear event and advertising costs under four wall arrangements, variable costs are lower than under guarantee-basis presentations.   In addition, Key Brand does not recognize ticket revenue related to certain markets when the terms of our engagements require that the venue rather than Key Brand assume the risks and rewards of being the principal seller of tickets to the event.

Consolidated results of operations for the six month period ended June 30, 2010 compared with the six month period ended June 30, 2009

Our interim results of operations are impacted by the seasonality of our business.  We generally report higher revenue and higher direct operating expense in the first, second and fourth calendar quarters due to a greater number of theatrical events taking place in those quarters.  Due to seasonality and other factors, results for interim periods are not necessarily reflective of full year results.  The following table is provided for informational purposes to assist in explaining variances in our operations.

O perating Metrics for the Six Month Period Ended:	June 30, 2010	June 30, 2009	% Change

Estimated presented weeks under guarantee arrangements (1)	176	166	6%
Estimated presented weeks under 4-wall and similar
arrangements (2)	34	85	-60%
Estimated total presented weeks (3)	210	251	-16%

Estimated total attendance at presented performances (4)	2,649,043	3,454,568	-23%
Estimated attendance per presented performance	1,586	1,720	-8%

(1) Gross ticket sales are recognized as revenue under guarantee presenting arrangements.
(2) Gross ticket sales are not recognized as revenue under 4-wall arrangements. Revenue includes sales commissions and service fees.
(3) A presented week of Broadway theatre generally encompasses eight (8) performances.
(4) Excludes attendance at events presented by third parties at BAA venues. Also excludes attendance at shows that are produced by BAA but presented by third parties.

The estimated number of presented weeks decreased 16% from 251 for the six month period ended June, 2009 to 210 for the six month period ended June 30, 2010 due to a decrease in the number of 4-wall and similar engagements presented.  Because we record only commission and service fee revenue related to four wall engagements rather than gross ticket sales, the impact of decreased presenting volume on our reported revenue was muted.

Overall attendance at our presented events fell 23% due to a 16% reduction in the number of presented weeks and an 8% reduction in attendance per event.  Attendance per event fell as a result of fewer presentations of the more popular touring shows such as Wicked , Disney’s The Lion King and Jersey Boys .  Because many of these engagements are operated on a four wall basis, the decrease in attendance did not cause a corresponding decline in reported revenue.  Management expects the number of engagements for these shows to increase during the third and fourth quarters of 2010.

Operating revenue for the six month period ended June 30, 2010 increased $12.2 million to $137.5 million compared with revenue of $125.3 million during the same period of 2009. The increase is due to an approximate $7.0 million net increase of presentation revenue recognized from ten additional weeks operated under guarantee arrangements offset by reduced revenue related to a decrease in four wall engagements.  The increase also results from recognition of $13.6 million of revenue from our Broadway production of Promises, Promises as the company did not have a similar Broadway production consolidated into revenue during the same period of 2009.   These increases were offset by an $8.4 million reduction of other revenues including rental revenue at BAA venues.

Direct operating expenses increased $19.2 million or 19.7% to $116.7 million for the six month period ended June 30, 2010 versus $97.5 million in the prior year period.  The increase relates mainly to the cost of additional events presented under guarantee arrangements as well as the cost of producing, operating and advertising the Broadway production of Promises, Promises .

Selling, general and administrative expenses were $26.2 million for the six month period ended June 30, 2010, reflecting an increase of $5.5 million over the prior year period amount of $20.7 million.  The increase includes $3.1 million of increased salaries, vacation liability and severance benefits in connection with management changes and restructuring, as well as increased legal and industry conference expense.

Depreciation and amortization expense increased $0.7 million to $2.6 million for the six month period ended June 30, 2010 versus $1.9 million for same period in 2009 due to additional assets placed into service during the past twelve months.

Net interest expense for the six month periods ended June 30, 2010 and June 30, 2009 is comprised of the following (in millions):

	2010	2009

Interest expense	$0.6	$0.8
Amortization of deferred financing costs	0.1	0.1
Interest income	(0.1)	(0.2)

Total interest expense, net	$0.6	$0.7

Net interest expense for the six month period ended June 30, 2010 decreased $0.1 million versus the prior year period due to a reduction of outstanding debt.

During the six month periods ended June 30, 2010 and June 30, 2009, we recognized no income or expense related to changes in the fair value of the put option liability on common stock because there was been no change in the estimated fair value of the Key Brand common stock underlying the put option during the respective six month periods.

Foreign currency transaction loss decreased to $0.1 million versus $1.1 million in the prior year period due to a reduced impact of U.S. dollar to Canadian dollar foreign exchange fluctuations.

Income tax expense for the six month period ended June 30, 2010 reflected a net benefit of $3.2 million versus net income tax expense of $1.3 million during the same period of 2009.  The variance results primarily from the tax benefit of losses incurred by our U.S. operations during the first six months of 2010.

Year ended December 31, 2009 compared with the year ended December 31, 2008

Results for the year ending December 31, 2008 reflect forty-nine weeks of operating activity for the Live Nation Theatrical Business as we acquired that business on January 23, 2008; compared with the period ended December 31, 2009 which comprises a fifty-two week operating period. The following table is provided for informational purposes to assist in explaining variances in our operations.

Operating Metrics for the Year Ended:	December 31, 2009	December 31, 2008	% Change

Days of operation in reporting period (1)	365	344	6%
Estimated presented weeks under guarantee
arrangements (2)	296	237	25%
Estimated presented weeks under 4-wall
arrangements (3)	110	106	4%
Estimated total presented weeks (4)	406	343	18%

Estimated total attendance at presented events	5,652,395	4,711,938	20%
Estimated attendance per presented event	1,743	1,718	2%

(1) KBE acquired the Live Nation Theatrical Business on 1/23/08. Results of operation are reported from the date of acquisition.
(2) Gross ticket sales are recognized as revenue under guarantee presenting arrangements.
(3) Gross ticket sales are not recognized as revenue under 4-wall arrangements. Revenue includes sales commissions and service fees.
(4) A presented week of Broadway theatre generally encompasses eight (8) performances.

During the twelve month period ended December 31, 2009, the estimated number of presented weeks increased 18%, due in part to 2009 consisting of fifty-two weeks of operation rather than the forty-nine weeks of operation included in our reported 2008 figures following the acquisition of the Live Nation Theatrical Business on January 23, 2008. The estimated number of presented weeks also increased as a result of Key Brand’s re-entry into the Austin, Texas market in 2009 following a pause in operation to permit venue renovations and re-entry into New Orleans in 2009 following recovery from Hurricane Katrina.  In addition, the Company presented an increased number of special and holiday-oriented engagements in 2009 when compared with the prior period.

Estimated attendance increased 20% for the year ended December 31, 2009 compared with the reporting period ended December 31, 2008 as a result of an 18% increase in the estimated number of presented weeks and an approximate 2% increase in estimated attendance per presented engagement.

Operating revenue increased $11.2 million or 5.7% during the year ended December 31, 2009 as compared with the prior period, primarily due to an increase in tickets sales presented under guarantee arrangements.   This increase was partially offset by decreases in revenue related to the shows that Key Brand produced including Irving Berlin’s White Christmas and our family-oriented touring shows.  Revenue in 2009 related to Irving Berlin’s White Christmas fell approximately $2.0 million due to lower ticket sales.  Revenue in 2009 related to our family productions fell $3.3 million due to a reduced number of events.  During the majority of 2009, the Company toured just one family show but operated two separate touring productions during a substantial portion of 2008, namely Backyardigans Live!, The Tale of the Mighty Knights and Go Diego Go Live!, The Great Jaguar Rescue .

Direct operating expense increased $15.0 million or 10% during the year ended December 31, 2009 as compared with the prior period.  The overall increase relates to higher event operating expense ($10.0 million) and higher advertising expense ($5.5 million) resulting from an increase in the number of theatrical events presented under guarantee arrangements offset by a reduction in other miscellaneous expense.

The Company’s approach to local theatre presentation is typified by a multi-show Broadway series wherein shows generally play one or two week engagements in a given market. In these circumstances, a substantial portion of our ticket sales are pre-sold under a subscription model, lowering overall risk.  At times, however, the Company presents special or holiday engagements that run from two to eight weeks and require higher minimum guarantee payments to the show’s producer.  The Company suffered losses on two special engagements in 2009.  A four week engagement of The Radio City Christmas Show in Seattle during the fourth calendar quarter lost $1.3 million and a short term presentation of The Color Purple in Newark during the third calendar quarter lost $0.5 million.  Ticket sales for both engagements did not cover the cost of operating the event including the minimum guarantees paid to the producers.  Management expects to curtail the number of special engagements presented in 2010.

Selling, general and administrative expenses increased $4.8 million or 11.8% to $45.3 million during the year ended December 31, 2009 as compared with $40.5 million for the prior period.  The overall increase relates to higher salary and benefits expense ($3.0 million), higher legal expense ($0.7 million), higher travel and entertainment expense ($0.6 million) and higher data network charges ($0.4 million) and a slight overall increase in other miscellaneous expenses. The increase was in part a function of having three additional operating weeks in 2009.  In addition, higher legal costs and higher travel and entertainment expense was associated with an increase in our business development activity.

Depreciation and amortization expense increased $0.5 million during the year ended December 31, 2009 as compared with the prior period.  The increase relates to depreciation of new corporate assets, such as our Oracle accounting system, placed into service in 2009 following expiration of a post-transaction services agreement with the previous owner of the Live Nation Theatrical Business that had provided Key Brand with transitional use of their accounting system.

Interest expense for the years ended December 31, 2009 and 2008 is comprised of the following (in millions):

	2009	2008

Interest expense	$1.1	$3.7
Amortization of debt discount	-	0.5
Amortization of deferred financing costs	0.3	0.6
Interest income	-	(0.7)

Total interest expense, net	$1.4	$4.1

Interest expense decreased $2.7 million to $1.4 million during the year ended December 31, 2009 as compared with $4.1 million for the prior period, due to repayment of the Aramid bridge loan and the JP Morgan term loan in August, 2008 following the sale of our Canadian theatre venues.  The repayment of these loans decreased both our outstanding debt balance and our average borrowing cost.

Other expense decreased $3.0 million to $1.4 million during the year ended December 31, 2009 as compared with $4.4 million for the prior period.  The decreased expense relates to a loss on extinguishment of debt that was recorded in 2008 ($3.7 million).  The decrease is also due to a $3.3 million offset to expense recognized in 2009 from reduction of the fair value of a put option liability outstanding as at both December 31, 2008 and December 31, 2009 on 125,000 shares of Key Brand common stock.  These benefits were offset partially by a $3.9 million loss recognized in 2009 due to a devaluation of the U.S. dollar in Canada during 2009.

Income tax expense represented a net tax benefit of $7.2 million in 2009 versus net tax expense of $0.8 million in 2008.  The variance results primarily from the tax benefit of losses incurred in our U.S. operations during 2009.

Net loss attributable to noncontrolling interests was $0.7 million versus net income attributable to noncontrolling interests of $0.1 million in 2008.  The net loss in 2009 relates to decreased performance of our 51%-owned subsidiary, The Historic Theatre Group during 2009.

Liquidity and Financial Condition as of June 30, 2010 and December 31, 2009

Our balance sheet reflects unrestricted cash and cash equivalents of $14.9 million as of June 30, 2010 and $11.6 million as of December 31, 2009.  The balance of restricted cash was $8.4 million as of June 30, 2010 and $6.6 million as of December 31, 2009.

The overall increase in cash is due to an increase in advance ticket sales.  Our quarterly cash and working capital balances are impacted by the seasonality of our business.  A higher number of tickets are pre-sold under subscription during the second calendar quarter, resulting in higher balances of cash and deferred revenue during the second and third quarters.

Restricted cash increased due to deposits of cash into restricted accounts required under the terms of certain show agreements, principally Disney’s The Lion King.  Advance ticket sales for The Lion King are held in such restricted accounts until the show plays at which time they are released.

Our cash and cash equivalents are held in accounts managed by third-party financial institutions and generally consist of cash held in operating accounts and invested cash.  Cash held in operating accounts in many cases exceeds the Federal Deposit Insurance Corporation insurance limits.  While we monitor cash and cash equivalent balances in our operating accounts on a regular basis and adjust the balances as appropriate, these balances could be impacted if the underlying financial institutions fail. To date, we have experienced no loss or lack of access to our cash or cash equivalents though we can provide no assurance that access to our cash and cash equivalents will not be impacted by adverse conditions in the financial markets.

The carrying value of our theatrical investments decreased $1.7 million to $12.4 million as of June 30, 2010 from $14.1 million as of December 31, 2009.  The decrease resulted from approximately $3.1 million of impairment charges recognized on several poor performing shows and on abandoned development projects, some of which were acquired along with the acquisition of the Live Nation Theatrical Business. These charges were offset partially by new investments in Broadway productions including Million Dollar Quartet , La Cage aux Folle s and American Idiot .

Our balance sheet reflects current and long-term debt of $24.1 million as of June 30, 2010 and $36.9 million as of December 31, 2009.  The decrease is due primarily to a $7.0 million repayment of our revolving credit facility and cancellation of a $4.6 million note payable in connection with April 30, 2010 rescission of a warrant purchase transaction executed during the fourth calendar quarter of 2009.  In addition, there was a $1.2 million net reduction of capital leases and other notes during the six month period ended June 30, 2010.

The Company’s various debt instruments as of June 30, 2010 and December 31, 2009 are as follows (in millions):

	June 30, 2010	December 31, 2009

Revolving credit facility	$22.3	$29.3
Notes payable	0.1	5.3
Capital leases	1.7	2.3

Total debt	24.1	36.9

Less: current maturities	(23.6)	(8.8)

Total debt, net of current maturities	$0.5	$28.1

Revolving Credit Facility

On January 23, 2008, the Company executed a credit agreement with two banks, with one of the banks acting as the administrative agent, to provide for a revolving credit facility in the aggregate amount of up to $40 million (the “Revolver”) and for a senior secured term loan facility in the aggregate amount of up to $20 million (the “Term Loan”) both herein are referred to as the “Facilities.” The credit agreement further provides for a sub-tranche of letters of credit not to exceed the lesser of the total Revolving Credit commitments, as defined, or $10 million.

On August 22, 2008, the credit agreement was amended to provide a waiver to allow for the sale of certain Canadian Theatre Assets, to reduce the amount of borrowings allowed under the Revolver to $30 million, and eliminate the Term Loan commitment.  The Company paid off the Term Loan in August 2008 with proceeds received from the sale of the Toronto theatres.

On December 23, 2009, the credit agreement was amended to increase the aggregate borrowings under the Revolver to $37 million with $7 million to be repaid by June 30, 2010 or sooner in the event of a junior capital infusion or the completion of a sale and lease-back transaction.  The facility bears an interest rate of prime plus 2.5% (“base rate”) or LIBOR plus 3.5% (“LIBOR rate”) depending on whether the loan is a base rate loan or a LIBOR rate loan, as requested.

On May 25, 2010, the credit agreement was again amended to clarify and limit the exclusion of certain non-recurring charges from the definition of EBITDA that is used for financial covenant calculations, change the maturity date of a $7 million repayment tranche from June 30, 2010 to May 31, 2010, limit the amount of individual show investments to $1.5 million without consent and limit aggregate annual theatrical investments to $8.5 million.  The Amendment provides that Borrower’s Senior Debt to EBITDA Ratio (as defined) not exceed 6.00x for the testing period ending March 31, 2010 and 2.5x in subsequent testing periods. The Amendment further provides that the Total Debt Ratio (as defined) not exceed 6.00x for the testing period ending March 31, 2010 and 4.5x in subsequent testing periods.   Furthermore, the Amendment requires that Key Brand maintain Minimum Liquidity (as defined) of $4 million in the form of unrestricted cash and unused borrowing capacity under the Revolving Credit Facility.   The required payment of $7 million due on May 31, 2010 was repaid on May 26, 2010.

The Company reviewed its technical covenant compliance for the trailing twelve month testing period ending June 30, 2010 and believes that it is not in technical compliance. This is due in part to impairment charges related to previous Broadway show investments and the recognition of prepaid advertising expense related to future events in accordance with U.S. generally accepted accounting principles. Technical non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the credit facility becoming immediately due and payable.  The company has entered into discussions with its lenders regarding an amendment to the credit agreement.  Those discussions are ongoing and are expected to be completed prior to completion of Key Brand’s acquisition of TDI stock.  Based on the impact of a separate financing transaction and other events subsequent to June 30, 2010, the company expects to receive a satisfactory amendment prior to closing the transaction with HMC.  We have nevertheless classified the revolving credit loan as a current liability on our balance sheet as of June 30, 2010.

Notes payable

During October 2009, the Company executed a warrant purchase agreement totaling $5.6 million inclusive of fees and transaction expenses of which $4.6 million was conveyed in the form of a note payable.  The note bears interest at a rate of 6% through September 30, 2010 and 10% thereafter through maturity in March 2012.  Principal and interest is due at maturity.  The total note payable outstanding was $4.6 million plus approximately $0.4 million of accrued in-kind interest.  The warrant purchase agreement was rescinded on April 30, 2010 and the related note payable along with all accrued interest was canceled.

Capital leases

The Company has entered into capital leases to acquire certain computer hardware, software and office equipment.  The leases require monthly installments of approximately $96 thousand beginning June 1, 2009, including interest at a rate of 5.84% until November 2011.  Assets held under this capital lease totaled $3.3 million at June 30, 2010 and total accumulated depreciation was $1.3 million. The Company has two other capital leases of certain software licenses and computer equipment that mature during 2012.

As of June 30, 2010, future annual maturities of debt obligations during each of the years ended June 30 are as follows (in millions):

For The Years Ended
June 30,	Capital leases	Debt	Total

2011	$1.2	$22.4	$23.6
2012	0.5	-	0.5
2013	-	-	-
2014	-	-	-
2015	-	-	-

Total	$1.7	$22.4	$24.1

Other Obligations

The Company is subject to future cash flow obligations under various operating agreements including theatrical venue leases, office leases, equipment leases and various long-term operating agreements, some of which include minimum payment or presentation obligations.

At June 30, 2010, the Company’s future minimum rental commitments under noncancelable operating lease agreements with terms in excess of one year and minimum payments under noncancelable contracts in excess of one year consist of the following (in millions):

	Noncancelable
Year Ended	Operating	Noncancelable
June 30,	Leases	Contracts

2011	$1.7	$0.4
2012	1.1	0.3
2013	0.8	0.2
2014	0.6	0.2
Thereafter	1.2	1.4

Total	$5.4	$2.5

During 2006, in connection with the acquisition of HTG, the Live Nation Theatrical Business guaranteed obligations related to a lease agreement.  In connection with the acquisition of the Live Nation Theatrical Business, Key Brand indemnified the seller for the guarantee obligations related to the HTG lease agreement.  Scheduled future minimum rentals for this lease for the years 2010 through 2035 are $1.6 million each year. This obligation is not reflected in our financial statements or in the table appearing above.

From time to time letters of credit (“LOCs”) are required by the Company to conduct routine business affairs.  LOCs totaling $15.2 million were outstanding at June 30, 2010 and December 31, 2009 including $7.5 million of LOCs provided by a Key Brand shareholder.

Stockholders’ Equity

Stockholders’ equity increased $3.1 million from $33.6 million as of December 31, 2009 to $36.7 million as of June 30, 2010.  The increase relates primarily to a $3.3 million increase in the equity accounts of noncontrolling interests offset by a $0.2 million decrease in Key Brand stockholders equity from $32.0 million at December 31, 2009 to $31.8 million at June 30, 2010. The increase in equity attributable to noncontrolling interests relates primarily to third party investor contributions for the Broadway revival of Promises, Promises .  The decrease in Key Brand stockholders’ equity relates to the year to date net loss offset by the increase in equity relating to the reissuance of warrants following our April 30, 2010 rescission of a warrant purchase agreement that was originally executed in 2009.

Warrants

On January 23, 2008, in conjunction with the issuance of debt, the Company executed a detachable warrant agreement that entitles the lender the right to acquire 90,000 shares of common stock of the Company at an exercise price of $0.05 per share.  The fair value of the warrant was estimated at the date of issuance to be $4.2 million and was recorded as a debt discount which was being amortized to interest expense through the maturity date of the note.  The warrants were repurchased in October 2009, but then on April 30, 2010, the Company executed a rescission of the warrant purchase agreement which included cancellation of the corresponding $4.6 million note payable and the reissuance of the 90,000 warrants under similar terms.   Simultaneously, the Company entered into an option to repurchase the equity underlying the reissued warrants at a fixed price in the future.  As consideration for entering into the option agreement the previous amount paid of $1 million was retained by the warrant holder, which will be used to reduce the purchase price of the shares should the Company elect to execute its rights under the option agreement.  The option to purchase the warrants is solely at the Company’s discretion and expires on July 31, 2011.  The option agreement does not prohibit the holder of the warrant from acquiring common shares of the Company through its right to exercise under the terms of the warrant.

Preferred stock

During January 2008, the Company issued 95,000 shares of Series Convertible A Preferred at a per share price of $100.  Total proceeds received were $9.5 million which were used to fund a portion of the purchase consideration paid for the Live Nation Theatrical Business.  The holders of the Series A Preferred are entitled to receive dividends when declared at a rate of $15 per share per annum (adjusted for any stock dividends, combinations, splits or similar events).  Dividends began to accrue after the first anniversary of the original issuance of such shares and will continue accrue in arrears and be cumulative.  The amount of dividends accrued and in arrears as of June 30, 2010 was approximately $2.1 million.  Dividends must be declared from and to the extent of 50% of the net profits from Key Brand’s economic interest in the exhibition of CSI-Las Vegas, as defined.  The Series A Preferred is convertible (including all accrued and unpaid dividends) at a rate of $100 per share (the “Initial Conversion Price”) subject to adjustment, as defined.   At any time commencing five years following the original issue date, the Company may redeem for cash at the “Series A Preference Price” then in effect, all or any portion of the outstanding Series A Preferred upon delivery of redemption notice.  The Series A Preference Price is equal to the Initial Conversion Price plus all accrued and unpaid dividends.   In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Series A Preferred are entitled to receive out of available funds, prior to holders of common stock, an amount or value per share equal to the Series A Preference Price.

Cash flow for the six month periods ended June 30, 2010 and June 30, 2009

($s in millions)
	For the Six Months Ended June 30,
	2010	2009

Cash provided by (used in):

Operating activities	$11.6	$(9.4)

Investing activities	(3.6)	(5.9)

Financing activities	(4.7)	7.6

Effect of foreign currency exchange rates on cash	-	0.9

Net increase (decrease) in unrestricted cash	$3.3	$(6.8)

Operating Activities

The amount of cash provided by or used in operating activities is impacted by the seasonality of our business.  A higher number of tickets are pre-sold under subscription during the second calendar quarter, resulting in higher inflows of cash during the second quarter.

Cash provided by operating activities was $11.6 million for the six month period ended June 30, 2010, compared with cash used by operating activities of $9.4 million for the six month period ended June 30, 2009.  The $21.0 million increase in cash provided by operating activities resulted from higher advance ticket sales for summer presentations of popular touring shows including Wicked and Disney’s The Lion King in 2010.    Changes in cash flow from operating activities are largely dependent on the timing, size and number of ticketed events put on sale for upcoming periods.

The Company receives cash related to ticket sales in advance of revenue recognition, giving rise to deferred revenue until the event occurs (in the case of guarantee presentations) or accrued third party ticket sales payable (in the case of four wall presentations).  With the exception of most advertising and certain event-related costs that are recorded as prepaid expenses, Key Brand pays the majority of its event related expense during the week of presentation.  Advance ticket sales therefore represent a significant source of working capital in the normal course of business and the Company relies upon a sustained flow of advance ticket sales to fund operations.

Investing Activities

Cash used in investing activities decreased $2.3 million to $3.6 million for the six month period ended June 30, 2010 compared with $5.9 million for the same period of the prior year. The decrease is due primarily to a $2.2 million smaller increase in restricted cash balances during the six month period ended June 30, 2010 than during the same period in 2009.

The Company makes investments in third party theatrical productions in the normal course of business.  Theatrical investments, net of distributions from pre-existing investments, amounted to $1.7 million for the six month period ended June 30, 2010 versus $0.5 million during the same period of the prior year.   Broadway show investments made during the six month period ended June 30, 2010 included Million Dollar Quartet, La Cage Aux Folles , American Idiot and the London production of Hair.   The $1.2 million increase in net theatrical investment was offset by a $1.2 million reduction in capital expenditures during the six month period ended June 30, 2010 versus the same period of the prior year.  Capital expenditures were higher in the prior year due primarily to cash spent on creation of our Oracle accounting system during the first half of 2009.

Financing Activities

Cash used by financing activities was $4.7 million for the six month period ended June 30, 2010, compared with cash provided by financing activities of $7.6 million for the same period of the prior year.  The $12.3 million increase in cash used by financing activities was primarily due to a $7.0 million repayment of debt under the Revolving Credit Facility in 2010 versus $8.4 million of additional borrowing during the same period in 2009.  This change in net borrowing activity was partially offset by $4.6 million of cash provided by noncontrolling interests in our consolidated subsidiaries during the six month period ended June 30, 2010, reflecting contributions from third party investors in our Broadway production of Promises, Promises .

The lenders under our Revolving Credit Facility consist of two banks, one of which serves as administrative agent.  While we currently have no indication or expectation that such lenders will be unable or unwilling to fund their commitments as required, we can provide no assurances that future funding availability will not be impacted by adverse conditions in financial markets.

Following our review of technical debt covenant compliance for the trailing twelve month testing period ending June 30, 2010, we have determined that the company is not in technical compliance. This is due in part to impairment charges related to previous Broadway show investments and the recognition of prepaid advertising expense related to future events in accordance with U.S. generally accepted accounting principles. Technical non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the credit facility becoming immediately due and payable. The company has entered into discussions with its lenders regarding an amendment to the credit agreement.  Those discussions are ongoing and are expected to be completed prior to completion of Key Brand’s acquisition of TDI stock.  Based on the impact of a separate financing transaction and other events subsequent to June 30, 2010, the company expects to receive a satisfactory amendment prior to closing the transaction with HMC.  We have nevertheless classified the revolving credit loan as a current liability on our balance sheet as of June 30, 2010.

Overall, the Company expects that its cash flow from operations and other financing alternatives will be sufficient to fund working capital needs, capital expenditures and debt service requirements as they come due.

Cash flow for the years ended December 31, 2009 and December 31, 2008

($s in millions)
	For the Year Ended December 31,
	2009	2008

Cash provided by (used in):

Operating activities	$(8.7)	$3.4

Investing activities	(13.1)	(11.5)

Financing activities	14.9	10.6

Effect of foreign currency exchange rates on cash	2.3	(0.9)

Net increase (decrease) in unrestricted cash	$(4.6)	$1.6

Operating Activities

Cash used by operating activities was $8.7 million for the year ended December 31, 2009, compared with cash provided by operating activities of $3.4 million for the year ended December 31, 2008.  The $12.1 million increase in cash used by operations resulted primarily from a $10.7 million reduction of trade liabilities in 2009 versus an $11.9 million increase in 2008.    This use of cash was partially offset by a $3.3 million increase in other liabilities as well as an $8.5 million reduction in accounts receivable resulting from improved collections following a $6.0 million build up of accounts receivable during the prior year.  Changes in our primary operating accounts are largely dependent on the timing, size and number of events for the upcoming periods.

Investing Activities

Cash used in investing activities increased to $13.1 million for the year ended December 31, 2009 compared with $11.5 million for the year ended December 31, 2008. The $1.6 million increase in cash used in investing activities is due primarily to a $6.1 million increase in restricted cash balances offset by the $4.7 million net cash usage related to the acquisition of the Live Nation Theatrical Business and subsequent disposal of the Canadian theatre operations that occurred in 2008.

Theatrical investments amounted to $8.5 million for the year ended December 31, 2009 and $7.7 million for the year ended December 31, 2008.   Broadway show investments made during the year ended December 31, 2009 included Memphis , Hair, Lend me a Tenor and Fela! .  The Company also invested in numerous touring shows as well as Las Vegas and European exhibition properties based on the CSI television series by CBS.

Financing Activities

Cash provided by financing activities increased to $14.9 million for the year ended December 31, 2009, compared with $10.6 million for the year ended December 31, 2008.  The $4.3 million increase in cash provided by financing activities was primarily due to $3.4 million in additional borrowing under the Revolving Credit Facility.

Annex J

Unaudited Pro Forma Combined Financial Statements
for the periods ended June 30, 2010 and December 31, 2009

Revised 9-27-10

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pursuant to the terms of the Stock Purchase Agreement dated as of December 22, 2009 as amended, Hollywood Media Corp. (“HMC”) has agreed to sell its Broadway Ticketing Division, through the sale of all of the outstanding capital stock of Theatre Direct NY, Inc. (“TDI”), to Key Brand Entertainment Inc. (“Key Brand”). This is referred to herein as the “Transaction”.

The unaudited pro forma condensed combined balance sheet as of June 30, 2010 combines the historical consolidated balance sheets of TDI and Key Brand and gives effect to the Transaction as if it had been completed on June 30, 2010.  The unaudited pro forma condensed combined statements of operations for the six month period ended June 30, 2010 and year ended December 31, 2009 combine the historical consolidated statements of operations of Key Brand and TDI for the respective six month period ended June 30, 2010 and year ended December 31, 2009 and give effect to the Transaction as if it had been completed on January 1, 2009.

The historical consolidated financial information has been adjusted to give pro forma effect to events that are directly attributable to the Transaction, factually supportable and with respect to the statements of operations, expected to have a continuing impact on combined results. The following notes to the unaudited pro forma condensed combined financial statements describe the pro forma adjustments.

The combination of TDI and Key Brand has been accounted for, on a pro forma basis, using the acquisition method of accounting in accordance with the guidance of Financial Accounting Standards Board Topic No. 805, Business Combinations  (“ASC 805”).  Using the acquisition method, the total cost of acquisition is allocated to identifiable assets acquired and liabilities assumed based on the estimated fair values of those assets and liabilities as of the financial statement dates.  The excess of the purchase price over the estimated fair values of the acquired net assets is recorded as goodwill.

Determining the fair value of the assets acquired and liabilities assumed requires management’s judgment and involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and other items. ASC 805 provides guidance relating to such purchase price allocation and allows for a one-year look-back period during which period other assets and liabilities can be identified or adjusted.  The unaudited pro forma condensed combined balance sheet therefore reflects preliminary fair values of the identifiable assets acquired, including an amount for goodwill, and liabilities assumed utilizing information currently available. Because the Transaction has not yet been consummated, valuations to determine the fair value of the assets acquired have not yet been completed.  Should the Transaction proceed, the final acquisition accounting will be determined following completion of a comprehensive analysis of the fair value of TDI’s assets and liabilities. While Key Brand and HMC believe this approach to be reasonable for the purpose of providing this pro forma disclosure, the final acquisition accounting may materially differ from the unaudited pro forma adjustments.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that would have been realized had the Transaction occurred during the periods presented.   The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of the current financial condition or the results of operations following the reporting period, nor to anticipated synergies, operating efficiencies or cost savings that may result from the Transaction. The unaudited pro forma condensed combined financial statements also do not give effect to Transaction costs or integration expense that may result in connection with or following the Transaction.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements for HMC and Key Brand as well as the accompanying notes and other information provided in the accompanying proxy statement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2010

Key Brand Entertainment
Unaudited Condensed Combined Balance Sheet
As of June 30, 2010

$s in 000s unless otherwise indicated

	Historical Statements		Pro forma
			Combining		Combined
	Key Brand	TDI	Adjustments		Statement

ASSETS
Current assets
Cash and cash equivalents	$14,902	$2,346	$6,728	(a)	$23,976
Restricted cash	8,428	1,221	-		9,649
Accounts receivable, net	8,925	428	-		9,353
Inventory	39	6,426	-		6,465
Deferred ticket costs	-	8,906	-		8,906
Prepaid expenses	8,944	269	-		9,213
Investments in theatrical partnerships	12,403	-	-		12,403
Other current assets	6,828	791	(1,200	)(b)	6,419

Total current assets	60,469	20,388	5,528		86,385

Property, plant and equipment, net of depreciation	9,997	3,352	(300	)(c)	13,049
Intangible assets, net of amortization	21,006	196	9,473	(d)	30,675
Goodwill	52,340	-	23,567	(e)	75,907
Other long-term assets including debt discount	11,196	-	-		11,196
Deferred taxes	9,018	-	-		9,018

Total assets	$164,026	$23,935	$38,269		$226,230

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$15,816	$2,263	$1,640	(f)	$19,719
Accrued third party ticket collections payable	33,627	-	-		33,627
Deferred revenue	45,582	14,208	$3,940	(g)	63,730
Current portion of long-term debt including capital lease	23,547	4	-		23,551
Other current liabilities	5,578	-	-		5,578

Total current liabilities	124,150	16,476	5,580		146,206

Long-term debt and capital lease	514	-	7,924	(h)	8,438
Other long-term liabilities	2,671	861	29,571	(i)	33,103

Total liabilities	127,335	17,336	43,075		187,746

Commitments and contingencies	-	-	-		-

Stockholders' equity
Common stock	32,057	-	-		32,057
Additional paid-in capital	13,850	11,279	(11,279	)(j)	13,850
Accumulated deficit	(15,194)	(4,680)	4,680	(k)	(15,194)
Accumulated other comprehensive income (loss)	1,072	-	-		1,072
Noncontrolling interests	4,906	-	1,792	(l)	6,698
					-
Total stockholders' equity	36,691	6,599	(4,806)		38,483

Total liabilities and stockholders' equity	$164,026	$23,935	$38,269		$226,230

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2010

Key Brand Entertainment
Unaudited Condensed Combined Statement of Operations
For the Six Month Period Ended June 30, 2010

$s in 000s except per share data

	Historical Statements		Pro forma
			Combining		Combined
	Key Brand	TDI	Adjustments		Statement

INCOME STATEMENT
Revenue	$137,544	$54,909	-		$192,453

Direct operating expenses	116,718	45,169	-		161,887

Selling, general and administrative expenses	26,235	6,499	(111	)(m)	32,623

Depreciation and amortization expense	2,648	450	477	(n)	3,575

Operating income (loss)	(8,057)	2,791	(366)		(5,631)

Interest expense, net	567	-	568	(o)	1,135

Other expense, net	129	-	-		129

Pre-tax income (loss)	(8,753)	2,791	(933)		(6,895)

Income tax expense (benefit)	(3,208)	-	-		(3,208)

Net income (loss)	(5,545)	2,791	(933)		(3,687)

Net income attributable to noncontrolling interests	210	-	-		210

Net income (loss) attributable to Key Brand Entertainment	(5,335)	$2,791	$(933)		$(3,477)

Net loss attributable to Key Brand common stockholders per common share:
Basic	$(6.55)				$(4.27)
Diluted	$(6.55)				$(4.27)

Weighted average common shares outstanding (000s):
Basic	815				815
Diluted	860				860

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

Key Brand Entertainment
Unaudited Condensed Combined Statement of Operations
For the Year Ended December 31, 2009

$s in 000s except per share data

	Historical Statements		Pro forma
			Combining		Combined
	Key Brand	TDI	Adjustments		Statement

INCOME STATEMENT
Revenue	$208,217	$98,860	$(350	)(p)	$306,727

Direct operating expenses	163,926	81,015	(350	)(q)	244,591

Selling, general and administrative expenses	45,326	12,190	(167	)(r)	57,349

Depreciation and amortization expense	4,872	847	953	(s)	6,672

Operating income (loss)	(5,907)	4,808	(786)		(1,885)

Interest expense, net	1,365	(13)	1,135	(t)	2,487

Other expense (income) net	1,446	123	-		1,569

Pre-tax income (loss)	(8,718)	4,699	(1,921)		(5,940)

Income tax expense (benefit)	(7,215)	-	-		(7,215)

Net income (loss)	(1,503)	4,699	(1,921)		1,275

Net loss attributable to noncontrolling interests	(607)	-	-		(607)

Net income (loss) attributable to Key Brand Entertainment	$(896)	$4,699	$(1,921)		$1,882

Net Income (Loss) attributable to Key Brand common stockholders per common share:
Basic	$(1.10)				$2.31
Diluted	$(1.10)				$2.11

Weighted average common shares outstanding (000s):
Basic	815				815
Diluted	890				890

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of TDI and Key Brand as of June 30, 2010 and gives effect to the Transaction as if it had been completed on June 30, 2010.  The unaudited pro forma condensed combined statements of operations for the six month period ended June 30, 2010 and year ended December 31, 2009 combine the historical statements of operations of TDI and Key Brand for the respective periods ended and give effect to the Transaction as if it had been completed on January 1, 2009.

The Transaction will be accounted for as a business combination under the acquisition method of accounting in accordance with U.S. generally accepted accounting principles.  The unaudited pro forma condensed combined financial statements include estimates to adjust the assets acquired and liabilities assumed to their respective fair values based on information available at the time of this filing.  These estimates are preliminary and may vary from the estimates contained within the final accounting for the Transaction as additional information becomes available. This may result in a change in the amount of goodwill recognized.  Valuations to determine the fair value of assets acquired and liabilities assumed have not been completed and accordingly, the adjustments reflected in the pro forma condensed combined financial statements are preliminary and subject to further revision which may be material.

Estimate of Consideration for the Transaction (in thousands)

Estimated fair value of Purchase Price
Cash paid at closing	$20,000
Liabilities assumed at closing (1)	1,600
Promissory note (2)	7,924
Earn-out (3)	4,531
TDI warrant (4)	1,792
Subotal	35,847

Estimated purchase price adjustment (5)	3,412
Total estimated purchase price as of 6-30-10	$39,259

(1)	Reflects the estimated fair value of liabilities assumed by Key Brand.
(2)	Reflects the estimated fair value of deferred payments associated with the promissory note.
(3)	Reflects the estimated fair value of deferred payments associated with contingent earn-out consideration.
(4)	Reflects the estimated fair value of the warrant to purchase 5% of fully diluted common shares of TDI.
(5)	Reflects the estimated Purchase Price Adjustment based on TDI working capital balances as of June 30, 2010.

Preliminary Allocation of Identifiable Assets and Liabilities including Goodwill (in thousands)

The following table summarizes the estimated fair value of identifiable assets to be acquired and liabilities to be assumed by Key Brand in the Transaction including an amount for goodwill.  These estimated fair values are preliminary and are subject to change based upon completion of the final valuation.  Changes in fair value of the acquired intangible assets may be material.

Estimated fair value of purchase consideration		$39,259

Less: Recognized fair value of identifiable assets acquired and liabilities assumed:

Cash and cash equivalents	2,346
Restricted cash	1,221
Accounts receivable	428
Inventory	6,426
Deferred ticket costs	8,906
Prepaid expenses	269
Other current assets	791
Property, plant and equipment	3,052
Intangible assets	9,669
Accounts payable and accrued expenses	(2,303)
Deferred revenue	(14,208)
Current portion of long-term debt including capital lease	(4)
Other long-term liabilities	(901)
		15,692
Goodwill		$23,567

The recorded value of goodwill reflects the fair value of future economic benefits arising from the assets acquired that could not be individually identified and separately recognized.

The fair value of intangible assets being acquired was determined using a variety of valuation approaches. In estimating the fair value of the acquired intangible assets, Key Brand utilized the valuation methodology determined to be most appropriate for each individual asset as described more fully below.   Such valuation approaches generally involve computing the present value of anticipated cash flows to be derived from the asset over the term of its useful life. Such cash flows are discounted at a risk-adjusted rate of return estimated using the Capital Asset Pricing Model.  This rate was generally determined to be 15% for the assets identified.   Determination of the estimated useful lives of the intangible assets was based on the nature of the intangible asset and the expected duration of future cash flows to be derived from the intangible asset.  Amortization of intangible assets with definite lives is recognized over the shorter of the respective lives of the agreement or the period of time the assets are expected to contribute to future cash flows.

$s in 000s unless otherwise indicated

			Estimated
		Estimated	Remaining
Intangible Asset	Valuation Method	Fair Value	Useful Lives
Trademarks and tradenames	Relief from Royalty (1)	$6,268	15
Customer database	Relief from Royalty (1)	2,011	5
Noncompete	Lost Income (2)	530	7
Website URL	Market Approach (3)	860	15
Total definite-lived intangible assets		$9,669

(1)
The estimated fair value attributable to trademarks, tradenames and customer database were derived under the Relief-From-Royalty Method which estimates an intangible asset’s value based on the cost savings realized by its owner as a result of not having to pay a royalty to a third party for using the asset.

(2)	The fair value attributed to the non-compete agreements was based on the present value of estimated lost income that would occur absent the existence of noncompetition agreements.
(3)	The estimated fair value of the primary URL was determined under the market approach which is based on a comparison of the asset to similar assets that were part of a public or private transaction.

Note 2: Pro Forma Adjustments (in thousands, except share data)

Key Brand Entertainment
Unaudited Condensed Combined Financial Statements - Pro Forma Combining Journal Entries
As of 6-30-10 and for the Six Month Period Ending 6-30-10

$s in 000s unless otherwise indicated

PRO FORMA COMBINING ENTRIES - Balance Sheet as of 6-30-10

(a) Represents the following adjustments to cash and cash equivalents:

Purchase price, cash paid at closing	$(20,000)
Working capital adjustment to purchase price cash paid at closing	(3,412)
To record pro forma impact of nonoperating transactions completed after June 30	28,940
Cash deposit released from escrow upon consumation of the transaction	1,200
Adjustments to cash and cash equivalents	$6,728

(b) Represents the following adjustment to other current assets:

Cash deposit released from escrow upon consumation of the transaction	$(1,200)

(c) Represents the following adjustment to plant, property & equipment:

Elimination of abandoned software investment	$(300)

(d) Represents the following adjustments to intangible assets:

Adjustment of TDI intangible assets to fair value	$9,669
Elimination of TDI historical balance of intangible assets	(196)
Adjustments to intangible assets	$9,473

(e) Represents the following adjustments to goodwill:

To record goodwill arising from the transaction. Goodwill is measured as the excess of the estimated value of purchase consideration over the fair value of assets acquired and
liabilites assumed.	$23,567
Elimination of TDI historical balance of goodwill.	-
Adjustments to goodwill	$23,567

(f) Represents the following adjustments to accrued liabilities:

Adjustment of TDI accrued liabilities to reflect fair value of historical obligations	$40
To record executive compensation liability arising in connection with the transaction	1,600
Adjustments to accrued liabilities	$1,640

(g) Represents the following adjustments to deferred revenue:

To record pro forma impact of nonoperating transactions completed after June 30	3,940

(h) Represents the following adjustments to long-term debt:

To record promissory note payable to HMC	8,500
To record debt discount related to promissory note to HMC (i-1)	(576)
Adjustments to long term debt	$7,924

(i-1) Debt discount will be amortized to interest expense over the term of the note using the effective interest method.

(i) Represents the following adjustments to other long-term liabilities:

Adjustment of TDI long-term liabilities to reflect fair value of historical obligations	$40
To record pro forma impact of nonoperating transaction completed after June 30	$25,000
To record fair value of earn-out obligation	4,531
Adjustments to other long-term liabilities	$29,571

(j) Represents the following adjustment to additional paid in capital:

Elimination of historical TDI paid in capital	$(11,279)

(k) Represents the following adjustment to accumulated deficit:

Elimination of historical TDI accumulated deficit	$4,680

(l) Represents the following adjustment to noncontrolling interests:

To record fair value of TDI warrant	$1,792

PRO FORMA COMBINING ENTRIES - Income Statement as of 6-30-10

(m) Represents the following adjustment to selling, general and administrative expenses:

Elimination of one-time expense related directly to the transaction.	$(111)

(n) Represents the following adjustment to depreciation and amortization:

To record pro forma amortization of purchase accounting intangibles.	$477

(o) Represents the following adjustment to interest expense:

To record interest expense on HOLL note	$568

PRO FORMA COMBINING ENTRIES - Income Statement as of 12-31-09

(p) Represents the following adjustments to revenue:

Eliminate intercompany revenue related to Irving Berlin's White Christmas	$(261)
Eliminate intercompany revenue related to group sales	(89)
Adjustments to revenue	$(350)

(q) Represents the following adjustments to direct operating expenses:

Eliminate intercompany expenses related to Irving Berlin's White Christmas	$(261)
Eliminate intercompany expenses related to group sales	(89)
Adjustments to direct operating expenses	$(350)

(r) Represents the following adjustment to selling, general and administrative expenses:

Reverse non-recurring expense directly related to the Transaction	$(167)

(s) Represents the following adjustment to depreciation and amortization expense:

To record pro forma amortization of purchase accounting intangible assets	$953

(t) Represents the following adjustment to interest expense:

To record interest expense on the HOLL note	$1,135

Key Brand Entertainment
Purchase Price Allocation
As of June 30, 2010

$s in 000s unless otherwise indicated
Fair value of purchase consideration			35,847
Estimated Working Capital Adjustment at 6/30/10			3,412
Adjusted consideration			39,259

Less: Recognized fair value of identifiable assets acquired and liabilities assumed as of 6-30-10

Cash and cash equivalents		2,346
Restricted cash		1,221
Accounts receivable, net		428
Inventory		6,426
Deferred ticket costs		8,906
Prepaid expenses		269
Other current assets		791
Property, plant and equipment, net of depreciation	(1)	3,052
Intangible assets, net of amortization	(2)	9,669
Accounts payable and accrued expenses	(3)	(2,303)
Accrued third party ticket collections payable		-
Deferred revenue		(14,208)
Current portion of long-term debt including capital lease		(4)
Long-term debt and capital lease		-
Other long-term liabilities	(3)	(901)
			15,692
Goodwill			23,567

Working capital adjustment			3,412
Notes:
Certain assets and liabilities have been valued at their June 30, 2010 carrying value as KBE believes this value approximates the fair value of the underlying asset or liability.
(1) Reflects write-off of acquired ticketing technology ($300k).
(2) Refer to intangible asset schedules for more detail.
(3) Recognizes $80k earn out liability including current liability of $40k and long-term liability of $40k.

$s in 000s unless otherwise indicated
Estimated fair value of purchase consideration		$39,259

Less: Recognized fair value of identifiable assets acquired and liabilities assumed as of 6-30-10

Cash and cash equivalents	2,346
Restricted cash	1,221
Accounts receivable	428
Inventory	6,426
Deferred ticket costs	8,906
Prepaid expenses	269
Other current assets	791
Property, plant and equipment	3,052
Intangible assets	9,669
Accounts payable and accrued expenses	(2,303)
Deferred revenue	(14,208)
Current portion of long-term debt including capital lease	(4)
Other long-term liabilities	(901)
		15,692
Goodwill		$23,567

Key Brand Entertainment
Unaudited Condensed Combined Financial Statements - Purchase Price Allocation

$s in 000s unless otherwise indicated

	HOLL 14D dated 4/28/10			Mid-Point of HMC
	Nominal	High Estimate	Low Estimate	High & Low	Key Brand

Fair value of purchase consideration
Cash	20,000	20,000	20,000	20,000	20,000
Assumed Liability	1,600	1,600	1,600	1,600	1,600
Note	13,600	8,700	7,100	7,900	7,924
Earn-out	14,000	7,300	3,800	5,550	4,531
Warrant	1,000	1,800	400	1,100	1,792
Subotal	50,200	39,400	32,900	36,150	35,847

Working Capital Adjustment, pro forma as of 6-30-10	3,412	3,412	3,412	3,412	3,412
Total	53,612	42,812	36,312	39,562	39,259

$s in 000s unless otherwise indicated

Estimated fair value of Purchase Price
Cash paid at closing	$20,000
Liabilities assumed at closing (1)	1,600
Promissory note (2)	7,924
Earn-out (3)	4,531
TDI warrant (4)	1,792
Subotal	35,847

Estimated purchase price adjustment (5)	3,412
Total estimated purchase price as of 6-30-10	$39,259

Key Brand Entertainment
Intangible Assets

$s in 000s unless otherwise indicated
Intangible Asset	Valuation Method	Estimated Fair Value	Estimated Remaining Useful Lives
Trademarks and tradenames	Royalty Savings	$6,268	15
Customer database	Royalty Savings	2,011	5
Website platform technology	Cost Approach	-	3
NYC office lease	Income Approach	-	6.5
Noncompete	Lost Income	530	7
Website URL	Market Approach	860	15
Total definite-lived intangible assets		$9,669
Amortization of definite-lived intangible assets

Definite Life Intangible Asset	Estimated Fair Value	Estimated Remaining Useful Lives	Amortization Expense for the Year Ended December 31, 2009	Amortization Expense for the Quarter Ended March 31, 2010	Amortization Expense for the Six Months Ended June 30, 2010
Trademarks and tradenames including URLs	$6,268	15	$418	$104	$209
Customer database	2,011	5	402	101	201
Website platform technology	-	3	-	-	-
NYC office lease	-	6.5	-	-	-
Noncompete	530	7	76	19	38
Website URL	860	15	57	14	29
Total definite-lived intangible assets	$9,669		$953	$238	$477

$s in 000s unless otherwise indicated

Intangible Asset	Valuation Method	Estimated Fair Value	Estimated Remaining Useful Lives
Trademarks and tradenames	Relief from Royalty (1)	$6,268	15
Customer database	Relief from Royalty (1)	2,011	5
Noncompete	Lost Income (2)	530	7
Website URL	Market Approach (3)	860	15
Total definite-lived intangible assets		$9,669

Annex K

SELECTED FINANCIAL DATA OF KEY BRAND ENTERTAINMENT INC.

The selected financial data in the table below summarizes certain selected financial data of Key Brand Entertainment Inc. for the five years ended December 31, 2009 and for the six months ended June 30, 2010 and 2009.

The summary historical financial data is only a summary, and should be read in conjunction with the Key Brand Entertainment Inc. Management Discussion and Analysis of Results of Operations and Financial Condition contained in Annex I to this proxy statement, the Key Brand Entertainment Inc. and Subsidiaries consolidated financial statements and the related notes contained in Annex L to this proxy statement, and the Key Brand Entertainment Inc. and Subsidiaries unaudited interim financials statements and the related notes contained in Annex M to this proxy statement.

Key Brand Entertainment
Five Year and Interim Selected Financial Data

$s in 000s unless otherwise indicated

	YEARS ENDED DECEMBER 31,					SIX MONTHS ENDED JUNE 30,
	2009	2008	2007	2006 *	2005 *	2010	2009
INCOME STATEMENT

Revenue	208,217	$197,009	-	-	-	137,544	125,261

Direct operating expenses	163,926	148,960	-	-	-	116,718	97,547

Selling, general and administrative expenses	45,326	40,540	1,088	-	-	26,235	20,749

Depreciation and amortization expense	4,872	4,354	-	-	-	2,648	1,925

Operating income (loss)	(5,907)	3,155	(1,088)	-	-	(8,057)	5,040

Interest expense, net	(1,365)	(4,110)	(1,686)	-	-	(567)	(693)

Other expense (income) net	(1,446)	(4,410)	-	-	-	(129)	(1,161)

Pre-tax income (loss)	(8,718)	(5,365)	(2,775)	-	-	(8,753)	3,186

Income tax expense (benefit)	(7,215)	753	-	-	-	(3,208)	1,333

Net income (loss)	(1,503)	(6,118)	(2,775)	-	-	(5,545)	1,853

Net Income (loss) attributable to noncontrolling interests	(607)	70	-	-	-	210	(104)

Net income (loss) attributable to Key Brand Entertainment	(896)	(6,188)	(2,775)	-	-	(5,335)	1,749

Net Income (Loss) attributable to Key Brand common stockholders per common share:
Basic	$(1.10)	$(7.59)	nm	nm	nm	$(6.55)	$2.15
Diluted	$(1.10)	$(7.59)	nm	nm	nm	$(6.55)	$1.93

Weighted average common shares outstanding (000s):
Basic	815	815	nm	nm	nm	815	815
Diluted	890	905	nm	nm	nm	860	905

"* Key Brand Entertainment was inactive during 2006 and 2005 respectively.

Annex L
KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2009

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

December 31, 2009

Page(s)

Independent Auditors’ Report	1

Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Comprehensive Income (Loss)	4

Consolidated Statements of Changes in Stockholders’ Equity	5

Consolidated Statements of Cash Flows	6-7

Notes to Consolidated Financial Statements	8-31

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
   Key Brand Entertainment Inc.

We have audited the consolidated balance sheets of Key Brand Entertainment Inc. and subsidiaries (the “Company”) as of December 31, 2009 and 2008 and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Key Brand Entertainment Inc. and subsidiaries as of December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

May 27, 2010

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Consolidated Balance Sheets
(in thousands, except share data)

	December 31,
	2009	2008

Assets

Current assets
Cash	$11,620	$16,156
Restricted cash	6,585	477
Accounts receivable, less allowance for doubtful accounts of $1,018 and $1,086 at December 31, 2009 and 2008, respectively	5,464	13,816
Receivables from theatrical partnerships	806	1,711
Receivables from related parties	745	788
Inventory	47	90
Current portion of prepaid expenses	8,689	9,166
Investments in theatrical partnerships	14,114	10,115
Current portion of prepaid theatrical presentation rights and theatre rent	822	822
Income tax receivable	-	1,322
Acquisition escrow deposit	1,200	-
Deferred taxes	2,513	-
Other current assets	1,260	369

Total current assets	53,865	54,832

Property and equipment
Land, buildings, and improvements	6,906	6,219
Computer equipment and software	5,832	931
Furniture and other equipment	809	528
Construction in progress	105	3,316
	13,652	10,994

Less accumulated depreciation	(2,880)	(1,090)

Property and equipment, net	10,772	9,904

Goodwill	52,340	52,340
Intangible assets, net	22,583	25,661
Prepaid expenses, less current portion	2,766	2,554
Prepaid theatrical presentation rights and theatre rent, less current portion	8,074	8,936
Other assets, net	1,292	1,102
Deferred taxes	5,644	772

Total assets	$157,336	$156,101

See accompanying notes to consolidated financial statements.

2

	December 31,
	2009	2008

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable and accrued liabilities	$15,526	$26,227
Third party ticket collections payable	15,988	25,468
Deferred revenue	46,303	45,070
Current portion of revolving credit facility	7,000	-
Current portion of notes payable	619	931
Current portion of capital leases	1,206	591
Deferred taxes	-	300
Income tax payable	64	-
Put option to acquire common stock	5,578	6,944

Total current liabilities	92,284	105,531

Deferred revenue, less current portion and other liabilities	3,297	-
Revolving credit facility, less current portion	22,323	12,940
Notes payable, less current portion	4,709	277
Capital leases, less current portion	1,091	1,132

Total liabilities	123,704	119,880

Commitments and contingencies	-	-

Stockholders’ equity
Series A convertible preferred stock, $0.001 par value; 95,000 shares authorized; 95,000 shares issued and outstanding	-	-
Common stock, no par value; 1,500,000 shares authorized; 815,000 shares issued and outstanding	32,057	32,057
Additional paid-in capital	8,821	13,677
Accumulated deficit	(9,859)	(8,963)
Accumulated other comprehensive income (loss)	1,005	(1,119)

Total Key Brand Entertainment Inc. stockholders’ equity	32,024	35,652

Noncontrolling interests	1,608	569

Total stockholders’ equity	33,632	36,221

Total liabilities and stockholders’ equity	$157,336	$156,101

3
KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Consolidated Statements of Operations
(in thousands)

	Year Ended December 31,
	2009	2008

Revenue	$208,217	$197,009

Operating expenses
Direct operating expenses	163,926	148,960
Selling, general and administrative expenses	45,326	40,540
Depreciation and amortization	4,872	4,354

Operating income (loss)	(5,907)	3,155

Other income (expense)
Interest expense, net	(1,365)	(4,110)
Loss on extinguishment of debt	-	(3,729)
Put option (expense) credit	1,366	(1,944)
Foreign currency transaction gain (loss)	(2,649)	1,213
Other miscellaneous income (expense), net	(163)	50

Total other expense, net	(2,811)	(8,520)

Net loss before income tax expense	(8,718)	(5,365)

Income tax expense (benefit)
Current	470	150
Deferred	(7,685)	603

Income tax expense (benefit)	(7,215)	753

Net loss	(1,503)	(6,118)

Net (income) loss attributable to noncontrolling interests	607	(70)

Net loss attributable to Key Brand Entertainment Inc.	$(896)	$(6,188)

See accompanying notes to consolidated financial statements.

4
KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)
(in thousands)

	Year Ended December 31,
	2009	2008

Net loss	$(1,503)	$(6,118)

Foreign currency translation gain (loss)	2,124	(1,119)

Comprehensive income (loss)	621	(7,237)

Comprehensive (income) loss attributable to noncontrolling interests	607	(70)

Comprehensive income (loss) attributable to Key Brand Entertainment Inc.	$1,228	$(7,307)

See accompanying notes to consolidated financial statements.

5
KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity
(in thousands, except share data)

For the Years Ended December 31, 2009 and 2008

	Series A Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive Income	Total Key Brand Entertainment Inc Stockholders’,	Non- Controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Loss)	Equity	Interests	Equity

Balance at December 31, 2007	-	$-	-	$-	$5,000	$(2,775)	$-	$2,225	$-	$2,225

Issuance of Series A Convertible Preferred stock, proceeds received in prior year	50,000	-	-	-	-	-	-	-	-	-

Issuance of Series A Convertible Preferred stock for cash	45,000	-	-	-	4,500	-	-	4,500	-	4,500

Issuance of common stock	-	-	125,000	-	-	-	-	-	-	-

Issuance of common stock as acquisition consideration	-	-	690,000	32,057	-	-	-	32,057	-	32,057

Issuance of warrant in conjunction with subordinated loan recorded as debt discount	-	-	-	-	4,177	-	-	4,177	-	4,177

Foreign currency translation loss	-	-	-	-	-	-	(1,119)	(1,119)	-	(1,119)

Noncontrolling interests assumed in the acquisition	-	-	-	-	-	-	-	-	695	695

Distributions to noncontrolling interests	-	-	-	-	-	-	-	-	(196)	(196)

Net income (loss)	-	-	-	-	-	(6,188)	-	(6,188)	70	(6,118)

Balance at December 31, 2008	95,000	-	815,000	32,057	13,677	(8,963)	(1,119)	35,652	569	36,221

Purchase of warrants	-	-	-	-	(5,000)	-	-	(5,000)	-	(5,000)

Foreign currency translation gain	-	-	-	-	-	-	2,124	2,124	-	2,124

Amortization of stock-based compensation-common stock options	-	-	-	-	144	-	-	144	-	144

Distributions to noncontrolling interests	-	-	-	-	-	-	-	-	(374)	(374)

Contributions from noncontrolling interests	-	-	-	-	-	-	-	-	2,020	2,020

Net loss	-	-	-	-	-	(896)	-	(896)	(607)	(1,503)

Balance at December 31, 2009	95,000	$-	815,000	$32,057	$8,821	$(9,859)	$1,005	$32,024	$1,608	$33,632

See accompanying notes to consolidated financial statements.

6
KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2009	2008

Cash flows from operating activities
Net loss	$(1,503)	$(6,118)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	1,794	1,289
Amortization of intangibles	3,078	3,065
Amortization of debt discount and deferred loan costs	242	1,064
Provision for bad debt	(68)	263
Stock-based compensation	144	-
Payment-in-kind interest	109	-
Loss on extinguishment of debt	-	3,729
Put option expense (credit)	(1,366)	1,944
Impairment of theatrical investments	1,411	1,158
Deferred income taxes	(7,685)	603
Changes in operating assets and liabilities
Accounts receivable	8,456	(5,997)
Receivables from theatrical partnerships	905	(1,442)
Receivables from related parties	43	(768)
Inventory	43	(85)
Prepaid expenses	792	(5,317)
Prepaid theatrical presentation rights and theatre rent	862	690
Acquisition escrow deposit	(1,200)	-
Other assets	(160)	(590)
Income tax receivable, net	1,297	(1,249)
Accounts payable and accrued liabilities	(10,726)	11,893
Third party ticket collections payable	(9,480)	(1,745)
Deferred revenue	1,038	994
Other liabilities	3,297	-

Net cash provided by (used in) operating activities	(8,677)	3,381

Cash flows from investing activities
Acquisition of Live Nation Theatrical Business, net of cash acquired	-	(38,346)
Increase in restricted cash	(6,108)	(477)
Investment in theatrical partnerships	(8,546)	(7,712)
Return of capital on theatrical partnerships	3,136	2,477
Purchase of property and equipment	(1,536)	(1,032)
Proceeds from disposal of property and equipment	-	33,618

Net cash used in investing activities	(13,054)	(11,472)

Cash flows from financing activities
Proceeds from borrowings on revolving credit facility	16,383	12,940
Proceeds from borrowings on term loan	-	20,000
Proceeds from borrowings on subordinated loan	-	8,000
Repayment of term loan	-	(20,000)
Repayment of subordinated loan	-	(18,000)
Repayment of notes payable	(995)	(341)
Repayment of capital leases	(550)	-
Deferred financing costs	(562)	(1,350)
Issuance of common stock	-	5,000

See accompanying notes to consolidated financial statements.

7
KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Continued)
(in thousands)

	Year Ended December 31,
	2009	2008

Issuance of preferred stock	-	4,500
Contributions from noncontrolling interests	2,020	-
Distributions to noncontrolling interests	(374)	(196)
Purchase of warrants	(1,000)	-

Net cash provided by financing activities	14,922	10,553

Effect of foreign currency exchange rates on cash	2,273	(881)

Net increase (decrease) in cash	(4,536)	1,581

Cash, beginning of year	16,156	14,575

Cash, end of year	$11,620	$16,156

Supplemental disclosures of cash flow information:
Cash paid during the year for interest, net of amounts capitalized	$976	$4,772
Cash paid during the year for taxes	$415	$1,323

Non-cash transactions:
Capital leases for office furniture and equipment, computer
software, computer equipment, and leasehold improvements	$1,124	$1,722
Note payable issued for software	$-	$1,107
Note payable to finance insurance premiums	$406	$441
Warrant issued in conjunction with subordinate loan recorded as debt discount	$-	$4,177
Common stock issued as acquisition consideration	$-	$32,057
Debt issued to purchase warrants	$4,000	$-
Debt issued for deferred financing costs	$600	$-
See accompanying notes to consolidated financial statements.

8
KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

Note 1  -  Summary of Significant Accounting Policies

Business and organization

Key Brand Entertainment Inc. was formed on June 10, 2004 and is a Delaware corporation.  The accompanying consolidated financial statements include the accounts of Key Brand Entertainment Inc. and its subsidiaries (collectively, the “Company”).  Effective January 23, 2008, the Company acquired from Live Nation Worldwide, Inc. 100% of the common stock of its various North America theatrical businesses (the “Live Nation Theatrical Business”) (see Note 2).  The assets of the Live Nation Theatrical Business included " Broadway Across America , " which produces or presents Broadway shows primarily at third-party venues in the United States and Canada, two owned theatrical venues in Toronto, one owned venue and one leased venue in Boston, one managed venue in Baltimore and a 51% interest in three managed venues in Minneapolis.  The two theatrical venues in Toronto were subsequently sold in 2008 and are leased back for theatrical presentation as needed.  The Company’s operations principally involve the presentation and production of touring and other theatrical performances, owning and/or operating theatrical venues, and selling sponsorships and advertising in the United States and Canada.   Broadway Across America is the North American presenting business which operates in approximately 44 markets.  The Company pre-sells tickets for its touring and other theatrical performances through this entity, which is one of the largest subscription series in the United States and Canada.  As a presenter, the Company typically books and/or arranges touring and other theatrical performances, secures venues, provides for third-party production services, sells tickets, and advertises performances to attract audiences.

Basis of presentation

The Company owns a 51% interest in Historic Theatre Group, LLC (“HTG”), a 66.7% interest in The Booking Group, LLC (“TBG”) and an 85% interest in The Marketing Division, LLC (“TMD”), which are reported using the full consolidation method.  Effective January 1, 2009, the Company adopted the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC” or the “Codification”) Topic 810, “Consolidation” (“ASC 810”), which requires the primary beneficiary of a variable interest entity’s (“VIE”) activities to consolidate the VIE.  ASC 810 defines a VIE as an entity in which the equity investors do not have substantive voting rights and there is not sufficient equity at risk for the entity to finance its activities without additional subordinated financial support.  The Company has an investment in PTG-FTA Orlando, LLC (“PTG-FTA”) and Broadway Promises Limited Liability Company (“BPLLC”) that qualify as VIEs.  The consolidated financial statements include 100% of the assets and liabilities of HTG, TBG, TMD, PTG-FTA, and BPLLC with the ownership interests of the minority owners recorded as noncontrolling interests.

Investments in nonconsolidated affiliates in which the Company owns a 20% to 50% interest or otherwise exercises significant influence over operating and financial policies of the nonconsolidated affiliate are accounted for using the equity method of accounting.  Investments in nonconsolidated affiliates in which the Company owns less than 20% of the interests are accounted for using the cost method of accounting.  All intercompany accounts and transactions of the Company and its subsidiaries have been eliminated upon consolidation.  Prior to January 23, 2008, the Company was in the development stage.

9

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

Note 1  -  Summary of Significant Accounting Policies (Continued)

New accounting pronouncements

In June 2009, the FASB issued the Codification.  The Codification became the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”).  The Codification is effective for annual periods ending after September 15, 2009.  The Company adopted the Codification during the fiscal year ending December 31, 2009 and as such there are no references to the Statement of Financial Accounting Standards or other U.S. GAAP pronouncements throughout this report.  There was no impact on the consolidated results of the Company as a result of adopting this standard.

In December 2007, the FASB issued new accounting and disclosure guidance related to noncontrolling interests in subsidiaries (previously referred to as “minority interests”).  The new guidance requires that a noncontrolling interest in a subsidiary be accounted for as a component of equity separate from the parent’s equity.  Transactions between the Company and noncontrolling interests are reported in equity as transactions between shareholders provided that these transactions do not create a change in control.  Previously, acquisitions of additional interests in a controlled subsidiary generally resulted in a remeasurement of assets and liabilities acquired; dispositions of interests resulted in a gain or loss.  This new accounting guidance was effective for the Company on January 1, 2009, and its adoption changed the Company’s presentation of noncontrolling interests.

Cash and cash equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.  The Company’s cash and cash equivalents consist primarily of domestic and foreign bank accounts as well as money market accounts.

The Company’s available cash and cash equivalents are held in accounts managed by third party financial institutions and consist of cash in operating accounts and invested cash.  The invested cash is invested in interest-bearing funds managed by third party financial institutions.  Cash held in operating accounts may exceed the Federal Deposit Insurance Corporation insurance limits.  While the Company monitors cash and cash equivalent balances in its operating accounts on a regular basis, these balances could be impacted if the underlying financial institutions fail.  To date, the Company has experienced no loss or lack of access to its cash or cash equivalents; however, the Company can provide no assurances that access to its cash and cash equivalents will not be impacted by adverse conditions in the financial markets.

Restricted cash

Restricted cash represents advance ticket sale proceeds for a production required to be held in a trust account and funds received from this production are deposited in a money market account.  The trust account cannot be withdrawn from without the written mutual consent of both the Company and the Company’s partner in this production.  The Company is also required to hold all monies received for PTG-FTA in escrow as agreed upon by the members.

10

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

Note 1  -  Summary of Significant Accounting Policies (Continued)

Allowance for doubtful accounts

The Company evaluates the collectability of its accounts receivable based on a combination of factors.  Generally, it records specific reserves to reduce the amounts recorded to what it believes will be collected when a customer’s account ages beyond typical collection patterns, or the Company becomes aware of a customer’s inability to meet its financial obligations.  When accounts receivable are determined to be uncollectible, the amount of the receivable is written off against the allowance for doubtful accounts.

The Company believes that the credit risk with respect to accounts receivable is limited due to the volume and the geographic diversification of its customers.

Prepaid expenses

The majority of the Company’s prepaid expenses relate to event expenses including costs directly related to future entertainment events.  Advances that are expected to be recouped over a period of more than 12 months are recorded as long-term assets.  Such costs are charged to operations upon settlement of the related events, which typically occurs weekly during theatrical engagements.

Purchase accounting

The Company accounts for its business acquisitions under the purchase method of accounting. The total cost of an acquisition is allocated to the underlying identifiable assets acquired and liabilities assumed based on their respective estimated fair values.  The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.  Determining the fair value of the assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives, and other factors.

Property and equipment

Property and equipment are stated at cost.  Depreciation is computed using the straight-line method at rates that, in the opinion of management, are adequate to allocate the cost of such assets over their estimated useful lives, which are as follows:

Buildings and improvements	10 to 40 years
Furniture and other equipment	3 to 7 years
Computer equipment and software	2.5 to 5 years

Leasehold improvements are depreciated over the shorter of the economic life or associated lease term assuming renewal periods, if appropriate.  Assets secured through capital leases are depreciated over their useful lives or lease term in accordance with the accounting for capital leases.  Interest is capitalized as a component of the underlying assets related to self constructed assets during the period the assets are being constructed and totaled $283 thousand for the year ended December 31, 2009.  Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewal and improvements are capitalized.

11

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

Note 1 -	Summary of Significant Accounting Policies (Continued)

Long-lived assets

The Company tests for possible impairment of long-lived assets whenever events or circumstances change, such as a reduction in operating cash flow or a change in the manner that the asset is intended to be used indicate that the carrying amount of the assets may not be recoverable.  If indicators exist, the Company compares the estimated undiscounted future cash flows related to the asset to the carrying value of the asset.  In accordance with U.S. generally accepted accounting principles if the carrying value is greater than the estimated undiscounted future cash flow amount, an impairment charge is recorded based on the difference between the fair value and the carrying value.  Any such impairment charge is recorded in depreciation and amortization expense in the consolidated statements of operations.  The impairment loss calculations require management to apply judgment in estimating future cash flows and the discount rates that reflect the risk inherent in future cash flows.

Investments in theatrical partnerships

As part of the Company’s operations, it will invest in certain assets or rights to use assets, generally in theatrical productions.  The Company reviews the value of these assets and records impairment charges or any decline in value that is determined to be other-than-temporary in direct operating expenses in the consolidated statements of operations.  Determining the fair value of theatrical investments requires reliance on management’s judgment and often involves the use of significant estimates and assumptions, including assumptions regarding future cash flows and expected asset lives among other things.

Deferred financing costs

Financing costs incurred related to the Company’s various debt transactions are capitalized as incurred and amortized over the life of underlying loans.  The unamortized balance of deferred financing costs was $1.6 million and $731 thousand at December 31, 2009 and 2008, respectively.

Goodwill

The Company recorded goodwill in conjunction with the acquisition described in Note 2.  In accordance with U.S. generally accepted accounting principles goodwill is no longer amortized but is subject to an annual impairment test.  Accordingly, the Company reviews goodwill for impairment annually and/or if events or changes in circumstances indicate the carrying value of goodwill may have been impaired.

The Company performs its impairment test for goodwill using a two-step approach.  The first step, used to screen for potential impairment, compares the fair value of the Company with its carrying amount, including goodwill.  The second step, used to measure the amount of any potential impairment, uses a discounted cash flow model to determine if the carrying value of the reporting segment, including goodwill, is less than the fair value.  Certain assumptions are used in determining the fair value, including assumptions about cash flow rates, discount rates, and terminal values.  If the fair value of the reporting segment is less than the carrying value, the Company reduces the carrying amount of goodwill.  If impairment is required, it is charged to impairment expense in the consolidated statements of operations. There was no impairment charge required for the years ended December 31, 2009 and 2008.

12

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

Note 1 -	Summary of Significant Accounting Policies (Continued)

Financial instruments

The Company’s financial instruments are cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and debt.  Due to their short maturity, the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximated their fair values at December 31, 2009 and 2008.  The recorded value of debt approximates fair value, as the interest rates on these instruments approximate market rates.

Fair value measurements

Fair value is the exchange price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal and most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses the following fair value hierarchy which requires it to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumption about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

•	Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•	Level 2 – Valuations based on quoted prices in markets that are not active and/or for which all significant inputs are observable, either directly or indirectly.

•
Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement. The inputs used in the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.  Due to the inherent uncertainties relating to valuations, the Company’s determination of fair value may differ significantly from values that would have been realized had a ready market for the financial instruments existed, and the differences could be material. Currently, the Company has a put option liability to repurchase the Company’s common stock which is recorded at fair value at each reporting period that totals approximately $5.6 million (see Note 6).  The fair value is determined at each reporting period using management’s estimate utilizing inputs derived from an independent valuation analysis prepared by a reputable third party valuation firm.  Management believes that their estimate of fair value falls under the guidelines of the Level 3 – valuation hierarchy.

13

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

Note 1 -	Summary of Significant Accounting Policies (Continued)

Fair value measurements (continued)

The following table sets forth a summary of changes in fair value of the Company’s Level 3 liability for the year ended December 31, 2009 (in thousands):

Level 3
Balance, beginning of year	$6,944
Change in fair value	(1,366)

Balance, end of year	$5,578

Income taxes

The Company follows the asset and liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled.  Deferred tax assets are reduced by valuation allowances if the Company believes it is more likely than not that some portion of the entire asset will not be realized.

The Company and its eligible subsidiaries file a consolidated U.S. income tax return. Certain subsidiaries which are consolidated for financial reporting are not eligible to be included in the consolidated U.S. income tax return. The Company has not provided U.S. federal income and withholding taxes on its undistributed earnings from foreign operations because it intends to reinvest such earnings indefinitely outside of the United States. If these foreign operations were to distribute these earnings, it is anticipated that foreign tax credits would be available under current law to significantly reduce the resulting U.S. income tax liability. Determination of the amount of unrecognized deferred tax related to these earnings is not practical .

On January 1, 2009, the Company adopted and implemented FASB ASC Topic 740, “Income Taxes” (“ASC 740”) as it relates to uncertainties in income taxes.  ASC 740 clarifies the accounting for uncertain tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement.  ASC 740 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely-than-not” of being sustained if the position were to be challenged by a taxing authority.

The Company’s financial statements have not been materially impacted by the adoption of this standard.  The preparation of the Company’s various tax returns requires the use of estimates for federal and state income tax purposes.  These estimates may be subjected to review by the respective taxing authorities.  A revision, if any, to an estimate may result in an assessment of additional taxes, penalties and interest.  At this time, a range in which the estimates may change is not quantifiable and a change, if any, is not expected to be material.  The Company will account for interest and penalties relating to uncertain tax provisions in the current period consolidated statements of operations, as necessary.  The tax years remaining subject to examination by various federal and state tax jurisdictions are 2006 through 2009.

14

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

Note 1 -	Summary of Significant Accounting Policies (Continued)

Revenue recognition

Revenue from the presentation and production of an event is recognized after the performance engagement occurs and upon settlement.  Revenue collected in advance of the event is recorded as deferred revenue until the event occurs.  Revenue collected from sponsorships and other revenue, which is not directly related to any single event, is classified as deferred revenue and generally amortized over the operating season or the term of the contract.  Revenue collected from handling fees on theatrical subscription sales is recognized in the period in which the subscription is sold.

The Company accounts for taxes that are externally imposed on revenue producing transactions as a reduction to revenue.

Barter transactions

Barter transactions represent the exchange of display space or tickets for advertising, merchandise, or services.  These transactions are generally recorded at the lower of the fair value of the display space or tickets relinquished or the fair value of the advertising, merchandise or services received.  Revenue is recognized on barter transactions when the advertisements are displayed or the event occurs for which the tickets are exchanged.

Expenses are recorded when the advertising, merchandise or service is received or when the event occurs.  Barter revenue for both the years ended December 31, 2009 and 2008 was approximately $1.6 million, and is included in total revenues.  Barter expense for the years ended December 31, 2009 and 2008, was approximately $1.7 million and $1.8 million and is included in direct operating expenses and selling, general and administrative expenses depending on the nature of the expense.

Advertising and marketing expense

The Company records advertising and marketing expense as it is incurred.  Advertising and marketing expenses of $38.4 million and $32.9 million (inclusive of barter transactions of $1.7 million and $1.8 million) were recorded in both direct operating expenses and selling, general and administrative expenses during the years ended December 31, 2009 and 2008, respectively.

Stock-based compensation

The Company follows the fair value recognition provisions in accordance with U.S. generally accepted accounting principles.  Under the fair value recognition provisions, stock-based compensation cost is measured at the grant date based on the fair value of the award and is amortized to compensation expense on a straight-line basis over the awards’ vesting period, which is generally the requisite service period.

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Notes to Consolidated Financial Statements

December 31, 2009

Note 1 -	Summary of Significant Accounting Policies (Continued)

Derivative instruments and hedging activities

For derivative instruments, the Company applies authoritative guidance which establishes accounting and reporting standards that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value.  The Company recognizes all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value.  The accounting for changes in the fair value of a derivative will depend on the intended use of the derivative and the resulting designation.

During the year ended December 31, 2008, the Company executed a foreign currency hedge transaction related to the sale of its Canadian Theatres.  Accordingly, a gain of $1.2 million was recognized upon its settlement which is recorded in other income (expense) within the consolidated statement of operations.

Foreign currency translation

Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at the exchange rate in effect at the balance sheet date.  Income and expense items are translated at the average exchange rate throughout the year.  Translation adjustments are charged or credited to accumulated other comprehensive income (loss) and are recorded within the consolidated statements of changes in stockholders’ equity.

Use of estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  As actual results could differ from those estimates, such differences could be material to the consolidated financial statements.

Reclassifications

Certain amounts in the 2008 consolidated financial statements have been reclassified in order to conform to the current year presentation, including changes resulting from the adoption of revised provisions regarding classification on noncontrolling interests within the Consolidation Topic of the ASC, as discussed previously in Note 1.  These reclassifications had no effect on net loss or equity other than the changes resulting from the implementation of revised provisions regarding classification of noncontrolling interests.

Note 2  -       Acquisition and Dispositions

On January 23, 2008, the Company executed a Stock Purchase Agreement with Live Nation Worldwide, Inc. to acquire 100% of the common stock of various wholly owned theatrical entities.  Total consideration was approximately $112 million consisting of $76 million in cash, $32 million related to consideration paid to a consultant in common stock (Note 6), and $4 million in transaction costs.  The assets of the Live Nation Theatrical Business included Broadway Across America , which produces or presents Broadway shows primarily at third-party venues in the United States and Canada, two owned theatrical venues in Toronto, one owned venue and one leased venue in Boston, one managed venue in Baltimore, and a 51% interest in three managed venues in Minneapolis.

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Notes to Consolidated Financial Statements

December 31, 2009

Note 2  -Acquisition and Dispositions (Continued)

The purchase price allocation to the assets acquired and liabilities assumed of the Live Nation Theatrical Business is as follows (in thousands):

Working capital	$13,293
Property and equipment	7,344
Intangible assets	28,726
Other assets	9,626
Goodwill	52,340
Deferred taxes	1,397
Noncontrolling interests	(695)

Total purchase price allocation	$112,031

The results of operations for the Live Nation Theatrical Business have been included in the consolidated statements of operations for the periods since its acquisition.

As contemplated as part of the acquisition transaction of the Live Nation Theatrical Business, two theatres acquired in Toronto, Canada were sold to a third party in August 2008.  The disposition transaction resulted in the Company receiving total proceeds of $33.6 million, net of selling expenses of $297 thousand.  The fair value originally allocated to the theatres sold was equal to the selling price less selling expenses thus there was no gain or loss recorded on the disposition.  At the acquisition date, these theatres were recorded as assets held for sale and are included in working capital above.

Definite-lived intangibles include non-compete agreements, intellectual property, naming rights, and venue operating agreements, all of which are amortized over the respective lives of the agreements ranging from six months to 17 years.  The Company periodically reviews the appropriateness of the amortization periods related to its definite-lived assets.  These assets are stated at fair value.

The full amount of the goodwill created as result of this being a stock acquisition transaction is not deductible for Federal income tax purposes as well as the fair values assigned to the assets acquired which are in excess of the tax basis inherited from the seller.

Note 3  -        Investments in Theatrical Partnerships

The Company makes investments in various operating assets, including investments in assets and rights related to theatrical productions, which are generally structured as theatrical partnerships.  As a condition to certain partnership agreements, the Company is obligated to commit minimum capital contributions.  Unfunded capital contribution commitments as of December 31, 2009 and 2008 totaled $1.9 million and $1.7 million, respectively.  These assets are reviewed for impairment whenever material events or changes in circumstances as of the financial statement date, including but not limited to final decisions regarding show closure or project abandonment, indicate with sufficient certainty that the carrying value of the asset is not recoverable.  For the years ended December 31, 2009 and 2008, the Company recorded impairment write-downs related to these investments in theatrical partnerships of $1.4 million and $1.2 million, respectively.  These write-downs were recorded in direct operating expenses within the consolidated statements of operations.

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Notes to Consolidated Financial Statements

December 31, 2009

Note 4  -        Intangibles Assets, Net

Intangible assets are amortized over the following estimated useful lives:

Trade name	8 to 9 years
Presenting rights	8 to 9 years
Customer relationships	7 years
Venue operating agreements	10 to 16 years
Non-compete agreements	6 months
Other	1 to 4 years

The following table presents the gross carrying amount and accumulated amortization of definite-lived intangible assets, net as of December 31, (in thousands):

	2009
	Gross Carrying Amount	Accumulated Amortization	Net

Trade name	$4,500	$1,026	$3,474
Presenting rights	4,600	1,049	3,551
Customer relationships	8,800	2,436	6,364
Venue operating agreements	10,400	1,316	9,084
Non-compete agreements	180	180	-
Other	246	136	110

Intangible assets, net	$28,726	$6,143	$22,583

	2008
	Gross Carrying Amount	Accumulated Amortization	Net

Trade name	$4,500	$497	$4,003
Presenting rights	4,600	508	4,092
Customer relationships	8,800	1,179	7,621
Venue operating agreements	10,400	637	9,763
Non-compete agreements	180	180	-
Other	246	64	182

Intangible assets, net	$28,726	$3,065	$25,661

Amortization expense for intangible assets of $3.1 million is included in the accompanying consolidated statements of operations for each of the years ended December 31, 2009 and 2008.  Amortization expense is expected to be as follows (in thousands):

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Notes to Consolidated Financial Statements

December 31, 2009

Note 4  -        Intangibles Assets, Net (Continued)

Year Ended December 31,

2010	$3,085
2011	3,038
2012	3,007
2013	3,007
2014	3,007
Thereafter	7,439

Total	$22,583

As acquisitions and dispositions occur in the future, amortization expense may vary.

Note 5 -	Debt

The Company’s various debt instruments as of December 31, are as follows (in thousands):

	2009	2008

Revolving credit facility	$29,323	$12,940
Notes payable	5,328	1,208
Capital leases	2,297	1,723

Total debt	36,948	15,871

Less: current maturities	(8,825)	(1,522)

Total debt, net of current maturities	$28,123	$14,349

On January 23, 2008, the Company executed a credit agreement with two banks, with one of the banks acting as the administrative agent, to provide for a revolving credit facility in the aggregate amount of up to $40 million (the “Revolver”) and for a senior secured term loan facility in the aggregate amount of up to $20 million (the “Term Loan”) both herein are referred to as the “Facilities.”  Commencing on December 31, 2008, the Term Loan requires annual payments of $5 million with a corresponding reduction of the total Term Loan commitment.  The Facilities mature on January 23, 2013 and bear interest at a rate of prime plus 1.5% (“base rate”) or LIBOR plus 2.5% (“LIBOR rate”) depending on whether the loan is a base rate loan or a LIBOR rate loan, as requested.  The Facilities are collateralized by substantially all tangible and intangible assets of the Company, both domestic and foreign, and provides for certain financial and non-financial covenants.  The financial covenants include, but are not limited to, i) total debt to EBITDA ratio of 4.5 to 1 through September 30, 2008, 3.5 to 1 from October 1, 2008 through September 30, 2009 and 3 to 1 thereafter through maturity, ii) interest coverage ratio of 3:00 to 1, iii) senior debt to EBITDA ratio of 3.5 to 1 through September 30, 2008, 2.5 to 1 from October 1, 2008 through September 30, 2009 and 2 to 1 thereafter through maturity, and iv) real property asset coverage of 1 to 1 through December 31, 2008 and 85% thereafter.

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Notes to Consolidated Financial Statements

December 31, 2009

Note 5 -	Debt (Continued)

Borrowings under these Facilities are to be used to fund the acquisition of the Live Nation Theatrical Business and to provide general working capital.  Lastly, the credit agreement provides for letters of credit not to exceed the lesser of the total Revolving Credit commitments, as defined, or $10 million.

On August 22, 2008, the credit agreement was amended to provide a waiver to allow for the sale of the Canadian Theatre Assets, as defined, to reduce the amount of borrowings allowed under the Revolver to $30 million, to eliminate the Term Loan commitment, the total debt to EBITDA ratio and real property asset coverage and to amend the senior debt to EBITDA ratio to be 2.5 to 1 on a pro forma basis.  The Company paid off the Term Loan in August 2008 with proceeds received from the sale of the Toronto theatres.

On December 23, 2009, the credit agreement was amended to increase the aggregate borrowings under the Revolver to $37 million with $7 million to be repaid by June 30, 2010 or sooner in the event of a junior capital infusion or the completion of a sale and lease-back transaction.  The facility bears an interest rate of prime plus 2.5% (“base rate”) or LIBOR plus 3.5% (“LIBOR rate”) depending on whether the loan is a base rate loan or a LIBOR rate loan, as requested.  The total debt to EBITDA ratio for the most recent testing period will be 4.5 to 1 and from that period through June 30, 2010 shall be 3.25 to 1 and thereafter shall be 2.5 to 1 through maturity. On May 25, 2010, the Company executed Amendment No. 3, Consent and Waiver to Credit, Security, Pledge and Guaranty Agreement, see Note 11.

Subordinated loan

During October 2007, the Company entered into a $10 million subordinated loan agreement (the “Bridge Loan”) with a financial institution bearing interest at a fixed rate of 18%.  At December 31, 2007, the amount outstanding under the Bridge Loan was $10 million.  On January 23, 2008, the Bridge Loan was repaid with borrowings from a new $18 million subordinated loan agreement (the “Subordinated Loan”) entered into with the same financial institution bearing interest at a fixed rate of 18%.  Interest is payable monthly through maturity (July 2013) with the last payment to include both the outstanding balance of principal and any remaining accrued but unpaid interest.

As a component of the Subordinated Loan, the Company issued a warrant to acquire 90,000 shares of common stock of the Company with an exercise price of $0.05 per share that vested immediately upon the execution of the Subordinated Loan agreement.  The warrant had a fair value of $4.2 million on the date of issuance and was recorded as a debt discount to be amortized to interest expense using the effective interest method through the maturity date of the note.  Additionally, a warrant to acquire 250,000 shares of common stock was issued with an exercise price of $0.05 per share.  This warrant is exercisable in the event that interest payments are not made timely, as defined in the warrant agreement.  The warrant was determined to have no fair value at the time of issuance as it could not be measured until such time that the warrant was deemed exercisable.  During August 2008, the Subordinated Loan was repaid in full and the unamortized debt discount of $3.7 million was recorded as a loss on debt extinguishment.  Furthermore, upon extinguishment of the Subordinated Loan, the warrant to acquire 250,000 shares of common stock expired.

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Notes to Consolidated Financial Statements

December 31, 2009

Note 5 -	Debt (Continued)

Revolving subordinated loan

On April 30, 2009, the Company entered into a revolving subordinated loan agreement with a financial institution to provide up to $16.5 million of borrowings with advances, other than the initial advance, limited to not exceed $5 million per month beginning in July 2009 continuing through September 2009.  The revolving subordinated loan matures on April 30, 2011 and bears interest at a rate of 3% if paid currently or 9% if capitalized as principal to the loan (“PIK”) for the first twelve months and at a rate of 13% if paid currently or 19% if PIK for the second twelve months of the loan.  An unused commitment fee of 0.5% per annum is payable quarterly.  In addition, the lender shall receive a warrant to acquire 50,555 shares of the Company’s common stock at an exercise price of $0.05 per share subject to repurchase by the Company at a rate of $55.55 per share if repurchased prior to maturity and at fair value if repurchased after the maturity date.  The warrants will be granted to the lender in the event that amounts are drawn on the revolving subordinated loan.  As of December 31, 2009, there have been no amounts drawn on the revolving subordinated loan.  Additionally, on April 30, 2009, as consideration for assisting in securing financing, the Company executed a warrant agreement with a financial institution to acquire 50,555 shares of the Company’s common stock at an exercise price of $0.05 per share subject to repurchase by the Company at a rate of $55.55 per share if repurchased prior to maturity of the revolving subordinated loan and at fair value if repurchased after the maturity of the revolving subordinated loan.  The warrants will be granted to the financial institution in the event that amounts are drawn on the revolving subordinated loan.

Notes payable

During 2008, the Company executed three notes payable, one executed with a financial institution to fund insurance premiums ($441 thousand) and two executed to fund the purchase of accounting and operations software ($1.1 million).  The note for the insurance premium was paid in full in 2009.  During 2009, the Company executed a note payable with a financial institution to fund insurance premiums ($406 thousand).  The notes bear interest at a fixed rate of nil to 6.25% and mature at various dates ranging from April 2010 to September 2010.  The notes are payable in combined monthly installments of principal and interest of approximately $86 thousand.  Total principal outstanding as of December 31, 2009 and 2008 was $619 thousand and $1.2 million, respectively.

During October 2009, the Company executed a warrant purchase agreement totaling $5 million of which $4 million was financed as part of a note payable.  A payment of $1 million was paid to the note holder at closing.  The note holder incurred approximately $600 thousand of loan closing costs which the Company agreed to reimburse and finance as part of a note payable.  In total, a note payable totaling $4.6 million was issued to the seller of the warrants bearing compounded interest at a rate of 6% through September 30, 2010 and 10% thereafter through maturity which is during March 2012.  Principal and interest is due at maturity.  The total note payable outstanding at December 31, 2009 was $4.7 million of which $109 thousand represents payment in kind interest.  As stipulated by its banks, an intercreditor agreement is required to be executed with the note holder which has not been completed as of December 31, 2009 (see Note 11).

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Notes to Consolidated Financial Statements

December 31, 2009

Note 5 -	Debt (Continued)

Capital leases

During 2008, the Company entered into a capital lease to acquire certain computer hardware and related hardware and software installation, and office equipment totaling $2.1 million, of which only $1.7 million was committed at December 31, 2008.  During 2009, the amount that could be borrowed under the lease was increased and the total amount ultimately advanced was $2.71 million through May 2009 which is when the final advance was made and the lease terms became fixed.  The lease is payable in monthly installments of approximately $96 thousand beginning June 1, 2009, including interest at a rate of 5.84% maturing November 2011.  Assets held under this capital lease totaled $2.71 million at December 31, 2009 and total accumulated amortization was $1.4 million.

The Company has two other capital leases to acquire certain software licenses and computer equipment that mature during 2012.

Future minimum payments under all capital leases, including interest, during each of the years ending December 31, are as follows (in thousands):

Year Ended December 31,

2010	$1,212
2011	1,212
2012	11

Total	$2,435

Future minimum payments under these capital leases consist of the following at December 31, 2009 (in thousands):

Future minimum lease payments	$2,435
Less amount representing interest	(138)

Total capital leases payable	$2,297

Annual maturities of debt obligations during each of the years ended December 31, are as follows (in thousands):

Year Ended December 31,	Capital leases	Debt	Total

2010	$1,206	$7,619	$8,825
2011	1,082	-	1,082
2012	9	4,709	4,718
2013	-	22,323	22,323
2014	-	-	-

Total	$2,297	$34,651	$36,948

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Notes to Consolidated Financial Statements

December 31, 2009

Note 5 -	Debt (Continued)

Interest expense

Interest expense for the years ended December 31, 2009 and 2008 is comprised of the following (in thousands):

	2009	2008

Interest expense	$1,123	$3,743
Amortization of debt discount	-	447
Amortization of deferred financing costs	242	619
Interest income	-	(699)

Total interest expense, net	$1,365	$4,110

Letters of credit

From time to time letters of credit (“LOCs”) are required by the Company in order for it to conduct its routine business affairs.  In many cases certain operating agreements and leases require LOCs to ensure that the Company will perform on its commitments.  There are various LOCs that are designated for specific purposes and total $15.2 million at December 31, 2009 and 2008.

Note 6 -	Stockholders’ Equity

Common stock

At December 31, 2007, the Company had 1,500 shares of no par common stock authorized to be issued.  On January 17, 2008, the Company approved the forward split of its common stock at a rate of 1,000 shares per one share of common stock authorized at that time.  Its articles of incorporation were amended to reflect the impact of the forward split resulting in 1,500,000 shares of no par common stock authorized.

In January 2008, the Company executed a share purchase agreement with an investor and issued 125,000 shares of common stock for cash receiving proceeds of $5.0 million ($40 per share).  These proceeds were used to fund a portion of the purchase price consideration of the Live Nation Theatrical Business (see Note 2).  The investor also provided a LOC of $7.5 million as part of the purchase consideration.  The LOC is structured that in the event that the investor sells its common stock, the investor may eliminate its obligation under the LOC agreement by contributing $7.5 million of additional cash to the Company in exchange for a return of its LOC and a cancellation of the obligation to provide LOC’s.  In the event that only a portion of the shares are sold by the investor then a pro-rata amount of the LOC contribution shall be paid to the Company equal to the product of the percentage of shares sold to the total of shares originally owned multiplied by $7.5 million.  The original LOC will be replaced by a new LOC equal to $7.5 million reduced by the amount of contribution made.  The investor is also to be appointed the manager of certain Canadian Theatres through long form management agreements.  The LOC expires during January 2009, but provides for automatic one year extensions until notified in writing 90 days prior to the present expiration date.

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  Notes to Consolidated Financial Statements
December 31, 2009

Note 6 -	Stockholders’ Equity (Continued)

Common stock (continued)

The share purchase agreement contains a “put option” executable at the option of the holder requiring the common shares to be repurchased by the Company in the event that the Canadian management agreements are not renewed, unless terminated by the investor or they elect not to renew them.  The purchase price is equal to the common stock’s fair market value, subject to any restrictions on such redemption under the Company's loan documents which apply generally to redemptions of capital stock of the Company.  The put option is exercisable at the option of the holder and has been recorded as a liability at its fair value. At December 31, 2008, the estimated fair value of the put option, based on a per share value of $55.55 per share was $6.9 million with a corresponding charge to expense of $1.9 million resulting from the change in the estimated fair value of the underlying common stock since it was originally issued in January 2008.  At December 31, 2009, the estimated fair value of the put option decreased to $5.6 million based on a per share value of $44.62 per share resulting in a credit to expense of approximately $1.4 million resulting from the change in the estimated fair value of the put option since December 31, 2008.  Until the put option is ultimately settled, any future change in fair value will be recorded as a charge to other income (expenses) within the statements of operations.

In January 2008, the Company issued 690,000 shares of common stock to an entity controlled by a consultant that was instrumental in identifying and consulting on the acquisition of the Live Nation Theatrical Business (see Note 2).  These shares were recorded at their estimated fair value of $32 million and recorded as transaction costs included as a component of the acquisition consideration related to the acquisition of the Live Nation Theatrical Business.

Stock-based compensation

Effective June 24, 2009, the Board of Directors approved the 2009 Stock Incentive Plan (the “Plan”) whereby the Company may award options to purchase shares of the Company’s common stock to its key employees, consultants and directors.  The Company’s Board of Directors administers the Plan and has broad discretion in selecting Plan participants.

The Plan has 100,000 common stock shares reserved which may be issued upon exercise of common stock options granted under the Plan as of December 31, 2009.  Incentive stock options may be granted to employees only.  Awards other than incentive stock options may be granted to employees, directors, and consultants.  Options awarded to a stockholder possessing more than 10% of the total combined voting power of all classes of stock of the Company expire five years from the date of grant. All other option awards have a maximum ten-year term.

The fair value of each common stock option award is estimated on the date of the grant using the Black-Scholes option-pricing model.  Expected volatility is based on implied volatilities from historical trading of publicly traded companies which operate in similar industries as the Company.  The Company used the simplified method to derive an expected term, which represents an estimate of the time options are expected to remain outstanding.  The risk-free rate is based on the five-year U.S. constant maturity treasury rate, semi-annually compounded, over five years.

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Notes to Consolidated Financial Statements

December 31, 2009

Note 6 -	Stockholders’ Equity (Continued)

Stock-based compensation (continued)

During 2009, the Company used the following assumptions to determine the fair value of common stock options granted:
Expected term (years)	6.5
Expected volatility	45%
Expected annual dividend yield	0%
Expected risk-free rate of return	3.06%

The weighted average grant date fair value of awards granted during 2009 was $22.85 per share.

Common stock options available for grant at December 31, 2009, are 90,000.  Options outstanding at December 31, 2009 have an exercise price of $46.66.  As of December 31, 2009, the total amount of stock based compensation expense related to unvested common stock option awards expected to be recognized over the requisite service period through 2012 is $84,098.

The following is a summary of the common stock option activity under the Plan for the year ended December 31:

	Options Outstanding
	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Intrinsic Value

Balance, December 31, 2008	-	$-	-
Exercisable, December 31, 2008	-	$-	-

Granted	10,000	46.66	8.71
Exercised	-	-	-
Expired	-	-	-

Balance, December 31, 2009	10,000	$46.66	8.71	$-
Exercisable, December 31, 2009	5,833	$46.66	8.71	$-

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Notes to Consolidated Financial Statements

December 31, 2009

Note 6 -	Stockholders’ Equity (Continued)

Stock-based compensation (continued)

The following table summarizes information about non-vested stock option awards for the year ended December 31, 2009:

	Number of Options	Grant Date Fair Value

Unvested at December 31, 2008	-	$-

Granted	10,000	22.85
Vested	(5,833)	22.85

Unvested at December 31, 2009	4,167	$22.85

During January 2008, the Company executed an employment agreement with one of its key employees which provides that in the event a common stock option plan is executed and a management pool is approved by the Board, the employee will receive an option grant to acquire restricted common stock of the Company.  These options, when granted, will be governed by the Plan. At December 31, 2009, the management pool has not been created; thus, the employee has not been awarded this option.

Warrants

On January 23, 2008, in conjunction with the issuance of a debt agreement (see Note 5) the Company executed a detachable warrant agreement that entitles the lender the right to acquire 90,000 shares of common stock of the Company at an exercise price of $0.05 per share.  The fair value of the warrant was estimated at $4.2 million and was recorded as a debt discount which is being amortized to interest expense through the maturity date of the note.

An additional warrant agreement was executed that entitled the lender to acquire 250,000 shares common stock of the Company at an exercise price of $0.05 per share.  These warrants are exercisable in the event that interest payments were not made timely, as defined in the warrant agreement.  The warrants were determined to have no fair value at the time of issuance as they could not be measured until such time that the warrants were deemed exercisable.  The lender has since then been repaid in full and these warrants expired unexercised.

Preferred stock issue

On January 17, 2008, the Company authorized the issuance of up to 95,000 shares of non-voting, par value $0.001 of Series A Convertible Preferred stock (the “Series A Preferred”).  The holders of the Series A Preferred shall be entitled to receive dividends when declared at a rate of $15 per share per annum (adjusted for any stock dividends, combinations, splits or similar events).  Dividends will begin to accrue after the first anniversary of the original issuance of such shares, which at that time will accrue in arrears and be cumulative.  Dividends accrued in arrears as of December 31, 2009 total $1.4 million.  Dividends will be declared from and to the extent of 50% of the net profits of CSI-Las Vegas, as defined.  The Series A Preferred is convertible (including all accrued and unpaid dividends) at a rate of $100 per share (the “Initial Conversion Price”) subject to adjustment, as defined.

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Notes to Consolidated Financial Statements

December 31, 2009

Note 6 -	Stockholders’ Equity (Continued)

Preferred stock issue (continued)

At any time commencing five years following the original issue date, the Company may redeem for cash at the “Series A Preference Price” then in effect, all or any portion of the outstanding Series A Preferred upon delivery of redemption notice.  The Series A Preference Price is equal to the Initial Conversion Price plus all accrued and unpaid dividends.

In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Series A Preferred are entitled to receive out of available funds, prior to holders of common stock, an amount or value per share equal to the Series A Preference Price.

During January 2008, the Company issued 95,000 shares of Series A Preferred at a per share price of $100.  Total proceeds received were $9.5 million ($5 million was received in 2007) which were used to fund a portion of the purchase price consideration of the Live Nation Theatrical Business (see Note 2).

Note 7 -	Commitments and Contingencies

The Company leases office space and equipment.  Some of the lease agreements contain renewal options and annual rental escalation clauses (generally tied to the consumer price index), as well as provisions for the payment of utilities and maintenance by the Company.  The Company also has noncancelable contracts related to minimum performance payments with various artists and other event related costs.

At December 31, 2009, the Company’s future minimum rental commitments under noncancelable operating lease agreements with terms in excess of one year and minimum payments under noncancelable contracts in excess of one year consist of the following (in thousands):

Year Ended December 31,	Noncancelable Operating Leases	Noncancelable Contracts

2010	$1,876	$759
2011	1,380	309
2012	968	250
2013	637	165
2014	530	165
Thereafter	1,005	1,379

Total	$6,396	$3,027

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Notes to Consolidated Financial Statements

December 31, 2009

Note 7 -	Commitments and Contingencies (Continued)

During 2006, in connection with the acquisition of HTG, the Live Nation Theatrical Business guaranteed obligations related to a lease agreement.  As part of the acquisition agreement of the Live Nation Theatrical Business, the Company indemnified the seller for the guarantee obligations related to the HTG lease agreement.  The Company could be liable for obligations which have future lease payments (undiscounted) of approximately $40.6 million through the end of 2035 which are not reflected in the table above.  The scheduled future minimum rentals for this lease for the years 2010 through 2035 are $1.6 million each year.  The Company believes that the likelihood of a material liability being triggered under this lease is remote, and no liability has been accrued for these contingent lease obligations as of December 31, 2009 and 2008.

Rent expense charged to operations for 2009 and 2008 was $18.6 and $15.9 million, respectively.

The Company is in litigation with a shareholder (the “Plaintiff”) for breach of contract and other charges arising from a proposed transaction involving the sale of the Canadian Theatres as described in Note 2. The Ontario Court of Appeals has stayed the action commenced by the Plaintiff.  The U.S. District Court ordered the Plaintiff to arbitration in Los Angeles, California, in which the arbitrator issued an interim ruling that the Company had not violated any obligations to the Plaintiff and dismissed the Plaintiff’s claims in their entirety.  The arbitrator will issue a final ruling following a remedies phase in which the arbitrator will consider the Company’s request for legal fees and any other relief the parties may request.

The Company filed a first amended complaint for breach of contract, declaratory relief, imposition of constructive trust and unjust enrichment against Live Nation Worldwide, Inc. (“Live Nation”) and Ambassador Theatre Group Ltd. (“ATG”) on November 13, 2009.  The lawsuit arises out of the Company’s contractual bidding and bid matching rights that were breached when Live Nation sold the theatre assets to ATG on November 2, 2009.  The lawsuit seeks to enforce the Company’s contractual rights, to obtain damages and to impose a constructive trust against ATG, which now owns the 17 theatres.  The Company has served and filed a second amended complaint to assert a tort claim against ATG.  A trial date is set for November 30, 2010 in the Los Angeles Superior Court.

The Company is involved in certain other claims and lawsuits arising in the normal course of business.  In the opinion of management, the ultimate resolution of those matters will not have a material adverse effect on the consolidated financial position or results operations of the Company.

Note 8 -	Income Taxes

The Company’s operations in the United States are included in a consolidated Federal income tax return.  The Company’s subsidiaries file separate state income tax returns and combined unitary tax returns when required.  For financial reporting purposes, the state income tax provision for each United States subsidiary is calculated on a standalone basis except in those states in which the Company files unitary.  Therefore, current and deferred income taxes associated with state taxes have been recorded as current assets and current liabilities.

28

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

Note 8 -	Income Taxes (Continued)

The Company’s Canadian subsidiaries file separate Canadian and provincial income tax returns based on legal entity structure.  For financial reporting purposes, the Canadian income tax provisions for each Canadian subsidiary are calculated on a standalone basis.

In certain cases, for financial reporting purposes, pre-tax earnings have been recorded relative to where the operations occur and may not be reflective of the legal entity structure under which the contracts were entered into.

Deferred income taxes result from differences in the timing of revenue and expense recognition for tax and financial reporting purposes which cause temporary differences between the book and tax basis of assets and liabilities.

The following temporary differences and related net deferred tax assets (liabilities) are included in the accompanying balance sheets at December 31, 2009 and 2008 (in thousands):

	2009		2008
	Current	Long-Term	Current	Long-Term

Deferred income tax assets (book deductions in excess of tax)
Book expenses not deductible for tax purposes	$2,579	$1,346	$1,204	$1,777
Net operating loss and capital loss carryforwards	3,047	11,898	1,451	10,445
Foreign tax credits	116	1,120	1,120	-
Valuation allowance for deferred tax assets	-	(7,003)	-	(10,446)
	5,742	7,361	3,775	1,776
Deferred income tax liabilities (tax deductions in excess of book)	(3,229)	(1,717)	(4,075)	(1,004)

Deferred income tax assets (liabilities), net	$2,513	$5,644	$(300)	$772

A valuation allowance is provided to the extent that the Company’s deferred tax assets are not recoverable.  At December 31, 2009 and 2008, a valuation allowance has been provided as it was determined that portions of its long-term net operating loss carryforward may not be fully recoverable.

29

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

Note 8 -	Income Taxes (Continued)

Significant components of the provision for income tax (benefit) expense for the years ended December 31, 2009 and 2008 are as follows (in thousands):

	2009	2008
Current:
Federal	$-	$-
State	401	19
Foreign	69	131

Total current	470	150

Deferred:
Federal	(6,544)	(1,344)
State	(199)	115
Foreign	(942)	1,832

Total deferred	(7,685)	603

Total income tax (benefit) expense	$(7,215)	$753

The reconciliation of income tax benefit computed at the United States Federal and state statutory tax rates to income tax (benefit) expense for the years ended December 31, 2009 and 2008 are as follows (in thousands):

	2009	2008

Income tax benefit at statutory rates	$(2,839)	$(2,122)
State income taxes, net of federal tax
benefit	116	87
Differences of foreign taxes from U.S.
statutory rates	(10)	147
Nondeductible items	(391)	744
Other permanent differences	(648)	1,897
Change in valuation allowance	(3,443)	-

Total income tax (benefit) expense	$(7,215)	$753

30

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

Note 9 -	Related Party Transactions

From time to time, the Company may enter into arrangements with shareholders, officers, entities owned by officers or members of management for various goods and services.  Following is a summary of goods and services provided by related parties for the years ended December 31, 2009 and 2008, respectively (in thousands):

	2009	2008

Booking and management fees	$450	$530
Concessions and commissions on concessions	37	105
Consulting services	1,427	1,897
General and administrative expenses	144	139
Advertising	391	314

Total	$2,449	$2,985

During 2008, the Company executed agreements with two Series A Preferred stockholders in which they agree to participate with the Company as investors in a theatrical partnership.  The Company provided the funding for the initial capital commitment including the Series A Preferred stockholders’ 50% share totaling $500 thousand which is recorded within accounts receivable from related parties at December 31, 2008.  Total amounts receivable from related parties was $745 thousand and $788 thousand at December 31, 2009 and 2008, respectively.  Accounts payable to related parties was $250 thousand and $338 thousand at December 31, 2009 and 2008, respectively.

Note 10 -	Employee Benefits

The Company sponsors a 401(k) savings plan for the benefit of eligible employees whereby participants may make voluntary contributions of their compensation, subject to annual limitations.  The Company’s contributions to the plan are discretionary.  The Company made matching contributions to the plan of approximately $172 thousand and $150 thousand for the years ended December 31, 2009 and 2008, respectively.

Note 11 -	Subsequent Events

In December 22, 2009, the Company executed a stock purchase agreement to acquire 100% of the common stock of Theatre Direct NY Inc. (“TDI”), a wholly-owned subsidiary of Hollywood Media Corp. (NASDAQ: HOLL).  Hollywood Media publicly announced the transaction on December 29, 2009.  TDI is a New York based ticketing agency with access to theatre tickets covering shows on Broadway, off-Broadway and London’s West End.   TDI’s assets include Broadway.com, which offers live theatre ticketing, hotel and restaurant packaging, sponsorship and group sales over the internet and via the telephone number 1-800-BROADWAY.  Consideration for the purchase includes $20 million in cash, a five year note payable totaling $8.5 million with an interest rate of 12% per annum, earn out payments of up to $14 million, warrants covering 5% of TDI shares outstanding at closing and approximately $1.6 million of liabilities associated with employment agreements.  In 2009, Key Brand placed $1.2 million cash into escrow as a nonrefundable advance on the purchase price consideration.  The transaction is subject to certain closing contingencies including SEC and shareholder approval.  The transaction is expected to close during the second or third quarter of 2010.

31

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

Note 11 -	Subsequent Events (Continued)

On April 30, 2010, the Company executed a rescission of a previously executed warrant purchase agreement that also included the cancelation of a corresponding note payable totaling $4.7 million (see Note 5).   Simultaneously, the Company executed agreements to reissue the previously acquired 90,000 warrants with an exercise price of $0.05 per warrant and entered into an option to purchase the equity underlying the warrants at a fixed price in the future.  As consideration for entering into the option agreement the previous amount paid of $1 million was retained by the warrant holder, which will be used to reduce the purchase price of the shares should the Company elect to execute its rights under the option agreement.  The option to purchase the warrants is solely at the Company’s discretion and expires on July 31, 2011.  The option agreement does not prohibit the holder of the warrant from acquiring common shares of the Company through its right to exercise under the terms of the warrant.

On April 30, 2010, the Company terminated its $16.5 million revolving subordinated loan agreement with a financial institution originally executed in April 2009.  The termination also included the cancelation of any obligation to issue warrants that were to be granted in the event that any amounts were drawn on the revolver.  Upon termination of the agreement, there were no amounts outstanding on the revolver and during the period that the revolver was in place, no amounts were drawn.

On May 25, 2010, the Company amended its Credit Agreement to, among other things, 1) clarify the exclusion of certain non-recurring charges from EBITDA compliance ratios and limit such exclusion $2 million per fiscal year, 2) change the maturity date of a $7 million repayment tranche from June 30, 2010 to May 31, 2010, 3) limit the amount of a single show investment without consent to $1.5 million with one exception for a show investment that is instead limited to $2 million, and 4) limit aggregate annual theatrical investments to $8.5  million.  The Amendment further provides that Borrower’s Senior Debt to EBITDA Ratio not exceed 6.00 for the testing period ending March 31, 2010 and that it not exceed 2.5 in subsequent testing periods.   Furthermore, the Amendment requires that KBE maintain Minimum Liquidity of $4 million in the form of unrestricted cash and unused borrowing capacity under the Revolving Credit Facility.   The required payment of $7 million due on May 31, 2010 was repaid on May 26, 2010.

Management evaluated subsequent events through May 27, 2010, which was the date the financial statements were available to be issued, and determined that there were no other subsequent events to be reported.

Annex M
KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Unaudited Interim Financial Statements

June 30, 2010

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

June 30, 2010

Page(s)

Financial Statements

Unaudited Consolidated Balance Sheets	1-2

Unaudited Consolidated Statements of Operations	3

Consolidated Statements of Cash Flows	4

Notes to Consolidated Financial Statements	5-16

1

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets
(in thousands, except share data)
	June 30, 2010	December 31, 2009

Assets

Current assets
Cash	$14,902	$11,620
Restricted cash	8,428	6,585
Accounts receivable, less allowance for doubtful accounts of $995 and $1,018 at June 30, 2010 and December 31, 2009, respectively	8,240	5,464
Receivables from theatrical partnerships	215	806
Receivables from related parties	470	745
Inventory	39	47
Current portion of prepaid expenses	8,944	8,689
Investments in theatrical partnerships	12,403	14,114
Current portion of prepaid theatrical presentation rights and theatre rent	822	822
Acquisition escrow deposit	1,200	1,200
Deferred taxes	2,513	2,513
Other current assets	2,293	1,260

Total current assets	60,469	53,865

Property and equipment
Land, buildings, and improvements	6,958	6,906
Computer equipment and software	5,989	5,832
Furniture and other equipment	823	809
Construction in progress	179	105
	13,949	13,652

Less accumulated depreciation	(3,952)	(2,880)

Property and equipment, net	9,997	10,772

Goodwill	52,340	52,340
Intangible assets, net	21,006	22,583
Prepaid expenses, less current portion	2,766	2,766
Prepaid theatrical presentation rights and theatre rent, less current portion	7,554	8,074
Other assets, net	876	1,292
Deferred taxes	9,018	5,644

Total assets	$164,026	$157,336
See accompanying notes to consolidated financial statements.

2

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(in thousands, except share data)
	June 30, 2010	December 31, 2009

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable and accrued liabilities	$15,816	$15,526
Third party ticket collections payable	33,627	15,988
Deferred revenue	45,582	46,303
Current portion of revolving credit facility	22,323	7,000
Current portion of notes payable	75	619
Current portion of capital leases	1,149	1,206
Income tax payable	-	64
Put option to acquire common stock	5,578	5,578

Total current liabilities	124,150	92,284

Deferred revenue, less current portion and other liabilities	2,671	3,297
Revolving credit facility, less current portion	-	22,323
Notes payable, less current portion	-	4,709
Capital leases, less current portion	514	1,091

Total liabilities	127,335	123,704

Commitments and contingencies	-	-

Stockholders’ equity
Series A convertible preferred stock, $0.001 par value; 95,000 shares authorized; 95,000 shares issued and outstanding	-	-
Common stock, no par value; 1,500,000 shares authorized; 815,000 shares issued and outstanding	32,057	32,057
Additional paid-in capital	13,850	8,821
Accumulated deficit	(15,194)	(9,859)
Accumulated other comprehensive income	1,072	1,005

Total Key Brand Entertainment Inc. stockholders’ equity	31,785	32,024

Noncontrolling interests	4,906	1,608

Total stockholders’ equity	36,691	33,632

Total liabilities and stockholders’ equity	$164,026	$157,336
See accompanying notes to consolidated financial statements.

3

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
(in thousands)
	Six Months Ended June 30,
	2010	2009

Revenue	$137,544	$125,261

Operating expenses
Direct operating expenses	116,718	97,547
Selling, general and administrative expenses	26,235	20,749
Depreciation and amortization	2,648	1,925

Operating income (loss)	(8,057)	5,040

Other income (expense)
Interest expense, net	(567)	(693)
Foreign currency transaction loss	(107)	(1,122)
Other miscellaneous income expense, net	(22)	(39)
Total other expense, net	(696)	(1,854)

Net income (loss) before income tax benefit	(8,753)	3,186

Income tax expense (benefit)
Current	166	75
Deferred	(3,374)	1,258
Income tax expense (benefit)	(3,208)	1,333

Net income (loss)	(5,545)	1,853

Net (income) loss attributable to noncontrolling interests	210	$(104)

Net loss attributable to Key Brand Entertainment Inc.	$(5,335)	$1,749
See accompanying notes to consolidated financial statements.

4

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended June 30,
	2010	2009

Cash flows from operating activities
Net income (loss)	$(5,545)	$1,853
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities
Depreciation	1,073	387
Amortization of intangibles	1,577	1,538
Amortization of debt discount and deferred loan costs	66	91
Stock-based compensation	218	-
Impairment of theatrical investments	3,390	-
Deferred income taxes	(3,374)	1,258
Changes in operating assets and liabilities
Accounts receivable	(1,910)	(2,291)
Inventory	7	-
Prepaid expenses	349	7,215
Other assets	(828)	500
Accounts payable and accrued liabilities	(56)	(22,461)
Third party ticket collections payable	17,888
Deferred revenue	(722)	3,818
Other liabilities	(493)	-

Net cash provided by (used in) operating activities	11,640	(9,350)

Cash flows from investing activities
Increase in restricted cash	(1,874)	(4,129)
Investment in theatrical partnerships, net of distributions	(1,679)	(487)
Purchase of property and equipment	(50)	(1,273)

Net cash used in investing activities	(3,603)	(5,889)

Cash flows from financing activities
Proceeds from borrowings on revolving credit facility	-	8,383
Repayment of revolver	(7,000)	-
Repayment of notes payable	(544)	-
Repayment of capital leases	(633)	(626)
Contributions from noncontrolling interests	4,636	-
Distributions to noncontrolling interests	(1,128)	(142)

Net cash (used in) provided by financing activities	(4,669)	7,615

Effect of foreign currency exchange rates on cash	(86)	792

Net increase (decrease) in cash	3,282	(6,832)

Cash, beginning of year	11,620	16,156

Cash, end of year	$14,902	$9,324

See accompanying notes to consolidated financial statements.

5

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

June 30, 2010

Note 1 -	Summary of Significant Accounting Policies

Business and organization

Key Brand Entertainment Inc. was formed on June 10, 2004 and is a Delaware corporation.  The accompanying consolidated financial statements include the accounts of Key Brand Entertainment Inc. and its subsidiaries (collectively, the “Company”).  Effective January 23, 2008, the Company acquired from Live Nation Worldwide, Inc. 100% of the common stock of its various North America theatrical businesses (the “Live Nation Theatrical Business”).  The assets of the Live Nation Theatrical Business included " Broadway Across America, " which produces or presents Broadway shows primarily at third-party venues in the United States and Canada, two owned theatrical venues in Toronto, one owned venue and one leased venue in Boston, one managed venue in Baltimore and a 51% interest in three managed venues in Minneapolis.  The two theatrical venues in Toronto were subsequently sold in 2008 and are leased back for theatrical presentation as needed.  The Company’s operations principally involve the presentation and production of touring and other theatrical performances, owning and/or operating theatrical venues, and selling sponsorships and advertising in the United States and Canada.   Broadway Across America is the North American presenting business which operates in approximately 44 markets.  The Company pre-sells tickets for its touring and other theatrical performances through this entity, which is one of the largest subscription series in the United States and Canada.  As a presenter, the Company typically books and/or arranges touring and other theatrical performances, secures venues, provides for third-party production services, sells tickets, and advertises performances to attract audiences.

Basis of presentation

The consolidated balance sheets included in this report present the Company’s financial position as of June 30, 2010 and December 31, 2009 and results of operations for the six month periods ended June 30, 2010 and June 30, 2009, respectively.  These consolidated financial statements and notes to the consolidated financial statements are unaudited.

The statements have been prepared by the Company on an internal reporting basis.  Certain information and footnote disclosures normally include in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and/or SEC rules and regulations have been condensed or omitted.  In the opinion of management, the statements include all material adjustments necessary to present fairly the results of the interim periods shown.

Due to seasonality and other factors, the results for the interim periods are not necessarily indicative of full year results.  The financial statements contained herein should therefore be read in conjunction with the consolidated full year financials statements and notes thereto as of December 31, 2009.

The Company currently owns a 51% interest in Historic Theatre Group, LLC (“HTG”), a 66.7% interest in The Booking Group, LLC (“TBG”) and an 85% interest in The Marketing Division, LLC (“TMD”), which are reported using the full consolidation method.  Effective January 1, 2009, the Company adopted the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC” or the “Codification”) Topic 810, “Consolidation” (“ASC 810”), which requires the primary beneficiary of a variable interest entity’s (“VIE”) activities to consolidate the VIE.  ASC 810 defines a VIE as an entity in which the equity investors do not have substantive voting rights and there is not sufficient equity at risk for the entity to finance its activities without additional subordinated financial support.

6
KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2010
Note 1 -	Summary of Significant Accounting Policies (Continued)

Basis of presentation (continued)

The Company has an investment in PTG-FTA Orlando, LLC (“PTG-FTA”) and Broadway Promises Limited Liability Company (“BPLLC”) that qualify as VIEs.  The consolidated financial statements include 100% of the assets and liabilities of HTG, TBG, TMD, PTG-FTA, and BPLLC with the ownership interests of the minority owners recorded as noncontrolling interests.

Investments in nonconsolidated affiliates in which the Company owns a 20% to 50% interest or otherwise exercises significant influence over operating and financial policies of the nonconsolidated affiliate are accounted for using the equity method of accounting.  Investments in nonconsolidated affiliates in which the Company owns less than 20% of the interests are accounted for using the cost method of accounting.  All intercompany accounts and transactions of the Company and its subsidiaries have been eliminated upon consolidation.

Cash and cash equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.  The Company’s cash and cash equivalents consist primarily of domestic and foreign bank accounts as well as money market accounts.

The Company’s available cash and cash equivalents are held in accounts managed by third party financial institutions and consist of cash in operating accounts and invested cash.  The invested cash is invested in interest-bearing funds managed by third party financial institutions.  Cash held in operating accounts may exceed the Federal Deposit Insurance Corporation insurance limits.  While the Company monitors cash and cash equivalent balances in its operating accounts on a regular basis, these balances could be impacted if the underlying financial institutions fail.  To date, the Company has experienced no loss or lack of access to its cash or cash equivalents; however, the Company can provide no assurances that access to its cash and cash equivalents will not be impacted by adverse conditions in the financial markets.

Restricted cash

Restricted cash represents advance ticket sale proceeds for a presentation required to be held in a trust account.  Funds received are deposited in a money market account.  Funds in the trust account cannot be withdrawn without the written mutual consent of both the Company and the Company’s partner in the presentation.  The Company is also required to hold all monies received for one entity in escrow as agreed upon by the members.

Goodwill

In accordance with GAAP goodwill is no longer amortized but is subject to an annual impairment test.  Accordingly, the Company reviews goodwill for impairment annually and/or if events or changes in circumstances indicate the carrying value of goodwill may have been impaired.

7

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2010
Note 1 -	Summary of Significant Accounting Policies (Continued)

Goodwill (continued)

The Company performs its impairment test for goodwill using a two-step approach.  The first step, used to screen for potential impairment, compares the fair value of the Company with its carrying amount, including goodwill.  The second step, used to measure the amount of any potential impairment, uses a discounted cash flow model to determine if the carrying value of the reporting segment, including goodwill, is less than the fair value.  Certain assumptions are used in determining the fair value, including assumptions about cash flow rates, discount rates, and terminal values.  If the fair value of the reporting segment is less than the carrying value, the Company reduces the carrying amount of goodwill.  If impairment is required, it is charged to impairment expense in the consolidated statements of operations. There was no impairment charge required for the quarters ended June 30, 2010 and 2009.

Fair value measurements

Fair value is the exchange price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal and most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses the following fair value hierarchy which requires it to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumption about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

•	Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•	Level 2 – Valuations based on quoted prices in markets that are not active and/or for which all significant inputs are observable, either directly or indirectly.

•
Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement. The inputs used in the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.  Due to the inherent uncertainties relating to valuations, the Company’s determination of fair value may differ significantly from values that would have been realized had a ready market for the financial instruments existed, and the differences could be material.  Currently, the Company has a put option liability to repurchase the Company’s common stock which is recorded at fair value at each reporting period that totals approximately $5.6 million at June 30, 2010 (see Note 2).  The fair value is determined at each reporting period using management’s estimate utilizing inputs derived from an independent valuation analysis prepared by a reputable third party valuation firm.

8

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements

June 30, 2010
Note 1 -	Summary of Significant Accounting Policies (Continued)

Fair value measurements (continued)

Management believes that their estimate of fair value falls under the guidelines of the Level 3 – valuation hierarchy. The following table sets forth a summary of changes in fair value of the Company’s Level 3 liability for the six month period ended June 30, 2010 (in thousands):

Level 3
Balance, December 31, 2009	$5,578
Change in fair value	-

Balance, June 30, 2010	$5,578

Income taxes

The Company follows the asset and liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled.  Deferred tax assets are reduced by valuation allowances if the Company believes it is more likely than not that some portion of the entire asset will not be realized.

The Company and its eligible subsidiaries file a consolidated U.S. income tax return. Certain subsidiaries which are consolidated for financial reporting are not eligible to be included in the consolidated U.S. income tax return. The Company has not provided U.S. federal income and withholding taxes on its undistributed earnings from foreign operations because it intends to reinvest such earnings indefinitely outside of the United States. If these foreign operations were to distribute these earnings, it is anticipated that foreign tax credits would be available under current law to significantly reduce the resulting U.S. income tax liability. Determination of the amount of unrecognized deferred tax related to these earnings is not practical .

On January 1, 2009, the Company adopted and implemented FASB ASC Topic 740, “Income Taxes” (“ASC 740”) as it relates to uncertainties in income taxes.  ASC 740 clarifies the accounting for uncertain tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement.  ASC 740 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely-than-not” of being sustained if the position were to be challenged by a taxing authority.

The Company’s financial statements have not been materially impacted by the adoption of this standard.  The preparation of the Company’s various tax returns requires the use of estimates for federal and state income tax purposes.  These estimates may be subjected to review by the respective taxing authorities.  A revision, if any, to an estimate may result in an assessment of additional taxes, penalties and interest.  At this time, a range in which the estimates may change is not quantifiable and a change, if any, is not expected to be material.  The Company will account for interest and penalties relating to uncertain tax provisions in the current period consolidated statements of operations, as necessary.  The tax years remaining subject to examination by various federal and state tax jurisdictions are 2006 through 2009.

9

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements

June 30, 2010
Note 1 -	Summary of Significant Accounting Policies (Continued)

Revenue recognition

Revenue from the presentation and production of an event is recognized after the performance engagement occurs and upon settlement.  Revenue collected in advance of the event is recorded as deferred revenue until the event occurs.  Revenue collected from sponsorships and other revenue, which is not directly related to any single event, is classified as deferred revenue and generally amortized over the operating season or the term of the contract.  Revenue collected from handling fees on theatrical subscription sales is recognized in the period in which the subscription is sold.

The Company accounts for taxes that are externally imposed on revenue producing transactions as a reduction to revenue.

Use of estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results could differ from those estimates and such differences could be material to the consolidated financial statements.

Note 2 -	Debt

The Company’s various debt instruments as of June 30, 2010 and December 31, 2009 are as follows (in thousands):

	June 30, 2010	December 31, 2009

Revolving credit facility	$22,323	$29,323
Notes payable	75	5,328
Capital leases	1,663	2,297

Total debt	24,061	36,948

Less: current maturities	(23,547)	(8,825)

Total debt, net of current maturities	$514	$28,123

On January 23, 2008, the Company executed a credit agreement with two banks, with one of the banks acting as the administrative agent, to provide for a revolving credit facility in the aggregate amount of up to $40 million (the “Revolver”) and for a senior secured term loan facility in the aggregate amount of up to $20 million (the “Term Loan”) both herein are referred to as the “Facilities.”  Commencing on December 31, 2008, the Term Loan requires annual payments of $5 million with a corresponding reduction of the total Term Loan commitment.  The Facilities mature on January 23, 2013 and bear interest at a rate of prime plus 1.5% (“base rate”) or LIBOR plus 2.5% (“LIBOR rate”) depending on whether the loan is a base rate loan or a LIBOR rate loan, as requested.  The Facilities are collateralized by substantially all tangible and intangible assets of the Company, both domestic and foreign, and provides for certain financial and non-financial covenants.

10

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements

June 30, 2010
Note 2 -	Debt (Continued)

The financial covenants include, but are not limited to, i) total debt to EBITDA ratio of 4.5 to 1 through September 30, 2008, 3.5 to 1 from October 1, 2008 through September 30, 2009 and 3 to 1 thereafter through maturity, ii) interest coverage ratio of 3:00 to 1, iii) senior debt to EBITDA ratio of 3.5 to 1 through September 30, 2008, 2.5 to 1 from October 1, 2008 through September 30, 2009 and 2 to 1 thereafter through maturity, and iv) real property asset coverage of 1 to 1 through December 31, 2008 and 85% thereafter.

Borrowings under these Facilities are to be used to fund the acquisition of the Live Nation Theatrical Business and to provide general working capital.  Lastly, the credit agreement provides for letters of credit not to exceed the lesser of the total Revolving Credit commitments, as defined, or $10 million.

On August 22, 2008, the credit agreement was amended to provide a waiver to allow for the sale of the Canadian Theatre Assets, as defined, to reduce the amount of borrowings allowed under the Revolver to $30 million, to eliminate the Term Loan commitment, the total debt to EBITDA ratio and real property asset coverage and to amend the senior debt to EBITDA ratio to be 2.5 to 1 on a pro forma basis.  The Company paid off the Term Loan in August 2008 with proceeds received from the sale of the Toronto theatres.

On December 23, 2009, the credit agreement was amended to increase the aggregate borrowings under the Revolver to $37 million with $7 million to be repaid by June 30, 2010 or sooner in the event of a junior capital infusion or the completion of a sale and lease-back transaction.  The facility bears an interest rate of prime plus 2.5% (“base rate”) or LIBOR plus 3.5% (“LIBOR rate”).  The total debt to EBITDA ratio for the most recent testing period will be 4.5 to 1 and from that period through June 30, 2010 shall be 3.25 to 1 and thereafter shall be 2.5 to 1 through maturity.

On May 25, 2010, the Company executed Amendment No. 3, Consent and Waiver to Credit, Security, Pledge and Guaranty Agreement.  The amendment, among other things, clarified the exclusion of certain non-recurring charges from EBITDA compliance ratios and limited such exclusions to $2 million per fiscal year, changed the maturity date of a $7 million repayment tranche from June 30, 2010 to May 31, 2010, limited the amount of a single show investment without consent to $1.5 million with one exception for a show investment that is instead limited to $2 million, and limited aggregate annual theatrical show investments to $8.5  million.  The Amendment further requires that KBE maintain Minimum Liquidity of $4 million in the form of unrestricted cash and unused borrowing capacity under the Revolving Credit Facility.  The required payment of $7 million due on May 31, 2010 was repaid on May 26, 2010. The Amendment further provides that Borrower’s Senior Debt to EBITDA Ratio not exceed 6.00x for the testing period ending March 31, 2010 and that it not exceed 2.5x in subsequent testing periods.

The Company reviewed its covenant compliance regarding leverage and interest coverage for the trailing twelve month testing period ending June 30, 2010 and believes that it is not in compliance.  Non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the credit facility becoming immediately due and payable.  The company has entered into discussions with its lenders regarding a waiver or amendment to the credit agreement and those discussions are ongoing.  Though the company expects to receive a waiver or amendment, we have reclassified the revolving credit loan from a long-term to current liability on our balance sheet as of June 30, 2010.

11

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2010
Note 2 -	Debt (Continued)

Revolving subordinated loan

On April 30, 2009, the Company entered into a revolving subordinated loan agreement with a financial institution to provide up to $16.5 million of borrowings with advances, other than the initial advance, not exceed $5 million per month beginning in July 2009 continuing through September 2009.  The revolving subordinated loan matures on April 30, 2011 and bears interest at a rate of 3% if paid currently or 9% if capitalized as principal to the loan (“PIK”) for the first twelve months and at a rate of 13% if paid currently or 19% if PIK for the second twelve months of the loan.  An unused commitment fee of 0.5% per annum is payable quarterly.  In addition, the lender shall receive a warrant to acquire 50,555 shares of the Company’s common stock at an exercise price of $0.05 per share subject to repurchase by the Company at a rate of $55.55 per share if repurchased prior to maturity and at fair value if repurchased after the maturity date.  The warrants will be granted to the lender in the event that amounts were drawn on the revolving subordinated loan.  As of April 30, 2010, no amounts were drawn on the revolving subordinated loan and the Company terminated the revolving subordinated loan agreement.  The termination included the cancelation of any obligation to issue warrants that were to be granted in the event that any amounts were drawn on the revolver.  Upon termination of the agreement, there were no amounts outstanding on the revolver and during the period that the revolver was in place, no amounts were drawn.

Notes payable

During 2008, the Company executed three notes payable, one executed with a financial institution to fund insurance premiums ($441 thousand) and two executed to fund the purchase of accounting and operations software ($1.1 million).  The note for the insurance premium was paid in full in 2009.  During 2009, the Company executed a note payable with a financial institution to fund insurance premiums ($406 thousand).  The notes bear interest at a fixed rate of nil to 6.25% and mature at various dates ranging up through September 2010.  The notes are payable in combined monthly installments of principal and interest of approximately $86 thousand.  Total principal outstanding as of June 30, 2010 was $75 thousand.

During October 2009, the Company executed a warrant purchase agreement totaling $5 million of which $4 million was financed as part of a note payable.  A payment of $1 million was paid to the note holder at closing.  The note holder incurred approximately $600 thousand of loan closing costs which the Company agreed to reimburse and finance as part of a note payable.  In total, a note payable totaling $4.6 million was issued to the seller of the warrants bearing compounded interest at a rate of 6% through September 30, 2010 and 10% thereafter through maturity which is during March 2012.  Principal and interest is due at maturity.

On April 30, 2010, the Company executed a rescission to the warrant purchase agreement that also included the cancelation of a corresponding note payable totaling $4.8 million including accrued interest.  Simultaneously, the Company executed agreements to reissue the previously acquired 90,000 warrants with an exercise price of $0.05 per warrant and entered into an option to purchase the equity underlying the warrants at a fixed price in the future. As consideration for entering into the option agreement the previous amount paid of $1 million was retained by the warrant holder, which will be used to reduce the purchase price of the shares should the Company elect to execute its rights under the option agreement.

12

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2010
Note 2 -	Debt (Continued)

Notes payable (continued)

The option to purchase the warrants is solely at the Company’s discretion and expires on July 31, 2011.  The option agreement does not prohibit the holder of the warrant from acquiring common shares of the Company through its right to exercise under the terms of the warrant.

Capital leases

During 2008, the Company entered into a capital lease to acquire certain computer hardware and related hardware and software installation, and office equipment totaling $2.1 million, of which only $1.7 million was committed at December 31, 2008.  During 2009, the amount that could be borrowed under the lease was increased and the total amount ultimately advanced was $2.7 million through May 2009 which is when the final advance was made and the lease terms became fixed.  The lease is payable in monthly installments of approximately $96 thousand beginning June 1, 2009, including interest at a rate of 5.84% maturing November 2011.  Assets held under this capital lease totaled $3.3 million at June 30, 2010 and total accumulated depreciation was $1.3 million. The Company has two other capital leases to acquire certain software licenses and computer equipment that mature during 2012.

Future minimum payments under all capital leases, including interest, as of June 30, 2010 are as follows (in thousands):
Year Ended June 30,

2011	$1,162
2012	573
2013	-
Total	$1,735

Future minimum payments under these capital leases consist of the following at June 30, 2010 (in thousands):

Future minimum lease payments	$1,735
Less amount representing interest	(72)
Total capital leases payable	$1,663

Future annual maturities of debt obligations during each of the years ended June 30, are as follows (in thousands):

Year Ended June 30,	Capital leases	Debt	Total

2011	$1,149	$22,398	$23,547
2012	514	-	514
2013	-	-	-
2014	-	-	-
2015	-	-	-

Total	$1,663	$22,398	$24,061

13
 KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2010
Note 2 -	Debt (Continued)

Interest expense

Interest expense for the six month periods ended June 30, 2010 and 2009 is comprised of the following (in thousands):

	2010	2009

Interest expense	$529	$753
Amortization of deferred financing costs	91	91
Interest income	(53)	(151)

Total interest expense, net	$567	$693

Letters of credit

From time to time letters of credit (“LOCs”) are required by the Company in order for it to conduct its routine business affairs.  In many cases certain operating agreements and leases require LOCs to ensure that the Company will perform on its commitments.  There are various LOCs that are designated for specific purposes and total $15.2 million at June 30, 2010.

Put option to acquire common stock

The Company has outstanding a “put option” executable at the option of the holder requiring 125,000 common shares to be repurchased by the Company in the event that certain Canadian management agreements are not renewed unless terminated by the investor or the investor elects not to renew.  The purchase price is equal to the common stock’s fair market value, subject to any restrictions on such redemption under the Company's loan documents which apply generally to redemptions of capital stock of the Company.  The put option is exercisable at the option of the holder and has been recorded as a liability at its fair value.  At December 31, 2009, the estimated fair value of the put option was $5.6 million based on a per share value of $44.62 per share resulting in a credit to expense of approximately $1.4 million resulting from the change in the estimated fair value of the put option during the year ended December 31, 2009.  Management believes there to have been no further change in the fair value of the put option as of June 30, 2010 due to there being no material change to the fair value of the underlying common stock.  Until the put option is ultimately settled, any future change in fair value will be recorded as a charge to other income (expenses) within the consolidated statements of operations.

Note 3 -	Income Taxes

The Company’s operations in the United States are included in a consolidated Federal income tax return.  The Company’s subsidiaries file separate state income tax returns and combined unitary tax returns when required.  For financial reporting purposes, the state income tax provision for each United States subsidiary is calculated on a standalone basis except in those states in which the Company files unitary.  Therefore, current and deferred income taxes associated with state taxes have been recorded as current assets and current liabilities.

14

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements
June 30, 2010
Note 3 -	Income Taxes (Continued)

In certain cases, for financial reporting purposes, pre-tax earnings have been recorded relative to where the operations occur and may not be reflective of the legal entity structure under which the contracts were entered into.

Deferred income taxes result from differences in the timing of revenue and expense recognition for tax and financial reporting purposes which cause temporary differences between the book and tax basis of assets and liabilities.

The following temporary differences and related net deferred tax assets (liabilities) are included in the accompanying balance sheets at June 30, 2010 and December 31, 2009 (in thousands):

	June 30, 2010		December 31, 2009
	Current	Long-Term	Current	Long-Term

Deferred income tax assets (book deductions in excess of tax)
Book expenses not deductible for tax purposes	$2,579	$1,346	$2,579	$1,346
Net operating loss and capital loss carryforwards	3,047	15,273	3,047	11,898
Foreign tax credits	116	1,120	116	1,120
Valuation allowance for deferred tax assets	-	(7,003)	-	(7,003)
	5,742	10,736	5,742	7,361
Deferred income tax liabilities (tax deductions in excess of book)	(3,229)	(1,718)	(3,229)	(1,717)

Deferred income tax assets (liabilities), net	$2,513	$9,018	$2,513	$5,644

A valuation allowance is provided to the extent that the Company’s deferred tax assets are not recoverable.  At June 30, 2010 and December 31, 2009, a valuation allowance has been provided as it was determined that portions of its long-term net operating loss carryforward may not be fully recoverable.

15
KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2010
Note 3 -	Income Taxes (Continued)

Significant components of the provision for income tax benefit for the quarters ended June 30, 2010 and 2009 are as follows (in thousands):

	2010	2009
Current:
Federal	$-	$-
State	90	10
Foreign	76	65

Total current	166	75

Deferred:
Federal/Foreign	(2,990)	1,115
State	(384)	143

Total deferred	(3,374)	1,258

Total income tax benefit	$(3,208)	$1,333

The reconciliation of income tax benefit computed at the United States Federal and state statutory tax rates to income tax benefit for the quarters ended June 30, 2010 and 2009 are as follows (in thousands):

	2010	2009

Income tax benefit at statutory rates	$(2,990)	$1,114
State income taxes, net of federal tax
Benefit	(294)	153
Other permanent differences	76	66

Total income tax benefit	$(3,208)	$1,333

Note 4 -	Subsequent Events

In December 22, 2009, the Company executed a stock purchase agreement to acquire 100% of the common stock of Theatre Direct NY Inc. (“TDI”), a wholly-owned subsidiary of Hollywood Media Corp. (NASDAQ: HOLL). TDI is a New York based ticketing agency with access to theatre tickets covering shows on Broadway, off-Broadway and London’s West End.   Consideration for the purchase includes $20 million in cash, a five year note payable totaling $8.5 million with an interest rate of 12% per annum, earn out payments of up to $14 million, warrants covering 5% of TDI shares outstanding at closing and the assumption of approximately $1.6 million of liabilities associated with employment agreements.  In 2009, Key Brand placed $1.2 million cash into escrow as a nonrefundable advance on the purchase price consideration which remains in escrow at June 30, 2010.  The transaction is subject to certain closing contingencies including SEC and shareholder approval.  The transaction is expected to close in December 2010.

16

KEY BRAND ENTERTAINMENT INC.
AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2010
Note 4 -	Subsequent Events (Continued)

Our revolving credit facility, as amended, contains a number of covenants and restrictions that, among other things, require that the company’s Senior Debt to EBITDA Ratio (as defined) not exceed 2.5x on a trailing twelve month basis during any quarterly testing period occurring after April 1, 2010.   The credit agreement further requires that the Company’s ratio of total debt to EBITDA (both terms as defined) not exceed 4.5x and that interest coverage, or the minimum ratio of EBITDA to interest expense (both terms as defined in the agreement) equal or exceed 3.0x.  Non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the credit facility becoming immediately due and payable.  The company has entered into discussions with its lenders regarding a waiver or amendment to the credit agreement and those discussions are ongoing.  Based on certain subsequent events including completion of a separate financing transaction,  the company expects to receive a waiver or amendment prior to closing the above-mentioned purchase of TDI stock. The revolving credit loan has nevertheless been classified as a current liability on our balance sheet as of June 30, 2010.

Management evaluated subsequent events through September 1, 2010, and determined that there were no other subsequent events to be reported.

Hollywood Media Corp.
2255 Glades Road
Boca Raton, Florida 33431
(561) 322-3450
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON
FRIDAY, DECEMBER 10, 2010

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA CORP.

The undersigned shareholder(s) of HOLLYWOOD MEDIA CORP., a Florida corporation (“Hollywood Media”), revoking all prior proxies, hereby constitutes and appoints Mitchell Rubenstein and Laurie S. Silvers, and each of them, as attorneys and proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all of the shares of common stock of Hollywood Media that the undersigned is entitled to vote at the special meeting of Hollywood Media’s shareholders to be held at 2255 Glades Road, Conference Room 123A, Boca Raton, Florida 33431, on Friday, December 10, 2010 at 10:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals as specified.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL #1, THE PROPOSAL TO SELL THEATRE DIRECT, AND “FOR” PROPOSAL #2, THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL #1, THE PROPOSAL TO SELL THEATRE DIRECT.

(Continued and to be signed on reverse side)

Special Meeting of Shareholders of
HOLLYWOOD MEDIA CORP.

FRIDAY, DECEMBER 10, 2010

Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along the perforated line and mail in the envelope provided.

The Board of Directors of Hollywood Media unanimously recommends that Hollywood Media’s shareholders vote “FOR” Proposal #1, the Proposal to Sell Theatre Direct, and “FOR” Proposal #2, the Proposal to Adjourn or Postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal #1, the Proposal to Sell Theatre Direct.

In considering the recommendation of Hollywood Media’s board directors with respect to the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting, Hollywood Media’s shareholders should be aware that two of Hollywood Media’s six directors, Mitchell Rubenstein, the Chairman and Chief Executive Officer of Hollywood Media, and Laurie S. Silvers, the Vice-Chairman, President and Secretary of Hollywood Media, will directly benefit from the sale of Theatre Direct and therefore have interests in the Proposal to Sell Theatre Direct and the Proposal to Adjourn or Postpone the Special Meeting that are different from, or in addition to, the interests of Hollywood Media’s shareholders generally.  See “SUMMARY TERM SHEET—Interests of Certain Persons in the Sale of Theatre Direct” beginning on page 9 of the accompanying proxy statement and “PROPOSAL #1: PROPOSAL TO SELL THEATRE DIRECT—Interests of Certain Persons in the Sale of Theatre Direct” beginning on page 63 of the accompanying proxy statement.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PROPOSAL #1, THE PROPOSAL TO SELL THEATRE DIRECT:
To approve the sale of all of the outstanding capital stock of Theatre Direct NY, Inc., a wholly-owned subsidiary of Hollywood Media Corp., to Key Brand Entertainment Inc. as contemplated by the Stock Purchase Agreement, dated December 22, 2009, as amended, between Hollywood Media Corp. and Key Brand Entertainment Inc., as described in the notice of special meeting and proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL #2, THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING:
To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal #1, the Proposal to Sell Theatre Direct.

☐ FOR	☐ AGAINST	☐ ABSTAIN
The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement for Hollywood Media Corp.’s Special Meeting of Shareholders to be held on Friday, December 10, 2010.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.
New Address:
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
Signature of Shareholder: ________________________________________ Date: ______________________ Signature of Shareholder: ________________________________________ Date: ______________________
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor,  administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Hollywood Media Corp.’s Shareholders to be held on Friday, December 10, 2010:  The Notice of Special Meeting and Proxy Statement for Hollywood Media Corp.’s Special Meeting of Shareholders to be held on Friday, December 10, 2010 are available in the “Investor Relations” section of Hollywood Media Corp.’s corporate website at www.hollywoodmedia.com.